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INDEX TO FINANCIAL STATEMENTS
Delta Topco Limited and Subsidiaries Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Liberty Media Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: For purposes of computing the filing fee, Delta Topco Limited ordinary shares
(2)	Aggregate number of securities to which transaction applies:
Approximately 100% of the ordinary shares of Delta Topco Limited (other than a nominal number of shares held by certain participants in Delta Topco Limited's business)
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for purposes of calculating the filing fee, the underlying value of the transaction was calculated in accordance with Exchange Act Rules 14a-6(i)(1) and 0-11 and is based on Delta Topco Limited's $4.434 billion equity value as of September 7, 2016.
	(4)	Proposed maximum aggregate value of transaction: $4,434,000,000
	(5)	Total fee paid: $513,901 (based upon the product of (i) $4.434 billion and (ii) the applicable fee rate of $115.90 per million dollars)
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

        [DATE]

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at [TIME], local time, on [DATE], at [LOCATION], telephone [    •    ]. A notice of the special meeting, a proxy card and a proxy statement containing important information about the matters to be acted on at the special meeting accompany this letter.

        I am pleased to write to you regarding our agreement to acquire Formula 1, the iconic global sports entertainment business, from a consortium of sellers led by CVC Capital Partners (the acquisition). The acquisition will be effected by an indirect wholly owned subsidiary of Liberty Media acquiring 100% of the fully diluted equity interests of Delta Topco Limited (Delta Topco), the parent company of the group of companies that exploit commercial rights pertaining to the FIA Formula One World Championship® (collectively with Delta Topco, Formula 1), other than a nominal number of shares held by certain Formula 1 teams. The acquisition is subject to the satisfaction of certain conditions and is described in more detail in the accompanying proxy statement.

        The Formula 1 acquisition will enable Liberty Media to leverage its long-term perspective gained from investing in media and sports assets to help Formula 1 to continue to develop and grow the popular global sport that is Formula 1 racing and to take advantage of new opportunities created by increasing demand from broadcasters, advertisers and sponsors with access to mass live audiences. These new opportunities include additional commercial sponsorship partners, increases in promotion and marketing of Formula 1 as a sport and a brand, enhanced content distribution and expansion to new media.

        In the acquisition, the selling shareholders of Formula 1 will receive a mix of consideration comprised of: a minimum of $1.1 billion in cash (including the cash consideration delivered to certain selling shareholders under the first stock purchase agreement entered into by certain parties to the acquisition on September 7, 2016), up to 138 million newly issued shares of Liberty Media's Series C Liberty Media common stock, par value $0.01 per share (LMCK), which shares will represent approximately 64.7% of the pro forma equity interest in the Media Group (based on the number of outstanding shares on July 31, 2016 and including shares issuable upon the exchange of Exchangeable Notes (as defined below)), and approximately $351 million in exchangeable debt instruments to be issued by Delta Topco upon the conversion of certain outstanding Formula 1 loan notes and exchangeable into shares of LMCK (the Exchangeable Notes). The amount of cash consideration paid to the selling shareholders of Formula 1 may increase, and the number of shares of LMCK to be issued to the selling shareholders of Formula 1 may decrease, as a result of additional cash raising undertaken by Liberty Media at the request of a nominee of the selling shareholders, described in the proxy statement accompanying this letter. The funding for the cash component of the acquisition is expected to come primarily from cash on hand, potential liquidity from the Media Group's portfolio of public securities, and, if the additional cash raising described in the proxy statement is completed, from the proceeds of such additional cash raising.

        In addition, subject to certain conditions, if Formula 1 receives certain monies owed to it in connection with race fees in India, Liberty Media will pay up to approximately $51 million of additional cash consideration to the selling shareholders. This consideration, if payable, may be paid on or after the closing of the acquisition.

        Concurrent with the execution of the agreement to effect the acquisition described above, Liberty Media completed the acquisition of an 18.7% stake in Formula 1, on a fully diluted basis, for $746 million, funded entirely in cash (which is equal to $821 million in consideration less a $75 million discount to be repaid by Liberty Media to the selling shareholders upon completion of the acquisition of Delta Topco) pursuant to the first stock purchase agreement, referenced above. On October 27, 2016, also pursuant to the such first stock purchase agreement, Liberty Media acquired an additional 0.4% equity interest of Formula 1 for approximately $13 million, increasing its stake in Formula 1 to approximately 19.1% of the fully diluted equity interests of Delta Topco. Immediately prior to the closing of the acquisition, the purchase and sale of the equity interests of Formula 1 described in this paragraph will be unwound.

        At the special meeting, you will be asked to consider and vote on two related proposals: (i) a proposal to approve the issuance of shares of LMCK in partial consideration for the acquisition of Delta Topco or to certain third party investors to provide additional cash consideration to selling shareholders of Delta Topco (in lieu of receiving the shares so sold to third party investors), as well as the issuance of shares of LMCK in accordance with the terms of the Exchangeable Notes (collectively, the proposed share issuance, and the proposal to approve the proposed share issuance being referred to as the share issuance proposal); and (ii) a proposal to approve the adoption of the amendment and restatement of our restated certificate of incorporation (as so amended and restated, the new charter) (a) to change the name of the "Media Group" to the "Formula One Group," (b) to change the name of the "Liberty Media Common Stock" to the "Liberty Formula One Common Stock," (c) to reclassify each share of each series of our existing Liberty Media Common Stock into one share of the corresponding series of Liberty Formula One Common Stock solely to effect the name change, and (d) to make certain conforming changes (the group name change proposal, and together with the share issuance proposal, the Formula 1 proposals). We are also asking you to vote in favor of a proposal (the adjournment proposal) to authorize the adjournment of the special meeting by Liberty Media to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the share issuance proposal or the group name change proposal.

        The interest in Formula 1 to be acquired upon the closing of the acquisition, along with $4.1 billion of existing Formula 1 debt (which will be non-recourse to Liberty Media) and Formula 1 cash upon closing (which was $0.7 billion as of July 31, 2016), will be attributed to the Media Group. Upon completion of the acquisition, and subject to the requisite approvals at the special meeting, the Media Group will be renamed the Formula One Group. Also, upon the completion of the acquisition, the ticker symbols for the Series A, Series B and Series C Liberty Media common stock will be changed from LMCA, LMCB and LMCK, respectively, to FWONA, FWONB and FWONK, respectively.

        After careful consideration, the board of directors of Liberty Media unanimously determined that the acquisition and the proposed share issuance, in each case on the terms set forth in the accompanying proxy statement, are in the best interests of Liberty Media and its stockholders. In addition, our board of directors has unanimously approved and declared advisable the new charter, and unanimously recommends that you vote "FOR" each of the Formula 1 proposals and the adjournment proposal.

        The accompanying proxy statement provides detailed information about the special meeting, the acquisition, the share issuance proposal, the group name change proposal and the adjournment proposal. We encourage you to read the proxy statement and its annexes carefully and in their entirety. You may also obtain more information about Liberty Media and Delta Topco from documents we file with the U.S. Securities and Exchange Commission from time to time.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your cooperation and continued support and interest in Liberty Media.

Very truly yours,
Gregory B. Maffei President and Chief Executive Officer

The proxy materials relating to the special meeting will first be made available on or about [DATE].

LIBERTY MEDIA CORPORATION
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
to be Held on [DATE]

        NOTICE IS HEREBY GIVEN of a special meeting of stockholders of Liberty Media Corporation (Liberty Media) to be held at [TIME], local time, on [DATE], at [LOCATION], telephone [    •    ], to consider and vote on the following proposals:

  •
  A proposal (which we refer to as the share issuance proposal) to approve the issuance of shares of Liberty Media's Series C Liberty Media common stock, par value $0.01 per share (LMCK), in connection with the acquisition of Formula 1, as described herein;

  •
  A proposal (which we refer to as the group name change proposal) to approve the adoption of the amendment and restatement of our restated certificate of incorporation (as so amended and restated, the new charter) (i) to change the name of the "Media Group" to the "Formula One Group," (ii) to change the name of the "Liberty Media Common Stock" to the "Liberty Formula One Common Stock," (iii) to reclassify each share of each series of our existing Liberty Media Common Stock into one share of the corresponding series of Liberty Formula One Common Stock solely to effect the name change, and (iv) to make certain conforming changes; and

  •
  A proposal (the adjournment proposal, and together with the share issuance proposal and the group name change proposal, the proposals) to authorize the adjournment of the special meeting by Liberty Media to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the share issuance proposal or the group name change proposal.

        The approval of the share issuance proposal is a condition to the completion of the acquisition of Formula 1. The approval of the group name change proposal is not a condition to the acquisition. Accordingly, the share issuance proposal is not dependent on the group name change proposal and will be implemented regardless of the group name change proposal. The group name change proposal, however, is dependent on the share issuance proposal and will not be implemented unless the acquisition of Formula 1 is completed.

        Liberty Media will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof and included in the notice of such special meeting or any adjournment or postponement thereof.

        Holders of record of our Series A Liberty SiriusXM common stock, par value $0.01 per share, Series A Liberty Braves common stock, par value $0.01 per share, Series A Liberty Media common stock, par value $0.01 per share, Series B Liberty SiriusXM common stock, par value $0.01 per share, Series B Liberty Braves common stock, par value $0.01 per share, and Series B Liberty Media common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on [DATE], the record date for the special meeting, will be entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the special meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the special meeting for at least ten days prior to the special meeting. The holders of record of our Series C Liberty SiriusXM common stock, par value $0.01 per share, Series C Liberty Braves common stock, par value $0.01 per share, and LMCK are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the special meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting. The form of the proposed new charter is included as Annex E to the accompanying proxy statement.

        After careful consideration, the board of directors of Liberty Media unanimously determined that the acquisition and the proposed share issuance in each case on the terms set forth in the accompanying proxy statement, are in the best interests of Liberty Media and its stockholders. In addition, our board of directors has unanimously approved and declared advisable the new charter, and unanimously recommends that you vote "FOR" each of the proposals.

        Votes may be cast in person at the special meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the special meeting.

By order of the board of directors,

Pamela L. Coe Senior Vice President, Deputy General Counsel and Secretary

Englewood, Colorado
[DATE]

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

i

ii

LIBERTY MEDIA CORPORATION
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5400

PROXY STATEMENT
FOR SPECIAL MEETING OF STOCKHOLDERS

THE SPECIAL MEETING

        Liberty Media Corporation (Liberty Media) is furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at Liberty Media's Special Meeting of Stockholders to be held at [TIME], local time, at [LOCATION] on [DATE], or at any adjournment or postponement of the special meeting. At the special meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Special Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty SiriusXM common stock, par value $0.01 per share (LSXMA), Series A Liberty Braves common stock, par value $0.01 per share (BATRA), Series A Liberty Media common stock, par value $0.01 per share (LMCA), Series B Liberty SiriusXM common stock, par value $0.01 per share (LSXMB), Series B Liberty Braves common stock, par value $0.01 per share (BATRB), and Series B Liberty Media common stock, par value $0.01 per share (LMCB). The holders of our Series C Liberty SiriusXM common stock, par value $0.01 per share (LSXMK), Series C Liberty Braves common stock, par value $0.01 per share (BATRK), and our Series C Liberty Media common stock, par value $0.01 per share (LMCK), are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the special meeting. We refer to LSXMA, LSXMB, LSXMK, BATRA, BATRB, BATRK, LMCA, LMCB and LMCK together as our common stock.

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com, by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.

Time, Place and Date

        The special meeting of stockholders is to be held at [TIME], local time, on [DATE], at [LOCATION], telephone [    •    ].

Purpose

        At the special meeting, you will be asked to consider and vote on each of the following:

  •
  the share issuance proposal to approve the issuance of shares of Liberty Media's Series C Liberty Media common stock, par value $0.01 per share (LMCK), in connection with the acquisition of Formula 1, as described herein;

  •
  the group name change proposal (together with the share issuance proposal, the Formula 1 proposals) to approve the adoption of the amendment and restatement of our restated certificate of incorporation (as so amended and restated, the new charter) (i) to change the name of the "Media Group" to the "Formula One Group," (ii) to change the name of the "Liberty Media Common Stock" to the "Liberty Formula One Common Stock," (iii) to reclassify each share of each series of our existing Liberty Media Common Stock into one share of the corresponding series of Liberty Formula One Common Stock solely to effect the name change, and (iv) to make certain conforming changes; and

  •
  the adjournment proposal to authorize the adjournment of the special meeting by Liberty Media to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the special meeting to approve the share issuance proposal or the group name change proposal.

        Liberty Media will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof and included in the notice of such special meeting or any adjournment or postponement thereof.

Quorum

        In order to conduct the business of the special meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the special meeting must be represented at the special meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will not be treated as present for purposes of determining the presence of a quorum. Accordingly, it is important that you provide directions to your broker as to how to vote your shares. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of LSXMA, LSXMB, BATRA, BATRB, LMCA and LMCB, as recorded in our stock register as of 5:00 p.m., New York City time, on [DATE] (such date and time, the record date for the special meeting), will be entitled to notice of the special meeting and to vote at the special meeting or any adjournment or postponement thereof.

Votes Required

        Each of the share issuance proposal and the adjournment proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the special meeting, voting together as a single class.

        Approval of the group name change proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date and entitled to vote at the special meeting, voting together as a single class.

        The approval of the share issuance proposal is a condition to the completion of the acquisition of Formula 1. The approval of the group name change proposal is not a condition to the acquisition. Accordingly, the share issuance proposal is not dependent on the group name change proposal and will be implemented regardless of the group name change proposal. The group name change proposal, however, is dependent on the share issuance proposal and will not be implemented unless the acquisition of Formula 1 is completed.

Votes You Have

        At the special meeting, holders of shares of LSXMA, BATRA and LMCA will have one vote per share, and holders of shares of LSXMB, BATRB and LMCB will have ten votes per share, in each case, that our records show are owned as of the record date. Holders of LSXMK, BATRK and LMCK will not be eligible to vote at the special meeting.

Recommendation of Our Board of Directors

        After careful consideration, the board of directors of Liberty Media unanimously determined that the acquisition and the issuance of shares of LMCK (the proposed share issuance) in connection with the acquisition of Formula 1, in each case on the terms set forth herein, are in the best interests of Liberty Media and its stockholders. In addition, our board of directors has unanimously approved and declared advisable the new charter, and unanimously recommends that you vote "FOR" each of the proposals.

Shares Outstanding

        As of the record date, an aggregate of [    •    ] shares of LSXMA, [    •    ] shares of LSXMB, [    •    ] shares of BATRA, [    •    ] shares of BATRB, [    •    ] shares of LMCA and [    •    ] shares of LMCB were issued and outstanding and entitled to vote at the special meeting.

Number of Holders

        There were, as of the record date, [    •    ] and [    •    ] record holders of LSXMA and LSXMB, respectively, [    •    ] and [    •    ] record holders of BATRA and BATRB, respectively, and [    •    ] and [    •    ] record holders of LMCA and LMCB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of LSXMA, LSXMB, BATRA, BATRB, LMCA and LMCB as of the record date may vote in person at the special meeting, by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the special meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the special meeting. You may change your vote at the special meeting.

        If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Special Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" each of the share issuance proposal, the group name change proposal and the adjournment proposal.

        If you submit a proxy indicating that you abstain from voting as to a proposal, it will have the same effect as a vote "AGAINST" each of the share issuance proposal, the group name change proposal and the adjournment proposal.

        If you are a record holder and you do not submit a proxy or vote in person at the special meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether the share issuance proposal or the adjournment proposal is approved (if a quorum is present), however it will have the effect of a vote "AGAINST" the group name change proposal.

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, each of the proposals. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes will not be counted as shares of our common stock present and entitled to vote for purposes of determining a quorum and will have no effect on any of the proposals, other than the group name change proposal (i.e., broker non-votes will count as a vote "AGAINST" the group name change proposal). You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of LSXMA, BATRA, LMCA, LSXMB, BATRB or LMCB or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the special meeting, you may change your vote by voting in person at the special meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty Media Corporation, c/o Computershare Trust Company, N.A., P.O. Box 30202, College Station, Texas 77842-9909. Any signed proxy revocation or later-dated proxy must be received before the start of the special meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on [    •    ], 2016.

        Your attendance at the special meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Independent Accountants

        Representatives of KPMG LLP, Liberty Media's independent registered accounting firm, are not expected to be present at the special meeting, and will not make any statement or be available to respond to any questions.

Solicitation of Proxies

        We are soliciting proxies by means of our proxy statement on behalf of our board of directors. In addition to this mailing, our employees and agents may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending, if requested, paper proxy materials to you and getting your voting instructions.

        If you have any further questions about voting or attending the special meeting, please contact Liberty Media Investor Relations at (877) 772-1518.

Other Matters to Be Voted on at the Special Meeting

        Our board of directors is not currently aware of any business to be acted on at the special meeting other than that which is described in the Notice of Special Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the special meeting, the persons designated as proxies will have discretion to vote or to act on these matters in accordance with their best judgment.

INFORMATION ABOUT THE FORMULA 1 ACQUISITION

        The following summary describes certain material terms of, and documents and agreements related to, the acquisition. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the acquisition, the share issuance proposal, the group name change proposal and related matters.

Overview of the Acquisition

        On September 7, 2016, Liberty Media and Liberty GR Cayman Acquisition Company, a company registered in the Cayman Islands and an indirect wholly owned subsidiary of Liberty Media (the Buyer), entered into two definitive stock purchase agreements relating to the purchase by the Buyer of 100% of the fully diluted equity interests of Delta Topco Limited (Delta Topco), the parent company of the group of companies that exploit commercial rights pertaining to the FIA Formula One World Championship (collectively with Delta Topco, Formula 1), other than a nominal number of equity securities held by the Teams (as defined below). For purposes of this proxy statement, references to F1 Shares include outstanding ordinary shares of Delta Topco.

        On September 7, 2016, Liberty Media, the Buyer, Formula 1 and certain selling shareholders of Formula 1 (the Initial Sellers) entered into the first stock purchase agreement (the First SPA), pursuant to which the Buyer purchased 18.7% of the fully diluted F1 Shares and F1 Loan Notes (as defined below) from the Initial Sellers for an aggregate purchase price of approximately $746 million (the F1 Shares and the F1 Loan Notes purchased pursuant to the First SPA hereinafter referred to as the initial securities). The transactions contemplated by the First SPA were consummated on September 7, 2016, immediately following its execution and delivery (the First Closing).

        Pursuant to the First SPA, on October 27, 2016, the Buyer purchased additional F1 Shares and F1 Loan Notes (the additional securities) from certain of the Initial Sellers to increase its ownership percentage in Formula 1 to approximately 19.1% of the fully diluted F1 Shares and F1 Loan Notes outstanding on the closing of the purchase of the additional securities (the Additional Closing). The aggregate purchase price paid at the Additional Closing was approximately $13 million.

        Also on September 7, 2016, Liberty Media, the Buyer, Formula 1 and the Initial Sellers entered into the second stock purchase agreement (the Second SPA). Pursuant to the Second SPA, the other shareholders of Formula 1 (the Other Sellers, and together with the Initial Sellers, the Selling Shareholders) will (i) enter into a deed of adherence to the Second SPA before the closing of the Second SPA (the Second Closing) or (ii) become bound by the terms of the Second SPA pursuant to a drag along notice issued by Formula 1 pursuant to Formula 1's Articles of Association. Pursuant to the Second SPA:

  •
  the purchase and sale of the initial securities and the additional securities consummated pursuant to the First SPA will be unwound in full immediately prior to the Second Closing;

  •
  the amount of cash paid to the Initial Sellers at the First Closing and the Additional Closing will be credited against the amount of cash payable at the Second Closing;

  •
  immediately following the unwind of the First Closing and the Additional Closing, and prior to the Second Closing, a substantial portion of the issued and outstanding F1 Loan Notes will be converted into additional F1 Shares and the remaining portion of the issued and outstanding F1 Loan Notes will become Exchangeable Notes issued by Delta Topco in an aggregate principal amount of approximately $351 million through an amendment and restatement to the existing loan note instrument constituting the F1 Loan Notes; and

  •
  the Buyer will acquire from the Selling Shareholders 100% of the fully diluted F1 Shares (other than a nominal number of equity securities held by the Teams).

        The aggregate purchase price payable to the Selling Shareholders under the Second SPA is approximately $4.4 billion (assuming a valuation for the shares of LMCK of the LMCK reference price (as defined herein)), consisting of:

  •
  a minimum of $1.1 billion in cash (including the cash paid to the Initial Sellers at the First Closing and the Additional Closing);

  •
  approximately $351 million in principal amount of the Exchangeable Notes (which consists of outstanding F1 Loan Notes to be converted upon the Second Closing);

  •
  up to 138 million newly issued shares of LMCK; and

  •
  up to approximately $51 million of contingent cash consideration, which may be payable to the Selling Shareholders if Formula 1 receives certain monies owed to it in connection with race fees in India.

        Pursuant to the Second SPA, following the request of a nominee appointed by the Selling Shareholders (the Sellers' Representative), Liberty Media will use its reasonable endeavors between the First Closing and the Second Closing to secure commitments from certain third party investors to purchase a number of shares of LMCK for an aggregate purchase price at an amount upon which Liberty Media and the Sellers' Representative agree. The Sellers' Representative has requested that Liberty Media use its reasonable endeavors to raise at least $1 billion in additional funds for this purpose. The shares of LMCK sold pursuant to the additional cash raising are to be sold at a price per share no less than $21.26 (the LMCK reference price), unless the parties otherwise agree.

        If the additional cash raising is completed at or prior to the Second Closing:

  •
  the cash component (as defined below) will be increased by an amount equal to the proceeds received by Liberty Media in the additional cash raising (less selling expenses); and

  •
  the number of shares of LMCK comprising the stock component (as defined below) will be decreased by the number of shares of LMCK actually sold in the additional cash raising.

        Following the completion of the acquisition, Liberty Media will attribute the Formula 1 business to the Media Group. Pending the approval of the group name change proposal, Liberty Media's restated certificate of incorporation will be amended and restated to (i) change the name of the "Media Group" to the "Formula One Group," (ii) change the name of the "Liberty Media common stock" to the "Liberty Formula One common stock," (iii) reclassify each share of each series of existing Liberty Media common stock into one share of the corresponding series of Liberty Formula One common stock solely to effect the name change and (iv) make certain conforming changes.

        In addition to the approval by Liberty Media stockholders of the share issuance proposal, other conditions for the completion of the acquisition include, among other things, the receipt of certain third-party consents and approvals, including from the Fédération Internationale de l'Automobile (the FIA), the governing and regulatory body of all forms of international motor sport, including the World Championship (as defined below), and clearances and approvals by antitrust and competition law authorities in certain countries.

Information about Liberty Media

        Liberty Media Corporation, a Delaware corporation, owns interests in subsidiaries and other companies which are engaged in the media, sports and entertainment industries. Through its subsidiaries and affiliates, it principally operates in North America. Its principal businesses and assets include its consolidated subsidiaries, Sirius XM Holdings Inc. (Sirius XM or SIRIUS XM) and Braves

Holdings, LLC (Braves Holdings), and its equity affiliate Live Nation Entertainment, Inc. (Live Nation).

        Liberty Media's capital structure is comprised of three tracking stocks: the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, each of which is divided into three series: Series A with one vote per share, Series B with ten votes per share and Series C with no votes per share (except as otherwise required by applicable law). Tracking stocks are intended by the issuing company to reflect or "track" the economic performance of a particular business or "group" rather than the economic performance of the company as a whole. While the SiriusXM Group, the Braves Group and the Media Group each have separate collections of businesses, assets and liabilities attributed to them, none of these groups is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Hence, holders of the Liberty SiriusXM common stock, Liberty Braves common stock and Liberty Media common stock have no direct claim to the associated group's assets, and are not represented by a separate board of directors. Instead, holders of those stocks are stockholders of Liberty Media Corporation, with a single board of directors and subject to all of the risks and liabilities of Liberty Media as a whole.

        The Liberty SiriusXM common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the SiriusXM Group, which includes, among other things, Liberty Media's approximate 65.5% interest in Sirius XM. The Liberty Braves common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the Braves Group, which includes, among other things, Liberty Media's wholly owned subsidiary Braves Holdings, which indirectly owns the Atlanta Braves Major League Baseball club. The Liberty Media common stock tracks and reflects the separate economic performance of the businesses, assets and liabilities attributed to the Media Group, which includes the remainder of Liberty Media's businesses, assets and liabilities not attributed to the SiriusXM Group or the Braves Group, including, among other things, Liberty Media's approximate 34.3% interest in Live Nation, an approximate 19.1% interest in Formula 1 (acquired pursuant to the First SPA as discussed herein) and a 15.5% inter-group interest in the Braves Group.

        Liberty Media's management and allocation policies serve as guidelines in making decisions regarding the relationships between the SiriusXM Group, the Braves Group and the Media Group with respect to matters such as tax liabilities and benefits, inter-group loans, inter-group interests, attribution of assets, financing alternatives, corporate opportunities, payment of dividends and similar items. The management and allocation policies give our board of directors significant discretion, including with respect to the recognition or adjustment of inter-group interests. Liberty Media's management and allocation policies are described more fully in Amendment No. 2 to Liberty Media's Registration Statement on Form S-4 filed on February 18, 2016 (File No. 333-208699) with the Securities and Exchange Commission (SEC).

        The address of Liberty Media's principal executive office is 12300 Liberty Boulevard, Englewood, Colorado 80112, and our telephone number is (720) 875-5400. Series A, Series B and Series C Liberty Braves common stock trade under the symbols BATRA/B/K respectively, Series A, Series B and Series C Liberty Media common stock trade under the symbols LMCA/B/K, respectively, and Series A, Series B and Series C Liberty SiriusXM common stock trade under the symbols LSXMA/B/K, respectively. Series A and Series C of each of the Liberty Braves common stock and the Liberty Media common stock trade on the Nasdaq Global Select Market and Series B of each of these stocks trades on the OTC Markets. In addition, each series (Series A, Series B and Series C) of the Liberty SiriusXM common stock trades on the Nasdaq Global Select Market.

        The Liberty Media common stock is hereinafter defined as the Liberty Media Group tracking stock.

Information about Formula 1

        Formula 1 holds exclusive commercial rights with respect to the FIA Formula One World Championship® (the World Championship), an annual, approximately nine-month long, motor race-based competition in which teams (the Teams) compete for the Constructors' Championship and drivers compete for the Drivers' Championship. The World Championship is a global series with a varying number of events (Events) taking place in different countries around the world each season. For 2016, 21 Events are scheduled to take place in 21 countries across Europe, Asia-Pacific, the Middle East and North and South America. It is followed by hundreds of millions of television viewers in over 200 territories, and Formula 1's largest Events have hosted live audiences in excess of 300,000 on race weekends, such as the British Grand Prix at the Silverstone circuit and the Mexican Grand Prix at the Autódromo Hermanos Rodríguez.

        Delta Topco is based in Jersey with a registered address of 1 Waverley Place, Union Street, Jersey, JE1 1SG, Channel Islands. Formula 1's principal executive offices are located at 6 Princes Gate, Knightsbridge, London SW7 1QJ.

        For more detailed business and financial information about Formula 1, see "Appendix: Business and Financial Information of Formula 1".

Background to the Acquisition

        The following chronology summarizes the key meetings and events that led to the signing of the stock purchase agreements and related transaction documents in connection with the acquisition. The following chronology does not purport to catalogue every conversation among the representatives of each company, their respective advisors or any other persons. All meetings described herein were held telephonically, unless otherwise noted.

        In September 2013, representatives of Liberty Media contacted CVC Capital Partners Limited (CVC), the advisor to certain CVC funds (which funds collectively hold the single largest stake in Formula 1), to begin exploring a potential strategic transaction involving Formula 1. In connection with such discussions, Liberty Media and CVC executed a Confidentiality Agreement on November 1, 2013. On November 11, 2013 and November 12, 2013, representatives of Liberty Media and CVC met in New York City to further discuss a potential transaction between the parties. Informal discussions between the parties continued through the end of 2013 and into 2014. In early 2014, the board of directors of Liberty Media held a meeting at Liberty Media's offices in Englewood, Colorado. At the meeting, management of Liberty Media gave an initial overview of its discussions with representatives of CVC and Formula 1. Further discussions between the parties occurred later in 2014, when representatives of Liberty Media met with representatives of CVC at CVC's offices in London to further discuss the possibility of a transaction.

        At various points in 2015, representatives of Liberty Media and CVC held additional conversations regarding a potential business transaction involving Formula 1. On October 28, 2015, representatives of Liberty Media met with CVC and the financial advisor to Formula 1 and the selling shareholders, Goldman Sachs International, to outline potential structures of a transaction. On October 31, 2015, Liberty Media engaged Morgan Stanley & Co. LLC (Morgan Stanley) to advise and assist Liberty Media in evaluating a potential transaction; however, Morgan Stanley did not attend any meetings described herein, except as specifically noted.

        In the Spring of 2016, representatives of Liberty Media and CVC met in New York City to further discuss a potential structure and terms of the transaction. At the meeting, the parties discussed a total enterprise value within a range of $7.5 to $8.0 billion for the Formula 1 business. On April 7, 2016, representatives of Liberty Media submitted an outline of a proposed transaction structure which included a portion of the consideration to be paid in Liberty Media Group tracking stock. On April 16,

2016, representatives of CVC sent a draft term sheet in response to representatives of Liberty Media setting forth proposed terms for a transaction. In its draft term sheet, CVC proposed certain governance rights for the shareholders of Formula 1 who would sell their shares as part of any transaction (referred to herein as the "selling shareholders") following the completion of such transaction, including the ability to appoint one director to the board of directors of Liberty Media. The proposed term sheet also contemplated renaming the Media Group the "Formula One Group" following the consummation of a transaction.

        On May 5, 2016, Baker Botts L.L.P. (Baker Botts), legal advisor to Liberty Media, sent a revised term sheet for the potential transaction to representatives of CVC. The revised term sheet proposed an acquisition by Liberty Media of 100% of the interests in Formula 1, which would be attributed to the Media Group following closing. The consideration proposed by Liberty Media consisted of exchangeable loan notes to be issued by Delta Topco to the selling shareholders at closing. The cash component proposed would include a minimum of $1 billion in cash and the potential to increase the cash component up to $2 billion. Also on May 5, 2016, Baker Botts sent a due diligence request list to CVC requesting certain information regarding the business of Formula 1.

        Representatives of the parties, including some of their legal advisors, met on May 20, 2016 to discuss the term sheet, the structure of a potential transaction and various matters relating to due diligence.

        On May 24, 2016, the board of directors of Liberty Media convened for a meeting at Liberty Media's offices in Englewood, Colorado. Representatives of management of Liberty Media discussed with the board the opportunity for a transaction involving Formula 1, and gave an overview of the proposed structure and certain governance rights. The board indicated its interest in the potential transaction and asked to be kept informed as negotiations progressed.

        On May 25, 2016, representatives of CVC returned a revised draft of the term sheet to Liberty Media and Baker Botts. In the revised term sheet, CVC proposed that the cash component of the aggregate consideration be $2 billion, with the first $1 billion required to be delivered at the closing and the second $1 billion required at the discretion of CVC as the selling shareholders' representative (or absent such requirement, the additional $1 billion to be delivered in shares of LMCK). Following the delivery of the revised term sheet and through early June 2016, senior management of Liberty Media held discussions regarding the revised term sheet. Baker Botts returned a revised draft of the term sheet to the legal advisors acting on behalf of Formula 1 and the selling shareholders, Freshfields Bruckhaus Deringer LLP and Weil, Gotshal & Manges LLP on June 8, 2016.

        Through the end of June 2016, the parties and their respective advisors continued to discuss and negotiate the terms of a potential transaction, including the composition of the consideration to be delivered at closing, and continued to exchange drafts of the term sheet. During this period, the parties also discussed and negotiated the scope of warranties, interim covenants and closing conditions for a potential transaction, among other terms, with the selling shareholders. Liberty Media also continued its due diligence review of Formula 1. In connection with such review, Liberty Media, CVC and Formula 1 entered into a Confidentiality Deed on July 6, 2016, which replaced the previous confidentiality agreements between the parties.

        On July 11, 2016, pursuant to a revised draft term sheet, Liberty Media proposed an approximate $8.0 billion enterprise value of Formula 1, with the purchase price payable in a mix of cash (either $1 billion or $2 billion), shares of LMCK and exchangeable notes of Delta Topco. Negotiations between the representatives of the parties regarding the revised term sheet continued over the next few days, including discussions regarding enterprise value and equity value.

        On July 15, 2016, CVC sent a revised draft of the term sheet to Liberty Media which proposed a new transaction structure. Pursuant to the new structure, Liberty Media would purchase approximately

20% of the equity interests of Formula 1 from CVC Delta Topco Nominee Limited, the nominee for the CVC funds (CVC Nominee), and certain other Formula 1 shareholders for cash pursuant to an initial stock purchase agreement, which would close simultaneously with its execution. Concurrently with the signing and closing of the initial stock purchase agreement, the parties would execute a second stock purchase agreement, which would provide for the sale of 100% of the equity interests of Formula 1 to Liberty Media subject to certain conditions precedent.

        On July 19, 2016, representatives of Liberty Media and CVC and their respective advisors met in London to discuss, among other things, the mechanics of the new transaction structure. The parties agreed that the transactions consummated pursuant to the first stock purchase agreement would be unwound immediately prior to the closing of the second stock purchase agreement to enable the selling shareholders to deliver 100% of the equity interests of Formula 1 at the closing of the second stock purchase agreement in return for the appropriate allocation of consideration to the selling shareholders (both in amount and form). The parties also discussed a proposal by Liberty Media for a purchase price discount in an amount of $75 million for the interests of Formula 1 to be applied in the first stock purchase agreement (to be repaid upon the closing of the second stock purchase agreement) to reflect that Liberty Media initially would not be acquiring a controlling stake in Formula 1, as the equity value previously discussed between the parties was based upon the acquisition of 100% of Formula 1.

        During the coming weeks, the parties exchanged revised drafts of the term sheet and continued to negotiate the proposed terms of the transactions, including a proposed obligation of Liberty Media to submit for stockholder approval a charter amendment changing the name of the Media Group to the Formula One Group following closing. The parties also entered into a new Confidentiality Deed on August 2, 2016 to reflect the current state of the diligence process.

        On August 7, 2016, CVC sent a revised term sheet to Liberty Media in which it proposed an aggregate enterprise value of $8.045 billion. CVC also proposed that certain stockholders of Liberty Media execute a voting agreement with respect to necessary stockholder approvals relating to the issuance of shares of LMCK. Later that week, a revised term sheet was sent by Liberty Media to CVC reflecting, among other things, a $75 million discount with respect to the first stock purchase agreement (to reflect that Liberty Media would not be acquiring a controlling stake in Formula 1 under the first stock purchase agreement), Liberty Media's agreement to submit to its stockholders the proposed tracking stock group name change following the closing, and an acknowledgement that John Malone and certain of his affiliates may be willing to execute a voting agreement, with respect to their respective shares of Series B stock only, in support of the issuance of shares of LMCK in the acquisition and the group name change proposal. At that time, discussions also continued regarding the equity value of Formula 1.

        In mid-August 2016, CVC and Liberty Media and their respective advisors (together with advisors to Formula 1) participated in frequent discussions and negotiations and exchanged drafts of the various transaction documents, including the first stock purchase agreement, the second stock purchase agreement, the exchangeable loan note instrument, the shareholders agreement and the voting agreement.

        On August 16, 2016, the board of directors of Liberty Media convened a meeting with representatives of each of Liberty Media's management, Baker Botts and Morgan Stanley present. Morgan Stanley shared with the board of directors its views as to how the acquisition of Formula 1 and the resultant issuance of a substantial number of shares of LMCK would impact the trading market for the Liberty Media Group tracking stock following the closing. Further, Morgan Stanley made recommendations relating to the lockup and coordination arrangements that could be required of the selling shareholders following the closing. At the meeting, members of Liberty Media's management reviewed and discussed with the board of directors the structure and terms of the proposed acquisition and related negotiations, including key diligence findings and views as to valuation. Following presentations made by Liberty Media's management and its outside advisors and additional discussions, the board of directors authorized management to move forward with negotiations.

        Through the end of August 2016, representatives of the parties and their respective advisors continued to participate in frequent discussions and exchanged drafts of the transaction documents. The parties in particular discussed the mechanics relating to the timing and possibility of selling to certain outside investors a portion of the LMCK shares that otherwise would have been deliverable to the selling shareholders on completion of the second stock purchase agreement, thereby potentially increasing the cash component of the consideration that would be payable to the selling shareholders at the closing (and reducing the stock component of the consideration).

        In connection with the review by Liberty Media and its advisors of Formula 1's most highly confidential business information, CVC, Liberty Media and Formula 1 entered into an additional Confidentiality Deed on September 1, 2016.

        On September 3, 2016, the board of directors of Liberty Media reconvened to discuss the proposed acquisition. Representatives of Liberty Media and Baker Botts were also in attendance. Representatives of Liberty Media updated the board on the changes to the terms of the proposed transaction that had occurred since the previous board meeting on August 16, 2016. Following the presentations and further discussion, the board of directors of Liberty Media approved the acquisition on the terms discussed, subject to the agreement of the parties on final forms of the various transaction documents.

        From September 3, 2016 through September 6, 2016, Liberty Media, CVC and their respective legal advisors (together with Formula 1's advisors) continued to hold frequent discussions to negotiate the final terms of the acquisition (including the allocation of the consideration between cash and stock) and complete due diligence. During this period, Liberty Media discussed the potential of increasing the cash component of the aggregate consideration under the second stock purchase agreement by $100 million, and of decreasing the stock component by an equivalent amount, in lieu of providing the selling shareholders with additional post-closing governance rights requested by CVC on behalf of the selling shareholders.

        On the morning of September 7, 2016 (New York City time), the board of directors of Liberty Media reconvened to discuss the revised terms of the acquisition. Representatives of Liberty Media management and Baker Botts discussed changes to the terms of the acquisition that had occurred since the board had approved the acquisition on September 3, including the additional $100 million in cash to be paid at closing in lieu of the equivalent amount of shares of LMCK, and provided an update on the most recently completed diligence review. After further discussion, the board approved the acquisition on the revised terms as presented.

        On the afternoon of September 7, 2016 (New York City time), the board of directors of Delta Topco convened in Jersey to consider the proposed acquisition. After discussion with its outside legal and financial advisors, the board of directors of Formula 1 approved the acquisition and the execution of all related transaction documents. The board of directors of Delta Topco also elected Chase Carey as Chairman of the Board, replacing Peter Brabeck-Letmathe who simultaneously stepped down as Chairman.

        Following the close of business (New York City time) on September 7, 2016, Liberty Media, CVC Nominee and the other applicable signatories executed the transaction documents, including the first stock purchase agreement, the second stock purchase agreement and the voting agreement, and agreed to the forms of other material documents to be executed at the closing of the second stock purchase agreement, including the shareholders agreement and the exchangeable note instrument.

Recommendation of Liberty Media's Board of Directors

        After careful consideration, the board of directors of Liberty Media unanimously determined that the acquisition and the proposed share issuance in each case on the terms set forth herein are in the best interests of Liberty Media and its stockholders. In addition, our board of directors has unanimously approved and declared advisable the new charter, and unanimously recommends that you vote "FOR" each of the proposals.

Reasons for the Acquisition

        In reaching its decision that the acquisition, including the issuance of shares of LMCK to the Selling Shareholders, was advisable and in the best interests of Liberty Media and its stockholders, and in recommending that Liberty Media's stockholders vote in favor of the share issuance proposal and the group name change proposal, the board of directors of Liberty Media considered a number of factors that it believes support its determination, including (not necessarily in order of importance):

  •
  the expectation that the acquisition will enhance the long-term equity value for stockholders of the Media Group;

  •
  the opportunity to acquire a sports entertainment business with an attractive financial profile and an iconic global brand catering to an attractive demographic;

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  the ability to reposition the Media Group with a new wholly owned operating company that provides steady revenue and significant growth opportunities;

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  the ability to leverage Liberty Media's expertise in live events and digital monetization to enhance distribution and marketing of Formula 1 content;

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  the belief that the combined company will have greater potential to generate and successfully capitalize on increased content due to Liberty Media's unique resources;

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  the potential for Formula 1 to establish a broader range of commercial partners and sponsors;

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  the opportunity for Liberty Media to work with the Teams and the FIA as partners to fulfill the potential of Formula 1;

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  the belief that the integration of Formula 1 can be completed in a timely and efficient manner with minimal disruption to employees;

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  the experience of Liberty Media's management team in maximizing the value proposition of its investments;

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  the experience and expertise that Chase Carey will provide as Chairman of the Board of Delta Topco;

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  the diversification of Liberty Media's asset mix;

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  the in-depth knowledge of Formula 1's business, operations, financial condition and prospects developed during significant diligence efforts;

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  the current and prospective business climate in which Formula 1 operates and will continue to operate following the completion of the acquisition;

  •
  the likelihood that the acquisition would be completed, including after consideration of, among other things, (i) antitrust and regulatory laws and the risks related to certain conditions and requirements that may be imposed by third parties, including regulatory authorities, to obtain approvals and clearances and (ii) the likelihood of obtaining the required stockholder approval following the agreement of certain stockholders of Liberty Media, who as of July 31, 2016 collectively beneficially own shares representing, in the aggregate, approximately 47.6% of the total voting power represented by the capital stock of Liberty Media, to vote their Series B shares of capital stock of Liberty Media in favor of the share issuance proposal and the group name change proposal. See "—Additional Agreements in connection with the Acquisition—Voting Agreement";

  •
  in the event that the closing of the transactions contemplated by the Second SPA does not occur, that Liberty Media applied a discount of $75 million to the purchase price of the First Closing and retained a limited path to liquidity with respect to its minority position in Formula 1. See "—Additional Agreements in connection with the Acquisition—Additional Transaction Agreements"; and

  •
  the other terms and conditions of the various transaction documents.

        The board of directors of Liberty Media also considered a number of uncertainties, risks and other potentially negative factors in its deliberations concerning the acquisition, including (not necessarily in the order of importance):

  •
  the risk that the acquisition might not be completed in a timely manner or at all, including the risk that failure to complete the acquisition could cause Liberty Media to incur significant expenses and lead to negative perceptions among investors;

  •
  the fact that if all of the conditions to the acquisition are not completed or waived by June 30, 2017, the Second SPA will terminate in accordance with its terms and Liberty Media will own only a minority position in Delta Topco with a limited path to liquidity;

  •
  the fact that not all of the conditions to the completion of the acquisition, including the receipt of necessary third party and regulatory approvals, are within the parties' control;

  •
  the fact that the receipt of regulatory approvals and clearances required to complete the acquisition may be subject to conditions, limitations or restrictions that could negatively impact the business and operations of the combined company, and that pursuant to the terms of the Second SPA, Liberty Media may be required to accept such conditions, limitations or restrictions;

  •
  the fact that the transaction documents in connection with the acquisition contain certain restrictions on the ability of Liberty Media to conduct its business in the period between signing and closing, such that the consent of the Sellers' Representative is required in respect of certain corporate actions;

  •
  the fact that one or more representatives of the Selling Shareholders may be able to exercise significant influence over corporate actions taken by Liberty Media as a result of a nominee of the Selling Shareholders joining the Board of Directors of Liberty Media (and a newly formed committee of such board to review certain inter-group transactions) and the ability of a representative of the Selling Shareholders to exercise veto rights over certain actions proposed to be taken by Liberty Media;

  •
  the limited business representations and warranties provided by the Selling Shareholders and the absence of any post-closing escrow or indemnification arrangements;

  •
  the substantial costs to be incurred by Liberty Media in connection with the acquisition and the transaction documents executed in connection therewith, regardless of whether the acquisition is consummated, and the impact of such costs on Liberty Media's financial position;

  •
  the risk that the pendency of the acquisition could result in the disruption of Liberty Media's business, including the possible diversion of management and employee attention away from day-to-day operations and potential adverse effects on Liberty Media's business relationships;

  •
  the risk that Liberty Media may be unable to cause Delta Topco to take certain corporate actions without the consent of a representative of the holders of the Exchangeable Notes during the period that the Exchangeable Notes are outstanding or the consent of the Teams;

  •
  the potential adverse impact that the uncertainty regarding the completion of the acquisition could have on Liberty Media's ability to attract, retain and motivate key Formula 1 personnel until the completion of the acquisition;

  •
  the risk that the benefits expected to be obtained following the acquisition may not be fully or timely realized; and

  •
  the risks described in the sections entitled "Risk Factors" and "Cautionary Statement Concerning Forward-Looking Statements".

        The board of directors of Liberty Media concluded that the potentially negative factors associated with the acquisition were outweighed by the potential benefits of the acquisition. Accordingly, the board of directors of Liberty Media determined that the acquisition pursuant to the terms of the various transaction documents is advisable, fair to and in the best interests of Liberty Media and its stockholders and approved and declared advisable the various transaction documents and the transactions contemplated thereby, including, without limitation, the acquisition.

        The foregoing discussion summarizes the material information and factors considered by the board of directors of Liberty Media in its consideration of the proposed acquisition. The board of directors of Liberty Media reached the unanimous decision to approve the acquisition and the various transaction documents in light of the factors described above and certain other factors that each member of the board of directors of Liberty Media felt appropriate. The board of directors of Liberty Media did not find it practicable to quantify or otherwise assign relative weights to and not did not make specific assessments of the factors considered in reaching its determination. In addition, the Liberty Media board of directors did not undertake to make a specific determination as to whether each factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Liberty Media board of directors may have given different weights to different factors. The Liberty Media board of directors based its recommendation on the totality of the information presented.

The Stock Purchase Agreements

        This section summarizes material provisions of the First SPA and the Second SPA (together, the stock purchase agreements). This summary does not purport to be complete and may not contain all of the information about the stock purchase agreements that is important to you. Additionally, the summary of the Second SPA is subject to, and qualified in its entirety by reference to, the Second SPA, which is attached as Annex A to this proxy statement and is incorporated by reference into this proxy statement. The rights and obligations of the parties are governed by the express terms and conditions of the stock purchase agreements and not by these summaries or any other information contained in this proxy statement. You are urged to read the Second SPA carefully and in its entirety before making any decisions regarding the stock purchase agreements and the acquisition.

        The summaries of the stock purchase agreements are included in this proxy statement only to provide you with information regarding the terms and conditions of the stock purchase agreements, and not to provide any other factual information about Liberty Media or Formula 1 or their respective subsidiaries or businesses. Accordingly, the representations and warranties and other provisions of the stock purchase agreements should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. For more information, see "Where You Can Find More Information" beginning on page 69 of this proxy statement.

        The representations, warranties and covenants contained in the stock purchase agreements and described in this proxy statement were made only for purposes of the stock purchase agreements and as of specific dates and may be subject to more recent developments, were made solely for the benefit of the parties to the stock purchase agreements and may be subject to limitations agreed upon by the contracting parties, including being qualified by reference to confidential disclosures, for the purposes of allocating risk between the parties to the stock purchase agreements instead of establishing these matters as facts, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors. The representations and warranties contained in the stock purchase agreements do not, with certain exceptions, survive the effective time of the acquisition. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or conditions of Liberty Media, Formula 1 or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the stock purchase agreements, which subsequent information may or may not be fully reflected in public disclosures by Liberty Media.

The First SPA

        Pursuant to the First SPA, Liberty Media acquired 18.7% of the fully diluted F1 Shares and F1 Loan Notes from the Initial Sellers for an aggregate purchase price of approximately $746 million in cash (after giving effect to a $75 million discount to the specified purchase price per F1 Share and F1 Loan Note, which will be recouped at the Second Closing should it occur). The transactions contemplated by the First SPA were consummated on September 7, 2016, immediately following its execution and delivery.

        Additionally, on October 27, 2016, Liberty Media completed the purchase of the additional securities from certain of the Initial Sellers for an aggregate purchase price of $13 million in cash, increasing Liberty Media's ownership interest in Formula 1 to 19.1% of the fully diluted F1 Shares and F1 Loan Notes on the date of the Additional Closing.

        The aggregate purchase price for the initial securities and the additional securities is referred to as the First SPA cash consideration.

The Second SPA

  Unwind of the First Closing

        Pursuant to the Second SPA, immediately prior to the Second Closing, the transactions consummated pursuant to the First SPA will be unwound in full (the unwind).

        In connection with the unwind, the Initial Sellers will purchase from the Buyer the initial securities and the additional securities sold to the Buyer pursuant to the First SPA. The initial securities and the additional securities will be sold back to the Initial Sellers with all rights attaching to them, including the right to receive all interest, distributions and dividends, and will be free from all encumbrances and any other rights exercisable by third parties, subject to certain exceptions. The Buyer will give warranties to the Initial Sellers in the same form, mutatis mutandis, as the warranties given by the Initial Sellers to the Buyer pursuant to the First SPA.

        The consideration payable by the Initial Sellers to the Buyer for the transfer of the initial securities and the additional securities in connection with the unwind will be an amount equal to the First SPA cash consideration, and will be held by the Initial Sellers and an escrow agent as agents for the Selling Shareholders until (x) the Second Closing or (y) if earlier, the termination of the Second SPA, in which case, subject to certain terms and conditions set forth in the Second SPA, the Buyer will repurchase the initial securities and the additional securities from the Initial Sellers on the same terms as the Initial

Sellers purchased the initial securities and the additional securities from the Buyer pursuant to the unwind.

        Immediately following the completion of the unwind, the First SPA will terminate and no party thereunder will have any claim of any nature against any other party in connection with the First SPA.

  Acquisition Consideration

        The aggregate purchase price payable to the Selling Shareholders under the Second SPA is approximately $4.4 billion (assuming a valuation for the shares of LMCK of the LMCK reference price) (the aggregate consideration). The aggregate consideration will consist of:

  •
  a minimum of $1.1 billion in cash (including the First SPA cash consideration) (the cash component);

  •
  approximately $351 in principal amount of Exchangeable Notes of Delta Topco (which consists of outstanding F1 Loan Notes to be converted upon the Second Closing) (the note principal);

  •
  up to 138 million newly issued shares of LMCK, which is equal to the number of shares obtained by dividing (x) the aggregate consideration less the cash component less the note principal, by (y) the LMCK reference price (as defined below) (the stock component); and

  •
  up to approximately $51 million of contingent cash consideration, which may be payable to the Selling Shareholders if Formula 1 receives certain monies owed to it in connection with race fees in India.

        The actual number of shares of LMCK to be issued by Liberty Media to the Selling Shareholders and comprising the stock component of the aggregate consideration will depend on subsequent fundraising efforts by Liberty Media to raise additional cash through the sale of a portion of the shares of LMCK that are otherwise deliverable to the Selling Shareholders. Pursuant to the Second SPA, following the request of the Seller's Representative, Liberty Media will use its reasonable endeavors between the First Closing and the Second Closing to secure commitments from certain third party investors to purchase a number of shares of LMCK for an aggregate purchase price that Liberty Media and the Sellers' Representative agree upon. The shares of LMCK sold pursuant to the additional cash raising are to be sold at a price per share no less than the LMCK reference price of $21.26, unless the parties otherwise agree. Certain Teams have expressed an interest in purchasing shares of LMCK. Any purchase of LMCK by Teams would be on terms to be agreed in the future and subject to compliance with U.S. securities law.

        If the additional cash raising is completed at or prior to the Second Closing:

  •
  the cash component will be increased by an amount equal to the proceeds received by Liberty Media in the additional cash raising (less selling expenses); and

  •
  the number of shares of LMCK comprising the stock component will be decreased by the number of shares of LMCK actually sold in the additional cash raising.

  Drag Along Notice

        Unless by November 7, 2016, Selling Shareholders representing 100% of the fully diluted equity interests of Delta Topco have executed the Second SPA or a deed of adherence with respect thereto, Delta Topco (on behalf of the Initial Sellers) will issue a drag along notice (the drag along notice) to any Selling Shareholder who has not so executed the Second SPA or a deed of adherence, requiring such Selling Shareholder to sell all F1 Shares and F1 Loan Notes (following their conversion as described below) held by such Selling Shareholder to the Buyer at the Second Closing. The drag along notice will be given in accordance with Delta Topco's articles of association in effect at the time of such notice. Following the issue of the drag along notice, Formula 1 shall take all steps required such that, on or before the Second Closing, all of the Selling Shareholders have agreed to or will be bound by the relevant documents to sell 100% of the fully diluted equity interests of Formula 1 (other than a nominal number of equity securities held by the Teams) to the Buyer, subject only to the Second Closing.

  Loan Note Conversion

        Pursuant to the Second SPA, following the completion of the unwind and prior to the Second Closing, Formula 1 will take certain actions to convert (the conversion) a portion of the existing F1 Loan Notes into F1 Shares and the remainder into Exchangeable Notes through an amendment and a subsequent amendment and restatement of the unsecured loan note instrument dated November 24, 2006, as amended and/or restated on September 18, 2008, April 24, 2012, October 22, 2012, May 28, 2013 and March 25, 2014 (the original instrument) constituting the 10% unsecured loan notes due November 24, 2060 (the F1 Loan Notes). Delta Topco will also take certain actions pursuant to the original instrument such that there is no accrued interest on any F1 Loan Note outstanding immediately following the conversion and no subsequent interest payable thereon. See "—Exchangeable Redeemable Loan Note Instrument" below.

  Composition of the Board of Directors of Delta Topco

        The Second SPA provides that, on the Second Closing, the Board of Directors of Delta Topco Limited will consist of:

  •
  Chase Carey (who has previously been appointed as chairman);

  •
  three directors nominated by the Buyer;

  •
  three directors nominated by the holders of the Exchangeable Notes (as discussed below);

  •
  three directors from senior management;

  •
  up to three directors appointed by the Teams (or in some instances, the corporate parent of a Team); and

  •
  two independent directors.

        The Buyer's board designees will be entitled to exercise certain super-voting rights under the terms of the organizational documents of Delta Topco. In addition, for a period of up to 30 months following the Second Closing, holders of the Exchangeable Notes will have the right to exercise veto rights over certain actions proposed to be taken by the Board of Directors of Delta Topco. See "—Exchangeable Redeemable Loan Note Instrument—Noteholder Representative Veto Rights".

  Conditions to the Completion of the Acquisition

        The acquisition is subject to the satisfaction or (where applicable) waiver of customary closing conditions including those relating to (i) the truth and accuracy of the warranties given by the parties as of the Second Closing (subject to an LMG Material Adverse Effect or Material Adverse Effect standard, as applicable, at the Second Closing), (ii) compliance by the parties with their respective covenants and obligations, (iii) absence of injunctions which would render the transaction illegal or otherwise prevent its consummation and (iv) the receipt of requisite regulatory approvals by the competition and antitrust authorities in applicable jurisdictions.

        The Second Closing is further subject to:

  •
  the receipt of certain consents and approvals of the FIA; and

  •
  the approval of the share issuance proposal by the stockholders of Liberty Media.

        In addition, it is a condition to Buyer's obligations to complete the Second Closing that the securities to be purchased by the Buyer at the Second Closing constitute 100% of the fully diluted F1 Shares and F1 Loan Notes (other than a nominal number of equity securities held by the Teams).

        The parties have agreed to ensure that the conditions to which such party is subject are satisfied as soon as practicable and in any case no later than June 30, 2017 (or as otherwise agreed) (the longstop date).

        Each of the Buyer and Liberty Media agree to promptly take any and all steps necessary to avoid or eliminate all impediments under any antitrust, competition or trade regulation or law that may be asserted by any governmental entity with respect to the acquisition such that the acquisition may be consummated as early as possible but in no event later than five business days prior to the longstop date. Liberty Media and the Buyer have also agreed to defend any claim asserted in court by any person in order to avoid, or have vacated or terminated, any order or judgment that would restrain or prevent the closing of the acquisition by the longstop date. Formula 1 and each of the Selling Shareholders have agreed to cooperate in good faith and provide reasonable assistance to each of Liberty Media, the Buyer and Formula 1 and its subsidiaries in order to assist with the fulfilment of the competition conditions, including providing such information as reasonably requested by Liberty Media and the Buyer in connection with filings to and/or answers to queries posed by governmental entities in connection with the competition conditions and in any investigations or litigation.

  Representations and Warranties

        The Second SPA contains a number of warranties made by the Selling Shareholders and Formula 1, on the one hand, and Liberty Media and the Buyer, on the other hand, solely for the benefit of each other, that are subject in some cases to certain exceptions and qualifications, including, among other things, as to materiality and to material adverse effect when deemed repeated at the Second Closing. See "—Definition of Material Adverse Effect" for a definition of material adverse effect applicable to each party.

        Some of the significant warranties made by the Selling Shareholders and Formula 1, on the one hand, and Liberty Media and the Buyer, on the other hand, relate to:

  •
  power and authority to enter into the Second SPA and the related transaction documents;

  •
  absence of any conflict with, or violation or breach of, any organizational documents, laws or regulations or material agreements or other arrangements as a result of the execution, delivery and performance of the Second SPA, the acquisition and the related transaction documents; and

  •
  absence of any necessary consents, approvals, filings or similar actions necessary to execute the Second SPA and related transaction documents and consummate the acquisition (except as provided in the Second SPA);

        Liberty Media and the Buyer also made certain warranties including, but not limited to:

  •
  solvency and ability to pay debts;

  •
  ability to pay the aggregate consideration at the Second Closing;

  •
  since January 1, 2016, conduct of business in the ordinary course of business and the absence of an LMG Material Adverse Effect;

  •
  capital structure, including authorized capital stock and outstanding securities;

  •
  resolution by the board of directors of Liberty Media to recommend to the stockholders of Liberty Media the approval of the share issuance proposal and the group name change proposal;

  •
  ability of Liberty Media to issue the shares of LMCK necessary in connection with the acquisition (assuming the approval of the share issuance proposal);

  •
  the listing of outstanding shares of LMCK on Nasdaq and, upon issuance, the listing of the shares of LMCK issued in connection with the acquisition on Nasdaq;

  •
  timeliness of SEC filings, and the absence of misstatements or omissions from such filings;

  •
  fair presentation of financial statements; and

  •
  absence of certain undisclosed liabilities.

        The Selling Shareholders and Formula 1 also made certain warranties including, but not limited to:

  •
  title to the equity interests of Formula 1 to be sold at the Second Closing;

  •
  ability of the Selling Shareholders to transfer the equity interests of Formula 1 to be sold at the Second Closing; and

  •
  the equity interests of Formula 1 to be sold at the Second Closing constituting all of the equity interests of Formula 1 held by each Selling Shareholder.

  Definition of "Material Adverse Effect"

        The conditions that the warranties of Liberty Media, the Buyer and the Selling Shareholders, in each case, remain true and correct at the Second Closing are qualified by a "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have a material adverse effect).

        The definition of each of "LMG Material Adverse Effect" and "Material Adverse Effect" for purposes of the Second SPA means any event, condition, or development that, individually or in the aggregate, (i) prevents or delays the ability of Liberty Media, the Selling Shareholders or Formula 1, as applicable, to perform their respective obligations under the Second SPA and the related transaction documents, or to consummate the transactions contemplated thereby, or (ii) is materially adverse to the business, results of operations or condition (financial or otherwise) of Liberty Media or Formula 1, as applicable.

        The definition of each of LMG Material Adverse Effect and Material Adverse Effect contains customary exceptions for, among other things, general changes in economic and political conditions, natural events, events relating to the announcement and pendency of the acquisition and each party's ability to meet its respective revenue or earnings projections. In addition, any caution or recommendation (but not a blanket prohibition) against travel to or attendance in public places in the U.S., the UK or the European Union by any governmental entity will not be taken into account for determining whether an LMG Material Adverse Effect or Material Adverse Effect, as applicable, has occurred.

        Any matter related to the interpretation of "LMG Material Adverse Effect" or "Material Adverse Effect" will be governed by the laws of the state of Delaware.

  Conduct of Business of Formula 1 Pending the Second Closing

        From the date of the Second SPA through the date of the Second Closing, except (i) as specifically contemplated or required by the Second SPA or any of the other transaction documents in connection with the acquisition, or (ii) as consented to by the Buyer in writing (such consent, in certain cases, not to be unreasonably withheld), Formula 1 and each of its subsidiaries agrees to, and each Selling

Shareholder agrees to take such actions as they are reasonably able in their capacities as shareholders to, among other things:

  •
  not terminate or amend certain contracts material to Formula 1's business;

  •
  procure that Delta Topco and each of its subsidiaries carries on its business in the ordinary and usual course;

  •
  not take any action contrary to the provisions of the Second SPA or inconsistent with the consummation of the acquisition;

  •
  procure that there is no declaration or payment of a dividend or other distribution (whether in cash, stock or in kind), subject to certain exceptions;

  •
  procure that no securities are created or issued, or agreed to be created or issued, by Delta Topco or any of its subsidiaries, subject to certain exceptions; and

  •
  cause transactions entered into between Delta Topco and any of its subsidiaries, on the one hand, and any of the Selling Shareholders, on the other hand, to occur on arms' length terms.

        Additionally, pending the Second Closing, except (i) as specifically contemplated or required by the Second SPA or the other transaction documents in connection with the acquisition, or (ii) as consented to by the Buyer in writing (such consent, in certain cases, not to be unreasonably withheld), Delta Topco and each of its subsidiaries agrees not to, and each Selling Shareholder will not take any actions in their capacities as shareholders to, among other things:

  •
  reorganize, dispose of, liquidate or discontinue any material part of Formula 1, including by merger or consolidation;

  •
  dispose of any material part of the business of Delta Topco and its subsidiaries, or sell or acquire any material assets;

  •
  pass any shareholder resolution except (i) as contemplated by the Second SPA and the other transaction documents in connection with the acquisition and (ii) as required in the ordinary course of business consistent with past practice;

  •
  enter into, or amend or modify the terms of, certain existing material agreements;

  •
  give any material individual guarantee, indemnity or other agreement to secure a third party obligation;

  •
  institute or settle, or agree to settle, any material litigation, arbitration or other form of dispute or proceeding;

  •
  (i) change the accounting procedures or principles by reference to which the accounts of Delta Topco and its subsidiaries are drawn up, the accounting reference date or the jurisdiction of residence for taxation purposes of Delta Topco and its subsidiaries, (ii) enter into any material closing agreement with any tax authority, (iii) settle or compromise any material claim, audit, investigation or other proceeding relating to taxation, and (iv) take action that could reasonably be expected to restrict the ability of Delta Topco and its subsidiaries to make certain tax elections;

  •
  change any tax election, subject to certain exceptions;

  •
  borrow any money (except in the ordinary course of business and consistent with previously established limits) or the entry into or modification of debt or financial instruments;

  •
  waive, cancel or compromise any material debt of claims of Delta Topco or any of its subsidiaries;

  •
  change any terms of employment (including pension fund commitments) of any person, accelerate any payments due to employees and other individuals by a material amount, or increase pay to any one director or employee of Delta Topco or any of its subsidiaries by a material amount, subject to certain exceptions; and/or

  •
  give any notice of termination of the employment, or the dismissal of, certain key managers of Delta Topco.

  Conduct of Business of Liberty Media Pending the Second Closing

        From the date of the Second SPA through the date of the Second Closing, except (i) as expressly contemplated or required by the Second SPA or any of the other transaction documents in connection with the acquisition, or (ii) as consented to in writing by the Sellers' Representative, Liberty Media will, and will cause its subsidiaries attributed to the Media Group to, (A) conduct its business in the ordinary course of business consistent with past practice and (B) use its reasonable best efforts to preserve its and its subsidiaries' business organization, insofar as such actions would relate to or affect the Media Group.

        In addition, between the date of the Second SPA and the Second Closing, except (i) as expressly contemplated by the Second SPA or any of the other transaction documents in connection with the acquisition, (ii) as required by law or (iii) as consented to in writing by the Sellers' Representative (such consent not to be unreasonably withheld or delayed), Liberty Media will not, and will not permit any of its subsidiaries attributed to the Media Group to, take any of the following actions insofar as such actions would relate to or affect the Media Group:

  •
  amend its organizational documents (except as contemplated by the group name change proposal);

  •
  (i) split, combine or reclassify the Liberty Media Group tracking stock, (ii) repurchase, redeem or otherwise acquire any shares of Liberty Media Group tracking stock (other than pursuant to the terms of any compensatory equity awards relating to shares of Liberty Media Group tracking stock in the ordinary course of business, pursuant to previously existing contractual arrangements, in connection with the employment or retention of certain management employees or for any other purpose in an aggregate amount not to exceed $5 million), or (iii) declare, set aside or pay any dividend or distribution on Liberty Media Group tracking stock; or

  •
  issue, sell, pledge, dispose of, or encumber any shares of Liberty Media Group tracking stock other than (i) the issuance of shares of Liberty Media Group tracking stock upon the exercise of equity awards relating to shares of Liberty Media Group tracking stock in the ordinary course of business, pursuant to previously existing contractual arrangements, in connection with the employment or retention of certain management employees or for any other purpose in an aggregate amount not to exceed $5 million, or (ii) the issuance of shares of Liberty Media Group tracking stock upon the exercise of any warrants to purchase shares of Liberty Media Group tracking stock.

  Obligations of the Board of Directors of Liberty Media to Recommend the Acquisition and Hold a Stockholders' Meeting

        Pursuant to the Second SPA, promptly after this proxy statement is cleared by the SEC for mailing to the stockholders of Liberty Media, Liberty Media agreed to duly call and hold a special meeting of its stockholders solely for the purpose of obtaining the approval of the share issuance proposal and the group name change proposal and to use its reasonable endeavors to solicit proxies from its stockholders to obtain the approvals.

        Formula 1 and the Selling Shareholders agreed to co-operate in good faith and provide reasonable assistance to Liberty Media in connection with the preparation and filing of this proxy statement.

  No Solicitation by Formula 1

        Pursuant to the Second SPA, Formula 1 and the Selling Shareholders have agreed that until the earlier of (i) the Second Closing and (ii) the termination of the Second SPA, each will immediately terminate all of its discussions and negotiations with any other person (other than the Buyer, Liberty Media and their affiliates) regarding any company alternative proposal (as defined below) and, except as required by applicable law, not grant any waiver or release under, or knowingly fail to enforce, any confidentiality, standstill or similar agreement entered into or amended in the 2 years prior to the date of the Second SPA in respect of a company alternative proposal.

        Additionally, until the earlier of (i) the Second Closing and (ii) the termination of the Second SPA, Formula 1 and the Selling Shareholders have agreed not to, directly or indirectly, and will cause their respective representatives and affiliates not to, solicit, initiate or knowingly encourage or engage in discussions or negotiations regarding any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer, which constitutes or would reasonably be expected to lead to a company alternative proposal. Formula 1 and the Selling Shareholders have agreed also not to enter into or approve any letter of intent, memorandum of understanding or other arrangement, or provide any information or data relating to Formula 1 to any third party (other than any statement that they have entered into the Second SPA and are subject to the obligations contained therein), in each case relating to a company alternative proposal.

        For purposes of the Second SPA, a "company alternative proposal" means any non-frivolous inquiry, proposal or offer from any person (other than the Buyer, Liberty Media or its affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Formula 1, (ii) the issuance or acquisition of shares of any equity securities of Formula 1, or (iii) the sale, lease, exchange or other disposition of any significant portion of Formula 1's properties or assets, other than, in each case, an informal approach or proposal by any person which is rejected at first instance by each Selling Shareholder to whom such approach or proposal is made.

  Termination

        If all of the conditions to the Second Closing have not been satisfied or waived by 11:59 p.m. (London time) on the longstop date, then the Second SPA will terminate and have no further effect, other than certain provisions which will survive such termination. Following such termination, the parties will be released from all liabilities and obligations with respect to the Second SPA, subject to any liability which may arise from a breach of warranty or obligation.

        If any of the Selling Shareholders or Formula 1, on the one hand, or either of the Buyer or Liberty Media, on the other hand, fails or is unable to materially perform any of their obligations required at the Second Closing, then the non-defaulting party will not be required to close and may, in such party's discretion, (i) elect to defer the closing of the acquisition or (ii) subject to the Second Closing having first been deferred under the above clause (i), terminate the Second SPA. Following such termination, none of the parties shall have any claim against any other party under the Second SPA other than any rights and liabilities which have accrued prior to such termination or in connection with certain provisions which will survive such termination.

        If all conditions to closing relating to the Selling Shareholders are satisfied but there is a failure by Formula 1 to procure or comply with the conditions to closing, the Buyer will have no right to terminate the Second SPA, but the Selling Shareholders shall use reasonable endeavors to remedy such breach if such breach is curable, and the completion of the acquisition will be delayed until the earlier of (i) the longstop date or (ii) ten business days after such breach is remedied.

  Governing Law

        The Second SPA will be governed by and interpreted in accordance with English law, except that any matter related to the interpretation of "LMG Material Adverse Effect" and "Material Adverse Effect" will be governed by the laws of the state of Delaware.

Additional Agreements in connection with the Acquisition

Voting Agreement

        In connection with the stock purchase agreements, on September 7, 2016, Liberty Media entered into a voting and support agreement (the voting agreement) with CVC Delta Topco Nominee Limited (CVC Nominee), John C. Malone, Chairman of the Board of Directors of Liberty Media (Malone), his wife (Mrs. Malone) and a trust with respect to which Malone is the sole trustee and, with Mrs. Malone, retains a unitrust interest (Malone, Mrs. Malone and the trust, collectively, the Malone Parties).

        Pursuant to the voting agreement, the Malone Parties agreed, subject to certain conditions and exceptions, to vote the shares of LSXMB, BATRB and LMCB beneficially owned by the Malone Parties as of the date of the voting agreement or acquired subsequent to the date of the voting agreement (the subject shares) (i) in favor of the share issuance proposal and the group name change proposal, (ii) in favor of any proposal to adjourn a meeting of the stockholders of Liberty Media to solicit additional proxies in favor of the approval of the share issuance proposal and/or the group name change proposal, and (iii) against any other action, proposal, agreement or transaction that is intended to, or could reasonably be expected to, impair, impede, interfere with, delay, discourage or frustrate the purpose of or otherwise adversely affect in any respect the approval of the share issuance proposal and the group name change proposal (provided that, in each case, the stock purchase agreements have not been materially amended without the written consent of Malone (on behalf of the Malone Parties)).

        The Malone Parties also agreed, from the date of the voting agreement until immediately following a meeting of the stockholders of Liberty Media at which the share issuance proposal and the group name change proposal have been considered, to not (i) sell, dispose of or transfer beneficial ownership of any subject shares or the voting rights with respect thereto, (ii) grant any proxies or powers of attorney with respect to the subject shares or enter into any voting agreement or contract with respect to the subject shares (other than executing a proxy to vote in favor of the share issuance proposal and the group name change proposal in accordance with the terms of the voting agreement) or (iii) commit or agree to take any of the actions in clauses (i) or (ii), provided that the Malone Parties may sell, dispose of, pledge or transfer any subject shares to an acquiror or pledgor, as applicable, that agrees in writing in favor of CVC Nominee to take such subject shares subject to the transferor's obligations under the voting agreement.

        The voting agreement will terminate upon the earlier of (i) the written agreement of the parties thereto, (ii) the occurrence of a material amendment to the stock purchase agreements without the written consent of Malone (on behalf of the Malone Parties), (iii) the termination of the Second SPA in accordance with its terms and (iv) the consummation of the transactions contemplated by the Second SPA.

        As of the record date for the special meeting, the Malone Parties beneficially owned approximately [    •    ]% of the outstanding shares of Series B Liberty SiriusXM common stock, [    •    ]% of the outstanding shares of Series B Liberty Braves common stock and [    •    ]% of the outstanding shares of Series B Liberty Media Group tracking stock (collectively representing, in the aggregate, approximately [    •    ]% of the total voting power represented by the capital stock of Liberty Media).

        The foregoing description of the voting agreement is qualified in its entirety by reference to the full text of the voting agreement, a copy of which is attached as Annex B to this proxy statement.

Shareholders Agreement

        In connection with the Second Closing, Liberty Media will enter into a shareholders agreement with the Selling Shareholders (the shareholders agreement).

  Repurchase Offers

  Pursuant to the shareholders agreement, in the event that

  •
  the cash component of the aggregate consideration delivered to the Selling Shareholders at the Second Closing is equal to or more than $1.1 billion but less than $2.1 billion, and

  •
  during the period beginning on the Second Closing and ending on the 24-month anniversary of the Second Closing (or earlier under certain circumstances), Liberty Media completes public or private offerings of shares of Liberty Media Group tracking stock to third parties for cash, then Liberty Media shall apply the net proceeds from such offering up to an amount equal to $2.1 billion less the cash component delivered at the Second Closing to the making of an offer to repurchase (a repurchase offer) shares of LMCK issued at the Second Closing from certain eligible Selling Shareholders. The repurchase offer will be made at a price per share equal to the five day volume weighted average trading price of shares of LMCK ending on the day preceding the date of delivery of a notice (a repurchase notice) by Liberty Media to the Selling Shareholder specifying the terms of the repurchase offer, including the aggregate number of shares of LMCK which may be purchased pursuant to such offer. A Selling Shareholder will be eligible to participate in a repurchase offer so long as such Selling Shareholder, together with its affiliates, beneficially owns shares of LMCK issued to it and its affiliates at the Second Closing.

        Upon delivery of the repurchase notice, each eligible Selling Shareholder may specify the number of shares of LMCK it elects to sell for cash to Liberty Media at the specified purchase price. In the event that the eligible Selling Shareholders elect to sell in the aggregate a number of shares in excess of the total number of shares which may be purchased pursuant to the repurchase offer, Liberty Media will repurchase the shares from such eligible Selling Shareholders on a pro rata basis. Any Selling Shareholder that does not elect to sell its pro rata portion of the total number of shares that Liberty Media offers to repurchase cannot sell or transfer such shares for 30 trading days.

  Transfer Restrictions and Right of First Offer

        The Selling Shareholders are subject to certain transfer restrictions with respect to the shares of LMCK received pursuant to the acquisition. Upon any transfer of shares by a Selling Shareholder to any member of its shareholder group, including to any affiliate, or any transfer to certain participants in the Formula 1 business, such transferee will enter into a joinder agreement to the shareholders agreement.

        Until the date that is 30 months from the date of the Second Closing, prior to effecting a market sale or a transfer to a third party (other than to an affiliate or a participant in the Formula 1 business) with an aggregate purchase price greater than $1 million in any 6 month period, the Selling Shareholder will give prior written notice (a transfer notice) to Liberty Media, specifying (i) a 30 trading day period and (ii) the maximum number of shares of LMCK proposed to be transferred. Following the delivery of such transfer notice and prior to the commencement of such 30 trading day period, Liberty Media may offer to purchase a number of shares of LMCK not to exceed the number of shares proposed to be transferred as set forth in the transfer notice at a price per share specified by Liberty Media. If the Selling Shareholder accepts Liberty Media's offer and such offer was for less than the number of shares specified in the transfer notice, the Selling Shareholder may transfer the shares not purchased by Liberty Media at any price. If the Selling Shareholder does not accept Liberty Media's offer, or accepts only a portion of Liberty Media's offer, the Selling Shareholder may sell some or all of the shares of LMCK specified in the transfer notice and not purchased by Liberty Media (i) to the extent such shares do not exceed the number of shares offered to be purchased by Liberty Media, at a price per share no lower than the price offered by Liberty Media, and (ii) to the extent such shares exceed the number of shares offered to be purchased by Liberty Media, at a price per share no lower than the price offered by Liberty Media minus the product of (A) the price offered by Liberty Media and (B) the median variance (as a percentage) of the daily volume weighted average price of shares of LMCK during the 10 consecutive trading day period ended on the trading day preceding the delivery of Liberty Media's offer.

        In the event that the cash component of the aggregate consideration delivered to the Selling Shareholders at the Second Closing is equal to or more than $1.1 billion but less than $2.1 billion, each Selling Shareholder agrees not to transfer any shares of LMCK without the prior written consent of the Company for the 90 calendar day period commencing on the Second Closing. In the event that the cash component of the aggregate consideration delivered to the Selling Shareholders at the Second Closing is equal to or more than $2.1 billion, each Selling Shareholder agrees not to transfer any shares of LMCK without the prior written consent of Liberty Media for the 180 calendar day period commencing on the Second Closing, which period may be reduced in certain circumstances.

        Liberty Media and Formula 1 will use commercially reasonable efforts to cause each of the directors (including Mr. Maffei) and executive officers of Formula 1 and Mr. Malone to agree to the same 90 day and 180 day restrictions, with certain exceptions for equity award exercising and vesting, pledging and estate planning.

  Registration Rights

        The shareholders agreement provides that as soon as reasonably practicable on or following the date of the Second Closing, Liberty Media shall file a shelf registration statement on Form S-3 with the SEC with respect to the registration under the Securities Act of 1933, as amended (the Securities Act) of the resale of (i) all shares of LMCK issued at the Second Closing and (ii) the maximum number of shares that may be issued pursuant to the Exchangeable Notes.

        Additionally, the shareholders agreement also provides that any Selling Shareholder is entitled to 5 demand registrations and unlimited piggyback registration rights to sell all or a portion of the shares held by such Selling Shareholder that are issued pursuant to the Second SPA or issued in exchange for Exchangeable Notes and that have not been transferred (registrable securities) pursuant to a registration statement filed by Liberty Media. The aggregate market value of registrable securities that are the subject of a demand registration request, as measured by the market price on the date of such demand registration request, will be at least $100 million and Liberty Media will not be obligated to effect more than one demand registration statement in any 90 day calendar period.

        If a demand registration is an underwritten public offering (subject to certain exceptions), the Selling Shareholder which, together with its affiliates, owns the greatest number of shares of LMCK at the closing under the Second SPA (the shareholder representative) will select the managing underwriters and Selling Shareholder counsel for such offering, subject to the approval of Liberty Media (such approval not to be unreasonably withheld).

  Size and Composition of the Liberty Media Board of Directors

        Upon the Second Closing, Liberty Media will take such action as is necessary to (i) increase the number of members constituting its board of directors from nine to ten and (ii) appoint a nominee (the shareholder director) chosen by the Selling Shareholders to serve on the Board of Directors of Liberty Media until the date that is 30 months following the date of the Second Closing.

        In the event that the shareholder director stands for reelection prior to the date that is 30 months following the date of the Second Closing, Liberty Media will use its commercially reasonable efforts to, and will use commercially reasonable efforts to cause, its board of directors and the Nominating and Corporate Governance Committee thereof to, cause the election of the shareholder director and support the shareholder director for election in a manner no less rigorous and favorable than the manner in which it supports its other nominees. The shareholder representative will be entitled to nominate a replacement director in the event the shareholder director is unable or unwilling to serve, or is removed or fails to be elected. The shareholder director, and any replacement, will be independent under the rules of the Nasdaq Stock Market.

  Committee of the Board of Directors of Liberty Media

        At the Second Closing, Liberty Media will form a new committee of the Board of Directors (the LMG committee) composed of the shareholder director and two other directors who are independent under the rules of the Nasdaq Stock Market. The LMG committee will remain in existence for a period of 30 months following the Second Closing, and will review and approve certain actions related to the Media Group, including:

  •
  allocations to the Media Group of certain costs, expenses or taxes of Liberty Media;

  •
  certain related party transactions affecting the Media Group; and

  •
  certain actions or transactions relating to the Media Group's inter-group interest in the Braves Group.

  Restricted Actions

        Pursuant to the shareholders agreement, until the first to occur of (A) the date on which the number of shares of LMCK collectively owned by the Selling Shareholders (plus the shares that may be issued upon the exchange of any Exchangeable Notes outstanding) is less than 42,333,020 shares and (B) the date that is 30 months from the date of the Second Closing (the restriction period), the shareholder representative will have veto rights relating to certain actions proposed to be taken by Liberty Media, including, with certain exceptions, (i) the creation of any other class of stock which tracks the economic performance of Formula 1, or any action with respect to the shares of LMCK or any series of LMG Group tracking stock which has an objectively adverse impact on the Selling Shareholders as compared to the impact on other holders of shares of LMCK and (ii) the issuance of shares of or other equity interests relating to LMG Group tracking stock except (x) to raise cash at then prevailing market prices to support the business plan of the Formula 1 motorsports business or (y) to fund repurchase offers.

        Following notice from the board of directors of Liberty Media, the shareholder representative will be deemed to have consented to any action proposed to be taken by Liberty Media which is the subject of clauses (i) and (ii) above unless the shareholder representative delivers written notice to Liberty Media within five business days.

        Further, pursuant to the shareholders agreement, Liberty Media may not combine its Media Group with another Liberty Media tracking stock group during the restriction period unless there is a change in tax law, regulation, guidance or interpretation which is reasonably likely to result in unfavorable tax treatment to Liberty Media or its stockholders.

  Termination

        The shareholders agreement will terminate:

  •
  upon the mutual agreement of Liberty Media and the shareholder representative;

  •
  upon the election of the shareholder representative following a material breach by Liberty Media which shall not have been cured within 30 days after written notice thereof has been received by Liberty Media;

  •
  with respect to a Selling Shareholder (and not with respect to any other Selling Shareholder), upon the election of Liberty Media following a material breach by such Selling Shareholder which shall not have been cured within 30 days after written notice thereof has been received by such Selling Shareholder; or

  •
  upon the latest to occur of (i) the expiration of the restriction period, (ii) the date on which there cease to be outstanding any registrable securities and (iii) the expiration of the repurchase offer period.

        The foregoing description of the shareholders agreement is qualified in its entirety by reference to the full text of the shareholders agreement, a copy of which is attached as Annex C? to this proxy statement.

Exchangeable Redeemable Loan Note Instrument

        Pursuant to the Second SPA, following the completion of the unwind and prior to the Second Closing, Formula 1 will amend and restate the instrument governing the F1 Loan Notes such that it will reflect the rights and preferences applicable to the Exchangeable Notes (the Exchangeable Notes instrument). Upon the effectiveness of such Exchangeable Notes instrument at the Second Closing, the F1 Loan Notes will become Exchangeable Notes, all of which will be held by the Selling Shareholders (in their capacity as holders of Exchangeable Notes, the "Noteholders") at the Second Closing.

  Amount, Description and Repayment

        The Exchangeable Notes will be 2% fixed rate unsecured exchangeable redeemable loan notes and will be issued by Delta Topco in integral multiples of $1. The aggregate principal amount of the Exchangeable Notes at the Second Closing will be $350,639,389.00. The Exchangeable Notes will mature on the date that is 30 months from the date of the Second Closing (the maturity date).

        Interest will accrue on the Exchangeable Notes at the rate of 2% per annum and will be payable to the Noteholders twice yearly in arrears by either, at the discretion of Formula 1, (i) issuing payment in kind notes (PIK notes) in respect of the interest payable, rounded to the nearest dollar, or (ii) paying in cash the amount of interest due. With respect to any individual interest period, interest payments will be made to each Noteholder in the same form and will be comprised entirely of cash or entirely of PIK notes. The PIK notes will have a maturity date, will bear interest and will be subject to terms and conditions identical to the Exchangeable Notes (for purposes of this proxy statement, the term Exchangeable Notes includes all PIK notes issued in respect of such Exchangeable Notes).

        The principal amount of the Exchangeable Notes (including any PIK notes) plus all accrued and unpaid interest thereon will be repaid in cash on the maturity date.

  Seniority

        The Exchangeable Notes when issued will rank pari passu with each other without preference as an unsecured obligation of Formula 1, and will be subordinated in right of payment to Formula 1's outstanding indebtedness for borrowed money, whether such indebtedness is outstanding on the date of issuance of the Exchangeable Notes or incurred thereafter. However, the Exchangeable Notes will be senior in right of payment to any indebtedness of Formula 1 held by or owed to Liberty Media or any of its affiliates (other than Formula 1 and its subsidiaries).

        Upon issuance of the Exchangeable Notes, Formula 1 will agree (i) to not incur or guarantee any indebtedness that is held by or owed to Liberty Media or any of its affiliates (other than Formula 1 and its subsidiaries) unless such indebtedness is subordinated to the Exchangeable Notes, (ii) to not incur or guarantee any secured indebtedness that is held by or owed to Liberty Media or any of its affiliates (other than Formula 1 and its subsidiaries) unless the Exchangeable Notes are secured on a basis that ranks senior to such indebtedness or (iii) to not permit any of its subsidiaries to incur or guarantee any indebtedness that is held by or owed to Liberty Media or any of its affiliates (other than Formula 1 and its subsidiaries) unless such subsidiaries also guarantee or become co-obligors under the Exchangeable Notes on a senior basis, and such indebtedness of such subsidiary is subordinated to the Exchangeable Notes.

  Exchange of Exchangeable Notes for Shares of LMCK

        At any time a Noteholder has the right to require Formula 1 to exchange (a Noteholder optional exchange) any or all of the Exchangeable Notes held by such Noteholder for a number of fully paid shares of LMCK equal to the quotient of (i) the principal amount of the Exchangeable Notes to be so exchanged, plus all accrued and unpaid interest thereon, and (ii) 105% of the LMCK reference price, subject to adjustment in certain circumstances (including a subdivision of shares of LMCK or a combination of shares of LMCK effected by Liberty Media, or certain stock dividends, extraordinary cash dividends, distributions, reclassifications, spin-offs, mergers or other similar corporate events affecting shares of LMCK) (the exchange price).

        Within three business days of a request by a Noteholder for a Noteholder optional exchange, Formula 1 will have the right to redeem the Exchangeable Notes subject to such request for an amount in cash equal to the product of (i) the number of shares of LMCK calculated in accordance with the preceding paragraph and (ii) the volume weighted average trading price of shares of LMCK over the five consecutive trading days ending on the trading day immediately prior to the receipt of the Noteholder's request for the Noteholder optional exchange. The Noteholder will have no right to receive any shares of LMCK should Formula 1 exercise its right to deliver cash in connection with a Noteholder optional exchange. If Formula 1 does not so exercise its right to redeem Exchangeable Notes for cash, such Exchangeable Notes will be exchanged for shares of LMCK as described above.

        At any time when the total principal amount of the Exchangeable Notes (including PIK notes) outstanding and owned by a Noteholder or its affiliates is less than the total principal amount of Exchangeable Notes first issued to such Noteholder, Formula 1 will have the right to require either (i) the Noteholder to exchange any or all Exchangeable Notes held by such Noteholder (a mandatory exchange) for a number of fully paid shares of LMCK equal to (A) the principal amount of the Exchangeable Notes to be so exchanged, plus all accrued and unpaid interest thereon, divided by (B) the volume weighted average trading price of shares of LMCK over the five consecutive trading days ending on the trading day immediately prior to the notification of the mandatory exchange, or (ii) the redemption of any or all of the Exchangeable Notes held by such Noteholder, and Formula 1 shall pay to such Noteholder an amount in cash equal to the principal amount of the Exchangeable Notes to be so redeemed, plus all accrued and unpaid interest thereon.

  Transfers

        The Exchangeable Note instrument provides that a Noteholder may transfer Exchangeable Notes only to (i) an affiliate of such Noteholder, (ii) another Noteholder or (iii) Formula 1.

        Any Noteholder who proposes to transfer any Exchangeable Notes to any other person must provide five business days written notice to Formula 1. Upon notice of such proposed transfer (other than a permitted transfer), Formula 1 will have the option to redeem such Exchangeable Notes (a transfer purchase) at a price, payable in cash, equal to the product of (i) the principal amount of the

Exchangeable Notes proposed to be transferred, plus all accrued and unpaid interest thereon, divided by the exchange price, and (ii) the volume weighted average trading price of shares of LMCK over the five consecutive trading days ending on the trading day immediately prior to the delivery of the notice of transfer by the Noteholder to Formula 1. Formula 1 is required to inform such Noteholder of its intention to exercise its transfer purchase rights within 4 business days of the delivery of the notice of transfer.

        If Formula 1 does not exercise its right to effect a transfer purchase within four business days of the delivery of the notice of transfer, the Exchangeable Notes to be so transferred shall be automatically exchanged (a transfer exchange) by Formula 1 immediately prior to such transfer for a number of shares of LMCK equal to the quotient of (i) the principal amount of the Exchangeable Notes proposed to be transferred, plus all accrued and unpaid interest thereon, and (ii) the exchange price.

  Noteholder Representative Veto Rights

        Until the earlier of (i) the maturity date and (ii) the date on which the Noteholders collectively cease to own Exchangeable Notes (including PIK notes) representing at least 30% in principal amount of the total principal amount of the Exchangeable Notes issued and outstanding immediately following the Second Closing (the veto termination date), the holder of Exchangeable Notes which, together with its affiliates, holds the greatest principal amount of Exchangeable Notes (the Noteholder representative) will have the right to exercise (on behalf of the Noteholders) veto rights over certain actions proposed to be taken by the Board of Directors of Formula 1, including, subject to certain exceptions:

  •
  the termination of the appointment of the Chairman or CEO of Formula 1;

  •
  material changes to or deviations from the business plan of Formula 1, including the dividend policy of Formula 1 set forth therein;

  •
  the voluntary liquidation, dissolution, merger or winding up of Formula 1 or any of its subsidiaries;

  •
  material amendments to, or extensions or renewals on materially amended terms, or terminations of, certain material contracts of Formula 1;

  •
  material acquisitions or dispositions of assets by Formula 1 or any of its subsidiaries, or entering into any joint ventures or mergers involving Formula 1 or any of its subsidiaries, including any sale of the assets and business of Formula 1 and its subsidiaries as a whole;

  •
  certain transactions resulting in a change of control of Formula 1;

  •
  any issue by Formula 1 or any of its subsidiaries of any F1 Shares or other securities except to Liberty Media or a wholly owned subsidiary of Liberty Media that is wholly attributed to the Media Group, or the sale or transfer of shares or other securities of any subsidiary of Formula 1 such that any wholly owned subsidiary of Formula 1 as of the date of the Exchangeable Notes instrument ceases to be wholly owned, directly or indirectly, by Formula 1 or Liberty Media and attributed to the Media Group, in each case, other than (i) the Exchangeable Notes and related PIK notes, (ii) in connection with obtaining or maintaining financing, the proceeds of which are used exclusively for the benefit of Formula 1 and its subsidiaries or (iii) in connection with acquisitions of assets or businesses by Formula 1 or its subsidiaries not otherwise subject to the consent of the Noteholder representative; and

  •
  any amendment or waiver by Formula 1 with respect to its letter agreement with Liberty Media relating to the transfer of shares of LMCK to Formula 1 as may be required to satisfy any obligations of Formula 1 under the Exchangeable Notes, as described further below.

        Prior to the taking of any of the foregoing corporate actions, the Board of Directors of Formula 1 must deliver to the Noteholder representative a written notice of such action and may proceed with such action only if the Noteholder representative does not veto such action within five business days of the delivery of such notice.

        Additionally, the articles of association of Formula 1 in effect at the issuance of the Exchangeable Notes (the Formula 1 articles) will provide that until the veto termination date any purported grant of a security interest in the equity securities of Formula 1 or a sale or transfer of equity securities of Formula 1 such that it ceases to be 100% owned, directly or indirectly, by the Buyer or Liberty Media will be void and will not be registered by the Board of Directors of the Company, other than:

  •
  the Exchangeable Notes and related PIK notes;

  •
  in connection with obtaining or maintaining financing, the proceeds of which are used exclusively for the benefit of Formula 1 and its subsidiaries; or

  •
  in connection with acquisitions of assets or businesses by Formula 1 or its subsidiaries not otherwise subject to the consent of the Noteholder representative.

  Rights to Appoint Members to the Board of Directors of Formula 1

        The Exchangeable Notes instrument provides that the Formula 1 articles will grant the Noteholders certain board appointment rights. The Formula 1 articles will provide that any Noteholder owning Exchangeable Notes (including PIK notes and excluding Exchangeable Notes acquired by means of a transfer from another Noteholder) together with its affiliates representing 15% or more in principal amount of the Exchangeable Notes issued and outstanding immediately following the Second Closing, together with any PIK notes, will have the right to designate one director to the Board of Directors of Formula 1 for a term of 5 years from the date of the Second Closing.

        Additionally, those Noteholders which do not individually own Exchangeable Notes (including PIK notes and excluding Exchangeable Notes acquired by means of a transfer from another Noteholder) representing 15% or more in principal amount of the Exchangeable Notes issued and outstanding immediately following the Second Closing, together with the PIK notes, will, so long as such holders collectively own Exchangeable Notes (including PIK notes) representing at least 25% in principal amount of the total principal amount of Exchangeable Notes issued and outstanding immediately following the Second Closing, plus any PIK notes, have the right to designate one person to be a director of Formula 1. Such nominee will serve until the earlier of (i) the maturity date and (ii) the date on which such Noteholders cease to own at least 25% or more in principal amount of the Exchangeable Notes issued on the date of the Second Closing, including PIK notes.

  Independent Conflict Committee

        The Formula 1 articles to be in effect at the Second Closing will establish an Independent Conflict Committee of the Board of Directors of Formula 1 (the IC Committee), which will continue in effect until the first to occur of (i) the maturity date and (ii) the first date on which both (A) no Noteholder together with its affiliates owns Exchangeable Notes (including PIK notes and excluding Exchangeable Notes acquired by means of a transfer from another Noteholder) representing 15% or more in principal amount of the Exchangeable Notes issued and outstanding immediately following the Second Closing, together with any PIK notes, and (B) those Noteholders which do not individually own Exchangeable Notes representing 15% or more in principal amount of the Exchangeable Notes issued on the date of the Second Closing, but collectively own Exchangeable Notes representing at least 25% in principal amount of the total principal amount of Notes issued on the date of the Second Closing, including PIK notes, collectively cease to own at least 25% or more in principal amount of the Exchangeable Notes issued on the date of the Second Closing.

        The Exchangeable Notes instrument provides that the IC Committee will be comprised of the Chairman of the Board of the Company and two independent directors. The IC Committee, acting by a majority of members, will review certain matters. Unless approved by the IC Committee, Formula 1 may not engage in transactions between Formula 1 or any of its subsidiaries:

  •
  and entities attributed to the Braves Group or the SiriusXM Group or other tracking stock groups of Liberty Media;

  •
  and certain affiliates of Liberty Media;

  •
  that constitute related party transactions as defined in Item 404 of Regulation S-K as prescribed under the Securities Act;

  •
  specified in certain material contracts of Formula 1; and/or

  •
  any other person, the primary purpose of which is, subject to certain exceptions, to provide a benefit to an entity or entities which, or a majority of Liberty Media's interest in which, are attributed to the Braves Group or the SiriusXM Group or tracking stock groups of Liberty Media.

        The foregoing description of the Exchangeable Notes is qualified in its entirety by reference to the full text of the Exchangeable Notes instrument, a copy of which is attached as Annex D to this proxy statement.

Letter Agreement

        At the Second Closing, Liberty Media will enter into a letter agreement with Formula 1 in which Liberty Media will agree to issue and cause to be transferred to Formula 1 the number of fully paid and non-assessable shares of LMCK required to be delivered by Formula 1 to the Noteholders, from time to time, under the terms of the Exchangeable Note instrument. In addition, Liberty Media will agree that, prior to the maturity date of the Exchangeable Notes, it will not, directly or indirectly, offer for sale, sell, transfer or otherwise dispose of the F1 Shares acquired by the Buyer at the Second Closing to the extent it would cause such F1 Shares to cease to be owned by Liberty Media or a direct or indirect wholly owned subsidiary of Liberty Media or take, or cause any of its direct or indirect subsidiaries to take, any action to amend the Formula 1 articles in any manner that would have an adverse impact on the Noteholders.

Additional Transaction Agreements

        Other agreements entered into, or to be entered into, in connection with the acquisition include:

  •
  a warranty deed, dated September 7, 2016, by and among Formula 1, certain managers of Formula 1 and the Buyer, pursuant to which certain managers of Formula 1 gave warranties with respect to Formula 1;

  •
  a deed of covenant, dated September 7, 2016, by and among CVC, Formula 1, the Buyer and Liberty Media, pursuant to which the parties agreed to take certain actions with respect to the acquisition, including an obligation of CVC to consent to certain transfers by Liberty Media of the initial securities and the additional securities purchased by Liberty Media pursuant to the First SPA should the Second Closing not occur; and

  •
  the Formula 1 articles, to be in effect at the Second Closing, which will serve as the organizational document of Formula 1.

No Dissenters' Rights

        Stockholders of Liberty Media will not be entitled to exercise dissenters' rights or to demand payment for their shares of capital stock of Liberty Media in connection with the acquisition.

Material U.S. Federal Income Tax Consequences

        The completion of the acquisition will not be taxable to stockholders of Liberty Media for U.S. federal income tax purposes.

Accounting Treatment

        [To come.]

Regulatory Matters

        The completion of the acquisition is subject to the satisfaction or waiver of certain competition law and regulatory conditions, including the approval of various competition and antitrust authorities of the jurisdictions in which Formula 1 operates.

        Pursuant to the Second SPA, the Buyer and Liberty Media have agreed to promptly take any and all necessary steps to avoid or eliminate all impediments under any antitrust, competition or trade regulation or law that may be asserted by any governmental entity with respect to the acquisition. Although Liberty Media expects that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be obtained in a timely manner or at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the acquisition, including the divestiture of certain assets.

        For a more detailed description of the required clearances and approvals, see "—The Stock Purchase Agreements—The Second SPA—Conditions to the Completion of the Acquisition" section.

RISK FACTORS

        In addition to the other information incorporated by reference or included in this proxy statement, including the risks identified in our Annual Report on Form 10-K filed with the SEC on February 26, 2016, as amended by our Annual Report on Form 10-K/A filed with the SEC on April 29, 2016, and the matters addressed in the section of this proxy statement entitled "Cautionary Statement Concerning Forward-Looking Statements", you should carefully consider the following risks before deciding how to vote on the proposals presented at the special meeting. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements, discussed further below in the section entitled "Cautionary Statement Concerning Forward-Looking Statements".

Risks Relating to the Acquisition

         The unaudited pro forma condensed consolidated financial statements included in this proxy statement are presented for illustrative purposes only and do not represent the actual financial position or results of operations of Liberty Media after giving effect to the acquisition.

        The unaudited pro forma consolidated financial statements contained in this proxy statement are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and do not represent the actual financial position or results of operations of Liberty Media or Formula 1 for several reasons. See the sections entitled "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page F-82 and "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 49. The actual financial positions and results of operations of Liberty Media and Formula 1 prior to the acquisition and that of Liberty Media following the acquisition may not be consistent with, or evident from, the unaudited pro forma consolidated financial statements and prospective financial information included in this proxy statement. In addition, the estimates and assumptions used in preparing the unaudited pro forma financial statements and prospective financial information included in this proxy statement may not be realized and may be affected by other factors. Any significant changes in the share price of LMCK, may cause a significant change in the pro forma financial statements.

         Liberty Media expects to incur significant costs and expenses in connection with the acquisition.

        Liberty Media expects that it will incur certain non-recurring costs in connection with the consummation of the acquisition, including advisory, legal and other transaction costs. A majority of these costs have already been incurred or will be incurred regardless of whether the acquisition is completed. While many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time, management of Liberty Media continues to assess the magnitude of these costs, and additional unanticipated costs may be incurred in connection with the acquisition. Although Liberty Media expects that the realization of benefits related to the acquisition will offset such costs and expenses over time, no assurances can be made that this net benefit will be achieved in the near term, or at all.

         The announcement and pendency of the acquisition of Formula 1 could divert the attention of management and cause disruptions in the businesses of Formula 1 and Liberty Media, which could have an adverse effect on the business and financial results of both Formula 1 and Liberty Media.

        Liberty Media and Formula 1 are non-affiliated companies that are currently operated independently of each other. Management of both Formula 1 and Liberty Media may be required to divert a disproportionate amount of attention away from their respective day-to-day activities and operations, and devote time and effort to consummating the acquisition. The risks, and adverse effects, of such disruptions and diversions could be exacerbated by a delay in the completion of the acquisition. These factors could adversely affect the financial position or results of operations of Liberty Media and Formula 1, regardless of whether the acquisition is completed.

         Liberty Media is subject to contractual restrictions while the acquisition is pending, which could adversely affect Liberty Media's business.

        The Second SPA imposes certain restrictive interim covenants on Liberty Media. For instance, the consent of the Sellers' Representative is required in respect of, among other things, amendments to Liberty Media's organizational documents, payments of dividends or capital reorganizations with respect to Liberty Media Group tracking stock and certain issuances of shares of Liberty Media Group tracking stock. These restrictions may prevent Liberty Media from taking certain actions before the acquisition is completed or the Second SPA is terminated, including making certain acquisitions or otherwise pursuing certain business opportunities, or making certain changes to its capital stock, that its board of directors may deem beneficial.

         Uncertainties among counterparties and employees of Formula 1 while the acquisition is pending could adversely affect the value of Formula 1 following the closing.

        Uncertainty about the effect of the acquisition could impact counterparties (including to race promotion, broadcasting, advertising, sponsorship or other commercial agreements) and employees of Formula 1 and have an adverse effect on Formula 1 and, consequently, on Liberty Media following the completion thereof. These uncertainties may impair Formula 1's ability to attract, retain and motivate key personnel until the acquisition is completed and for a period of time thereafter, and could cause Formula 1's counterparties (including to race promotion, broadcasting, advertising, sponsorship or other commercial agreements), the Teams and others who deal with Formula 1 to seek to change their existing business relationships with Formula 1. Employee retention may be particularly challenging during the pendency of the acquisition because employees may experience uncertainty about their post-closing roles. If key employees depart despite Formula 1's and Liberty Media's efforts to retain them, the value of the Formula 1 business could be harmed, and the expected benefits of the acquisition may not be realized in full.

         In order to complete the acquisition, Liberty Media along with Formula 1 must make certain governmental filings and obtain certain governmental and third party authorizations and consents, and if such filings and authorizations are not made or granted or are granted with conditions to the parties, completion of the acquisition may be jeopardized or the anticipated benefits of the acquisition could be reduced.

        The completion of the acquisition is conditioned upon, among other things, required governmental and third party authorizations having been obtained and being in full force and effect. Notwithstanding the covenants of the parties included in the transaction agreements, there can be no assurance that the parties will be able to obtain all requisite authorizations. The governmental authorities from whom some of these authorizations are required generally have broad discretion in administering the governing regulations. As a condition to authorizing the acquisition, they may seek to impose requirements, limitations or costs or require divestitures or place restrictions on the conduct of the combined company's business after completion of the acquisition, which may delay or functionally preclude the completion of the acquisition.

        In addition, under the terms of the Second SPA, subject to certain exceptions, Liberty Media and its subsidiaries are required to accept certain conditions and agree to take certain actions imposed by governmental authorities. There can be no assurance that any such conditions, terms, obligations or restrictions will not have the effect of imposing additional material costs on Liberty Media or will not materially impact the business of Formula 1 following the acquisition, or otherwise adversely affect the business and results of operations of Liberty Media after completion of the acquisition.

        The completion of the acquisition is also conditioned upon the prior written confirmation, consent and approval of the FIA in connection with certain contracts material to the business of Formula 1. There can be no assurance that the consent of the FIA will be obtained.

        For a more detailed summary of the conditions that must be satisfied or waived prior to completion of the acquisition, see "Information about the Acquisition of Formula 1—The Stock Purchase Agreements—The Second SPA—Conditions to the Completion of the Acquisition".

         If the Second SPA terminates in accordance with its terms, Liberty Media will own only a minority interest in Formula 1, with no voting rights and limited liquidity and governance rights.

        The Second SPA will terminate in accordance with its terms if, among other reasons, all of the conditions to the consummation of the acquisition (other than those which by their terms are to be satisfied at the closing) have not been satisfied or waived by 11:59 p.m. (London time) on June 30, 2017. Unless the parties mutually agree to extend the term of the Second SPA, Liberty Media will own only the minority equity interest in Formula 1 it acquired under the First SPA, and, absent certain regulatory clearances, Liberty Media will not be entitled to exercise the voting rights attendant to those interests. Further, Liberty Media will not be entitled to freely transfer these interests under the terms of the existing organizational documents and shareholders agreements of Delta Topco, the holding company for Formula 1, and Liberty Media would have no right to force a liquidity event with regard to its initial investment in Formula 1.

         Failure to complete the acquisition could negatively impact the stock price and financial results of Liberty Media.

        If the acquisition is not completed for any reason, Liberty Media would be subject to negative reactions from financial markets impacting the price of Liberty Media Group tracking stock, and Liberty Media will have incurred significant transaction costs without the benefit of having completed an accretive investment. In addition, Liberty Media could be subject to the cost of litigation related to any dispute regarding an alleged failure of a closing condition or any related enforcement proceeding commenced against Liberty Media to perform its obligations under the Second SPA or any of the other transaction documents, as well as any judgment potentially obtained against Liberty Media in any such action. All of these expenses and contingencies could negatively impact the financial position and results of operations of Liberty Media.

         Liberty Media may fail to realize the potential benefits of the acquisition of Formula 1 in a timely manner or at all.

        Liberty Media believes there are significant benefits that may be realized by acquiring the Formula 1 business and leveraging Liberty Media's expertise in live events and digital monetization. However, the efforts to realize these benefits will be a complex process and may disrupt both companies' existing operations if not implemented in a timely and efficient manner. If the management teams of Liberty Media and Formula 1 are unable to minimize the potential disruption to their respective businesses and operations during this period, Liberty Media may not fully realize the anticipated benefits of the acquisition. Realizing the benefits of the acquisition may depend in part on the efficient coordination and alignment of various functions. Liberty Media may encounter difficulties, costs and delays as a result of the acquisition, including the following, any of which could harm its results of operations, businesses, financial condition and/or the price of its stock:

  •
  conflicts between business cultures;

  •
  difficulties and delays in the coordination and alignment of business relationships and other functions of Liberty Media and Formula 1;

  •
  the diversion of management's attention from the normal daily operations of its business;

  •
  complexities associated with leveraging Liberty Media's live events and digital monetization expertise while supporting different business models;

  •
  potential conflicts with Formula 1 counterparties;

  •
  loss of key employees and disruptions among employees at Formula 1 that may result in the loss of valuable experience and capabilities and erode employee morale; and

  •
  failure to achieve anticipated levels of revenue, profitability or productivity for the Formula 1 business.

        Failure to implement, or problems with implementing, the post-acquisition strategy for Formula 1 may also adversely affect the trading price of any series of Liberty Media Group tracking stock.

         During the period that the Exchangeable Notes are outstanding, Liberty Media may be unable to cause Formula 1 to take certain corporate actions.

        A portion of the consideration for the acquisition will be financed the Exchangeable Notes that will be issued by the holding company for the Formula 1 business. Pursuant to the terms of the Exchangeable Notes instrument, the Noteholder representative will have veto rights over certain actions proposed to be taken by Formula 1 following the completion of the acquisition, including the termination of certain key executives, material business transactions, a change in control of Formula 1, issuances of securities and amendments to or terminations of certain material business contracts. These veto rights will expire upon the earlier of the maturity date of the Exchangeable Notes and the date the outstanding principal amount of the Exchangeable Notes is less than 30% of the outstanding principal amount issued at the closing under the Second SPA. Until the veto rights expire, Liberty Media may be unable to cause Formula 1 to take certain corporate actions that Liberty Media believes would be in the best interests of its Media Group.

         Sales (or anticipated sales) of shares of LMCK following the acquisition may negatively affect the market price of any series of Liberty Media Group tracking stock.

        In connection with the acquisition, Liberty Media will issue approximately 138 million shares of LMCK at the closing under the Second SPA, representing approximately 64.7% of the pro forma outstanding equity interest in the Media Group (based upon the number of outstanding shares on July 31, 2016 and including shares issuable upon the exchange of the approximately $351 million of Exchangeable Notes). Further, Liberty Media may issue additional shares of LMCK upon the exchange of the Exchangeable Notes. Pursuant to the shareholders agreement, Liberty Media has agreed to file a shelf registration statement on Form S-3 as soon as reasonably practicable on or following the date of the closing under the Second SPA registering all shares of LMCK issued at such closing and the maximum number of shares that may be issued upon the exchange of Exchangeable Notes. Further, Liberty Media has agreed to cooperate with the Selling Shareholders in connection with certain post-closing underwritten offerings. The shares of LMCK to be issued in the acquisition will generally be eligible for resale upon the effectiveness of such shelf registration statement, but subject to the expiration of any applicable lock-up periods. The market price of shares of any series of Liberty Media Group tracking stock could decline as a result of sales of a large number of shares of LMCK in the market after the consummation of the acquisition or even the perception that these sales could occur.

         Following the acquisition, one or more representatives of the Selling Shareholders may be able to exercise significant influence over Liberty Media corporate transactions and other matters as a result of Liberty Media's agreement to appoint a nominee designated by the Selling Shareholders to its Board of Directors and to provide certain shareholder protections to the Selling Shareholders under the shareholders agreement.

        At the closing under the Second SPA, Liberty Media and the Selling Shareholders will enter into the shareholders agreement. The shareholders agreement provides that upon the closing under the Second SPA, Liberty Media will increase the number of members constituting its board of directors from nine to ten, and appoint a shareholder director to serve on the board of directors of Liberty Media for a term of 30 months following the date of the closing under the Second SPA. The shareholder director, along with two of Liberty Media's independent directors, will also serve on a new committee of the board of directors of Liberty Media that will review and approve certain actions by Liberty Media relating to or affecting the Media Group. Additionally, the shareholders agreement grants the shareholder representative veto rights, during the restriction period, over certain actions proposed to be taken by Liberty Media, including, with certain exceptions, the creation of other classes of stock tracking the economic performance of Formula 1 and the issuance of any equity interest relating to any series of Liberty Media Group tracking stock. The shareholders agreement further provides that Liberty Media will not combine its Media Group with another Liberty Media tracking stock group during the restriction period unless there is a change in tax law or related guidance or interpretation which is reasonably likely to result in unfavorable tax treatment to Liberty Media or its stockholders. As a result of these rights under the shareholders agreement, one or more representatives of the Selling Shareholders, who may have interests different from those of other stockholders of Liberty Media, will be able to exercise significant influence over certain matters relating to the governance of Liberty Media during the restriction period, including in certain circumstances the approval of significant corporate actions such as business combination transactions and issuances of certain securities.

         The Teams have certain governance rights under the Current Concorde Arrangements and the organizational documents of Delta Topco that may limit or, at a minimum, influence actions that Liberty Media may seek to cause Formula 1 to take.

        The Teams are entitled to certain consent rights under the Current Concorde Arrangements (as defined below), including in relation to the number of Events in a season exceeding 20 (or 17 if the number of Events that are held outside Europe, the US or Canada exceeds 60% or more of the total number of Events in that season) and the introduction of new sporting and technical regulations applying to the World Championship. Also, under the Current Concorde Arrangements, the Longest Standing Team has a consent right over certain nominees for appointment as a new chief executive of Formula 1 and certain rights with respect to the termination of the current chief executive of Formula 1. Further, the Team Agreements with McLaren and Mercedes grant the corporate parent of each of those Teams (McLaren Group Limited and Daimler AG, respectively) the right to appoint a director of Delta Topco until December 31, 2020 or the termination of the relevant Team Agreement, if earlier, and Ferrari has an equivalent right, pursuant to a provision contained in all of the Team Agreements granting that right to the longest standing Team that has competed in the World Championship for the greatest number of seasons since 1950 (the Longest Standing Team) (each such director, a Team Director). The right with respect to the Longest Standing Team is also reflected in the organizational documents of Delta Topco. The Longest Standing Team's Team Director has the right to sit on the Audit and Ethics and Nomination Committees of Delta Topco and any standing or ad hoc committees of Delta Topco established to monitor the strategic development of Formula 1's business. The Longest Standing Team's Team Director also has influence in relation to the removal or appointment of Formula 1's chief executive, by virtue of being a member of the Nomination Committee of Delta Topco. Mercedes' Team Director is currently a member of the Nomination Committee of Delta Topco, although he is not appointed by right. The interests or opinions of the Teams with regard to certain actions proposed to be taken by Formula 1 may differ from those of Liberty Media. In such event, the Teams may be able to block these actions or, at a minimum, cause their interests or opinions to be considered by the Delta Topco board of directors.

Risks Relating to the Formula 1 Business

         There could be a decline in the popularity of Formula 1 which may have a material adverse effect on Formula 1's ability to exploit its commercial rights to the World Championship.

        The success of Formula 1's business and its ability to profitably renew or enter into beneficial new commercial arrangements, including race promotion, broadcasting, advertising and sponsorship contracts, is largely dependent upon the continued popularity of the World Championship. Similarly, the sponsorship and other revenue generation of the Teams are dependent on such continued popularity and, if such revenues decreased, it may impact their ability or willingness to continue participating in the World Championship. The popularity of Formula 1, globally and in particular countries and regions, may be influenced by competition from any rival championship and other forms of motor sport or similar entertainment which challenge Formula 1's position and reputation as the pinnacle of world motor sport, the continued participation of the leading Teams, the perceived entertainment value of the World Championship, changes in societal views on automobiles more generally and an unfavorable economic climate which may discourage fans from attending Events or make it more difficult to expand into new markets, all of which could change rapidly and cannot be predicted. See "—Rival motor sport events could be established, involving existing Teams or different Teams, that could lead to fewer Teams and race circuits and diminish the competitive position of Formula 1." Formula 1 also faces stiff competition from other live sporting events, and with sporting events delivered over television networks, radio, the Internet and online services, mobile applications and other alternative sources, as well as from the availability of alternative forms of entertainment and leisure activities. Formula 1 competes for attendance, viewership and advertising with a wide range of alternatives, such as top flight soccer leagues in many of its non-U.S. markets. As a result of the large number of options available, Formula 1 faces strong competition for the attention of sports fans.

        Further, a scandal which undermines the credibility of the sport, such as a race fixing scandal, or accident could also impact the popularity of Formula 1. In particular regions, the popularity of the World Championship varies depending upon the participation and performance of drivers and Teams from that region. There is no assurance that Formula 1 will be able to compete effectively with other forms of sports or entertainment or that the World Championship will maintain its popularity either globally or in any particular country or region. Any decrease in the continued popularity of the World Championship may affect Formula 1's ability to enter into or renew race promotion, broadcasting, advertising, sponsorship or other commercial agreements which may materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

         Termination of the 100-Year Agreements could cause Formula 1 to discontinue its operations.

        The license under the 100-Year Agreements is critical to the ongoing operation of Formula 1's business. Under the 100-Year Agreements, the FIA has granted Formula 1 the exclusive commercial rights to the World Championship, including the rights to use the trademarks associated with the World Championship, until the end of 2110. See "Appendix: Business and Financial Information of Formula 1—Business—Key Commercial Agreements—100-Year Agreements" for a more detailed discussion of the 100-Year Agreements. Formula 1's rights under these agreements can be terminated by the FIA if Formula 1 materially breaches the relevant agreements (with certain of such breaches subject to certain cure rights), undergoes an unpermitted change of control, interferes with certain of the FIA's rights under the 100-Year Agreements or experiences certain insolvency events. If Formula 1's license under the 100-Year Agreements was terminated in accordance with its terms or the FIA or another person successfully challenged the validity of that license (or the 100-Year Agreements as a whole), it could cause Formula 1 to discontinue its operations, lead to the termination of substantially all of Formula 1's commercial contracts, prevent Formula 1 from exploiting the commercial rights to the World Championship and require Formula 1 to discontinue use of the World Championship trademarks and other intellectual property rights.

         Formula 1 is reliant upon certain key personnel, and Formula 1 may lose one or more of them.

        Formula 1's commercial success is dependent to a considerable extent on the abilities and reputation of Formula 1's management. The chief executive officer, Bernie Ecclestone, is the original owner of Formula 1 and was personally responsible for the commercialization of Formula 1 during the 1980s. The recently appointed Chairman Chase Carey has a wealth of experience over many decades in the media sector. In addition, the chief financial officer, Duncan Llowarch, and the General Counsel, Sacha Woodward Hill, have 19 years and 20 years of experience in Formula 1, respectively. The success of the business to date has depended to a significant extent on Mr. Ecclestone, who is currently 86 years old and has been responsible for the growth and strategic development of Formula 1. While Formula 1 has the benefit of a strong management team and contracted revenues which provide Formula 1 stability in the near term, the voluntary departure of key personnel could disrupt Formula 1's operations and have a material adverse effect on Formula 1's business and results of operation.

         Mr. Ecclestone has been the subject of certain legal proceedings in the U.K., and elsewhere, which could damage Mr. Ecclestone's reputation and potentially the reputation of Formula 1 with the public as well as governmental agencies.

        In 1999, Her Majesty's Revenue and Customs (HMRC) in the UK commenced investigations into the tax affairs of Mr. Ecclestone and his then wife, which were concluded in 2008 by a settlement agreement. In 2012, Mr. Ecclestone was notified by HMRC that it was opening an investigation into his tax affairs (the Tax Inquiry). In December 2014, HMRC purported to repudiate the settlement agreement reached with Mr. and Mrs. Ecclestone in 2008 on grounds of fraudulent misrepresentation, which Mr. Ecclestone denies, and HMRC levied on Mr. Ecclestone tax assessments totaling approximately £1 billion, most of which Mr. Ecclestone disputes and which remains unpaid (with the agreement of HMRC) pending the outcome of the litigation Mr. Ecclestone has brought against HMRC in the High Court in London to challenge its repudiation of the 2008 settlement. HMRC's investigation of Mr. Ecclestone's tax affairs is ongoing.

        In addition, in the past, Mr. Ecclestone has been subject to certain criminal and civil proceedings with regard to specified actions he has taken, or was alleged to have taken. Criminal proceedings in Germany against Mr. Ecclestone were abandoned without a finding of guilt following the payment by him of sizable amounts to the relevant state and a charity. Civil proceedings brought against him in the U.K. were dismissed, although the Judge made an adverse finding about some aspects of Mr. Ecclestone's conduct. Civil proceedings brought against Mr. Ecclestone, Formula 1 and others in New York were dismissed for lack of jurisdiction and the claimant has not pursued the matter elsewhere. Another set of civil proceedings involving Mr. Ecclestone remains pending in the U.K. Except for the dismissed claim in New York, Formula 1 has not been a party to any of these proceedings and there have been no judgments or legal findings of fault against Formula 1 in any of these proceedings.

        Given the inherent unpredictability of the Tax Inquiry or litigation in general, and that Formula 1 has little knowledge of Mr. Ecclestone's personal finances and dealings, any future findings of, or sanctions or publicity from, any such proceeding could result in Mr. Ecclestone's reputation being damaged or Formula 1's board of directors or shareholders deciding that Mr. Ecclestone should step down as Formula 1's chief executive officer or director either permanently or until certain issues have been resolved or clarified, any of which could materially and adversely affect Formula 1's business and prospects. In addition, no assurance can be given (i) that relevant authorities or other third parties will not take actions with regard to these matters or any others not known at this time and (ii) that if any such actions are taken that they will not have an adverse impact on Formula 1.

         The Teams may, in certain circumstances, terminate their existing commitment to participate in the World Championship until (and including) 2020 or breach their obligations and withdraw.

        Formula 1's ability to effectively stage the World Championship depends on the ongoing involvement of its participants. Pursuant to individual Team Agreements, each of the current 11 Teams have committed to participate in the World Championship until December 31, 2020, subject to earlier termination upon the occurrence of certain events. Formula 1 cannot provide assurance that any of the Teams will commit to participate in the World Championship beyond 2020, or that the FIA will renew the Current Concorde Arrangements under the 2013 Concorde Implementation Agreement beyond 2030. If any of the current Teams cease to participate in the World Championship, Formula 1 may attempt to encourage new entrants to the World Championship, however, there is no assurance Formula 1 will be able to do this. If such Teams were not replaced, it could result in fewer competitors in the World Championship as compared to recent seasons which may impact the perceived entertainment value of Events. In addition, any negotiation for an extension to the term of the Team Agreements or the Concorde Arrangements could result in less favorable terms to Formula 1.

        Even if a Team has committed to participate in the World Championship it may be able to exercise termination rights under its Team Agreement in certain circumstances and withdraw. For additional information regarding the agreements with the Teams, see "Appendix: Business and Financial Information of Formula 1—Business—Key Commercial Agreements—Current Concorde Arrangements". It is also possible that Teams could form a rival motor sport series.

        A lesser number of teams may reduce the popularity of Formula 1 which may affect its ability to enter into or renew race promotion, broadcasting, advertising, sponsorship or other commercial agreements, which may materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

         The FIA may take actions which are not in Formula 1's interest.

        The FIA is the governing body of the World Championship and a party to the 100-Year Agreements and the 2013 Concorde Implementation Agreement. In its capacity as the governing body of the World Championship, the FIA must place safety and other sporting concerns over Formula 1's commercial interests. As a result, the FIA may take actions with respect to safety and sporting standards and regulations which conflict with Formula 1's interests as the commercial rights holder, including by increasing the cost to Teams of participating in the World Championship, diminishing the visual and sonic spectacle of Events, imposing fines on or excluding Teams, cancelling or delaying an Event, withholding approval for the staging of an Event, a new circuit or Formula 1's proposed season calendar or establishing regulations without the support of the Teams. As a party to the 100-Year Agreements and the 2013 Concorde Implementation Agreement, the FIA has certain rights and limitations and the exercise or purported exercise of the FIA's rights thereunder may conflict with Formula 1's interests. Any actions taken by the FIA which conflict with Formula 1's interests may adversely impact Formula 1's operations and revenue.

         Formula 1 may be subject to enforcement actions under competition laws.

        As further described in "Appendix: Business and Financial Information of Formula 1—Business—Regulatory Matters-Competition Laws", following an investigation by the European Commission (EC) in 1999 in relation to Formula 1's compliance with competition laws, Formula 1 modified certain of its business practices and changed the terms of a number of Formula 1's commercial contracts. Following these modifications and changes, the EC issued two comfort letters to Formula 1 in October 2001 stating that Formula 1 was no longer under investigation. Comfort letters are not binding on the EC and if it believes there has been a material change in circumstances, it could take further enforcement action. The EC issued a press release in October 2003 stating that it was satisfied that Formula 1 had complied with the modified practices and terms that had led to its issuing its comfort letters and that it had ended its monitoring of Formula 1's compliance. In adopting practices and concluding commercial contracts (including as to contracts with broadcasters (and the manner in which these rights are offered), contracts with Teams and contracts with promoters), Formula 1 takes into account the modified practices that formed the basis of the EC's comfort letters.

        Formula 1 is also required to comply with general European Union and national competition laws, which require Formula 1 at all times to ensure its business practices and agreements are consistent with the operation of competitive markets. Failure to comply with the relevant practices, terms, laws and rules can give rise to challenges by the EC, national competition regulators and other interested parties. In addition, they could cause or deem certain of Formula 1's commercial contracts (including the Team Agreements) to be unenforceable in whole or in part and/or require various terms (including duration, scope and exclusivity) to be modified, and/or Formula 1 could be liable for damages or other sanctions.

        Formula 1 has sought to adopt practices and conclude commercial contracts that take into account competition law as it applies to the specific nature of Formula 1's sporting and entertainment businesses, Formula 1's role within those businesses and the roles of the counterparties to Formula 1's commercial contracts. However given the uncertainty of the law in this area, and the possibility of third parties instigating action, there is a risk of further EC investigations, challenges or proceedings against Formula 1. For example, two Teams made a complaint against Formula 1 to the EC in September 2015 regarding the distribution of the Prize Fund and current sporting governance arrangements (though Formula 1 rejects the complaint as being without merit and believes it is in any event, a commercial dispute and not one that involves any breach of competition law). For the reasons set out above, no assurance can be given that there will be no further EC investigation, challenge or proceeding.

        Any of the foregoing could materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

         Formula 1 may be adversely affected by a global deterioration in economic conditions or changes in or declines in consumer and corporate spending.

        While Formula 1's contracted revenue from race promoters, broadcasters and advertisers and sponsors have not historically been immediately affected by an economic downturn, aspects of Formula 1's business, in particular Formula 1's advertising and sponsorship, hospitality, support series, transport and travel businesses, are dependent on general economic conditions and/or consumer and corporate spending. Formula 1's advertising and sponsorship and hospitality businesses are more immediately vulnerable to an economic downturn and a reduction in corporate spending due to the discretionary nature of those services and for advertising and sponsorship, the shorter duration of those contracts. The impact of an economic downturn is likely to have the largest initial impact on Formula 1's hospitality business. If an economic downturn adversely affects race promoters, broadcasters, advertisers and sponsors, Formula 1's ability to renew or enter into new contracts on favorable terms with them could be impacted which could result in a loss of revenues and may materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

         Formula 1 may be unable to renew or replace on favorable terms one or more of Formula 1's race promotion, broadcasting or advertising and sponsorship contracts.

        Formula 1's race promotion, broadcasting and advertising and sponsorship contracts typically have terms of five to seven years, three to five years and three to five years, respectively, but may on occasion be of longer duration. When these contracts expire, Formula 1 may not be able to renew or replace them with contracts on similar terms or at all. Formula 1's ability to renew or replace its contracts on similar terms, or at all, is dependent on a number of factors which Formula 1 may not be able to control or predict including the popularity of Formula 1, the value of live sports rights generally, relevant regulations, economic conditions in the relevant countries and the spending capacity and priorities of Formula 1's counterparties. Additionally, many of Formula 1's race promotion and broadcasting contracts are directly or indirectly with, or guaranteed by, governmental bodies or agencies and a change in their spending capacity or priorities could impact Formula 1's negotiations with them. A failure to renew or replace Formula 1's existing contracts on similar or improved terms could result in, among other things, the payments Formula 1 receives decreasing, the term of the contracts being shortened, termination rights being granted to Formula 1's counterparties and other contractual terms and conditions being introduced which could materially and adversely affect Formula 1's business, financial condition, results of operations and prospects.

         Formula 1 is exposed to credit-related losses in the event of non-performance by counterparties to Formula 1's key commercial contracts.

        Future payments under Formula 1's core commercial contracts, including Formula 1's race promotion, broadcasting and advertising and sponsorship contracts are typically made periodically over the course of several years. Formula 1's ability to generate cash flow is heavily dependent on collecting amounts owed to it under these contracts. A change in the credit quality of one or more of Formula 1's counterparties over the term of their contract with Formula 1 may increase the risk of non-payment. Certain of Formula 1's counterparties are directly or indirectly governments or agencies thereof, some of which have recently experienced a deterioration in their credit quality. Formula 1 may also generally experience difficulties or be unable to recover payments owed to it by governments or agencies thereof because of their sovereign or semi-sovereign status. Additionally, an appreciation of the US dollar against the functional currencies of Formula 1's counterparties increases the risk of non-payment. See "—Fluctuations in the value of the US dollar against the functional currencies of Formula 1's business and Formula 1's counterparties' business could adversely affect Formula 1's profitability." The failure of one or more of Formula 1's counterparties to pay outstanding amounts owed to it could have a material adverse effect on Formula 1's cash flows and results of operation.

         Potential challenges by tax authorities in the jurisdictions in which Formula 1 operates could adversely affect Formula 1's financial results and position.

        Formula 1's taxes are based upon the applicable tax laws and tax rates in effect in the jurisdictions in which it operates and upon the nature of Formula 1's business arrangements and activities with and in such jurisdictions. When computing its tax obligations in these jurisdictions, Formula 1 endeavors to apply national and international tax rules consistently and in accordance with generally accepted interpretations and practice. However, such rules, and their application to Formula 1's business, may not be entirely clear in all cases and may be interpreted differently by the applicable tax authorities. There can be no assurance that, upon review of Formula 1's positions, the applicable tax authorities will agree with such positions. If a tax authority successfully challenges Formula 1's positions with respect to its business arrangements, intercompany pricing policies, or the taxable presence of subsidiaries in certain jurisdictions, or if Formula 1 loses a material tax dispute in any jurisdiction, then Formula 1 may be exposed to additional tax liabilities and penalties, which may adversely affect its financial condition, results of operations and prospects.

         Changes in tax laws could adversely affect Formula 1.

        Formula 1 operates in various jurisdictions and is subject to changes in applicable tax laws, treaties, or regulations in those jurisdictions. A material change in the tax laws, treaties, or regulations, or their interpretation, of any jurisdiction with which Formula 1 does business, or in which Formula 1 has significant operations, could adversely affect Formula 1. For example, the UK government announced in early 2016 that it intends to further limit the tax relief for interest expense available to UK companies, effective April 1, 2017. Although the UK government has published detailed consultation documents regarding the proposed changes, draft legislation is not publicly available. Depending on the final form of the legislation, the new rules could reduce significantly the amount of Formula 1's interest expense that qualifies as tax deductible. These changes could adversely affect Formula 1's financial results and position.

        In addition, the Organization for Economic Co-Operation and Development (the OECD) published in July 2013 an action plan on base erosion and profit shifting (BEPS) that seeks to reform the taxation of multinational companies. In October 2015, the OECD released final reports on the focus areas in its action plan on BEPS. These final reports recommend changes to domestic laws, the OECD model tax convention, and the OECD transfer pricing guidelines. In addition, they propose to accelerate the incorporation of recommended income tax treaty changes into existing bilateral treaties through a multilateral convention to be entered into by interested countries. Although any recommendations made by the OECD are not themselves changes in tax law, those recommendations may result in changes in tax law, including countries taking unilateral action that may be uncoordinated, create double taxation, and increase controversy, which could adversely affect Formula 1.

         Formula 1 may face difficulties expanding into new markets, including as a result of being unable to attract race promoters for new Events.

        Formula 1 has recently staged Events in a number of new markets and intends to explore further opportunities for expansion. Attracting the relevant race promoters to the World Championship in these markets on terms that are attractive to Formula 1 will be largely dependent on the popularity of the Formula 1 brand in these markets and Formula 1's perceived ability to deliver the benefits that race promoters desire, such as publicity for the host city/region, economic impact or tourism. See "—There could be a decline in the popularity of Formula 1 which may have a material adverse effect on Formula 1's ability to exploit its commercial rights to the World Championship." Additionally, Formula 1 may have difficulties entering into agreements with race promoters that have the necessary resources and experience to obtain all the necessary FIA, governmental and sporting approvals and successfully stage an Event. Events in new markets also require significant investments in circuit infrastructure and other administrative costs by Formula 1's race promoters which may not be recouped and may generate fees below those received from Formula 1's Events staged in more developed markets. In addition, under the Team Agreements, the consent of a majority of certain Teams is required if there are more than 20 Events in a season or more than 17 Events are held in a season and the number of Events that are held outside Europe, the US or Canada exceeds 60% or more of the total number of Events in that season. See "Appendix: Business and Financial Information of Formula 1—Business—Key Commercial Agreements—Team Agreements". Also, under the 100-Year Agreements as amended by the 2013 Concorde Implementation Agreement, Formula 1 must obtain the FIA's approval to stage more than 25 Events (or beginning in 2031, more than 17 Events unless the FIA and Formula 1 make a new agreement on this point), and there is no assurance such approval will be obtained.

         Formula 1's business is subject to laws and regulations including with respect to advertising, broadcasting and the environment, and changes in and judicial interpretations of such laws and regulations could have a material adverse effect on Formula 1.

        Formula 1's business is subject to laws and regulations including advertising, broadcasting, environmental and health and safety laws and regulations. Such regimes are subject to periodic governmental review, legislative initiatives and judicial interpretations, any of which could adversely affect Formula 1's business and its profitability. A substantial part of Formula 1's, broadcasters' and the Teams' revenues come from advertising or sponsorship contracts. If new restrictions or bans on advertising specific products or services which are advertised in Formula 1 are introduced, it may reduce Formula 1's advertising and sponsorship revenues or advertising revenues of Formula 1's broadcasters and the Teams which in turn may reduce the value of Formula 1's broadcasting contracts and impact the Teams' desire to continue participating in Formula 1. For example, advertising of alcohol is restricted in certain countries where Events are held, such as Malaysia. Advertising laws could also be introduced which prevent the broadcast of images which include a restricted brand, thereby preventing Formula 1 from licensing the television rights in an affected country. Additionally, as Formula 1 expands into new markets, local customs, practices and cultural sensitivities may require Formula 1 and the Teams to restrict advertising certain products even if not required by law. Broadcasting laws could be introduced which require that Events be broadcast only on free-to-air television which would prevent Formula 1 from entering into pay television contracts in the relevant jurisdiction. Additionally, judicial decisions or other governmental action could interfere with the manner in which Formula 1 exploits its broadcasting rights, including in relation to Formula 1's segmentation of such rights among different geographic regions. Environmental laws could also be introduced which place limits on engine design and Event activities. Motor sport has also been banned in certain countries. For example, Switzerland banned motor sport from 1955 to 2007 following an accident at the 24 Hours of Le Mans that killed spectators and a driver. A ban on motor sport in any country where Formula 1 holds an Event could result in a reduction in Formula 1's revenues and as a consequence, may materially and adversely affect Formula 1's business, financial condition and prospects.

         Events beyond Formula 1's control may cause one or more events to be cancelled or postponed or prevent Formula 1 from providing an international television feed, each of which could result in the loss of revenues under Formula 1's commercial contracts.

        An Event may have to be postponed or cancelled, or Formula 1 may be unable to provide an international television feed of an Event, due to factors beyond its control, including an inability to transport Formula 1's and the Teams' equipment to an Event, power failures, cancellation of large-scale public events by a competent authority due to a security or terrorism risk or outbreak of disease, which could result in the loss of revenues under Formula 1's commercial contracts. The most recent cancellation was the Bahrain Grand Prix in 2011 which was cancelled due to civil unrest. If the cancellation of an Event is due to a force majeure event (such as the outbreak of war or civil unrest) that occurs prior to the scheduled commencement of scrutineering and sporting checks (which typically takes place on the Thursday immediately prior to the race or Wednesday at the Grand Prix de Monaco), the race promoter is not required to pay Formula 1 the race promotion fee for that Event. Typically, Formula 1's broadcast contracts include a provision to reduce the fee payable to Formula 1 if there are fewer than 15 Events in a season for reasons other than a force majeure event. However, if an Event were to be cancelled due to the race promoter failing to meet its obligations under the race promotion contract, then Formula 1 may be entitled to indemnification from the race promoter for any lost broadcasting revenue. If an Event is not held, cancelled or does not receive international television coverage (for example, as a result of a technical problem), Formula 1's fees under the relevant advertising and sponsorship contract are likely to be reduced unless the advertising and sponsorship contract allows Formula 1 to substitute another Event for the cancelled Event and Formula 1 does so.

If an Event is cancelled, Formula 1 will also be required to refund amounts paid for tickets to the Formula 1 Paddock Club (the Paddock Club), the principal high end corporate hospitality offering at certain Event weekends.

         Accidents during Events may cause losses that are not covered by insurance, disrupt an Event and cause Formula 1 reputational damage.

        Racing accidents occur in Formula 1. The last racing accident to cause the death of a driver was in 2014 at the Japanese Grand Prix and there have also been two fatalities involving race marshals since 1994. Fatal accidents, particularly if they involve public spectators, could damage the reputation of Formula 1 and decrease its popularity, any of which could have a material adverse effect on Formula 1. Accidents can also result in the cancellation of a practice or qualifying session or a race. Additionally, persons harmed in any accident could seek compensation from Formula 1. Formula 1 and its promoters purchase insurance coverage for each Event. However, there can be no assurance that such insurance policies will provide adequate coverage at all times and in all circumstances. If Formula 1 is held liable for damages beyond the scope of the insurance coverage available to Formula 1 (including the insurance contract procured by the race promoter to include coverage for Formula 1), Formula 1's business, financial condition and results of operations could be materially and adversely affected.

         Terrorist acts during Events may cause Formula 1 damage and losses that are not covered by insurance.

        Formula 1 is a high profile sport with a global fan base and Events are attended by a large number of spectators. An Event, like any other major sporting event, could be the target of an actual or threatened terrorist act, either of which could disrupt Formula 1 and lead to the cancellation of Events, increase security requirements and result in a decline of spectator attendance at Events. Additionally, persons harmed in any terrorist act may attempt to seek compensation from Formula 1. The general risk of a terror attack has increased recently in a number of the countries in which Events are held. Formula 1 purchases annual insurance policies covering all Events, and individual race promoters purchase insurance coverage for their own Events under which Formula 1 is also covered, which provide coverage for third party liability covering personal injury, equipment and property damage. However, there can be no assurance that this insurance will be adequate at all times and in all circumstances. Terrorism is expressly excluded from the public liability coverage arranged by the race promoters, although Formula 1's own insurance policies cover both its broadcast and Event systems equipment and its employer and public liabilities exposures for terrorism risks. If Formula 1 is held liable for damages beyond the scope of the insurance coverage (its own and that arranged by the race promoter) and/or is unable to obtain indemnification from the relevant insurer(s), Formula 1's business, financial condition and results of operations could be materially and adversely affected.

         Rival motor sport events could be established involving existing Teams or different teams, or existing Teams may divert their resources to participate in another motor sport event, which could lead to fewer Teams and race circuits being involved in Formula 1, or a Team's primary engagement in motor sport being in another motor sport event, either of which could diminish the competitive position of Formula 1.

        In the future, it is possible that a rival motor racing series similar to Formula 1 could be established, involving existing Teams and/or different teams or an existing motor sport event could become more popular and become a rival series to Formula 1. Such a rival series could lead to fewer Teams and race circuits in Formula 1, reduce the budget that a Team is willing to spend on its participation in Formula 1, or diminish the competitive position of Formula 1 and have a material adverse effect on Formula 1's results of operations and business. In addition, certain of Formula 1's commercial contracts could be terminated if Formula 1 ceased to be the premier motor racing series for open wheel single-seater cars. Pursuant to individual Team Agreements, each of the 11 Teams have committed to participate in the World Championship until December 31, 2020. If a rival motor racing series is established (or if an existing series develops into a rival series), this may reduce the popularity of Formula 1 leading to a decline in the value of Formula 1's commercial contracts which may materially adversely affect Formula 1's business, financial condition, results of operations and prospects. See "—There could be a decline in the popularity of Formula 1 which may have a material adverse effect on Formula 1's ability to exploit Formula 1's commercial rights to the World Championship" and "—The Teams may, under certain circumstances, terminate their existing commitment to participate in the World Championship until (and including) 2020 or breach their obligations and withdraw."

         Changes in consumer viewing habits and the emergence of new content distribution platforms could adversely affect Formula 1's business.

        The manner in which consumers view televised sporting events is changing rapidly with the emergence of alternative distribution platforms. Digital cable, internet and wireless content providers are continuing to improve technologies, content offerings, user interface, and business models that allow consumers to access video-on-demand or internet-based tools with interactive capabilities including start, stop and rewind. Formula 1's exclusive commercial rights place no limits on the platforms on which it can operate, including online. However, such developments may impact the profitability or effectiveness of Formula 1's existing licensing practices and there is no guarantee that Formula 1 will be successful in adapting its licensing practices and/or media platform as consumer viewing habits change. If Formula 1 is unsuccessful in adapting its licensing practices and/or media platform as consumer viewing habits change, Formula 1's viewership levels (whether on traditional or new platforms) may decrease and/or its licensing practices may become less profitable leading to the possibility of a reduction in the value of its broadcasting and advertising and sponsorship contracts. Any reduction in the value of Formula 1's commercial rights and/or contracts may materially and adversely affect its revenues, business, financial condition, results of operations and prospects. While Formula 1's monetization of its television rights has increased in recent years, there can be no assurance that such increases will continue or that Formula 1's level of such monetization will be comparable to that of other sporting events.

         If confidential information regarding Formula 1's business arrangements is disclosed or leaked, it could affect Formula 1's relationships with counterparties and/or Teams and result in less favorable commercial contracts and adversely affect Formula 1's business.

        The success of Formula 1's business depends on maintaining good relationships with Formula 1's counterparties (including race promoters, broadcasters, advertisers and sponsors) and the Teams and entering into race promotion, broadcasting, advertising and sponsorship and other commercial contracts on favorable terms. If confidential information regarding Formula 1's business arrangements with its counterparties and/or the Teams were to be disclosed or leaked, it could harm Formula 1's relationships with those parties and result in less favorable terms in its commercial contracts, including with respect to pricing and adversely affect its business, results of operation, financial condition and prospects.

         Formula 1 depends on trademarks, copyrights and intellectual property.

        Formula 1 relies on certain trademarks, copyrights and other intellectual property to protect its rights, including its brands, logos and television footage. The existence of complex factual and legal issues may give rise to uncertainty as to the validity or subsistence, scope and enforceability of a particular trademark, copyright or other intellectual property or contractual right in a particular jurisdiction. While historically Formula 1 has been widely transmitted by free-to-air television which reduced its attractiveness as a target for piracy and other infringement, Formula 1 is increasingly transmitted by pay TV operators that are greater targets for piracy. In any event, Formula 1's intellectual property, and in particular the Formula 1 brand (including the F1 logo) and television footage are potential targets for counterfeiting, piracy and other infringement. New technologies such as the convergence of computing, communication, and entertainment devices, the falling prices of devices incorporating such technologies, increased broadband internet speed and penetration and increased availability and speed of mobile data transmission have made the unauthorized digital pirating and distribution of televised sporting events easier and faster and enforcement of intellectual property rights more challenging. The unauthorized use of intellectual property in the entertainment industry generally continues to be a significant challenge for intellectual property rights holders. If Formula 1 is unsuccessful in preventing widespread piracy and illegal live streaming of Events in the future, these activities could result in lost revenues and a reduction in the value of Formula 1's broadcasting rights which may materially and adversely affect Formula 1's business, results of operation, financial condition and prospects.

         The terms of Formula 1's indebtedness may limit its financial and operating flexibility.

        Covenants contained in the agreements governing Formula 1's credit facilities will restrict the ability of its subsidiaries to, among other things:

  •
  incur or guarantee additional indebtedness or be a creditor in respect of financial indebtedness;

  •
  pay dividends, redeem their share capital, purchase capital stock, make investments or other restricted payments;

  •
  make any payment in respect, or on account of, indebtedness owing to Delta Topco;

  •
  in certain circumstances, make any payment or distribution to another of Formula 1's subsidiaries in respect, or on account of, intra-group debt;

  •
  issue or sell capital stock;

  •
  acquire assets or make investments;

  •
  sell assets (including capital stock of subsidiaries);

  •
  create liens;

  •
  enter into sale and leaseback or finance lease transactions;

  •
  acquire an interest in or invest in any joint venture;

  •
  enter into transactions with shareholders or affiliates except on arm's length terms for full market value, including in relation to the provision of goods or services;

  •
  enter into any contractual or similar restriction which restricts their ability to pay dividends or other distributions, make loan repayments or loan interest payments or make loans including restrictions that restrict them from paying dividends to Delta Topco;

  •
  effect a consolidation or merger;

  •
  amend material commercial contracts;

  •
  enter into derivative transactions in respect of exposures which are unconnected to Formula 1's credit facilities; and

  •
  in addition, those covenants restrict certain holding companies in Formula 1 from trading, carrying on business, owning assets or incurring liabilities.

        Formula 1 may also be required to repay its credit facilities upon the occurrence of certain events and Formula 1 cannot give any assurance that it will be able to finance such a repayment. Failure to comply with an obligation to repay the credit facilities would result in an event of default which could have a material adverse effect on Formula 1.

        These restrictive covenants could limit Formula 1's ability to pursue Formula 1's growth plans, restrict Formula 1's flexibility in planning for, or reacting to, changes in Formula 1's business and industry and increase Formula 1's vulnerability to adverse economic and industry conditions. Formula 1 may enter into additional financing arrangements in the future, which could further restrict Formula 1's flexibility.

         A change of control is (subject to certain exceptions) an event of default under Formula 1's principal credit facilities (the "Facilities Agreements"). Upon the occurrence of a change of control that is not permitted, if a waiver of the event of default cannot be obtained and/or the outstanding debt cannot be repaid the event of default could have a material adverse effect on Formula 1's business, results of operation, financial condition and prospects.

        Formula 1 cannot control whether a change of control which is not permitted will occur. Under the Facilities Agreements, a change of control occurs where a person or a group of persons under common control (other than a person owning more than 5% of Delta Topco as at August 8, 2014) gains the right to exercise more than 50% of the voting rights exercisable in a general meeting of Delta Topco. A change of control which is not permitted is (subject to certain exceptions) an event of default under the Facilities Agreements, entitling the lenders to, amongst other things, demand repayment of the debt under the Facilities Agreements. An event of default under a Facilities Agreement may be waived by the "Majority Lenders" under the applicable Facilities Agreement, which is defined as a simple majority by loan commitment value. On a change of control which constitutes an event of default, Formula 1 would need to obtain a waiver of the event of default and/or refinance the outstanding debt. While amendments to the Facilities Agreements have been made to ensure that the impending change of control that would occur upon completion of the Second Closing is permitted under the Facilities Agreements, if a further change of control occurs which is not permitted and Formula 1 cannot obtain a waiver of the event of default and/or refinance the outstanding debt, the event of default could have a material adverse effect on Formula 1's business, results of operation, financial condition and prospects.

         Fluctuations in the value of the US dollar against the functional currencies of Formula 1's business and Formula 1's counterparties' business could adversely affect Formula 1's profitability.

        In 2015, a significant proportion of Formula 1's revenues and costs were denominated in US dollars. Formula 1 also operates in a number of other currencies, most notably the pound sterling and Euro. There may be a mismatch between the amount of a local currency Formula 1 generates in revenues and incurs in expenses. Our financial statements translate local currency transactions into US dollars. Formula 1 uses derivatives to hedge its exposure to foreign currency risk. See "Appendix: Business and Financial Information of Formula 1—Quantitative and Qualitative Disclosures about Market Risk". There is no assurance that such measures will be successful and fluctuations in the value of the US dollar against Formula 1's functional currencies could affect its profitability. Additionally, most payments Formula 1 receives from Formula 1's counterparties under Formula 1's commercial contracts are denominated in US dollars while their revenues are typically denominated in other currencies, most notably the Euro or the local currency in the country where the relevant Event is held. An appreciation of the US dollar, against the functional currencies of Formula 1's counterparties whose revenues are denominated in a currency other than US dollars, increases the cost of their payments to Formula 1 in their functional currencies and the risk that they will not make their payments to Formula 1 or cause them to request Formula 1 to enter into a new contract with such counterparty, which could affect Formula 1's profitability and financial position. See "—Formula 1 is exposed to credit-related losses in the event of non-performance by counterparties to Formula 1's key commercial contracts".

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Certain statements in this proxy statement or in the documents incorporated by reference constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the business strategies, market potential, future financial performance and acquisition of Formula 1, the expected benefits of the acquisition of Formula 1, other potential third party investments in Formula 1, Formula 1's business and other matters that are not historical facts. In particular, information included under "Risk Factors," "Information about the Formula 1 Acquisition" and "Appendix: Business and Financial Information of Formula 1" contain forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in these statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but such statements necessarily involve risks and uncertainties and there can be no assurance that the expectation or belief will result or be achieved or accomplished. The use of words such as "anticipates," "estimates," "expects," "intends," "plans" and "believes," among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.

        These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this proxy statement, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein or therein, to reflect any change in our expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based. When considering such forward-looking statements, you should keep in mind the factors described in "Risk Factors" and other cautionary statements contained or incorporated in this document. Such risk factors and statements describe circumstances which could cause actual results to differ materially from those contained in any forward-looking statement.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF LIBERTY MEDIA

        The following table sets forth our historical financial data as of June 30, 2016, and for the six months ended June 30, 2016 and 2015, and for each of the years in the five-year period ended December 31, 2015, 2014, 2013, 2012 and 2011. The following information is qualified in its entirety by, and should be read in conjunction with, our audited financial statements and notes thereto for the periods presented that are included in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein. See "Where You Can Find More Information".

Summary Balance Sheet Data:

	June 30,	December 31,
	2016	2015	2014	2013	2012	2011
	amounts in millions
Cash	$1,229	201	681	1,088	603	970
Investments in available-for-sale securities and other cost investments(3)	$492	533	816	1,324	1,392	1,859
Investment in affiliates, accounted for using the equity method(1)(2)(3)	$1,123	1,115	851	3,299	3,341	563
Intangible assets not subject to amortization	$24,018	24,018	24,018	24,018	344	344
Intangible assets subject to amortization, net	$1,068	1,097	1,166	1,200	108	119
Assets of discontinued operations(4)	$—	—	—	—	2,099	2,535
Total assets	$30,889	29,798	30,269	33,632	8,299	7,648
Current portion of deferred revenue	$1,883	1,797	1,641	1,575	24	30
Current portion of debt	$256	255	257	777	—	750
Long-term debt	$7,275	6,626	5,588	4,784	—	—
Deferred tax liabilities, net	$1,852	1,667	1,507	1,396	804	352
Stockholders' equity	$11,647	10,933	11,398	14,081	6,440	5,259
Noncontrolling interest(1)	$6,404	7,198	8,778	9,801	(8)	(10)

Summary Statement of Operations Data:

	Six months ended June 30,		Years ended December 31,
	2016	2015	2015	2014	2013(1)	2012	2011
	amounts in millions, except per share amounts
Revenue(1)(5)	$2,570	2,303	4,795	4,450	4,002	368	1,409
Operating income (loss)	$1,109	416	954	841	814	(80)	531
Interest expense	$(174)	(160)	(328)	(255)	(132)	(7)	(16)
Share of earnings (loss) of affiliates, net(1)(2)	$6	(37)	(40)	(113)	(32)	1,346	87
Realized and unrealized gains (losses) on financial instruments, net	$(40)	12	(140)	38	295	230	70
Gains (losses) on transactions, net(1)	$—	—	(4)	—	7,978	22	1
Net earnings (loss) attributable to the noncontrolling interests	$122	76	184	217	211	(2)	(4)
Earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders(6)(8)
Liberty Media Corporation common stock	$378	42	64	178	8,780	1,160	633
Liberty Starz common stock	NA	NA	NA	NA	NA	NA	(39)
Liberty SiriusXM common stock	82	NA	NA	NA	NA	NA	NA
Liberty Braves common stock	32	NA	NA	NA	NA	NA	NA
Liberty Media common stock	(47)	NA	NA	NA	NA	NA	NA

	$445	42	64	178	8,780	1,160	594

Basic earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(7)(8):
Series A, B and C Liberty Media Corporation common stock	$1.13	0.12	0.19	0.52	24.73	3.21	2.48
Series A and B Liberty Starz common stock	NA	NA	NA	NA	NA	NA	(0.25)
Series A, B and C Liberty SiriusXM common stock	0.24	NA	NA	NA	NA	NA	NA
Series A, B and C Liberty Braves common stock	0.89	NA	NA	NA	NA	NA	NA
Series A, B and C Liberty Media common stock	(0.57)	NA	NA	NA	NA	NA	NA
Diluted earnings (loss) from continuing operations attributable to Liberty Media Corporation stockholders per common share(7)(8):
Series A, B and C Liberty Media Corporation common stock	$1.12	0.12	0.19	0.52	24.46	3.12	2.40
Series A and B Liberty Starz common stock	NA	NA	NA	NA	NA	NA	(0.25)
Series A, B and C Liberty SiriusXM common stock	0.24	NA	NA	NA	NA	NA	NA
Series A, B and C Liberty Braves common stock	0.11	NA	NA	NA	NA	NA	NA
Series A, B and C Liberty Media common stock	(0.57)	NA	NA	NA	NA	NA	NA

(1)
During the year ended December 31, 2012, Liberty Media acquired an additional 312.5 million shares of SIRIUS XM Radio, Inc. (now known as SIRIUS XM) in the open market for $769 million. Additionally, Liberty Media settled a forward contract and purchased an additional 302.2 million shares of SIRIUS XM for $649 million. SIRIUS XM recognized a $3.0 billion tax benefit during the year ended December 31, 2012. SIRIUS XM recorded the tax benefit as the result of significant positive evidence that a valuation allowance was no longer necessary for its recorded deferred tax assets. Liberty Media recognized its portion of this benefit ($1,229 million) based on our ownership percentage at the time of the recognition of the deferred tax benefit by SIRIUS XM. On January 18, 2013, Liberty Media acquired an additional 50 million common shares and acquired a controlling interest in SIRIUS XM and as a result consolidates SIRIUS XM as of such date. Liberty Media recorded a gain of approximately $7.5 billion in the first quarter of 2013 associated with application of purchase accounting based on the difference between fair value and the carrying value of the ownership interest Liberty Media had in SIRIUS XM prior to the acquisition of the controlling interest. The gain on the transaction was excluded from taxable income.

(2)
In May 2013, Liberty Media acquired approximately 26.9 million shares of common stock and approximately 1.1 million warrants in Charter for approximately $2.6 billion, which represented an approximate 27% beneficial ownership in Charter at the time of purchase.

(3)
On November 4, 2014, Liberty Media completed the spin-off of Liberty Broadband Corporation (the Broadband Spin-Off). At the time of the Broadband Spin-Off, Liberty Broadband was comprised of, among other things, (i) Liberty Media's former interest in Charter Communications, Inc. (Charter), (ii) Liberty Media's former wholly-owned subsidiary TruePosition, Inc. (TruePosition), (iii) Liberty Media's former minority equity investment in Time Warner Cable, Inc. (Time Warner Cable), (iv) certain deferred tax liabilities, as well as liabilities related to Time Warner Cable call options and (v) initial indebtedness, pursuant to margin loans entered into prior to the completion of the Broadband Spin-Off. Liberty Media's former investments in and results of Charter and Time Warner Cable are no longer included in the results of Liberty Media from the date of the completion of the Broadband Spin-Off forward. Based on the relative significance of TruePosition to Liberty Media, Liberty Media concluded that discontinued operations presentation of TruePosition was not necessary.

(4)
In January 2013, the entity then known as Liberty Media Corporation (now named Starz) spun-off (the Starz Spin-Off) its then-former wholly-owned subsidiary, now known as Liberty Media Corporation, which, at the time of the Starz Spin-Off, held all of the businesses, assets and liabilities of Starz not associated with Starz, LLC (with the exception of the Starz, LLC office building). The transaction was effected as a pro-rata dividend of shares of Liberty to the stockholders of Starz. Due to the relative significance of Liberty to Starz (the legal spinnor) and senior management's continued involvement with Liberty following the Starz Spin-Off, Liberty is treated as the "accounting successor" to Starz for financial reporting purposes, notwithstanding the legal form of the Starz Spin-Off previously described. Therefore, the historical financial statements of the company formerly known as Liberty Media Corporation continue to be the historical financial statements of Liberty, and Starz, LLC is presented as discontinued operations for all periods prior to the completion of the Starz Spin-Off. Due to the short period between December 31, 2012 and the distribution date, Liberty Media did not record any results for Starz in discontinued operations for the statement of operations for the year ended December 31, 2013 due to the insignificance of such amounts for that period.

(5)
In 2011 TruePosition recognized $1,029 million of previously deferred revenue and $409 million of deferred costs associated with two separate contracts.

(6)
Earnings (loss) from continuing operations attributable to Liberty Media stockholders were allocated to the Liberty Starz Group and Liberty Capital Group for all the periods prior to the conversion of each share of Liberty Starz common stock into 0.88129 of a share of the corresponding series of Liberty Capital common stock, with cash paid in lieu of fractional shares, on November 28, 2011 based on businesses and assets attributed to each respective group at the time prior to any corporate transactions between the groups. Subsequent to the conversion and elimination of Liberty Media's tracking stock structure, the Liberty Capital common stock is referred to as Liberty common stock.

(7)
On July 23, 2014, holders of Liberty Media Corporation Series A and Series B common stock as of 5:00 p.m., New York City, time on July 7, 2014, the record date for the dividend, received a dividend of two shares of Series C common stock for each share of Series A or Series B common stock held by them as of the record date. The impact on basic and diluted earnings per share of the Series C common stock issuance has been reflected retroactively in all periods presented due to the treatment of the dividend as a stock split for accounting purposes. Basic and diluted earnings per share were calculated for Liberty Capital and Liberty Starz common stock, prior to September 23, 2011, based on the earnings attributable to the businesses and assets to the respective groups divided by the weighted average shares on an as if converted basis for the periods assuming a 1 to 1 exchange ratio for Liberty Interactive Corporation's split-off of its former wholly owned subsidiary (then known as Liberty Media Corporation).

(8)
On April 15, 2016, Liberty Media completed a recapitalization of its common stock into three new tracking stock groups, one designated as the Liberty Braves common stock, one designated as the Liberty Media common stock and one designated as the Liberty SiriusXM common stock (the Recapitalization). In the Recapitalization, each issued and outstanding share of Liberty Media's existing common stock was reclassified and exchanged for (a) 1 share of the corresponding series of Liberty SiriusXM common stock, (b) 0.1 of a share of the corresponding series of Liberty Braves common stock and (c) 0.25 of a share of the corresponding series of Liberty Media common stock.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF DELTA TOPCO

        The following tables present Delta Topco selected consolidated financial statement information for the periods indicated and has been derived from Delta Topco's consolidated financial statements prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board. The financial data for the year ended December 31, 2015 has been derived from Delta Topco's audited consolidated financial statements for that period included elsewhere in this proxy statement. Data for the other periods presented has been derived from unaudited information. The data should be read in conjunction with Delta Topco's consolidated financial statements and "Appendix: Business and Financial Information of Formula 1—Management's Discussion and Analysis of Financial Condition and Results of Operations" included herein.

Summary Balance Sheet Data:

	June 30,	December 31,
	2016	2015	2014
	amounts in millions
	(unaudited)		(unaudited)
Cash	$543	452	424
Intangible assets not subject to amortization	$4,039	4,039	4,039
Intangible assets subject to amortization, net	$157	165	181
Deferred tax assets	$23	6	6
Total assets	$5,728	5,396	5,463
Current portion of deferred income	$621	219	214
Long-term debt, including the current portion and shareholder loan notes	$8,701	8,483	8,091
Net assets	$(4,068)	(3,812)	(3,285)

Summary Income Statement Data:

	Six months ended June 30,		Years ended December 31,
	2016	2015	2015	2014	2013
	(unaudited)			(unaudited)	(unaudited)
	amounts in millions, except per share amounts
Revenue	$697	702	1,697	1,702	1,638
Operating income	$137	75	317	354	417
Interest expense and other finance costs	$(409)	(343)	(675)	(750)	(568)
Net loss attributable to owners	$(256)	(268)	(363)	(399)	(165)

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the special meeting by our board of directors.

PROPOSAL 1—THE SHARE ISSUANCE PROPOSAL

        We are asking our stockholders to approve the proposed share issuance in connection with the acquisition of Formula 1. The shares of LMCK will be issued (i) as consideration payable to the Selling Shareholders pursuant to the terms of the Second SPA or, alternatively, to other third party investors (the proceeds of which will be used to increase the cash portion payable to, and which will decrease the number of shares of LMCK issued to, the Selling Shareholders as transaction consideration), and (ii) in accordance with the terms of the Exchangeable Notes.

        Pursuant to the terms of the Second SPA, we expect to issue approximately 138 million shares of LMCK to the Formula 1 Selling Shareholders at the Second Closing. If shares are issued to other third party investors, the investment proceeds from such shares will be used to increase the cash consideration paid to the Selling Shareholders under the Second SPA, and the number of shares of LMCK that would otherwise be issuable to the Selling Shareholders under the Second SPA at the Second Closing will be reduced by the number of shares of LMCK issued to such third party investors. Liberty Media will not retain any proceeds from any sale to third party investors.

        In addition, shares of LMCK may be issued in accordance with the terms of the Exchangeable Notes at any time from and following the Second Closing. Although Liberty Media will not be a party to the Exchangeable Notes, pursuant to the letter agreement to be entered into with Formula 1, we will agree, for the benefit of Formula 1 (which will become our indirect, wholly owned subsidiary following Second Closing), to issue and cause to be transferred to Formula 1 the number of shares of LMCK required to be delivered by Formula 1 to each of the applicable Noteholders pursuant to the terms of the Exchangeable Notes. Shares of LMCK may be issued to Noteholders in connection with a Noteholder optional exchange, a mandatory exchange or a transfer exchange. See "Information about the Formula 1 Acquisition—Additional Agreements in connection with the Acquisition—Exchangeable Redeemable Loan Note Instrument."

Overview

Second SPA

        Pursuant to the Second SPA, on the terms and conditions set forth therein, the Buyer has agreed to acquire from the Selling Shareholders 100% of the fully diluted equity interests of Formula 1 for aggregate consideration of approximately $4.4 billion (assuming a valuation for the shares of LMCK of the LMCK reference price). The aggregate consideration will consist of (i) a minimum of $1.1 billion in cash (including the First SPA cash consideration), (ii) approximately $351 million principal amount of Exchangeable Notes of Delta Topco (which consists of outstanding F1 Loan Notes to be converted upon the Second Closing), (iii) up to 138 million newly issued shares of LMCK and (iv) up to approximately $51 million of contingent cash consideration, which may be payable to the Selling Shareholders if Formula 1 receives certain monies owed to it in connection with race fees in India.

        The Second SPA also provides that, upon the request of the Sellers' Representative, Liberty Media will use its reasonable endeavors prior to the closing of the Second SPA to secure commitments from third party investors to purchase a number of shares of LMCK that would result in an aggregate purchase price of at least $1 billion (the Third Party Investment). The funds raised pursuant to the Third Party Investment (net of selling expenses) will be used to increase the cash component of the aggregate consideration paid to the Selling Shareholders, and the number of shares of LMCK to be issued to the Selling Shareholders will be reduced by the number of shares of LMCK sold to the third party investors. The Sellers' Representative has requested that Liberty Media raise at least $1 billion in additional funds for this purpose. Certain Teams have expressed an interest in purchasing shares of LMCK. Any purchase of LMCK by Teams would be on terms to be agreed in the future and subject to compliance with U.S. securities law.

        For additional information regarding the Second SPA, please see "Information about the Formula 1 Acquisition—The Stock Purchase Agreements—The Second SPA."

Third Party Investment

        In connection with the Third Party Investment, we intend to enter into investment agreements with various third party investors (the Investment Agreements). Pursuant to the Investment Agreements, which we expect will be subject to the satisfaction of certain conditions (including the satisfaction of each of the closing conditions set forth in the Second SPA and the concurrent closing of the transactions contemplated by the Second SPA), the third party investors will subscribe for newly issued shares of LMCK at a price per share no less than the LMCK reference price for an aggregate purchase price of up to $1.0 billion (or such other amount as we and the Sellers' Representative shall mutually agree).

        We expect that each of the Investment Agreements will contain substantially similar terms and conditions, including customary indemnification provisions and an agreement by Liberty Media to use the consideration paid pursuant to the Investment Agreements (net of selling expenses) to increase the amount of the cash consideration paid to, and decrease the number of shares of LMCK issued to, the Formula 1 Selling Shareholders. Liberty Media will not retain any proceeds from any sale to third party investors.

        In addition, we anticipate that the third party investors will execute joinders to certain provisions of the shareholders agreement and related documents, pursuant to which such investors will be granted registration rights with respect to the shares of LMCK purchased pursuant to the Investment Agreements. We expect that the Investment Agreements will contain customary termination events, including, but not limited to, (i) mutual written consent of Liberty Media and any investor, (ii) as to any investor, a breach of any representation or warranty or failure to perform a covenant or agreement by such investor which would cause the conditions to closing not to be satisfied at the closing, (iii) if the Second Closing has not occurred on or before long stop date (including to the extent that such date is extended between Liberty Media and the Sellers' Representative beyond June 30, 2017), (iv) upon the enactment or entry of any law, permanent injunction or other order or legal restraint issued by a court or other governmental entity of competent jurisdiction which has the effect of rendering the transactions contemplated by the Investment Agreement or the Second SPA illegal or otherwise prohibiting the consummation of the transactions contemplated by the Investment Agreement or the Second SPA and (v) the termination of the Second SPA in accordance with its terms. Notwithstanding the foregoing, Liberty Media reserves the right to execute one or more Investment Agreements on such terms and conditions as it determines to be appropriate, which terms and conditions may vary from those described above.

        The Second Closing is not conditioned upon the consummation of the Third Party Investment or any Investment Agreement. The maximum aggregate number of shares of LMCK to be issued to the Selling Shareholders and the third party investors at the Second Closing is approximately 138 million shares.

Exchangeable Notes

        Pursuant to the Second SPA, Formula 1 will amend and restate the original F1 Loan Notes to set forth the rights and preferences of the holders of Exchangeable Notes. At the Second Closing, approximately $351 million in principal amount of the Exchangeable Notes will be issued to the Selling Shareholders.

        The Exchangeable Notes will be exchangeable for newly issued shares of LMCK in the following circumstances:

  •
  Noteholder Optional Exchange.  Noteholders will have the right, at any time, to require Formula 1 (which will become our indirect, wholly owned subsidiary following consummation of the Second SPA), to exchange any or all of the Exchangeable Notes held by such Noteholder for a number of fully paid shares of LMCK equal to the quotient of (i) the principal amount of the Exchangeable Notes to be so exchanged, plus accrued and unpaid interest thereon, and (ii) 105% of the LMCK reference price (subject to adjustment for certain events). Alternatively, upon receipt of a request for a Noteholder optional exchange, Formula 1 will have the right to redeem the Exchangeable Notes for an amount in cash. See "Information about the Formula 1 Acquisition—Additional Agreements in connection with the Acquisition—Exchangeable Redeemable Loan Note Instrument—Exchange of Exchangeable Notes for Shares of LMCK.

  •
  Mandatory Exchange.  At any time when the total principal amount of the Exchangeable Notes (including PIK notes) outstanding and owned by a Noteholder or its affiliates is less than the total principal amount of Exchangeable Notes first issued to such Noteholder, Formula 1 will have the right to require the Noteholder to exchange any or all such Exchangeable Notes for a number of fully paid shares of LMCK equal to (i) the principal amount of the Exchangeable Notes to be so exchanged, plus all accrued and unpaid interest thereon, divided by (ii) the volume weighted average trading price of shares of LMCK over the five consecutive trading days ending on the trading day immediately prior to the notification of the mandatory exchange. Alternatively, Formula 1 may elect to redeem any or all of such Exchangeable Notes for an amount in cash equal to the principal amount of the Exchangeable Notes to be redeemed plus accrued and unpaid interest thereon.

  •
  Transfer Exchange.  Formula 1 will have the option to redeem Exchangeable Notes that a Noteholder proposes to transfer to a person (other than a permitted transferee) at a price, payable in cash, equal to the product of (i) the principal amount of the Exchangeable Notes proposed to be transferred, plus all accrued and unpaid interest thereon, divided by the exchange price, and (ii) the volume weighted average trading price of shares of LMCK over the five consecutive trading days ending on the trading day immediately prior to the delivery of the notice of transfer. If Formula 1 does not timely exercise its right to effect a transfer purchase, the Exchangeable Notes to be transferred shall be automatically exchanged prior to such transfer for a number of shares of LMCK equal to the quotient of (i) the principal amount of the Exchangeable Notes proposed to be transferred, plus all accrued and unpaid interest thereon, and (ii) 105% of the LMCK reference price (subject to adjustment for certain events).

        Although the exact number of shares of LMCK which may become issuable upon a Noteholder optional exchange, a mandatory exchange or a transfer exchange cannot be predicted, if all Exchangeable Notes were tendered in connection with a Noteholder optional exchange on April 30, 2019, which would be just before the maturity date assuming that the Second Closing occurred on October 31, 2016, and assuming that all interest was paid in the form of PIK notes, the maximum number of shares of LMCK issuable upon exchange of the Exchangeable Notes would be approximately 16.51 million shares.

        For additional information regarding the Exchangeable Notes, please see "Information about the Formula 1 Acquisition—Additional Agreements in connection with the Acquisition—Exchangeable Redeemable Loan Note Instrument."

Reasons for Stockholder Approval

        While we are not required to seek, nor are we seeking, approval of the acquisition of Formula 1 or for our execution of the First SPA, the Second SPA, the Exchangeable Notes, the letter agreement, any

Investment Agreements or any other agreements contemplated by the Second SPA, our common stock is listed on Nasdaq, and as a result we are subject to the Nasdaq Listing Rules, including with respect to stockholder approval requirements. Nasdaq Listing Rule 5635(a) states: "Shareholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company if: . . . where, due to the present or potential issuance of common stock . . . other than a public offering for cash . . . the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities." As described above, we expect that the aggregate number of shares of LMCK to be issued, or which may become issuable, in connection with the acquisition of Formula 1 will exceed 20% of our outstanding common stock prior to such share issuance. Furthermore, we are required by the terms of the Second SPA to submit this share issuance proposal to our stockholders at a special meeting. Approval of this share issuance proposal will constitute approval pursuant to Nasdaq Listing Rule 5635(a).

        We are seeking stockholder approval for the issuance of the shares of LMCK in connection with the acquisition of Formula 1 in accordance with the rules and requirements of Nasdaq. If we do not receive the requisite stockholder approval for the issuance of the shares of LMCK, the Second Closing will not occur, and we will not issue such shares to the Selling Shareholders pursuant to the Second SPA, to the third party investors pursuant to the Investment Agreements or to the Noteholders pursuant to the terms of the Exchangeable Notes and the related letter agreement. Approval of the share issuance proposal by our stockholders is a condition to the closing of the Second SPA.

Voting Agreement

        In connection with the stock purchase agreements, on September 7, 2016, Liberty Media entered into a voting agreement with CVC Delta Topco Nominee Limited and the Malone Parties. Pursuant to the voting agreement, the Malone Parties agreed, subject to certain conditions and exceptions, to vote the subject shares (i) in favor of the Formula 1 proposals and (ii) against any other proposal or arrangement that is intended to, or could reasonably be expected to, adversely affect in any respect the approval of the Formula 1 proposals (provided that, in each case, the stock purchase agreements have not been materially amended without the written consent of Malone (on behalf of the Malone Parties)). See "Information about the Formula 1 Acquisition—Additional Agreements in connection with the Acquisition—Voting Agreement."

        As of the record date for the special meeting, the Malone Parties beneficially owned approximately [    •    ]% of the outstanding shares of LSXMB, [    •    ]% of the outstanding shares of BATRB and [    •    ]% of the outstanding shares of LMCB (collectively representing, in the aggregate, approximately [    •    ]% of the total voting power represented by the capital stock of Liberty Media).

Vote and Recommendation

        The affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the special meeting, voting together as a single class, is required to approve the share issuance proposal.

Our board of directors unanimously recommends a vote "FOR" the share issuance proposal.

 PROPOSAL 2—THE GROUP NAME CHANGE PROPOSAL

        On April 15, 2016, our company effected a transaction whereby our former common stock was reclassified into and exchanged for shares of three new tracking stocks, designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, which are intended to track and reflect the separate economic performance of the businesses assets and liabilities attributed to the SiriusXM Group, the Braves Group and the Media Group, respectively. We currently have attributed (i) to the SiriusXM Group our subsidiary Sirius XM, corporate cash and a margin loan obligation, (ii) to the Braves Group our subsidiary Braves Holdings, LLC, which indirectly owns the Atlanta Braves Major League Baseball Club, certain assets and liabilities associated with its stadium and mixed use development project and corporate cash and (iii) to the Media Group all of the businesses, assets and liabilities of our company other than those specifically attributed to the SiriusXM Group or the Braves Group, including our interests in Live Nation Entertainment, Inc., our current 19.1% fully diluted equity interest in Formula 1 (which was initially 18.7% upon signing of the First SPA), minority equity investments in Time Warner, Inc. and Viacom, Inc., a 15.5% inter-group interest in the Braves Group, cash and our company's 2.25% Exchangeable Senior Debentures and 1.375% Cash Convertible Notes due 2023 and related financial instruments. Following the completion of the Second Closing, our 100% ownership interest in the Formula 1 business will be attributed to what is presently known as the Media Group.

        Pursuant to the terms of the Second SPA, we agreed to use our reasonable endeavors to obtain, in addition to the stockholder approval of the share issuance proposal, the approval of our stockholders to amend and restate our current certificate of incorporation (the current charter) through the group name change proposal (i) to change the name of the "Media Group" to the "Formula One Group," (ii) to change the name of the "Liberty Media Common Stock" to the "Liberty Formula One Common Stock," (iii) to reclassify each share of each series of our existing Liberty Media Common Stock into one share of the corresponding series of our Liberty Formula One Common Stock solely to effect the name change, and (iv) to make certain conforming changes. Our board of directors believes that these changes are appropriate and advisable in light of the acquisition of Formula 1 and its attribution to, and the expected composition of, the Media Group following the completion of the transaction.

        Our board of directors has unanimously approved and declared advisable the new charter, and unanimously recommends that our stockholders approve the adoption of the new charter. If our stockholders approve the adoption of the new charter, the new charter will become effective upon the filing of the new charter with the Delaware Secretary of State. We currently expect that the new charter will be filed with the Delaware Secretary of State in connection with the completion of the Second Closing. The full text of the new charter is included as Annex E to this proxy statement.

        The new charter will not alter or change the powers (including voting powers), preferences and relative, participating, optional or other rights of any series of our common stock. Following the filing and effectiveness of the new charter, all the powers, preferences or other rights of each series of our common stock will be identical to the powers, preferences or other rights of each series of our common stock existing prior to the filing and effectiveness of the new charter. Under the General Corporation Law of the State of Delaware, holders of our common stock will not have appraisal rights in connection with the adoption of the new charter and the reclassification of shares of our existing Liberty Media Common Stock into shares of our Liberty Formula One Common Stock.

        Subject to the terms of the Second SPA, the board of directors has the right to abandon the new charter without further action by the stockholders whether before or after stockholder approval of the group name change proposal at any time prior to the effectiveness of the filing of the new charter with the Delaware Secretary of State. The adoption of the new charter is not a condition to the completion of the acquisition of Formula 1; however, we have agreed to use our reasonable endeavors under the

Second SPA to obtain the approval of our stockholders to amend and restate the current charter through the group name change proposal.

Vote and Recommendation

        Approval of the group name change proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the shares of our common stock outstanding on the record date and entitled to vote at the special meeting, voting together as a single class.

Our board of directors unanimously recommends a vote "FOR" the group name change proposal.

 PROPOSAL 3—THE ADJOURNMENT PROPOSAL

        We are seeking stockholder approval to adjourn the special meeting even if a quorum is present, if necessary and appropriate, to solicit additional proxies if we do not have sufficient votes at the special meeting to determine if stockholders are in favor of the Formula 1 proposals. If the special meeting is adjourned, and the adjournment is for a period of 30 days or less, no notice of the time or place of the reconvened meeting will be given to our stockholders other than an announcement made at the special meeting. At the adjourned meeting any business may be transacted that might have been transacted at the original meeting. If the adjournment is for more than 30 days, however, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the original meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Delaware law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Vote and Recommendation

        The affirmative vote of the holders of at least a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the special meeting, voting together as a single class, is required to approve the adjournment proposal.

Our board of directors unanimously recommends a vote "FOR" the adjournment proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of each series of our common stock. All such information is based on publicly available filings, unless otherwise known to us from other sources.

        The security ownership information is given as of July 31, 2016 and, in the case of percentage ownership information, is based upon (1) 102,328,903 LSXMA shares, (2) 9,870,956 LSXMB shares, (3) 222,776,438 LSXMK shares, (4) 10,230,989 BATRA shares, (5) 986,828 BATRB shares, (6) 38,214,044 BATRK shares, (7) 25,570,920 LMCA shares, (8) 2,466,821 LMCB shares and (9) 55,687,219 LMCK shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all LSXMA, LSXMB, BATRA, BATRB, LMCA and LMCB shares.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John C. Malone	LSXMA	1,167,728	(1)	1.1	47.6
c/o Liberty Media Corporation	LSXMB	9,455,341	(1)	95.8
12300 Liberty Boulevard	LSXMK	18,651,828	(1)	8.4
Englewood, CO 80112	BATRA	116,771	(1)	1.1
	BATRB	945,532	(1)	95.8
	BATRK	3,263,725	(1)	8.5
	LMCA	291,930	(1)	1.1
	LMCB	2,363,834	(1)	95.8
	LMCK	4,710,156	(1)	8.5
Berkshire Hathaway	LSXMA	10,000,000	(2)	9.8	4.6
3555 Farnam Street	LSXMB	—		—
Omaha, NE 68131	LSXMK	20,000,000	(2)	9.0
	BATRA	—	(2)	—
	BATRB	—		—
	BATRK	—	(2)	—
	LMCA	2,499,998	(2)	9.8
	LMCB	—		—
	LMCK	4,999,998	(2)	9.0

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Malone, our Chairman of the Board, is also set forth in "—Security Ownership of Management."

(2)
Based on Form 13F, dated August 15, 2016, jointly filed by Berkshire Hathaway Inc., Warren E. Buffett (WB), GEICO Corporation (GEICO), National Fire & Marine Insurance Company (NF&MIC) and National Indemnity Company (NIC), such entities have sole voting power and shared investment discretion as follows:

	LSXMA	LSXMK	LMCA	LMCK
WB	1,965,000	3,135,000	491,250	783,750
WB, GEICO and NIC	6,980,980	16,145,817	1,745,244	4,036,453
WB and NF&MIC	933,391	508,654	233,347	127,163
WB and NIC	120,629	210,529	30,157	52,632

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our current directors and executive officers as a group of shares of (1) each series of our common stock (LSXMA, LSXMB, LSXMK, BATRA, BATRB, BATRK, LMCA, LMCB and LMCK) and (2) the Common Stock, par value $0.001 per share (SIRI), of Sirius XM, in which we hold a controlling interest. The security ownership information with respect to our common stock is given as of July 31, 2016 and, in the case of percentage ownership information, is based upon (1) 102,328,903 LSXMA shares, (2) 9,870,956 LSXMB shares, (3) 222,776,438 LSXMK shares, (4) 10,230,989 BATRA shares, (5) 986,828 BATRB shares, (6) 38,214,044 BATRK shares, (7) 25,570,920 LMCA shares, (8) 2,466,821 LMCB shares and (9) 55,687,219 LMCK shares, in each case, outstanding on that date. The security ownership information with respect to SIRI is given as of July 22, 2016, and, in the case of percentage ownership information, is based on 4,877,889,221 SIRI shares outstanding on July 22, 2016. The percentage voting power with respect to our company is presented in the table below on an aggregate basis for all LSXMA, LSXMB, BATRA, BATRB, LMCA and LMCB shares.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this report. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after July 31, 2016 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LSXMB, BATRB or LMCB, though convertible on a one-for-one basis into shares of LSXMA, BATRA or LMCA, respectively, are reported as beneficial ownership of LSXMB, BATRB or LMCB only, and not as beneficial ownership of LSXMA, BATRA or LMCA, respectively. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan as of July 31, 2016. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
John C. Malone	LSXMA	1,168	(1)(2)	1.1	47.6
Chairman of the Board and Director	LSXMB	9,455	(1)(3)(4)	95.8
	LSXMK	18,652	(1)(2)(4)(5)	8.4
	BATRA	117	(1)(2)	1.1
	BATRB	946	(1)(3)(4)	95.8
	BATRK	3,264	(1)(2)(4)(5)	8.5
	LMCA	292	(1)(2)(6)	1.1
	LMCB	2,364	(1)(3)(4)	95.8
	LMCK	4,710	(1)(2)(4)(5)(6)	8.5
	SIRI	267	(6)	*	*

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Gregory B. Maffei	LSXMA	3,030	(7)(8)(9)	2.9	1.5
President, Chief Executive	LSXMB	—		—
Officer and Director	LSXMK	6,580	(5)(7)(8)(9)	2.9
	BATRA	303	(7)(8)(9)	2.9
	BATRB	—		—
	BATRK	985	(5)(7)(8)(9)	2.6
	LMCA	757	(7)(8)	2.9
	LMCB	—		—
	LMCK	1,642	(5)(7)(8)	2.9
	SIRI	606	(10)	*	*
Robert R. Bennett	LSXMA	760	(11)	*	*
Director	LSXMB	—		—
	LSXMK	1,526	(11)(12)	*
	BATRA	76	(11)	*
	BATRB	—		—
	BATRK	267	(11)(12)	*
	LMCA	190	(11)	*
	LMCB	—		—
	LMCK	382	(11)(12)	*
	SIRI	—		—	—
Brian M. Deevy	LSXMA	10	(13)	*	*
Director	LSXMB	—		—
	LSXMK	3	(12)(13)	*
	BATRA	1	(13)	*
	BATRB	—		—
	BATRK	1	(12)(13)	*
	LMCA	3	(13)	*
	LMCB	—		—
	LMCK	**	(12)(13)	*
	SIRI	—		—	—
M. Ian G. Gilchrist	LSXMA	1	(7)	*	*
Director	LSXMB	—		—
	LSXMK	3	(12)	*
	BATRA	**	(7)	*
	BATRB	—		—
	BATRK	**	(12)	*
	LMCA	**	(7)	*
	LMCB	—		—
	LMCK	**	(12)	*
	SIRI	—		—	—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Evan D. Malone	LSXMA	12	(7)	*	*
Director	LSXMB	—		—
	LSXMK	26	(7)(12)	*
	BATRA	1	(7)	*
	BATRB	—		—
	BATRK	4	(7)(12)	*
	LMCA	3	(7)	*
	LMCB	—		—
	LMCK	7	(7)(12)	*
	SIRI	99	(10)	*	*
David E. Rapley	LSXMA	4		*	*
Director	LSXMB	—		—
	LSXMK	12	(12)	*
	BATRA	**		*
	BATRB	—		—
	BATRK	1	(12)	*
	LMCA	1		*
	LMCB	—		—
	LMCK	3	(12)	*
	SIRI	—		—	—
Larry E. Romrell	LSXMA	21	(7)	*	*
Director	LSXMB	**		*
	LSXMK	44	(7)(12)	*
	BATRA	2	(7)	*
	BATRB	**		*
	BATRK	5	(7)(12)	*
	LMCA	5	(7)	*
	LMCB	**		*
	LMCK	11	(7)(12)	*
	SIRI	—		—	—
Andrea L. Wong	LSXMA	4		*	*
Director	LSXMB	—		—
	LSXMK	13	(12)	*
	BATRA	**		*
	BATRB	—		—
	BATRK	1	(12)	*
	LMCA	**		*
	LMCB	—		—
	LMCK	3	(12)	*
	SIRI	—		—	—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Richard N. Baer	LSXMA	10	(12)	*	*
Chief Legal Officer	LSXMB	—		—
	LSXMK	19	(12)	*
	BATRA	**	(12)	*
	BATRB	—		—
	BATRK	3	(12)	*
	LMCA	2	(12)	*
	LMCB	—		—
	LMCK	5	(12)	*
	SIRI	—		—	—
Mark D. Carleton	LSXMA	128	(7)	*	*
Chief Financial Officer	LSXMB	—		—
	LSXMK	190	(7)	*
	BATRA	13	(7)	*
	BATRB	—		—
	BATRK	30	(7)	*
	LMCA	32	(7)	*
	LMCB	—		—
	LMCK	56	(7)	*
	SIRI	41	(10)	—	—
Albert E. Rosenthaler	LSXMA	100	(7)	*	*
Chief Corporate Development Officer	LSXMB	—		—
	LSXMK	247	(5)(7)	*
	BATRA	10	(7)	*
	BATRB	—		—
	BATRK	25	(5)(7)	*
	LMCA	25	(7)	*
	LMCB	—		—
	LMCK	62	(5)(7)	*
	SIRI	—		—	—
Christopher W. Shean	LSXMA	97	(7)	*	*
Former Chief Financial Officer	LSXMB	—		—
	LSXMK	248	(5)(7)	*
	BATRA	10	(7)	*
	BATRB	—		—
	BATRK	33	(5)(7)	*
	LMCA	24	(7)	*
	LMCB	—		—
	LMCK	62	(5)(7)	*
	SIRI	—		—	—

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
All directors and executive officers as a group (12 persons)	LSXMA	5,248	(1)(2)(7)(8)(9)(11)(12)(13)	5.1	49.4
	LSXMB	9,456	(1)(3)(4)	95.8
	LSXMK	27,317	(1)(2)(4)(5)(7)(8)(9)(11)(12)(13)	12.1
	BATRA	525	(1)(2)(7)(8)(9)(11)(12)(13)	5.1
	BATRB	946	(1)(3)(4)	95.8
	BATRK	4,586	(1)(2)(4)(5)(7)(8)(9)(11)(12)(13)	11.9
	LMCA	1,312	(1)(2)(6)(7)(8)(11)(12)(13)	5.1
	LMCB	2,364	(1)(3)(4)	95.8
	LMCK	6,881	(1)(2)(4)(5)(6)(7)(8)(11)(12)(13)	12.2
	SIRI	1,014	(6)(10)	*	*

*
Less than one percent

**
Less than 1,000 shares

(1)
Includes 101,778 LSXMA shares, 230,564 LSXMB shares, 664,684 LSXMK shares, 10,177 BATRA shares, 23,056 BATRB shares, 113,329 BATRK shares, 25,444 LMCA shares, 57,641 LMCB shares and 166,171 LMCK shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Includes (i) 250,000 LSXMA shares, 390,000 LSXMK shares, 25,000 BATRA shares, 69,080 BATRK shares, 62,500 LMCA shares and 97,500 LMCK shares held by The Malone Family Land Preservation Foundation and (ii) 203,043 LSXMA shares, 20,304 BATRA shares, 9,543 BATRK shares and 50,760 LMCA shares held by The Malone Family Foundation, as to which shares Mr. Malone has disclaimed beneficial ownership.

(3)
Includes 108,687 LSXMB shares, 10,868 BATRB shares and 27,171 LMCB shares held by two trusts which are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by the trusts.

(4)
Includes 490,597 LSXMB shares, 792,394 LSXMK shares, 49,059 BATRB shares, 167,293 BATRK shares, 122,649 LMCB shares and 245,298 LMCK shares held by a trust with respect to which Mr. Malone is the sole trustee and, with his wife, retains a unitrust interest in the trust.

(5)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

	LSXMK	BATRK	LMCK
John C. Malone	530	53	132
Gregory B. Maffei	36,982	3,698	9,245
Albert E. Rosenthaler	6,817	681	1,704
Christopher W. Shean	13,478	1,348	3,372

Total	57,807	5,780	14,453

(6)
Includes 153,226 LMCA shares, 825,000 LMCK shares and 267,141 SIRI shares pledged to Fidelity Brokerage Services, LLC (Fidelity); 250,000 LMCK shares pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated (Merrill Lynch) and 1,875,000 LMCK shares pledged to Bank of America (BoA) in connection with margin loan facilities extended by Fidelity, Merrill Lynch and BoA.

(7)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after July 31, 2016.

	LSXMA	LSXMK	BATRA	BATRK	LMCA	LMCK
M. Ian G. Gilchrist	854	—	85	—	213	—
Gregory B. Maffei	1,165,787	2,784,974	116,599	277,295	291,362	692,858
Evan D. Malone	2,697	5,493	269	549	674	1,374
Larry E. Romrell	2,697	5,493	269	549	674	1,374
Mark D. Carleton	73,935	190,213	7,394	19,002	18,478	47,484
Albert E. Rosenthaler	33,275	107,393	3,328	10,718	8,316	26,782
Christopher W. Shean	49,911	141,280	4,991	14,108	12,474	35,252

Total	1,329,156	3,234,846	132,935	322,221	332,191	805,124

(8)
Includes 59,032 LSXMA shares, 118,065 LSXMK shares, 5,903 BATRA shares, 11,806 BATRK shares, 14,758 LMCA shares and 29,516 LMCK shares held by the Maffei Foundation, as to which shares Mr. Maffei has disclaimed beneficial ownership.

(9)
Includes 578,620 LSXMA shares, 1,157,239 LSXMK shares, 57,862 BATRA shares and 202,850 BATRK shares pledged to Morgan Stanley Private Bank, National Association in connection with a loan facility.

(10)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after July 31, 2016.

SIRI
Gregory B. Maffei	593,462
Evan D. Malone	86,637
Mark D. Carleton	28,159

Total	708,258

(11)
Includes 21,585 LSXMA shares, 43,170 LSXMK shares, 2,158 BATRA shares, 7,568 BATRK shares, 5,396 LMCA shares and 10,792 LMCK shares owned by Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his wife, Mrs. Deborah Bennett.

(12)
Includes restricted shares, none of which has vested, as follows:

	LSXMA	LSXMK	BATRA	BATRK	LMCA	LMCK
Robert R. Bennett	—	5,468	—	546	—	1,366
Brian M. Deevy	—	2,843	—	284	—	710
M. Ian G. Gilchrist	—	1,422	—	142	—	355
Evan D. Malone	—	2,625	—	262	—	656
David E. Rapley	—	4,047	—	404	—	1,011
Larry E. Romrell	—	2,625	—	262	—	656
Andrea L. Wong	—	5,468	—	546	—	1,366
Richard N. Baer	9,686	19,372	968	1,937	2,421	4,843

Total	9,686	43,870	968	4,383	2,421	10,963

(13)
Includes 247 LSXMA shares, 494 LSXMK shares, 24 BATRA shares, 87 BATRK shares, 61 LMCA shares and 123 LMCK shares held by the WJD Foundation, over which Mr. Deevy has sole voting power.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

STOCKHOLDER PROPOSALS

        This proxy statement relates to a special meeting of stockholders which will take place on [    •    ], 2016. Based solely on the date of our 2016 annual meeting, which was August 23, 2016, and the date of the proxy statement for our 2016 annual meeting, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on March 15, 2017 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2017 (the 2017 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than May 25, 2017 and not later than June 26, 2017 to be considered for presentation at the 2017 annual meeting. We currently anticipate that the 2017 annual meeting will be held during the second quarter of 2017. If the 2017 annual meeting takes place more than 30 calendar days before or 30 calendar days after August 23, 2017 (the anniversary of the 2016 annual meeting), as currently contemplated, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2017 annual meeting is communicated to stockholders or public disclosure of the date of the 2017 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2017 annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the Exchange Act), our charter and bylaws and Delaware law.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information and reporting requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertymedia.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) In addition, copies of our Annual Report on Form 10-K for the year ended December 31, 2015, or any of the exhibits listed therein, or copies of documents we have filed with the SEC are also available by contacting us by writing or telephoning the office of Investor Relations:

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112
Telephone: (877) 772-1518

        The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information about us to you by referring you to other documents. The information incorporated by reference is an important part of this proxy statement, and is deemed to be part of this document except for any information superseded by this document or any other document incorporated by reference into this document. Documents incorporated by reference herein will be made available to you, at no cost, upon your oral or written request to our Investor Relations office. Any statement, including financial statements, contained in our Annual Report on Form 10-K for the year ended December 31, 2015 shall be deemed to be modified or superseded to the extent that a statement, including financial statements, contained in this proxy statement or in any other later incorporated document modifies or supersedes that statement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any report or portion thereof furnished or deemed furnished under any Current Report on Form 8-K) prior to the date on which the special meeting is held:

(File No. 001-35707)	Period
Annual Report on Form 10-K	Fiscal year ended December 31, 2015, filed on February 26, 2016 (the 10-K/A); Amendment No. 1 to the 10-K, filed on April 29, 2016.
Quarterly Reports on Form 10-Q	Quarterly period ended March 31, 2016, filed on May 9, 2016, and quarterly period ended June 30, 2016, filed on August 5, 2016.
Current Reports on Form 8-K
Filed on January 4, 2016, January 27, 2016, February 24, 2016, March 1, 2016, March 11, 2016, March 22, 2016, April 11, 2016, April 14, 2016, April 19, 2016 (as amended by the Current Report on Form 8-K/A on April 20, 2016), May 31, 2016, June 28, 2016, August 26, 2016, September 1, 2016, September 7, 2016, September 20, 2016 and October 12, 2016.
Registration Statement on Form 8-A	Filed on April 14, 2016 (containing a description of LSXMA, LSXMB, LSXMK, BATRA, BATRK, LMCA and LMCK) and any amendment or report filed for the purpose of updating such description.

APPENDIX: BUSINESS AND FINANCIAL INFORMATION OF FORMULA 1

Business

        Formula 1 holds exclusive commercial rights with respect to the World Championship, an annual, approximately nine-month long, motor race-based competition in which teams compete for the Constructors' Championship and drivers compete for the Drivers' Championship. The World Championship is a global series with a varying number of Events taking place in different countries around the world each season. For 2016, 21 Events are scheduled to take place in 21 countries across Europe, Asia-Pacific, the Middle East and North and South America. In 2015, the World Championship was followed by hundreds of millions of television viewers in over 200 territories, and Formula 1's largest Events have hosted live audiences in excess of 300,000 on race weekends, such as the British Grand Prix at the Silverstone circuit and the Mexican Grand Prix at the Autódromo Hermanos Rodríguez.

        The World Championship has been held every year since 1950 and has featured many iconic drivers, Teams and Events over the last 66 years. Over this period, Formula 1 has become one of the world's most widely watched annual global sporting competitions.

        Formula 1 is responsible for the commercial exploitation and development of the World Championship as well as various aspects of its management and administration, in the course of which it coordinates and transacts with the FIA, the governing body for world motor sport, the Teams, the race promoters that stage Events, various media organizations worldwide as well as advertisers and sponsors. Formula 1 also controls activities related to critical components of the World Championship, including filming Events, production of the international television feed and transport of its and the Teams' equipment, ensuring high quality and reducing delivery risk around the World Championship. Control over filming and the international television feed is important because it ensures the high quality of Formula 1's live feed and other programming, which underpins the appeal of the World Championship to broadcasters, advertisers and sponsors.

        Formula 1 also generates revenues from a variety of other sources, including the operation of the Paddock Club hospitality program at most Events, freight, logistical and travel related services for the Teams and other third parties, the GP2 and GP3 race series, which run principally as support races during Event weekends, television production and post-production and other licensing of the commercial rights associated with Formula 1, for example in connection with video games.

Strategy

        Formula 1's goal is to further broaden and increase the global scale and appeal of the World Championship in order to improve the overall value of Formula 1 as a sport and its financial performance. Key factors of this strategy include:

  •
  continuing to seek and identify opportunities to expand and develop the Event calendar and bring Events to attractive and/or strategically important new markets outside of Europe, which typically have higher race promotion fees, while continuing to build on the foundation of the sport in Europe;

  •
  developing advertising and sponsorship revenue, including increasing sales of Event-based packages and under the Global Partner program, and exploring opportunities in underexploited product categories;

  •
  capturing opportunities created by media's evolution, including the growth of social media and the development of Formula 1's digital media assets; and

  •
  building up the entertainment experience for fans and engaging with new fans on a global basis to further drive race attendance and television viewership.

Financial Profile

        For the year ended December 31, 2015, Formula 1 recorded total revenue of $1.7 billion, Adjusted OIBDA of $462 million and cash provided by operating activities of $492 million.

Sources of Revenue

        Formula 1 derives the majority of its revenue from race promotion, broadcasting and advertising and sponsorship arrangements, which we refer to as primary F1 revenue. A significant majority of the race promotion, broadcasting and advertising and sponsorship contracts specify payments in advance and annual increases in the fees payable over the course of the contracts. The Formula 1 business has been characterized by strong revenue growth in expansionary years of the economic cycle and stability over the recent global financial crisis.

  Race promotion

        Formula 1 grants to race promoters the rights to host, stage and promote each Event. These rights are granted pursuant to contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5% per year. Formula 1's revenue from race promoters in 2015 represented 35.3% of total revenue.

        Race promoters are generally circuit owners, local and national automobile clubs, special event organizers or governmental bodies. Race promoters generate revenue from ticket sales and sometimes from concessions, merchandising and secondary hospitality offerings (other than the Paddock Club). Tickets are sold for the entire Event weekend or individual days. The race promoter is responsible for, among other things, obtaining the availability of an FIA sanctioned circuit, securing all necessary government and sporting approvals and ensuring that the Event is run in conformity with FIA regulations. To achieve FIA certification, the circuit must meet all FIA safety standards, which apply to medical facilities, circuit length, paddock and pit lane dimensions and other driver and spectator safety standards. The race promoter is responsible for providing customs, competitor, promotional and press facilities and ensuring appropriate access to the circuit and pit areas.

  Broadcasting

        Formula 1 licenses rights to broadcast Events on television and other media platforms in specified countries or regions and in specified languages. These may also include rights to broadcast the race, practice and qualifying sessions, interactive television/digital services, repeat broadcasts and highlights. These contracts, which we refer to as television rights agreements or TRAs, typically have a term of three to five years. While annual fees from broadcasters may stay constant, they often increase each year during the term of the TRA by varying amounts typically of up to 10% per annum. Formula 1's revenue from TRAs in 2015 represented 32.3% of total revenue.

        Formula 1's broadcasting revenue is generated from: (a) free-to-air television broadcasts, which are received by the end user without charge (other than any television license fee), and non-premium cable, satellite and other broadcasts, which are received as part of a subscriber's basic package (together, free-to-air television); and (b) premium and pay-per-view cable and satellite broadcasts, where the subscriber pays a premium fee to receive programming on a package or per-event basis (pay television). Formula 1 currently has 12 free-to-air television agreements, nine pay television agreements, 27 agreements covering both free-to-air and pay television and four other agreements (one for transmissions to British bases overseas, two global news syndication and distribution contracts and one global in-flight/ship at sea distribution contract). Formula 1's key broadcasters include Channel 4 (free-to-air television) and Sky (pay television) in the United Kingdom, RTL (free-to-air television) and Sky Deutschland (pay television) in Germany, RAI (free-to-air television) and Sky Italia (pay television) in Italy, Movistar (pay television) in Spain, Canal+ (pay television) in France, Globo (free-to-air television) in Brazil, NBC (free-to-air television) in the United States, Fox Sports (pay television) in Pan Asia and beIn Sports (pay television) in the Middle East.

  Viewers

        Formula 1 believes that Formula 1 is attractive to broadcasters because of its premium live content and viewership, which is typically male orientated with above average incomes. Formula 1 has TRAs covering all significant countries and regions globally. In 2015, Formula 1 had a cumulative live television audience of hundreds of millions of unique viewers measured by the definition of 15 minutes of viewing time. This figure relates only to dedicated programming and does not include those viewers that see Formula 1 on the news or via other media. Formula 1 can have a positive effect on a network's viewership.

        Viewership in a specific country can be influenced significantly by the performance of local drivers. For example, the previously very high viewership in Germany dropped after Michael Schumacher's original retirement in 2006 but increased in 2010 and 2011 because of Sebastian Vettel winning the Drivers' Championship in those years. More recently, audience reach in the Netherlands significantly increased as Max Verstappen made his debut for Toro Rosso in 2015. Formula 1 is able to suggest (subject to FIA approval) race times to maximize the sport's global viewership, including by introducing late afternoon and night races for Middle East and Asian Events to maximize the core European viewership.

  Advertising and Sponsorship

        Formula 1 sells Event-based advertising and sponsorship in the form of trackside advertising and race title sponsorship packages. In addition, advertisers can acquire status as a Global Partner of Formula 1 and/or Official Supplier to Formula 1. These advertiser and sponsor contracts typically have a term of three to five years (but may on occasion be of longer duration). Payments often increase each year based on a fixed amount, a fixed percentage or in accordance with the United States or European consumer price index or another agreed metric. Separately, the Teams sell sponsorship rights primarily in the form of logo displays on cars, equipment and driver and Team uniforms, although Formula 1 does not derive any revenue from such sales. Many of the Team sponsors also purchase advertising and sponsorship from Formula 1. Formula 1's revenue from advertising and sponsorship contracts in 2015 represented 14.4% of total revenue.

  Other Revenue

        Formula 1 also generates revenue from a variety of other sources including the operation of the Paddock Club race-based corporate hospitality program at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race events), various television production and post-production activities, and other Formula 1 ancillary operations. Formula 1's revenue from these other sources in 2015 represented 18.0% of its total revenue, and includes approximately 5% generated from the Teams' purchase of services from Formula 1.

        Formula 1's business is global and diversified across six of the seven major regions in the world. In 2015, Europe, Asia, the Americas and the Middle East/Other accounted for 61.9%, 17.4%, 10.6% and 10.1%, respectively, of Formula 1's total revenue based on the location of the relevant trading counterparty's headquarters. Formula 1 has significantly expanded its business activities throughout the world by entering into additional broadcasting contracts and adding new Events such as those in Mexico, Singapore, Abu Dhabi, the United States, Russia and Azerbaijan.

FIA and the Teams

        Formula 1's business is built on a number of key relationships—those with the FIA, the Teams and Formula 1's principal commercial partners. See "—Key Commercial Agreements" below for more information about Formula 1's relationships with the FIA and the Teams.

  FIA

        The FIA is the governing body for world motor sport and as such, is solely responsible for regulating the sporting, technical and safety aspects of the World Championship through the FIA's F1 Commission and World Motor Sport Council. The FIA regulates a number of motor sports, with the World Championship being the most prominent. The FIA owns the World Championship and has granted Formula 1 the exclusive commercial rights to the World Championship until the end of 2110 under the 100-Year Agreements. In addition, the FIA, through its World Motor Sport Council, approves the calendar for the World Championship each year. Under the 100-Year Agreements, Formula 1 is only permitted to enter into race promotion contracts that are substantially in the form agreed between Formula 1 and the FIA.

  Teams

        The Teams are the participants in the World Championship and its Events, competing for the annual Constructors' Championship, and their drivers compete for the annual Drivers' Championship. There are currently 11 Teams competing in the 2016 World Championship. To be eligible to compete, a Team is responsible for the design and manufacturing of certain key parts of its cars, including the chassis. This distinguishes Formula 1 from many other genres of motor sport and places special emphasis on the technological capabilities and innovative prowess of each Team. Currently, the Teams are supplied race engines by one of Ferrari, Mercedes, Renault or Honda. Under the terms of the Current Concorde Arrangements, Teams are entitled to receive significant team payments from a Formula 1 prize fund (the Prize Fund) based primarily on their results in prior years' Constructors' Championships. Formula 1 has no direct or indirect ownership interest in any Team, nor does it have any contractual arrangements with the drivers, who are all employed or contracted directly by the Teams.

        Each Team is responsible for securing its own drivers and funding the cost to race in the World Championship. They receive Team payments from Formula 1 (principally a share in the Prize Fund) as well as sponsorship and advertising revenues from their own partners. The Current Concorde Arrangements between Formula 1, the FIA and the Teams defines the terms of the Team's participation in the World Championship (for further detail on these arrangements, see "—Key Commercial Agreements—Current Concorde Arrangements" below).

Event Calendar

        The FIA's World Motor Sport Council considers and approves the World Championship calendar that Formula 1 proposes based on the agreed race promoter contracts for the forthcoming season. The World Championship calendar is typically approved in December for the following year's World Championship. Provisional approval typically occurs in September and as early as June. The race circuits used by race promoters must be approved by the FIA.

Race Circuits

        The World Championship takes place on a number of high profile iconic circuits, including Silverstone, Monaco and Singapore. Circuits are typically dedicated circuits of varying distances (typically three to six kilometers), with a combination of esses, straights, chicanes, bends, corners, curves, hairpins, climbs, descents and scenery. The circuit at Spa-Francorchamps in Belgium, for example, runs through a part of the Ardennes forest. Street races remain popular and races in Australia, Monaco, Singapore, Russia and Azerbaijan are all run on street (or temporary) circuits.

Event weekend

        An Event typically takes place over a three day weekend. It begins with two practice sessions on Friday (except in Monaco, where Friday practices are moved to Thursday) and one practice on Saturday. A qualifying session is held after the practice session on Saturday, which determines the starting order for the race on Sunday. Each race typically takes up to two hours to complete with cars covering approximately 180 to 200 miles at top speeds of over 200 miles per hour. GP2 practice and qualifying occurs on Friday, with a race on Saturday and a sprint race on Sunday. There are also other independent third-party support series such as the Porsche Supercup, a GT motor sport series, and individual support events that run over the Event weekends. Formula 1 attracts a broad spectrum of fans including some of the world's most recognized personalities, music and film stars, sports personalities, royalty, high-profile business leaders and politicians.

Team Economics

        Over the years, a large number of Teams have participated in Formula 1, with Ferrari being the only Team which has participated in every World Championship since 1950. A significant number of the current Teams have been racing for many years, whether under their current or previous names. Team owners looking to exit Formula 1 can sell their Team to new owners who would then be able to start out in Formula 1 with a fully resourced Team, pre-developed technology and facilities and, in some cases, an established brand name with existing Prize Fund performance qualifications under the Current Concorde Arrangements.

        All Teams compete in the World Championship with the ambition to finish as high in the Constructors' and Drivers' Championships as possible. Some Teams exist solely to race in Formula 1, whereas others may be used as a marketing opportunity for its parent company's core business. Car manufacturers may also invest in a Team to develop technology that will be used in their road cars for the retail market. Many Teams, including manufacturer owned Teams, participate to promote their brand.

        Teams competing in Formula 1 require significant financial resources. In addition to its drivers, a Team employs a technical staff of mechanics, engineers and car designers together with a large support staff operation. Teams also incur costs in relation to their cars, equipment, testing and development.

        The Teams generate the majority of their revenue from corporate sponsorship (which in some instances comes from parent companies) and Team payments from Formula 1. In addition, the leading Teams benefit from the sale of technology to other Teams or exploitation of their technology outside motor sport. Teams also raise some revenues from merchandising and licensing activities. Total revenues vary significantly from Team to Team but are principally driven by their performance in the World Championship and their attractiveness as an advertising and sponsorship platform.

        Corporate sponsorship can consist of both monetary payments and contributions in-kind from suppliers. Team sponsors represent a variety of industries and include luxury automobiles, technology, telecommunications, financial services, energy and soft drinks.

        The primary form of corporate exposure is through logo displays on cars, equipment and driver and Team uniforms, which are then on display during the live television broadcast and other media coverage of Events. For engine and other automotive related sponsors (such as tires, fuel, oil and engines), Formula 1 believes that Formula 1 sponsorship can create a heightened perception of engineering and technological proficiency and is likely to form a part of the sponsor's own research and development efforts.

Drivers

        One of the distinctive features of the World Championship is the celebrity and diversity of its drivers. Differences in nationalities, temperaments and racing styles form part of the attractive mosaic of Formula 1. In the 1950s, Italians Giuseppe Farina and Alberto Ascari and British drivers Stirling Moss and Mike Hawthorn, together with Argentinian Juan Manuel Fangio, dominated Formula 1. As the sport's popularity and stature grew in the 1960s and 1970s, drivers from other countries such as the United States (Phil Hill and Mario Andretti), Brazil (Emerson Fittipaldi) and South Africa (Jody Scheckter) became some of the sport's most successful drivers.

        Several of the sport's leading drivers of the 1980s, including Frenchman Alain Prost, Nigel Mansell of the United Kingdom and Brazilian Ayrton Senna, continued to be successful into the early 1990s. Michael Schumacher, who began his Formula 1 career in 1991, won five consecutive Drivers' Championships between 2000 and 2004 and seven in total. In 2016, there are five Drivers Champions competing, namely Lewis Hamilton (United Kingdom/Mercedes), Sebastian Vettel (Germany/Ferrari), Jenson Button (United Kingdom/McLaren), Fernando Alonso (Spain/McLaren) and Kimi Raikkonen (Finland/Ferrari).

        The success of a local driver also impacts the television viewership and revenue generated from that country or region. World Champions from Germany (Vettel), Spain (Alonso) and the United Kingdom (Button and Hamilton) have helped grow and sustain the Formula 1 business in those countries. For this reason, Formula 1 encourages the development of drivers from other strategic markets. GP2 and GP3 provide the training ground and stepping stones to Formula 1 for these drivers.

        To participate in Formula 1, all drivers are required to hold an FIA Super Licence, which is issued by the FIA only after the driver has met specific qualification criteria.

        All drivers are employed or contracted by the Teams and have no contractual relationship with Formula 1.

Key Commercial Agreements

  100-Year Agreements

        Under the 100-Year Agreements entered into by Formula 1 and the FIA in 2001, Formula 1 was granted an exclusive license with respect to all of the commercial rights to the World Championship, including its trademarks, in exchange for a significant one time fee of $313.6 million in 2001 and annual escalating regulatory fees to the FIA. This license, which took effect on January 1, 2011 and expires on December 31, 2110, maintains Formula 1's exclusive commercial rights to the World Championship which Formula 1 held under previous agreements with the FIA. For 2016, Formula 1 paid the FIA an approximate $26.8 million cash regulatory fee.

        The 100-Year Agreements also provide that Formula 1 may appoint a representative to the FIA, subject to the FIA's approval, and that person will be a member of the FIA's F1 Commission and World Motor Sport Council. The FIA may terminate the 100-Year Agreements and Formula 1's exclusive license upon a change of control of SLEC Holdings Limited, a wholly owned subsidiary of Delta Topco, unless the FIA previously approved the transaction. Formula 1 has requested the FIA's approval of its acquisition by Liberty Media under the 100-Year Agreements.

        In addition, the FIA may terminate Formula 1's license if (i) certain Delta Topco subsidiaries party to the 100-Year Agreements become insolvent; (ii) Formula 1 fails to pay an amount due to the FIA and such non-payment is not cured within 30 days of FIA's demand for payment; (iii) arbitrators declare that Formula 1 materially breached the 100-Year Agreements and Formula 1 has not paid to the FIA certain penalties to cure such breach; or (iv) Formula 1 changes or removes certain of the FIA's rights without its prior consent.

  Current Concorde Arrangements

        From 1981 until 2012, successive Concorde Agreements governed the relationship between Formula 1, the FIA and the Teams, including the regulation of the World Championship. After the previous Concorde Agreement expired on December 31, 2012, Formula 1 entered into a separate binding agreement with each Team, securing the relevant Team's commitment to continue participating in the World Championship until December 31, 2020. In addition, Formula 1 entered into the 2013 Concorde Implementation Agreement with the FIA in 2013. The 2013 Concorde Implementation Agreement, in addition to making certain modifications to the 100-Year Agreements for the period to end 2030, provides that the FIA agrees to provide certain sporting governance arrangements and regulatory safeguards for the benefit of the Teams, to enter into a new Concorde Agreement for a term of eight years (from 2013 to 2020) reflecting those sporting governance arrangements and regulatory safeguards and to enter into a subsequent Concorde Agreement from 2021 to 2030 or to extend the sporting governance arrangements or regulatory safeguards agreed under the 2013 Concorde Implementation Agreement on substantially the same terms from 2021 to 2030. The Team Agreements and the 2013 Concorde Implementation Agreement together provide the contractual framework for the World Championship that was previously set out in the Concorde Agreements. The Team Agreements and the 2013 Concorde Implementation Agreement are collectively referred to as the Current Concorde Arrangements.

        Under the Current Concorde Arrangements, among other things, the Teams agree to participate in the World Championship during the term of the Current Concorde Arrangements and Formula 1 agrees to make certain prize fund payments to them based on their performance in the Constructors' Championship and other principles (such as success, heritage and longevity in Formula 1) and measures of performance selected by Formula 1.

  Team Agreements

        As discussed above, Formula 1 and each of the Teams have entered into separate Team Agreements that establish a Prize Fund, establish procedures for setting the World Championship calendar, give the Teams the right to nominate and, in some cases, appoint directors to Delta Topco's board, and provide for certain termination rights.

        The Team Agreements establish the Prize Fund to be paid to the Teams that is funded with a certain percentage of Formula 1's Prize Fund EBITDA plus additional amounts that Formula 1 expects to range from $120 million to $175 million. The majority of the Prize Fund is paid to individual Teams based on their results in prior Constructors' Championships, and the balance paid to Teams that have achieved certain milestones based on Formula 1's principles and measures of performance. In addition to their audit procedures performed on Formula 1, since 2008, Ernst & Young LLP have also performed certain agreed-upon procedures to provide a report to the Teams on the calculation, and allocation thereof, of all Team payments under the Prize Fund. See "Appendix: Business and Financial Information of Formula One—Management's Discussion and Analysis of Financial Condition and Results of Operations—Cost of Formula 1 Revenue" for additional description of the factors for determining the Prize Fund payments.

        Under the Team Agreements, the consent of a majority of certain Teams is required if there are more than 20 Events in a season or more than 17 Events are held in a season and the number of Events that are held outside Europe, the US or Canada exceeds 60% or more of the total number of Events in that season.

        The Team Agreements with McLaren and Mercedes grant the corporate parent of each of those Teams (McLaren Group Limited and Daimler AG, respectively) the right to appoint a Team Director until December 31, 2020 or the termination of the relevant Team Agreement, if earlier. Ferrari has an equivalent right, pursuant to a provision contained in all Team Agreements granting that right to the longest standing Team that has competed in the World Championship for the greatest number of seasons since 1950. Each of Daimler AG and Ferrari has exercised the relevant right and appointed a Team Director. Ferrari's Team Director is also entitled to be a member of Delta Topco's Audit and Ethics and Nomination Committees. Mercedes' Team Director is currently a member of the Nomination Committee of Delta Topco, although he is not appointed by right. In addition, the Teams have a right to propose two independent non-executive directors for a three-year term on Delta Topco's board of directors, although Delta Topco is not required to appoint any such candidate.

        A Team's Agreement may be terminated if the Team ceases to be a constructor, fails to participate in more than three Events in a season, fails to submit a valid entry for participation in the World Championship or becomes insolvent. Teams may also terminate their Team Agreements by written notice to Formula 1 under certain circumstances, including:

  •
  Formula 1 is unable to pay its debts when they become due;

  •
  Formula 1 fails for three months to pay an aggregate amount due in excess of $10 million to the Team;

  •
  with respect to the longest standing Team (currently Ferrari), Formula 1 experiences a change in control and, in the second or third fiscal year after the change in control, the Prize Fund EBITDA is less than 75% of the Prize Fund EBITDA in the fiscal year immediately preceding the change in control; or

  •
  a controlling interest holder of Formula 1 is subject to sanctions imposed by the U.S. Office of Foreign Assets Control or is on the Financial Sanctions List in the United Kingdom.

  Circuit Rights Agreements

        Under circuit rights agreements (the Circuit Rights Agreements), Formula 1 acquires from race promoters certain rights to commercially exploit the Event, including the rights to sell trackside and "official supplier" advertising and title sponsorship, a space in which to operate the Paddock Club (other than at three Events) and commercial use of the name of the Event and circuit. In a few cases a cash payment is made for the grant of these circuit rights and in others Formula 1 offers a commission or share of revenue to a race promoter where they have been instrumental in introducing a new sponsor from its territory that purchases a title sponsorship or trackside advertising. Circuit Rights Agreements typically have a term that is tied to the relevant race promoter contract.

Competition

        The World Championship competes with many alternative forms of entertainment, such as other sporting and live events, for television viewership, live attendance and advertising. For example, Formula 1 competes for broadcasting and advertising revenue with other global and regional Tier 1 sports, including the Olympic Games, FIFA World Cup, Champions League and Premier League. Within national markets, Formula 1 competes with local racing events, such as the Indianapolis 500 race and NASCAR in the United States.

Regulatory Matters—Competition Laws

        The operations and business of Formula 1 are subject to European and national competition laws which require Formula 1 at all times to ensure its business practices and agreements are consistent with the operation of competitive markets. Following an investigation by the EC into the commercialization of Formula 1 and related agreements in 1999, Formula 1 modified certain of its business practices and changed the terms of a number of its commercial contracts with Teams, broadcasters, promoters and the FIA. In October 2001, the EC issued two comfort letters to Formula 1 stating that it was no longer under investigation. Comfort letters are not binding on the EC and if it believes that there has been a material change in circumstances, further enforcement action could be taken. The EC issued a press release in October 2003 stating that it was satisfied that Formula 1 had complied with the modified practices and terms that had led to its issuing the 2001 comfort letters and that it had ended its monitoring of Formula 1's compliance.

Intellectual Property

        Formula 1 is the registered owner of a portfolio of trade mark registrations and applications, including for the F1 logo, the World Championship logo (which is used only in sporting contexts), "Formula One", "Formula 1", "F1" and "Grand Prix" when used in connection with any of the aforementioned and most of the official Event titles where they are capable of registration.

        Formula 1 owns the copyright on footage of each Event since 1981. Ownership of this copyright enables Formula 1 to license that footage to broadcasters and to take legal action against infringers of that copyright. Under the Current Concorde Arrangements, Formula 1 also has the exclusive right, subject to limited exceptions, to use each Team's intellectual property rights (including image rights) to portray the World Championship and/or any Event in any visual form.

Licenses and Permits

        Formula 1 is required to obtain permits for the allocation and use of radio frequencies which are necessary for the operation of live camera and other equipment used in the production of live television images and also in live radio communications used by Formula 1, the FIA, the Teams (including car to pit radio transmissions) and the emergency services. Such radio frequency permits are obtained by a dedicated unit in the television production team, with assistance from the local race promoter. Typically, such radio frequency permits are obtained from the relevant governmental authority responsible for licensing the use of radio frequencies in the host country of the relevant Event. The requirements and procedures for obtaining such permits vary by country and they may involve the completion of written formalities or the inspection by the relevant governmental authority of all equipment to be operated with a radio frequency. Permits are typically issued subject to conditions, which Formula 1 has generally been able to satisfy.

Employees

        As of December 31, 2015, Formula 1 had 361 employees, almost all of whom are based in England. To Formula 1's knowledge, none of Formula 1's employees are represented by a union. Formula 1 does not have a significant number of temporary employees. Formula 1 does engage a number of seasonal independent contractors for its technical operations.

Properties

        As of the date hereof, Formula 1 owns no material property. Delta Topco is based in Jersey. In addition, as of the date hereof, Formula 1 leases spaces for its offices in London, England and for its television production and technical operations in Kent, England.

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Six Months Ended June 30, 2016 and 2015

        The following discussion and analysis provides information concerning the results of operations and financial condition of Formula 1. This discussion should be read in conjunction with the accompanying Formula 1 financial statements and the notes thereto. Additionally, the following discussion should be read in conjunction with Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2015, including the definition of Adjusted OIBDA (with the addition of adding back amortization of prepaid contract rights). Upon completion of the second closing and acquisition of 100% of the fully diluted equity interests of Formula 1, Liberty Media believes that Formula 1 will be a separate reportable segment. It is expected that a discussion of Formula 1's stand-alone results of operations and financial condition will be similar to the discussion that follows.

        Formula 1 stand-alone operating results, as adjusted, were as follows:

	For the six months ended June 30,
	2016	2015
	(unaudited)
	(amounts in USD millions)
Primary F1 revenue	$590	589
Other Formula 1 revenue	107	113

Total Formula 1 revenue	697	702
Cost of Formula 1 revenue(1)	(480)	(488)

Gross profit	217	214
Selling, general and administrative expenses(2)	(43)	(34)

Adjusted OIBDA	174	180
Stock-based compensation expense	(17)	(82)
Depreciation and amortization expense	(9)	(10)
Amortization of prepaid contract rights	(10)	(12)

Operating income (loss)	$138	76

(1)
See "—Cost of Formula 1 revenue" for detail of the adjustments to Cost of Formula 1 revenue.

(2)
See "Selling, general and administrative expense" for details of the adjustments to Selling, general and administrative expenses.

Formula 1 revenue

  Primary F1 Revenue

        Primary F1 revenue represents the majority of Formula 1's revenue and is derived from the following streams:

  •
  race promotion fees earned from granting the rights to host, stage and promote each Event on the World Championship calendar;

  •
  broadcasting fees earned from licensing the right to broadcast Events on television and other platforms, including the internet; and

  •
  advertising and sponsorship fees earned from the sale of World Championship and Event-related advertising and sponsorship rights.

        Primary F1 revenue accounted for 85% and 84% of total revenue for each of the six months ended June 30, 2016 and 2015, respectively.

        Formula 1 has entered into long term contracts for its race promotion, broadcasting and advertising and sponsorship businesses. Such contracts typically have high credit quality counterparties, are for multi-year terms, have built in annual fee escalators and require payment in advance. Additionally, Formula 1's primary revenue is spread over a large number of contracts with staggered expiration dates such that renewals occur on a rolling basis and are not overly concentrated in any one year. Historically, Formula 1's primary revenue has been largely contracted at the start of any year, and those contracts have generally translated into actual revenue by year end. The majority of Formula 1's contracts are denominated in US Dollars, but Formula 1 also has a small number of contracts denominated in foreign currencies.

        The fees received from race promoters under multi-year contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years, are for a fixed amount per Event and are not typically tied to the race promoter's own income levels. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5.0% per annum. Payments are often received in advance of the Event, with fees for Events outside Europe typically due three months before the relevant Event. The number and mix of Events has a material impact on Formula 1's race promotion fees. Over time, Formula 1 has revised and broadened the geographical mix of Events on the World Championship calendar; in recent years, some of the lower yielding historic European Events have been replaced or supplemented by additional Events outside Europe, which typically attract higher race promotion fees.

        Formula 1 has TRAs covering all significant countries and regions globally. Under the TRAs, Formula 1 receives annual fees from broadcasters under contracts that are typically three to five years in duration. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 10.0% per annum. Fees are typically paid to Formula 1 in a series of installments starting at the beginning of each year and running in advance of the progression of the Events on the World Championship calendar. In addition to factors arising from the prevailing global economic climate, Formula 1's ability to renew or enter into new TRAs is influenced, among other reasons, by other factors such as the appreciation of live premium sports rights, viewership, active calendar management and the provision of new and enhanced content. Additionally, local factors, such as local broadcast market dynamics and competition, local driver performance and the presence of local Events, can also influence Formula 1's ability to renew or enter into new TRAs.

        Formula 1 enters into contracts to sell Event-based advertising, including trackside and Event title sponsorship packages (which comprise a package of rights and benefits to associate a sponsor's brand with an Event). Formula 1 also enters into contracts to sell World Championship-related advertising in the form of the Global Partner program, under which advertisers obtain rights to associate their brands with Formula 1 through becoming Global Partners and Official Suppliers to the World Championship. Contracts typically run for three to five year terms (but may on occasion be of longer duration). Payment terms vary by contract with multi-race, Global Partner and Official Supplier contracts typically being paid by periodic installment during each year and single race contracts typically being payable in installments shortly before and/or after the relevant race. Contract fees may be flat over the term but more often increase each year based on a fixed amount, a fixed percentage or in accordance with the movement in relevant consumer price indexes or another agreed metric. Advertising and sponsorship revenue is driven by change, and growth, in the World Championship calendar, the ability to tailor custom advertising and sponsorship packages to meet client objectives and prevailing macroeconomic conditions.

        In each of the six month periods ended June 30, 2016 and 2015, eight Events on each season's World Championship calendar had taken place, including six Events outside Europe in 2016 and five Events outside Europe in 2015. A new Event in Azerbaijan and the earlier scheduling of the Russian GP in 2016 replaced prior year events in Austria and Malaysia, which were moved back in the calendar and took place in July and October 2016, respectively.

        These calendar differences led to period over period variances in revenue for the six months ended June 30, 2016 as compared to the same period in 2015. Formula 1 recognizes revenue specific to Events, such as race promotion fees or Event-based advertising revenues, upon occurrence of the World Championship race of the related Event and recognizes season-based fees, such as those payable under TRAs or Global Partner and Official Supplier contracts, by recognizing the full season revenue pro rata across the total number of Events on the relevant World Championship calendar. As such, with 21 Events on the World Championship calendar in 2016, revenue recognized during the six months ended June 30, 2016 included 8/21 (38.1%) of the 2016 season-based revenue, compared to 8/19 (42.1%) of the 2015 season revenue being recognized in the six months ended June 30, 2015. In addition, Formula 1 recognized different Event-specific revenue in each period, reflecting the Events that had taken place year to date.

        Primary F1 revenue slightly increased during the six months ended June 30, 2016 as compared to the corresponding period in the prior year. Race promotion fees were $23 million higher due to the impact of variances in the World Championship calendar, which included one additional Event outside Europe during 2016, and the effect of other underlying contractual increases. Higher race promotion fees were offset by $4 million in lower broadcasting revenue from TRAs due to (i) the pro rata recognition of a proportionally lower amount of season-based revenue than in 2015 and (ii) lower fees on two contracts renewed for 2016, the effects of which offset contractual underlying increases and positive renewals achieved with other broadcasters. Additionally, advertising and sponsorship revenue declined $18 million during the six months ended June 30, 2016 as compared to the corresponding period in the prior year as a result of the net effect of lower pro rata recognition of season based fees and the impact of two non-renewed arrangements, although the effect of these factors was partially offset by underlying contract inflation and fee growth from new and other renewed contracts.

  Other Formula 1 Revenue

        Other Formula 1 revenue is generated from the operation of the Paddock Club at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race events), various TV production and post-production activities, digital media services and other ancillary operations.

        The $6 million decrease in Other Formula 1 revenue during the six months ended June 30, 2016 as compared to the corresponding period in the prior year was attributable to an $11 million one-off receipt related to the final settlement arrangements of a prior termination of an earlier Dubai-related license agreement recognized in the prior period, a decrease of $3 million related to the impact on TV production and post-production revenues of variances in the timing of the Events on the year's World Championship calendar falling in the respective periods. These factors were offset by a $5 million increase in freight and logistical revenue, driven by one additional Event outside Europe year to date and a $3 million increase in GP2 and GP3 series revenue.

Cost of Formula 1 revenue

	For the six months ended June 30,
	2016	2015
	(unaudited)
	(amounts in USD millions)
Team payments	$381	402
Other costs of Formula 1 revenue	109	98

Total cost of Formula 1 revenue per Formula 1 financial statements	490	500
Amortization of Formula 1 prepaid contract rights*	(10)	(12)

Cost of Formula 1 revenue	$480	488

*
Includes team payment amortization, championship rights amortization and other contractual rights amortization

        Cost of Formula 1 revenue consists of Team payments and Other costs of Formula 1 revenue. Cost of Formula 1 revenue declined $8 million during the six months ended June 30, 2016 as compared to the corresponding period in the prior year.

        Team payments are Formula 1's most significant cost and represent the total Prize Fund payments Teams are entitled to receive from Formula 1 based on their participation and performance in the Constructors' Championship and other principles and measures of performance, which include: (i) results, meaning a Team's record in past Constructors' Championships; (ii) success, meaning the long-term standing of a Team within the World Championship and its reputation within the sport; (iii) heritage, reflecting the extent of a Team's brand presence and perceived value to the World Championship over time; (iv) longevity, measuring the contribution of a Team by reference to the length of time a Team has been participating in the World Championship; and (v) commitment, recognizing anticipated ongoing participation and investment of a Team, including preparedness to provide a meaningful parent company guarantee, in order to secure medium- to long-term participation of Teams, and therefore the ongoing viability of the business. While there are some fixed fees, most of the Prize Fund elements are variable and are measured based on Formula 1's underlying financial performance prior to taking account of the Team payments.

        World Championship calendar differences contribute to period over period variances in team payments. While there are no Team payments paid with respect to individual Events, Formula 1 recognizes an element of each year's Team payments on an Event by Event basis. Given that a large part of the Prize Fund is measured with reference to Formula 1's underlying financial performance, Formula 1 uses annual budgets to estimate the full year Team payment charge and, based on those calculations, records expenses on a pro rata Event by Event basis. At the end of each interim reporting period, Formula 1 then assesses performance against budget expectations and records any necessary adjustments to the recognition of variable Prize Fund elements in line with actual performance. As such, with 21 Events on the World Championship calendar in 2016, Team payment costs recognized during the six months ended June 30, 2016 include 8/21 (38.1%) of the budgeted 2016 season fixed and variable Prize Fund elements, compared to 8/19 (42.1%) during the six months ended June 30, 2015, adjusted for Formula 1's actual underlying financials.

        Team payments decreased by $21 million during the six months ended June 30, 2016 as compared to the corresponding period in the prior year. The decrease in Team payments during 2016 was attributable to (i) the $36 million pro rata recognition impact of the cost recognition policy being applied to fixed and variable Prize Fund elements, offset by a $13 million new fixed payment to one team that had qualified for an additional performance-related Prize Fund element in 2016, together with $2 million growth in the expected full year variable Team payments based on underlying forecast performance.

        Other costs of Formula 1 revenue include hospitality costs, which are principally related to catering and other aspects of the production and delivery of the Paddock Club, and circuit rights' fees payable under various agreements with race promoters to acquire certain commercial rights at Events, including the right to sell advertising, hospitality and support race opportunities. Other costs include annual FIA regulatory fees, advertising and sponsorship commissions and those incurred in the provision and sale of freight, travel and logistical services, GP2 and GP3 cars, parts and maintenance services, television production and post-production services, advertising production services and digital and social media activities. These costs are largely variable in nature and relate directly to revenue opportunities.

        Other costs of Formula 1 revenue increased by $11 million during the six months ended June 30, 2016 as compared to the corresponding period in the prior year. The increase in other costs of Formula 1 revenue during 2016 was attributable to $3 million in paid commissions, the $3 million freight and logistics impact of the additional Event outside Europe on the World Championship calendar, the effect of a $7 million credit in 2015 arising from recovery of 2013 expensed one-off support costs provided to the promoter of a proposed future Event, $2 million in higher TV production costs and a $2 million increase in GP2 and GP3 series costs. All of these factors were partly offset by savings from $6 million of circuit rights fees.

        The amortization of Formula 1 prepaid contract rights includes Team payment amortization, championship rights amortization and other contractual rights amortization. Team payments are amortized over the period 2013 to 2020 at $20 million per year, with the charges recorded evenly on a pro rata Event by Event basis during each year in the period. The $2 million decline in the amortization of Team payments during the six months ended June 30, 2016, as compared to the corresponding period in the prior year, is due to the timing of Events and the number of Events on each World Championship calendar (21 in 2016 and 19 in 2015) and the resulting lower proportionate recognition of costs year to date.

Selling, general and administrative expense

	For the six months ended June 30,
	2016	2015
	(unaudited)
	(amounts in USD millions)
Administrative expense per Formula 1 financials	$69	127
Less: Depreciation of property, plant and equipment*	(1)	(2)
Less: Amortization of intangible assets*	(8)	(8)
Less: Stock based compensation expense	(17)	(82)
Less: Reclassification of cumulative foreign currency exchange differences	—	(1)

Selling, general, and administrative expense	$43	34

*
Included in depreciation and amortization expense

        Selling, general and administrative expenses include personnel costs, legal, professional and other advisory fees, bad debt expense, rental expense, IT costs, non-Event-related travel costs, insurance premiums, maintenance and utility costs and other general office administration costs.

        Selling, general and administrative expenses increased $9 million during the six months ended June 30, 2016 as compared to the corresponding period in the prior year. The increase in selling, general and administrative expense during 2016 was driven by $5 million of year to date foreign exchange rate differences, the majority of which arose from translating Formula 1's GBP denominated cash and other assets following the Brexit vote on June 23, 2016. Other variances were largely attributable to timing differences in the recognition of overhead costs, which are expected to reverse in the remainder of the year.

Adjusted OIBDA

        Formula 1's Adjusted OIBDA declined $6 million for the six months ended June 30, 2016 as compared to the corresponding period in the prior year. The change in Adjusted OIBDA was the result of the above-described fluctuations in revenue, cost of sales and selling, general and administrative expenses (excluding stock-based compensation).

Stock-based compensation expense

        Stock-based compensation expense is related to costs arising from the Delta Topco Option Scheme. Stock-based compensation expense decreased $65 million as compared to the corresponding period in the prior year. The decrease in stock-based compensation expense during 2016 is attributable to changes during 2015 to the vesting assumptions, which were amended to reflect management's conclusions on the vesting period and led to an acceleration of the vesting of awards. The charge in the vesting period is also lower in 2016 than in the prior year, as the majority of the outstanding awards became fully vested by the end of 2015.

Depreciation and amortization expense

        Depreciation and amortization expense decreased $1 million during the six months ended June 30, 2016 as compared to the corresponding period in the prior year. The decrease in depreciation and amortization expense is attributable to certain assets becoming fully depreciated over time.

Operating income (loss)

        Formula 1's operating income increased $62 million for the six months ended June 30, 2016 as compared to the corresponding period in the prior year. The change in operating income was the result of the above-described fluctuations in revenue and expenses.

Liquidity

        As of June 30, 2016, Formula 1 had cash and cash equivalents of $543 million.

        The cash provided (used) by Formula 1 for the six months ended June 30, 2016 and 2015 was as follows:

	Six months ended June 30,
	2016	2015
	(unaudited)
	(amounts in USD millions)
Cash provided (used) by operating activities	$219	302
Cash provided (used) by investing activities	2	—
Cash provided (used) by financing activities	(131)	(333)

	$90	(31)

        Significant cash outflows, other than the payment of Team payments, include the payment of interest and dividends. Formula 1 paid interest of $131 million and $137 million during the six months ended June 30, 2016 and 2015, respectively. Additionally, Formula 1 declared and paid dividends of $197 million during the six months ended June 30, 2015. No dividends were declared or paid during the six months ended June 30, 2016.

        Formula 1's cash outflows were funded by its results from operations for each of the six months ended June 30, 2016 and 2015.

        Formula 1's primary uses of cash are expected to continue to be the payment of Team payments and interest and swap costs on its debt, together with the settlement of other costs of Formula 1 revenue, including annual regulatory fees paid to the FIA, circuit rights' fees and technical and logistical costs, and payment of its selling, general and administrative expenses. Liberty Media expects Formula 1 to fund its projected uses of cash with cash provided by operations, cash on hand and borrowing capacity under its Facilities Agreements.

Management's Discussion and Analysis of Financial Condition and Results of Operations for the Years Ended December 31 2015, 2014 and 2013

        The following discussion and analysis provides information concerning the results of operations and financial condition of Formula 1. This discussion should be read in conjunction with the accompanying Formula 1 financial statements and the notes thereto. Additionally, the following discussion should be read in conjunction with Liberty Media's Annual Report on Form 10-K for the year ended December 31, 2015, including the definition of Adjusted OIBDA (with the addition of adding back amortization of prepaid contract rights). Upon completion of the second closing and acquisition of 100% of the fully diluted equity interests of Formula 1, Liberty Media believes that Formula 1 will be a separate reportable segment. It is expected that a discussion of Formula 1's stand-alone results of operations and financial condition will be similar to the discussion that follows.

        Formula 1 stand-alone operating results, as adjusted, were as follows:

	For the year ended December 31,
	2015	2014	2013
		(unaudited)	(unaudited)
	(amounts in USD millions)
Primary F1 revenue	$1,391	1,374	1,333
Other Formula 1 revenue	306	328	306

Total Formula 1 revenue	1,697	1,702	1,639
Cost of Formula 1 revenue(1)	(1,140)	(1,131)	(1,078)

Gross profit	557	571	561
Selling, general and administrative expenses(2)	(95)	(94)	(89)

Adjusted OIBDA	462	477	472
Stock-based compensation expense	(98)	(76)	(6)
Depreciation and amortization expense	(19)	(20)	(21)
Amortization of prepaid contract rights	(27)	(28)	(28)

Operating income (loss)	$318	353	417

(1)
See "—Cost of Formula 1 revenue" for detail of the adjustments to Cost of Formula 1 revenue.

(2)
See "Selling, general and administrative expense" for detail of the adjustments to Selling, general and administrative expenses.

Formula 1 revenue

  Primary F1 Revenue

        Primary F1 revenue represents the majority of Formula 1's revenue and is derived from the following streams:

  •
  race promotion fees earned from granting the rights to host, stage and promote each Event on the World Championship calendar;

  •
  broadcasting fees earned from licensing the right to broadcast Events on television and other platforms, including the internet; and

  •
  advertising and sponsorship fees earned from the sale of World Championship and Event-related advertising and sponsorship rights.

        Primary F1 revenue accounted for 82%, 81% and 81% of total revenue for the years ended December 31, 2015, 2014 and 2013, respectively.

        Formula 1 has entered into long term contracts for its race promotion, broadcasting and advertising and sponsorship businesses. Such contracts typically have high credit quality counterparties, are for multi-year terms, have built in annual fee escalators and require payment in advance. Additionally, Formula 1's primary revenue is spread over a large number of contracts with staggered expiration dates such that renewals occur on a rolling basis and are not overly concentrated in any one year. Historically, Formula 1's primary revenue has been largely contracted at the start of any year, and those contracts have generally translated into actual revenue by year end. The majority of Formula 1's contracts are denominated in US Dollars, but Formula 1 also has a small number of contracts denominated in foreign currencies.

        The fees received from race promoters under multi-year contracts that typically have an initial term of five to seven years and often include an option, exercisable by Formula 1, to extend the contract for up to an additional five years, are for a fixed amount per Event and are not typically tied to the race promoter's own income levels. For established Events, the duration of the contract is more variable according to local market conditions. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 5.0% per annum. Payments are often received in advance of the Event, with fees for Events outside Europe typically due three months before the relevant Event. The number and mix of Events has a material impact on Formula 1's race promotion fees. The World Championship calendar consisted of 19 events in each of 2013, 2014 and 2015, including 12 Events outside Europe in each of 2013 and 2015, and 11 in 2014. In 2015, the calendar saw a new Event added in Mexico while the German Grand Prix™ did not take place. 2014 saw new races added in Russia and Austria to replace the discontinued Events held in 2013 in Korea and India. Over time, Formula 1 has continuously revised and broadened the geographical mix of Events on the World Championship calendar, and this has seen some of the lower yielding historic European Events replaced by Events outside Europe, which typically attract higher race promotion fees.

        Formula 1 has TRAs covering all significant countries and regions globally. Under the TRAs, Formula 1 receives annual fees from broadcasters under contracts that are typically three to five years in duration. These contracts may allow for flat fees over the term, but more typically they include annual fee escalators over the life of the contract, which are typically based on annual movement in a selected consumer price index or fixed percentages of up to 10.0% per annum. Fees are typically paid to Formula 1 in a series of installments starting at the beginning of each year and running in advance of the progression of the Events on the World Championship calendar. In addition to factors arising from the prevailing global economic climate, Formula 1's ability to renew or enter into new TRAs is influenced, among other reasons, by other factors such as the appreciation of live premium sports rights, viewership, active calendar management and the provision of new and enhanced content. Additionally, local factors, such as local broadcast market dynamics and competition, local driver performance and the presence of local Events, can also influence Formula 1's ability to renew or enter into new TRAs.

        Formula 1 enters into contracts to sell Event-based advertising, including trackside and Event title sponsorship packages (which comprise a package of rights and benefits to associate a sponsor's brand with an Event). Formula 1 also enters into contracts to sell World Championship-related advertising in the form of the Global Partner program, under which advertisers obtain rights to associate their brands with Formula 1 through becoming Global Partners and Official Suppliers to the World Championship. Contracts typically run for three to five year terms (but may on occasion be of longer duration). Payment terms vary by contract with multi-race, Global Partner and Official Supplier contracts typically being paid by periodic installment during each year and single race contracts typically being payable in installments shortly before and/or after the relevant race. Contract fees may be flat over the term but more often increase each year based on a fixed amount, a fixed percentage or in accordance with the movement in relevant consumer price indexes or another agreed metric. Advertising and sponsorship revenue is driven by change, and growth, in the World Championship calendar, the ability to tailor custom advertising and sponsorship packages to meet client objectives and prevailing macroeconomic conditions.

        The $17 million increase in Primary F1 revenue during 2015 compared to 2014 was primarily attributable to a $29 million increase in race promotion fees, largely due to underlying contract fee escalation and the variance between fees generated from the new Event in Mexico compared to the fees received from the 2014 German Grand Prix™, which did not take place in 2015. The impact of growth in 2015 from strong renewals in the Latin American and Australian TRAs and underlying annual fee escalation in other TRAs was largely offset by the impact of weaker prevailing Euro, GBP and Australian dollar foreign exchange rates applied during the year to translate revenue from a small number of more significant non US-dollar contracts and the non-renewal of some smaller TRAs, such that broadcast revenue only grew by $3 million in 2015. These positive primary revenue drivers were partially offset by lower advertising and sponsorship sales. Prevailing economic conditions continued to result in a difficult environment for advertising and sponsorship, and lower terms on a renewal of two contracts more than offset new revenue and underlying contractual fee increases in other arrangements, such that advertising and sponsorship revenue in 2015 was $15 million lower than the prior year.

        The $41 million increase in Primary F1 revenue during 2014 compared to 2013 was primarily attributable to a $41 million increase in broadcasting revenue due to revised TRAs in the Middle East, Eastern Europe and Spain and contractual rate escalators in other TRAs. Race promotion revenue increased by $4 million in 2014 compared to 2013 as annual contractual increases in the fees and positive calendar change effects were partly offset by the impact of revised terms for certain Events. Advertising and sponsorship revenue fell $4 million due to the non-renewal of one material contract that was not fully offset by favorable renewal terms achieved on another, the sale of some additional sundry packages to existing advertisers and underlying contract escalation.

  Other Formula 1 Revenue

        Other Formula 1 revenue is generated from the operation of the Formula 1 Paddock Club at most Events, freight and related logistical and travel services, support races at Events (either from the direct operation of the GP2 and GP3 series which are owned by Formula 1 or from the licensing of other third party series or individual race events), various TV production and post-production activities, digital media services and other ancillary operations.

        The $22 million decrease in Other Formula 1 revenue during 2015 compared to 2014 was primarily attributable to the $18 million decrease in freight revenue driven by the combined effects of a decline in oil prices during 2015, one less Team competing in the World Championship and a change to the 2015 pre-season testing schedule, which, unlike 2014, saw no testing activity in Bahrain thereby removing an opportunity to generate freight revenue from arranging logistics for the Teams. Revenue from the GP2 and GP3 support race series, which is largely denominated in Euros, was also down $10 million in 2015 compared to 2014, driven by weaker prevailing Euro foreign exchange rates applied during the year to translate revenue and by lower sales of parts and services to competing Teams. Revenue from hospitality, travel services and TV production and post-production activities was collectively $5 million lower in 2015 compared to 2014. Those impacts were offset by an $11 million one-time receipt related to the final settlement arrangements of a prior termination of an earlier Dubai-related license agreement.

        The $22 million increase in Other Formula 1 revenue during 2014 compared to 2013 was primarily attributable to a $14 million growth in freight revenue driven by the impact of revenue earned from arranging logistics related to pre-season testing in Bahrain and lower applicable allowances for some Teams. Revenue from hospitality and other events increased $6 million in 2014 and GP2 and GP3 revenue increased $5 million arising mainly from an additional fee paid by a race promoter. These factors were partially offset by a decrease of $3 million in revenue from licensing of other ancillary rights, principally due to the recognition in 2013 of the first element of the settlement terms agreed for terminating the historic Dubai-related license agreement.

Cost of Formula 1 revenue

	For the year ended December 31,
	2015	2014	2013
		(unaudited)	(unaudited)
	(amounts in USD millions)
Team payments	$904	863	798
Other costs of Formula 1 revenue	263	296	308

Total cost of Formula 1 revenue per Formula 1 financial statements	1,167	1,159	1,106
Amortization of Formula 1 prepaid contract rights*	(27)	(28)	(28)

Cost of Formula 1 revenue	$1,140	1,131	1,078

*
Includes Team payment amortization, championship rights amortization and other contractual rights amortization

        Cost of Formula 1 revenue consists of Team payments and Other costs of Formula 1 revenue. Cost of Formula 1 revenue increased $9 million and $53 million during each of the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years.

        Team payments are Formula 1's most significant cost and represent the total Prize Fund payments Teams are entitled to receive from Formula 1 based on their participation and performance in the Constructors' Championship and other principles and measures of performance, which include: (i) results, meaning a Team's record in past Constructors' Championships; (ii) success, meaning the long-term standing of a Team within the World Championship and its reputation within the sport; (iii) heritage, reflecting the extent of a Team's brand presence and perceived value to the World Championship over time; (iv) longevity, measuring the contribution of a Team by reference to the length of time a Team has been participating in the World Championship; and (v) commitment, recognizing anticipated ongoing participation and investment of a Team, including preparedness to provide a meaningful parent company guarantee, in order to secure medium- to long-term participation of Teams, and therefore the ongoing viability of the business. While there are some fixed fees, most of the Prize Fund elements are variable and are measured based on Formula 1's underlying financial performance prior to taking account of the Team payments.

        Team payments increased by $41 million and $65 million during the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years. The increase in Team payments during 2015 was attributable to the $19 million increase in the variable Prize Fund payments measured by reference to Formula 1's financial performance and a $22 million higher fee paid to one Team, as it qualified for an additional performance related Prize Fund element. In 2014, a $46 million increase in the variable Prize Fund payments and the net one-off $29 million credit impact on 2013's Team payments of the reversal of the earlier years' charges were only partially offset by the effect on 2014 of the elimination of one $10 million fixed payment, resulting in net $65 million higher charges in the year.

        Other costs of Formula 1 revenue include hospitality costs, which are principally related to catering and other aspects of the production and delivery of the Formula 1 Paddock Club, and circuit rights' fees payable under various agreements with race promoters to acquire certain commercial rights at Events, including the right to sell advertising, hospitality and support race opportunities. Other costs include annual FIA regulatory fees, advertising and sponsorship commissions and those incurred in the provision and sale of freight, travel and logistical services, GP2 and GP3 cars, parts and maintenance services, television production and post-production services, advertising production services and digital and social media activities. These costs are largely variable in nature and relate directly to revenue opportunities.

        Other costs of Formula 1 revenue decreased by $33 million and $12 million during the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years. The decrease in other costs of Formula 1 revenue during 2015 was attributable to $11 million in lower freight, travel and logistics costs, $7 million in reduced hospitality costs consistent with lower Paddock Club volumes and $4 million in lower costs arising from acquiring advertising rights and paying commissions to sponsorship agents. Cost of Formula 1 revenue was also impacted by the $4 million effect of the decline in Euro and GBP exchange rates during 2015. In 2015, Formula 1 also benefitted from a $7 million credit arising from the recovery of the majority of costs incurred in 2013 to support the promoter of a proposed future event. The decrease in other costs of Formula 1 revenue during 2014 was attributable to a $13 million decrease in fees paid to race promoters to obtain certain additional race based rights following the calendar change and the combined $14 million impact of recovering the $4 million element of the $10 million one-off support provided to the promoter of the proposed future event, which was expensed in 2013. These significant cost reductions were partially offset by $5 million higher television production costs in 2014, $4 million of digital media cost growth and $8 million in higher freight, travel and other logistics costs, with other costs of Formula 1 revenue netting to further cost savings of $2 million in 2014.

        The amortization of Formula 1 prepaid contract rights includes Team payment amortization, championship rights amortization and other contractual rights amortization. In 2012 and 2013, a subsidiary of Formula 1 made payments totaling $163 million to the Teams competing in the World Championship in connection with the terms under which they had agreed to continue to participate in the World Championship seasons from 2013 to 2020. While these payments were paid in cash at the time, the fees are amortized over the period 2013 to 2020 at $20 million per year, with the charges recorded evenly on a pro rata Event by Event basis during each year in the period. Additionally, the amortization of prepaid rights includes a $3 million annual expense for the amortization of the prepayment of World Championship rights paid by a subsidiary of Formula 1 in 2001 to acquire, from the FIA, the commercial interests in the World Championship pursuant to the 100-Year Agreements. While the total amount was paid in cash during 2001, Formula 1 began amortizing this asset when the rights were brought into use on January 1, 2011. Additional amortization charges are due to other cash-settled transactions relating to other long term contractual arrangements entered into during 2013. These charges are also amortized over the period to which the underlying contractual commitments relate at an annual rate of approximately $4 million.

Selling, general and administrative expense

	For the year ended December 31,
	2015	2014	2013
		(unaudited)	(unaudited)
	(amounts in USD millions)
Administrative expense per Formula 1 financials	$213	190	116
Less: Depreciation of property, plant and equipment*	(3)	(4)	(5)
Less: Amortization of intangible assets*	(16)	(16)	(16)
Less: Stock based compensation expense	(98)	(76)	(6)
Less: Reclassification of cumulative foreign currency exchange differences	(1)	—	—

Selling, general and administrative expense	$95	94	89

*
Included in depreciation and amortization expense

        Selling, general and administrative expenses include personnel costs, legal, professional and other advisory fees, bad debt expense, rental expense, IT costs, non-Event-related travel costs, insurance premiums, maintenance and utility costs and other general office administration costs.

        Selling, general and administrative expenses increased $1 million and $5 million during each of the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior years. The increase in selling, general and administrative expense during 2015 was due to $10 million in higher doubtful debt provisions, which was partially offset by $4 million in lower personnel costs, $3 million savings in legal, advisory and other professional fees and $2 million of other overhead savings, driven by the impact of weaker foreign exchange rates on the translation of largely GBP denominated costs. The increase in selling, general and administrative expense during 2014 was due to $5 million higher legal, advisory and other professional fees and $4 million in higher doubtful debt provisions, partially offset by $4 million of net foreign exchange gains during the year.

Adjusted OIBDA

        Formula 1's Adjusted OIBDA decreased $15 million and increased $5 million for the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior year periods. The change in Adjusted OIBDA was the result of the above-described fluctuations in revenue, cost of sales and selling, general and administrative expenses (excluding stock-based compensation).

Stock-based compensation expense

        Stock-based compensation expense is related to costs arising from the Delta Topco Option Scheme. During each of the years ended December 31, 2015 and 2014, stock-based compensation expense increased $22 million and $70 million, respectively, as compared to the corresponding prior years. The increase in stock-based compensation expense during 2015 was attributable to an amendment in management's vesting assumptions, which resulted in an acceleration of the charges recognized for the scheme. The increase in stock-based compensation expense during 2014 was attributable to the significantly lower expense recorded in 2013. During 2013, management significantly amended its prior vesting assumptions and concluded that vesting would likely occur over a longer period of time than had been initially selected in 2012 when Formula 1 had considered a possible initial public offering. As a result, the expense recorded in 2013 was materially reduced based on the spreading of costs over the longer adjusted vesting period. In addition, certain awards granted to one plan participant were forfeited upon their departure from the company in 2013, which also contributed to the lower stock-based compensation expense.

Depreciation and amortization expense

        Depreciation and amortization expense decreased $1 million during each of the years ended December 31, 2015 and 2014, as compared to the corresponding prior years. The decrease in depreciation and amortization expense is attributable to certain assets becoming fully depreciated over time.

Operating income (loss)

        Formula 1's operating income decreased $35 million and $64 million for the years ended December 31, 2015 and 2014, respectively, as compared to the corresponding prior year periods. The change in operating income was the result of the above-described fluctuations in revenue and expenses.

Liquidity

        As of December 31, 2015, Formula 1 had cash and cash equivalents of $452 million.

        The cash provided (used) by Formula 1 for the prior three years was as follows:

	For the year ended December 31,
	2015	2014	2013
		(unaudited)	(unaudited)
	(amounts in USD millions)
Cash provided (used) by operating activities	$492	395	323
Cash provided (used) by investing activities	—	50	(2)
Cash provided (used) by financing activities	(471)	(472)	(308)

	$21	(27)	13

        Significant cash outflows, other than the payment of Team payments, include the payment of interest and dividends. Formula 1 paid interest of $274 million, $230 million and $212 million during the years ended December 31, 2015, 2014 and 2013, respectively. Additionally, Formula 1 declared and paid dividends of $197 million and $796 million during the years ended December 31, 2015 and 2014, respectively. No dividends were declared or paid during the year ended December 31, 2013.

        Formula 1's cash outflows are funded by its results from operations as well as cash provided by borrowings on loan facilities. There were no borrowings or repayments of debt during 2015. During 2014, Formula 1 borrowed $2 billion and repaid $1.0 billion in outstanding third party debt and also repaid $332 million of shareholder loans. In 2013, Formula 1 repaid approximately $22 million in outstanding third party debt and $49 million of shareholder loans.

        Formula 1's primary uses of cash are expected to continue to be the payment of Team payments and interest and swap costs on its debt, together with the settlement of other costs of Formula 1 revenue, including annual regulatory fees paid to the FIA, circuit rights' fees and technical and logistical costs, and payment of its selling, general and administrative expenses. Liberty Media expects

Formula 1 to fund its projected uses of cash with cash provided by operations, cash on hand and borrowing capacity under its Facilities Agreements.

Quantitative and Qualitative Disclosures about Market Risk

        Formula 1 is exposed to market risk in the normal course of business due to its ongoing investing and financial activities. Market risk refers to the risk of loss arising from adverse changes in interest rates and foreign currency exchange rates. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. Formula 1 has established policies, procedures and internal processes governing its management of market risks and the use of financial instruments to manage its exposure to such risks.

        Formula 1 is exposed to changes in interest rates primarily as a result of its borrowing activities, which include borrowings used to maintain liquidity and to fund business operations. The nature and amount of Formula 1's long-term and short-term debt are expected to vary as a result of future requirements, market conditions and other factors. Formula 1 expects to continue managing its exposure to interest rates by achieving what it believes is an appropriate mix of fixed and variable rate debt, or through the use of interest rate swaps to hedge variable rate debt. Formula 1 believes this best protects it from interest rate risk. Formula 1 anticipates achieving this mix by (i) issuing fixed rate debt that it believes has a low stated interest rate and significant term to maturity, (ii) issuing variable rate debt with appropriate maturities and interest rates and/or (iii) entering into interest rate swap arrangements when deemed appropriate.

        As of June 30, 2016, Formula 1 currently has $4,145 million in principal debt outstanding which carries a weighted average variable rate of approximately 5.5%. Formula 1 has managed interest rate risk by entering into a portfolio of $2,700 million of interest rate swaps at a weighted average rate of 1.999%, which partially mitigates the variable rate debt exposure of Formula 1 through December 31, 2019.

        Formula 1 is exposed to foreign exchange rate fluctuations related primarily to the monetary assets and liabilities and financial results of Formula 1's foreign subsidiaries as well as revenue and operating cost contracts denominated in a limited number of foreign currencies, principally Great British Pounds (GBP) and Euros (EUR).

        Assets and liabilities of certain of Formula 1's subsidiaries for which the functional currency is principally GBP or EUR are translated into U.S. dollars at period-end exchange rates, and the statements of operations are translated at the average exchange rate for the period. Exchange rate fluctuations on translating foreign currency financial statements into U.S. dollars that result in unrealized gains or losses are referred to as translation adjustments. Cumulative translation adjustments are recorded in accumulated other comprehensive earnings (loss) as a separate component of equity.

        Transactions denominated in currencies other than U.S. dollars are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses, which are reflected in income as unrealized (based on period-end translations) or realized upon settlement of the transactions. Cash flows from Formula 1's operations denominated in foreign currencies are translated at the average exchange rate for the period.

        Accordingly, Formula 1 may experience economic loss and a negative impact on earnings and equity with respect to its holdings and contracts solely as a result of foreign currency exchange rate fluctuations. Formula 1 primarily manages its exposure to foreign exchange rate fluctuations by entering into both revenue and expense contracts denominated in foreign currencies in order to offset the financial impact of any foreign exchange rate fluctuations. Formula 1 also manages its exposure to foreign exchange rate fluctuations by entering into foreign exchange forward contracts and options.

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements of Delta Topco Limited and Subsidiaries
Condensed Consolidated Income Statement, six months ended June 30, 2016 and 2015	F-2
Condensed Consolidated Statement of Comprehensive Income, six months ended June 30, 2016 and 2015	F-3
Condensed Consolidated Statement of Financial Position as at June 30, 2016 and December 31, 2015	F-4
Condensed Consolidated Statement of Changes in Equity for the six months ended June 30 2016 and 2015	F-5
Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2016 and 2015	F-6
Notes to the Condensed Consolidated Financial Statements	F-7
Annual Financial Statements of Delta Topco Limited and Subsidiaries
Report of Independent Auditors	F-20
Consolidated Income Statement for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-22
Consolidated Statement of Comprehensive Income for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-23
Consolidated Statement of Financial Position as at December 31, 2015 (audited) and December 31, 2014 (unaudited)	F-24
Consolidated Statement of Changes in Equity for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-25
Consolidated Statement of Cash Flows for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-26
Notes to Consolidated Financial Statements for the Year ended December 31, 2015 (audited) and for the Years ended December 31, 2014 and 2013 (unaudited)	F-27
Unaudited Pro Forma Condensed Consolidated Financial Statements of Liberty Media Corporation
Condensed Consolidated Balance Sheet as of June 30, 2016	F-84
Condensed Consolidated Statement of Operations for the six months ended June 30, 2016	F-85
Condensed Consolidated Statement of Operations for the year ended December 31, 2015	F-86

Delta Topco Limited and Subsidiaries

Condensed Consolidated Income Statement

for the six months ended 30 June 2016 (comparatives for the six months ended 30 June 2015)

	Notes	2016	2015
		Unaudited $000	Unaudited $000
Revenue		696,523	702,374
Cost of sales:
Team payments		(381,320)	(401,928)
Other cost of sales		(108,740)	(97,907)

		(490,060)	(499,835)

Gross profit		206,463	202,539
Administrative expenses		(68,959)	(127,287)
Other (losses)/gains		(13)	52

Operating profit		137,491	75,304
Finance income		2,120	1,412
Finance costs		(192,322)	(146,981)
Non-cash payment in kind interest on shareholder loan notes		(216,868)	(196,081)

Loss before tax		(269,579)	(266,346)
Income tax credit/(expense)	5	13,750	(1,602)

Loss for the financial period		(255,829)	(267,948)

Loss attributable to:
Owners of the company		(255,829)	(267,948)

All amounts relate to continuing activities.

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Condensed Consolidated Statement of Comprehensive Income

for the six months ended 30 June 2016 (comparatives for the six months ended 30 June 2015)

	2016	2015
	Unaudited $000	Unaudited US$000
Loss for the period	(255,829)	(267,948)
Other comprehensive income, net of tax
Items that may be reclassified subsequently to profit or loss:
Foreign currency transaction (losses)/gains	(221)	3,922
Reclassification of cumulative foreign currency exchange differences	—	1,348

Other comprehensive income for the period, net of tax	(221)	5,270

Total comprehensive loss for the period	(256,050)	(262,678)

Total comprehensive loss attributable to:
Owners of the company	(256,050)	(262,678)

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Condensed Consolidated Statement of Financial Position

	Notes	30 June 2016	31 December 2015
		Unaudited $000	Audited $000
Assets
Non-current assets
Property, plant and equipment	7	8,413	10,016
Intangible assets		4,196,192	4,204,208
Prepayments	9	426,122	436,759
Other non-current financial assets		3,160	4,816
Deferred tax assets		22,942	5,864

		4,656,829	4,661,663
Current assets
Inventories		286	130
Trade and other receivables		438,349	210,896
Prepayments	9	86,631	68,615
Income tax asset		742	805
Other current financial assets		1,670	1,550
Cash and cash equivalents		542,995	452,428

		1,070,673	734,424

Total Assets		5,727,502	5,396,087

Equity and liabilities
Equity
Share capital		42,862	42,862
Share premium		3,165,620	3,165,620
Foreign currency translation reserve		9,580	9,801
Share-based payment reserve		278,688	278,285
Other reserves		59	59
Retained earnings		(7,564,586)	(7,308,757)

Total equity		(4,067,777)	(3,812,130)

Non-current liabilities
Loans and borrowings	10	8,703,364	8,484,853
Provisions		350,799	334,365
Other non-current financial liabilities		60,655	1,116

		9,114,818	8,820,334

Current liabilities
Trade and other payables		30,073	140,211
Loans and borrowings		(1,604)	(1,604)
Income tax liability		1,000	1,000
Other current financial liabilities		29,865	29,338
Deferred income		620,915	218,703
Provisions		212	235

		680,461	387,883

Total liabilities		9,795,279	9,208,217

Total equity and liabilities		5,727,502	5,396,087

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Condensed Consolidated Statement of Changes in Equity

for the six months ended 30 June 2016

	Share capital	Share premium	Foreign currency translation	Other reserves	Share- based payment reserve	Retained earnings	Total
	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000	Unaudited $000
Balance at 1 January 2016	42,862	3,165,620	9,801	59	278,285	(7,308,757)	(3,812,130)
Total comprehensive income	—	—	(221)	—		(255,829)	(256,050)
Dividends paid	—	—	—	—	—	—	—
Non cash equity-settled share-based payment transactions	—	—	—	—	403	—	403

Balance at 30 June 2016	42,862	3,165,620	9,580	59	278,688	(7,564,586)	(4,067,777)

Balance at 1 January 2015	42,862	3,165,620	4,560	59	251,395	(6,749,608)	(3,285,112)
Total comprehensive income	—	—	5,270	—	—	(267,948)	(262,678)
Dividends paid	—	—	—	—	—	(196,578)	(196,578)
Non cash equity-settled share-based payment transactions	—	—	—	—	26,321	—	26,321

Balance at 30 June 2015	42,862	3,165,620	9,830	59	277,716	(7,214,134)	(3,718,047)

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Condensed Consolidated Statement of Cash Flows

for the six months ended 30 June 2016 (comparatives for the six months ended 30 June 2015)

	2016	2015
	Unaudited $000	Unaudited $000
Cash flows from operating activities
Loss for the year	(255,829)	(267,948)
Adjustments to reconcile loss for the period to net cash flows:
Depreciation and amortisation	9,223	9,596
Loss/(profit) on disposal of property, plant and equipment	13	(52)
Non cash equity-settled share-based payment transactions	403	26,321
Finance income	(2,120)	(1,412)
Receipts under finance leases	647	872
Finance costs	409,190	343,062
Income tax (credit)/expense	(13,750)	1,602

	147,777	112,041
Working capital adjustments:
Increase in inventories	(156)	(7)
Increase in trade and other receivables	(235,625)	(10,275)
Decrease in trade and other payables	(107,348)	(89,834)
Increase in provisions	16,411	55,842
Increase in deferred income	402,212	237,608

Net cash generated from operations	223,271	305,375
Income taxes paid	(3,872)	(3,096)

Net cash flow from operating activities	219,399	302,279

Cash flows from investing activities
Interest received	1,706	842
Acquisitions of property, plant and equipment	(502)	(1,157)
Proceeds from sale of property, plant and equipment	6	92
Acquisition of intangible assets	(9)	—
Redemption of financial instruments	888	300

Net cash flows from investing activities	2,089	77

Cash flows from financing activities
Interest paid	(130,806)	(136,568)
Dividends paid	—	(196,578)

Net cash flows from financing activities	(130,806)	(333,146)

Net increase/(decrease) in cash and cash equivalents	90,682	(30,790)
Cash and cash equivalents at 1 January	452,428	424,191
Effect of exchange rate fluctuations on cash held	(115)	2,633

Cash and cash equivalents at the end of the period	542,995	396,034

The notes on pages F-7 to F-19 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Notes to the financial statements

for the six months ended 30 June 2016

1. General information

        Delta Topco Limited (the "company") is a private company limited by share capital, and incorporated and domiciled in Jersey. The company's registered office is 1 Waverley Place, Union Street, St Helier, Jersey JE1 1SG, Channel Islands.

        These unaudited Condensed Consolidated Interim Financial Statements of the company and its subsidiaries (the "group") for the period ended 30 June 2016 ("the Interim Financial Statements") were authorised for issue by the Board on 13 October 2016.

Basis of preparation

        The Interim Financial Statements do not include all the information and disclosures required to be presented by the group in its full annual financial statements, and therefore should be read in conjunction with the group's most recent audited annual Consolidated Financial Statements, prepared for the year ended 31 December 2015 ("the 2015 Consolidated Financial Statements").

        The Interim Financial Statements have been prepared in accordance with IAS 34 Interim Financial Reporting under International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and under historical cost accounting rules, except for derivative financial instruments that have been measured at fair value.

        The Interim Financial Statements are presented in US dollars and all values are rounded to the nearest thousand ($000) except where otherwise indicated. No separate information is presented for the company.

Going concern

        After making enquiries the directors have a reasonable expectation that the group and the company have adequate resources available to continue in operational existence for the foreseeable future. Accordingly, they continue to adopt the going concern basis in preparing the Interim Financial Statements.

2. Accounting policies

        The accounting policies adopted in the preparation of the Interim Financial Statements are consistent with those followed in the preparation of the 2015 Consolidated Financial Statements, and disclosed therein. An additional accounting policy on team payments, applicable in the preparation of the Interim Financial Statements, and an explanation of the impact of the group's revenue recognition policy on interim reporting periods, are disclosed below.

Team payments

        The teams competing in the FIA Formula One World Championship® ("the Championship") receive, in any year, prize fund payments consisting of a combination of variable fees and fixed annual fees. The variable team fees are determined by reference to a calculation of an adjusted operating profit measure ("Prize Fund Adjusted EBITDA") which is calculated by applying various adjustments to the group's reported operating profit in any year.

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

2. Accounting policies (Continued)

        The variable team payments are paid with reference to a particular Championship season and, whilst there is no prize money for individual events, for the sole purpose of taking the related charges to the Income Statement the total fee is booked across the total number of events in each season, with a pro rata element of expected full year costs recognised on the Sunday during each event, when the Championship race takes place.

        In accounting for the variable team payments during the year, the group uses annual budgets to calculate the expected full year Prize Fund Adjusted EBITDA and the related full year team payment charge that is projected to arise, and then based on those calculations takes pro rata projected costs to the Income Statement on an event by event basis. At the end of each interim reporting period management assesses the year to date Prize Fund Adjusted EBITDA against budget expectations, and if necessary takes an additional charge or credit in the Income Statement to adjust the year to date recognition of variable team payments in line with actual performance. Likewise, at the end of the year once a calculation of the final variable team payments has been made with reference to a full year calculation of Prize Fund Adjusted EBITDA, a final reconciling cost or credit is booked to ensure the full year liability has been recognised in full.

        Team fixed fees are paid with reference to a particular Championship season. Whilst they do not represent prize money for individual races, they are also charged to the Income Statement across the total number of events in each season, with a proportionate charge recognised on the Sunday during each event when the Championship race takes place.

Impact of revenue recognition policy on interim reporting

        The group's revenue recognition policy was disclosed in the 2015 Consolidated Financial Statements. The policy can have a varying and material impact on revenues recognised for interim periods, as discussed below.

        The group's revenue is recognised to the extent that it is probable that economic benefits will flow to the group and when the revenue can be reliably measured, regardless of when payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding sales tax.

        The specific recognition criteria described below must also be met before revenue is recognised.

        Revenue is principally derived from the sale of broadcasting, race promotion and advertising rights in connection with the Championship and its events. The revenues in any year derived from the sale of rights (i) to broadcast that year's Championship events and (ii) to advertise under rights licensed through the group's Global Partner programme, are recognised evenly on an event by event basis, based on the fixed fee within the underlying contracts specified for the relevant year. The revenue from granting rights to host, stage and promote the Championship events is recognised upon occurrence of each event's Championship race. The revenue for event-based advertising is also recognised on occurrence of the Championship race of the event to which the underlying contract relates.

        Other revenue streams include revenue received from teams and other parties from administering the shipment of cars and equipment to, and from, the events outside Europe, revenue from the sale of tickets to the Formula One Paddock Club™ event-based hospitality, various TV production and

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

2. Accounting policies (Continued)

post-production activities, and revenue from other services and licensing of the Formula One brand. To the extent revenues relate to services provided or rights associated with a specific event, they are also recognised on occurrence of the Championship race of the related event. Otherwise, other revenues are recognised when general recognition criteria are satisfied.

        Any revenue that is recognised by being spread evenly over a season's events is also impacted by the total number of events in any year. These revenues are typically agreed as a fixed amount for the year, irrespective of the number of events that will take place in that year (within reason), and therefore an increase in the number of races on the calendar, as is the case in 2016, reduces the proportionate element of the full year's revenue recognised as each event takes place.

        As the significant majority of the group's revenue is recognised on an event basis as discussed above, the majority of income is therefore recognised in the period March to November, the period over which the events of each Championship season typically take place. Given variances in the calendar for each Championship season, the application of the revenue recognition policy can generate significant "mechanical" variances between periods and their prior year comparatives.

        The following table sets out the number of events that have taken place in each period and the related impact on revenue recognition of season-based income year to date:

Six months ended 30 June:	2016	2015
Number of events	8	8
Total number of events scheduled for the full year	21	19
Proportion of full year season-based revenue recognised to date	8/21sts	8/19ths
Percentage of season-based revenue recognised to date	38.1%	42.1%

        The group raises invoices in accordance with contractual terms with customers, which generally for income specific to an event require invoicing and payment dates in advance of the relevant event taking place, or in the case of season-based income require instalments of the full season fee to be invoiced and settled in advance of the proportionate progression of the year's calendar. With the season finishing in November and the first event of the following season taking place in March, there are relatively few invoices raised in advance for the next season by year end. As a result of these typical invoicing patterns, the deferred income balance at the end of an interim period will typically be materially higher than its equivalent at the end of the year, as at an interim period there will be a higher volume of contractual amounts invoiced and/or collected which have not as yet been recognised in the interim period's Income Statement, whereas at the end of the year all revenue for the relevant season will have been recognised, with few outstanding debtor balances.

New standards, interpretations and amendments thereof, adopted by the group

        New, revised and amended IFRS standards that have become effective for the 2016 reporting year are either not relevant for the group, or are not considered to have a material impact on the Interim Financial Statements, so no additional disclosure has been provided herein.

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

3. Judgements and key sources of estimation uncertainty

        The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group's accounting policies. In preparing the Interim Financial Statements, judgements made by management in the application of IFRS, and which are considered to have a significant effect on the Interim Financial Statements, together with estimates made which have a significant risk of material adjustment being required in the following accounting period, are the same as those which were applied to the preparation of, and fully disclosed within, the 2015 Consolidated Financial Statements.

4. Non-GAAP measures

        The group, its board of directors and its Chief Operating Decision Maker use various non-GAAP measures as key indicators of performance and use them, in conjunction with others, to assess business performance and to make decisions about allocating resources across the group.

Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses

        The group considers the Adjusted EBITDA measure, which is defined as operating profit adjusted to exclude certain specific, and largely non-cash items, to be an important indicator of the operational strength and performance of the business, which allows better comparison of results against prior periods and aids the understanding of underlying performance. In determining Adjusted EBITDA, specific items are excluded from the GAAP measures of cost of sales and administrative expenses, resulting in the identification of alternative non-GAAP measures called Adjusted Cost of Sales and Selling, General and Administrative Expenses.

        As Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses are non-GAAP measures, accordingly they should be considered in addition to, but not as a substitute for other GAAP-based measures such as operating profit, cost of sales and administrative expenses.

        The specific items excluded from operating profit to measure Adjusted EBITDA include depreciation and amortisation charges, amortising charges for historic contractual payments which were fully cash settled in past periods, stock-based compensation expenses of the Delta Topco Option Scheme, exceptional and advisory costs related to the group's ownership or capital structure.

        Those items have been identified in the notes 4 (a), (b) and (c) below which address the calculation of Adjusted Cost of Sales, Selling, General, and Administrative Expenses and Adjusted EBITDA, and reconcile the measures back to cost of sales, administrative expenses and operating profit for both the period and the comparative period in the prior year.

Net External Finance Costs

        The notes also include, at 4 (d) and 4(e) disclosure of other specific non-cash items related to the group's financing arrangements which are excluded from the measurement of Net External Finance Costs, which is another non-GAAP measure used by the group and other stakeholders to assess its ability to continue to service its debt obligations. The measure excludes movements in mark to market values of derivatives and the separately disclosed non-cash PIK interest on the group's shareholder loan notes as shown in note 4 (f).

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

4. Non-GAAP measures (Continued)

Adjusted Total Shareholder Benefit

        In addition to holding shares, the group's shareholders also own an equivalent proportion of shareholder loan notes (see note 10). Therefore when analysing the group's results and their impact on shareholders it is necessary to consider returns on their combined holding of both shares and loan notes, and so in order to facilitate such an analysis the group utilises a performance measure called Adjusted Total Shareholder Benefit ("Adjusted TSB").

        Adjusted TSB represents the group's cash net income, and is derived by deducting depreciation, income taxes and Net External Finance Costs from the Adjusted EBITDA measure, which in turn has already eliminated certain specific items and other non-cash items which impact the group's financial performance, as explained above. This provides a basis to assess the aggregate performance of the group as Adjusted TSB is economically comparable to "total earnings" adjusted to reflect the group's capital structure and the various non-cash charges.

Cash Flow Available for Debt Service

        The group analyses cash flow using a measure known as Cash Flow Available for Debt Service. This measures the group's performance in generating cash to service debt and make distributions to shareholders, and is determined by deducting capital expenditure from net cash flows from operating activities.

(a)   Adjusted Cost of Sales

        Adjusted Cost of Sales is defined as cost of sales adjusted for the specific items included within cost of sales as discussed above. This measure is non-GAAP in nature and the table below reconciles it to cost of sales.

Six months ended 30 June:	2016	2015
	$000	$000
Cost of sales	490,060	499,835
Less: Team payment fee amortisation	(7,766)	(8,583)
Less: Championship rights' prepayment amortisation	(1,223)	(1,352)
Less: Other contractual payment amortisation	(1,433)	(1,584)

Adjusted Cost of Sales	479,638	488,316

        In 2012 and 2013 a subsidiary company made payments totalling $163.1 million to the teams competing in the Championship in connection with the terms under which they had agreed to continue to participate in the Championship seasons falling in the period 2013 to 2020. Whilst these payments were cash paid at the time, the fees are being amortised to the Income Statement over the period 2013 to 2020 at $20.4 million per annum, as a charge to team payments, with the charges being taken evenly on an event by event basis during each year in the period.

        Championship rights' prepayments represent amounts paid by a subsidiary company in prior periods to acquire, from the Federation Internationale de l'Automobile ("the FIA"), the commercial interests in the Championship for a 100 year period beginning on 1 January 2011 and ending

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

4. Non-GAAP measures (Continued)

31 December 2110 (see note 9). Again, whilst the amounts were cash paid at the time, the group only began to amortise this asset to the Consolidated Income Statement when the rights were brought into use on 1 January 2011. An annual amortisation charge is being taken to the Income Statement of $3.2 million per annum.

        Other charges represent additional amortisation charges taken to the Income Statement in respect of other historic cash-settled transactions relating to long term contractual arrangements, which are also being amortised over the period to which the underlying contractual commitments relate.

        In the period ended 30 June 2016 8/21sts (30 June 2015-8/19ths) of the annual charge to amortise these different prepaid amounts has been taken to the Income Statement, based on the number of events that have occurred in the period year to date as a proportion of the total number on the full year Championship calendar.

(b)   Selling, General and Administrative Expenses

        Selling, General and Administrative Expenses is defined as administrative expenses adjusted for the specific items within administrative expenses which are discussed above. This measure is non-GAAP in nature and the table below reconciles it to administrative expenses.

Six months ended 30 June:	2016	2015
	$000	$000
Administrative expenses	68,959	127,287
Less: Amortisation of intangible assets	(8,007)	(8,011)
Less: Depreciation of property, plant and equipment	(1,216)	(1,585)
Less: Delta Topco Option scheme charge	(16,837)	(82,312)
Less: Reclassification of cumulative foreign currency exchange differences	—	(1,348)

Selling, General and Administrative Expenses	42,899	34,031

        Amortisation of intangible assets includes amortisation that relates to various customer and supplier relationships acquired in 2006, and which are being amortised evenly over their useful economic life of 20 years. The charge also includes amortisation that relates to Formula1.com website traffic, which was acquired in 2002 and is being amortised over its useful economic life of 20 years.

        Accounting charges are taken in each period in respect of the Group's stock-based compensation plan, the Delta Topco Option scheme, although these are essentially non-cash in nature. During 2015 vesting assumptions were reviewed and amended to reflect management's conclusions on the vesting period, leading to a slight acceleration of the vesting of awards. No further changes have been made to those assumptions in 2016, and a charge has been recognised in the period as awards continue to vest. The charge in the period is $65.5m lower than the prior period, partly on account of the revised vesting assumptions, but also as the majority of the awards became fully time vested by the end of 2015.

        The reclassification of cumulative foreign currency exchange differences in the prior period resulted from a loss arising on consolidation following the disposal of one of the group's subsidiary companies.

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

4. Non-GAAP measures (Continued)

(c)   Adjusted EBITDA

        As noted the Adjusted EBITDA measure is provided to assist in analysing the underlying performance of the group. The measure is non-GAAP in nature and the table below reconciles it to operating profit, taking into account the items discussed in notes 4 (a) and (b).

Six months ended 30 June:	2016	2015
	$000	$000
Operating profit	137,491	75,304
Add: Amortisation of intangible assets (note 4b)	8,007	8,011
Add: Depreciation of property, plant and equipment (note 4b)	1,216	1,585

EBITDA	146,714	84,900
Team payment fee amortisation (note 4a)	7,766	8,583
Championship rights' prepayment amortisation (note 4a)	1,223	1,352
Other contractual payment amortisation (note 4a)	1,433	1,584
Delta Topco Option scheme charge (note 4b)	16,837	82,312
Reclassification of cumulative foreign currency exchange differences (note 4b)	—	1,348

Adjusted EBITDA	173,973	180,079

(d)   Specific items included within finance costs

        Finance costs include certain non-cash elements as shown in the table and discussed below.

Six months ended 30 June:	2016	2015
	$000	$000
Financing costs relating to the net loss on revaluation of derivatives	60,714	9,611
Amortisation of finance fees	802	802

	61,516	10,413

        Financing costs relating to the net loss on revaluation of derivative instruments represents the loss recognised in the Income Statement in respect of the revaluation of financial instruments, principally interest rate swaps, to reflect the non-cash movement in their mark to market valuation between balance sheet dates. The group has not opted to account for these financial instruments as accounting hedges as allowed under IFRS, and therefore the instruments are stated at their fair value at each balance sheet date. The most material exposure to movements in the mark to market valuation of derivatives is associated with the group's portfolio of $2,700.0m of interest rate swaps. Mark to market values for the swaps are provided by the counterparty banks, and are determined by applying future interest rate expectations to the swaps, which are in place for the period until December 2019. Given the magnitude of the swap portfolio, small changes in banks' interest rate expectations can have a significant impact on the mark to market valuation, and can result in significant period by period volatility in the net gain or loss recognised.

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

4. Non-GAAP measures (Continued)

e)     Non-cash shareholder Payment In Kind loan interest

Six months ended 30 June:	2016	2015
	$000	$000
Non-cash payment in kind interest on shareholder loan notes	216,868	196,081

        Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder. Non-cash payment in kind interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year. The interest costs are excluded from the calculation of Net External Finance Costs.

f)     Net Finance Costs

        Net Finance Costs is defined as net finance income and finance costs, adjusted for the non-cash mark to market movements in derivatives and amortisation of finance fees. The measure is non-GAAP in nature and the table below reconciles it to items on the Income Statement and specific items discussed in note 4 (d) above.

Six months ended 30 June:	2016	2015
	$000	$000
Finance income	2,120	1,412
Finance costs excluding interest on shareholder loan notes	(192,322)	(146,981)
Add: Net loss on revaluation of derivatives (note 4d)	60,714	9,611
Add: Amortisation of finance fees (note 4d)	802	802

Net External Finance Costs	(128,686)	(135,156)

g)     Adjusted Total Shareholder Benefit

        Adjusted TSB is a measure of the group's cash net income, and is defined as Adjusted EBITDA less depreciation, income taxes and Net External Finance Costs. The measure is non-GAAP in nature and the table below reconciles it to Adjusted EBITDA and other items discussed in notes 4 and 5.

Six months ended 30 June:	2016	2015
	$000	$000
Adjusted EBITDA (see note 4c)	173,973	180,079
Less: Depreciation of property, plant and equipment (note 4b)	(1,216)	(1,585)
Less: Current income tax expense (note 5)	(3,934)	(3,564)
Less: Net External Finance Costs (note 4f)	(128,686)	(135,156)

Adjusted TSB	40,137	39,774

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

4. Non-GAAP measures (Continued)

h)    Cash Flow Available For Debt Service

        Cash Flow Available For Debt Service is defined as cash flows from operating activities less capital expenditure. The measure is non-GAAP in nature and the table below reconciles it to items on the face of the Condensed Consolidated Statement of Cash Flows.

Six months ended 30 June:	2016	2015
	$000	$000
Net cash generated from operations	223,271	305,375
Less: Income taxes paid	(3,872)	(3,096)
Less: Cash outflow from capital expenditure	(502)	(1,157)

Cash flow available for debt service	218,897	301,122

5. Taxation

Tax on loss on ordinary activities

        The major components of income tax expense for the six months ended 30 June 2016 and 30 June 2015 are:

	2016	2015
	$000	$000
Current tax
Foreign tax	3,934	3,564

Total current tax	3,934	3,564

Deferred tax
Origination and reversal of temporary differences	(17,684)	(1,962)

Income tax (credit)/expense on loss on ordinary activities	(13,750)	1,602

6. Impairment testing of goodwill

        Goodwill is tested for impairment annually (as at 31 December), or when circumstances indicate the carrying value may be impaired. The group's impairment test for goodwill is based on a value-in-use calculation that uses a discounted cash flow model. The different cash-generating units ("CGUs") and the key assumptions used to determine the recoverable amount for each CGU were disclosed in the 2015 Consolidated Financial Statements.

        During the period there have been no indicators of impairment identified, and therefore no impairment testing has been performed as at 30 June 2016 and 30 June 2015.

7. Property, plant and equipment

        During the six months ended 30 June 2016 the group acquired assets with a cost of $0.5 million (30 June 2015—$1.2 million).

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

7. Property, plant and equipment (Continued)

        The group made no material disposals of assets in both the six month periods ended 30 June 2016 and 30 June 2015.

8. Dividends

Six months ended 30 June:	2016	2015
	$000	$000
Dividends declared and paid	—	196,578

        The company neither declared, nor paid, any dividends during the period (2015-$196.6m).

9. Prepayments

        At 30 June 2016, $426.1m (31 December 2015—$436.8m) of prepayments are classified as non-current.

        Non-current prepayments at 30 June 2016 include amounts totalling $300.6m in respect of payments made to acquire the commercial interests in the Championship from the FIA for a 100 year period beginning on 1 January 2011 and ending 31 December 2110 (31 December 2015—$301.8m). Those payments are being amortised to the income statement over the 100 year period as discussed in note 4(a).

        Other prepaid amounts in non-current assets totalling $125.5m at 30 June 2016 (31 December 2015—$135.0m) included payments made to the teams and the FIA in respect of various contractual commitments, and which are being amortised to the income statement in line with the underlying terms of the agreements to which they relate as also discussed in note 4(a).

        At 30 June 2016 $86.6m (31 December 2015—$68.6m) of prepayments are classified as current.

        The current prepayment balance includes amounts totalling $3.2m (31 December 2015 $3.2m) in respect of the Championship rights' prepayment, and amounts totalling $24.1m (31 December 2015 $24.1m) in respect of the other team and FIA related agreements discussed above, which are to be amortised within the next 12 months.

10. Loans and borrowings

	30 June 2016	31 December 2015
	$000	$000
Non-current loans and borrowings
Bank borrowings	4,137,213	4,135,570
Shareholder loan notes	4,566,151	4,349,283

	8,703,364	8,484,853

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

10. Loans and borrowings (Continued)

Shareholder loan notes

        Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder. Interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year.

        Under the terms of the shareholder loan notes, to the extent that they are not otherwise redeemed or repurchased they are to be redeemed on 24 November 2060 together with any accrued and unpaid interest. No payments may be made under the shareholder loan notes for as long as any amounts are owed under the group's bank and private high yield loans unless approval is given by the lenders. Any redemption or repurchase of the notes prior to that date or, otherwise on a change in control of the company, requires investor consent to be given by funds managed and/or advised by CVC Capital Partners SICAV—FIS S.A., its subsidiaries and affiliates.

	30 June 2016	31 December 2015
	$000	$000
Shareholder loan notes in issue
Loan notes as at 1 January	4,349,283	3,953,732
PIK interest capitalised	—	395,551

Loan notes as at 30 June/31 December	4,349,283	4,349,283

Accrued interest on shareholder loan notes
PIK interest charge for the period	216,868	395,401
Interest on options exercised	—	150
PIK interest capitalised	—	(395,551)

	216,868	—

11. Capital commitments

        At 30 June 2016 the group had no capital commitments (31 December 2015—$0.2m).

12. Other financial commitments

        In order to optimise cash flow, the group enters into consignment stock arrangements in relation to the purchase of parts for onward sale for the teams that participate in the GP2 and GP3 series. The risks and rewards of ownership of the stock remain substantially with the supplier until the point of sale. At 30 June 2016 the value of consignment stock held by the group was $1.7 million (31 December 2015—$1.3 million).

13. Related party transactions

Key management personnel

        The key management personnel are considered to be the directors of the group and personnel who are not directors but are Participants in the Delta Topco Option Scheme.

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

13. Related party transactions (Continued)

Summary of transactions with key management

        Historic transactions with key management have included expense recharges and transactions related to their membership of the Delta Topco Option Scheme. However there were no transactions of these types with key management during the periods reported.

Directors' Interests in the Delta Topco Option Scheme

        Share Options held by directors do not have an expiry date and all have an exercise price of between $Nil and $0.01 (2015—$Nil and $0.01). Manager Loan Note Options held by directors do not have an expiry date and all have an exercise price of $0.000001 (2015—$0.000001). The number of Share Options and Manager Loan Note Options outstanding at each period end were:

	30 June 2016	31 December 2015	30 June 2015
	Number	Number	Number
Share Options	234,148,699	234,148,699	234,148,699
Manager Loan Note Options	166,002,241	166,002,241	166,002,241

Transactions with other related parties

        The identification of related parties for the purpose of the Interim Financial Statements is consistent with those parties disclosed in the 2015 Consolidated Financial Statements, and transactions in both the periods ended 30 June 2016 and 30 June 2015 are of a similar nature to those also disclosed in the 2015 Consolidated Financial Statements.

Income and receivables from other related parties

Six months ended 30 June:	2016	2015
	$000	$000
Travel sales	17	126
Hospitality sales	—	8
Expenses recharged	—	—

	17	134

        At 30 June 2016 there were no amounts receivable from other related parties (31 December 2015—$0.5m).

Delta Topco Limited and Subsidiaries

Notes to the financial statements (Continued)

for the six months ended 30 June 2016

13. Related party transactions (Continued)

Expenditure with and payables to other related parties

Six months ended 30 June:	2016	2015
	$000	$000
Monitoring fee	715	766
Expenses recharged	213	—
Rent charged	742	804
Insurance and other property charges	313	339

	1,983	1,909

        At 30 June 2016 there were no amounts payable to other related parties (31 December 2015—$Nil).

14. Events after the balance sheet date

        On 7th September 2016 Liberty Media Corporation ("Liberty Media") completed the acquisition of an 18.7% minority stake in the company (on a fully diluted basis). In addition, and on the same day, Liberty Media also agreed to a second transaction to acquire, in due course, 100% of the fully diluted equity interests in the company, other than a nominal number of shares held by certain Formula 1 teams.

        The completion of the full acquisition is subject to the satisfaction of certain conditions, including the receipt of: (i) certain clearances and approvals by anti-trust and competition law authorities in various countries, (ii) certain third-party consents and approvals, including that of the FIA, and (iii) the approval of Liberty Media's stockholders for the issuance of new shares in connection with the acquisition. It is anticipated that the approvals will be obtained in due course, and the transaction is expected to close by the end of the first quarter of 2017.

        Prior to completion of the 100% acquisition, CVC Capital Partners SICAV—FIS S.A., its subsidiaries and affiliates continue for the time being to be the controlling shareholder of the company.

Report of Independent Auditors

The Board of Directors
Delta Topco Limited

        We have audited the accompanying consolidated financial statements of Delta Topco Limited and subsidiaries, which comprise the consolidated statement of financial position as of December 31, 2015, and the related consolidated statements of income, comprehensive income, changes in equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

        Management is responsible for the preparation and fair presentation of these consolidated financial statements in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor's Responsibility

        Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

        We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delta Topco Limited and subsidiaries at December 31, 2015, and the consolidated results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter

        The accompanying consolidated statement of financial position of Delta Topco Limited and subsidiaries as of December 31, 2014 and the related consolidated statements of income and comprehensive income, changes in equity and cash flows for the years ended December 31, 2014 and 2013 were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ Ernst & Young LLP

London, United Kingdom
31 October 2016

Delta Topco Limited and Subsidiaries

Contents

Delta Topco Limited and Subsidiaries

Consolidated Income Statement for the Year Ended 31 December

	Note	2015	2014	2013
		Audited $ 000	Unaudited $ 000	Unaudited $ 000
Revenue	7	1,697,370	1,702,041	1,638,587
Cost of sales
Team payments		(903,826)	(863,133)	(797,540)
Other cost of sales		(263,148)	(295,488)	(308,095)
		(1,166,974)	(1,158,621)	(1,105,635)

Gross profit		530,396	543,420	532,952
Administrative expenses		(212,817)	(189,739)	(116,085)
Other (losses)/gains	8	(126)	31	(67)

Operating profit	9	317,453	353,712	416,800
Finance income	11	1,940	3,222	5,230
Finance costs	11	(280,028)	(383,256)	(216,651)
Non-cash payment in kind interest on shareholder loan notes	11	(395,401)	(366,425)	(351,002)

Loss before tax		(356,036)	(392,747)	(145,623)
Income tax expense	15	(6,535)	(6,113)	(19,558)

Loss for the financial year		(362,571)	(398,860)	(165,181)

Loss attributable to:
Owners of the company		(362,571)	(398,860)	(165,181)

All amounts relate to continuing activities.

The notes on pages F-27 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Consolidated Statement of Comprehensive Income for the Year Ended 31 December

	Note	2015	2014	2013
		Audited $ 000	Unaudited $ 000	Unaudited $ 000
Loss for the year		(362,571)	(398,860)	(165,181)

Items that may be reclassified subsequently to profit or loss
Foreign currency transaction gains/(losses)		3,893	5,399	(829)
Reclassification of cumulative foreign currency exchange differences		1,348	—	—

		5,241	5,399	(829)

Total comprehensive loss for the year		(357,330)	(393,461)	(166,010)

Total comprehensive loss attributable to:
Owners of the company		(357,330)	(393,461)	(166,010)

The notes on pages F-27 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

(Registration number: 95136)
Consolidated Statement of Financial Position as at 31 December

	Note	2015	2014
		Audited $ 000	Unaudited $ 000
Assets
Non-current assets
Property, plant and equipment	16	10,016	12,502
Intangible assets	17	4,204,208	4,220,220
Prepayments	21	436,759	466,293
Other non-current financial assets	19	4,816	2,559
Deferred tax assets	15	5,864	5,752

		4,661,663	4,707,326

Current assets
Inventories	20	130	254
Trade and other receivables	21	279,511	329,345
Income tax recoverable		805	1,103
Other current financial assets	19	1,550	394
Cash and cash equivalents	22	452,428	424,191

		734,424	755,287

Total assets		5,396,087	5,462,613

Equity and liabilities
Equity
Share capital	23	42,862	42,862
Share premium		3,165,620	3,165,620
Foreign currency translation reserve		9,801	4,560
Share-based payment reserve		278,285	251,395
Other reserves		59	59
Retained earnings		(7,308,757)	(6,749,608)

Total equity		(3,812,130)	(3,285,112)

Non-current liabilities
Loans and borrowings	25	8,484,853	8,092,602
Provisions	26	334,365	263,140
Other non-current financial liabilities	19	1,116	22,506

		8,820,334	8,378,248

Current liabilities
Trade and other payables	27	140,211	156,358
Loans and borrowings	25	(1,604)	(1,604)
Income tax liability		1,000	1,000
Other current financial liabilities	19	29,338	—
Deferred income		218,703	213,639
Provisions	26	235	84

		387,883	369,477

Total liabilities		9,208,217	8,747,725

Total equity and liabilities		5,396,087	5,462,613

The notes on pages F-27 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Consolidated Statement of Changes in Equity for the Year Ended 31 December

	Share capital	Share premium	Foreign currency translation	Other reserves	Share-based payment reserve	Retained earnings	Total
	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000
At 1 January 2013 (unaudited)	42,404	3,165,620	(10)	31	213,753	(5,390,816)	(1,969,018)
Total comprehensive loss (unaudited)	—	—	(829)	—	—	(165,181)	(166,010)
Dividends paid (unaudited)	—	—	—	—	—	923	923
New share capital subscribed (unaudited)	458	—	—	—	—	—	458
Non cash equity-settled share-based payment transactions (unaudited)	—	—	—	—	16,760	—	16,760
Other reserves movements (unaudited)	—	—	—	28	—	—	28

At 31 December 2013 (unaudited)	42,862	3,165,620	(839)	59	230,513	(5,555,074)	(2,116,859)
Total comprehensive income/(loss) (unaudited)	—	—	5,399	—	—	(398,860)	(393,461)
Dividends paid (unaudited)	—	—	—	—	—	(795,674)	(795,674)
Non cash equity-settled share-based payment transactions (unaudited)	—	—	—	—	20,882	—	20,882

At 31 December 2014 (unaudited)	42,862	3,165,620	4,560	59	251,395	(6,749,608)	(3,285,112)
Total comprehensive income/(loss) (audited)	—	—	5,241	—	—	(362,571)	(357,330)
Dividends paid (audited)	—	—	—	—	—	(196,578)	(196,578)
Non cash equity-settled share-based payment transactions (audited)	—	—	—	—	26,890	—	26,890

At 31 December 2015 (audited)	42,862	3,165,620	9,801	59	278,285	(7,308,757)	(3,812,130)

Foreign currency translation reserve

        The foreign currency translation reserve is used to record exchange differences arising from the translation of the financial statements of the foreign subsidiaries.

Other reserves

        The reserve is used to account for the recognition of Luxembourg net worth tax in relation to Delta 2 (Lux) S.à r.l.

Share-based payment reserve

        The share-based payment reserve is used to recognise the fair value of equity-settled share-based payment transactions (see note 31).

The notes on pages F-27 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Consolidated Statement of Cash Flows for the Year Ended 31 December

	Note	2015	2014	2013
		Audited $ 000	Unaudited $ 000	Unaudited $ 000
Cash flows from operating activities
Loss for the year		(362,571)	(398,860)	(165,181)
Adjustments to reconcile loss for the year to net cash flows
Depreciation and amortisation	9	19,192	20,019	21,511
Loss/(profit) on disposal of property, plant and equipment	8	126	(31)	67
Non cash equity-settled share-based payment transactions		26,890	20,881	(4,545)
Exercise of Loan Note Options		—	21,069	90,655
Finance income	11	(1,940)	(3,222)	(5,230)
Receipts under finance leases		1,389	1,954	1,346
Finance costs	11	675,429	749,681	567,653
Income tax expense	15	6,535	6,113	19,558

		365,050	417,604	525,834
Working capital adjustments
Decrease in inventories	20	124	29	215
Decrease/(increase) in trade and other receivables	21	102,555	51,216	(73,116)
Decrease in trade and other payables	27	(46,591)	(21,716)	(89,510)
Increase/(decrease) in provisions	26	71,376	32,007	(41,181)
Increase/(decrease) in deferred income		5,064	(70,078)	16,709

Cash generated from operations		497,578	409,062	338,951
Income taxes paid	15	(6,123)	(14,011)	(15,843)

Net cash flow from operating activities		491,455	395,051	323,108

Cash flows from investing activities
Interest received	11	1,400	1,268	2,095
Acquisitions of property, plant and equipment	16	(1,405)	(1,500)	(3,030)
Proceeds from sale of property, plant and equipment		86	119	198
Acquisition of intangible assets	17	(20)	(75)	(265)
Redemption/(acquisition) of financial instruments		300	50,000	(603)

Net cash flows from investing activities		361	49,812	(1,605)

Cash flows from financing activities
Interest paid	11	(274,190)	(229,893)	(211,787)
Proceeds from bank borrowing draw downs		—	2,000,000	—
Proceeds from exercise of share options		—	—	458
Repayment of bank borrowing		—	(1,010,914)	(21,839)
Finance fees on refinancing activities		—	(103,579)	(25,827)
Repayment of other borrowing		—	(332,000)	(49,397)
Dividends paid	28	(196,578)	(795,674)	—

Net cash flows from financing activities		(470,768)	(472,060)	(308,392)

Net increase/(decrease) in cash and cash equivalents		21,048	(27,197)	13,111
Cash and cash equivalents at 1 January		424,191	443,639	428,011
Effect of exchange rate fluctuations on cash held		7,189	7,749	2,517

Cash and cash equivalents at 31 December		452,428	424,191	443,639

The notes on pages F-27 to F-81 form an integral part of these financial statements.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015

1 General information

        The company is a private company limited by share capital, and incorporated and domiciled in Jersey.

  The address of its registered office is:
  1 Waverley Place
  Union Street
  St Helier
  Jersey
  JE1 1SG

        These financial statements were authorised for issue by the Board on 13 October 2016.

2 Basis of preparation

        The financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and under historical cost accounting rules, except for derivative financial instruments that have been measured at fair value. The preparation of financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the group's accounting policies.

        The group financial information is presented in US dollars and all values are rounded to the nearest thousand ($000) except where otherwise indicated. The parent company's functional currency is also US dollars.

Basis of consolidation

        The group financial statements consolidate the financial statements of the company and its subsidiary undertakings drawn up to 31 December 2015.

        A subsidiary is an entity controlled by the company. Control is achieved where the company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

        Intra-group transactions, balances and unrealised gains on transactions between the company and its subsidiaries, which are related parties, are eliminated in full. Intra-group losses are also eliminated but may indicate an impairment that requires recognition in the consolidated financial statements.

3 Going concern

        Under the terms of the shareholder loan notes, to the extent that they are not otherwise redeemed or repurchased, they are to be redeemed on 24 November 2060 together with any accrued and unpaid interest. No payments may be made under the shareholder loan notes for as long as any amounts are owed under the group's bank and private high yield loan notes unless approval is given by the lenders.

        The group continues to show a net current asset position, including a significant cash balance, and expects to do so for the foreseeable future. The group also has access to currently undrawn material revolving credit facilities under its external borrowing arrangements, and thus the directors anticipate being able to settle all payables as they fall due.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

3 Going concern (Continued)

        The directors have satisfied themselves that the group is in a sound financial position. It has access to sufficient financial resources and it can be reasonably expected that those financial resources will be made available to the group in order to meet their foreseeable cash requirements and to service their existing banking arrangements and other commitments.

        The directors therefore consider that the group has adequate financial resources to enable it to continue operating for the foreseeable future and that it is therefore appropriate to adopt the going concern basis in preparing the consolidated financial statements.

4 Accounting policies

Statement of compliance

        The group financial statements have been prepared in accordance with IFRS.

Summary of significant accounting policies and key accounting estimates

        The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all the years presented, unless otherwise stated.

Revenue recognition

        Revenue is recognised to the extent that it is probable that the economic benefits will flow to the group and the revenue can be reliably measured, regardless of when the payment is being made. Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding sales tax.

Revenue recognition criteria

        The specific recognition criteria described below must also be met before revenue is recognised.

        Revenue is principally derived from the sale of broadcasting, race promotion and advertising rights in connection with the FIA Formula One World Championship® ("the Championship") and its events. The revenue in any year derived from the sale of rights to (i) broadcast that year's Championship events and (ii) advertise under rights licensed through the group's Global Partner programme are recognised evenly on an event by event basis, based on the fixed fee within the underlying contracts specified for the relevant year. The revenue from granting rights to host, stage and promote the Championship events is recognised upon occurrence of the event. The revenue for event-based advertising is also recognised on occurrence of the events to which the underlying contract relates.

        Other revenue streams include revenue received from teams and other parties from administering the shipment of cars and equipment to and from the events outside Europe, revenue from the sale of tickets to the Formula One Paddock Club™ event-based hospitality, various TV production and post-production activities, and revenue from other licensing of the Formula One brand. To the extent revenues relate to services provided or rights associated with a specific event, they are also recognised on occurrence of the related event. Otherwise, other revenues are recognised when general recognition criteria are satisfied.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

Finance income

        Income is recognised as interest accrues using the effective interest rate ("EIR") method; that is, the rate that exactly discounts estimated future cash receipts through the expected life of the financial instrument to the net carrying amount of the financial asset.

Tax

        The tax expense for the period comprises current and deferred tax. Tax is charged or credited to the income statement except where it relates to items charged or credited to other comprehensive income or directly to equity, in which case the tax is recognised in other comprehensive income or in equity.

        Current tax is the expected tax payable for the year based on tax rates and laws enacted or substantively enacted at the balance sheet date plus any adjustments to tax payable in respect of previous periods.

        Tax assets and liabilities are offset only when there is a legally enforceable right to set off current tax assets against current tax liabilities, and the taxes relate to the same taxation authority and to the same taxable entity or to different entities which intend to settle the current tax assets and liabilities on a net basis.

        Deferred tax is recognised on temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and amounts relevant for tax purposes. Deferred tax is calculated on an undiscounted basis at the tax rates that are expected to apply when the related asset is realised or liability is settled, based on tax rates and laws enacted or substantively enacted at the balance sheet date.

        Deferred tax assets are recognised only to the extent that it is probable that taxable profit will be available against which the underlying temporary differences, carried forward tax credits or tax losses can be utilised.

        Deferred tax is not recognised on temporary differences that arise on the initial recognition of goodwill or on the initial recognition of an asset or liability in a transaction that is not a business combination and affects neither accounting nor taxable profit. Deferred tax is not recognised in respect of taxable temporary differences associated with investments in subsidiaries where the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Property, plant and equipment

        Property, plant and equipment is stated in the statement of financial position at cost, less any subsequent accumulated depreciation and impairment losses. The carrying value of such assets is reviewed for impairment when events or changes in circumstances indicate the value may not be recoverable. The assets' residual values, useful lives and methods of depreciation are reviewed at each financial year end and adjusted prospectively, if appropriate.

        The cost of property, plant and equipment includes directly attributable incremental costs incurred in their acquisition and installation. Such cost includes the cost of replacing part of the property, plant and equipment. When significant parts of property, plant and equipment are required to be replaced at

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

intervals, the group recognises such parts as individual assets with specific useful lives and depreciates them accordingly. All other repair and maintenance costs are recognised in the income statement as incurred.

        An item of property, plant and equipment and any significant part initially recognised is derecognised upon disposal or when no future economic benefits are expected from its use or disposal. Any gain or loss arising on derecognition of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is included in the income statement when the asset is derecognised.

Depreciation

        Depreciation is charged so as to write off the cost of assets, other than land and properties under construction, over their estimated useful lives as follows:

Asset class	Depreciation method and rate
Leasehold improvements	straight-line over the remaining term of the lease
Plant, machinery and vehicles	25% reducing balance basis
Furniture, fittings and equipment	25% reducing balance basis
Aircraft	over 10 years on a straight-line basis

Intangible assets

        Intangible assets acquired separately are measured on initial recognition at cost. The cost of intangible assets acquired in a business combination is the fair value as at the date of acquisition. Following initial recognition, intangible assets are carried at cost less any accumulated amortisation and any accumulated impairment losses. Internally generated intangible assets, excluding capitalised development costs, are not capitalised and expenditure is reflected in the income statement in the year in which the expenditure is incurred.

        The useful lives of intangible assets are assessed to be either finite or indefinite. The group's only intangible asset with an indefinite life is goodwill.

        Intangible assets with finite lives are amortised over their useful economic life and assessed for impairment whenever there is an indication that the intangible asset may be impaired. The amortisation period and the amortisation method for an intangible asset with a finite useful life are reviewed at least each financial year. Changes in the expected useful life or the expected pattern of consumption of future economic benefits embodied in the asset are accounted for by changing the amortisation period or method, as appropriate, and are treated as changes in accounting estimates. The amortisation expense on intangible assets with finite lives is recognised in the income statement in the expense category consistent with the function of the intangible asset, being either cost of sales or administrative expenses.

        Gains or losses arising from derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the carrying amount of the asset and are recognised in the income statement when the asset is derecognised.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

Goodwill

        Business combinations have been accounted for using the acquisition method. Any excess of the cost of the business combination over the group's interest in the net fair value of the identifiable assets, liabilities and contingent liabilities is recognised in the statement of financial position as goodwill and is not amortised. To the extent that the net fair value of the acquired entity's identifiable assets, liabilities and contingent liabilities is greater than the cost of the investment, a gain is recognised immediately in the income statement.

        After initial recognition, goodwill is stated at cost less any accumulated impairment losses, with the carrying value being reviewed for impairment, at least annually and whenever events or changes in circumstances indicate that the carrying value may be impaired. The carrying amount of goodwill allocated to a cash-generating unit ("CGU") is taken into account when determining the gain or loss on disposal of the unit, or of an operation within it.

        For the purpose of impairment testing, goodwill is allocated to the related CGU's monitored by management. Where the recoverable amount of the CGU is less than its carrying amount, including goodwill, an impairment loss is recognised in the income statement.

Amortisation

        Amortisation is provided on intangible assets so as to write off the cost, less any estimated residual value, over their expected useful economic life as follows:

Asset class	Amortisation method and rate
Customer and supplier relationships	over 20 years on a straight-line basis
Website traffic	over 20 years on a straight-line basis

Investments

        Investments in subsidiaries are carried at cost less provision for impairment.

Impairment of non-financial assets

        The group assesses at each reporting date whether there is an indication that an asset such as goodwill or another intangible may be impaired. If any indication exists, or when annual impairment testing for an asset is required, the group estimates the asset's recoverable amount. An asset's recoverable amount is the higher of an asset's or CGU's fair value less costs to sell and its value in use and is determined for an individual asset, unless the asset does not generate cash inflows that are largely independent of those from other assets or groups of assets. When the carrying amount of an asset or CGU exceeds its recoverable amount, the asset is considered impaired and is written down to its recoverable amount. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. In determining fair value less costs to sell, recent market transactions are taken into account, if available. If no such transactions can be identified, an appropriate valuation model is used. These calculations are corroborated by valuation multiples or other available fair value indicators. The group bases its impairment calculation on detailed budgets and forecast calculations, which are prepared separately for each of the group's CGUs to which the

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

individual assets are allocated. These budgets and forecast calculations generally cover a period of more than five years. Beyond this, a long-term growth rate is calculated and applied to project future cash flows after the final year.

        Impairment losses of continuing operations, including impairment on inventories, are recognised in the income statement in expense categories consistent with the function of the impaired asset.

        For assets excluding goodwill, an assessment is made at each reporting date whether there is any indication that previously recognised impairment losses may no longer exist or may have decreased. If such indication exists, the group estimates the asset's or CGU's recoverable amount. A previously recognised impairment loss is reversed only if there has been a change in the assumptions used to determine the asset's recoverable amount since the last impairment loss was recognised. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceed the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognised for the asset in prior years. Such reversal is recognised in the income statement.

        Goodwill is tested for impairment annually (as at 31 December) and when circumstances indicate that the carrying value may be impaired (see note 17).

Financial assets

Classification

        Financial assets within the scope of IAS 39 are classified as derivative financial assets at fair value through profit or loss (see derivatives policy below), loans and receivables, or held-to-maturity investments. The group determines the classification of its financial assets at initial recognition.

        The group's financial assets include cash and cash equivalents, trade and other receivables, loans and other receivables, held-to-maturity investments and derivative financial instruments.

Recognition and measurement

        All financial assets are recognised initially at fair value plus transaction costs, except in the case of financial assets recorded at fair value through profit or loss (see derivatives policy below).

        The subsequent measurement of financial assets depends on their classification as described below:

Loans and other receivables

        Loans and other receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. After initial measurement, such financial assets are subsequently measured at amortised cost using the EIR method, less impairment. EIR is the rate that exactly discounts the estimated future cash payments or receipts through the expected life of the financial instrument or a shorter period, where appropriate, to the net carrying amount of the financial asset. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. If EIR amortisation arises it is included in finance income in the income statement. Any losses arising from impairment are recognised in the income statement in finance costs for loans, and in cost of sales or other operating expenses for receivables.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

Held-to-maturity investments

        Non-derivative financial assets with fixed or determinable payments and fixed maturities are classified as held-to maturity when the group has the positive intention and ability to hold them to maturity. After initial measurement, held-to-maturity investments are measured at amortised cost using the EIR method, less impairment. Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included in finance income in the income statement. The losses arising from impairment are recognised in the income statement in finance costs.

Impairment

        The group assesses, at each reporting date, whether there is any objective evidence that a financial asset or a group of financial assets is impaired. A financial asset or a group of financial assets is deemed to be impaired if, and only if, there is objective evidence of impairment as a result of one or more events that has occurred after the initial recognition of the asset (an incurred 'loss event') and that loss event has an impact on the estimated future cash flows of the financial asset or the group of financial assets that can be reliably estimated. Evidence of impairment may include indications that a debtor or a group of debtors is experiencing significant financial difficulty, default or delinquency in interest or principal payments, the probability that they will enter bankruptcy or other financial reorganisation and when observable data indicate that there is a measurable decrease in the estimated future cash flows, such as changes in arrears or economic conditions that correlate with defaults.

Financial assets carried at amortised cost

        For financial assets carried at amortised cost, the group first assesses whether objective evidence of impairment exists individually for financial assets that are individually significant, or collectively for financial assets that are not individually significant. If the group determines that no objective evidence of impairment exists for an individually assessed financial asset, whether significant or not, it includes the asset in a group of financial assets with similar credit risk characteristics and collectively assesses them for impairment. Assets that are individually assessed for impairment and for which an impairment loss is, or continues to be, recognised are not included in a collective assessment of impairment.

        If there is objective evidence that an impairment loss has been incurred, the amount of the loss is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows (excluding future expected credit losses that have not yet been incurred). The present value of the estimated future cash flows is discounted at the financial asset's original EIR. If a loan has a variable interest rate, the discount rate for measuring any impairment loss is the current EIR.

        The carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognised in the income statement. Interest income continues to be accrued on the reduced carrying amount and is accrued using the rate of interest used to discount the future cash flows for the purpose of measuring the impairment loss. The interest income is recorded as part of finance income in the income statement. Loans together with the associated allowance are written off when there is no realistic prospect of future recovery and all collateral has been realised or has been transferred to the group. If, in a subsequent year, the amount of the estimated impairment loss increases or decreases because of an event occurring after the impairment was recognised, the

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

previously recognised impairment loss is increased or reduced by adjusting the allowance account. If a write-off is later recovered, the recovery is credited to finance costs in the income statement.

Trade receivables

        Trade receivables are amounts due from customers for commercial rights sold or services performed in the ordinary course of business. If collection is expected in one year or less, they are classified as current assets. If not, they are presented as non-current assets.

        Trade receivables are recognised initially at the transaction price. They are subsequently measured at amortised cost less provision for impairment. A provision is established when there is evidence that the group will not be able to collect all amounts due according to the original terms of the receivable. The amount of the provision is the difference between the asset's carrying amount and the present value of future cash flows discounted at the EIR. The movement in the provision is recognised in the income statement.

Cash and cash equivalents

        Cash and cash equivalents include cash at bank and in hand, deposits and short-term deposits with an original maturity of three months or less that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value. Term deposits with an initial maturity of more than three months are treated as other current financial assets.

Financial liabilities

Classification

        Financial liabilities within the scope of IAS 39 are classified as derivative financial liabilities at fair value through profit or loss (see derivatives policy below) or loans and borrowings. The group determines the classification of its financial liabilities at initial recognition.

        The group's financial liabilities include trade and other payables, bank overdrafts, loans and borrowings and derivative financial instruments. The group does not have any non-derivative financial liabilities at fair value through the profit or loss.

Recognition and measurement

        All financial liabilities are recognised initially at fair value plus, in the case of loans and borrowings, directly attributable transaction costs.

        Subsequent measurement of financial liabilities depends on their classification as described below:

Loans and borrowings

        After initial recognition, interest-bearing loans and borrowings are subsequently measured at amortised cost using the EIR method. Gains and losses are recognised in the income statement when the liabilities are derecognised as well as through the EIR amortisation process.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

Trade payables

        Trade payables are obligations to pay for goods or services that have been acquired in the ordinary course of business from suppliers. Accounts payable are classified as current liabilities if payment is due within one year or less. If not, they are presented as non-current liabilities.

        Trade payables are recognised initially at the transaction price and subsequently measured at amortised cost using the EIR method.

Loans

        All loans are initially recorded at the amount of proceeds received, net of transaction costs. Loans are subsequently carried at amortised cost, with the difference between the proceeds, net of transaction costs, and the amount due on redemption being recognised as a charge to the income statement over the period of the relevant loan.

        Interest expense is recognised on the basis of the EIR method and is included in finance costs.

        Loans are classified as current liabilities unless the group has an unconditional right to defer settlement of the liability for at least 12 months after the reporting date.

Derivatives and hedging

        The group occasionally uses derivative financial instruments, such as forward currency contracts and interest rate swaps, to hedge its foreign currency and interest rate risks respectively. Such derivative financial instruments are initially recognised at fair value on the date on which a derivative contract is entered into and are subsequently remeasured at fair value at each quarter end. Derivatives are carried as financial assets when the fair value is positive and as financial liabilities when the fair value is negative.

        Any gains or losses arising from changes in the fair value of derivatives are taken directly to the income statement. The group has chosen not to apply hedge accounting in its financial statements.

Provisions

        Provisions are recognised when the group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle that obligation and a reliable estimate can be made of the amount of the obligation.

        Provisions are measured at the directors' best estimate of the expenditure required to settle the obligation at the reporting date and are discounted to present value where the effect is material.

        When the group expects some or all of a provision to be reimbursed, for example, under an insurance contract, the reimbursement is recognised as a separate asset, but only when the reimbursement is virtually certain. The expense relating to any provision is presented in the income statement net of any reimbursement.

Leases

        The determination of whether an arrangement is, or contains, a lease is based on the substance of the arrangement at inception date, whether fulfilment of the arrangement is dependent on the use of a

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

specific asset or assets or the arrangement conveys a right to use the asset, even if that right is not explicitly specified in an arrangement.

Group as a lessee

        Leases where the lessor retains a significant portion of the risks and benefits of ownership of the asset are classified as operating leases and rentals payable are charged in the income statement on a straight line basis over the lease term.

        Benefits received and receivable as an incentive to sign an operating lease are recognised on a straight line basis over the lease term.

Foreign currency transactions and balances

        Each company in the group determines its own functional currency and items included in the financial statements of each entity are measured using the functional currency.

Transactions and balances

        Transactions in foreign currencies are initially recorded by the group entities at their respective functional currency spot rates at the date the transaction first qualifies for recognition.

        Monetary assets and liabilities denominated in foreign currencies are retranslated at the functional currency spot rate of exchange at the reporting date.

        All differences arising on settlement or translation of monetary items are taken to the income statement. Tax charges and credits attributable to exchange differences on those monetary items are also recorded in the income statement.

        Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rates as at the dates of the initial transactions. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined. The gain or loss arising on retranslation of non-monetary items is treated in line with the recognition of gain or loss on change in fair value of the item (i.e. translation differences on items whose fair value gain or loss is recognised in other comprehensive income or the income statement, are also recognised in other comprehensive income or income statement, respectively).

Group companies

        On consolidation, the assets and liabilities of group companies with a non-US dollar reporting currency are translated into US dollars at the rate of exchange prevailing at the reporting date and their income statements are translated at exchange rates prevailing at the dates of the transactions. The exchange differences arising on translation for consolidation are recognised in other comprehensive income. On disposal of a foreign operation, the component of other comprehensive income relating to that particular foreign operation is recognised in the income statement.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

Delta Topco Option Scheme

Equity-settled transactions—Manager Shares and Manager Share Options

        Benefits arising to certain of the group's directors and senior management ("the Participants") under the Delta Topco Option Scheme ("the Option Scheme") in respect of the award of Manager Shares and Manager Share Options are accounted for as equity-settled transactions in accordance with IFRS 2 Share-based Payments.

        The Manager Shares and Manager Share Options have been accounted for as equity-settled transactions following a conclusion by the directors of the company during 2012 that an event under the Option Scheme that would trigger the vesting and/or exercise of Awards would occur and therefore the likely vesting period can now be determined. Prior to this the Manager Shares and Manager Share Options were accounted for as cash-settled transactions in accordance with the requirements of IFRS 2.

        The company measures the cost of equity-settled transactions with Participants in the Option Scheme by reference to the fair value at the date at which the award of Manager Shares and Manager Share Options are granted and is recognised as an expense over the vesting period, which ends on the date on which the relevant employees become fully entitled to the award. Fair value is determined by using an appropriate pricing model.

        In valuing equity-settled transactions, no account is taken of any vesting conditions, other than conditions linked to the price of the shares of the company (market conditions). No expense is recognised for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition which, provided that all other performance conditions are satisfied, are treated as vesting irrespective of whether or not the market condition is satisfied.

        At each balance sheet date before vesting, the cumulative expense is calculated, representing the extent to which the vesting period has expired and management's best estimate of the achievement or otherwise of non-market conditions, and of the number of equity instruments that will ultimately vest or, in the case of an instrument subject to a market condition, be treated as vesting, as described above. The movement in cumulative expense since the previous balance sheet date is recognised in the income statement, with a corresponding entry in equity.

        Where equity-settled transactions are deemed to have a fair value of nil, no expense is recognised.

        IFRS 2 requires that where any Participant in the Option Scheme has an employment or service contract with a subsidiary company, the equity-settled transaction expense relating to that Participant is recognised in either the operating subsidiary that is considered to benefit from the services provided by the Participant, or in the subsidiary that employs the Participant.

        Where the equity-settled transaction cost of the grant of Manager Shares and Manager Share Options to Participants is required to be recognised by a subsidiary company, IFRS 2 also requires that the cost be recognised by the company in its own financial statements, through recognition of a cost of investment in its subsidiaries equivalent to the charge taken in the accounts of the subsidiary companies.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

4 Accounting policies (Continued)

Loan Note Options

        The Manager Loan Note Options element of the Option Scheme is accounted for under the requirements of IAS 19 Provisions, contingent liabilities and contingent assets.

        Applying the provisions of IAS 19 requires the total expected benefit from the Manager Loan Note Options to be charged to the income statement on a straight-line basis over the vesting period, taking account of the probability that payment will be made by the company.

        The total expected benefit from the Manager Loan Note Options is determined based upon the fair value of the options, being the nominal value of the loan notes plus any accrued interest to date, recognised over the vesting period.

        The total expense for Manager Loan Note Options in respect of all Participants, regardless of whether they have an employment or service contract with a subsidiary company, is recognised by the company under IAS 19.

5 Changes in accounting policy

        Other than mentioned below, no other standards, interpretations and amendments which are effective for periods beginning on or after 1 January 2015 and which have not been adopted early, have had or are expected to have a material effect on the financial statements.

New standards, interpretations and amendments not yet effective

        The following newly issued but not yet effective standards, interpretations and amendments, which have not been applied in these financial statements, will or may have an effect on the group financial statements in future:

IFRS 9 Financial Instruments

        In July 2014, the IASB issued the final version of IFRS 9 Financial Instruments which introduces new requirements for classification and measurement, impairment, and hedge accounting. IFRS 9 is effective for annual periods beginning on or after 1 January 2018, with early application permitted. Retrospective application is required, but comparative information is not compulsory. The adoption of IFRS 9 will have an effect on the classification and measurement of the group's financial assets, but no impact on the classification and measurement of the group's financial liabilities.

IFRS 15 Revenue from Contracts with Customers

        IFRS 15 was issued in May 2014 and establishes a new five-step model that will apply to revenue arising from contracts with customers. Under IFRS 15 revenue is recognised at an amount that reflects the consideration to which an entity expects to be entitled in exchange for transferring goods or services to a customer. The principles in IFRS 15 provide a more structured approach to measuring and recognising revenue. The new revenue standard is applicable to all entities and will supersede all current revenue recognition requirements under IFRS. Either a full or modified retrospective application is required for annual periods beginning on or after 1 January 2018 with early adoption permitted. The group is currently assessing the impact of IFRS 15 and plans to adopt the new standard on the required effective date.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

5 Changes in accounting policy (Continued)

IFRS 16 Leases

        IFRS 16 was issued in January 2016 and establishes a single lease accounting model for lessee accounting where all leases, barring some minor exceptions for short term and low value leases, will be brought onto the Statement of Financial Position. The dual lease accounting model will remain for lessor accounting, which will remain largely in line with IAS 17. The new leasing standard is applicable to all entities and will supersede all current leasing requirements under IFRS. Either a full or modified retrospective application is required for annual periods beginning on or after 1 January 2019 with early adoption permitted if IFRS 15 Revenue from Contracts with Customers is also adopted. The group is currently assessing the impact of IFRS 16 and plans to adopt the new standard on the required effective date.

Amendments to IAS 16 and IAS 38: Clarification of Acceptable Methods of Depreciation and Amortisation

        The amendments clarify the principle in IAS 16 and IAS 38 that revenue reflects a pattern of economic benefits that are generated from operating a business (of which the asset is part) rather than the economic benefits that are consumed through use of the asset. As a result, a revenue-based method cannot be used to depreciate property, plant and equipment and may only be used in very limited circumstances to amortise intangible assets. The amendments are effective prospectively for annual periods beginning on or after 1 January 2016, with early adoption permitted. These amendments are not expected to have any impact on the group given that the group has not used a revenue-based method to depreciate its non-current assets.

6 Judgements and key sources of estimation uncertainty

        The preparation of consolidated historical financial information requires management to make judgements, estimates and assumptions that affect the reported amounts of revenue, expenses, assets and liabilities and the disclosures of contingent liabilities, at the end of the reporting period. However, uncertainty about these assumptions and estimates could result in outcomes that require a material adjustment to the carrying amount of the asset or liability affected in future periods.

Judgements

        In the process of applying the group's accounting policies management have made certain judgements which are considered to have a significant effect on the amounts recognised in the consolidated historical financial information:

Determination of cash-generating units

        The group tests whether goodwill has suffered any impairment in accordance with the accounting policy stated. Management exercises judgement when determining the identity of cash-generating units or groups of cash-generating units and how goodwill and any corporate assets will be allocated to them. For details of the cash-generating units and groups of cash-generating units (see note 17).

Option Scheme

        The ultimate cost and related obligation arising from the elements of the Option Scheme is dependent on the occurrence and timing of exit events that could trigger full vesting. Management

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

6 Judgements and key sources of estimation uncertainty (Continued)

exercises judgement when considering the likelihood of such exit events in determining the amount charged and obligation to be recorded (see note 31).

Trade receivables

        Management identifies impairment of trade receivables on an ongoing basis. An impairment allowance in respect of doubtful debts is raised against trade receivables when their collectability is considered to be doubtful. Management believe that the impairment adjustment is conservative and there are no significant trade receivables that are doubtful and have not been impaired or allowance provided for. In determining whether a particular receivable could be doubtful, the age, customer current financial status and disputes with the customer are taken into consideration.

Estimates and assumptions

        At the statement of financial position date, the key assumptions concerning the future and other key sources of estimation uncertainty that represent a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

Impairment of non-financial assets

        An impairment exists when the carrying value of an asset or cash-generating unit exceeds its recoverable amount, which is the higher of its fair value less costs to sell and its value in use. The fair value less costs to sell calculation is based on available data from binding sales transactions in arm's length transactions of similar assets or observable market prices less incremental costs for disposing of the asset, whereas the value in use calculation is based on a discounted cash flow model. The key assumptions used to determine the recoverable amount for the different cash-generating units, including sensitivity analysis, are further explained in note 17.

Option Scheme

        Key estimates with regard to the accounting for the Option Scheme include, but are not limited to, the likelihood of an exit event occurring, the timing of an exit event, the ongoing qualification of plan members to benefit from Awards and the likelihood of a restructure of loan notes ahead of an exit event. There is considerable uncertainty in respect of the assumptions which underpin each of these estimates.

Taxation

        Deferred tax assets are recognised for all unused tax losses to the extent that it is probable that taxable profit will be available against which the losses can be utilised. Significant management judgement is required to determine the amount of deferred tax assets that can be recognised, based upon the likely timing and the level of future taxable profits together with future tax planning strategies.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

7 Revenue

        The table below analyses the group revenue for the year from continuing operations, representing invoiced amounts stated net of value added tax. The company has no sales activity.

	2015	2014	2013
	$ 000	$ 000	$ 000
Commercial rights exploitation	1,442,407	1,417,563	1,373,690
Services rendered	233,380	259,800	241,546
Other revenues	21,583	24,678	23,351

Total revenue	1,697,370	1,702,041	1,638,587

        The group's revenue from commercial rights' exploitation includes income generated from the exploitation of commercial rights related to the Championship and its events, and includes income from media rights, race promotion fees and advertising and sponsorship. Services rendered includes income generated from the sale of premium event hospitality, freight and travel services, and television production and post-production activities.

        The group is exempt from the requirements of IFRS 8 to disclose segmental information.

8 Other gains and losses

        The analysis of the group's other gains and losses for the year is as follows:

	2015	2014	2013
	$ 000	$ 000	$ 000
(Loss)/gain on disposal of property, plant and equipment	(126)	31	(67)

9 Operating profit

        Arrived at after charging/(crediting)

	2015	2014	2013
	$ 000	$ 000	$ 000
Depreciation	3,170	3,999	5,497
Amortisation	16,022	16,020	16,014
Foreign exchange losses/(gains)	3,127	4,252	(672)
Operating leases—property rentals	1,962	2,536	1,962
Operating leases—plant and machinery rentals	2,491	2,825	2,041
Operating leases—other rentals	225	147	—

10 Non-GAAP measures

        The group, its board of directors and its Chief Operating Decision Maker use various non-GAAP measures as key indicators of performance and use them, in conjunction with others, to assess business performance and to make decisions about allocating resources across the group.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

10 Non-GAAP measures (Continued)

Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses

        The group considers the Adjusted EBITDA measure, which is defined as operating profit adjusted to exclude certain specific, and largely non-cash items, to be an important indicator of the operational strength and performance of the business, which allows better comparison of results against prior periods and aids the understanding of underlying performance. In determining Adjusted EBITDA, specific items are excluded from the GAAP measures of cost of sales and administrative expenses, resulting in the identification of alternative non-GAAP measures called Adjusted Cost of Sales and Selling, General and Administrative Expenses.

        As Adjusted EBITDA, Adjusted Cost of Sales and Selling, General and Administrative Expenses are non-GAAP measures, accordingly they should be considered in addition to, but not as a substitute for other GAAP-based measures such as operating profit, cost of sales and administrative expenses.

        The specific items excluded from operating profit to measure Adjusted EBITDA include depreciation and amortisation charges, amortisation charges for historic contractual payments which were fully cash settled in past periods, stock-based compensation expenses of the Delta Topco Option Scheme, exceptional and advisory costs related to the group's ownership or capital structure.

        Those items have been identified in the notes 10 (a), (b) and (c) below which address the calculation of Adjusted Cost of Sales, Selling, General, and Administrative Expenses and Adjusted EBITDA, and reconcile the measures back to cost of sales, administrative expenses and operating profit.

Net External Finance Costs

        The notes also include, at 10 (d) and 10 (e) disclosure of other specific non-cash items related to the group's financing arrangements which are excluded from the measurement of Net Finance Costs, which is another non-GAAP measure used by the group and other stakeholders to assess its ability to continue to service its debt obligations. The measure excludes movements in mark to market values of derivatives and the separately disclosed non-cash PIK interest on the group's shareholder loan notes as shown in note 10 (f).

Adjusted TSB

        In addition to holding shares the group's shareholders also own an equivalent proportion of shareholder loan notes (see note 25). Therefore, when analysing the group's results and their impact on shareholders it is necessary to consider returns on their combined holding of both shares and loan notes, and so in order to facilitate such an analysis the group utilises a performance measure called Adjusted Total Shareholder Benefit ("Adjusted TSB").

        Adjusted TSB represents the group's cash net income, and is derived by deducting depreciation, income taxes and Net External Finance Costs from the Adjusted EBITDA measure, which in turn has already eliminated certain specific items and other non-cash items which impact the group's financial performance, as explained above. This provides a basis to assess the aggregate performance of the group as Adjusted TSB is economically comparable to "total earnings" adjusted to reflect the group's capital structure and the various non-cash charges.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

10 Non-GAAP measures (Continued)

Cash Flow Available for Debt Service

        The group analyses cash flow using a measure known as Cash Flow Available for Debt Service. This measures the group's performance in generating cash to service debt and make distributions to shareholders, and is determined by deducting capital expenditure from net cash flows from operating activities.

(a)   Adjusted Cost of Sales

        Adjusted Cost of Sales is defined as cost of sales adjusted for the specific items included within cost of sales as discussed above. This measure is non-GAAP in nature and the table below reconciles it to cost of sales.

	2015	2014	2013
	$ 000	$ 000	$ 000
Cost of sales	1,166,974	1,158,621	1,105,635
Less: Team payment fee amortisation	(20,385)	(20,197)	(20,573)
Less: Championship rights' prepayment amortisation	(3,210)	(3,210)	(3,210)
Less: Other contractual payment amortisation	(3,762)	(3,762)	(3,762)

Adjusted Cost of Sales	1,139,617	1,131,452	1,078,090

        In 2012 and 2013 a subsidiary company made payments totalling $163.1 million to the teams competing in the Championship in connection with the terms under which they had agreed to continue to participate in the Championship seasons falling in the period 2013 to 2020. Whilst these payments were cash paid at the time, the fees are being amortised to the Income Statement over the period 2013 to 2020 at $20.4 million per annum, as a charge to team payments, with the charges being taken evenly on an event by event basis during each year in the period. Variances in 2014 and 2013, reflect initially higher amortisation charges in 2013 before final costs were known and a subsequently lower charge in 2014 to adjust for the correct cumulative amortisation.

        The prepayment for Championship rights' represents amounts paid by a subsidiary company in prior periods to acquire, from the Federation Internationale de l'Automobile ("the FIA"), the commercial interests in the Championship for a 100 year period beginning on 1 January 2011 and ending 31 December 2110 (see note 21). Again, whilst the amounts were cash paid in 2001, the group only began to amortise this asset to the Consolidated Income Statement when the rights were brought into use on 1 January 2011. An annual amortisation charge is being taken to the Income Statement of $3.2 million per annum.

        Other charges represent additional amortisation charges taken to the Income Statement in respect of other historic cash-settled transactions relating to other long term contractual arrangements agreed in 2014. These charges are also being amortised over the period to which the underlying contractual commitments relate at an annual charge of $3.8m per annum.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

10 Non-GAAP measures (Continued)

(b)   Selling, General and Administrative Expenses

        Selling, General and Administrative Expenses is defined as administrative expenses adjusted for the specific items within administrative expenses which are discussed above. This measure is non-GAAP in nature and the table below reconciles it to administrative expenses.

	2015	2014	2013
	$ 000	$ 000	$ 000
Administrative expenses	212,817	189,739	116,085
Less: Depreciation of property, plant and equipment (note 16)	(3,170)	(3,999)	(5,497)
Less: Amortisation of intangible assets (note 17)	(16,022)	(16,020)	(16,014)
Less: Delta Topco Option Scheme charge (note 31)	(98,265)	(76,020)	(6,064)
Less: Advisory, professional and other fees	—	(4,386)	(6,186)
Less: Reclassification of cumulative foreign currency exchange differences	(1,348)	—	—

Selling, General and Administrative Expenses	94,012	89,314	82,324

        Amortisation of intangible assets includes amortisation that relates to various customer and supplier relationships acquired in 2006, and which are being amortised evenly over their useful economic life of 20 years. The charge also includes amortisation that relates to Formula1.com website traffic, which was acquired in 2002 and is being amortised over its useful economic life of 20 years.

        Accounting charges are taken in each period in respect of the Group's stock-based compensation plan, the Delta Topco Option scheme (see note 31), and these are essentially non-cash in nature. Varying charges on an annual basis were driven by changing assumptions on the likely vesting period of awards, as discussed in note 31.

        As discussed in note 25, a significant financing exercise took place in August 2014, part of the aim of which was to secure external debt facilities capable of surviving an IPO, and which led the group to incur certain advisory fees. These prior year fees were collectively treated as specific items in line with similar costs incurred in 2012 and 2013 in respect of advisory and other fees incurred in preparing for a potential IPO and making revisions to the group's capital structure.

        The reclassification of cumulative foreign currency exchange differences arising on the disposal of a foreign currency subsidiary in 2015 resulted from a loss arising on consolidation following the disposal of Gamma Topco Limited. No profit or loss arose in the books of its immediate parent company, Omega Holdings Limited, but a loss of $1.3m arose in the consolidation from the reclassification of cumulative foreign currency exchange differences from the foreign currency translation reserve to the Income Statement in accordance with the application of the group's accounting policy on "Foreign currency transactions and balances".

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

10 Non-GAAP measures (Continued)

(c)   Adjusted EBITDA

        As noted the Adjusted EBITDA measure is provided to assist in analysing the underlying performance of the group. The measure is non-GAAP in nature and the table below reconciles its calculation to operating profit, taking into account the items discussed in notes 10 (a) and (b).

	2015	2014	2013
	$ 000	$ 000	$ 000
Operating profit	317,453	353,712	416,800
Add: Amortisation of intangible assets (note 17)	16,022	16,020	16,014
Add: Depreciation of property, plant and equipment (note 16)	3,170	3,999	5,497

EBITDA	336,645	373,731	438,311
Team payment fee amortisation (note 10(a))	20,385	20,197	20,573
Championship rights' prepayment amortisation (note 10(a))	3,210	3,210	3,210
Other contractual payment amortisation (note 10(a))	3,762	3,762	3,762
Delta Topco Option scheme charge (note 10 (b))	98,265	76,020	6,064
Advisory, professional and other fees (note 10(b))	—	4,386	6,186
Reclassification of cumulative foreign currency exchange differences	1,348	—	—

Adjusted EBITDA	463,615	481,306	478,106

(d)   Specific items included within finance costs

        Finance costs include certain non-cash elements as shown in the table and discussed below.

	2015	2014	2013
	$ 000	$ 000	$ 000
Financing costs relating to the net loss on revaluation of derivatives (note 11)	4,235	21,664	—
Amortisation of finance fees (note 11)	1,603	131,699	5,071

	5,838	153,363	5,071

        Financing costs relating to the net loss on revaluation of derivative instruments represent the loss recognised in the Income Statement in respect of the revaluation of financial instruments, principally interest rate swaps, to reflect the non-cash movement in their mark to market valuation between balance sheet dates. The group has not opted to account for these financial instruments as accounting hedges as allowed under IFRS, and therefore the instruments are stated at their fair value at each balance sheet date.

        Charges related to finance fees incurred in connection with the group's external bank loans are amortised over the period of the related loans. The charge in the year is $130.1m lower than the significant charge required to be taken in the prior year (2014-$131.7m) as a result of the refinancing that took place in 2014 (see note 25). That exercise saw unamortised fees of $15.0m in relation to the private high yield loan notes raised in 2012, and $21.0m in relation to the Senior Loan facilities both written off in full and $90.8m of fees incurred in amending and extending the Senior Loan facilities and redeeming the private high yield loans.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

10 Non-GAAP measures (Continued)

(e)   Shareholder loan interest

	2015	2014	2013
	$ 000	$ 000	$ 000
Non-cash payment in kind interest on shareholder loan notes (note 11)	395,401	366,425	351,002

        Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder (see note 25). Non-cash payment in kind interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year. The interest costs are excluded from the calculation of Net External Finance Costs.

(f)    Net External Finance Costs

        Net External Finance Costs is defined as net finance income and finance costs, adjusted for the non-cash mark to market movements in derivatives and amortisation of finance fees. The measure is non-GAAP in nature and the table below reconciles it to items on the Income Statement and specific items discussed in note 10 (d) above.

	2015	2014	2013
	$ 000	$ 000	$ 000
Finance income (note 11)	1,940	3,222	5,230
Finance costs (note 11)	(675,429)	(749,681)	(567,653)
Add: Non-cash payment in kind interest on shareholder loan notes (note 10 (e))	395,401	366,425	351,002
Add: Net loss on revaluation of derivatives (note 10 (d))	4,235	21,664	—
Add: Amortisation of finance fees (note 10 (d))	1,603	131,699	5,071

Net External Finance Costs	(272,250)	(226,671)	(206,350)

(g)   Adjusted Total Shareholder Benefit pre specific items

        Adjusted TSB is a measure of the group's cash net income, and is defined as Adjusted EBITDA less depreciation, income taxes and Net External Finance Costs. The measure is non-GAAP in nature and the table below reconciles it to Adjusted EBITDA and other items discussed in notes 10 and 15.

        Excluding the impact of specific items, the table below shows the calculation of Adjusted TSB.

	2015	2014	2013
	$ 000	$ 000	$ 000
Adjusted EBITDA (note 10 (c))	463,615	481,306	478,106
Depreciation of property, plant and equipment (note 16)	(3,170)	(3,999)	(5,497)
Current income tax expense (note 15)	(6,647)	(12,482)	(14,692)
Net External Finance Costs (note 10 (f))	(272,250)	(226,671)	(206,350)

Adjusted Total Shareholder Benefit	181,548	238,154	251,567

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

10 Non-GAAP measures (Continued)

(h)   Cash Flow Available for Debt Service

        Cash Flow Available for Debt Service is defined as cash flows from operating activities less capital expenditure. The measure is non-GAAP in nature and the table below reconciles it to items on the face of the Consolidated Statement of Cash Flows.

	2015	2014	2013
	$ 000	$ 000	$ 000
Cash generated from operations	497,578	409,062	338,951
Income taxes paid	(6,123)	(14,011)	(15,843)
Specific Advisory, professional and other fees (note 10 (b))	—	4,386	6,186
Cash outflow from capital expenditure	(1,405)	(1,500)	(3,030)

Cash Flow Available for Debt Service	490,050	397,937	326,264

11 Finance income and costs

	2015	2014	2013
	$ 000	$ 000	$ 000
Finance income
Interest income on bank deposits	1,054	881	1,333
Net gain on derivatives	—	—	1,789
Other finance income	346	370	762
Finance lease income	540	1,971	1,346

Total finance income	1,940	3,222	5,230

Finance costs
Amortisation of finance fees	(1,603)	(131,699)	(5,071)
Bank and loan interest	(230,635)	(209,613)	(210,159)
Non-cash payment in kind interest on shareholder loan notes	(395,401)	(366,425)	(351,002)
Other finance costs	(131)	(94)	(100)
Net loss on derivatives	(4,235)	(21,664)	—
Interest on derivatives	(43,424)	(20,186)	(1,321)

Total finance costs	(675,429)	(749,681)	(567,653)

Derivatives

        During 2013 the group entered into four interest rate swaps with termination dates of 30th June 2016. During 2014 these swaps were amended and extended and a further eight new interest rate swaps were entered into such that all interest rate swaps now terminate on the 31st December 2019. The interest rate swaps are not designated hedges, being used to manage floating interest rate exposure on $2,700.0m (65%) of the group's external debt, all of which has floating rate interest terms.

        During 2014 the group entered into new foreign exchange forward contracts and options which mature over the period to September 2018. These derivatives were not designated as hedges but were used to manage some of the group's foreign currency transaction exposures.

        The net loss on derivatives represents movement in the fair value of these interest rate swaps and foreign exchange forward contracts and options.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

12 Staff costs

        The aggregate payroll costs (including directors' remuneration) were as follows:

	2015	2014	2013
	$ 000	$ 000	$ 000
Wages and salaries	46,689	47,480	44,359
Social security costs	4,904	5,325	5,120
Pension costs—defined contribution scheme	2,736	2,535	2,035

	54,329	55,340	51,514
Share-based payment and loan note option expenses (see notes 10 and 31)	98,265	76,020	6,064

	152,594	131,360	57,578

        The average number of persons employed (including executive directors) during the year, analysed by category, was as follows:

	2015	2014	2013
	No.	No.	No.
Management and administration	116	124	127
Technical	241	227	211
Executive directors	3	2	3

	360	353	341

13 Directors' remuneration

        The directors' remuneration for the year, including that paid in the period served by the executive who acted as a director for only part of the year, was as follows:

	2015	2014	2013
	$ 000	$ 000	$ 000
Remuneration	5,544	4,648	10,278
Contributions paid to money purchase schemes	229	246	264

	5,773	4,894	10,542

        The directors' remuneration above represents remuneration for services to the group paid to 2 executive directors who served throughout the year (2014—2, 2013—3) and remuneration paid to a third executive for services to the group earned only in the period of the year when they were serving as a director of the company (2014—1, 2013—Nil). Remuneration also includes directors' fees paid to seven additional non-executive directors (2014—9, 2013—8).

        The other directors who served the group during the period received no emoluments for their services.

        During the year no directors who are Participants in the Delta Topco Option Scheme were granted further Awards (2014—Nil, 2013—Nil), and no directors exercised elements of their Awards (2014—4, 2013—4). The group made contributions to money purchase pension schemes on behalf of two of the executive directors (2014—2, 2013—2).

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

13 Directors' remuneration (Continued)

        The highest paid director received aggregate emoluments during the period of $1,642,575 (2014—$1,645,131, 2013—$5,260,711).

14 Auditor's remuneration

	2015	2014	2013
	$ 000	$ 000	$ 000
Audit of the financial statements	26	28	33
Audit of the financial statements of subsidiaries	627	791	707

	653	819	740

Other fees paid to auditor
Tax advisory services	530	1,020	930
Corporate finance services	—	—	47
Other non-audit services	198	51	—

	728	1,071	977

15 Taxation

        Tax charged/(credited) in the income statement

	2015	2014	2013
	$ 000	$ 000	$ 000
Current taxation
Other tax	—	—	66
Foreign tax	6,647	12,590	15,363
Foreign tax adjustment to prior periods	—	(108)	(737)

	6,647	12,482	14,692

Deferred taxation
Arising from origination and reversal of temporary differences	(112)	(6,369)	617
Arising from write-down or reversal of write-down of deferred tax asset	—	—	4,249

Total deferred taxation	(112)	(6,369)	4,866

Tax expense in the income statement	6,535	6,113	19,558

        The group's results are primarily earned in the UK and therefore the UK standard rate of corporation tax has been used in the reconciliation of the current tax charge. The tax assessed for the year is higher than the standard rate of corporation tax in the UK (2014 and 2013-higher than the standard rate of corporation tax in the UK) of 20.25% (2014—21.49%, 2013—23.25%).

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

15 Taxation (Continued)

        The differences are reconciled below:

	2015	2014	2013
	$ 000	$ 000	$ 000
Loss before tax	(356,036)	(392,747)	(145,623)

Corporation tax at standard rate	(72,086)	(84,414)	(33,855)
Effect of revenues exempt from taxation	(158,740)	(157,566)	(79,767)
Effect of expense not deductible in determining taxable loss	196,090	204,809	91,855
Loss on disposal of investment	273	—	—
Deferred tax not recognised in respect of unrelieved tax losses	48,026	41,084	24,090
Deferred tax not recognised in respect of other temporary differences	(13,485)	(8,263)	(3,535)
Effect of other permanent differences	—	(499)	510
Effect of foreign taxes	6,457	10,734	15,417
Deferred tax expense relating to changes in tax rates or laws	—	308	609
Effect of adjustments relating to prior periods	—	(80)	4,234

Total tax charge	6,535	6,113	19,558

        During the year the main rate of UK corporation tax reduced from 21% to 20% effective 1 April 2015. Following the UK Budget of 8 July 2015, it was announced that the main rate of UK corporation tax would reduce to 19% effective 1 April 2017 and 18% effective 1 April 2020. This was substantively enacted on 26 October 2015 in Finance No.2 Bill 2015. As such, the deferred tax balances in the year have been recognised at 18%, being the rate at which they are expected to unwind.

Deferred tax

Deferred tax assets and liabilities

	Asset	Liability	2015 Net	Asset	Liability	2014 Net
	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000
Derivatives	8,832	—	8,832	5,713	—	5,713
Other temporary differences	(2,968)	—	(2,968)	39	—	39

	5,864	—	5,864	5,752	—	5,752

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

15 Taxation (Continued)

Deferred tax movement during the year

	Derivatives	Other items	Net tax assets/ (liabilities)
	$ 000	$ 000	$ 000
At 1 January 2013	—	4,351	4,351
Recognised in income	(617)	(4,249)	(4,866)
Recognised in other comprehensive income	—	(102)	(102)

At 31 December 2013	(617)	—	(617)
Recognised in income	6,330	39	6,369

At 31 December 2014	5,713	39	5,752
Recognised in income	3,119	(3,007)	112

At 31 December 2015	8,832	(2,968)	5,864

        There are $740.5m of deductible temporary differences (2014—$313.2m, 2013—$359.1m) and $979.4m of unused tax losses (2014—$742.8m, 2013—$552.7m) for which no deferred tax asset is recognised in the Statement of Financial Position. No deferred tax asset has been recognised in respect of these amounts as the relevant subsidiaries are not expected to generate sufficient taxable profits against which the amounts could be offset in the foreseeable future, nor can they be used to offset taxable profits in other group companies.

        At 31 December 2015, there was no recognised deferred tax liability (2014—$Nil, 2013—$Nil) for taxes that would be payable on the unremitted earnings of certain of the group's subsidiaries. In the event of any future payment of intra-group dividends no withholding tax would fall due and the dividend would not be taxable in the hands of the group companies receiving such dividends.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

16 Property, plant and equipment

	Leasehold improvements	Plant, machinery and vehicles	Furniture, fittings and equipment	Aircraft	Total
	$ 000	$ 000	$ 000	$ 000	$ 000
Cost or valuation
At 1 January 2014	12,645	57,812	4,733	14,766	89,956
Additions	—	1,224	276	—	1,500
Disposals	—	(4,749)	(43)	—	(4,792)
Foreign exchange movements	(730)	(2,789)	(305)	(852)	(4,676)

At 31 December 2014	11,915	51,498	4,661	13,914	81,988
Additions	—	1,186	219	—	1,405
Disposals	—	(3,152)	(190)	—	(3,342)
Foreign exchange movements	(576)	(2,162)	(251)	(673)	(3,662)

At 31 December 2015	11,339	47,370	4,439	13,241	76,389

Depreciation
At 1 January 2014	12,645	47,252	3,512	10,766	74,175
Charge for year	—	3,104	368	527	3,999
Eliminated on disposal	—	(4,668)	(36)	—	(4,704)
Foreign exchange movements	(730)	(2,352)	(253)	(649)	(3,984)

At 31 December 2014	11,915	43,336	3,591	10,644	69,486
Charge for the year	—	2,370	316	484	3,170
Eliminated on disposal	—	(2,950)	(181)	—	(3,131)
Foreign exchange movements	(576)	(1,840)	(208)	(528)	(3,152)

At 31 December 2015	11,339	40,916	3,518	10,600	66,373

Carrying amount
At 31 December 2015	—	6,454	921	2,641	10,016

At 31 December 2014	—	8,162	1,070	3,270	12,502

At 1 January 2014	—	10,560	1,221	4,000	15,781

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

17 Intangible assets

	Goodwill	Other intangible assets	Total
	$ 000	$ 000	$ 000
Cost or valuation
At 1 January 2014	4,038,896	319,335	4,358,231
Additions	—	75	75
Foreign exchange movements	—	(22)	(22)

At 31 December 2014	4,038,896	319,388	4,358,284
Additions	—	20	20
Foreign exchange movements	—	(20)	(20)

At 31 December 2015	4,038,896	319,388	4,358,284

Amortisation
At 1 January 2014	—	122,054	122,054
Amortisation charge	—	16,020	16,020
Foreign exchange movements	—	(10)	(10)

At 31 December 2014	—	138,064	138,064
Amortisation charge	—	16,022	16,022
Foreign exchange movements	—	(10)	(10)

At 31 December 2015	—	154,076	154,076

Carrying amount
At 31 December 2015	4,038,896	165,312	4,204,208

At 31 December 2014	4,038,896	181,324	4,220,220

At 1 January 2014	4,038,896	197,281	4,236,177

        The table below shows the carrying value of individual intangible assets as at 31 December 2015:

	Goodwill	Other intangibles	Total
	$ 000	$ 000	$ 000
Goodwill on acquisition of Alpha Topco Limited	3,982,218	—	3,982,218
Goodwill on acquisition of GP2	56,678	—	56,678
Customer and supplier relationships	—	161,705	161,705
Formula1.com website traffic	—	3,400	3,400
Other	—	207	207

	4,038,896	165,312	4,204,208

Individually material intangible assets

Goodwill on acquisition of Alpha Topco Limited

        The goodwill balance relates to goodwill (originally of $5,339.3m) arising when the company acquired 100% of the ordinary share capital of Alpha Topco Limited on 24 November 2006. Following

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

17 Intangible assets (Continued)

the adoption of IFRS the goodwill is considered to have an indefinite useful economic life, with the carrying value of $4.0bn representing the amortised cost under UK GAAP as at the date of adoption of IFRS on 1 January 2012. No impairment has arisen subsequently.

Goodwill on acquisition of GP2

        Goodwill relates to the acquisition by Gamma Topco Limited on 31 August 2007 of GP2 Motorsport Limited and GP2 Limited, being the GP2 group of companies. $49.0m of goodwill arose on the initial acquisition, with an additional $20.5m arising from the payment of subsequent contingent consideration. Following the adoption of IFRS the goodwill is considered to have an indefinite useful economic life, with the carrying value of $56.7m representing the amortised cost under UK GAAP as at the date of adoption of IFRS on 1 January 2012. No impairment has arisen subsequently.

Customer and supplier relationships

        This intangible asset relates to various customer and supplier relationships acquired on 31 May 2006. The customer and supplier relationships included (but were not limited to) circuit rights' agreements with promoters and an agreement to use trademarks in marketing the Formula One Global Partner programme. The group considers the useful economic life of the customer relationships to be 20 years, and therefore the asset is being amortised evenly over that period from acquisition, with the remaining amortisation period at 31 December 2015 being 10 years 5 months (2014-11 years 5 months). No impairment is considered to have arisen to date.

Formula1.com website traffic

        This intangible asset represents Formula1.com website traffic acquired in 2002. The asset represents the market and customers who used the website when the group took over its operation, and is being amortised over its useful economic life of 20 years, with the remaining amortisation period at 31 December 2015 being 8 years (2014-9 years). No impairment is considered to have arisen to date.

Impairment testing of goodwill

        Goodwill acquired through business combinations has been allocated for impairment test purposes to cash-generating units or groups of cash-generating units ("CGUs") as follows:

  •
  The Alpha CGU includes the activities of Formula One World Championship Limited ("FOWC"), the current commercial rights holder ("CRH") to the Championship.

  •
  The Beta CGU sub-licenses certain rights related to the Championship from the CRH, but in addition acquires advertising, hospitality and other rights associated with individual Championship events from race promoters (the "Circuit Rights").

  •
  The Omega cash-generating unit is the group which owns, operates and manages the GP2 Series™ and the GP3 Series™.

        These represent the lowest levels within the group at which goodwill is monitored for internal management purposes.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

17 Intangible assets (Continued)

Alpha, Beta and Omega CGUs

        In each case the recoverable amount of the Alpha CGU, the Beta CGU and the Omega CGU has been assessed with reference to the value in use ("VIU") basis. As in each case the VIU has resulted in a value that is higher than the carrying amount of the relevant CGU, no assessment of the fair value less costs to sell is required, and no impairment is considered to have arisen.

	Alpha	Beta	Omega	Total
	$ 000	$ 000	$ 000	$ 000
Carrying value at 31 December 2015 and 31 December 2014	2,879,845	1,102,373	56,678	4,038,896

Key assumptions used in value in use calculations

        In all cases the calculation of VIU is most sensitive to three key assumptions being (i) the EBITDA forecasts used, (ii) the growth rate used to extrapolate cash flows beyond the relevant forecast period and (iii) the discount rates applied.

        The forecasts for the Alpha and Beta CGUs project EBITDA out to 2025. Though this represents a period five years longer than the five year period recommended, management considers the forecast period reasonable given the nature of the business and the significant level of revenue already under contract for those years. For the Omega CGU the directors consider the EBITDA forecasts used in the VIU calculations for the five year period 2016-2020 in line with the guidance in the relevant accounting standard, and likewise represent a prudent estimate of future results based on past experience and expected future revenue from current contracts. Post 2025 for the Alpha and Beta CGUs, and post 2020 for the Omega CGU, management have applied the long-term average growth rate in the United Kingdom of 2.25% to each of the CGUs, which management considers to be appropriate, although conservative, based on the group's historic experience and the global nature of its business activities.

        Discount rates apply management's estimate of weighted average cost of capital ("WACC") of each CGU, as these are considered to be the most appropriate discount rate for the VIU calculation. The rates applying to the relevant periods are:

	Alpha	Beta	Omega
	%	%	%
WACC as at 31 December 2015	7.88	7.88	6.93
WACC as at 31 December 2014	8.10	8.11	7.52

Sensitivity to changes in assumptions

        The directors have not identified any change or reasonable alternative assumptions which if applied to the VIU calculation would result in the carrying amount of any of the CGUs exceeding their recoverable amounts.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

18 Investments

Details of undertakings

        Details of the investments in which the company holds 20% or more of the nominal value of any class of share capital are as follows (*indicates investment is held by a subsidiary undertaking):

Undertaking	Country of incorporation	Holding	Proportion of voting rights and shares held	Principal activity
Subsidiary undertakings
Allsport Management SA*	Switzerland	Ordinary shares	100%	Non-trading
Alpha D2 Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Alpha Prema UK Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Alpha Topco Limited*	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company
Beta D3 Limited*	England and Wales	Ordinary shares	100%	Financing company
Beta Holdings Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Delta 2 (Lux) S.à r.l.*	Luxembourg	Ordinary shares	100%	Intermediate holding company
Delta 3 (UK) Limited*	England and Wales	Ordinary shares	100%	Intermediate holding company
Delta Debtco Limited	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company
Formula One Administration Limited*	England and Wales	Ordinary shares	100%	Intellectual property ownership
Formula One Asset Management Limited*	England and Wales	'A' Ordinary shares	100%	Intellectual property ownership
Formula One Digital Media Limited*	England and Wales	Ordinary shares	100%	Digital media exploitation
Formula One Hospitality and Event Services Limited*	England and Wales	Ordinary shares	100%	Formula 1® hospitality and event services
Formula One Licensing BV*	Netherlands	Ordinary shares	100%	Intellectual property ownership
Formula One Management Limited*	England and Wales	Ordinary shares	100%	Formula 1® management, administrative and technical services
Formula One Marketing Limited*	England and Wales	Ordinary shares	100%	Sale of Formula 1® related advertising and other event rights
Formula One Marketing II Limited*	England and Wales	Ordinary shares	100%	Sale of Formula 1® related advertising and other event rights
Formula One World Championship Limited*	England and Wales	Ordinary shares	100%	Formula One® commercial rights exploitation
GP2 Limited*	British Virgin Islands	Ordinary shares	100%	Motorsport commercial rights exploitation
GP2 Motorsport Limited*	England and Wales	Ordinary shares	100%	Motorsport management, administration and organisation
GP2 Trade Marks Limited*	England and Wales	Ordinary shares	100%	Intellectual property ownership
Omega Group Holdings Limited*	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company
SLEC Holdings Limited*	Jersey (The Channel Islands)	Ordinary shares	100%	Intermediate holding company

        On 18 May 2015 the group transferred six subsidiaries, Beta Principal Limited, Beta Operations Limited, Beta Topco 1 Limited, Beta Topco 2 Limited, Speed Investments Limited and Gamma Topco Limited to Ms Sacha Woodward Hill, a director of the company. The disposals were a preliminary step to the liquidation of the companies on 17 July 2015.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

19 Other financial assets and liabilities

	2015	2014
	$ 000	$ 000
Non-current other financial assets
Derivatives	4,816	2,559

	2015	2014
	$ 000	$ 000
Current financial assets
Derivatives	1,550	394

	2015	2014
	$ 000	$ 000
Non-current other financial liabilities
Derivatives	1,116	22,506

	2015	2014
	$ 000	$ 000
Current other financial liabilities
Derivatives	29,338	—

Derivatives

        During 2013 the group entered into four interest rate swaps with termination dates of 30th June 2016. During 2014 these swaps were amended and extended and a further eight new interest rate swaps were entered into such that all interest rate swaps now terminate on the 31st December 2019. The interest rate swaps are not designated hedges, being used to manage floating interest rate exposure on $2,700.0m (65%) of the group's external debt, all of which has floating rate interest terms.

        During 2014 the group entered into new foreign exchange forward contracts and options which mature over the period to September 2018. These derivatives are not designated as hedges but are used to manage some of the group's foreign currency exposures.

20 Inventories

	2015	2014
	$ 000	$ 000
Finished goods and goods for resale	130	254

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

21 Trade and other receivables

	2015	2014
	$ 000	$ 000
Trade receivables	212,476	273,571
Provision for impairment of trade receivables	(23,517)	(8,878)

Net trade receivables	188,959	264,693
Receivables from related parties	731	5
Accrued income	10,205	15,576
Prepayments	505,374	499,581
Finance lease receivables	2,187	4,994
Other receivables	4,847	3,968
Other tax recoverable	3,967	6,821

	716,270	795,638
Less non-current prepayments	(436,759)	(466,293)

Total current trade and other receivables	279,511	329,345

        The fair value of those trade and other receivables classified as financial instrument loans and receivables is disclosed in note 32 "Financial instruments".

        The group's exposure to credit and market risks, including impairments and allowances for credit losses, relating to trade and other receivables is discussed in note 33 "Financial risk management and impairment of financial assets".

Details of non-current prepayments

        $436.8m (2014-$464.3m) of prepayments are classified as non-current. Non-current prepayments include amounts totalling $301.8m (2014-$305.0m) in respect of payments made to acquire the commercial interests in the Championship for a 100 year period beginning on 1 January 2011 and ending 31 December 2110. The payments are being amortised to the income statement over the 100 year period. Other amounts include payments made to the teams and the FIA in respect of various contractual commitments, and which are being amortised to the income statement in line with the underlying terms of the agreements to which they relate. Amounts totalling $3.2m will be amortised within the next 12 months and are included within the current prepayment balance.

        $Nil (2014-$2.0m) of finance lease receivables are classified as non-current.

22 Cash and cash equivalents and term deposits

	2015	2014	2013
	$ 000	$ 000	$ 000
Cash at bank and on hand	452,428	403,628	386,789
Short-term deposits	—	20,563	56,850

Cash and cash equivalents in statement of cash flows	452,428	424,191	443,639
Term deposits	—	—	50,000

Cash and cash equivalents and term deposits	452,428	424,191	493,639

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

22 Cash and cash equivalents and term deposits (Continued)

        The term deposits above are considered to be held-to-maturity financial assets as they have an initial maturity of three months or more.

Non-cash transactions excluded from the cash flow statement

	2015	2014	2013
	$ 000	$ 000	$ 000
Loan notes issued on exercise of Loan Note Options	—	(21,069)	(87,942)
Capitalised PIK interest	(395,551)	(359,433)	(351,002)
Non-cash movement on accrued interest	—	(31)	—
Amortisation of finance fees	(1,603)	(40,948)	(5,071)
FX revaluation of Euro denominated loan facility	4,904	6,485	(2,403)
FX revaluation of cash balances	7,189	7,749	2,517

	(385,061)	(407,247)	(443,901)

        On 31 December 2015, $395.6m of PIK interest was capitalised to shareholder loan balances (2014-$359.4m, 2013-$351.0m).

        During the year $1.6m (2014-$40.9m, 2013-$5.1m) of finance fees were amortised by the group.

        Offsetting the simple reclassification of loan instalment payments between those due within one year and those due after more than one year is the revaluation downwards by $4.9m of the €39.1m loan facility (2014-$6.5m downwards, 2013-$2.4m upwards).

23 Share capital

Allotted, called up and fully paid shares

	No.	2015	No.	2014
		$ 000		$ 000
Ordinary shares of $0.01 each	4,286,181,943	42,862	4,286,181,943	42,862
Redeemable ordinary share of $0.01 each	1	—	1	—

	4,286,181,944	42,862	4,286,181,944	42,862

        The $0.01 redeemable ordinary share has been issued to the longest serving team participating in the Championship and ranks pari passu with the other ordinary shares. The share carries the right to appoint the longest serving team director. The company has the option to redeem the share on an Initial Public Offering, if the related team agreement expires or if the longest serving team ceases to participate in the Championship.

24 Finance leases

        The group acts as lessor in connection with finance leases relating to the leasing of engines for use by the participant teams in the GP2 Series™ and GP3 Series™. The group recognises a receivable in the amount of the net investment in the lease. The lease payment made by the lessees are split into an interest component and a principal component using the effective interest method. The lease receivable

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

24 Finance leases (Continued)

is reduced by the principal received. The interest component of the payments is recognised as finance income in the income statement.

        The amount of the net investment in a finance lease is determined as shown in the following table:

	2015	2014
	$ 000	$ 000
Minimum lease payments	2,361	6,188
Unearned finance income	(174)	(1,194)

Net investment (present value of minimum lease payments)	2,187	4,994

        The gross investment amount and the present value of payable minimum lease payments are shown in the following table:

	2015		2014
	Gross investment in lease	PV of minimum lease payments	Gross investment in lease	PV of minimum lease payments
	$ 000		$ 000
Maturity
Within one year	2,361	2,187	4,009	3,031
Later than one year and not later than five years	—	—	2,179	1,963

	2,361	2,187	6,188	4,994

        The cost of the assets acquired for the purpose of letting under finance leases was $7.4m (2014-$8.9m).

        Aggregate rentals receivable during the year in respect of finance leases were $9.7m (2014-$11.6m, 2013-$6.9m).

25 Loans and borrowings

	2015	2014
	$ 000	$ 000
Non-current loans and borrowings
Bank borrowings	4,135,570	4,138,870
Shareholder loan notes	4,349,283	3,953,732

	8,484,853	8,092,602

	2015	2014
	$ 000	$ 000
Current loans and borrowings
Bank borrowings	(1,604)	(1,604)

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

25 Loans and borrowings (Continued)

Bank loans

        On 25 June 2013 the group revised the terms of its then existing loan facilities (Term Loan B and revolving facility maturing at 30 April 2019, and Term Loan C maturing at 30 September 2019). Term Loan C was repaid and new debt issued to the same value under Term Loan B with the margin applying to Term Loan B reduced from LIBOR + 4.75% to LIBOR + 3.50% – 3.75% and the floor on the USD denominated debt being reduced from 1.25% to 1.00%.

        On 8 August 2014, the group further amended the terms of the Senior loan facilities, extending the maturity date to 30 July 2021. The Term Loan B was increased by $1,000m and the margin applying was increased to LIBOR + 3.75% with the LIBOR floor remaining unchanged. $1,000.0m of additional debt was raised under a Second Lien facility, with a margin applying of LIBOR + 6.75% and a maturity date of 29 July 2022. Following the amendments to the loan facilities and the raising of the new debt, the group repaid its $1,000.0m of fixed interest private high yield loans, together with all accrued and unpaid interest.

        During 2015 no repayments of loan principal were made (2014—$1,010.9m including the redemption of the private high yield loan), and a balance of $4,144.5m remained outstanding on the loans at 31 December 2015 (2014—$4,149.4m). $10.6m of finance fees remained capitalised (2014—$12.2m) and hence net bank debt at 31 December 2015 was $4,134.0m (2014—$4,137.3m). The facilities are secured by share pledges, bank accounts security and floating charges over the main operating companies of the Delta Topco Group, with cross guarantees as appropriate.

        The balance on current loans and borrowings represents repayments of the bank borrowings due within one year less the amortisation of capitalised finance fees over the next year. As at both 31 December 2014 and 2015, there were no repayments of bank borrowings due within one year and so a net asset balance arose due to the amortisation of the capitalised finance fees.

Shareholder loan notes

        Shareholder loans represent Payment In Kind ("PIK") loan notes issued by the company to shareholders in proportion to the relevant equity holdings of each shareholder. Interest accrues on the balance of the notes at an annual compound rate of 10% payable on 31 December each year.

        Under the terms of the shareholder loan notes, to the extent that they are not otherwise redeemed or repurchased they are to be redeemed on 24 November 2060 together with any accrued and unpaid interest. No payments may be made under the shareholder loan notes for as long as any amounts are owed under the group's bank and private high yield loans unless approval is given by the lenders. Any redemption or repurchase of the notes prior to that date or otherwise on a change in control of the company, requires investor consent to be given by funds managed and/or advised by CVC Capital Partners SICAV-FIS S.A., its subsidiaries and affiliates (see note 35).

        During 2015 the company made no repayments of PIK loan notes (2014—$321.5m) nor repayments of uncapitalised accrued interest on the notes (2014—$10.5m).

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

25 Loans and borrowings (Continued)

        The table below shows movements on the shareholder loan notes in issue during the year.

	2015	2014
	$ 000	$ 000
Shareholder loan notes in issue
Loan notes as at 1 January	3,953,732	3,898,239
Loan notes issued on exercise of Options	—	17,534
Repayment of loan notes	—	(321,474)
PIK interest capitalised	395,551	359,433

Shareholder loan notes at 31 December	4,349,283	3,953,732

Accrued interest on shareholder loan notes
PIK interest charge for the period	395,401	366,425
Interest on Options exercised	150	3,534
Repayment of interest	—	(10,526)
PIK interest capitalised on 31 December	(395,551)	(359,433)

Accrued interest at 31 December	—	—

        The loans and borrowings classified as financial instruments are disclosed in note 32 "Financial instruments".

        The group's exposure to market and liquidity risk in respect of loans and borrowings, including maturity analysis, is disclosed in note 33 "Financial risk management and impairment of financial assets".

        The group has pledged shares in the majority of the group's subsidiaries and receivables under hedging agreements as collateral for the group's bank loans and secured hedging arrangements. Also additional security has been granted by way of a floating charge over assets and fixed charges over book debts of the majority of group subsidiaries incorporated in England.

26 Other provisions

	Option scheme	Other provisions	Total
	$ 000	$ 000	$ 000
At 1 January 2015	263,140	84	263,224
Charge in the period in respect of Manager Loan Note Options and UK national insurance contributions payable	71,375	—	71,375
Interest on Manager Loan Note Options exercised	(150)	—	(150)
Provisions arising during the year	—	155	155
Decrease due to foreign exchange movements	—	(4)	(4)

At 31 December 2015	334,365	235	334,600

Non-current liabilities	334,365	—	334,365

Current liabilities	—	235	235

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

26 Other provisions (Continued)

        The provision for the Delta Topco Option Scheme represents the costs of the Manager Loan Note Options recognised to date and UK national insurance contributions payable and applicable to the Option Scheme. Other provisions represent a provision carried to reflect unused holidays which have accrued at the end of the reporting period. Management encourages employees to use any carry-forward holiday in the following calendar year.

27 Trade and other payables

	2015	2014
	$ 000	$ 000
Trade payables	11,326	10,853
Accrued expenses	123,268	137,910
Social security and other taxes	2,922	2,805
Other payables	2,695	4,790

	140,211	156,358

        The fair value of the trade and other payables classified as financial instruments are disclosed in note 32 "Financial instruments". The group's exposure to market and liquidity risks, including maturity analysis, related to trade and other payables is disclosed in note 33 "Financial risk management and impairment of financial assets".

28 Dividends

	2015	2014	2013
	$ 000	$ 000	$ 000
Dividends declared	196,578	795,674	(923)

        During 2015 the company declared and paid dividends of $196.6m (2014—$795.7m). During 2013, $0.9m of dividends were credited back to the company following forfeit of one Delta Topco Option Scheme Participant's right to receive an element of their share of a dividend originally declared in 2012.

29 Obligations under leases and hire purchase contracts

Operating leases

        The group has entered into commercial leases on certain motor vehicles, items of equipment and buildings. These leases have an average life of between three and five years. There are no restrictions placed upon the group by entering into these leases.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

29 Obligations under leases and hire purchase contracts (Continued)

        The total future value of minimum lease payments is as follows:

	2015	2014
	$ 000	$ 000
Within one year	3,074	2,846
In two to five years	7,374	5,730
In over five years	1,450	2,037

	11,898	10,613

        The amount of non-cancellable operating lease payments recognised as an expense during the year was $4.7m (2014—$5.5m, 2013—$4.0m).

30 Commitments

Capital commitments

        Capital commitments are amounts contracted for, but not provided for in these financial statements, in relation to items of property, plant and equipment.

        The total amount contracted for but not provided in the financial statements was $157,517 (2014—$614,842).

Other financial commitments

        In order to optimise cash flow, the group enters into consignment stock arrangements in relation to the purchase of parts for the GP2 Series™ and GP3 Series™. The risks and rewards of ownership remain substantially with the supplier until the point of sale.

        The total amount of other financial commitments not provided in the financial statements was $1.3m (2014—$1.8m).

31 Delta Topco Option Scheme

Group

Establishment of the Delta Topco Option Scheme

        The company established the Delta Topco Option Scheme (the "Option Scheme") to align the interests of the Delta Topco Group's key personnel, consisting of several of the company's directors and the group's other senior managers (the "Participants"), with the group and its shareholders through the award of rights and options over instruments issued by the company, so entitling them to a share in the future growth of the group as a whole.

        The collective grant of elements of the Option Scheme to each Participant is defined as an "Award".

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

31 Delta Topco Option Scheme (Continued)

Awards granted

        Following the establishment of the Option Scheme, Awards were made to the initial Participants on 20 June 2008. Participants were initially granted both an interest in Shares ("Manager Shares") and an option to acquire an interest in the company's Loan Notes ("Manager Loan Note Options").

        The company initially issued 90,716,794 Manager Shares to the Participants at a price payable of $0.01 per share. The company also granted options over $398,824,163 loan notes to the Participants. The grant price and exercise price under the options were both set at $0.000001 per $1 loan note.

        On 27 April 2012, the terms of the Option Scheme were amended, with some of the previously granted Manager Loan Note Options replaced by an option to acquire an additional interest in the company's Shares ("Manager Share Options"). 316,974,683 Manager Share Options were granted by the company at an exercise price of $Nil, in place of 6,218,649 of the previously issued Manager Loan Note Options.

        The company granted further Awards to new and existing Participants during 2012 in the form of Manager Share Options over a further 25,424,380 Shares to Relevant Participants and $30,861,918 of Manager Loan Note Options to Participants. The Manager Share Options were granted at a price of between $Nil and $0.04, and with an exercise price of between $Nil and $0.01 per Manager Share Option. The Manager Loan Note Options were granted at a price of between $Nil and $0.000004, and an exercise price of between $Nil and $0.000001 per Manager Loan Note Option. No new Awards were granted during 2013.

        The company granted further Awards to a new Participant during 2014 in the form of Manager Share Options over a further 11,900,413 Shares and $9,149,990 of Manager Loan Note Options. The Manager Share Options were granted at a price of $0.0022, and with an exercise price of $0.01 per Manager Share Option. The Manager Loan Note Options were granted at a price of $0.00000022, and an exercise price of $0.00000011 per Manager Loan Note Option. No further awards were granted in 2015.

Awards vesting conditions

        Under the Awards initially granted in 2008, Awards to certain Participants vested on issue, whilst other Awards vest according to a vesting schedule. The vesting schedule for those other Awards was deemed to commence on 24 March 2006, with 10% of the Awards conditionally vesting on each anniversary. Consequently, at the grant date of 20 June 2008, 20% of the Awards had conditionally vested.

        For the further Awards granted in 2012, again certain Awards vested on issue, and other Awards vest according to a vesting schedule. The vesting for those other Awards was either deemed to commence on 25 May 2012 or, in other cases, commenced on 22 October 2012, with 20% of the Awards conditionally vesting on grant and 20% of the Awards conditionally vesting on each anniversary.

        For any Awards not vesting fully on issue and not fully vested under the vesting schedule, those Awards will vest unconditionally, and in full, on the date the company's controlling party, CVC Capital Partners SICAV-FIS S.A. (see note 35) ceases to hold, directly or indirectly, any shares in the company,

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

31 Delta Topco Option Scheme (Continued)

or at any such date as determined by designated directors of the company who represent the controlling party ("I Directors").

        Participants in the Option Scheme are not entitled to exercise fully vested Awards, and do not become entitled to receive any cash, assets or other benefits following the exercise of vested interests, until the later of the date upon which they vest and the completion of an IPO of the company or change in the ultimate controlling party of the company. Awards can also be exercised on the completion of any sale, transfer, disposal, exchange, cancellation, redemption or reorganisation of not less than 5% of the controlling party's interest, or at a date determined by an I Director.

        In the event that a Participant ceases to be employed by, or otherwise engaged to provide services to, the company or the group, the company, at its sole discretion, can require the Participant to return its interest in the Awards. In such circumstances, the price payable to the Participant for their interests will be dependent on the extent to which Awards are deemed to have vested, with vested Awards transferred at fair value and unvested Awards transferred at the lower of fair value and cost to the Participant.

Accounting for the Option Scheme and developments in the period

        Prior to 2012, the Manager Shares element of the Awards was accounted for by the company by applying the provisions of IFRS 2 Share-based Payments in respect of cash-settled transactions, on the basis that full vesting (which is conditional on an exit through sale or IPO) was sufficiently uncertain that an estimate of the likely vesting period could not be determined.

        Developments during 2012, which saw a number of placements of the company's shares and preparation work for a potential IPO, led the directors of the company to conclude that an event that would trigger the vesting and/or exercise of Awards under the Option Scheme would occur. As developments enabled the directors to determine a reasonable assessment of the likely vesting period, IFRS 2 now requires elements of the scheme to be accounted for as equity-settled rather than cash-settled. As a result of this change the Manager Shares and Manager Share Option elements of the Option Scheme have been accounted for as equity-settled.

        The Manager Loan Note Options are accounted for in accordance with IAS 19 (see note 26). Full vesting of the Manager Loan Note Options under the Option Scheme is also conditional on an exit, as per the provisions noted above in respect of Manager Shares and Manager Share Options. Therefore, prior to 2012, as there was significant uncertainty over the occurrence and timing of an exit, and to the extent that no exit was regarded as probable, then no charge or liability was recorded. Following the developments in 2012, as it is was then considered possible to determine the expected number of Manager Loan Note Options that were considered more likely than not to vest, an expense was recorded.

        UK national insurance contributions are payable upon exercise of Awards, where any relevant Participant holds, or has held, a UK-based service contract or employment within the group. Therefore, provisions have been recognised for the expected national insurance contribution payable based on the estimated value on exercise less any amounts payable on grant or exercise of the Manager Shares, Manager Share Options and Manager Loan Note Options.

        In December 2013, the assumption around the vesting period was reassessed and pushed back to a later date, with the result that the proportion of Awards deemed to have vested decreased, so resulting

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

31 Delta Topco Option Scheme (Continued)

in a credit to the share-based payment charge. Certain Awards were also forfeited following a Participant's departure from employment with the group, and resulting in the expense previously recognised in relation to the relevant Awards being reversed.

        Whilst no further changes were made to the assumptions applied in accounting for the Option Scheme in 2014, during 2015 the vesting assumptions have been reviewed and amended to reflect management's latest conclusions on the likely vesting period. As a result an additional charge of $14.2m was recognised to reflect the slight acceleration of the vesting of awards.

Awards exercised

        Based on the Option Scheme's rules, on 25 June 2012, Participants were offered the opportunity to exercise and dispose of elements of their vested rights through participation in the sale of shares and loan note interests in the company. All Participants with Awards issued prior to that date participated and the exercise saw rights over 58,508,040 Manager Share Options and 145,900,585 Manager Loan Note Options exercised, as Participants sold 90,716,794 Manager Shares, and the shares and loan notes issued following exercise of the Manager Share Options and Manager Loan Note Options to new investors.

        Following the transactions the benefits accruing to Participants from the sale of shares and loan notes were transferred into Escrow, where funds will be held pending either completion of an IPO, a change in the ultimate controlling party of the Company or the approval of their release by an I Director, as per Option Scheme rules.

        On 31 October 2012, the company offered, to all holders of shareholder loan note instruments, to repay a proportion of the principal and accrued and unpaid interest on shareholder loan note instruments as at 31 October 2012. Participants were offered the opportunity to participate in this repurchase by exercising sufficient Manager Loan Note Options. As a result Participants elected to exercise 12,615,253 Manager Loan Note Options. Certain Participants had until 17 April 2013 to determine whether they would exercise 46,673,580 Manager Loan Note Options. All Participants who deferred their exercise of Manager Loan Note Options subsequently exercised these on 17 April 2013.

        Following the 31 October 2012 and 17 April 2013 shareholder loan note and interest repayments, the benefits accruing to the Participants were also transferred to Escrow to be released in accordance with the terms of the Option Scheme noted above.

        Following the exercise of rights under the Option Scheme during 2013 by Participants with UK based service contracts, an element of the accrued UK national insurance contribution liability totalling $6.1m was paid.

        On 26 March 2014 the company offered to repay a proportion of the principal and accrued and unpaid interest on shareholder loan note instruments. Participants were offered the opportunity to participate in this repurchase by exercising sufficient Manager Loan Note Options. As a result certain Participants elected to exercise 5,558,694 Manager Loan Note Options on 26 March 2014 and others exercised rights over 11,976,192 Manager Loan Note Options on 11 April 2014. Following the shareholder loan note and interest repayments, the benefits accruing to the Participants were transferred to Escrow to be released in accordance with the terms of the Option Scheme noted above.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

31 Delta Topco Option Scheme (Continued)

        Following the exercise of rights under the Option Scheme during 2014 by Participants with UK based service contracts, an element of the accrued UK national insurance contribution liability totalling $2.0m was paid.

        No rights were exercised in 2015.

Expense recognised

        As noted, with the directors of the company concluding in 2012 that an event would occur that would trigger the vesting and/or exercise of all elements of the Awards under the Option Scheme, an expense has been recorded subsequently in the financial statements in accordance with the requirements of IFRS 2 and IAS 19. In accordance with the accounting policies (see note 4), the expense recognised during 2015 is detailed below:

	2015	2014	2013
	$ 000	$ 000	$ 000
Equity-settled share-based payment cost/(credit)	26,890	20,881	(5,736)
Manager Loan Note Options cost	69,985	57,561	9,509
National insurance contribution payable	1,390	(2,422)	2,291

	98,265	76,020	6,064

        The expense arising from equity-settled share-based payment transactions has been recognised in the income statement as a specific item included within administrative expenses (see note 10) with a corresponding entry booked to the share-based payment reserve within Equity. The credit noted in 2013 arose from the effect of the amended assumption as to the vesting period for Awards, and the impact of the forfeit of certain Awards issued to one Participant, as noted above. The expense arising from Manager Loan Note Options has been recognised in the income statement as a specific item included within administrative expenses (see note 9) but with a corresponding provision carried on the balance sheet (see note 26). The expense includes interest accruing at an annually compounded rate of 10% under the terms of the options.

        The expense arising from estimated applicable UK national insurance contributions based on the charges taken in respect of interests of Participants who hold, or held, UK-based employment within the group, has also been recognised in the income statement as a specific item included within administrative expenses (see note 10) with a corresponding provision carried on the balance sheet (see note 26).

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

31 Delta Topco Option Scheme (Continued)

Provision in respect of the Option Scheme

        The table below shows the movement in the provision created for the IAS 19 costs of the Manager Loan Note Options recognised in the period and UK national insurance contributions payable and applicable to the Option Scheme.

	Manager Loan Note Options	National Insurance Contribution	Total
	$ 000	$ 000	$ 000
At 1 January 2015	225,993	37,147	263,140
Charge in the period in respect of Manager Loan Note Options and UK national insurance contributions payables	69,985	1,390	71,375
Interest on Manager Loan Note Options exercised	(150)	—	(150)

At 31 December 2015	295,828	38,537	334,365

Unexercised Awards outstanding

        As at 31 December 2015, 292,644,026 (2014—292,644,026, 2013—280,743,613) Manager Share Options and 207,473,138 (2014—207,473,138, 2013—215,858,034) Manager Loan Note Options remain unexercised.

Manager Share Options and Manager Loan Notes

        The table below shows the number of Manager Share Options and Manager Loan Notes granted and exercised during the period, and the number outstanding as at 31 December 2015.

	Manager Share Options			Manager Loan Note Options
	2015	2014	2013	2015	2014	2013
	No.	No.	No.	No.	No.	No.
Outstanding as at start of period	292,644,026	280,743,613	283,891,023	207,473,138	215,858,034	264,951,594
Granted during the period	—	11,900,413	—	—	9,149,990	—
Forfeited during the period	—	—	(3,147,410)	—	—	(2,419,980)
Exercised during the period	—	—	—	—	(17,534,886)	(46,673,580)

Outstanding as at end of period	292,644,026	292,644,026	280,743,613	207,473,138	207,473,138	215,858,034

Exercisable as at end of period	—	—	—	—	—	—

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

32 Financial instruments

Financial assets

Loans and receivables

	Carrying and fair value
	2015	2014
	$ 000	$ 000
Cash and cash equivalents (see note 22)	452,428	424,191
Trade and other receivables (see note 21)	206,929	289,236

	659,357	713,427

Financial assets at fair value through profit or loss

Derivatives

	Carrying and fair value
	2015	2014
	$ 000	$ 000
Foreign exchange forward contracts and options (see note 19)	6,366	2,953

Financial liabilities

Financial liabilities at amortised cost

	Carrying and fair value
	2015	2014
	$ 000	$ 000
Trade and other payables (see note 27)	137,288	153,554
Loans and borrowings (see note 25)	8,483,249	8,090,998

	8,620,537	8,244,552

Derivative financial liabilities at fair value through profit and loss

	Carrying and fair value
	2015	2014
	$ 000	$ 000
Foreign exchange forward contracts and options (see note 19)	226	1,223
Interest rate swaps (see note 19)	30,228	21,283

	30,454	22,506

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

32 Financial instruments (Continued)

Valuation methods and assumptions

Loans and receivables

        Loans and receivables are carried at amortised cost, in accordance with the accounting policy. The carrying value might be affected by changes in credit risk of the counterparties.

        The fair value of each financial asset is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. The fair values of cash and cash equivalents trade receivables and other current receivables approximate to their carrying amounts largely due to the short-term maturities of these instruments.

Foreign exchange forward contracts and options and interest rate swaps

        Financial assets and liabilities at fair value through profit or loss represent those foreign exchange forward contracts and options that are used to manage foreign currency risk arising from expected sales and purchases, and those interest rate swaps used to reduce the level of floating rate interest risk on loans and borrowings.

        The fair value of the financial assets and liabilities is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

        The group enters into derivative financial instruments with various counterparties, principally financial institutions with investment grade credit ratings. Derivatives valued using valuation techniques with market observable inputs are foreign exchange forward contracts and options and interest rate swaps. The most frequently applied valuation techniques include forward pricing models and swap models, using present value calculations. The models incorporate various inputs including the credit quality of counterparties, foreign exchange spot and forward rates and interest rate curves.

        The group uses the following hierarchy for determining and disclosing the fair value of financial instruments by valuation technique:

        Level 1: quoted (unadjusted) prices in active markets for identical assets or liabilities;

        Level 2: other techniques for which all inputs which have a significant effect on the recorded fair value are observable, either directly or indirectly;

        Level 3: techniques which use inputs that have a significant effect on the recorded fair value that are not based on observable market data.

        As at 31 December 2015 and 31 December 2014, the group held foreign exchange forward contracts and interest rate swaps carried at fair value in the balance sheet by applying level 2 of the hierarchy.

Financial liabilities at amortised cost

        The fair value of each financial liability is included at the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

32 Financial instruments (Continued)

        The following methods and assumptions were used to estimate the fair values:

  •
  Trade payables and other current liabilities approximate to their carrying amounts largely due to the short-term maturities of these instruments;

  •
  The fair value of loans from banks and other financial liabilities, as well as other non-current financial liabilities is estimated by discounting future cash flows using rates currently available for debt on similar terms, credit risk and remaining maturities.

33 Financial risk management and impairment of financial assets

        The group's principal financial liabilities, other than derivatives, comprise loans and borrowings, and trade and other payables. The main purpose of these financial liabilities is to finance the group's operations. The group has loan and other receivables, trade and other receivables, and cash and short-term deposits that derive directly from its operations. The group also enters into derivative transactions.

        The group is exposed to market risk (including interest rate and foreign currency risk), credit risk and liquidity risk.

        Management of these risks is primarily the responsibility of the group's senior finance team. The group's senior finance team ensures that the group's financial risk-taking activities are in accordance with the terms of the shareholder and external loans and borrowings. Decisions to enter into derivative transactions are made by the group's senior finance team and approved by the Board of directors. It is also the Board of directors that will approve any exercises to buy back or restructure the debt in the group.

Credit risk and impairment

        Credit risk is the risk that a counterparty will not meet its obligations under a financial instrument or customer contract, leading to a financial loss. The group is exposed to credit risk from its operating activities (primarily for trade receivables) and from its financing activities, including deposits with banks and financial institutions, foreign exchange transactions and other financial instruments.

Trade receivables

        The majority of the group's trade receivables are due from large national or multinational companies, or are government backed where the risk of default is considered low and are often backed by letters of credit.

        Outstanding customer receivables are regularly monitored and any contracts with major customers are generally covered by letters of credit or other forms of credit insurance.

Financial instruments and cash deposits

        Credit risk from balances with banks and financial institutions is managed by the group's senior management and the credit risk on liquid funds and derivative financial instruments is considered limited because the counterparties are banks and financial institutions with high credit-ratings assigned by international credit-rating agencies.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

33 Financial risk management and impairment of financial assets (Continued)

        Limits are set to minimise the concentration of risks and therefore mitigate financial loss through potential counterparty failure.

Loans and receivables credit risk exposure and management

2015	Maximum amount of exposure	Provision for doubtful debt	Carrying value
	$ 000	$ 000	$ 000
Cash and cash equivalents	452,428	—	452,428
Trade and other receivables	230,446	(23,517)	206,929

	682,874	(23,517)	659,357

2014	Maximum amount of exposure	Provision for doubtful debt	Carrying value
	$ 000	$ 000	$ 000
Cash and cash equivalents	424,191	—	424,191
Trade and other receivables	298,114	(8,878)	289,236

	722,305	(8,878)	713,427

Concentrations of credit risk

        The majority of the group's trade receivables are due from large national or multinational companies, or are government backed where the risk of default is considered low and are often backed by letters of credit. The group is able to offset amounts due for certain customers, to whom significant logistics sales have been made, with other transactions with the same customers.

        Outstanding customer receivables are regularly monitored and any contracts with major customers are generally covered by letters of credit or other forms of credit insurance. At 31 December 2015, the group had 11 customers (2014—11 customers) that owed the group more than $5.0m each (2014—$5.0m) and accounted for approximately 91% (2014—86%) of all receivables owing. These year end receivables were typically in respect of advanced invoicing of rights being granted for the following year's Championship season and its events. Receivable balances are monitored on an ongoing basis and provision is made for estimated irrecoverable amounts.

        The maximum exposure to credit risk at the reporting date is the carrying value of each class of financial assets disclosed. The group evaluates the concentration of risk with respect to trade receivables as low, as its customers are located in several jurisdictions and industries and operate in largely independent markets.

Collateral held as security and other debt enhancements

        The group does not hold collateral as security.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

33 Financial risk management and impairment of financial assets (Continued)

Past due and impaired financial assets

Allowances for impairment by credit losses

Loans and receivables
$ 000
At 1 January 2014	8,813
Impairment for losses charged to income	4,189
Amounts released to income (unused)	(8)
Amounts utilised	(4,116)

At 31 December 2014	8,878
Impairment losses charged to income	16,408
Amounts released to income (unused)	(1,769)

At 31 December 2015	23,517

Ageing of receivables

						Past due but not impaired
		Neither past due nor impaired
	Total		<30 days	30 - 60 days	61 - 90 days	91 - 120 days	>120 days
	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000	$ 000
2015	189,690	172,262	7,747	4,678	1,128	2,189	1,686
2014	264,698	172,320	76,609	5,765	6,297	517	3,190

Market risk

        Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Key market risks affecting the group include interest rate risk and currency risk. Financial instruments affected by market risk include loans and borrowings, deposits and derivative financial instruments.

        The sensitivity analyses have been prepared on the basis that the amount of net debt, the ratio of fixed to floating interest rates of the debt and derivatives and the proportion of financial instruments in foreign currencies are all constant.

        The analyses exclude the impact of movements in market variables on the carrying value of provisions and on the non-financial assets and liabilities of foreign operations.

Foreign exchange risk

        Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.

        The group manages its foreign currency risk by entering into intra-group transactions that move foreign currency funds between subsidiaries to minimise foreign currency exposures.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

33 Financial risk management and impairment of financial assets (Continued)

        The group's exposure to the risk of changes in foreign exchange rates relates primarily to the group's operating activities (when revenue or expense is denominated in a different currency from the group's functional currency) and the group's net investments in foreign subsidiaries.

Sensitivity analysis

        The following analysis demonstrates the sensitivity to a reasonably possible change in the GBP and Euro exchange rate, with all other variables held constant, of the group's loss before tax (due to changes in the value of financial assets and liabilities including foreign currency derivatives). The group's exposure to foreign currency changes for all other currencies is not material.

        The impact on loss before tax of a 10% strengthening of the US dollar against the Euro would be a maximum decrease of $2.6m (2014—decrease of $0.8m, 2013—decrease of $4.9m). The impact of a 10% weakening of the US dollar against the Euro would be a maximum increase of an identical sum. The impact on equity of a 10% strengthening of US dollars against the Euro would be a maximum increase of $2.6m (2014—increase of $0.8m, 2013—increase of $4.9m). The impact of a 10% weakening of US dollars against the Euro would be a maximum decrease of an identical sum.

        The impact on loss before tax of a 10% strengthening of the US dollar against GBP would be a maximum decrease of $5.5m (2014—decrease of $1.8m, 2013—decrease of $1.2m). The impact of a 10% weakening of the US dollar against GBP would be a maximum increase of an identical sum. The impact on equity of a 10% strengthening of US dollars against GBP would be a maximum increase of $5.5m (2014—increase of $1.8m, 2013—increase of $1.2m). The impact of a 10% weakening of US dollars against GBP would be a maximum decrease of an identical sum.

        The movement on the loss before tax and equity is a result of a change in the fair value of derivative financial instruments not designated in a hedging relationship and monetary assets and liabilities denominated in GBP or Euro, where the functional currency of the company is a currency other than GBP or Euro. Although the derivatives have not been designated in a hedge relationship, they act as an economic hedge and will offset the underlying transactions when they occur.

Interest rate risk

        Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The group's exposure to the risk of changes in market interest rates relates primarily to the group's long-term debt obligations with floating interest rates. To manage this, the group enters into interest rate swaps, in which the group agrees to exchange, at specified intervals, the difference between fixed and variable rate interest amounts calculated by reference to an agreed-upon notional principal amount.

        At 31 December 2015, after taking into account the effect of interest rate swaps, approximately 83% (2014—82%) of the group's total borrowings (including shareholder loan notes) are at a fixed rate of interest.

Sensitivity analysis

        With all other variables held constant, the group's loss before tax is affected through the impact on floating rate borrowings and cash deposits, and derivatives at fair value through the profit or loss. The

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

33 Financial risk management and impairment of financial assets (Continued)

analysis demonstrates the sensitivity to a reasonably possible change in interest rates applied to those financial assets and liabilities held at the relevant year ends.

        In 2015, a 0.5% increase in interest rates would decrease the loss before tax and increase equity by a maximum of $16.5m (2014—decrease the loss before tax and increase equity by $9.7m, 2013—decrease the loss before tax and increase equity by $5.0m). A 0.5% decrease in interest rates would increase the loss before tax and decrease equity by a maximum of $16.5m (2014—increase the loss before tax and decrease equity by $9.7m, 2013—increase the loss before tax and decrease equity by $5.0m). A 1.5% increase in interest rates would decrease the loss before tax and increase equity by a maximum of $12.1m (2014—decrease the loss before tax and increase equity by $5.9m, 2013—increase the loss before tax and decrease equity by $1.8m). A 2.5% increase in interest rates would decrease the loss before tax and increase equity by a maximum of $3.6m (2014—increase the loss before tax and decrease equity by $3.4m, 2013—increase the loss before tax and decrease equity by $13.3m).

Liquidity risk

        The group's objective is to maintain a balance between continuity of funding and flexibility through the use of revolving credit facilities, bank loans and shareholder loans. The group monitors liquidity on an ongoing basis and enters into well diversified instruments with staggered maturities in response to anticipated liquidity and financing requirements.

Maturity analysis

        The table below summarises the maturity profile of the group's financial liabilities (excluding shareholder loan notes) based on contractual undiscounted payments.

2015	Within 1 year	Between 1 and 5 years	After more than 5 years	Total
	$ 000	$ 000	$ 000	$ 000
Trade and other payables	137,289	—	—	137,289
Interest bearing borrowings (excluding shareholder loan notes)	229,494	916,922	4,312,500	5,458,916
Derivative financial instruments	29,335	—	—	29,335

	396,118	916,922	4,312,500	5,625,540

2014	Within 1 year	Between 1 and 5 years	After more than 5 years	Total
	$ 000	$ 000	$ 000	$ 000
Trade and other payables	153,554	—	—	153,554
Interest bearing borrowings (excluding shareholder loan notes)	229,738	918,392	4,689,660	5,837,790
Derivative financial instruments	44,652	18,595	—	63,247

	427,944	936,987	4,689,660	6,054,591

        Shareholder loans accrue annual compound interest at 10% per annum and mature in 2060 as noted in note 25. The terms of the notes allow for no contractual repayments during the term. In the remote event the shareholder notes remain in issue until maturity, and assuming there were to be no

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

33 Financial risk management and impairment of financial assets (Continued)

repayments or amendments to the interest terms before the maturity date, the amount repayable in 2060 would be $315.0bn (2014—$315.0bn). This amount has not been included in the table above.

Capital risk management

Capital components

        The directors consider the capital of the group as most appropriately represented by equity attributable to the shareholders of the parent, shareholder loans and accrued interest on shareholder loans.

Capital management

        In assessing the management of capital, the directors review the current and forecast future projected EBITDA of the business. The level of debt is reviewed annually, with additional interim reviews as necessary where facts and circumstances warrant.

        No changes were made in the objectives or processes for managing equity attributable to the shareholders of the parent, shareholder loans and accrued interest on shareholder loans during the year.

        The group monitors capital on an absolute basis, as shown below:

	2015	2014
	$ 000	$ 000
Shareholder loan notes	4,349,283	3,953,732
Equity	3,812,130	3,285,112

	8,161,413	7,238,844

34 Related party transactions

Key management personnel and compensation

        Key management personnel are considered to be the directors of the group and personnel who are not directors but are Participants in the Delta Topco Option Scheme. Compensation of directors is disclosed within directors' remuneration (see note 13).

Summary of transactions with key management

        Transactions with key management include expense recharges and transactions related to their membership of the Delta Topco Option Scheme (see note 31).

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

34 Related party transactions (Continued)

        On 18 May 2015 the group transferred six subsidiaries, Beta Principal Limited, Beta Operations Limited, Beta Topco 1 Limited, Beta Topco 2 Limited, Speed Investments Limited and Gamma Topco Limited to Ms Sacha Woodward Hill, a director of the company. These companies were transferred for consideration of either $1 or £2, being the amount of the issued paid up share capital in each company at the time of the disposals. There was no profit or loss on the disposals in the books of their parent companies.

Directors' Interests in the Delta Topco Option Scheme

        Share Options held by directors do not have an expiry date and all have an exercise price of between $Nil and $0.01 (2014-$Nil and $0.01, 2013-$Nil and $0.01). Manager Loan Note Options held by directors do not have an expiry date and all have an exercise price of $0.000001 (2014 and 2013-$0.000001). The number of Share Options and Manager Loan Note Options outstanding at each year end are:

	2015	2014	2013
	Number	Number	Number
Share Options	234,148,699	234,148,699	234,148,699
Manager Loan Note Options	166,002,241	166,002,241	180,032,156

Summary of transactions with other related parties

        Other related parties include:

  •
  Companies controlled by Mr B C Ecclestone, who served as a director of the company for part of the year

  •
  Companies controlled by close family members of Mr B C Ecclestone

  •
  Close family members of Mr B C Ecclestone

  •
  Companies related to funds managed and/or advised by CVC Capital Partners SICAV—FIS S. A., its subsidiaries or affiliates

        Transactions with other related parties include travel sales, recharged expenses, rent charges, insurance and other property charges and monitoring fees, and where applicable are conducted at the same rates, and under the same terms, as similar transactions with third parties.

        Other than loans, outstanding balances at the year-end are unsecured and interest-free and settlement occurs in cash. There have been no guarantees provided or received for any related party receivables or payables.

        Shareholder loans are discussed in note 25.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

34 Related party transactions (Continued)

Income and receivables from related parties

	Key management	Other related parties
	$ 000	$ 000
2015
Travel sales	—	137
Hospitality sales	—	96
Expenses recharged	180	531

	180	764

Amounts receivable from related parties as at 31 December	211	520

	Key management	Other related parties
	$ 000	$ 000
2014
Travel sales	—	178
Expenses recharged	18	158

	18	336

Amounts receivable from related parties as at 31 December	4	1

	Key management	Other related parties
	$ 000	$ 000
2013
Travel sales	—	205
Hospitality sales	5	—
Expenses recharged	93	79

	98	284

Amounts receivable from related parties as at 31 December	45	25

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

34 Related party transactions (Continued)

Expenditure with and payables to related parties

Other related parties
$ 000
2015
Monitoring fee	1,528
Rent charged	1,603
Insurance and other property charges	349

3,480

Amounts payable to related parties as at 31 December	—

	Key management	Other related parties
	$ 000	$ 000
2014
Monitoring fee	—	1,645
Expenses recharged	2	—
Rent charged	—	1,726
Insurance and other property charges	—	23

	2	3,394

Amounts payable to related parties as at 31 December	—	—

	Key management	Other related parties
	$ 000	$ 000
2013
Monitoring fee	—	1,570
Expenses recharged	7	1
Rent charged	—	1,661
Insurance and other property charges	—	41

	7	3,273

Amounts payable to related parties as at 31 December	—	414

35 Parent and ultimate parent undertaking

        The directors consider the company's ultimate controlling party to be CVC Capital Partners SICAV—FIS S.A., its subsidiaries and affiliates.

36 Events after the balance sheet date

        On 7th September 2016 Liberty Media Corporation ("Liberty Media") completed the acquisition of an 18.7% minority stake in the company. In addition, and on the same day, Liberty Media also agreed a second transaction to acquire, in due course, 100% of the company.

Delta Topco Limited and Subsidiaries

Notes to the Financial Statements for the Year Ended 31 December 2015 (Continued)

36 Events after the balance sheet date (Continued)

        The completion of the full acquisition is subject to certain conditions, including the receipt of: (i) certain clearances and approvals by anti-trust and competition law authorities in various countries, (ii) certain third-party consents and approvals, including that of the FIA, and (iii) the approval of Liberty Media's stockholders for the issuance of new shares in connection with the acquisition. It is anticipated that the approvals will be obtained in due course, and the transaction is expected to close by the end of the first quarter of 2017.

        Prior to completion of the 100% acquisition, CVC Capital Partners SICAV—FIS S.A., its subsidiaries and affiliates continue for the time being to be the controlling shareholder of the company.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

        The following unaudited pro forma condensed consolidated financial information and related notes present the historical financial statements of Liberty Media Corporation ("Liberty Media") and Formula One as if the completion of Liberty Media's acquisition of Delta Topco, the holding company for the Formula One business, had previously occurred on the dates specified below. In addition, the unaudited pro forma condensed consolidated financial data reflects borrowings under a new margin loan agreement and other adjustments related to the business combination as detailed in the notes hereto.

Pro Forma Information

        The unaudited pro forma financial information reflects the estimated aggregate consideration of approximately $4.4 billion for the acquisition of Delta Topco, as calculated below (in millions):

Cash(1)	$1,100
Fair value of Series C Liberty Media Group tracking stock issued to sellers(2)	2,932
Subordinated Series C Liberty Media Group tracking stock exchangeable notes(3)	351

$4,383

(1)
Includes proceeds from a draw down on a New Margin Loan, as defined and discussed in note 3(d).

(2)
Liberty Media expects to issue approximately 138 million new shares of Series C Liberty Media common stock upon the second closing. The $2.9 billion equity value herein was based on the five day volume weighted average price per share ("VWAP") ending on the second trading day prior to the first closing ("Reference Price") on September 7, 2016. Liberty Media believes that the Reference Price on this date provides a more reasonable estimate of the fair value of Series C Liberty Media Group tracking stock to be issued upon the second closing than the Series C Liberty Media Group tracking stock price as of June 30, 2016. The actual equity value will be based on the price per share of Series C Liberty Media common stock on the date of the second closing and may differ significantly from the amount determined herein due to changes in the price per share of Series C Liberty Media Group tracking stock at the time of the second closing. Had the fair value of Series C Liberty Media Group tracking stock been 10% higher, total purchase consideration would have been greater by $293 million and the difference would primarily impact goodwill and definite-lived intangible assets.

(3)
In connection with the transaction, Delta Topco expects to issue approximately $351 million subordinated exchangeable notes upon the conversion of certain outstanding Formula One loan notes, exchangeable into shares of Series C Liberty Media Group tracking stock at 105% of the Reference Price by the holders at any time.

        The unaudited pro forma financial information related to the Formula One business combination was prepared using the acquisition method of accounting and is based on the assumption that the business combination of Formula One took place as of June 30, 2016 for purposes of the unaudited pro forma balance sheet and as of January 1, 2015 for purposes of the unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2015 and the six months ended June 30, 2016.

        In accordance with the acquisition method of accounting, the actual consolidated financial statements of Liberty Media will reflect the Formula One business combination only from and after the date of the completion of the acquisition. Liberty Media has not yet undertaken a detailed analysis of the fair value of Formula One's assets and liabilities and will not finalize the purchase price allocation related to the Formula One business combination until after the transaction is consummated. Accordingly, the unaudited pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial information. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could be material. Additionally, the differences, if any, could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements and Liberty Media's future results of operations and financial position.

        The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Media would actually have been had the business combination occurred on the dates noted above, or to project the results of operations or financial position of Liberty Media for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Media management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the business combination and are expected to have a continuing impact on the results of operations of Liberty Media. In the opinion of Liberty Media management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

        The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the notes hereto.

Liberty Media Corporation

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2016

(unaudited)

	Liberty Media Corporation Historical	Formula One, as reported(2)	UK GAAP— US GAAP Adjustments(2)		Presentation reclass(2)		Other Pro Forma Adjustments(3)		Liberty Media Corporation, as adjusted
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$1,229	543	—		—		(858)	(a)(d)(g)	914
Trade and other receivables, net	276	438	—		—		—		714
Other current assets	263	90	—		—		—		353

Total current assets	1,768	1,071	—		—		(858)		1,981

Investments in available-for-sale securities and other cost investments	492	—	—		—		—		492
Investments in affiliates, accounted for using the equity method	1,123	—	—		—		—		1,123
Property and equipment, at cost	2,792	70	—		—		—		2,862
Accumulated depreciation	(750)	(62)	—		—		—		(812)

	2,042	8	—		—		—		2,050

Intangible assets not subject to amortization
Goodwill	14,345	4,039	1,370	(a)	—		521	(e)	20,275
FCC licenses	8,600	—	—		—		—		8,600
Other	1,073	—	—		—		—		1,073

	24,018	4,039	1,370		—		517		29,948

Intangible assets subject to amortization, net	1,068	157	—		—		2,194	(e)	3,419
Other assets	378	452	—		(23)	(e)	—		807

Total assets	$30,889	5,727	1,370		(23)		1,857		39,820

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$808	30	—		—		—		838
Current portion of debt	256	(2)	—		—		—		254
Deferred revenue	1,883	621	—		—		—		2,504
Other current liabilities	48	31	—		—		—		79

Total current liabilities	2,995	680	—		—		—		3,675

Long-term debt	7,275	8,703	—		—		(3,866)	(c)(d)(f)	12,112
Deferred income tax liabilities	1,852	—	—		(23)	(e)	444	(e)	2,273
Other liabilities	716	412	—		—		(351)	(g)	777

Total liabilities	12,838	9,795	—		(23)		(3,773)		18,837

Stockholders' equity:
Preferred stock	—	—	—		—		—		—
Series A Liberty SiriusXM common stock	1	—	—		—		—		1
Series A Liberty Braves common stock	—	—	—		—		—		—
Series A Liberty Media common stock	—	—	—		—		—		—
Series B Liberty SiriusXM common stock	—	—	—		—		—		—
Series B Liberty Braves common stock	—	—	—		—		—		—
Series B Liberty Media common stock	—	—	—		—		—		—
Series C Liberty SiriusXM common stock	2	—	—		—		—		2
Series C Liberty Braves common stock	—	—	—		—		—		—
Series C Liberty Media common stock	1	—	—		—		1	(b)	2
Additional paid-in capital	268	3,487	—		(6,185)		5,629	(b)(c)(e)(f)(g)	3,199
Accumulated other comprehensive earnings (loss), net of taxes	(51)	10	—		(10)		—		(51)
Retained earnings (accumulated deficit)	11,426	(7,565)	1,370	(a)	6,195		—		11,426

Total stockholders' equity	11,647	(4,068)	1,370		—		5,630		14,579
Noncontrolling interests in equity of subsidiaries	6,404	—	—						6,404

Total equity	18,051	(4,068)	1,370		—		5,630		20,983

Commitments and contingencies

Total liabilities and equity	$30,889	5,727	1,370		(23)		1,857		39,820

Liberty Media Corporation

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2016

(unaudited)

	Liberty Media Corporation Historical	Formula One, as reported(2)	Presentation Reclass(2)		Other Pro Forma Adjustments(3)		Liberty Media Corporation, as adjusted
	amounts in millions, except per share amounts
Revenue:
Subscriber revenue	$2,041	—	—		—		2,041
Formula One revenue	—	696	—		—		696
Other revenue	529	—	—		—		529

Total revenue	2,570	696	—		—		3,266
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below):
Revenue and share royalties	516	—	—		—		516
Programming and content	168	—	—		—		168
Customer service and billing	191	—	—		—		191
Other	78	—	—		—		78
Subscriber acquisition costs	261	—	—		—		261
Cost of Formula One revenue	—	490	(10)	(b)	—		480
Other operating expenses	169	—	—		—		169
Selling, general and administrative	409	69	(9)	(b)	(17)	(g)	452
Legal settlement, net	(511)	—	—		—		(511)
Depreciation and amortization	180	—	19	(b)	119	(e)	318

	1,461	559	—		102		2,122

Operating income (loss)	1,109	137	—		(102)		1,144
Other income (expense):
Interest expense	(174)	(409)	61	(d)	207	(c)(d)(f)	(315)
Share of earnings (losses) of affiliates, net	6	—	—		—		6
Realized and unrealized gains (losses) on financial instruments, net	(40)	—	(61)	(d)	—		(101)
Other, net	12	2			—		14

	(196)	(407)	—		207		(396)

Earnings (loss) from continuing operations before income taxes	913	(270)	—		105		748
Income tax (expense) benefit	(346)	14	—		(20)	(h)	(352)

Net earnings (loss)	567	(256)	—		85		396
Less net earnings (loss) attributable to the noncontrolling interests	122	—	—		—		122

Net earnings (loss) attributable to Liberty stockholders	$445	(256)	—		85		274

Basic net earnings (loss) attributable to Liberty stockholders per common share:
Series A, B and C Liberty Media Corporation common stock	1.13						1.13	(4)
Series A, B and C Liberty SiriusXM common stock	0.24						0.24	(4)
Series A, B and C Liberty Braves common stock	0.89						0.89	(4)
Series A, B and C Liberty Media common stock	(0.57)						(0.99)	(4)
Diluted net earnings (loss) attributable to Liberty stockholders per common share
Series A, B and C Liberty Media Corporation common stock	1.12						1.12	(4)
Series A, B and C Liberty SiriusXM common stock	0.24						0.24	(4)
Series A, B and C Liberty Braves common stock	0.11						0.11	(4)
Series A, B and C Liberty Media common stock	(0.57)						(0.99)	(4)
Net earnings (loss) attributable to Liberty stockholders:
Liberty Media Corporation common stock	$378						378	(4)
Liberty SiriusXM common stock	82						82	(4)
Liberty Braves common stock	32						32	(4)
Liberty Media common stock	(47)	(256)			85		(218)	(4)

	$445	(256)	—		85		274	(4)

Weighted average common shares outstanding, basic
Series A, B and C Liberty Media Corporation common stock	335						335	(4)
Series A, B and C Liberty SiriusXM common stock	335						335	(4)
Series A, B and C Liberty Braves common stock	36						36	(4)
Series A, B and C Liberty Media common stock	83						221	(4)
Weighted average common shares outstanding, diluted
Series A, B and C Liberty Media Corporation common stock	337						337	(4)
Series A, B and C Liberty SiriusXM common stock	337						337	(4)
Series A, B and C Liberty Braves common stock	45						45	(4)
Series A, B and C Liberty Media common stock	84						223	(4)

Liberty Media Corporation

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2015

(unaudited)

	Liberty Media Corporation Historical	Formula One, as reported(2)	Presentation reclass(2)		Other Pro Forma Adjustments(3)		Liberty Media Corporation, as adjusted
	amounts in millions, except per share amounts
Revenue:
Subscriber revenue	$3,807	—	—		—		3,807
Formula One revenue	—	1,697	—		—		1,697
Other revenue	988	—	—		—		988

Total revenue	4,795	1,697	—		—		6,492
Operating costs and expenses, including stock-based compensation:
Cost of subscriber services (exclusive of depreciation shown separately below) :
Revenue and share royalties	1,035	—	—		—		1,035
Programming and content	267	—	—		—		267
Customer service and billing	380	—	—		—		380
Other	141	—	—		—		141
Subscriber acquisition costs	533	—	—		—		533
Cost of Formula One revenue	—	1,167	(27)	(b)	—		1,140
Other operating expenses	262	—	—		—		262
Selling, general and administrative	861	213	(20)	(b)(c)	(98)	(g)	956
Depreciation and amortization	362	—	46	(b)	238	(e)	646

	3,841	1,380	(1)		140		5,360

Operating income (loss)	954	317	1		(140)		1,132
Other income (expense):
Interest expense	(328)	(675)	48	(d)	380	(c)(d)(f)	(575)
Dividend and interest income	17	2	—		—		19
Share of earnings (losses) of affiliates, net	(40)	—	—		—		(40)
Realized and unrealized gains (losses) on financial instruments, net	(140)	—	(48)	(d)	—		(188)
Gains (losses) on transactions, net	(4)	—	—		—		(4)
Other, net	(1)	—	(1)	(c)	—		(2)

	(496)	(673)	(1)		380		(790)

Earnings (loss) from continuing operations before income taxes	458	(356)	—		240		342
Income tax (expense) benefit	(210)	(7)	—		(47)	(h)	(264)

Net earnings (loss)	248	(363)	—		193		78
Less net earnings (loss) attributable to the noncontrolling interests	184	—	—		—		184

Net earnings (loss) attributable to Liberty stockholders	$64	(363)	—		193		(106)

Basic net earnings (loss) attributable to Liberty stockholders per common share	0.19						(0.22)	(4)
Diluted net earnings (loss) attributable to Liberty stockholders per common share	0.19						(0.22)	(4)
Weighted average common shares outstanding, basic	338						476	(4)
Weighted average common shares outstanding, diluted	340						491	(4)

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

(1) Basis of Pro Forma Presentation

        The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2016 and for the year ended December 31, 2015 are based on (i) the historical unaudited consolidated financial statements of Liberty Media Corporation ("Liberty Media" or "we") as of and for the six months ended June 30, 2016 contained in Liberty Media's Quarterly Report on Form 10-Q filed with the SEC on August 5, 2016, (ii) the historical audited consolidated financial statements of Liberty Media as of and for the year ended December 31, 2015 contained in Liberty Media's Annual Report on Form 10-K filed with the SEC on February 12, 2016, (iii) the historical audited consolidated financial statements of Formula One as of and for the year ended December 31, 2015, and (iv) the historical unaudited consolidated financial statements of Formula One as of and for the six months ended June 30, 2016. Upon the second closing, Liberty Media expects to account for Formula One as a consolidated subsidiary that will be attributed to the Liberty Media Group, which is expected to be renamed the Formula One Group upon closing.

        The pro forma adjustments are included only to the extent they are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the consolidated results.

        The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to represent what the results of operations or financial position of Liberty Media Corporation would actually have been had the transaction occurred in prior periods, or to project the results of operations or financial position of Liberty Media Corporation for any future periods. The unaudited pro forma adjustments are based on available information and certain assumptions that Liberty Media Corporation management believes are reasonable. The unaudited pro forma adjustments are directly attributable to the transaction and are expected to have a continuing impact on the results of operations of Liberty Media Corporation. In the opinion of Liberty Media Corporation management, all adjustments necessary to present fairly the unaudited pro forma condensed consolidated financial information have been made.

(2) Formula One Financial Statements

        Delta Topco is a privately held company based in Jersey, and its principal subsidiaries are privately held companies based in London. Accordingly, Formula One does not provide periodic financial reporting materials similar to those filed by a publicly traded U.S. company (such as reports filed with the Securities and Exchange Commission). In addition, Formula One financial information is presented or obtained from financial information presented in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board ("IFRS"). A reconciliation of Formula One's financial statements prepared under IFRS to generally accepted accounting principles in the United States ("US GAAP") has been performed for purposes of these unaudited condensed consolidated financial statements. Such reconciliation adjustments consist of the following:

  (a)
  Goodwill

          Formula One's goodwill is attributable to the acquisition of two separate businesses in 2006 and 2007. Based on the applicable UK GAAP guidance at the time of acquisition, Formula One amortized goodwill over a 20 year period, which represented management's estimate of the economic life of the acquired goodwill. Upon transition to IFRS in 2012, Formula One elected the IFRS First Time Adoption exemption and assumed that the amortized cost under UK GAAP

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

(2) Formula One Financial Statements (Continued)

  ($4.0 billion) was the carrying value of goodwill at January 1, 2012. US GAAP guidance provides that goodwill acquired in business combinations after June 30, 2001 shall not be amortized, but rather tested for impairment annually or at an interim date if certain indicators are present. Therefore, the goodwill would not have been amortized under US GAAP and has been restated to the unamortized balance in the condensed consolidated balance sheet. There are currently no indicators of impairment that would indicate that this amount of goodwill is not recoverable.

        Additionally, certain reclass adjustments have been made to conform the presentation of Formula One's financial statements to the presentation of Liberty Media Corporation's financial statements, as follows:

  (b)
  Depreciation and amortization expense

          Formula One includes the amortization of prepaid contract rights in Cost of F1 revenue. The amortization of Formula One prepaid contract rights includes team payment amortization, championship rights amortization and other contractual rights amortization. In order to conform to Liberty Media's presentation, we reclassified amortization expense of $10 million and $27 million for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively, from Cost of F1 revenue to the Depreciation and amortization expense line item.

          Additionally, Formula One includes expense related to the depreciation of property and equipment and amortization of definite-lived intangible assets in Selling, general and administrative expense. In order to conform to Liberty Media's presentation, we reclassified depreciation and amortization expense of $9 million and $19 million for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively, from Selling, general and administrative expense to the Depreciation and amortization expense line item.

  (c)
  Foreign exchange gain (loss)

          Formula One included a $1 million foreign currency exchange loss resulting from the disposal of a certain subsidiary in Selling, general and administrative expense. In order to conform to Liberty Media's presentation, we reclassified $1 million of foreign currency exchange losses for the year ended December 31, 2015 from Selling, general and administrative expense to Other, net.

  (d)
  Interest expense

          Formula One includes net gains (losses) on derivatives in Interest expense. In order to conform to Liberty Media's presentation, we reclassified net losses on derivatives of $61 million and $48 million for the six months ended June 30, 2016 and the year ended December 31, 2015, respectively, from Interest expense to the Unrealized gains (losses) on financial instruments, net line item.

  (e)
  Deferred taxes

          Formula One had a deferred tax asset of $23 million as of June 30, 2016. The step-up to fair value of Formula One's intangible assets resulting from the purchase price allocation, discussed in note 3(e) below, resulted in a deferred tax liability of $421 million. Accordingly, we reclassified Formula One's existing $23 million deferred tax asset from other assets to other liabilities since the

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

(2) Formula One Financial Statements (Continued)

  deferred taxes resulting from the fair value step-up result in a net deferred tax liability as of June 30, 2016.

(3) Pro Forma Adjustments

        The unaudited pro forma adjustments related to the transactions included in the unaudited pro forma condensed consolidated financial statements are as follows:

  (a)
  Cash paid for the purchase of Formula One

          On September 7, 2016, Liberty Media paid $746 million cash in order to purchase a nearly 20% interest in Formula One, on a fully diluted basis, which was inclusive of a $75 million discount to be paid at the second closing. The remainder of cash consideration, including the $75 million discount, will be paid at the second closing following satisfaction of conditions, including receipt of necessary regulatory approvals and Liberty Media shareholder vote. The total amount of cash expected to be paid to obtain a nearly 100% interest in Formula One on a fully diluted basis is $1.1 billion (inclusive of the $746 million paid in September 2016). The remaining $354 million cash payment is expected to be funded by the issuance of a new margin loan (note 3(d)) and cash on hand.

  (b)
  Issuance of Series C Liberty Media Group common stock

          Liberty Media expects to issue approximately 138 million new shares of Series C Liberty Media common stock with a deemed fair value of approximately $2.9 billion in connection with the second closing. The $2.9 billion equity value was based on the five day volume weighted average price per share ("VWAP") of $21.26 ending on the second trading day prior to the first closing ("Reference Price") on September 7, 2016. The actual equity value will be based on the price per share of Series C Liberty Media common stock on the date of the second closing.

  (c)
  Issuance of subordinated exchangeable notes

          In connection with the transaction, Delta Topco expects to issue approximately $351 million subordinated exchangeable notes upon the conversion of certain outstanding Formula One loan notes, exchangeable into shares of Series C Liberty Media Group tracking stock at 105% of the Reference Price by the holders at any time. Delta Topco may elect to settle the exchangeable notes in cash. The exchangeable securities bear interest at 2% per annum and will mature 30 months from the completion of the second closing. These unaudited pro forma condensed consolidated financial statements assume that no notes would have been exchanged during the periods presented.

  (d)
  Issuance of $500 million margin loans

          In connection with the transaction, Liberty Media expects to enter into a $500 million margin loan, secured by shares of certain public equity securities held by Liberty Media (the "New Margin Loan"). The New Margin Loan is expected to have a two year term and bear interest at a rate of LIBOR plus 2.25% and an undrawn commitment fee of 0.75% per annum. Liberty Media expects to draw $350 million to be used for the purchase of Formula One, with $150 million available to be drawn. Debt issuance costs associated with the New Margin Loan are expected to be approximately $1 million.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

(3) Pro Forma Adjustments (Continued)

  (e)
  Formula One purchase price allocation

          As discussed above, the acquisition of Delta Topco is expected to be funded by a mix of cash on hand, newly issued shares of Series C Liberty Media Group tracking stock and a Delta Topco debt instrument exchangeable into shares of Series C Liberty Media Group tracking stock.

          The following is a pro forma purchase price allocation as if the Formula One acquisition had occurred on June 30, 2016 (amounts in millions):

Current assets	$964
Property and equipment	8
Goodwill	5,930
Definite-lived intangible assets	2,351
Other assets	429
Deferred income tax liabilities	(421)
Current liabilities	(680)
Long-term debt	(4,137)
Other liabilities	(61)

$4,383

          For purposes of these unaudited condensed consolidated pro forma financial statements, we allocated 30% of the excess purchase price of Formula One to amortizable intangible assets, based on our current understanding of assets purchased. Formula One's amortizable intangible assets consist of customer and supplier relationships, which were acquired in May 2006 and Formula1.com website traffic, which was acquired in 2002. Formula One historically considered the useful lives of each of these assets to be 20 years. The weighted average remaining useful life of these intangible assets is 9.9 years as of June 30, 2016, resulting in amortization expense of approximately $119 million for the six months ended June 30, 2016 and approximately $238 million for the year ended December 31, 2015.

          The final determination of the allocation of the purchase price will be based on the fair value of such assets and liabilities as of the date of the second closing and may change significantly from the amounts determined in the pro forma purchase price allocation.

  (f)
  Shareholder loan notes

          Shareholder loans represent Payment In Kind ("PIK") loan notes issued by Formula One to its shareholders in proportion to the relevant equity holdings of each shareholder. Interest accrues on the balance of the notes at an annual compound rate of 10% payable on December 31 each year. Interest is capitalized to the shareholder loan note balance. It is expected that these shareholder loan notes will be converted to equity in Formula One and into the exchangeable notes upon the second closing. Interest expense on the shareholder loan notes was $217 million for the six months ended June 30, 2016 and $396 million for the year ended December 31, 2015.

  (g)
  Stock-based compensation

          Formula One has historically granted Manager Share Options and Manager Loan Note Options (collectively, "Awards") under its Delta Topco Option Scheme ("Option Scheme") plan. Manager Share Options allow the participants of the Option Scheme to acquire a fixed number of

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

(3) Pro Forma Adjustments (Continued)

  shares of Formula One while the Manager Loan Note Options provide an option to participants over an increasing number of loan notes in return for a subscription payment. The Manager Share Options have historically been equity classified awards, and the Manager Loan Note Options are liability classified awards in Formula One's stand alone financial statements. As of June 30, 2016, the value of the Manager Share Options was $279 million, and the value of the Manager Loan Note Options was $312 million. Participants in the Option Scheme are not entitled to exercise vested Awards, and do not become entitled to receive any cash, assets or other benefits following the exercise of vested interests, until the later of the date upon which they vest and the completion of an initial public offering of Formula One or change in the ultimate controlling party of Formula One. Awards can also be exercised on the completion of any sale, transfer, disposal, exchange, cancellation, redemption or reorganization of not less than 5% of the controlling party's interest, or at a date determined by an I Director of Formula One. Upon the second closing, all vested Manager Share Options and Manager Loan Note Options will be exercised by participants. Therefore, the $312 liability related to Manager Loan Note Options has been reversed from Other liabilities to Retained earnings and reclassified to Additional paid-in capital in the unaudited condensed consolidated pro forma balance sheet as of June 30, 2016.

          As the Awards are subject to a requisite service period and an exit event in order for the Awards to vest, applicable U.S. generally accepted accounting principles ("US GAAP") provide that compensation expense should not be recognized until it is probable that the performance condition will be satisfied, which is when the exit event is consummated. As of January 1, 2015, an exit event was not considered reasonably probable. Therefore, under US GAAP, stock compensation would not have been recognized during the six months ended June 30, 2016 or the year ended December 31, 2015. Formula One recognized stock-based compensation expense of $17 million and $98 million during the six months ended June 30, 2016 and the year ended December 31, 2015, respectively. These amounts have been excluded from the unaudited pro forma condensed consolidated statements of operations for the respective periods because they are charges directly attributable to the acquisition of Formula One that will not have a continuing impact on Liberty Media's operations. However, the historical stock compensation expense is reflected as a reduction to retained earnings in the unaudited pro forma balance sheet as of June 30, 2016.

          Additionally, UK national insurance contributions are payable upon exercise of Awards, where any relevant participant holds, or has held, a UK-based service contract or employment within the group. Therefore, Formula One has recognized an expense (included in stock-based compensation expense) and corresponding liability for the expected national insurance contribution payable based on the estimated value of Award exercises less any amounts payable on grant or exercise of the Awards. Upon the second closing, Formula One will pay out the UK national insurance contribution for the vested and exercised Awards. Therefore, the $39 million liability related to the accrued UK national insurance contribution has been reversed from Other liabilities to Retained earnings and reclassified to Additional paid-in capital in the unaudited condensed consolidated pro forma balance sheet as of June 30, 2016.

          Furthermore, Formula One has historically declared cash dividends to shareholders. Dividends have been accrued for vested Manager Share Options, although participants are not entitled to receive payment for the dividends until the Manager Share Options become exercisable. As the vested Manager Share Options become exercisable upon the second closing, Formula One will pay

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information (Continued)

(3) Pro Forma Adjustments (Continued)

  out the accrued notional dividends payable on vested Manager Share Options at that time. As of June 30, 2016, the accrued notional dividends payable was approximately $68 million.

  (h)
  Income tax benefit (expense)

          Pro forma adjustments related to Formula One were recorded at the applicable UK tax rate for Formula One in effect for the six months ended June 30, 2016 and the year ended December 31, 2015 (20.25%), and pro forma adjustments related to Liberty Media were recorded at the applicable blended corporate tax rate for Liberty Media in effect for the six months ended June 30, 2016 and the year ended December 31, 2015 (36.5%).

(4) Earnings per share

        Weighted average shares outstanding for the six months ended June 30, 2016 and the year ended December 31, 2015 have been adjusted for the issuance of an additional 138 million Series C Liberty Media Group shares as a result of the transaction, assuming that the business combination occurred on January 1, 2015 and using the Reference Price per share determined in connection with the first closing, as discussed in note 3(b). Potentially dilutive shares include shares exchangeable pursuant to the subordinated exchangeable notes assuming 105% of the Reference Price per share determined in connection with the first closing, as discussed in notes 3(b) and 3(c). Potentially dilutive shares are excluded from the computation of diluted EPS during the periods in which losses are reported as the result would be antidilutive.

ANNEX A

SEPTEMBER 7, 2016

THE SELLERS
listed in Schedule 1 hereto

DELTA TOPCO LIMITED

LIBERTY GR CAYMAN ACQUISITION COMPANY

and

LIBERTY MEDIA CORPORATION

AGREEMENT
FOR THE SALE AND PURCHASE OF DELTA TOPCO LIMITED

Page
SCHEDULE 1 DETAILS OF THE SELLERS AND THE SALE SECURITIES
PART A
PART B
SCHEDULE 2 WARRANTIES	A-64
SCHEDULE 3 LIMITATIONS ON LIABILITY	A-66
SCHEDULE 4 EXERCISE OF THE MANAGEMENT EQUITY PLAN
SCHEDULE 5 LOAN NOTE CONVERSION	A-67
SCHEDULE 6 EXERCISE OF THE FERRARI OPTION AGREEMENT
SCHEDULE 7 CLOSING DELIVERABLES	A-69
SCHEDULE 8 KEY MANAGERS
SCHEDULE 9 COMPETITION CONDITIONS	A-72
SCHEDULE 10 SALE DEED OF ADHERENCE
SCHEDULE 11 COMPANY BOARD OF DIRECTORS	A-74
SCHEDULE 12 BUSINESS PLAN PRINCIPLES

        THIS DEED (this "Agreement") is dated 7, September 2016 BETWEEN:

  (1)
  THE PERSONS whose names and addresses are set out in Part A of Schedule 1, together with any person who signs a Sale Deed of Adherence (or on whose behalf a Sale Deed of Adherence is signed) a list of whom is set out in Part B of Schedule 1 (the "Sellers");

  (2)
  DELTA TOPCO LIMITED, a private company limited by shares incorporated in Jersey under number 95136 whose registered office is at 1 Waverley Place, Union Street, St Helier, Jersey JE1 1SG (the "Company");

  (3)
  LIBERTY GR CAYMAN ACQUISITION COMPANY, a company registered in the Cayman Islands and an indirect wholly-owned subsidiary of LMC whose registered office is at Walkers Corporate, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KYI-9008, Cayman Islands (the "Purchaser"); and

  (4)
  LIBERTY MEDIA CORPORATION, a Delaware corporation, whose principal offices are at 12300 Liberty Boulevard, Englewood, Colorado 80112, USA ("LMC").

        WHEREAS:

  (A)
  As at the date hereof (the "Reference Date") the share capital of the Company consists of:

  (1)
  ordinary shares of US$0.01 each (the "Ordinary Shares");

  (2)
  one redeemable ordinary share of US$0.01, designated as the LST Share (the "LST Share"); and

  (3)
  three redeemable ordinary shares of US$0.01, designated as the Team Shares (the "Team Shares").

    For the avoidance of doubt, the LST Share and the Team Shares are not subject to the sale and purchase under the First SPA or this Agreement.

  (B)
  As at the Reference Date, the issued and allotted share capital of the Company, consists of:

  (1)
  4,286,181,943 Ordinary Shares (the "Issued Shares");

  (2)
  the LST Share; and

  (3)
  zero Team Shares.

  (C)
  The Company is party to a Loan Note Instrument dated 24 November 2006 (as amended from time to time the "Loan Note Instrument") in respect of US$1.00, 10% unsecured loan notes (together with any PIK notes issued under the Loan Note Instrument, the "Loan Notes"). As at the Reference Date, the Company has issued Loan Notes in the aggregate principal amount of US$4,349,283,052, such amount to be increased by the Investor Coupon Rate from time to time after the Reference Date (the "Issued Loan Notes").

  (D)
  The Company has adopted the Management Equity Plan. As at the Reference Date, the beneficiaries under the Management Equity Plan have the right to exercise options over the following securities in the Company:

  (1)
  280,743,613 Ordinary Shares in aggregate (the "Management Option Shares"); and

  (2)
  Loan Notes having an aggregate principal amount equal to US$284,876,718, increased by the Investor Coupon Rate from time to time from and including the Grant Date to the Closing Date (the "Management Option Loan Notes").

  (E)
  The Company is party to the Ferrari Option Agreement. As at the Reference Date, the beneficiary under the Ferrari Option Agreement has the right to exercise options over the following securities in the Company:

  (1)
  11,900,413 Ordinary Shares in aggregate (the "Ferrari Option Shares"); and

  (2)
  Loan Notes having an aggregate principal amount equal to US$12,075,611, increased by the Investor Coupon Rate from time to time from and including 1 January 2013 to but excluding the Closing Date (the "Ferrari Option Loan Notes").

  (F)
  As at the Reference Date, the fully-diluted ordinary share capital of the Company consists of 4,578,825,969 Ordinary Shares;

  (G)
  As at the Reference Date, the Company has Loan Notes in the aggregate principal amount of US$4,646,235,380 in issue or with options over them, as increased by the Investor Coupon Rate from time to time.

  (H)
  As of the Reference Date and, for the avoidance of doubt, prior to First Closing under the First SPA, each of the Sellers was respectively:

  (1)
  the legal and beneficial owner of the Issued Shares set out against its name in Schedule 1;

  (2)
  the legal and beneficial owner of the Issued Loan Notes set out against its name in Schedule 1;

  (3)
  beneficially entitled under the Management Equity Plan to the issue of the Management Option Shares set out against its name in Schedule 1;

  (4)
  beneficially entitled under the Management Equity Plan to the issue of the Management Option Loan Notes set out against its name in Schedule 1;

  (5)
  beneficially entitled under the Ferrari Option Agreement to the issue of the Ferrari Option Shares set out against its name in Schedule 1; and

  (6)
  beneficially entitled under the Ferrari Option Agreement to the issue of the Ferrari Option Loan Notes set out against its name in Schedule 1;

  (I)
  On the Reference Date CVC and LBI Group Inc. (the "Initial Sellers"), the Company, LMC and the Purchaser also executed a separate agreement (the "First SPA") for the sale and purchase for cash of certain Ordinary Shares and certain Loan Notes each issued in the Company (together the "Initial Securities") which sale and purchase was completed on the Reference Date.

  (J)
  Under Article 81 of the Interim Articles, if the consequence of any proposed bona fide transfer of any "Shares" (as defined in the Interim Articles and excluding the LST Share and the Team Share) would be a "Sale" (as defined in the Interim Articles) the intending transferor(s) of such Shares shall have the right (the "Drag Along Right") to require all the other "Members" (as defined in the Interim Articles) (the "Remaining Members") to transfer all their "Shares" and other "Shareholder Instruments" (as defined in the Interim Articles and excluding the LST Share and the Team Share) to the proposed transferee conditional upon such transfer being completed, by giving notice to that effect to the Remaining Members (the "Drag Along Notice") accompanied by copies of all documents required to be executed by the Remaining Members to give effect to the transfer and the transfer shall be on the same terms and conditions (including as to the consideration) as shall have been agreed between the transferor(s) and the proposed transferee.

  (K)
  After the Reference Date, the Company shall take the steps set out in clause 5 and issue an Exercise Request Notice to the holders of Management Option Shares and Management Option Loan Notes (each an "Optionholder") giving each Optionholder the opportunity to elect irrevocably to exercise their options over the Management Option Shares and the Management Option Loan Notes (such exercise to be effected in accordance with the terms of this Agreement) (the "Management Exercise Process") and participate as a Seller of Issued Shares and Issued Loan Notes under this Agreement.

  (L)
  After the Reference Date, the Company shall take the steps set out in clause 6 and issue an Exercise Request Notice to Ferrari giving Ferrari the opportunity to exercise its options over the Ferrari Option Shares and the Ferrari Option Loan Notes (such exercise to be effected in accordance with the terms of this Agreement) (the "Ferrari Exercise Process") and participate as a Seller of Issued Shares and Issued Loan Notes under this Agreement.

  (M)
  On the Reference Date the Initial Sellers, who together hold a "Controlling Interest" (as defined in the Existing Articles and the Interim Articles) in the Company, the Company and the Purchaser executed this Agreement. As a consequence of their execution of this Agreement, but not of the execution of the First SPA, there will be a "Sale" (as defined in the Interim Articles) and prior to Closing the Company, on behalf of the Sellers entering into this Agreement on the Reference Date shall (unless by such date Sellers that would, as at Closing, represent 100% of the fully diluted share capital in the Company, other than the LST Share and Team Shares, have either executed this Agreement or a Sale Deed of Adherence) issue a Drag Along Notice with a copy of this Agreement to all the holders of "Shares" and other "Shareholder Instruments" in the Company (but not in respect of (i) the LST Share and any Team Share then in issue, or (ii) any Exchangeable Notes to be issued in accordance with the Loan Note Conversion).

  (N)
  Immediately prior to Closing, the following steps will take place in the following order:

  (1)
  First Unwind Completion shall take place pursuant to which the sale and purchase of the Additional Initial Securities between CVC and the First SPA Additional Sellers under the Additional First SPAs will be unwound on the terms and conditions set out herein and the Additional Initial Securities sold and purchased thereunder will become Sale Securities (as defined herein) and shall be sold and purchased on the terms and subject to the conditions set out in this Agreement;

  (2)
  Second Unwind Completion shall take place pursuant to which the sale and purchase of the Initial Securities and the CVC Additional Securities between the Initial Sellers, the CVC Additional Sellers and the Purchaser under the First SPA will be unwound on the terms and conditions set out herein and the Initial Securities and CVC Additional Securities sold and purchased thereunder will become Sale Securities (as defined herein) and shall be sold and purchased on the terms and subject to the conditions set out in this Agreement;

  (3)
  the Company will take the actions set out herein to effect the Management Exercise Process and the Ferrari Exercise Process; and

  (4)
  the parties will effect the steps under the Loan Note Conversion pursuant to which certain Loan Notes will be converted into Ordinary Shares.

  (O)
  Simultaneously with Closing, the parties will effect the steps under the Loan Note Conversion pursuant to which certain Loan Notes will be amended and restated as Exchangeable Notes.

  (P)
  Following the issue of the Drag Along Notice (if required, in accordance with Recital M), each of the Sellers either (1) will have agreed or (2) will be obliged under the Interim Articles and the ISA, to enter into this Agreement to sell the Sale Securities to the Purchaser on the terms and subject to the conditions set out in this Agreement.

  (Q)
  On 7 September 2016 the I Director (as defined in the Interim Articles and the ISA) issued an I Director Consent consenting to the acquisition of the Initial Securities and the Sale Securities by the Purchaser and the re-transfer of the Initial Securities to the Sellers in the circumstances specified in clause 13.

IT IS AGREED:

1.
INTERPRETATION

1.1
In this Agreement, including the Preamble and the Recitals, the following words and expressions shall have the following meanings:

  "100 Year Agreements" means each of: (a) the Umbrella Agreement; (b) the Commercial Agreement; (c) the Regulatory Agreement; (d) the SLEC Group Asset Transfer Agreement; (e) the FIA Transfer Agreement; (f) the 2013 Concorde Implementation Agreement and (g) the deed of release and waiver between, amongst others, FIA and Formula One Management as part of the 100 Year Agreements;

  "2009 Concorde Agreement" means the agreement dated 5 August 2009, between the FIA (France), Formula One Administration Limited, FOWC and the Signatory Teams (as defined therein) in relation to the Signatory Teams' participation in the FIA Formula One World Championship for the period up to 31 December 2012;

  "2013 Concorde Implementation Agreement" means the agreement dated 22 July 2013 modifying the terms of the 100 Year Agreements and the terms upon which the 2009 Concorde Agreement will be applied and renewed in respect of the period 1 January 2013 to 31 December 2020 and successive subsequent periods until 31 December 2030 between the Company, SLEC Holdings, FOWC, FOAM, the CVC Funds, FIA France and FIA Switzerland;

  "5-Year Business Plan" has the meaning given in clause 12.5;

  "Additional Cash Minimum Amount" means an amount equal to US$1,000,000,000;

  "Additional Cash Raising" means the offering of shares of LMG Series C Stock following the date hereof and in connection with the completion of the Proposed Transaction, pursuant to clause 11;

  "Additional First Closing Consideration" has the meaning given to the term "Additional Consideration" in the First SPA;

  "Additional First SPA" means each share purchase agreement between a First SPA Additional Seller as seller and CVC as buyer;

  "Additional Initial Securities" means the Ordinary Shares and Loan Notes transferred pursuant to the terms of the Additional First SPAs;

  "Additional Sales Securities Notice" has the meaning given to such term in the First SPA;

  "Adjusted Stock Component Amount" means a number of shares of LMG Series C Stock equal to the Stock Component Maximum minus the Stock Component Adjustment;

  "Adverse Tax Effect" means an increase in any Tax payable by or Tax liability of any Group Company that is material to the Group Companies as a whole and would not otherwise have incurred but for the transaction in question;

  "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person, for so long as such person remains so affiliated to the specified person. For purposes of this definition, (i) "control" (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, (ii) natural persons shall not be deemed to be Affiliates of each other, (iii) no member of a Shareholder Group shall be deemed to be an Affiliate of any other Shareholder Group or such other Shareholder Group's members, unless they otherwise fall within the meaning of "Affiliate" hereunder, (iv) the Company and the other Group Companies will not be deemed to be an Affiliate of any Shareholder Group, (v) for the avoidance of doubt, none of Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc., Liberty Expedia Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc shall be deemed to be an Affiliate of LMC, and (vi) with regard to any shareholder that is a fund or partnership (or nominee for a fund or partnership), any entity, fund or partnership (or nominee for a fund or partnership) that is, directly or indirectly, under the same ultimate control (including control through advisory arrangements) as such shareholder shall be deemed to be an Affiliate of such shareholder, excluding any portfolio companies of such entities, funds or partnerships) (for the avoidance of doubt, where such shareholder is a fund or limited partnership advised by affiliates of CVC Capital Partners Limited, the term "Affiliate" shall be deemed to include any other funds or limited partnerships advised by affiliates of CVC Capital Partners Limited but excludes (i) CVC Credit Partners Group Holding Foundation and each of its direct and indirect subsidiary undertakings and (ii) any investors in any such funds or limited partnerships advised by affiliates of CVC Capital Partners Limited) save to the extent that any such investor would otherwise fall within the definition of Affiliate;

  "Aggregate Note Principal" has the meaning given in clause 11.2(a)(ii);

  "Agreed Form" means, in relation to a document, the form of that document which has been agreed on the date of this Agreement between the Purchaser and the Sellers' Representative;

  "Agreement" has the meaning given in the Preamble;

  "Approvals" has the meaning given in clause 22.2;

  "Antitrust Action" means effecting, by consent decree, hold separate orders, or otherwise, the sale, divesture or disposition of, or holding separate (through the establishment of a trust or otherwise) such of its assets, properties or businesses as are required to be sold, divested, disposed of or held separate in order to satisfy the Competition Conditions, including to avoid the entry of, or to effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, which would otherwise have the effect of materially delaying or preventing the consummation of the Proposed Transaction or that would make the consummation of the acquisition of the Sale Securities in accordance with the terms of this Agreement unlawful;

  "Attorney" has the meaning given in clause 24.3;

  "Backstop Facility Lender" means the Lender from time to time under and as defined in the Backstop Loan Facility;

  "Backstop Loan Amount" has the meaning given to it in the approved investors' letter agreement dated on or about the date of this Agreement;

  "Backstop Loan Facility" means the loan facility made available to the Company by the Backstop Facility Lender in relation to the Backstop Loan Amount;

  "Beneficial Ownership" and related terms such as "Beneficially Owned" or "Beneficial Owner" have the meaning given in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and a person's Beneficial Ownership of Sale Securities shall be calculated in accordance with the provisions of such rule (including for the avoidance of doubt taking into account any person who would constitute a "group" with such first person pursuant to Rule 13d-3);

  "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in London, United Kingdom, Jersey and New York, United States of America for the transaction of normal banking business;

  "Cash Component Minimum" has the meaning given in clause 11.2(a)(i);

  "Cash Shortfall" means any cash shortfall in the Excess Cash Amount as a result of any Investor Default;

  "Closing" means completion of the sale and purchase of all of the Sale Securities on the Closing Date in accordance with the provisions of this Agreement;

  "Closing Articles" means the articles of association of the Company in the Agreed Form to be adopted on Closing;

  "Closing Date" has the meaning given in clause 14.1;

  "Commercial Agreement" means the commercial agreement relating to the commercial development of the FIA Formula One Championship dated 24 April 2001 between FOAM and FOWC (as such agreement may be amended from time to time in accordance with its terms);

  "Company Alternative Proposal" has the meaning given in clause 21.4;

  "Company Conditions" has the meaning given in clause 10.3;

  "Competition Conditions" means the conditions set out in Schedule 9;

  "Condition" means any of the conditions to Closing set out in clause 10;

  "Confidential Information" has the meaning given in clause 23.2;

  "Consideration" has the meaning given in clause 11.1;

  "Conversion Completion" has the meaning given in clause 14.3(a)(v);

  "Costs" means obligations, liabilities, losses, damages, fees, costs (including reasonable legal costs) and expenses (including Taxation), actions, proceedings, claims and demands, in each case of any nature whatsoever;

  "CVC" means the CVC Nominee and the CVC Funds;

  "CVC Additional Securities" means those Ordinary Shares and Loan Notes purchased by the Purchaser from the CVC Additional Sellers under the terms of the First SPA;

  "CVC Additional Sellers" has the meaning given to that term in the First SPA;

  "CVC Funds" means CVC European Equity Partners IV (A) LP, CVC European Equity Partners IV (B) LP, CVC European Equity Partners IV (C) LP, CVC European Equity Partners IV (D) LP and CVC European Equity Partners IV (E) LP;

  "CVC NDA" means the non-disclosure and confidentiality deed between CVC Capital Partners Limited, LMC and the Company dated 6 July 2016 in relation to information supplied by CVC Capital Partners Limited and/or any of the Group Companies to LMC in connection with the Proposed Transaction;

  "CVC Nominee" means CVC Delta Topco Nominee Limited;

  "CVC Representative" means Donald Mackenzie, or such other person notified by CVC to the Purchaser in writing;

  "Data Room" has the meaning given in clause 13.4(a);

  "Data Room CD" has the meaning given in clause 13.4(a);

  "Deed of Amendment and Restatement to the Loan Note Instrument" means the deed of amendment and restatement in the Agreed Form which amends the Loan Note Instrument to constitute the Exchangeable Notes;

  "Deed of Covenant" means the deed dated the Reference Date between, among others, CVC, the Company, LMC and the Purchaser containing covenants from CVC, the Company and LMC;

  "Defaulting Parties" has the meaning given in clause 14.4;

  "Documents" has the meaning given in clause 24.3(a);

  "Draft Revised Schedule" has the meaning given in clause 2.4;

  "Drag Along Notice" has the meaning given in Recital (J);

  "Drag Along Right" has the meaning given in Recital (J);

  "Dragged Sellers" means those Sellers (if any) in respect of whom this Agreement has been executed on their behalf pursuant to the operation of the Drag Along Right;

  "EBT Trustee" means SJT, in its capacity as trustee of the Delta Topco Employee Benefit Trust;

  "EGM" means the extraordinary general meeting of the Company convened in order to adopt the Interim Articles;

  "EGM Resolution" has the meaning given in clause 4.1;

  "Encumbrance" means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or any other security agreement or arrangement, or any agreement to create any of the above;

  "Excess Cash Amount" means an amount equal to the gross proceeds received by LMC as a result of the sale of LMG Series C Stock pursuant to the Additional Cash Raising pursuant to clause 11.3, as adjusted in the event of an Investor Default pursuant to clause 11.4;

  "Exchangeable Notes" means the 2% fixed rate unsecured convertible loan notes 2060 in minimum denominations of US$1.00 each of the Company under a loan note instrument amending and restating the Loan Note Instrument on or about the Closing Date (including the Schedules thereto, the "Exchangeable Instrument" which shall be in the Agreed Form), together with any payment in kind notes that have been issued in lieu of cash interest under the terms of such Exchangeable Instrument;

  "Exchangeable Notes Completion" has the meaning given in clause 14.3(b);

  "Existing Articles" means the Articles of Association of the Company as adopted on 23 September 2013;

  "FBD" has the meaning given in clause 13.4(a);

  "Ferrari" means Ferrari SpA, a company incorporated in Italy registered at the Tribunale Di Modena with number 3658 whose registered office is at Via Emilia Est 116, 41100 Modena, Italy;

  "Ferrari Exercise Process" has the meaning given in Recital (L);

  "Ferrari Option Agreement" means the option agreement dated 24 March 2014 between the Company, FOWC and Ferrari;

  "Ferrari Option Loan Notes" has the meaning given in Recital (E);

  "Ferrari Option Shares" has the meaning given in Recital (E);

  "FIA" means FIA France and FIA Switzerland;

  "FIA Formula One World Championship" or "Championship" means the championship for drivers and constructors of Formula One racing cars which was founded by FIA France in 1950 and which has been organised annually since then by either FIA France or FIA Switzerland;

  "FIA France" means Fédération Internationale de l'Automobile, the association declared in conformity with the French law of 1 July 1901 and enjoying consultative status at the Council of Europe and at the United Nations having its office at 8, place de la Concorde, 75008 Paris, France;

  "FIA Switzerland" means Fédération Internationale de l'Automobile, the association declared in conformity with article 60 et seq. of the Swiss Civil Code having its registered office in the commune of Meyrin, Switzerland and its principal address at 2 chemin de Blandonnet, 1215 Geneva 15, Switzerland;

  "FIA Transaction Approval" has the meaning given in clause 10.3(a);

  "FIA Transfer Agreement" means the FIA transfer agreement relating to the transfer of commercial assets in the FIA Formula One World Championship, dated 24 April 2001, between FIA Switzerland, FIA France and FOAM (as such agreement may be amended from time to time in accordance with its terms;

  "First Closing" means Closing (as defined therein) of the First SPA;

  "First Closing Cash Consideration" means the cash consideration paid on First Closing under the First SPA;

  "First Lien Facilities Agreement" means the secured term and revolving first lien facilities agreement originally dated 21 November 2006 as amended and/or restated from time to time between among others Alpha Topco Limited as parent, the companies listed in schedule 1 thereto, Lehman Brothers International (Europe) and The Royal Bank of Scotland plc as mandated lead arrangers, the financial institutions as original lenders thereunder, and The Royal Bank of Scotland plc as facility agent and security agent and issuing bank;

  "First SPA" has the meaning given in Recital (I);

  "First SPA Additional Sellers" means any Seller that has signed an Additional First SPA;

  "First Unwind Completion" has the meaning given in clause 13.1;

  "Formula One" or "Formula 1" or "F1" means the brand name associated with the sporting and technical regulations published and amended from time to time by FIA France in accordance with its statutes and with the terms of the 2009 Concorde Agreement and the 2013 Concorde Implementation Agreement;

  "Formula One Administration" means Formula One Administration Limited, the private limited company registered in England and Wales with registered number 3737094 and whose registered office is at 6 Princes Gate, London, SW7 1QJ;

  "Formula One Asset Management" or "FOAM" means Formula One Asset Management Limited, the private limited company registered in England and Wales with registered number 4169896 and whose registered office is at 6 Princes Gate, London, SW7 1QJ;

  "Formula One Licensing" means Formula One Licensing B.V., the private limited company incorporated under the laws of the Netherlands having its corporate seat at Beursplein 37, 3011AA, Rotterdam, The Netherlands;

  "Formula One Management" means Formula One Management Limited, the private limited company incorporated in England and Wales with registered number 1545332 and whose registered office is at 6 Princes Gate, London, SW7 1QJ;

  "FOWC" means Formula One World Championship Limited, the private limited company incorporated in England and Wales with registered number 4174493 and whose registered office is at 6 Princes Gate, London, SW7 1QJ;

  "GAAP" means United States generally accepted accounting principles;

  "Governmental Entity" means, in relation to anywhere in the world, any supra national, national, state, municipal or local government, any subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, including the European Union;

  "Grant Date" means the date on which the Company (acting with I Director Consent) grants (or is treated as granting) an award to an Optionholder under the Management Equity Plan;

  "Group Companies" means the Company and its subsidiary undertakings, including Formula One Asset Management, Formula One Administration and Formula One Licensing, and "Group Company" means any of them;

  "Group Properties" means each of (i) the offices at 6 Princes Gate; (ii) the offices and hanger at Biggin Hill; and (iii) 2nd and 3rd floor offices, Brampton Road;

  "I Director" means each of the directors of the Company appointed and designated as I Directors in accordance with and pursuant to the terms of the ISA;

  "I Director Consent" means, in accordance with the terms of the ISA, the Existing Articles (and the Interim Articles, following their adoption), the written consent or instructions, or consent or instruction of or by a person who is one of the I Directors which consent or instruction may be given or withheld in their absolute discretion;

  "IFRS" means the International Financial Reporting Standards and International Accounting Standards issued by the International Accounting Standards Board together with the interpretations issued by the International Financial Reporting Interpretations Committee of the International Accounting Standards Board (as amended, supplemented or reissued from time to time);

  "Independent Conditions" has the meaning given in clause 10.5;

  "Indian Race Fees" means the total of US$51,350,000 secured by the Letters of Credit and relating to fees due from Jaypee Sports to FOWC under the Indian Race Promotion Agreement;

  "Indian Race Promotion Agreement" means the race promotion agreement between FOWC and Jaypee Sports dated 31 September 2011 (in relation to the hosting of a F1 event in India in 2012 and 2013);

  "Individual Seller Cash Entitlement" has the meaning given in clause 11.5(a);

  "Initial Securities" has the meaning given in Recital (I);

  "Initial Sellers" has the meaning given in Recital (I);

  "Interim Articles" means the articles of association of the Company in the Agreed Form to be adopted shortly after the Relevant Date;

  "Investor Coupon Rate" means the rate for the time being at which interest accrues in relation to the Loan Notes under the terms of the Loan Note Instrument from time to time;

  "Investor" has the meaning given to that term in the ISA;

  "Investor Default" has the meaning given in clause 11.4;

  "Investor Group" has the meaning given to that term in the Existing Articles;

  "IRS" has the meaning given in clause 24.4;

  "ISA" means the Investment and Shareholders Agreement dated 24 November 2006 between the Company, the CVC Funds and other holders of Ordinary Shares, as amended from time to time and as last amended on 20 September 2013;

  "Issued Loan Notes" has the meaning given in Recital (C);

  "Issued Shares" has the meaning given in Recital (B);

  "Jaypee Sports" means Jaypee Sports International Limited (now Jaiprakash Associates Limited), the company incorporated under the Laws of India whose registered office is Sector-128, Noida—201304, Uttar Pradesh, India;

  "Key Managers" means the persons listed in Schedule 8;

  "Law" means all laws, decrees, resolutions, instructions, statutes, rules, regulations, acts, ordinances and other pronouncements of a Governmental Entity having the effect of binding law or regulation of any country, as well as any city or other political subdivision of any of the foregoing;

  "Leakage" means:

  (a)
  in each case to, or on behalf of, a Seller or any of its Affiliates (other than the Company or another Group Company except, in respect of FOWC, for the B share held in FOWC by the FIA):

  (i)
  any dividend or distribution (whether in cash or in kind), or any payment in lieu of any dividend or distribution, declared, paid or made, by any Group Company;

  (ii)
  any return of capital (including by reduction of capital redemption or purchase of shares) by any Group Company;

  (iii)
  any fees (including directors' fees or monitoring fees) paid by any Group Company (excluding any VAT in respect of the fees which is recoverable by the Group Companies by repayment or credit) outside of the ordinary course of business and other than for services provided to the Group;

  (iv)
  any transfer or agreement to transfer of an asset or contractual right, value or benefit by any Group Company at a value below its current market value or otherwise outside the ordinary course of business;

  (v)
  any waiver or agreement to waive any amount owed to any Group Company in return for consideration equal to less than the current market value of such amount; and

    (vi)
    any assumption of a liability or obligation, or any indemnity incurred, by any Group Company in return for consideration equal to less than the current market value of such liability or obligation, as the case may be; and

  (b)
  any payments made or agreed to be paid, or liabilities incurred, by any Group Company to any third party specifically in connection with implementation of the Proposed Transaction (including any transaction or retention bonuses, or any severance payment based in whole or in part on the consummation of the Proposed Transaction, for management or adviser's fees payable in connection with implementation of the Proposed Transaction (excluding any VAT in respect of the fees which is recoverable by the Group Companies by repayment or credit)), but, in each case, does not include Permitted Leakage;

  "Leakage Amount" means an amount in US Dollars equal to the total amount of Leakage or Purchaser Leakage, as applicable;

  "Lender Consent" has the meaning given in clause 7;

  "Lender Consent Request Letters" means the letters from Alpha D2 Limited in the Agreed Form requesting that the Lenders consent to certain amendments to the definition of Permitted Change of Control in the First Lien Facilities Agreement and the Second Lien Facilities Agreement;

  "Lenders" has the meaning given in clause 7;

  "Letters of Credit" means the irrevocable standby letters of credit held by FOWC and issued by Axis Bank and confirmed by Lloyds Bank plc and/or the Royal Bank of Scotland plc in relation to the Indian Race Fees;

  "LMC Conditions" has the meaning given in clause 10.4;

  "LMC Letter Agreement" means the letter agreement in the Agreed Form to be entered into on or around the Closing Date between LMC and the Company;

  "LMC NDA" means the non-disclosure and confidentiality deed between CVC Capital Partners Limited, LMC and the Company dated 2 August 2016 in relation to information supplied by LMC to CVC Capital Partners Limited and/or the Company in connection with the Proposed Transaction;

  "LMC Preferred Stock" has the meaning given in clause 18.1(k);

  "LMC Reference Price" means US$21.26;

  "LMC Representative" means Greg Maffei or such other person as notified by the Purchaser to CVC in writing;

  "LMC SEC Documents" has the meaning given in clause 18.2;

  "LMC Securities" has the meaning given in clause 18.1;

  "LMC Stockholder Approval" means the affirmative vote of a majority of votes cast at a special meeting of the stockholders of LMC approving, for purposes of Rule 5635(a) of the Nasdaq Stock Market Rules, the issuance of shares of LMG Series C Stock to the Sellers as contemplated by this Agreement and the issuance of both shares of LMG Series C Stock and payment in kind Exchangeable Notes in each case in accordance with the terms of the Exchangeable Notes;

  "LMC Voting Stock" means all shares of (i) Series A common stock of LMC, including shares of LMG Series A Stock, Series A Liberty SiriusXM common stock, par value $0.01 per share, and Series A Liberty Braves common stock, par value $0.01 per share, and (ii) Series B common stock of the LMC, including shares of LMG Series B Stock, Series B Liberty SiriusXM common stock, par value $0.01 per share, and Series B Liberty Braves common stock, par value $0.01 per share, in each case, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such series of stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "LMG Common Stock" means the LMG Series A Stock, LMG Series B Stock, LMG Series C Stock and any other series of common stock attributable to the LMG Group;

  "LMG Group" means Liberty Media's Media Group, as it may be renamed to Liberty Media's Formula One Group on Second Closing;

  "LMG Series A Stock" means Series A Liberty Media common stock, par value $0.01 per share, of LMC, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series A Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "LMG Series B Stock" means Series B Liberty Media common stock, par value $0.01 per share, of LMC, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series B Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "LMG Series C Stock" means Series C Liberty Media common stock, par value $0.01 per share, of LMC, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series C Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "LMG Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, (I) is materially adverse to the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of LMC and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a LMG Material Adverse Effect: (a) events, occurrences, facts, conditions, changes, developments or effects relating to or resulting or arising from: (i) changes in economic conditions in the US, the UK or European Union or financial, security or credit markets, or changes affecting the availability or cost of financing (including, without limitation, changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the US, the UK or European Union securities markets), (ii) political conditions or changes therein (including, without limitation, any such conditions or changes arising out of acts of terrorism or war), (iii) weather conditions and natural disasters (including, without limitation, hurricanes, tornados, floods, earthquakes and volcanic eruptions), and other force majeure events, (iv) any caution or recommendation (but not a blanket prohibition) against travel to the US, the UK or European Union or attendance in public places in the US, the UK or European Union (including any sporting venue) by any Governmental Entity, for whatever reason, (v) changes in, or events affecting, the industries in which LMC and its subsidiaries operate, (vi) any effect arising out of a change in IFRS, GAAP or applicable Law, (vii) (A) the announcement, pendency or consummation of the transactions contemplated by the Transaction Documents (including any loss or change in status of suppliers, customers, vendors, distributors, landlords, agents or employees resulting from such announcement, pendency or consummation), (B) any actions required by the Transaction Documents or (C) any action taken at the prior written request of Sellers' Representative or otherwise consented to in writing by the Sellers' Representative, or (viii) any failure by LMC to meet revenue or earning projections (provided that the underlying cause of such failure may be taken into account in determining whether a LMG Material Adverse Effect has occurred or would reasonably be expected to occur); provided that, in the cases of sub-clauses (I)(a)(i) through (vi), any such event, occurrence, fact, condition, change, development or effect which disproportionately affects LMC and its subsidiaries (taken as a whole) relative to other participants in the industries in which LMC or its subsidiaries operate shall not, to the extent of such disproportionate effect, be excluded from the determination of whether there has been a LMG Material Adverse Effect, or (II) prevents or materially impairs or delays the ability of the Sellers or LMC to perform their or its respective obligations under the Transaction Documents or to consummate the transactions contemplated thereby or would reasonably be expected to do so (for the avoidance of doubt, the foregoing definition will be interpreted in accordance with Delaware law);

  "Loan Note Conversion" has the meaning given in clause 8;

  "Loan Note Instrument" has the meaning given in Recital (C);

  "Loan Notes" has the meaning given in Recital (C);

  "Longstop Date" means June 30, 2017 or such later date agreed in writing between the Purchaser and the Sellers' Representative (with no obligation on either party to agree to such extension);

  "LST Share" has the meaning given in Recital (A);

  "Management Equity Plan" means the Formula One Management Equity Plan, the rules of which were adopted by the Company on 23 December 2008, as amended and/or amended and restated from time to time;

  "Management Escrow Account" means such account or accounts as may be notified by email by, or on behalf of, the Sellers' Representative to the Purchaser;;

  "Management Escrow Agent" means SJT Limited, in its capacity as the escrow agent under the Management Equity Plan;

  "Management Exercise Process" has the meaning given in Recital (K);

  "Management Option Loan Notes" has the meaning given in Recital (D);

  "Management Option Shares" has the meaning given in Recital (D);

  "Management Warranties" means the warranties given by the Managers under the Warranty Deed;

  "Managers" means the managers which execute the Warranty Deed;

  "Mandatory Accounts Date" means the final Business Day upon which the quarterly financial statements are required to be delivered under the First Lien Facilities Agreement and Second Lien Facilities Agreement;

  "Material Adverse Effect" means any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, (I) is materially adverse to the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect: (a) events, occurrences, facts, conditions, changes, developments or effects relating to or resulting or arising from: (i) changes in economic conditions in the UK or European Union or financial, security or credit markets, or changes affecting the availability or cost of financing (including, without limitation, changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, price levels or trading volumes in the UK or European Union securities markets), (ii) political conditions or changes therein (including, without limitation, any such conditions or changes arising out of acts of terrorism or war), (iii) weather conditions and natural disasters (including, without limitation, hurricanes, tornados, floods, earthquakes and volcanic eruptions), and other force majeure events, (iv) any caution or recommendation (but not a blanket prohibition) against travel to the UK or European Union or attendance in public places in the UK or European Union (including any sporting venue) by any Governmental Entity, for whatever reason, (v) changes in, or events affecting, the industries in which the Company and its subsidiaries operate, (vi) any effect arising out of a change in IFRS, GAAP or applicable Law, (vii) (A) the announcement, pendency or consummation of the transactions contemplated by the Transaction Documents (including any loss or change in status of suppliers, customers, vendors, distributors, landlords, agents or employees resulting from such announcement, pendency or consummation), (B) any actions required by the Transaction Documents, or (C) any action taken at the prior written request of LMC or otherwise consented to in writing by LMC, or (viii) any failure by the Company to meet revenue or earning projections (provided that the underlying cause of such failure may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur); provided that, in the cases of sub-clauses (I)(a)(i) through (vi), any such event, occurrence, fact, condition, change, development or effect which disproportionately affects the Company and its subsidiaries (taken as a whole) relative to other participants in the industries in which the Company or its subsidiaries operate shall not, to the extent of such disproportionate effect, be excluded from the determination of whether there has been a Material Adverse Effect, or (II) prevents or materially impairs or delays the ability of the Sellers or the Company to perform their respective obligations under the Transaction Documents or to consummate the transactions contemplated thereby or would reasonably be expected to do so (for the avoidance of doubt, the foregoing definition will be interpreted in accordance with Delaware law);

  "Name Change Approval" means the affirmative vote of the holders of a majority of the aggregate voting power of the LMC Voting Stock issued and outstanding on the applicable record date and entitled to vote at a special meeting called for the purpose of, among other things, approving the adoption of the amendment and restatement of LMC's amended and restated certificate of incorporation (i) to change the name of the "Media Group" to the "Formula One Group", (ii) to change the name of the "Liberty Media Common Stock" to the "Liberty Formula One Common Stock", (iii) to reclassify each share of each series of the existing LMG Common Stock into one share of the corresponding series of Formula One Common Stock and (iv) to make certain conforming changes as a result of the foregoing;

  "Nasdaq" means The Nasdaq Global Select Market;

  "Net Additional Cash Raise Amount" means an amount in US Dollars equal to the Excess Cash Amount minus the Selling Expenses;

  "Nominated Bank Account" means the bank account nominated by a Seller and the Sellers' Representative from time to time;

  "Non-Defaulting Parties" has the meaning given in clause 14.4;

  "Officers' Certificate" means the officers' certificate in respect of the Warranties and Management Warranties;

  "Option Loan Notes" means together the Management Option Loan Notes and the Ferrari Option Loan Notes;

  "Option Shares" means together the Management Option Shares and the Ferrari Option Shares;

  "Optionholder" has the meaning given in Recital (K);

  "Ordinary Shares" has the meaning given in Recital (A);

  "Ownership Percentage" means the percentage of the fully-diluted Sale Securities owned by each Seller as shown in Column G of Schedule 1 as may be amended by the Revised Schedule;

  "Permitted Communications" means any communications reasonably required to be made between any Seller, the Company and/or any member of the Group and any shareholder, optionholder or contractual counterparty;

  "Permitted Intergroup Transaction" means any transaction (including a payment, transfer, or distribution) which is between one Group Company and another Group Company and which either (a) would not reasonably be expected to have an Adverse Tax Effect or (b) has received the prior written consent of LMC (which consent shall not be unreasonably withheld or delayed);

  "Permitted Leakage" means:

  (a)
  any amounts paid pursuant to clause 10.20 of the ISA;

  (b)
  Sellers' Transaction Costs, up to an aggregate cap on such Sellers' Transaction Costs of $25,000,000 (whether paid pursuant to this Agreement or any other Transaction Document) (but excluding from such cap (i) third party accounting and legal expenses reasonably incurred in the preparation of the Proxy Statement); and (ii) other reasonable costs and expenses of third party advisors engaged at the specific request of the Purchaser;

  (c)
  any amounts paid pursuant to the Transaction Assistance Agreement;

  (d)
  the payment of part or all of the Reserved Amount, together with any employer social security charges and any other amount of Tax which any relevant Group Company is required to pay in respect of any payment of all or part of the Reserved Amount;

  (e)
  any payments provided for under the terms of, or in connection with, this Agreement the other Transaction Documents or the First Lien Facilities Agreement or the Second Lien Facilities Agreement;

  (f)
  payment of any amount accrued or provided for in the management accounts of the Group dated 31 July 2016;

  (g)
  any amounts paid or incurred consistent with past practice and which are recharged to the relevant Seller or their respective Affiliates, as applicable, at or above cost;

  (h)
  any amounts paid to any of the Sellers or their respective Affiliates in respect of rent or other charges in the ordinary course in respect of the Group Properties;

  (i)
  any amounts paid to the FIA other than in its capacity as a shareholder of any Group Company;

  (j)
  any payment made in accordance with past practice in respect of the salary, bonus, pension contributions, life assurance payments, medical insurance, car allowances, secretarial services, expenses and holiday pay accrued and due to any Seller who is also an officer, director or employee of a Group Company under and in accordance with such person's contract of employment, engagement letter, services contract or written terms of appointment;

  (k)
  any interest or coupon which accrues on the Loan Notes (or the Option Loan Notes) to the extent that it is not paid in cash;

  (l)
  any Tax which the Company is required to withhold or deduct or pay to any Taxation Authority, as a result of the exercise of any options over Shares or Loan Notes; and

  (m)
  any payment, or the incurrence of, (or the agreement to pay or incur) any amounts for any tickets, passes, hospitality or other packages or expenses in connection with any Formula 1 races and in each case made in the ordinary course;

  "Power of Attorney" means the power of attorney in favour of the Sellers' Representative on the terms set out in clause 24.3;

  "Proposed Transaction" means the transaction contemplated by the Transaction Documents;

  "Proxy Statement" has the meaning given in clause 22.4;

  "Purchaser" has the meaning given in the Preamble;

  "Purchaser Group" means the Purchaser, LMC and their respective Affiliates from time to time, other than the Company and the other Group Companies;

  "Purchaser Leakage" means:

  in each case to, or on behalf of, a Purchaser or any of its Affiliates (other than the Company or another Group Company directly or indirectly wholly-owned by the Company):

  (a)
  any dividend or distribution (whether in cash or in kind), or any payment in lieu of any dividend or distribution, declared, paid or made by any Group Company;

  (b)
  any return of capital (including by reduction of capital redemption or purchase of shares) by any Group Company;

  (c)
  any fees (including directors' fees or monitoring fees) paid by any Group Company (excluding any VAT in respect of the fees which is recoverable by the Group Companies by repayment or credit) outside of the ordinary course of business and other than for services provided to the Group;

  (d)
  any transfer or agreement to transfer of an asset or contractual right, value or benefit by any Group Company at a value below its current market value or otherwise outside the ordinary course of business;

  (e)
  any waiver or agreement to waive any amount owed to any Group Company in return for consideration equal to less than the current market value of such amount; and

  (f)
  any assumption of a liability or obligation, or any indemnity incurred, by any Group Company in return for consideration equal to less than the current market value of such liability or obligation, as the case may be, but, in each case, does not include Purchaser Permitted Leakage;

  "Purchaser Permitted Leakage" means:

  (a)
  any payments provided for under the terms of this Agreement or the other Transaction Documents;

  (b)
  any amounts paid or incurred consistent with past practice in respect of other Investors and which are recharged to the Purchaser or its Affiliates, as applicable, at or above cost; and

  (b)
  any interest or coupon which accrues on the Loan Notes to the extent that it is not paid in cash;

  "Reference Date" has the meaning given in Recital (A);

  "Remaining Members" has the meaning given in Recital (J);

  "Representative Action" has the meaning given in clause 9.4;

  "Representatives" means Affiliates, Group Companies, directors, officers, employees, agents or representatives of the relevant party or their respective Affiliates, and their respective external legal advisers, accountants, consultants, financial and other advisers;

  "Regulatory Agreement" means the agreement relating to regulation of the FIA Formula One World Championship dated 24 April 2001 between FIA France and FOWC;

  "Reserved Amount" means the gross amount of US$67,747,206.31 held by the Company on account of certain dividends or distributions owed to the Sellers which are or were managers of the Group which amount includes employee Taxes and/or social security charges which any relevant Group Company is required to pay on a Optionholder's behalf in respect of any payment of part of the Reserved Amount to an Optionholder but excludes employer charges and/or Taxes which any relevant Group Company is required to pay in respect of any payment of part of the Reserved Amount to an Optionholder;

  "Revised Schedule" has the meaning given in clause 2.5;

  "Sale Deed of Adherence" means the deed of adherence set out in Schedule 10;

  "Sale Securities" means: (a) the Issued Shares, (b) any Ferrari Option Shares in respect of which options are exercised in accordance with the Ferrari Exercise Process (which, following the Ferrari Exercise Process, will be Issued Shares), (c) any Management Option Shares in respect of which options are exercised in accordance with the Management Option Process (which, following the Management Exercise Process, will be Issued Shares), (d) the Issued Loan Notes (which will be converted in accordance with the Loan Note Conversion), (e) any Ferrari Option Loan Notes in respect of which options are exercised in accordance with the Ferrari Exercise Process (which, following the Ferrari Exercise Process, will be Issued Loan Notes and which will be converted in accordance with the Loan Note Conversion) and (f) any Management Option Loan Notes in respect of which options are exercised in accordance with the Management Exercise Process (which, following the Management Exercise Process, will be Issued Loan Notes and which will be converted in accordance with the Loan Note Conversion), in each case set out alongside each Seller's name in Schedule 1, as updated in the Revised Schedule amending the terms of this Agreement, but excluding all Exchangeable Notes held by the Sellers;

  "Schedules" means Schedule 1 to Schedule 12 to this Agreement and "Schedule" shall be construed accordingly;

  "SEC" means the Securities Exchange Commission;

  "Second Lien Facilities Agreement" the second lien facilities agreement dated 8 August 2014 and made between, among others, Alpha Topco Limited and The Royal Bank of Scotland plc as facility agent;

  "Second Unwind Completion" has the meaning given in clause 13;

  "Securities Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (in each case, to the extent then applicable);

  "Securities Certificate Indemnity" means the indemnity in the Agreed Form to be executed by or on behalf of a Seller in respect of any of its share or loan note certificates in the Company which have been lost;

  "Seller Conditions" has the meaning given in clause 10.2;

  "Sellers" has the meaning given in the Preamble and "Seller" means any of them;

  "Sellers' Bank Account" means such account or accounts as may be notified by email by, or on behalf of, the Sellers' Representative to the Purchaser;

  "Seller's Consideration" means, in respect of each Seller, the allocable portion of each of (i) the Cash Component Minimum, (ii) the Net Additional Cash Raise Amount, (iii) the Aggregate Note Principal, (iv) the Stock Component Maximum or the Adjusted Stock Component Amount, as applicable, less the Backstop Loan Amount, in each case as applicable and without double counting, payable to such Seller as determined based on the Ownership Percentage set alongside its name in Schedule 1 (as the same may be adjusted pursuant to the terms of this Agreement);

  "Sellers' Representative" means CVC Nominee, being appointed by the Sellers and having the rights and obligations set out in clause 9;

  "Sellers' Transaction Costs" means the professional fees, expenses or other costs paid, incurred or owing by any Group Company on behalf of any of the Sellers reasonably incurred in connection with this Agreement and the other Transaction Documents, but excluding:

  (a)
  any Tax (other than irrecoverable value added tax in respect of any such fees, expenses or costs) incurred in connection with a Seller's proposed or actual sale of Sale Securities,

  (b)
  any Tax incurred by a Seller in respect of the payment or reimbursement of any of the Sellers' Transaction Costs; and

  (c)
  any Tax the Company is required to withhold or deduct, or pay to any Taxation Authority, as a result of the exercise of any options over Ordinary Shares or Loan Notes;

  "Selling Expenses" means all placement agent discounts or fees, selling commissions and stock transfer taxes applicable to the sale of shares of LMG Series C Stock for purposes of the Additional Cash Raising, and fees and disbursements of counsel for any placement agent;

  "SJT" means SJT Limited, a private company incorporated under the Laws of Jersey with registered number 99214 whose registered office is at 1 Waverley Place, Union Street, St Helier, Jersey JE1 1SG;

  "Shareholder" means any holder of Ordinary Shares from time to time;

  "Shareholder Affiliate" means with respect to any Shareholder each Affiliate of such Shareholder until such time as such person is not an Affiliate of the Shareholder;

  "Shareholder Group" means a Shareholder and any of its Shareholder Affiliates that Beneficially Own Ordinary Shares from time to time;

  "Shareholders Agreement" means the shareholders agreement in the Agreed Form to be entered into on Closing by the Sellers and LMC;

  "SLEC Holdings" means SLEC Holdings Limited, the private company incorporated under the Laws of Jersey, with registered number 68316 whose registered office is at 1 Waverley Place, Union Street, St Helier, Jersey JE1 1SG;

  "SLEC Group Asset Transfer Agreement" means the agreement relating to the transfer of commercial assets in the FIA Formula One World Championship and for the acquisition of shares in Formula One Administration and Formula One Licensing B.V.;

  "Stock Component Adjustment" means a number of shares of LMG Series C Stock equal to the number of shares actually sold in the Additional Cash Raising;

  "Stock Component Maximum" has the meaning given in clause 11.2(a);

  "Stock Transfer Forms" means the stock transfer forms to be executed by or on behalf of the Sellers in favour of the Purchaser pursuant to which the Sale Securities will be transferred to the Purchaser at Closing in accordance with the terms of this Agreement;

  "Surviving Provisions" means clauses 1, 3, 9, 11.10, 13.4 to 13.7, 20, 23, 26, 27, 28, 29, 31, 32 and 33;

  "Tax" and "Taxation" means corporation tax, income tax, capital gains tax, inheritance tax, petroleum revenue tax and supplementary charge to corporation tax, value added tax, national insurance contributions, social security or other similar contributions, stamp duty, stamp duty reserve tax, stamp duty land tax, duties of customs and excise, transfer taxes or duties, rates, royalties, all taxes, duties or charges replaced by or replacing any of them, and all other taxes on gross or net income, profits or gains, distributions, receipts, sales, use, occupation, franchise, value added, real property and personal property, and all levies, imposts, duties, charges or withholdings in the nature of taxation whether of the United Kingdom or elsewhere and including all and any penalties, fines, charges, surcharges and interest relating to any of the foregoing or to any late or incorrect return in respect of any of them;

  "Taxation Authority" means any government, state or municipality or any local, state, federal or other fiscal, revenue, customs or excise authority, body or official competent to impose, administer, levy, assess or collect Tax;

  "Team Agreements" means the commitment agreements in relation to participation in the FIA Formula One World Championships until (and including) 31 December 2020 between each Team and FOWC and SLEC Holdings (each a "Team Agreement");

  "Team" means a team or constructor which has been admitted to the FIA Formula One Championship and who has entered into a Team Agreement and whose rights as a Team have not terminated in accordance with either the Team Agreement nor with the 2013 Concorde Implementation Agreement;

  "Team Shares" has the meaning given in Recital (A);

  "Third Party" has the meaning given in clause 31.1;

  "Transaction Assistance Agreement" means the agreement entered into on or around the date of this Agreement between the Company and CVC in connection with CVC's agreement to provide certain undertakings, support and assistance for the Proposed Transaction;

  "Transaction Documents" means:

  (1)
  this Agreement;

  (2)
  the First SPA;

  (3)
  the Warranty Deed;

  (4)
  the Deed of Covenant;

  (5)
  the Drag Along Notice;

  (6)
  the Stock Transfer Forms;

  (7)
  any Securities Certificate Indemnities;

  (8)
  the Shareholders Agreement;

  (9)
  the Closing Articles;

  (10)
  the LMC Letter Agreement;

  (11)
  the Transaction Assistance Agreement;

  (12)
  each Sale Deed of Adherence;

  (13)
  the Backstop Loan Facility;

  (14)
  the Voting and Support Agreement; and

  (15)
  Deed of Amendment and Restatement to the Loan Note Instrument;

  "Transaction Escrow Agent" means SJT Limited, being the escrow agent for the escrow account under the First SPA;

  "Umbrella Agreement" means the agreement relating to the commercial development and regulation of the FIA Formula One World Championship dated 24 April 2001 between FIA Switzerland and FIA France and SLEC Holdings;

  "Unconditional Date" has the meaning given in clause 10.14;

  "Unwind Completion" has the meaning given in clause 13;

  "Voting and Support Agreement" means the Voting and Support Agreement dated the Reference Date between CVC Nominee, LMC and certain stockholders of LMC;

  "Warranties" means the warranties set out in Schedule 2;

  "Warranty Claim" means a claim for breach of the Warranties;

  "Warranty Deed" means the deed dated the Reference Date between the Managers, the Purchaser and the Company; and

  "Written Resolution" means the written resolution of the Company, as required in order to adopt the Closing Articles.

1.2
In this Agreement, unless the context otherwise requires:

(a)
references to a sale with "full title guarantee" means that the same covenants shall be deemed to be given by the Sellers on Closing in relation to the Sale Securities as are implied under Part 1 of the Law of Property (Miscellaneous Provisions) Act 1994 where a disposition is expressed to be made with full title guarantee;

(b)
references to a person shall be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership works council or employee representative body (whether or not having separate legal personality);

(c)
the headings are inserted for convenience only and shall not affect the construction or interpretation of this Agreement;

(d)
the singular shall include the plural and vice versa;

(e)
references to one gender include all genders;

(f)
references to times of the day are to London, United Kingdom time unless otherwise stated;

(g)
references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

(h)
a reference to a document includes any valid amendment or supplement to, or replacement or novation of, that document;

  (i)
  references to US Dollars or US$ are references to the lawful currency from time to time of the United States of America;

  (j)
  "subsidiary" has the meaning given to it in Section 1159 of the UK Companies Act 2006;

  (k)
  an undertaking is a "subsidiary undertaking" of another undertaking (its "parent undertaking") if that other undertaking, directly or indirectly, through one or more subsidiary undertakings:

  (i)
  holds a majority of the voting rights in it; or

  (ii)
  is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or other equivalent managing body; or

  (iii)
  has a right to exercise a dominant influence over it:

  (1)
  by virtue of provisions contained in its memorandum or articles or equivalent constitutional documents; or

  (2)
  by virtue of an agreement or arrangement with than undertaking or other members or shareholders of that undertaking; or

  (iv)
  is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it;

  (l)
  any reference to "fully-diluted" means, when used in relation to Ordinary Shares after giving effect to the Management Exercise Process, the Ferrari Exercise Process and, after taking into account all relevant securities in the Company, which any person has the right to have issued to them, but excludes securities reserved for issue but in relation to which no such right exists; and

  (m)
  any phrase introduced by the terms "including", "include", "in particular" "without limitation" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3
Except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a)
that enactment as amended, extended or applied by or under any other enactment before or after the Reference Date;

(b)
any enactment which that enactment re-enacts (with or without modification); and

(c)
any subordinate legislation (including regulations) made (before or after the Reference Date) under that enactment, as re-enacted, amended, extended or applied as described in clause 1.3(a), or under any enactment referred to in clause 1.3(b).

1.4
Where there is any inconsistency between the definitions set out in this clause 1 and the definitions set out in any other clause or any Schedule, then for the purposes of construing such clause or Schedule, the definitions set out in such clause or other Schedule shall prevail.

1.5
This Agreement shall be binding on each Seller and each Seller shall be severally obliged to perform its obligations hereunder from the date on which this Agreement or a Sale Deed of Adherence (as the case may be) is signed by or on behalf of that Seller, save where this Agreement expressly refers to undertakings or warranties being given on or with effect from the Reference Date in which case this Agreement shall take effect with respect to each Seller from such date and to such extent.

1.6
The Schedules comprise schedules to this Agreement and form part of this Agreement.

1.7
Any amount to be converted from one currency into another currency for the purposes of this Agreement shall be converted into an equivalent amount at the Conversion Rate prevailing at the Relevant Date. For the purposes of this clause 1.7:

  "Conversion Rate" means the close spot mid-trade composite London rate for a transaction between the two currencies in question as quoted on Bloomberg, on the date immediately preceding the Relevant Date or, if no such rate is established or quoted on that date, on the preceding date on which such rates are quoted; and

  "Relevant Date" means, save as otherwise provided in this Agreement, the date on which a payment or an assessment is to be made.

1.8
For the purposes of clause 12.3 the obligation on CVC to "Procure" an outcome under this Agreement, this shall be construed to mean in relation to such outcome:

(a)
CVC will exercise its rights as a shareholder in the Company and as a party to the ISA to achieve the outcome;

(b)
CVC will exercise its rights to direct the I Directors (subject to their fiduciary duties, if any, to the Company to the extent that such I Directors are acting in their capacity as directors of the Company) to take such steps and perform such actions which are within their powers to:

(i)
veto actions or transactions proposed to be undertaken by the Company which are inconsistent with the outcome;

(ii)
give I Director Consent; and

(iii)
cause the I Directors to vote in order to pass resolutions at the Board of the Company (and any committee thereof); and

(c)
CVC will exercise its rights as a shareholder in the Company and as a party to the ISA to veto any actions or transactions proposed to be taken by the Company that are inconsistent with the relevant matter.

2.
SALE AND PURCHASE

2.1
Subject to and in accordance with this Agreement, and after completion of the steps in clause 14.3(a) each Seller shall sell and transfer with full title guarantee the relevant Sale Securities, and the Purchaser shall purchase the relevant Sale Securities from each such Seller with effect from Closing. The Sale Securities shall be sold with all rights attaching to them at Closing, including the right to receive all interest (whether or not crystallised), distributions and dividends as declared, payable, accrued or to be made in respect of the Sale Securities (as applicable) on or after Closing. The Exchangeable Notes (being converted from Loan Notes pursuant to clause 8), the LST Share and the Team Shares are not subject to the sale and purchase under this Agreement.

2.2
In accordance with this Agreement, each Seller shall sell the relevant Sale Securities free from all Encumbrances and any other rights exercisable by third parties and, save as otherwise set out in this Agreement, ownership and risk in the Sale Securities shall pass to the Purchaser with effect from Closing.

2.3
The Purchaser agrees that (a) the Sellers' execution and performance of the First SPA is deemed not to be in breach of any undertaking or covenant under this Agreement or any of the Warranties and (b) the entry into and performance by the parties to this Agreement of their respective obligations under this Agreement is deemed not to be in breach of any undertaking or covenant under the First SPA or any of the warranties in the First SPA.

2.4
No later than four Business Days prior to Closing, a schedule (the "Draft Revised Schedule") in substantially the same form as Schedule 1, shall be delivered by or on behalf of the Sellers' Representative to the Purchaser and LMC which reflects the number and type of Sale Securities to be transferred by each Seller to the Purchaser and the Ownership Percentage of each Seller, which Revised Schedule is correct, or will be correct, following, inter alia:

(a)
the Dragged Sellers (if any) (A) becoming parties to this Agreement before Closing by signing a Sale Deed of Adherence, or a Sale Deed of Adherence being signed on their behalf or (B) otherwise being required to comply with the terms of this Agreement following delivery of the Drag Along Notice;

(b)
Unwind Completion;

(c)
completion of the Management Exercise Process;

(d)
completion of the Ferrari Exercise Process; and

(e)
the Loan Note Conversion,

and the Draft Revised Schedule shall be accompanied by reasonable evidence of any changes not listed in clauses 2.4(a) to 2.4(e).

2.5
No later than two Business Days prior to Closing, the Purchaser and LMC shall send to the Sellers' Representative a definitive version of Schedule 1 (the "Revised Schedule") reflecting:

(a)
corrections to mathematical or typographical or other manifest errors set out in the Draft Revised Schedule; and/or

(b)
any other changes to it in the Sale Securities or Ownership Percentages of each Seller not notified under clause 2.4 but of which it is otherwise aware provided that if any changes are proposed pursuant to this sub-clause (b), the Purchaser shall consult with the Sellers' Representative before delivering the Revised Schedule with such changes.

2.6
Following delivery of the Revised Schedule by the Purchaser in accordance with clause 2.4 and notwithstanding clause 32.3:

(a)
the number and type of Sale Securities to be sold by each Seller and purchased by the Purchaser pursuant to clause 2.1; and

(b)
the Ownership Percentage of each Seller,

shall be adjusted to reflect the number and type of Sale Securities and, if any adjustment is required, the Ownership Percentage set out in the Revised Schedule, it being agreed that such adjustments shall not result in:

(i)
any change to the Consideration payable by the Purchaser; or

(ii)
the Purchaser not acquiring all of the Sale Securities on Closing.

2.7
Notwithstanding any other provision of clauses 2.1 or 2.2 or the Warranties, the parties agree that the Sellers shall have no liability under clauses 2.1 or 2.2 or the Warranties, and each of the Purchaser and LMC hereby waives any related claim under this Agreement (including any Warranty Claim) against any of the Sellers, in the event and to the extent that the Sellers would not have been in breach of any of the provisions in clauses 2.1 or 2.2 or the Warranties but for a breach by the Purchaser of its obligations pursuant to clauses 13.1(g) to (i) of this Agreement.

3.
WAIVERS

3.1
Notwithstanding the I Director Consent referred to in Recital (Q), by executing this Agreement each Seller hereby agrees to waive any rights which may have been conferred on it to:

(a)
have any of the Sale Securities offered to it for purchase (including pursuant to any right of pre-emption);

(b)
have any securities in the Company offered to it for purchase (including pursuant to any right of pre-emption); or

(c)
sell (or have offered to it the right to sell) any Issued Shares, Option Shares (following exercise of an option), Issued Loan Notes, Option Loan Notes (following exercise of an option) or any other security issued by any Group Company, in each case under the Existing Articles, the Interim Articles, the ISA or otherwise (including pursuant to any other document or agreement) at any time on, before or after the Closing Date, save for any right otherwise agreed in any of the Transaction Documents or under the First SPA.

3.2
Each of the Sellers agrees and undertakes to LMC, the Purchaser and to each individual and entity referred to in this clause 3.2 that except in the case of fraud it has no rights against and hereby waives and will not make any claim:

(a)
against any present or former employee, director, agent or officer of the Company or of any member of the Purchaser Group on whom it may have relied before agreeing any term of or before entering into this Agreement or any other Transaction Document and in relation to any information supplied or omitted to be supplied by any such persons in connection with this Agreement or any other Transaction Document;

(b)
against the Company to the extent such rights arise by virtue of the Seller being a shareholder, loan note holder or director of the Company (other than for unpaid remuneration earned in the ordinary course of employment and under D&O insurance policies of the Group and any directors' indemnities in relation to pre-Closing actions); or

(c)
with effect from Closing, under or in relation to the ISA.

3.3
Save as otherwise provided in any Transaction Document, each of LMC and the Purchaser agrees and undertakes to the Sellers and to each individual referred to in clause 3.2(a) that it has no rights against and hereby waives and will not make any claim against any present or former employee, director, agent or officer of any of the Sellers or of any Seller's Affiliates on whom it may have relied before agreeing to any term of, or before entering into, this Agreement or any other Transaction Document and in relation to any information supplied or omitted to be supplied by any such persons in connection with this Agreement or any other Transaction Document, except that clause 3.2(a) shall not prevent LMC or the Purchaser from bringing a claim against an individual referred to in clause 3.2(a) if that individual has committed fraudulent misrepresentation in relation to the matter which is the subject of the potential claim by LMC or the Purchaser.

4.
DRAG ALONG

4.1
Within five Business Days of the holding of the EGM, the Sellers' Representative shall deliver to the Purchaser (or make available to the Purchaser's satisfaction) a copy of the resolution (the "EGM Resolution") evidencing (to the Purchaser's reasonable satisfaction) the affirmative vote at the EGM of two thirds or more of the ordinary shareholders in the Company present and voting in person or by proxy in favour of the adoption of the Interim Articles.

4.2
Unless by 7 November 2016 (or such other date as may be agreed between the Purchaser and the Sellers' Representative) Sellers that would, as at Closing (and following the Loan Note Conversion), represent 100% of the fully-diluted share capital in the Company, other than the LST Share and Team Shares, have either executed this Agreement or a Sale Deed of Adherence, the Company on behalf of the Sellers entering into this Agreement on the Reference Date, shall issue the Drag Along Notice to the Dragged Sellers (if any) in accordance with the terms of the Interim Articles prior to Closing.

4.3
Following the issue of the Drag Along Notice (if required under clause 4.2) the Company shall take such steps in accordance with the terms of the Interim Articles that are required such that, on or before Closing, all of the Sellers have agreed or will have been obliged under the terms of any relevant document giving rise to the Drag Along Right to sell the Sale Securities to the Purchaser (including, for the avoidance of doubt, any Initial Securities acquired by the Dragged Sellers (if any) on the Unwind Completion), subject only to Closing and the terms of this Agreement, as a party (where a Sale Deed of Adherence has been signed by or on behalf of such Dragged Seller) to, and on the terms and conditions of, this Agreement.

5.
MANAGEMENT EQUITY PLAN

Following the Reference Date and prior to Closing, the Company (as applicable) shall take the actions set out in Schedule 4 which are required to be taken by it (save for any actions set out in Schedule 4 which are required to be taken following Closing) to procure the completion of the Management Exercise Process.

6.
FERRARI OPTION AGREEMENT

Following the Reference Date and prior to Closing, the Company shall take the actions set out in Schedule 6 (save for any actions set out in Schedule 6 which are required to be taken following Closing) to procure the completion of the Ferrari Exercise Process.

7.
LENDER CONSENT

The Company shall, as soon as reasonably practicable after the First Closing, use commercially reasonable endeavours to obtain consent from the Group's lenders under the First Lien Facilities Agreement and the Second Lien Facilities Agreement (the "Lenders") on the terms of the Lender Consent Request Letters, or otherwise on terms reasonably acceptable to LMC (the "Lender Consent") in respect of the change of control of the Company intended to occur at Closing.

8.
LOAN NOTE CONVERSION

Following Unwind Completion, completion of the Management Exercise Process and completion of the Ferrari Exercise Process, and prior to Closing, the Company shall take the actions set out in Schedule 5 (save for any actions set out in Schedule 5 which are required to be taken following Closing) to ensure the conversion of the Loan Notes, including any Loan Notes issued pursuant to the Management Exercise Process or the Ferrari Exercise Process, into Ordinary Shares and Exchangeable Notes in accordance with the terms of this Agreement (the "Loan Note Conversion").

9.
SELLERS' REPRESENTATIVE

9.1
Each of the Sellers hereby irrevocably appoints the Sellers' Representative as the sole representative of such Seller to act on its, his or her behalf for all purposes under this Agreement and the Transaction Documents including for the purposes of:

(a)
delivering payment instructions to the Purchaser in connection with the payment of the consideration;

(b)
accepting notices on behalf of such Seller in accordance with clause 26;

(c)
taking any and all actions that may be necessary or desirable, as determined by the Sellers' Representative in its sole discretion, in connection with the payment of the Costs incurred with respect to the Proposed Transaction;

(d)
granting any consent or approval on behalf of such Seller under this Agreement or the Transaction Documents; and

(e)
generally taking any and all other actions and doing any and all other things provided in or contemplated by this Agreement or the Transaction Documents to be performed by such Seller or the Sellers' Representative on behalf of such Seller, save that, for the purposes of this clause 9 "Transaction Documents" shall not be construed to include either the Warranty Deed, or with respect to any individual Seller, any Transaction Document to which that Seller is not a party, unless the Seller has the benefit of that relevant document.

9.2
Each Seller (including, for the avoidance of doubt, any Seller who signs a Sale Deed of Adherence or on whose behalf a Sale Deed of Adherence is signed) hereby irrevocably (by way of security for the performance of its obligations under this Agreement or the Transaction Documents) appoints the Sellers' Representative as its attorney with full authority on its behalf and in the Seller's name or otherwise to do all acts and to execute and deliver such documents or deeds as is required by Law or as may, in the reasonable opinion of the Sellers' Representative, be required to give effect to the matters described in clause 9.1, provided that the authority granted on the Sellers' Representative shall not extend to the acceptance of service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement (each of which shall be within the remit of the process agent appointed under and in accordance with clause 33.4).

9.3
The Purchaser shall be entitled to rely on the exercise of the powers and authorities conferred on the Sellers' Representative as if the relevant Seller is exercising such powers and authorities.

9.4
The provisions of this clause 9 are intended to be for the express benefit of, and will be enforceable by, the Sellers' Representative as a third party beneficiary in accordance with clause 31, and the Sellers' Representative shall have the right to take action(s) against the Purchaser and/or LMC as a third party beneficiary under this Agreement to enforce the rights of the Sellers (or any one of them) under this Agreement or any of the Transaction Documents (any such action being a "Representative Action"). For the avoidance of doubt, the Sellers' Representative shall be acting as the attorney of the Sellers (or any one of them) in respect of any Representative Action in accordance with clause 9 and not on its own behalf. The Purchaser, LMC and each Seller acknowledge that in exercising the powers and authorities conferred by this clause 9 and/or the Transaction Documents upon the Sellers' Representative, the Sellers' Representative shall not be acting, or be construed as acting, as the agent or trustee on behalf of any Seller, and each Seller, the Purchaser and LMC agree that the Sellers' Representative shall have no liability whatsoever to the Purchaser, LMC, any member of the Purchaser Group or any Seller in relation to the exercise of those powers and authorities, save to a Seller, LMC or the

  Purchaser in the case of fraud or bad faith. Accordingly, nothing within this clause 9 shall prevent or in any way restrict the rights the Purchaser and/or LMC may have to bring a claim against any of the Sellers.

10.
CONDITIONS TO CLOSING

10.1
Closing shall be conditional on the Conditions contained in clauses 10.2, 10.3, 10.4 and 10.5 having been fulfilled or waived in accordance with this Agreement.

10.2
The "Seller Conditions" are:

(a)
(i) the Warranties being true and correct in all respects when deemed repeated on the Closing Date immediately prior to Closing subject to Unwind Completion, the Management Exercise Process, the Ferrari Exercise Process and the Loan Note Conversion having occurred and (ii) the Management Warranties being true and correct when deemed repeated immediately prior to Closing on the Closing Date save where the failure to be so true and correct when so deemed repeated would not constitute a Material Adverse Effect (and for the purposes of repetition of the Management Warranties, (i) clause 2.1 of the Warranty Deed shall be construed such that the words "so far as he or she (as the case may be) is actually aware" is deleted and (ii) references to the Reference Date or the date of the Warranty Deed shall be construed as relevant to the Closing Date) and (iii) the Sellers' Representative having delivered or caused to be delivered to the Purchaser an Officers' Certificate signed by the Sellers' Representative and/or a Manager in respect of the matters described in sub-clauses (i) and (ii); and

(b)
on or before Closing, all the Sellers having agreed or having been obliged under the Interim Articles and the ISA to sell the Sale Securities to the Purchaser, subject only to Closing, as a party to, and on the terms and conditions of, this Agreement; and

(c)
material compliance by:

(i)
CVC with all obligations under the Deed of Covenant which are due to be undertaken by CVC prior to Closing; and

(ii)
each of the Sellers with clause 12.

10.3
The "Company Conditions" are:

(a)
the receipt by SLEC Holdings of the prior written confirmation, consent and approval (and such confirmation, consent and approval not having been modified or withdrawn) of FIA Switzerland and FIA France to the acquisition by the Purchaser of the Sale Securities in accordance with the terms of the Umbrella Agreement and the Regulatory Agreement, respectively (the "FIA Transaction Approval");

(b)
in addition to the FIA Transaction Approval, FIA France and FIA Switzerland having (i) accepted and provided the confirmations, consents and approvals set out as part of the written communication delivered in connection with the request, among other things, for approval of the acquisition by the Purchaser of the Sale Securities (such communication to be in the form agreed by LMC and the Sellers' Representative prior to the date hereof), (ii) waived, amended or otherwise modified the provisions of the Umbrella Agreement and the Regulatory Agreement, or (iii) adopted in written waivers, amendments or consents in relation to the provisions which were the subject of the FIA Transaction Approval making such provisions inapplicable to Delta Topco and SLEC Holdings following Closing, in each case with the collective effect that, changes in ownership and other transactions regarding the equity ownership of any direct or indirect publicly-traded parent company of SLEC Holdings will not constitute a change of control for which FIA France or FIA Switzerland would have a right to terminate the Umbrella Agreement or the Regulatory Agreement (had prior notice of any such intended or impending change of control not been provided and approval of any such change of control not been obtained); and

  (c)
  the Sale Securities constitute 100% of the Shares and Loan Notes (if any) on a fully-diluted basis and there are no securities or options over securities issued, allotted or granted other than the Sale Securities, the LST Share and the Team Shares.

10.4
The "LMC Conditions" are:

(a)
that the LMC Stockholder Approval shall have been obtained;

(b)
(i) the warranties given by each of LMC and the Purchaser pursuant to clause 18 being true and correct when deemed repeated on the Closing Date save where the failure to be so true and correct when so deemed repeated would not constitute a LMG Material Adverse Effect and (ii) LMC and the Purchaser having delivered or caused to be delivered to the Sellers' Representative an Officers' Certificate signed by LMC and the Purchaser in respect of the matters described in sub-clause (i); and

(c)
material compliance by LMC and the Purchaser with all obligations under the Deed of Covenant which are due to be undertaken by LMC and/or the Purchaser prior to Closing and material compliance by LMC with clause 22.

10.5
The "Independent Conditions" are:

(a)
satisfaction of the Competition Conditions;

(b)
that no Law, temporary restraining order, preliminary or permanent injunction or other order or legal restraint issued by a court or other Governmental Entity of competent jurisdiction being in effect which has the effect of rendering the Proposed Transaction illegal or otherwise prohibiting its consummation; and

(c)
the sale and purchase of the Sale Securities under this Agreement is, or will as at Closing be, a Permitted Change of Control (as defined in the First Lien Facilities Agreement and the Second Lien Facilities Agreement).

10.6
The parties agree that:

(a)
each of the Sellers shall, in respect of matters within its control, procure that the Seller Conditions (other than the Seller Condition in clause 10.2(c)(i)) are satisfied as soon as practicable and in any event not later than the Longstop Date. The Sellers' Representative shall give written notice to the Purchaser of the satisfaction of the Seller Conditions; and

(b)
each of LMC and the Purchaser shall, so far as it is able in respect of matters relating to it, procure that the LMC Conditions (other than the condition set out in clause 10.4(a) as to which LMC's and the Purchaser's efforts shall be governed by clause 10.4(c)) are satisfied as soon as practicable and in any event not later than the Longstop Date. LMC and the Purchaser shall give written notice to the Company and the Sellers' Representative of the satisfaction of the LMC Conditions.

10.7
In relation to the Competition Conditions, each of the Purchaser and LMC agrees before the Longstop Date to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation Law that may be asserted by any Governmental Entity with respect to the Proposed Transaction so as to enable Closing to occur expeditiously, but in no case later than 5 Business Days prior to the Longstop Date, including providing information, proposing, negotiating, committing to and/or any Antitrust Action. In addition, the Purchaser and LMC shall defend through litigation on the merits any claim asserted in court by any person in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that would restrain or prevent Closing by the Longstop Date. This clause 10.7 shall require Purchaser and LMC to take actions only in respect of itself and its subsidiary undertakings Sirius XM Holdings, Inc. and Braves Holdings LLC (parent of the Atlanta Braves Major League Baseball Club) and any other entity that becomes a controlled Affiliate of LMC prior to Closing, but excluding the Company. LMC may be required to agree to restrictions or transactions between (i) itself or the Company and (ii) Live Nation Entertainment, Inc. or Sirius XM Holdings Inc., but neither Purchaser nor LMC shall be required under this clause 10.7 to take any Antitrust Action in respect of any entity that is not a wholly-owned subsidiary undertaking of LMC.

10.8
The Company and each Seller shall co-operate in good faith and provide reasonable assistance to each of LMC, the Purchaser and the Group Companies in order to assist them with the fulfilment of the Competition Conditions, including providing such information as reasonably requested by LMC, the Purchaser and/or the Group Companies and as required in order to submit filing(s) to and/or answer any queries raised by any Governmental Entity or otherwise in connection with the fulfilment of the Competition Conditions, provided the parties agree to notify each other, and provide copies, in a timely fashion of any communications from any Governmental Entity which are relevant to the Competition Conditions. The Purchaser shall provide the Sellers' Representative and the Company with draft copies of all notifications, submissions, responses or other communications (excluding communications of an administrative nature) where reasonably requested by the Sellers' Representative or the Company, to competition authorities in relation to the fulfilment of the Competition Conditions sufficiently in advance of any notification, submission, response or other communication, such that the Sellers' Representative and the Company will have a reasonable opportunity to provide comments on such documents before they are submitted or sent to any competition authority, provided that the Purchaser shall not be required to provide the Company with any confidential information or business secrets, such information to be provided only to counsel for the Sellers' Representative on a counsel-to-counsel basis. The Purchaser undertakes to take due account of any comments which the Sellers' Representative and the Company may have in relation to any such notification, submission, response or other communication and to provide final copies of all such documents in the form submitted to the relevant competition authority. Where reasonably requested, the Purchaser shall permit the Sellers' Representative and the Company's advisers to attend all meetings with any competition authority or other persons or bodies (unless prohibited by the authority or other person). Without prejudice to clause 10.6(b), the Purchaser undertakes to use its reasonable endeavours to procure that the Competition Conditions are fulfilled as soon as reasonably practicable after the date hereof and in any event by the Longstop Date. Notwithstanding any provision of this Agreement, the Purchaser and LMC shall be entitled to direct the anti-trust defence of the Proposed Transaction in any investigation or litigation, including in connection with negotiations with any Governmental Entity regarding the resolution of any investigation or litigation, provided that the Sellers' Representative and the Company shall be kept fully informed of all communications with any Governmental Entity and the Purchaser and LMC shall take due consideration of any comments that the Sellers' Representative and the Company may have in relation to the anti-trust defence of the Proposed Transaction and resolution of any investigation or litigation. The Company and each Seller shall use reasonable endeavours to provide full and effective support of Purchaser and LMC in all material respects in all such investigations and litigation to the extent required by the Purchaser and LMC.

10.9
The Purchaser may waive all or any of the Seller Conditions and the Company Condition at clause 10.3(c) in whole or in part at any time on or before the Longstop Date provided that such waiver is express and is in writing.

10.10
The Sellers' Representative may waive all or any of the LMC Conditions set out in clauses 10.4(b) and 10.4(c) in whole or in part at any time on or before the Longstop Date provided that such waiver is express and is in writing.

10.11
The Purchaser and the Sellers' Representative may together waive the Company Condition at clause 10.3(b) in whole or in part at any time on or before the Longstop Date provided that such waiver is express and is in writing.

10.12
Any Condition not referred to in clauses 10.9 to 10.11 (each inclusive) may only be waived with the agreement of the Purchaser and the Sellers' Representative.

10.13
If all the Conditions have not been satisfied or have not been waived in accordance with this clause 10 by 11.59p.m. on the Longstop Date, then:

(a)
this Agreement will terminate and have no further effect (subject only to Surviving Provisions which will continue in force); and

(b)
subject to any liability which may arise from any breach of the Warranties or obligations contained in this Agreement, the parties will be released from all liabilities and obligations hereunder.

10.14
The first Business Day on or by which, prior to 4.00 p.m. in London, each of the Conditions contained in clauses 10.3, 10.4(a) and 10.5(a) have been fulfilled or waived in accordance with this clause 10 shall be the "Unconditional Date".

11.
CONSIDERATION

11.1
The aggregate price for the acquisition of all the Sale Securities, on a fully-diluted basis, under this Agreement is (a) US$ 4,382,992,348.41 (the "Consideration") and (b) any amounts payable to the Sellers pursuant to and in accordance with clause 11.9.

11.2
The Consideration payable to the Sellers at the Closing will be payable as follows:

(a)
if, in accordance with clause 11.3, the Additional Cash Raising is not completed at or prior to the Closing:

(i)
an aggregate of US$1,100,000,000 in cash (the "Cash Component Minimum");

(ii)
the amendment and restatement by the Company of a portion of the Loan Notes in accordance with the Loan Note Conversion into Exchangeable Notes with an aggregate principal amount equal to 8% of the Consideration (the "Aggregate Note Principal"); and

(iii)
the issuance of a number of shares of LMG Series C Stock equal to the quotient obtained by dividing (x) the Consideration less the Cash Component Minimum less the Aggregate Note Principal, by (y) the LMC Reference Price (the "Stock Component Maximum"); or

(b)
if, in accordance with clause 11.3, the Additional Cash Raising is completed at or prior to the Closing:

(i)
the Cash Component Minimum;

(ii)
the Net Additional Cash Raise Amount in cash;

(iii)
the Aggregate Note Principal; and

(iv)
the issue of a number of shares of LMG Series C Stock equal to the Adjusted Stock Component Amount;

  (c)
  minus, in the case of either clause 11.2(a)(iii) or (b)(iv) but solely to the extent that the Backstop Loan Facility is drawn on or prior to Closing, a number of shares of LMG Series C Stock equal to the aggregate of the Backstop Loan Amount (if any) divided by the LMC Reference Price, rounded to the nearest whole share of LMG Series C Stock.

11.3
Additional Cash Raising

(a)
Following the First Closing, upon the request of the Sellers' Representative, LMC shall use its reasonable endeavours, at a time determined by LMC and the Sellers' Representative (each acting reasonably) but in any event prior to the Closing, to seek to secure commitments to purchase a number of shares of LMG Series C Stock that would yield an aggregate gross cash purchase price equal to at least the Additional Cash Minimum Amount at a price per share no less than the LMC Reference Price (it being understood that it is reasonable for the Sellers' Representative to reject any commitments at a price per share less than the LMC Reference Price) and, if such endeavours are successful, on such other terms (including without limitation registration rights and lock-ups) as LMC and the Sellers' Representative (each acting reasonably) may agree, with the receipt of funds by LMC to be completed no later than concurrently with the Closing.

(b)
To the extent upon the request of the Sellers' Representative LMC secures commitments to purchase a number of shares of LMG Series C Stock that would yield aggregate gross cash proceeds at any amount upon which LMC and the Sellers' Representative (each acting reasonably) agree (at a price per share no less than the LMC Reference Price (it being understood that it is reasonable for the Sellers' Representative to reject any commitments at a price per share less than the LMC Reference Price) and on such other terms as LMC and the Sellers' Representative (each acting reasonably) may agree), LMC shall use its reasonable endeavours to secure such commitments with regard to the applicable number of shares, at such price equal to or greater than the LMC Reference Price (unless a lower price is consented to by the Sellers' Representative) on such other terms (including without limitation registration rights and lock-ups) as LMC and the Sellers' Representative (each acting reasonably) may agree, with the receipt of funds by LMC to be completed no later than concurrently with the Closing.

(c)
Any road show presentation or other marketing materials utilized by LMC shall be submitted to the Sellers' Representative at least 3 Business Days prior to their issue, and shall be approved by the Sellers' Representative within 2 Business Days of such submission, such approval not to be unreasonably withheld, conditioned or delayed.

(d)
LMC shall provide the Sellers' Representative with drafts of documents to be entered into with potential purchasers a reasonable period of time before such documents are to be executed and shall give due consideration to the comments of the Sellers' Representative on such documents or agreements.

(e)
LMC shall take reasonable endeavours to ensure that the offer and sale of securities to potential purchasers complies with the Securities Act, is conducted without general solicitation (within the meaning of Regulation D) or directed selling efforts (within the meaning of Regulation S) and constitutes a valid private placement within the rules and regulations of the SEC.

11.4
If one or more of the potential purchasers in the Additional Cash Raising fails in whole or in part to satisfy its commitment to purchase shares of LMG Series C Stock for any reason (an "Investor Default"), the Purchaser and LMC shall have the option to (i) reduce the Excess Cash Amount by an amount equal to the Cash Shortfall, or (ii) pay in cash all or a portion of the Cash Shortfall and accordingly increasing the Excess Cash Amount to reflect such amount so paid. For the avoidance of doubt, subsequent to the Purchaser and LMC making the election set forth in this clause 11.4, (i) the Consideration shall be payable under clause 11.2(b) using the adjusted Excess Cash Amount in determining the Net Additional Cash Raise Amount and (ii) for purposes of the Stock Component Adjustment. LMC shall be deemed to have purchased a proportionate number of shares on the same economic terms as the defaulting investor based on the portion of the Cash Shortfall LMC or the Purchaser pays in pursuant to this clause 11.4.

11.5
The consideration for the Sale Securities shall be satisfied by:

(a)
subject to clause 11.5(e), the payment by or on behalf of the Purchaser to each Seller in accordance with clause 11.7 at Closing an amount of cash equal to each Seller's Ownership Percentage of the Cash Component Minimum and Net Additional Cash Raise Amount, as applicable (the "Individual Seller Cash Entitlement");

(b)
the amendment and restatement by the Company of a portion of the Loan Notes in accordance with the Loan Note Conversion into Exchangeable Notes, in accordance with the terms of the Loan Note Conversion, so that each Seller holds and retains following Closing its Ownership Percentage of the Aggregate Note Principal, with the entitlement of a Seller to a fraction of an Exchangeable Note being rounded to the nearest whole Exchangeable Note;

(c)
subject to clause 11.5(f), the issue by LMC to each Seller at Closing of its Ownership Percentage of the Stock Component Maximum or the Adjusted Stock Component Amount, as applicable, (less the number of any LMG Series C Stock calculated in accordance with clause 11.2(c)) with the entitlement of a Seller to a fraction of a share of LMG Series C Stock being rounded to the nearest whole number of shares of LMG Series C Stock;

(d)
in the event that any portion of the Indian Race Fees are payable from time to time in accordance with clause 11.9, the payment by the Purchaser to each Seller in accordance with clause 11.7 of each Seller's Ownership Percentage of any such amount referred to in clause 11.9 at the time referred to in clause 11.9;

(e)
in the event (i) any Leakage Amount with respect to any Seller is discovered (and the Purchaser notifies the relevant Seller in writing and setting out the claim in reasonable detail and with appropriate supporting evidence, to the extent available in respect of such claim) prior to Closing in respect of the period since 31 July 2016 and (ii) to the extent such Seller has not returned such Leakage Amount to the Company in accordance with clause 15.2 by Closing, the amount receivable by such Seller under clause 11.5(a) shall be reduced by an amount equal to the lower of (x) such unreturned Leakage Amount and (y) the amount that would otherwise have been paid to such Seller pursuant to clause 11.5(a). To the extent such unreturned Leakage Amount exceeds the amount otherwise payable to such Seller pursuant to clause 11.5(a), the remainder of such Leakage Amount after reduction under this clause 11.5(e) shall remain payable to the Company in accordance with clause 15.2); and

(f)
in the event that (i) any Leakage Amount with respect to all of the Sellers is discovered (and the Purchaser notifies the Sellers in writing and setting out the claim in reasonable detail and with appropriate supporting evidence, to the extent available in respect of such claim) prior to Closing in respect of the period since 31 July 2016 and (ii) to the extent that a Seller has not returned the Leakage Amount to the Company in accordance with clause 15.2 by Closing, the amount of LMG Series C Stock receivable by such Seller under clause 11.5(c) shall be reduced by an amount equal to the lower of (x) that Seller's Ownership Proportion of the Leakage Amount; and (y) the amount that would otherwise have been issued to such Seller pursuant to clause 11.5(c). To the extent such unreturned

    Leakage Amount exceeds the amount otherwise receivable by such Seller pursuant to clause 11.5(c), the remainder of such Leakage Amount after reduction under this clause 11.5(f) shall remain payable to the Company in accordance with clause 15.2).

11.6
Conditional upon the Unwind Completion in accordance with clause 13, the First Closing Cash Consideration, will be set off against and will reduce in the same amount the Purchaser's obligation to pay the Cash Component Minimum component of the Consideration under this Agreement.

11.7
Any cash payment pursuant to this Agreement to be made by or on behalf of the Purchaser to the Sellers in respect of the Sale Securities shall be made to either:

(a)
the Sellers' Bank Account, or such other account as the Sellers' Representative shall nominate in writing; or

(b)
to the extent required by the Ferrari Option Agreement or the Management Equity Plan, the escrow account of SJT as escrow agent under the Ferrari Option Agreement or the Management Equity Plan,

and receipt of such sums in the relevant bank account shall be an effective discharge of the Purchaser's, and LMC's, obligation to pay such sums to the Sellers and the Purchaser shall not be concerned to see to the application or be answerable for loss or misapplication of such amount.

11.8
On or promptly following Closing:

(a)
the Sellers' Representative shall submit a notice to the Transaction Escrow Agent requiring the Transaction Escrow Agent to transfer any portion of the First Closing Cash Consideration which it holds to the Sellers' Bank Account;

(b)
if at Closing a Seller holds an amount of the First Closing Cash Consideration cash less than the amount equal to its Individual Seller Cash Entitlement less any amount deducted under clause 11.5(e) (its "Cash Proceeds Entitlement"), (a) it shall retain that amount in part satisfaction of the payment of its Cash Proceeds Entitlement and (b) the Sellers' Representative shall transfer any outstanding portion of its Cash Proceeds Entitlement to it in accordance with clause 11.8(e);

(c)
if at Closing a Seller holds an amount of the First Closing Cash Consideration cash equal to its Cash Proceeds Entitlement, it shall retain that amount in full satisfaction of the payment of its Individual Seller Cash Entitlement;

(d)
if at Closing a Seller holds an amount of the First Closing Cash Consideration cash greater than its Cash Proceeds Entitlement, (a) it shall retain an amount equal to its Cash Proceeds Entitlement in full satisfaction of the payment of its Cash Proceeds Entitlement; and (b) transfer any portion of the First Closing Cash Consideration which it holds in excess of its Cash Proceeds Entitlement to the Sellers' Bank Account;

(e)
the Sellers' Representative shall transfer to each Seller's Nominated Bank Account that Seller's outstanding Cash Proceeds Entitlement, save for any part (or whole amount) of the Cash Proceeds Entitlement received or retained pursuant to this clause 11.8, provided in each case that no Seller shall be entitled to receive or retain an amount of cash greater than its Cash Proceeds Entitlement and, in such circumstances, any such Seller shall transfer any such excess to the Sellers' Bank Account as soon as practicable following Closing (whereupon such funds shall be allocated by the Sellers' Representative in accordance with clause 11.8(e) above).

11.9
If any amount (or amounts) of the Indian Race Fees (whether under the Indian Race Promotion Agreement or the Letters of Credit) are received:

(a)
by FOWC on or prior to the Closing Date, then subject to the provisions of this clause 11.9, the amount of the Indian Race Fees received by FOWC (net of any Tax payable or borne by any Group Company on such amount and any costs and expenses suffered or incurred by the Purchaser (or its assignees or successors in title, as applicable) or any Group Company in recovering such amount) shall be paid in cash by the Purchaser (or its assignees or successors in title, as applicable) to the Sellers (in their Ownership Percentages) in accordance with clause 11.7, on the Closing Date; or

(b)
by FOWC after the Closing Date, from time to time, then as soon as practicable thereafter, then subject to the provisions of this clause 11.9, the amount of the Indian Race Fees actually received by FOWC (net of any Tax payable or borne by any Group Company on such amount and any costs and expenses suffered or incurred by the Purchaser (or its assignees or successors in title, as applicable) or any Group Company in recovering such amount) shall be paid in cash by the Purchaser (or its assignees or successors in title, as applicable) to the Sellers (in their Ownership Percentages) in accordance with clause 11.7, provided that no amounts of or in respect of the Indian Race Fees received by FOWC (whether received under the Indian Race Promotion Agreement or the Letters of Credit) shall be payable or paid to the Sellers until such time as (i) the Company (acting reasonably) considers that such Indian Race Fees constitute available cash in the Company (and, in which circumstances, the Company shall notify the CVC Representative and LMC Representative to that effect), and (ii) each of the CVC Representative and the LMC Representative have agreed (acting reasonably and in good faith) that such amounts can be paid to the Sellers.

11.10
Following First Closing, the Purchaser hereby waives, and shall procure that any person to whom it transfers any Sale Securities shall waive, all rights to dividends and distributions of any amount (or amounts) in respect of its pro rata proportion of the Indian Race Fees (whether under the Indian Race Promotion Agreement or the Letters of Credit) that are received by FOWC and agrees that the proportion of any such dividends or distributions to which it may otherwise have been entitled may be paid to the other shareholders of the Company (although for the avoidance of doubt this clause shall not constitute a waiver by the Purchaser or any of its transferees of any dividend or distribution (or part of a dividend or distribution) that is not directly related to the Indian Race Fees) and provided that, following Closing, this clause 11.10 shall not apply.

12.
PRE-CLOSING COVENANTS

12.1
From the Reference Date until Closing, the Company shall, and each of the Sellers shall take such actions as they are reasonably able in its capacity as a shareholder in the Company or under the terms of the ISA to (unless the prior written consent of the Purchaser has been provided (such consent, other than in the case of clauses 12.1(a), 12.1(b), 12.1(e), 12.1(f), and 12.1(g) not to be unreasonably withheld)), unless specifically contemplated, or required, by this Agreement, any Transaction Agreement, the First Lien Facilities Agreement or the Second Lien Facilities Agreement:

(a)
not terminate or amend the ISA or the 100 Year Agreements;

(b)
procure that each Group Company carries on its business only in the ordinary and usual course and shall procure that no Group Company makes or agrees to make any payment other than routine payments in the ordinary and usual course of business;

  (c)
  not take any action, and shall procure that no action is taken by any Group Company or by any Seller, which is contrary to the provisions of this Agreement or inconsistent with the consummation of the transactions contemplated by the Proposed Transaction;

  (d)
  procure that all reasonable steps are taken to preserve and protect the material assets of each of the Group Companies and materially to preserve and retain the goodwill of each of their material businesses (including the existing relationships with customers and suppliers);

  (e)
  procure that there is:

  (i)
  no declaration, authorisation, making or payment of a dividend or other distribution (whether in cash, stock or in kind) other than in any of the following circumstances (a) a Permitted Intergroup Transaction; and (b) any payments of all or part of the Reserved Amount (subject to the deduction of all amounts on account of employee Taxes and/or social security charges as may be required by Law) to holders of Option Shares, Option Loan Notes, Issued Shares and/or Issued Loan Notes and the payment of all such amounts withheld from any payments of all or part of the Reserved Amount on account of employee Taxes and/or social security charges to the appropriate Taxation Authority;

  (ii)
  no reduction, redemption, split, combination or reclassification of the share capital, loan capital or other security, in each case of the Company other than in respect of any redemption of dividend loan notes to holders in respect of the Reserved Amount; and

  (iii)
  no interest paid in cash on the Loan Notes;

  (f)
  procure that no share or loan capital or other security is created, allotted or issued or agreed to be created, allotted or issued by any Group Company (other than where any such share or loan capital or other security is created, allotted or issued or agreed to be created, allotted or issued in a Permitted Intergroup Transaction) that no option, call, warrant over or other right to subscribe for any share or loan capital, or any form of bond, debenture, note or other form of debt instrument or any other security is granted by any Group Company, other than, in each case in a Permitted Intergroup Transaction, the exercise of existing options (including rights to issuance of Team Shares) and the Loan Note Conversion in accordance with the terms of any Transaction Document;

  (g)
  procure that there is no sale, purchase, redemption or repurchase by any Group Company or any Seller of any share or loan capital or other security of any Group Company other than in a Permitted Intergroup Transaction or in respect of any redemption of dividend loan notes to holders in respect of the Reserved Amount;

  (h)
  cause all transactions entered into on or after the Reference Date between each Group Company and the Sellers to take place on bona fide, arm's length, terms, unless any such transactions are in accordance with existing arrangements or otherwise consistent with the past practice of the Group Company and the Sellers (and for the avoidance of doubt, LMC and the Purchaser acknowledge and agree that the Transaction Assistance Agreement and any transactions and payments thereunder are on bona fide, arm's length, terms); and

  (i)
  subject to applicable antitrust and competition Laws, procure that the Purchaser's representatives shall be allowed, upon reasonable notice and during working hours (being 09:00 to 17:30 local time on days on which banks are generally open for normal business in London, United Kingdom and Jersey), access to:

  (i)
  the books and records of each Group Company (other than to any competitively sensitive information); and

  (ii)
  the premises used by the Group Companies.

12.2
Pending Closing the Company shall, and each Seller shall take such actions as it is reasonably able in its capacity as shareholder in the Company and under the terms of the ISA to, procure that, save with the prior written consent of the Purchaser (such consent other than in the case of the matters listed in clauses 12.2(a), 12.2(b), 12.2(c), 12.2(d), 12.2(e)(i), 12.2(k), 12.2(o) and 12.2(p) not to be unreasonably withheld or delayed) none of the following are done, permitted or agreed to be done by or in relation to the Group Companies)), unless any such actions are contemplated, or required, by the Transaction Documents (excluding clause 12.1 of this Agreement), the First Lien Facilities Agreement or the Second Lien Facilities Agreement:

(a)
the reorganisation, disposal or the discontinuance of, any material part of the business of the Group Companies (including, without limitation, any form of complete or partial liquidation, dissolution, rehabilitation, merger, consolidation, or restructuring);

(b)
the disposal of any material part of the business of the Group Companies, or the sale or acquisition of any material assets by the Group Companies;

(c)
any failure to settle in accordance with the payment procedures and timescales normally observed by the Group Companies any debts incurred by the Group Companies in the normal course of trading;

(d)
the passing of any form of resolution of the shareholders of any Group Company, save as specifically contemplated by the Transaction Documents or otherwise required in the ordinary course of business consistent with past practice;

(e)
entry into any new, or amending or modifying the terms of any existing:

(i)
material agreements or transactions with "Related Parties" (as defined in the Team Agreements but excluding any person covered by clause 12.2(e)(ii)) and, for this purpose, "material" shall be deemed to include (i) any agreement or transaction with a value in excess of US$100,000, (ii) any series of related agreements or transactions with a value in the aggregate in excess of US$100,000 and (iii) any series of agreements or transactions, regardless of whether apparently related, with the same party with a value in the aggregate in excess of US$100,000;

(ii)
agreements or transactions with a Seller or a Director of the Company or any of their respective affiliated persons (which for the avoidance of doubt will include any person living in the same household as such person (other than tenants or employees) and any trust or foundation formed for the benefit of any such person or any person living in the same household as such person (other than tenants or employees)), other than (a) the fulfilment of the Company's employment obligations to its management (including the payment of cash compensation and expense reimbursements); (b) transactions with Sellers required by the terms of any existing written agreements; (c) any payments of all or part of the Reserved Amount (subject to the deduction of all amounts on account of employee Taxes and/or social security charges as may be required by Law) to holders of Option Shares, Option Loan Notes, Issued Shares and/or Issued Loan Notes and the payment of all such amounts withheld from any payments of all or part of the Reserved Amount on account of employee Taxes and/or social security charges to the appropriate Taxation Authority; or (d) transactions otherwise in the ordinary course and consistent with past practice;

(f)
the giving of any individual guarantee, indemnity or other agreement to secure an obligation of a third party which if called would result in a cost to any Group Company of US$500,000 or more;

  (g)
  the institution or settlement of, or agreement to settle, any litigation, arbitration or other form of dispute or contentious proceedings where the institution or settlement would result in a payment to or by a Group Company of US$250,000 or more save for collection in the ordinary course of trading of debts;

  (h)
  any failure to maintain in force policies of insurance with limits of indemnity at least equal to and otherwise on terms no less favourable than, the policies of insurance maintained by the relevant Group Company immediately before the Reference Date;

  (i)
  the creation of any Encumbrance over the Ordinary Shares or the shares or the assets of any Group Company, or any of them;

  (j)
  (i) any change to the accounting procedures or principles by reference to which the accounts of any Group Company are drawn up (other than changes that are required by applicable accounting guidelines, that are recommended in good faith by the auditors of any Group Company or that are required by any Governmental Entity), or the accounting reference date, or the jurisdiction of residence for Tax purposes of any Group Company; (ii) the entrance into any closing agreement involving an expenditure of more than US$1 million by or with respect to any Group Company with any Tax authority, (iii) the settlement or compromise of any claim, audit, investigation or other proceeding relating to Tax of any Group Company where it could result in a payment by a Group Company of more than US$1 million, (iv) the surrender of any right to claim a Tax refund to which any Group Company is or may be entitled other than where such surrender is made pursuant to ordinary course tax planning, (v) the consent to any extension or waiver of the limitation period applicable to any claim or assessment relating to Tax of any Group Company and (vi) any action that could reasonably be expected to restrict any Group Company's ability to make the elections described in clause 24.4 or in clause 10.2 of the First SPA;

  (k)
  any: (i) change to any Tax election (including making a new election or revoking an existing election) made by or with respect to any Group Company, or (ii) amendment to any Tax return filed by or with respect to any Group Company, other than where:

  (i)
  the change, revocation, amendment or election is made to rectify an incomplete Tax election or Tax return, and/or a Tax election or Tax return that is not true and accurate, and/or is misleading;

  (ii)
  the change, revocation, amendment or election is made to rectify a Tax election or Tax return inconsistent with the Group Companies' accounts;

  (iii)
  the revocation, amendment or election is required by Law; or

  (iv)
  the election is otherwise made in accordance with past practice.

  (l)
  the borrowing of any money (except in the ordinary course of business and within limits subsisting immediately before the Reference Date) or the entry into, modification of or amendment to any debt or financial instrument (including any credit or equity swap arrangement) (other than pursuant to the Backstop Loan Facility);

  (m)
  waive, cancel or compromise any debt of claims of any Group Company other than in the ordinary course of business where such debt or claim would result either individually or in the aggregate in claims to one or more Group Companies of US$250,000;

  (n)
  any change to the terms of employment (including pension fund commitments) of any person other than those required by Law, or the acceleration of any payment due to any such person, which could in the aggregate increase the total staff costs of the Group Companies by more than 5% per annum or the remuneration of any one director or employee by more than US$250,000 per annum excluding, in each case, any costs as a result of ordinary course pay reviews from time to time;

  (o)
  except to replace employees of the Group Companies on substantially the same terms, the employment, or any agreement to employ by a Group Company, of any new persons fully or part time where the total staff costs of the Group Companies would be increased in the aggregate by more than 15% per annum or dismiss any existing employees where the total staff costs of the Group Companies would be reduced in the aggregate by more than US$2,000,000 per annum, except for incompetence or gross misconduct or other reasonable cause justifiable in Law; and/or

  (p)
  the giving of any notice of termination of the employment of or the dismissal of any Key Manager.

12.3
CVC shall Procure the compliance by the Company with its obligations under clause 12.2(p).

12.4
Where the Purchaser is requested by the Sellers' Representative to consent to a deviation from any of the covenants set out under clauses 12.1 or 12.2, the Purchaser shall:

(a)
in the event it withholds such consent, set out its reasons for doing so, in reasonable written detail, to the Sellers' Representative; and

(b)
be deemed to have accepted any such proposed deviation(s) in the event it fails to respond to the Sellers' Representative within 5 Business Days of its actual receipt of a written request from the Sellers' Representative (provided that such request sets out the matter(s) in reasonable detail including the business cause for such deviation and expressly requests the Purchaser's consent to such deviation(s)), provided further that the presence of an observer of the Purchaser at any meeting where such deviation was discussed shall not constitute notice or consent.

12.5
LMC, the Purchaser and the Sellers' Representative shall cooperate to develop an agreed five year business plan for the Group Companies (the "5-Year Business Plan"), but in the absence of agreement the 5-Year Business Plan that has been agreed by the parties on the date hereof shall constitute the approved 5-Year Business Plan it being agreed that the 5-Year Business Plan shall contain the business principles set forth in Schedule 12. Agreement on a new 5-Year Business Plan shall not be a condition to closing under this Agreement.

12.6
On the Closing Date, the board of directors of the Company will be as set out in Schedule 11 to this Agreement.

13.
UNWIND OF THE FIRST CLOSING

13.1
Immediately prior to Closing, (i) the transactions under the Additional First SPAs shall be unwound (the "First Unwind Completion") and, (ii) immediately following the First Unwind Completion, the transactions under the First SPA shall be unwound (the "Second Unwind Completion", together with the First Unwind Completion, the "Unwind Completion") so that:

First Unwind Completion

  (a)
  CVC shall sell and transfer the Additional Initial Securities to the First SPA Additional Sellers, and the First SPA Additional Sellers shall purchase the Additional Initial Securities from CVC with effect from First Unwind Completion, where each First SPA Additional Seller shall purchase from CVC such number and type of Additional Initial Securities and for such price as is set out in the relevant Additional First SPA entered into by each First SPA Additional Seller. The Additional Initial Securities shall be sold with all rights attaching to them at First Unwind Completion, including the right to receive all interest (whether or not crystallised), distributions and dividends as declared, payable, accrued or to be made in respect of the Additional Initial Securities (as applicable) on or after First Unwind Completion;

  (b)
  CVC shall sell the Additional Initial Securities free from all Encumbrances and any other rights exercisable by third parties and, save as otherwise set out in this Agreement, ownership and risk in the Additional Initial Securities shall pass to the First SPA Additional Sellers with effect from First Unwind Completion;

  (c)
  CVC shall give warranties to each First SPA Additional Seller in the same form, mutatis mutandis, as the warranties given by the First SPA Additional Seller to CVC pursuant to the relevant Additional First SPA entered into by each First SPA Additional Seller;

  (d)
  the consideration payable by the First SPA Additional Sellers to CVC for the transfer of the Additional Initial Securities shall be the consideration set out in the relevant Additional First SPA entered into by each First SPA Additional Seller, which shall be deemed held by the First SPA Additional Sellers, the Transaction Escrow Agent and the Management Escrow Agent as agent for CVC until:

  (i)
  Closing at which time such agency will terminate and clauses 11.6 and 11.8 shall apply; or

  (ii)
  if earlier, termination of this Agreement, at which time such agency will terminate and such agents shall (A) transfer all such consideration to the First SPA Additional Sellers or, where such First SPA Additional Sellers are Optionholders, to the Management Escrow Agent;

  (e)
  upon First Unwind Completion, the Company shall (i) issue share certificates and loan note certificates in respect of the Additional Initial Securities to the First SPA Additional Sellers; and (ii) update the register of members and loan note register of the Company to reflect the First Unwind Completion; and

  (f)
  immediately following First Unwind Completion, each Additional First SPA shall automatically terminate and no party to any Additional First SPA shall have any claim of any nature whatsoever against any other party under the Additional First SPA (save in respect of any rights and liabilities of the parties which have accrued before termination or in relation to any of the Surviving Provisions (as defined in the Additional First SPA));

Second Unwind Completion

  (g)
  immediately following First Unwind Completion, the Purchaser shall sell and transfer the Initial Securities to the Initial Sellers and the CVC Additional Securities to the CVC Additional Sellers, and the Initial Sellers shall purchase the Initial Securities and the CVC Additional Sellers shall purchase the CVC Additional Securities from the Purchaser with effect from Second Unwind Completion, where each Initial Seller and each CVC Additional Seller (as applicable) shall purchase from the Purchaser such number and type of Initial Securities or CVC Additional Securities (as applicable) and for such price as is set out against its name in schedule 1 and 2 to the First SPA or the Additional Sales Securities Notice (as applicable). The Initial Securities and the CVC Additional Securities shall be sold with all rights attaching to them at Second Unwind Completion, including the right to receive all interest (whether or not crystallised), distributions and dividends as declared, payable, accrued or to be made in respect of the Initial Securities or the CVC Additional Securities (as applicable) on or after Second Unwind Completion;

  (h)
  the Purchaser shall sell the Initial Securities and the CVC Additional Securities free from all Encumbrances and any other rights exercisable by third parties and, save as otherwise set out in this Agreement, ownership and risk in the Initial Securities and the CVC Additional Securities shall pass to the Initial Sellers or CVC Additional Sellers (as applicable) with effect from Second Unwind Completion;

  (i)
  the Purchaser shall give warranties to the Initial Sellers and the CVC Additional Sellers in the same form, mutatis mutandis, as the warranties given by the Initial Sellers and the CVC Additional Sellers to the Purchaser pursuant to clause 7 of the First SPA;

  (j)
  the consideration payable by the Initial Sellers and the CVC Additional Sellers to the Purchaser for the transfer of (i) the Initial Securities shall be the First Closing Cash Consideration, and (ii) the CVC Additional Securities shall be the Additional First Closing Consideration, which shall be deemed held by the Initial Sellers, the CVC Additional Sellers and the Transaction Escrow Agent as agents for the Purchaser until:

  (i)
  Closing at which time such agency will terminate and clauses 11.6 and 11.8 shall apply; or

  (ii)
  if earlier, termination of this Agreement, at which time such agency will terminate and such agents shall: (A) transfer the First Closing Cash Consideration to the Initial Sellers or the Additional First Closing Consideration to the CVC Additional Sellers (as applicable); (B) the Purchaser shall repurchase the Initial Securities from the Initial Sellers on the same terms as the Initial Sellers purchased the Initial Securities pursuant to this clause 13, mutatis mutandis; and (C) the Purchaser shall repurchase the CVC Additional Securities from the CVC Additional Sellers on the same terms as the CVC Additional Sellers purchased the CVC Additional Securities pursuant to this clause 13, mutatis mutandis

  (k)
  upon Second Unwind Completion, the Company shall: (i) issue share certificates and loan note certificates in respect of the Initial Securities to the Initial Sellers; (ii) issue share certificates and loan note certificates in respect of the CVC Additional Securities to the CVC Additional Sellers; and (iii) update the register of members and loan note register of the Company to reflect the Second Unwind Completion; and

  (l)
  immediately following Unwind Completion, the First SPA shall automatically terminate and no party to the First SPA shall have any claim of any nature whatsoever against any other party under the First SPA (save in respect of any rights and liabilities of the parties which have accrued before termination or in relation to any of the Surviving Provisions (as defined in the First SPA)).

13.2
Notwithstanding any other provision of clause 13.1, the parties agree that the Purchaser shall have no liability under clause 13.1, and the Initial Sellers, the CVC Additional Sellers, and the Sellers' Representative hereby waive any related claim under this Agreement against the Purchaser, in the event that and to the extent that the Initial Sellers or the CVC Additional Sellers would have been in breach of any of the provisions in clause 13.1 if they were deemed given by the Initial Sellers or the CVC Additional Sellers, as applicable, mutatis mutandis in relation to the Initial Securities or the CVC Additional Securities at the time of their sale to the Purchaser under the First SPA.

13.3
Notwithstanding any other provision of clause 13.1, the parties agree that CVC shall have no liability under clause 13.1, and each of the Additional Initial Sellers hereby waives any related claim under this Agreement against CVC, in the event that and to the extent that CVC would not have been in breach of any of the provisions in clause 13.1 but for a breach by the Purchaser of its obligations pursuant to clauses 13.1.

13.4
Not later than two days after the Reference Date

(a)
the Company shall produce a CD copy of the virtual data room to which LMC was granted access pursuant to the terms and conditions dated 6 July 2016, and a confidentiality deed dated 6 July 2016, in each case as amended from time to time (the "Data Room" and the CD onto which it is burnt being the "Data Room CD") which shall be reflecting of the date and time on which this Agreement is signed without any further amendment or addition whatsoever. The Data Room CD shall be held at the London offices of Freshfields Bruckhaus Deringer LLP (65 Fleet Street, London, UK, EC4Y 1HS) ("FBD"); and

(b)
the Company shall produce and deliver to the Purchaser an index which includes a reference to all documents and files contained on the Data Room CD on the Reference Date which shall be initialled by the Company for identification purposes.

13.5
The Data Room CD shall be held by FBD until such time that Closing occurs, upon the occurrence of which the Company shall deliver the Data Room CD to the Purchaser, or as it may direct.

13.6
The Purchaser and/or its Representatives (as defined in the CVC NDA) from time to time shall be entitled to inspect the Data Room CD at the Company's offices in hard copy form during normal business hours in the period prior to Closing, or following termination of this Agreement, in the following situations:

(a)
if the Purchaser becomes aware of any matter which it considers reasonably likely to give rise to a dispute or claim under any of the Transaction Documents; and

(b)
in order to make an assessment as to whether the Seller Condition in clause 10.2(a) is satisfied and/or remains satisfied,

and in each instance the Purchaser shall act reasonably and in good faith in making any such request and provided that the Purchaser and/or its Representatives (as applicable) provide reasonable written notice to the Sellers' Representative that they are to make such inspection (including reasonable details of the grounds for making such inspection) and that neither the Purchaser nor its Representatives shall be permitted to make any copies of any document(s) so inspected unless required in connection with: (i) any submissions to be made to any Governmental Entity, (ii) any claim made by the Purchaser and/or LMC under or in relation to any of the Transaction Documents, and (iii) and/or in order to comply with applicable Law.

13.7
The parties agree that the Data Room shall remain open and accessible electronically to the Purchaser and/or certain of its Representatives (as defined in the CVC NDA), the identities of whom shall be agreed between the Company and the Purchaser, acting reasonably, as soon as reasonably practicable after the Reference Date, from time to time on a basis mutatis mutandis to the Data Room Rules, and the CVC NDA until the earlier of Closing, the date this Agreement is terminated in accordance with clause 10.13.

14.
CLOSING

14.1
Closing shall take place at the New York offices of the Purchaser's Counsel at 30 Rockefeller Plaza, New York, New York 10112-4498 United States of America (or as otherwise agreed between the Sellers' Representative and the Purchaser):

(a)
the seventh Business Day after the Unconditional Date (except to the extent that the Mandatory Accounts Date falls within the period from the Unconditional Date and the proposed Closing Date (each inclusive), in which case Closing will take place on the fourteenth Business Day after the Mandatory Accounts Date); or

(b)
if clause 14.4(a) applies such dates as the Non-Defaulting Parties elect pursuant to that clause,

(the "Closing Date").

14.2
On the Closing Date (or on any other date as may be agreed in writing by the Purchaser and the Sellers' Representative), each of the parties shall do, or shall procure the doing of, all those things listed in relation to them respectively in Schedule 7.

14.3
On the Closing Date:

(a)
the following steps shall take place prior to Closing in the order set out below and in accordance with their respective terms:

(i)
the First Unwind Completion in accordance with clauses 13.1(a) to 13.1(f);

(ii)
the Second Unwind Completion in accordance with clauses 13.1(g) to 13.1(l);

(iii)
the Ferrari Exercise Process in accordance with clause 6 and paragraph 4 of Schedule 6;

(iv)
the Management Exercise Process in accordance with Recital (J) and paragraph 4 of Schedule 4;

(v)
paragraph 2 of Schedule 5 in respect of the Loan Note Conversion ("Conversion Completion"); and

(b)
simultaneously with Closing, the steps in paragraphs 6 to 8 of Schedule 5 shall take place in respect of the Loan Note Conversion ("Exchangeable Notes Completion").

14.4
If any of the Sellers or the Company (on the one hand) or either of the Purchaser or LMC (on the other) fails or is unable to materially perform any of those things listed in relation to them respectively in Schedule 7 (where (i) the Sellers and the Company or (ii) LMC and the Purchaser, as applicable, are the "Defaulting Parties") then the other parties (the "Non-Defaulting Parties" being either (i) LMC and the Purchaser, where the Sellers and the Company are the Defaulting Parties or (ii) the Sellers' Representative (on behalf of the Sellers) and the Company, where LMC and the Purchaser are the Defaulting Parties) shall not be obliged to complete the sale and purchase of the Sale Securities and may, in their absolute discretion, by written notice from the Non-Defaulting Party to the Defaulting Party (which notice shall be served on the Sellers' Representative (in the event that the Sellers and the Company are the Defaulting Parties) by LMC or LMC (in the event that the Purchaser and LMC are the Defaulting Parties by the Sellers' Representative, as applicable) on the date Closing would otherwise be due to take place:

(a)
elect to defer the completion of the sale and purchase of the Sale Securities by not more than thirteen Business Days to such other date as it may specify in such notice, in which event the provisions of this clause 14.4 shall apply, mutatis mutandis, if any of the Sellers fails or is unable to perform any of its material obligations on such other date; or

(b)
subject to Closing having first been deferred on one occasion under clause 14.4(b), terminate this Agreement (other than the Surviving Provisions) and none of the parties shall have any claim of any nature whatsoever against any other party under this Agreement (save in respect of any rights and liabilities of the parties which have accrued before termination or in relation to any of the Surviving Provisions), and provided that if the sale and purchase of the Sale Securities by the Purchaser is not completed simultaneously in accordance with this Agreement (and the Purchaser has complied with all of its obligations under the terms of this Agreement) the Sellers and the Company shall severally be a Defaulting Party and the Purchaser and LMC shall have the rights of a Non-Defaulting Party under this clause 14.4.

14.5
If, notwithstanding the Sellers' compliance with clause 10, there is a failure by the Company to comply with and/or to procure the compliance by the other Group Companies with, the obligations set out in clause 10, this shall not give the Purchaser the right to terminate this Agreement under clause 14.4(b), but the Sellers shall, upon becoming aware of any such breach by the Company, if such breach is remediable, use their reasonable endeavours to remedy such breach and completion of the acquisition of the Sale Securities shall be deferred until the earlier of (a) the Longstop Date and (b) ten Business Days after such breach is remedied to the reasonable satisfaction of the Purchaser.

15.
SELLERS' NO LEAKAGE UNDERTAKING

15.1
Each Seller severally (but not jointly or jointly and severally) undertakes to the Purchaser that since 31 July 2016 there has not been any Leakage.

15.2
Subject to clause 15.3, each Seller severally (but not jointly or jointly and severally) undertakes to the Purchaser that if there is a breach of the undertaking set out in clause 15.1 by it, it shall, pay (or procure the payment of), transfer, waive or otherwise account to the Company (or other relevant Group Company), at the Purchaser's instruction, on demand an amount equal to the Leakage Amount actually received by that Seller or any of its Affiliates (as the case may be), plus any irrecoverable Tax payable in respect of such transfer or waiver or any costs of recovery of such amounts (if any).

15.3
The liability of each Seller pursuant to this clause 15 shall terminate on the date nine months after the Closing Date unless prior to that date the Purchaser has notified the Seller of a breach (in writing and setting out the claim in reasonable detail and with appropriate supporting evidence, to the extent available) by it of any of the undertakings set out in clauses 15.1 and 15.2.

16.
PURCHASER NO LEAKAGE UNDERTAKING

16.1
The Purchaser undertakes to the Sellers that since the Reference Date there has not been any Purchaser Leakage.

16.2
Subject to clause 16.3 the Purchaser undertakes to the Sellers that if there is a breach of the undertaking set out in clause 16.1 by it, it shall, pay (or procure the payment of), transfer, waive or otherwise account to the Company (or other relevant Group Company), at the Sellers' Representative's instruction, on demand an amount equal to the Leakage Amount actually received by the Purchaser or any of its Affiliates (as the case may be), plus any irrecoverable Tax payable in respect of such transfer or waiver or any costs of recovery of such amounts (if any).

16.3
The liability of Purchaser pursuant to this clause 16 shall terminate on the date nine months after the Closing Date unless prior to that date the Sellers' Representative has notified the Purchaser of a breach (in writing and setting out the claim in reasonable detail and with appropriate supporting evidence, to the extent available) by it of any of the undertakings set out in clauses 16.1 and 16.2.

17.
SELLER AND COMPANY WARRANTIES

17.1
Each of the Sellers severally warrants to the Purchaser and LMC as at the Reference Date in the terms of the Warranties set out in Schedule 2. The Warranties set out in the separate paragraphs of Schedule 2 shall be separate and independent and (except as expressly otherwise provided) no Warranty shall be limited by reference to any other Warranty.

17.2
Any claim by LMC or the Purchaser in connection with the Warranties shall be subject to the provisions of this clause 17 and Schedule 3.

17.3
Each of the Sellers acknowledges and agrees that LMC and the Purchaser have entered into this Agreement on the basis of and in reliance upon the Warranties.

17.4
Each Seller severally undertakes to the other parties and to the Purchaser to indemnify and hold harmless the Purchaser (its permitted assignees and successors in title) on demand against all of its reasonably incurred legal costs and expenses arising from any successful Warranty Claim brought by the Purchaser against such Seller (with "successful" in this context meaning such claim is settled or determined by a competent court of first instance).

17.5
Each Seller undertakes to notify the Purchaser and the Sellers' Representative in writing promptly if it becomes actually aware of any circumstance arising after the date of its execution of this Agreement which would cause any Warranty (if the Warranties were repeated with reference to the facts and circumstances then existing) to become untrue or inaccurate or misleading in any respect and which would be reasonably likely to also be untrue or inaccurate or misleading in any respect at Completion.

17.6
The Company warrants to the Purchaser as at the Reference Date that the Sale Securities constitute 100% of the Shares and Loan Notes on a fully-diluted basis and there are no securities or options over securities issued, allotted or granted other than the Sale Securities, the LST Share and the Team Shares.

18.
LMC AND PURCHASER WARRANTIES

18.1
Each of LMC and the Purchaser warrants to the Sellers that as at the Reference Date:

(a)
it is a corporation or company duly organized, validly existing and in good standing under the Laws of its jurisdiction of organisation and it has the power and authority to enter into the Transaction Documents to which it is a party and to carry out its obligations thereunder;

(b)
the execution, delivery and implementation by it of the Transaction Documents to which it is a party have been duly authorized by all necessary action and no other proceedings or approvals are necessary to authorize the Transaction Documents to which it is a party;

(c)
the Transaction Documents to which it is a party have been duly executed and delivered by it and constitute valid and binding obligations of it, and, assuming the Transaction Documents to which it is a party constitute valid and binding obligations of each other party thereto, are enforceable against it in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally and general principles of equity);

(d)
neither the execution, delivery or performance by it of the Transaction Documents to which it is a party constitute, or will constitute, a breach or violation of or conflicts with, or will conflict with, its organisational documents or by-laws (or similar governing documents), any material agreement to which it is a party, or any applicable Law, rule, regulation, judgment, order or decree applicable to it;

(e)
no material consents, authorisations, approvals (including corporate approvals), filings, registrations or qualifications are required to be made or obtained by LMC or the Purchaser in connection with the execution and delivery of the Transaction Documents to which it is a party and performance of their obligations, except as otherwise stated herein;

(f)
it is not insolvent or unable to pay its debts within the meaning of any Laws relating to insolvency binding upon it;

  (g)
  the Purchaser is not bankrupt, has not proposed a voluntary arrangement and has not made or proposed any arrangement or composition with its creditors generally or with any class of its creditors;

  (h)
  the Purchaser is purchasing the Sale Securities for itself beneficially and not wholly or partly as agent for any other person (other than LMC);

  (i)
  at Closing the Purchaser will have available cash which will provide in immediately available funds the necessary cash resources to meet the Purchaser's funding obligations under this Agreement (other than any cash not received by Purchaser and LMC as a result of an Investor Default) and it is not aware of any reason why such cash resources will not be available when required;

  (j)
  since 1 January 2016, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of LMC and each of its subsidiary undertakings has been conducted in the ordinary course of business and there has not been or occurred:

  (i)
  any LMG Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a LMG Material Adverse Effect; or

  (ii)
  except as declared in the LMC SEC Documents, any event, condition, action or effect that, if taken during the period from the Reference Date to the Closing Date, would constitute a breach of clause 22.1;

  (k)
  the authorized capital stock of LMC related to the LMG Group consists of (1) 1,018,750,000 shares of common stock, designated as follows:

	Series A	Series B	Series C
shares authorised	500,000,000	18,750,000	500,000,000

    and (2) 50,000,000 shares of preferred stock ("LMC Preferred Stock"), of which the following represents the shares issued and outstanding as of the close of business on 2 September, 2016:

Group	Series A	Series B	Series C
LMC Media common stock	25,571,019	2,466,821	55,687,160
LMC Preferred Stock	0	0	0
  (l)
  as of the close of business on 2 September, 2016, there were (i) no outstanding shares of capital stock of LMC that track the economic performance of the LMG Group, (ii) no outstanding securities of LMC convertible into or exchangeable for shares of capital stock of LMC that track the economic performance of the LMG Group, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from LMC, or that obligate LMC to issue, any capital stock of or any securities convertible into or exchangeable for shares of capital stock of LMC that track the economic performance of the LMG Group (the items in clauses (i), (ii) and (iii), together with the LMG Common Stock, being referred to collectively as "LMC Securities") and (iv) no obligations of LMC to repurchase, redeem or otherwise acquire any outstanding LMC Securities, or to vote or to dispose of shares of capital stock of LMC that track the economic performance of the LMG Group other than (A) as disclosed under clause 18.1(k), (B) outstanding compensatory equity awards relating to LMC Common Stock, together with the net settlement provisions applicable thereto and (C) those certain warrants to acquire shares of LMG Series A Stock as filed with the LMC SEC Filings. As of the Reference Date, neither LMC nor any of its subsidiary undertakings is a party to any stockholders' agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any LMC Securities relating to LMG Group or any other agreement relating to the declaration of any dividends with respect to any LMC Securities relating to LMG Group;

  (m)
  the Board of Directors of LMC, at a meeting duly called and held, has resolved to recommend to its stockholders the approval of the matters described herein under "LMC Stockholder Approval" and "Name Change Approval" and has approved the transactions contemplated by this Agreement and the other Transaction Documents;

  (n)
  the LMC Stockholder Approval is the only vote or approval of the holders of any class or series of capital stock of LMC necessary to approve the issuance of the shares of LMG Series C Stock that will be issued to the Sellers at Closing pursuant to this Agreement and issuance of the shares of LMG Series C Stock that may be issued pursuant to the LMC Letter Agreement, and no other stockholder action of LMC is required to approve any of the Transactions contemplated by this Agreement, the First SPA and the Transaction Documents other than the Name Change Approval;

  (o)
  the LMG Series C Stock to be issued to the Sellers hereunder and that may be issued pursuant to the LMC Letter Agreement will be, upon such issuance in accordance with the terms hereof and thereof, duly authorized and validly issued and fully paid, non-assessable and free of pre-emptive rights, and free from all taxes, liens and charges with respect to the issuance thereof; and

  (p)
  all of the outstanding shares of LMG Series C Stock are listed on Nasdaq, and the LMG Series C Stock to be issued to Sellers hereunder (including LMG Series C Stock to be issued at Closing as well as LMG Series C Stock to be issued pursuant to the LMC Letter Agreement in accordance with the terms thereof) will be, upon such issuance, listed on Nasdaq as part of the class of outstanding shares of LMG Series C Stock.

18.2
In addition to the warranties set out at clause 18.1, LMC warrants to the Sellers and the Company that:

(a)
LMC has timely filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed by LMC since 1 January 2014 (together with all exhibits and schedules thereto and all information incorporated therein by reference, the "LMC SEC Documents");

(b)
as of their respective dates, or if amended, as of the date of the last such amendment, the LMC SEC Documents:

(i)
were prepared in accordance and complied in all material respects with the requirements of the U.S. Securities Act of 1933, as amended, and the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (in each case, to the extent then applicable); and

(ii)
did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)
the consolidated financial statements of LMC (including the related notes) included or incorporated by reference in the LMC SEC Documents were prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) and fairly presented in all material respects the consolidated financial position of LMC and its consolidated subsidiary undertakings as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end and quarter-end adjustments);

  (d)
  as of the Reference Date, and except as previously disclosed to the Sellers' Representative, to the actual awareness of LMC, none of the LMC SEC Documents is subject to ongoing review or outstanding SEC comment or investigation; and

  (e)
  as of the Reference Date, neither LMC nor any of its subsidiary undertakings has any liabilities of any nature which are required to be disclosed in the liabilities column of a balance sheet prepared in accordance with US GAAP, except liabilities (i) reflected or reserved against in the unaudited consolidated balance sheet (including the notes thereto) of LMC and its subsidiary undertakings as of 30 June 2016 included in the Form 10-Q filed by LMC on 5 August 2016, (ii) incurred after 30 June 2016 in the ordinary course of business consistent with past practice which would not reasonably be expected to have an LMG Material Adverse Effect, or (iii) incurred in connection with this Agreement, the Transaction Documents, or the transactions contemplated hereby or thereby.

19.
TAX

19.1
All sums payable under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever save only as provided in this Agreement or as may be required by Law.

19.2
The Purchaser, LMC, the Company and any of their respective paying agents shall be entitled to make any deduction or withholding for Tax required by applicable Law with respect to any payment made under this Agreement.

20.
ANNOUNCEMENTS

20.1
With effect from the Reference Date and except as required by Law or by any stock exchange or governmental or other regulatory or supervisory body or authority of competent jurisdiction to whose rules the party making the announcement or disclosure is subject, whether or not having the force of Law no party shall make or issue any announcement or circular or disclosure in connection with the existence or the subject matter of this Agreement or any of the other Transaction Documents, without the prior written approval of the other parties (which, in the case of the Sellers, shall only require the written approval of the Sellers' Representative (such approval, in any such case, not to be unreasonably withheld or delayed).

20.2
Where any announcement, circular or disclosure is made or sent in reliance on the exceptions in clause 20.1, the party making the announcement or sending the circular or making the disclosure will use its reasonable endeavours to consult with the other parties in advance as to the form, content and timing of any such announcement or circular or disclosure.

21.
NO SOLICITATION BY THE SELLERS OR THE COMPANY

21.1
The Sellers and the Company agree that from and after the Reference Date until the earlier of: (i) Closing; and (ii) the termination of this Agreement (other than the Surviving Provisions) including by agreement by the parties, each shall:

(a)
immediately cease and terminate all of its, and cause to be ceased and terminated its Representatives', discussions and negotiations with any other person (other than the Purchaser, LMC or any of their respective Affiliates) regarding any Company Alternative Proposal (as hereinafter defined);

  (b)
  promptly demand, and cause to be demanded that, each person that has received confidential information in connection with a possible Company Alternative Proposal within the last twenty-four (24) months takes such action as such person is required under any applicable non-disclosure agreement into which each such person has entered, including, if applicable under the relevant non-disclosure agreement, returning to the Company or destroying all confidential information heretofore furnished to such person by or on behalf of the Company and is Affiliates; and

  (c)
  except as required by Law, not grant any waiver or release under or knowingly fail to enforce any confidentiality, standstill or similar agreement entered into or amended during the twenty-four (24) months prior to the Reference Date in respect of a proposed Company Alternative Proposal.

21.2
From and after the Reference Date until the earlier of: (i) Closing and (ii) the termination of this Agreement, the Sellers and the Company shall not, directly or indirectly, nor shall the Sellers or the Company authorise any Affiliate or any of its or their respective Representatives to:

(a)
solicit, initiate or knowingly encourage or facilitate (including by way of furnishing information), or engage in discussions or negotiations regarding, any inquiry, proposal or offer, or the making, submission or announcement of any inquiry, proposal or offer (including any inquiry, proposal or offer to its shareholders) which constitutes or would be reasonably expected to lead to a Company Alternative Proposal;

(b)
approve or enter into a letter of intent, memorandum of understanding or other contract with any person, other than LMC and Purchaser, for, constituting or otherwise relating to a Company Alternative Proposal;

(c)
provide or cause to be provided any information or data relating to the Company or any Affiliate in connection with, or in response to, any Company Alternative Proposal by any person, other than any information or data contained in any statement that they have entered into the Transaction Documents and are subject to the restrictions and covenants contained therein; or

(d)
terminate, amend, waive or permit the waiver of any voting restriction contained in the organisational or governing documents of the Company.

21.3
Without limiting the generality of clauses 21.1 and 21.2, the Company acknowledges and agrees that, in the event any officer or director of the Company, or financial advisor acting on its behalf, takes any action that if taken by the Company would be a breach of clause 21.1 and/or 21.2, the taking of such action by such officer, director or financial advisor shall be deemed to constitute a breach of clause 21.1 and/or 21.2, as the case may be by the Company.

21.4
"Company Alternative Proposal" shall mean any non-frivolous inquiry, proposal or offer from any person (other than the Purchaser, LMC or any of LMC 's Affiliates) concerning:

(a)
a merger, consolidation, liquidation, recapitalisation, share exchange or other business combination transaction involving the Company;

(b)
the issuance or acquisition of shares of any equity securities of the Company; or

(c)
the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets,

  other than, in any case, an informal approach or proposal by any person which is rejected at the first instance by each of the Sellers or their representative Affiliates to whom such approach is made.

21.5
In addition to the other obligations under clause 21.1 to 21.3, the Company shall promptly (and in any event within three Business Days after receipt thereof by the Company or its Representatives) advise the Purchaser in writing of any Company Alternative Proposal, any request for information with respect to any Company Alternative Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Company Alternative Proposal, the material terms and conditions of such request, Company Alternative Proposal or inquiry, and the identity of the person making the same.

21.6
Notwithstanding anything in this clause 21 to the contrary, communications between CVC or the Company and their respective Affiliates and other communications required or reasonably necessary under the Transaction Documents shall be permitted under this Agreement and shall not be deemed to be a breach of this clause 21, provided that any communication by an Affiliate of CVC that is a breach of this clause 21 shall be deemed to be a breach of this clause 21 by CVC.

22.
LMC UNDERTAKINGS

22.1
Insofar as any of the following relates to or affects the LMG Group, LMC shall, and shall cause each of its subsidiary undertakings within the LMG Group to, during the period from the Reference Date until the Closing, except as expressly contemplated by this Agreement or any Transaction Document or as required by applicable Law or with the prior written consent of the Sellers' Representative, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, LMC shall, and shall cause each of its subsidiary undertakings within the LMG Group to, use its reasonable best efforts to preserve substantially intact its and its subsidiary undertakings' business organization. Without limiting the generality of the foregoing, between the Reference Date and the Closing, except as otherwise expressly contemplated by this Agreement or any Transaction Documents or as required by applicable Law, insofar as any of the following relates to or affects the LMG Group, LMC shall not, nor shall it permit any of its subsidiary undertakings within the LMG Group to, without the prior written consent of the Sellers' Representative (which consent shall not be unreasonably withheld or delayed):

(a)
amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents) except as contemplated by the Name Change Approval;

(b)
(i) split, combine or reclassify the LMG Common Stock, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any LMG Common Stock (other than pursuant to the terms of any compensatory equity awards relating to LMG Common Stock outstanding as of the date hereof or granted following the date hereof (A) in the ordinary course of business consistent with past practice, (B) pursuant to contractual arrangements existing as of the Reference Date, (C) in connection with the employment or retention of Persons related to the management of the Company if reasonable in the best judgement of the Company or (D) for any other purpose in an aggregate amount not to exceed USD$5,000,000, including, without limitation, in each case pursuant to any withholding or net settlement obligations), or (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of any LMG Common Stock) or (iv) enter into any agreement with respect to any of the foregoing actions;

(c)
issue, sell, pledge, dispose of, encumber, or enter into any agreement to issue, sell, pledge, dispose of or encumber, any LMG Common Stock, other than (i) the issuance of shares of LMG Common Stock upon the exercise of any equity awards relating to LMG Common Stock outstanding as of the date hereof or granted following the date hereof (A) in the ordinary course of business consistent with past practice, (B) pursuant to contractual arrangements existing as of the Reference Date, (C) in connection with the employment or retention of Persons related to the management of the Company if reasonable in the best judgement of the Company or (D) for any other purpose in an aggregate amount not to exceed USD$5,000,000, including, without limitation, in each case pursuant to any withholding or net settlement obligations or (ii) the issuance of shares of LMG Common Stock upon exercise of any warrants in LMC; or

  (d)
  amend, waive or vary the terms of the Backstop Loan Facility.

22.2
As promptly as practicable after the date of this Agreement, LMC shall prepare and file a Proxy Statement with the United States Securities & Exchange Commission (the "SEC") with respect to the LMC Stockholder Approval and the Name Change Approval (together, the "Approvals"). LMC shall use all reasonable endeavours to have the Proxy Statement cleared by the SEC as promptly as practicable after the filing thereof. LMC shall provide the Company and the Sellers' Representative and their counsel with copies of (i) any written comments (and summaries of any oral comments) that may be received from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and (ii) any oral or written responses thereto. The Company and the Sellers' Representative and their counsel will be given a reasonable opportunity to review any such responses and LMC shall consider in good faith the reasonable additions, deletions or changes suggested thereby by the Company or the Sellers' Representative and their counsel. LMC shall respond reasonably promptly to any such comments made by the SEC or its staff with respect to the Proxy Statement. The Company and the Sellers' Representative shall as promptly as reasonably practicable provide any information reasonably requested by the SEC through the comment process. To the extent reasonably requested by the Company or the Sellers' Representative, LMC shall consider seeking confidential treatment with respect to sensitive information or documents the disclosure of which is not material to investors and the disclosure of which could reasonably be expected to be adverse to the Company. After the Proxy Statement is cleared by the SEC, LMC shall cause the Proxy Statement in definitive form to be mailed to LMC's stockholders at the earliest practicable date. Notwithstanding the foregoing, prior to filing the Proxy Statement (or any amendment or supplement thereto) LMC shall give the Company, the Sellers' Representative and their counsel a reasonable opportunity to review and comment on such document and shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company, the Sellers' Representative and their counsel.

22.3
As promptly as practicable after the Proxy Statement is cleared by the SEC for mailing to LMC's stockholders, LMC shall duly call, give notice of, convene and hold a special meeting of its stockholders solely for the purpose of obtaining the Approvals (together with any applicable adjournment proposals LMC reasonably determines to include therein). LMC shall use its reasonable endeavours to solicit from its stockholders proxies to obtain the Approvals. LMC, through the board of directors of LMC, shall (i) recommend to its stockholders that they approve (x) the issuance of the LMG Common Stock in connection with the Proposed Transaction, including (A) to any Seller or (B) pursuant to this Agreement or the LMC Letter Agreement and (y) the proposals contemplated by the Name Change Approval and (ii) include such recommendation in the Proxy Statement.

22.4
LMC shall procure that the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act. For purposes of this Agreement, the letter to stockholders, notice of meeting, proxy statement and form of proxy to be distributed to stockholders in connection with the transactions contemplated by this Agreement (including any amendments or supplements), together with all of the documents incorporated by reference (or deemed to be incorporated by reference) therein, are collectively referred to as the "Proxy Statement".

22.5
The Company and each Seller shall co-operate in good faith and provide reasonable assistance to LMC in order to assist LMC with the filing of the Proxy Statement necessary to obtain the Approvals. Such cooperation and assistance shall include providing such information customarily provided in proxy statements by acquired companies as reasonably requested by LMC and the obtaining of audited financial information for the Group Companies to the extent required by the rules and regulations of the SEC together with all applicable auditor consents required by SEC rules relating to audited financial information of the Group Companies. Without limiting the generality of the foregoing, immediately following First Closing, (i) the Company shall, and the Company agrees that it shall, instruct its auditors to provide to LMC financial statements audited in accordance with US GAAS or PCAOB standards for each of the years ended December 31, 2013, 2014 and 2015 (provided that no audited balance sheet for 2013 need be prepared), and (ii) the Company shall further provide to LMC, interim unaudited financial statements for the period ended June 30, 2016, in each case, prepared, in accordance with either US GAAP or International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board and in a manner consistent with the rules and regulations of the U.S. Securities and Exchange Commission and meeting the requirements for filing with LMC's proxy statement relating to the Special Meeting, as soon as practicable following First Closing. Further, the Company shall, and the Company agrees that it shall, provide to LMC (i) such further financial information as may be required for LMC to prepare any pro forma or other financial information required to be filed with its proxy statement, including an IFRS to US GAAP reconciliation for all required periods and (ii) the cooperation and assistance of the Company's auditors in preparing, and delivering any consents required in connection with, the filings required to be made by LMC with the U.S. Securities and Exchange Commission in connection with the Transactions.

22.6
At Closing, LMC shall cause its entire equity interest in the Company and the assets and liabilities of Formula 1 and the Group to be attributed to the LMG Group.

23.
CONFIDENTIALITY

23.1
The provisions of the LMC NDA and the CVC NDA shall continue in force notwithstanding the execution of this Agreement; provided, that the CVC NDA and the LMC NDA shall terminate upon the Closing and shall be void and of no further effect following the Closing.

23.2
Subject to clause 23.3 "Confidential Information" means all confidential information (including without limitation trade secrets, secret or confidential operations or processes, information relating to future projects, business development or planning, commercial relationships, sales targets and statistics, market share statistics, surveys and reports and pricing information relating to sales and purchases, and negotiations and secret dealings):

(a)
held by the Sellers or their respective Affiliates (and/or any of their Representatives) or received by the Sellers or their respective Affiliates (and/or any of their Representatives) from the Purchaser Group, relating to the Purchaser Group and following Closing, the Group Companies; and

(b)
the provisions and subject matter of, and negotiations relating to, this Agreement the other Transaction Documents,

including in each case not only written information but information transferred orally, visually, electronically or by any other means.

23.3
For the avoidance of doubt, the term Confidential Information shall not include:

(a)
information that is in the public domain at the Reference Date other than as a result of a wilful or negligent act or omission by any party to this agreement or any of their respective Representatives;

(b)
information that subsequently comes into the public domain, otherwise than as a result of a wilful or negligent act or omission by any party to this agreement or any of their respective Representatives or a breach of this Agreement, but only after it has come into the public domain;

(c)
information which any receiving party obtains or its Representatives obtain from a third party not under any confidentiality obligation to the disclosing party in respect of such information;

(d)
information which any receiving party or its Representatives at the time of disclosure already has in its or their possession and which is not subject to any obligation of secrecy on its or their part to another party; or

(e)
information which is independently developed by employees of any receiving party or its Representatives who have had no access to the information disclosed by the disclosing party.

For the purposes of this clause 23, "Representatives" means Affiliates, Group Companies, directors, officers, employees, agents or representatives of the relevant party or their respective Affiliates, and their respective external legal advisers, accountants, consultants and financial advisers.

23.4
Each of the parties other than the CVC Funds, the Nominee, the Purchaser and LMC (the "Additional Parties") undertakes from the date of this Agreement, and each of the CVC Funds and the Nominee undertakes from Closing, in each case to each of the other parties:

(a)
to maintain Confidential Information received or held by each of them or their respective Representatives relating to the Purchaser and the Purchaser Group, and, following Closing, the Group Companies in confidence and not to disclose that Confidential Information to any person other than their respective Representatives except with the prior written approval of LMC or, following Closing, the Company;

(b)
only disclose to their respective Representatives such Confidential Information as is reasonably required for the purposes of performing the obligations under this Agreement or the other Transaction Documents and only to Representatives who have been informed of the confidential nature of the Confidential Information and who undertake to keep it confidential; and

(c)
only use (or permit the use by their respective Representatives of) the Confidential Information received or held by it or its Representatives for the purposes of the Proposed Transaction.

23.5
Each Seller shall, and shall cause its respective Affiliates to, procure that their respective Representatives also comply with the provisions of clauses 23.4(a) and 23.4(b), mutatis mutandis. Each Seller shall be responsible for breach of the above confidentiality undertaking by each of them or their respective Affiliates or Representatives and undertakes to the other parties and to the Purchaser and its Affiliates to indemnify and hold harmless the Purchaser Group, its Affiliates, and, following Closing, the Group Companies, and/or any successor to such businesses against all Costs arising from any such breach.

23.6
Notwithstanding the provisions of this clause 23, the Sellers may disclose or permit the disclosure of Confidential Information in the following circumstances:

(a)
if any of the Sellers, their respective Affiliates, or any person or Representative to whom Confidential Information has been transmitted, becomes legally required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigation, demand or similar process, or otherwise) to disclose any of the Confidential Information received or held, provided that the disclosing Seller (including on behalf of its respective Affiliates and Representatives) provides LMC, Purchaser and, following Closing, the Company with prompt written notice of the relevant legal requirement so that any such party may seek a protective order or other appropriate remedy. However, the disclosing Seller shall not be obliged to delay disclosure if to do so would be in breach of any conditions for such disclosure imposed by the authority compelling disclosure; or

(b)
disclosure is made to a Taxation Authority in connection with the Tax affairs of the disclosing Seller, provided that where practicable the disclosing Seller (including on behalf of its respective Affiliates and Representatives) shall first inform LMC, Purchaser, and, following Closing, the Company of the intention to disclose such information, and take into account the reasonable comments of such party;

(c)
to the extent any disclosure is required by any regulatory body or the rules and regulations of any recognised stock exchange, provided that the disclosing Seller (including on behalf of its respective Affiliates and Representatives) shall first inform LMC, Purchaser, and, following Closing, the Company of the intention to disclose such information, and take into account the reasonable comments of the such party;

(d)
to the extent announcement of such Confidential Information is permitted under clause 20.1; or

(e)
to the extent any disclosure is required to vest the full benefit of this Agreement in the respective Seller or is necessary or desirable for the purpose of any court, arbitral or financial proceedings arising out of this Agreement, any other Transaction Document;

(f)
disclosure is made on a confidential basis to the Group's lending banks;

(g)
disclosure is made to any direct or indirect investors or prospective investors in funds managed and advised by Affiliates of a Seller (including, in the case of the CVC Funds, funds advised by CVC Capital Partners Limited), together with their directors, officers, advisers or agents provided that such information is disclosed on a confidential basis; and

(h)
disclosure is made on a confidential basis to shareholders or optionholders of the Company.

23.7
Each Seller shall only use (or permit the use by their respective Affiliates and Representatives of) the Confidential Information received or held by it or its Affiliates and Representatives for the purposes of the Proposed Transaction.

23.8
Nothing in this clause 23 shall make any Seller liable for any of their respective Representatives in relation to breaches of this clause 23 which occur after the time when such Representative becomes the Representative of another party to this Agreement.

23.9
Each Seller (other than LBI Group Inc.) that, as of the date hereof, has received or holds Information (as defined in the LMC NDA) and has not executed a joinder to the LMC NDA, shall be deemed to have executed a joinder to the LMC NDA and will be bound by the terms thereof as if it were a party thereto.

23.10
Notwithstanding any provision to the contrary, the provisions of clauses 23.1 to 23.9 shall survive termination and/or Closing of this Agreement.

24.
FURTHER ASSURANCE

24.1
Each of the parties agrees to perform, or procure the performance of, all further acts and things and execute and deliver, or procure the execution and delivery of such further documents as may in each case be required by Law or as may be necessary or reasonably requested by the Purchaser to implement and give effect to this Agreement and the other Transaction Documents and the Proposed Transaction for the purpose of vesting in the Purchaser the full benefit of the assets, rights and benefits to be transferred to the Purchaser, including, without limitation, the execution of all deeds and documents, procuring the convening of all meetings, the giving of all necessary waivers and consents and the passing of all resolutions and otherwise exercising all powers and rights available to them.

24.2
In the absence of specific agreement to the contrary, each party shall be responsible for all of its own Costs (and the Purchaser shall be responsible for those of any of its Affiliates) incurred in giving effect to the provisions of clause 24.1.

24.3
Each of the Sellers (including, for the avoidance of doubt, any Seller who signs a Sale Deed of Adherence or on whose behalf a Sale Deed of Adherence is signed) hereby unconditionally and irrevocably appoints the Sellers' Representative as its attorney to take the following actions on the following basis (the Sellers' Representative being the "Attorney" for the purposes of this clause 24.3 and the power granted hereunder being the "Power of Attorney"):

(a)
to consider, settle, approve, sign, execute, deliver and/or issue the following agreements (whether as a deed or not) to which such Seller is a party (the "Documents"):

(i)
Shareholders Agreement (such document to take effect on Closing);

(ii)
Stock Transfer Forms (such document(s) to take effect on Closing);

(iii)
Security Certificate Indemnity (such document(s) to take effect on Closing);

(iv)
the Written Resolution (such document(s) to take effect on Closing);

(v)
to take all actions on a Seller's behalf to remove or discharge any Encumbrance over the Issued Shares and Issued Loan Notes set alongside the Seller's name in Schedule 1 such that on Closing, the Warranties in paragraph 2.1 of Schedule 2 are true, accurate and not misleading;

(vi)
each of the Transaction Documents to which the Seller is a party; and

(vii)
any document required or desirable in connection with the Proposed Transaction;

(b)
to take all actions on a Seller's behalf to remove or discharge any Encumbrance over the Issued Shares and Issued Loan Notes set alongside the Seller's name in Schedule 1 such that on Closing, the Warranties in paragraph 2.1 of Schedule 2 are true, accurate and not misleading;

(c)
to do any and all acts and things in such Seller's name and on such Seller's behalf which the Attorney in their absolute discretion considers necessary or desirable in connection with the Proposed Transaction and any matters incidental or related to it or any part of it including the execution of any documents ancillary to the Documents and/or in connection with the Proposed Transaction and the agreeing of any immaterial amendments to the Documents and/or any such ancillary documents (provided that such amendments do not place such Seller in a position materially more detrimental to it than under the terms of the Documents or the relevant ancillary documents);

(d)
the Attorney may sign or otherwise execute any Document in such Seller's name or (at that Attorney's option) in his own name on behalf of such Seller;

  (e)
  each Seller shall from time to time promptly on request ratify and confirm whatever the Attorney may do or purport to do in good faith in the exercise of any authority conferred by this power of attorney and release them from all claims such Seller may have against them in respect of any loss arising from anything so done; and

  (f)
  each Seller undertakes to indemnify fully and hold the Attorney harmless against all claims, losses, costs, expenses, damages or liability that they may sustain or incur as a result of any action taken by them in good faith pursuant to this power of attorney (including any cost incurred in enforcing this indemnity).

24.4
The parties acknowledge and agree that the Company shall cause each Group Company that is a direct or indirect subsidiary of the Company and as to which a Form 8832 electing to treat such subsidiary as a partnership or disregarded entity for United States federal income tax purposes has not already been filed, to file with the Internal Revenue Service (the "IRS") a Form 8832 pursuant to which it will elect to be treated as either a partnership or disregarded entity for United States federal income tax purposes, with an "effective date" (within the meaning of Treasury Regulation 301.7701-3(c)(1)(iii)) that is no later than two days prior to the Closing Date, except to the extent that (i) any such election cannot validly be made other than by failure of the relevant Group Company to duly authorize an officer, manager or member to make the election, or (ii) the relevant Group Company is an entity described in Treasury Regulations 301.7701-2(b)(8)(i) (except as provided in Treasury Regulations 301.7701-2(b)(8)(ii) and 301.7701-2(d)). The parties further acknowledge and agree that after the Purchaser has been afforded the opportunity to review and comment on such form as described below, the Company shall file with the IRS a Form 8832 pursuant to which it will elect to be treated as a partnership for United States federal income tax purposes, with an "effective date" (within the meaning of Treasury Regulation 301.7701-3(c)(1)(iii)) that is no later than the day prior to the Closing Date. For the avoidance of doubt, it is intended that the "effective date" of the Form 8832 which is filed for the Company shall be at least one day following the latest of the effective dates of any of the Forms 8832 that have been filed with respect to each of the Company's direct and indirect subsidiaries. Each Form 8832 shall be properly executed by an officer of the relevant Group Company that is duly authorized under local law or its organizational documents. The Purchaser shall provide any reasonably requested cooperation in connection with such elections. The Company shall provide the Purchaser with (1) a draft of each such Form 8832 at least two Business Days prior to filing for the Purchaser's reasonable review and comment, (2) a copy of each such Form 8832 with respect to each Group Company as filed with the IRS and (3) evidence of the IRS's acceptance of filing.

25.
COSTS

25.1
Save as otherwise provided in this Agreement or agreed between the parties, each of the parties shall pay the Costs incurred by it and its Affiliates in connection with the negotiation, preparation, entering into, and completion of this Agreement and the other Transaction Documents including in respect of their obligations in fulfilling the Conditions, and the other requirements for transferring the Sale Securities, provided that the Company shall pay (or in respect of sub-clause (c) procure the payment by the relevant Group Company):

(a)
the Sellers' Transaction Costs, subject to an aggregate cap on such Sellers' Transaction Costs of $25,000,000 (whether paid pursuant to this Agreement, or any other Transaction Document) (but excluding from such cap: (i) third party accounting and legal expenses, reasonably incurred in the preparation of the Proxy Statement; and (ii) other reasonable costs and expenses of third party advisers engaged at the specific request of the Purchaser);

(b)
the amount payable under the Transaction Assistance Agreement; and

  (c)
  any Taxation attributable to the Group Companies on making payment of any amount of the Reserved Amount to the extent that any such Taxation is included with the Reserved Amount.

26.
NOTICES

26.1
Any notice or other communication to be given by a party to another party under, or in connection with, this Agreement shall be in writing and signed by or on behalf of the party giving it. It shall be served by sending it by fax to the number set out in clause 26.2, or delivering it by hand, or sending it by pre-paid recorded delivery, special delivery or registered post, to the address set out in clause 26.2, or by sending it by email to the email address set out in clause 26.2 (with a hard copy delivered by hand or by post in accordance with this clause 26), and in each case marked for the attention of the relevant party set out in clause 26.2 (or as otherwise notified from time to time in accordance with the provisions of this clause 26). Any notice so served by hand, fax, email or post shall be deemed to have been duly given:

(a)
in the case of delivery by hand, when delivered;

(b)
in the case of fax, at the time of transmission;

(c)
in the case of email, at the time of transmission (provided a copy is also delivered by hand on the same day or sent at the same time by pre-paid recorded delivery, special delivery or registered post in accordance with this clause 26);and

(d)
in the case of prepaid recorded delivery, special delivery or registered post, at 10am on the second Business Day following the date of posting,

provided that in each case where delivery by hand, fax or email occurs after 6pm on a Business Day, or at any time on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day.

References to time in this clause are to local time at the address to which the relevant notice is sent.

26.2
The addresses, fax numbers and email addresses of the parties for the purpose of clause 26.1 are as follows:

The Sellers' Representative
Address:	Lime grove House, Green Street, St Helier, Jersey, JE1 2 ST
Fax:
Email:
For the attention of:	The Company Secretary
With a copy to:
Address:	Freshfields Bruckhaus Deringer LLP,
65 Fleet Street, London, EC4Y 1HS, United Kingdom
Fax:	+44 20 7108 5463
Email:	charles.hayes@freshfields.com
For the attention of:	Charles Hayes

The Purchaser and LMC
Address:	Liberty Media Corporation, 12300 Liberty Boulevard, Englewood, Colorado 80112, United States of America
Fax:	720-875-5401
Email:	legalnotices@libertymedia.com
For the attention of:	Legal Department
With a copy for information only to:
Address:	Baker Botts (U.K.) L.L.P., 41 Lothbury, London EC2R 7HF, United Kingdom
Fax:	+44.20.7726.3538
Email:	derek.jones@bakerbotts.com
For the attention of:	Derek Jones
Lehman
Address:	1271 Avenue of the Americas, 40th Floor, New York, NY10020, United States of America
Email:
For the attention of:	Christopher Mosher
With a copy to:
Address:	Weil, Gotshal & Manges 110 Fetter Lane, London, EC4A 1AY, United Kingdom
Fax:	+44 20 7903 0990
Email:	peter.king@weil.com
For the attention of:	Peter King
26.3
The Sellers' Representative or any other party hereto may notify the other parties hereto or the Sellers' Representative, respectively, of a change to its name, relevant addressee, address, fax number or email address for the purposes of this clause 26, provided that such notice shall only be effective on:

(a)
the date specified in the notice as the date on which the change is to take place; or

(b)
if no date is specified or the date specified is less than 5 Business Days after the date on which notice is given, the date following 5 Business Days after notice of any change has been given.

26.4
Any notice to be served on the Company shall be deemed to be received if it is validly served on the Sellers' Representative.

26.5
In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the postal authorities as a pre-paid recorded delivery, special delivery or registered post letter, or that the notice was transmitted by fax to the fax number of the relevant party, or that the notice was sent by email to the email address of the relevant party set out in this clause 26 (or as otherwise notified under it).

26.6
All notices, demands, requests, statements or other documents or communications under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. If there is any conflict between the English text and the text in any other language, the English text shall prevail.

27.
ASSIGNMENT

27.1
The Purchaser may freely assign the benefit of the whole or any part of this Agreement to any member of its Investor Group to whom it has validly transferred Sale Securities, it being agreed that there shall be no such transfer of Sale Securities before the earlier of Closing and the termination of this Agreement and the Purchaser shall provide written notice of any such assignment to the Sellers' Representative as soon as practicable thereafter.

27.2
If the benefit of the whole or any part of this Agreement is assigned by the Purchaser in accordance with clause 27.1 such assignee may at any time assign the same to any other person to whom assignment by the Purchaser would be permitted under clause 27.1 and where any such original or subsequent assignee subsequently ceases to be a permitted assignee under clause 27.1 the Purchaser shall procure that before it so ceases it shall assign that benefit to the Purchaser or to another permitted assignee under clause 27.1.

27.3
Immediately after any assignment in accordance with this clause 27.1 the Purchaser will give notice of the assignment to the Sellers' Representative containing details of the assignment including the identity of the assignor and assignee.

27.4
The Sellers agree that, if the Purchaser makes any claim following a permitted assignment validly made in accordance with clause 27.1, they shall not dispute or seek to dispute the enforceability of this Agreement including the Warranties by reason of such assignment or change of control, or argue that the measure of damages or nature of any relief available to the Purchaser is in any way affected, altered or reduced.

27.5
If an assignment is made in accordance with this clause 27 the liabilities of the parties under this Agreement shall be no greater than said liabilities would have been if the assignment had not occurred.

27.6
Save as provided in clause 27.1, or as otherwise agreed between the Sellers and the Purchaser in writing, no party shall nor shall it purport to assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement nor grant, declare, create or dispose of any right or interest in it without the prior written consent of the other parties. Any purported assignment in contravention of this clause 27 shall be void.

28.
ENTIRE AGREEMENT

28.1
This Agreement, the First SPA, the Deed of Covenant, the Stock Transfer Forms and the Loan Note Transfer Forms set out the entire agreement and understanding between the parties in respect of the sale and purchase of the Sale Securities. This Agreement supersedes any prior drafts, agreements, understandings or arrangements (whether oral or written) relating to the sale and purchase of the Sale Securities (other than the First SPA, which, subject to clause 13, shall remain in full force and effect), which shall cease to have any further force or effect. It is agreed that:

(a)
none of the parties has entered into this Agreement or any other Transaction Document in reliance or otherwise relied upon, or shall have any claim or remedy arising under or in connection with, any statement, representation, warranty or undertaking made by or on behalf of any other party or any of their Representatives other than those expressly set out in this Agreement or any other Transaction Document;

  (b)
  the only rights or remedies of each of the parties in relation to any provision of this Agreement or any other Transaction Document shall be: (i) for breach of this Agreement or the relevant Transaction Document and (ii) if applicable, an order for specific performance;

  (c)
  save for such liability as a party has under or in respect of any breach of this Agreement or any of the other Transaction Documents, none of the parties or any of their Representatives shall owe any duty of care, nor have any liability in tort or otherwise, to any other party or any of their Representatives in respect of, arising out of, or in any way relating to the Proposed Transaction;

  (d)
  this clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation; and

  (e)
  any terms or conditions implied by law in any jurisdiction in relation to the Proposed Transaction are excluded to the fullest extent permitted by law or, if incapable of exclusion, any right or remedies in relation to them are irrevocably waived.

28.2
Each party agrees to the terms of this clause 28 on its own behalf and as agent for each of its Representatives.

29.
WAIVERS, RIGHTS AND REMEDIES

29.1
Except as expressly provided in this Agreement, no failure or delay by any party in exercising any right or remedy provided by Law or under or pursuant to this Agreement or any of the Transaction Documents shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy.

29.2
The rights and remedies of each party under or pursuant to this Agreement and under or pursuant to the other Transaction Documents are cumulative, may be exercised as often as the relevant party considers appropriate and are in addition to the relevant party's respective rights and remedies under general Law.

29.3
The rights and remedies of each party under this Agreement shall not be affected, and the liabilities of each party under this Agreement shall not be released, discharged or impaired, by Closing.

30.
GUARANTEE

30.1
Subject to clause 30.4, in consideration of the Sellers entering into this Agreement, LMC unconditionally and irrevocably guarantees to the Sellers as a continuing primary obligation and as principal obligor the proper and punctual performance by the Purchaser and the Backstop Facility Lender (in accordance with the terms of the relevant agreement) of all their respective obligations under or pursuant to this Agreement and the Backstop Loan Facility to which they are party (including their respective liabilities to pay damages, agreed or otherwise, under this Agreement and the Backstop Loan Facility and (irrespective of the identity of the Backstop Facility Lender) the obligation of the Backstop Facility Lender to fund the loan contemplated under the Backstop Loan Facility) .

30.2
LMC's liability under this Agreement shall not be discharged or impaired by:

(a)
any amendment to or variation of this Agreement or the Backstop Loan Facility, or any waiver of or departure from its terms, or any transfer or assignment of it or any part of it, or any document entered into under this Agreement or the Backstop Loan Facility;

  (b)
  any release of, or granting of time or other indulgence to, the Purchaser, any of the Purchaser's Affiliates, any Backstop Facility Lender or any third party;

  (c)
  any winding up, dissolution, reconstruction, arrangement or reorganisation, legal limitation, incapacity or lack of corporate power or authority or other circumstances of, or any change in the constitution or corporate identity or loss of corporate identity by, the Purchaser, the Backstop Facility Lender or any other person (or any act taken by the Sellers or the Company in relation to any such event);

  (d)
  any obligations of the Purchaser under this Agreement or the Backstop Facility Lender under the Backstop Loan Facility being or becoming void, unenforceable or otherwise invalid or ineffective under any applicable Law; or

  (e)
  any other act, event, neglect or omission whatsoever (whether or not known to the Purchaser, the Purchaser's Affiliates, the Backstop Facility Lender, the Sellers, the Company or LMC) which would or might (but for this clause) operate to impair or discharge LMC's liability under this clause 30 or any obligation of the Purchaser, the Backstop Facility Lender or to afford LMC or the Purchaser or the Backstop Facility Lender any legal or equitable defence.

30.3
As a separate, additional continuing and primary obligation, LMC, in consideration of the Sellers entering into this Agreement, undertakes to the Sellers to indemnify the Sellers on demand against any and all losses, claims or Costs suffered or incurred by them (while acting in good faith) as a result of the Purchaser's or the Backstop Facility Lender's failure to observe and perform properly and punctually all its obligations under this Agreement or the Backstop Loan Facility (including by reason of the obligations of the Purchaser or the Backstop Facility Lender being or becoming void, unenforceable or otherwise invalid or ineffective under any applicable Law).

30.4
Notwithstanding the other provisions of this clause 30 LMC's guarantee and obligations in respect of the Backstop Facility Lender (in its capacity as such) and the Backstop Loan Facility shall cease to apply with effect from the date on which the loan under the Backstop Loan Facility is funded and no demand may be made on LMC under this clause 30 for or in respect of any obligations under the Backstop Loan Facility after such date.

31.
CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

31.1
Subject to clause 31.2, each party undertakes to the other parties that:

(a)
each present or former employee, director, agent or officer of the Company or of a member of the Purchaser Group shall have the right to enforce the terms of clause 3;

(b)
the Sellers' Representative shall have the right to enforce the terms of this Agreement that are applicable to it; and

(c)
each of the Purchaser's Affiliates shall have the right to enforce the terms of clause 23,

in each case under the Contracts (Rights of Third Parties) Act 1999 (each person with rights under paragraphs (a) and (b) being a "Third Party").

31.2
The rights of Third Parties under clause 31.1 are subject to:

(a)
the rights of the parties to this Agreement to terminate or rescind or vary this Agreement in any way without the consent of any Third Party; and

(b)
the other terms and conditions of this Agreement.

31.3
Save as provided in clause 31.1, a person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

32.
GENERAL

32.1
Notwithstanding Closing:

(a)
each provision of this Agreement not performed at or before Closing but which remains capable of performance;

(b)
the Warranties; and

(c)
all covenants, indemnities and other undertakings and assurances contained in or entered into pursuant to this Agreement,

will remain in full force and effect in accordance with its terms except as otherwise provided.

32.2
This Agreement may be executed in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which taken together shall constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

32.3
Subject to clause 32.5 no amendment, variation or waiver of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of LMC, the Purchaser, the Company and the Sellers' Representative. The expression "variation"' shall include any variation, supplement, deletion or replacement howsoever effected. Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of the variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

32.4
Notwithstanding that any person may become a party to this Agreement by signing a Sale Deed of Adherence (or a Sale Deed of Adherence being signed on such person's behalf), any amendment, variation or waiver of provisions of this Agreement (or of any of the other Transaction Documents) to enable Closing to be effected (including, but not limited to, clauses 4, 5, 6, 8, 13 and 14) which are required or considered necessary by the Purchaser and the Sellers' Representative shall be valid if it is in writing and duly executed by or on behalf of the Purchaser and the Sellers' Representative.

32.5
No delay or omission by the Purchaser in exercising any right, power, privilege or remedy hereunder shall operate to impair such right, power, privilege or remedy or be construed as a waiver thereof and no single or partial exercise or non-exercise of any right, power, privilege or remedy shall in any circumstances preclude any further or other exercise thereof or the exercise of any other right, power, privilege or remedy. Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor.

32.6
Each of the provisions of this Agreement and the other Transaction Documents is severable. If any such provision is held to be or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction:

(a)
so far as it is illegal, invalid or unenforceable, it shall be given no effect and shall be deemed not to be included in this Agreement or the relevant Transaction Document, it shall not affect or impair the legality, validity or enforceability in that jurisdiction of the other provisions of this Agreement or that other Transaction Document, or of that or any provisions of this Agreement or that other Transaction Document in any other jurisdiction; and

  (b)
  the parties shall use all reasonable endeavours to replace it with a valid and enforceable substitute provision or provisions but differing from the replaced provision as little as possible and the effect of which is as close to the intended effect of the illegal, invalid or unenforceable provision.

32.7
Without prejudice to any other rights or remedies that LMC and the Purchaser may have, the parties acknowledge and agree that damages may be by themselves an inadequate remedy for any breach of this Agreement and the remedies of injunction, specific performance and other equitable relief may be appropriate for any threatened or actual breach of any provisions of this Agreement.

32.8
All warranties, representations, indemnities, covenants, agreements and obligations given or entered into in this Agreement by the Sellers are given severally and not jointly and severally.

32.9
Notwithstanding any provision to the contrary, the Surviving Provisions shall survive termination of this Agreement and/or Closing.

33.
GOVERNING LAW, JURISDICTION AND SERVICE OF PROCESS

33.1
This Agreement and any non-contractual obligations arising out of or in connection with this Agreement and the relationship between the parties shall be governed by, and interpreted in accordance with, English law.

33.2
Matters related to the interpretation of the defined terms "Material Adverse Effect" and "LMG Material Adverse Effect" shall be governed by the laws of Delaware. Each of the parties agree that the courts of the State of Delaware shall have the exclusive jurisdiction to determine the interpretation of the defined terms "Material Adverse Effect" and "LMG Material Adverse Effect" (but not, for the avoidance of doubt, any matters related to any other materiality or similar qualifier (which matters shall, for the avoidance of doubt, be governed by English law in accordance with clause 33.3)) and for such purposes irrevocably submit to the jurisdiction of the courts of the State of Delaware. To the extent that the courts of the State of Delaware refuse jurisdiction to determine a matter under this clause 33.2, such matter shall be referred to the courts of England for determination.

33.3
Each of the parties agree that (other than as set out in clause 33.2 above) the courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise out of or in connection with the creation, validity, effect, interpretation or performance or non-performance of, or the legal relationships established by, this Agreement and any non-contractual obligations arising out of or in connection with this Agreement or otherwise arising in connection with this Agreement, and for such purposes irrevocably submit to the jurisdiction of the English courts.

33.4
Each party shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agents shall be:

(a)
in respect of the CVC Funds, Law Debenture Corporate Services Limited currently of Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom;

(b)
in respect of LBI, Law Debenture Corporate Services Limited currently of Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom;

  (c)
  in respect of the Company, Formula One Management currently of 6 Princes Gate, London, SW7 1QJ, United Kingdom;

  (d)
  in respect of the Purchaser and LMC, Law Debenture Corporate Services Limited currently of Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom; and

  (e)
  in respect of the Sellers' Representative, Law Debenture Corporate Services Limited currently of Fifth Floor, 100 Wood Street, London EC2V 7EX, United Kingdom;

and any claim form, judgment or other notice of legal process shall be sufficiently served on such party if delivered to such agent at its address for the time being. Each party irrevocably undertakes not to revoke the authority of this agent and if, for any reason, such party does so revoke the authority of the agent:

(i)
the Purchaser or LMC (in the case of a revocation by any Seller or the Company) may request the Sellers' Representative or the Company (as applicable); or

(ii)
the Sellers, acting by the Sellers' Representative (in the case of a revocation by any of the Purchaser or LMC) may request the Purchaser or LMC (as applicable),

promptly to appoint another such agent with an address in England and advise the other parties. If, following such a request, the relevant party fails to appoint another agent within 5 Business Days:

(iii)
the Purchaser or LMC (in the case of a failure by any Seller or the Company) shall be entitled to appoint one on behalf of such Seller or the Company (as applicable); or

(iv)
the Sellers, acting by the Sellers' Representative (in the case of a failure by LMC or the Purchaser) shall be entitled to appoint one on behalf of LMC or the Purchaser (as applicable),

in each case at the cost and expense of the party failing to make such appointment.

        IN WITNESS of which the parties or their duly authorised representatives have executed this Agreement as a deed and this Agreement is delivered as a deed.

SCHEDULE 2

WARRANTIES

1.     AUTHORISATION AND CAPACITY

1.1
The Seller has the power to enter into this Agreement and any other Transaction Document to which it is party and to perform its obligations under it and has taken all necessary action to authorise such execution and delivery and the performance of such obligations.

1.2
The Seller is not bankrupt, has not proposed a voluntary arrangement and has not made or proposed any arrangement or composition with its creditors generally or any general class of its creditors.

1.3
This Agreement and the other Transaction Documents which are to be entered into by the Seller will, when executed, constitute valid and binding obligations of the Seller (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and other Laws affecting creditors' rights generally and general principles of equity).

1.4
Other than where a Seller is a natural person, the entry into and performance by the Seller of this Agreement and any other Transaction Document to which it is a party will not violate or conflict with the provisions of its memorandum and articles of association or certificate of incorporation, by-laws, or equivalent constitutional documents in each relevant jurisdiction, where any such breach or conflict would affect to a material extent its ability to enter into or perform obligations under any Transaction Documents to which it is a party.

1.5
Subject to fulfilment of the Conditions and other than in respect of any antitrust, competition or trade regulation Law, neither entry into any Transaction Document nor entry into, and implementation of, the Proposed Transaction will:

(a)
result in violation or breach of any applicable Laws or regulations in any relevant jurisdiction; or

(b)
result in a material breach of or constitute a material default under any deed, agreement or arrangement to which it is a party, under which it enjoys rights or by which it is bound; or

(c)
amount to a violation or default with respect to any statute, regulation, order, decree or judgment of any court or any governmental or regulatory authority in any jurisdiction,

  by the Seller, where any such violation, breach or default would affect to a material extent its ability to enter into or perform obligations under any other Transaction Document.

1.6
Subject to the fulfilment of the Conditions in clause 10.5(a), other than in respect of any antitrust, competition or trade regulation Law and other than as specifically referred to in this Agreement and/or any of the other Transaction Documents, no announcements, consultations, notices, reports or filings are required to be made by a Seller in connection with the performance of the obligations of the Seller under this Agreement or any other Transaction Document provided that this paragraph 1.6 shall not apply to any Permitted Communications.

1.7
Other than where the Seller is a natural person, the Seller is a legal entity validly incorporated, in existence and duly registered under the laws of its jurisdiction and incorporation.

2.     TITLE TO THE SECURITIES

2.1
The Issued Shares set out alongside the Seller's name in Schedule 1 are fully paid. As at the Reference Date and prior to First Closing, the Seller is the sole owner of the Issued Shares and the Issued Loan Notes set out alongside the Seller's name in Schedule 1. As at Closing and subject to Unwind Completion, the Management Exercise Process, the Ferrari Exercise Process and the

  Loan Note Conversion having occurred, the Seller will be the sole owner of the Sale Securities set alongside the Seller's name in Schedule 1 and such Sale Securities shall be sold free from all Encumbrances at Closing. As at the Reference Date, the Seller has been granted and holds, free from Encumbrances, options over the Option Shares and the Option Loan Notes set out alongside the Seller's name in Schedule 1.

2.2
The Seller is or will at Closing be entitled to transfer or procure the transfer of the full ownership of the Sale Securities set out alongside the Seller's name to the Purchaser on the terms set out in this Agreement.

2.3
The Sale Securities set out alongside the Seller's name in Schedule 1 constitute all of the Sale Securities held by that Seller.

SCHEDULE 3

LIMITATIONS ON LIABILITY

2.
Neither a Seller nor the Company shall be liable for a Warranty Claim unless the Sellers' Representative receives from the Purchaser written notice containing reasonable details of the Warranty Claim on or before the second anniversary of the Closing Date.

3.
The aggregate amount of the liability of a Seller for all Warranty Claims shall not exceed an amount equal to the Seller's Consideration.

4.
The limitation contained in paragraph 2 shall not apply to any Warranty Claim to the extent that such claim is the consequence of, or is increased as a consequence of, fraud by the Seller.

5.
If any Warranty Claim is based upon a liability which is contingent only, the Purchaser may give notice of the claim in accordance with paragraph 1 before such time as it becomes an actual liability. For the avoidance of doubt, the fact that the liability may not have become an actual liability by the relevant date provided in paragraph 1 shall not exonerate the Seller in respect of any Warranty Claim properly notified before that date.

6.
Any Warranty Claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to have been withdrawn six months after the notice is given pursuant to paragraph 1, unless legal proceedings in respect of it have been commenced by being both issued and served. No new Warranty Claim may be made in respect of the facts, matters, events or circumstances giving rise to any such withdrawn Warranty Claim.

7.
The Purchaser shall not be entitled to recover damages or obtain payment, reimbursement, restitution or indemnity more than once in respect of any one liability, loss, cost, shortfall, damage or deficiency, regardless of whether more than one claim arises in respect of it, and for this purpose recovery by the Purchaser or any member of the Purchaser Group or any Group Company shall be deemed to be a recovery by each of them.

8.
For the avoidance of doubt, no Seller shall be responsible for any action or omission of any member of the Group or any director, officer, employee or representative of any member of the Group and each of the Company, Lion and the Purchaser acknowledges that neither the Company nor any member of its Group, or any of its or their directors, officers, employees or representatives may hold themselves out as representing, or acting on behalf of, or authorised to make any representation by any Seller, provided that nothing in this paragraph 7 shall prevent any claim being made against a Seller (in his or her capacity as a Seller) in respect of his or her breach of the warranties or his or her fraudulent misrepresentation.

SCHEDULE 5

LOAN NOTE CONVERSION

9.
The provisions of this Schedule 5 shall apply in respect of the Loan Note Conversion.

Conversion Completion

10.
After the Reference Date and prior to the delivery of the Conversion Notice under paragraph 3, the Company shall amend the terms of the Loan Note Instrument to enable: (a) the accrued and unpaid interest on the Loan Notes to be converted into shares in the Company on the terms set out in Schedule 5 of the Loan Note Instrument; (b) PIK notes to be issued in respect of the accrued and unpaid interest on the Loan Notes at any time which the Company determines; or (c) the accrued and unpaid interest on the Loan Notes to form part of the Aggregate Conversion Amount and be subject to the Loan Note Conversion and the pro rata determination of the proportion of Loan Notes to be converted as provided herein.

11.
Subject to the Share Capital Increase Resolution being duly passed at the EGM and the amendment to the Loan Note Instrument under paragraph 2, after the Reference Date and on or before the Closing Date, the Company will serve a Conversion Notice on each holder of Loan Notes and each person which would hold Loan Notes following the completion of the Management Option Exercise and the completion of the Falcon Option Exercise in respect of the Conversion Proportion of each such holder's Loan Notes.

12.
The Conversion Notice shall set out the details specified in paragraph 2.2 of Schedule 5 of the Loan Note instrument.

13.
On Conversion Completion and pursuant to clause 14.3(a)(v), the Company shall take the steps set out in paragraph 3 of Schedule 5 of the Loan Note Instrument (as amended under paragraph 2 and such that there is no accrued interest on any Loan Note outstanding immediately following the Loan Note Conversion and no interest payable in cash for the purposes of, or as a result of, the Loan Note Conversion of the pro rata proportion of Loan Notes to be converted as determined or envisaged in this Schedule 5), provided that the Company shall not be required to deliver the share certificates issued on Conversion Completion to the relevant holder of Ordinary Shares and shall be entitled to hold such share certificates on behalf of the relevant holder for delivery to the Purchaser on Closing in accordance with Schedule 7.

Exchangeable Notes Completion

14.
Subject to the receipt of the JSFC Consent and following Conversion Completion, on Exchangeable Notes Completion and simultaneously with Closing, the Company shall amend and restate the Loan Note Instrument in the form of the Exchangeable Instrument, such that the Loan Notes in issue immediately prior to Exchangeable Notes Completion are amended and restated as Exchangeable Notes.

15.
Upon Exchangeable Notes Completion and in accordance with clause 14.3(b) of this Agreement, the aggregate principal amount of Loan Notes held by each holder of Loan Notes prior to Exchangeable Notes Completion shall be amended and restated into the same aggregate principal amount of Exchangeable Notes.

16.
Immediately following the Exchangeable Notes Completion, the aggregate principal amount of all of the Exchangeable Notes issued and outstanding that are held by the Sellers and all holders of Loan Notes prior to the Exchangeable Notes Completion shall not exceed the Aggregate Note Principal, and at the time of the Exchangeable Notes Completion, there shall be no accrued interest with respect to the Exchangeable Notes for any period prior to the Exchangeable Notes Completion.

17.
Upon Exchangeable Notes Completion, the Exchangeable Note certificates shall be delivered to each holder of Exchangeable Notes.

18.
General

19.
Each Seller hereby acknowledges that the number of Ordinary Shares which it receives on the Conversion Completion will be rounded to a whole number of Ordinary Shares and that Seller has no claim (and waives all such rights) against the Company, the Purchaser, LMC or any other Seller in respect of any such rounding.

20.
Each Seller hereby waives any and all rights and claims against the Company, the Purchaser, LMC or any other Seller in respect of any failure by the Company to serve the Conversion Notice in accordance with the terms of the Loan Note Instrument.

21.
Following the Conversion Completion and the Exchangeable Notes Completion, there will not be outstanding any Loan Notes of the Company (other than the Exchangeable Notes).

22.
In this Schedule 5, the following words and expressions shall have the following meanings:

(a)
"Aggregate Conversion Amount" means the aggregate principal amount, together with all accrued and unpaid interest, of the Loan Notes in issue immediately prior to the Conversion Completion less an amount equal to the Aggregate Note Principal;

(b)
"Conversion Notice" has the meaning given to it in the Loan Note Instrument;

(c)
"Conversion Proportion" means each holder of Loan Notes' pro rata proportion of the Aggregate Conversion Amount;

(d)
"JFSC Consent" means the consent of the Jersey Financial Service Commission to the amendment and restatement of the Loan Note Instrument into the Exchangeable Instrument; and

(e)
"Share Capital Increase Resolution" means the special resolution of the Company contained in the EGM Resolution to approve the increase in the authorised share capital of the Company sufficient for the Loan Note Conversion to be effected.

SCHEDULE 7

CLOSING DELIVERABLES

        On or prior to Closing, the Sellers shall deliver or cause to be delivered to the Purchaser, LMC and the Company:

  (a)
  a copy of a deed of waiver duly executed by CVC European Equity Partners IV(A) LP and CVC, expressed to be effective immediately following Closing, of all of their respective rights under clause 22 of the ISA;

  (b)
  a copy of a resolution of the board of directors of CVC Nominee authorising the execution of and the performance of its obligations under this Agreement and each of the Transaction Documents to be executed by it;

  (c)
  I Director Consent in relation to the Proposed Transaction, in accordance with clause 12.2 and schedule 4 of the ISA;

  (d)
  Investor Consent in relation to the Proposed Transaction, in accordance with schedule 4 of the ISA;

  (e)
  in respect of each of the Sellers, duly executed sale deeds of adherence to this Agreement and Stock Transfer Forms evidencing the transfer into the name of the Purchaser in respect of all of the Sale Securities;

  (f)
  in respect of each of the Sellers, share certificates relating to all the Sale Securities in respect of which certificates were issued or are required by Law to be issued or indemnities in lieu of such certificates if those certificates have been lost by that Seller; and

  (g)
  an executed counterpart to the Shareholders Agreement.

        On or prior to Closing, the Sellers shall use their reasonable endeavours to deliver or cause to be delivered to the Purchaser, LMC and the Company:

  (a)
  stock transfer forms duly executed in favour of Formula One Marketing of the following entities:

  (i)
  Formula 1.com Limited;

  (ii)
  Formula One (FOH) Holdings Limited;

  (iii)
  Formula One Limited;

  (iv)
  Formula One Productions Limited;

  (v)
  Formula One Promotions and Administration Limited;

  (vi)
  Formula One Publishing Limited;

  (vii)
  Formula One World Travel Limited (held indirectly via Formula One (FOH) Holdings Limited); and

  (viii)
  Race Car Engineering Limited (the "Dormant Entities")

  (b)
  letters of resignation from Sacha Woodward-Hill and Duncan Llowarch in respect of their appointments as directors of Dormant Entities and certified copies of board minutes appointing Rich Baer and Craig Troyer as directors with immediate effect from the end of the meeting; and

  (c)
  evidence of a change of name for each of the following entities: Motor Racing Developments (International) Limited; FOPA Limited; F.O.C.A World Travel Limited and Formula One Race Car Engineering Limited.

        On or prior to Closing, the Company shall deliver or cause to be delivered to the Purchaser and the Sellers' Representative:

  (a)
  a copy of a resolution of the board of directors of the Company authorising the execution of and the performance by the Company of its obligations under this Agreement and each of the Transaction Documents to be executed by it;

  (b)
  either:

  (i)
  a copy of the Lender Consent (as defined in clause 7) in respect of the First Lien Facilities Agreement, countersigned by the facility agent under the First Lien Facilities Agreement, and a copy of the Lender Consent (as defined in clause 7) in respect of the Second Lien Facilities Agreement, countersigned by the second lien facility agent under the Second Lien Facilities Agreement; or

  (ii)
  a written calculation that evidences that the conditions to a Permitted Change of Control at paragraphs (b) and (c) of the definition of Permitted Change of Control in the First Lien Facilities Agreement and the Second Lien Facilities Agreement are or will be satisfied on the intended Closing Date;

  (c)
  approval of the Jersey Financial Services Commission of the amendment to the Loan Note Instrument, constituting the Exchangeable Securities;

  (d)
  updated register of Exchangeable Notes updated as at the date of Closing; and

  (e)
  Exchangeable Note certificates in the name of each Seller.

        On or prior to Closing, the Purchaser and LMC shall deliver or cause to be delivered to the Sellers' Representative and the Company:

  (a)
  a copy of a resolution of the board and/or supervisory board (as necessary to provide valid authorisation) of directors of each of the Purchaser and LMC) authorising the execution of and the performance by the relevant company of its obligations under this Agreement and each of the Transaction Documents to be executed by it (and, with respect to Purchaser, evidence of approval of its shareholders if required by applicable law or its organisational documents);

  (b)
  evidence of LMC shareholder approval of the issuance of LMC Securities to be provided as part of the Consideration (including LMG Series C Stock to be issued at Closing, that may be issued upon exchange of the Exchangeable Notes or that may be issued upon the exercise of options that will be issued at Closing to the Sellers which are or were managers of the Group);

  (c)
  evidence of payment by electronic funds transfer of the Consideration (and any amounts, if any, payable on the Closing Date pursuant to clause 11.8) to the Sellers' Bank Account on the Closing Date;

  (d)
  evidence to the reasonable satisfaction of the Sellers' Representative that it is a Listed Entity within the meaning of the First Lien Facilities Agreement and the Second Lien Facilities Agreement and that it controls the Purchaser in each case on the date of this Agreement and on the Closing Date for the purposes of paragraph (a) of the definition of Permitted Change of Control under the First Lien Facilities Agreement and the Second Lien Facilities Agreement;

  (e)
  executed lockup agreements described in section 1.4(c) of the Shareholders' Agreement;

  (f)
  executed counterparts to the Shareholders Agreement; and

  (g)
  stock register evidence of the issue of LMG Series C Stock to each of the Sellers.

SCHEDULE 9

COMPETITION CONDITIONS

23.
In the event that the European Commission does not take jurisdiction to review the purchase of the Sale Securities under the terms of this Agreement (the "Acquisition") pursuant to Article 22(3) of the EU Merger Regulation or under Article 5(4) of the EU Merger Regulation:

(a)
Confirmation from the Competition and Markets Authority (CMA) that the Acquisition will not be made subject to a Phase 2 reference made pursuant to Schedule 4 to the Enterprise and Regulatory Reform Act 2013 (a "Phase 2 Reference"); or confirmation from the CMA that there will not be a Phase 2 Reference of the Acquisition as a result of the acceptance of undertakings by the CMA pursuant to Part 3 of the Enterprise Act 2003; or following a Phase 2 Reference, a finding by the CMA that the Acquisition is not expected to result in a substantial lessening of competition within any relevant market; or following a Phase 2 Reference, a finding by the CMA that the Acquisition may be expected to result in a substantial lessening of competition within a relevant market, but that the acceptance of specified undertakings by the Purchaser would have the effect of remedying, mitigating or preventing that lessening of competition;

(b)
Either (i) confirmation by the Federal Competition Authority ("FCA") and the Federal Cartel Prosecutor ("FCP") of the waiver of their right to request the initiation of Phase II proceedings by the Vienna Court of Appeals as Cartel Court ("Cartel Court") or the expiry of the four-week Phase I period (or six-week period in the case of a valid extension request) without a request by either the FCA nor FCP to initiate Phase II proceedings; or (ii) in the event that Phase II proceedings are initiated, the issuance of a final decision whereby the Phase II proceedings are ceased, the request of the FCA or FCP to initiate Phase II proceedings is held inadmissible, the Acquisition is found not to constitute a notifiable concentration, the relevant waiting periods are found to be expired, or the Acquisition is approved; or (iii) the issuance of a decision by the Austrian Supreme Court as Supreme Cartel Court, whereby the request of the FCA or FCP to initiate Phase II proceedings is held inadmissible, the Acquisition is found not to constitute a notifiable concentration, the relevant waiting periods are found to be expired or the Acquisition is approved, pursuant to the relevant terms of the Cartel Act'

(c)
Approval by the National Markets and Competition Commission ("CNMC") of Spain or by the Spanish Council of Ministers, as the case may be, pursuant to the relevant terms of Law No. 15/2007 on the Defence of Competition, in the event that the CNMC determines that it has jurisdiction to review the Acquisition; and

(d)
Approval by the Portuguese Competition Authority (Autoridade da Concorrência ("AdC")), either expressly or tacitly, pursuant to Article 50(1)(b) or 53(1)(a) of Law No. 19/2012 of 8 May ("Portuguese Competition Act"), or a determination by the AdC that it has no jurisdiction to review the Acquisition, either during pre-notification contacts or by means of a decision under Article 50(1)(a) of the Portuguese Competition Act, setting out that the Acquisition is not subject to Portuguese merger control requirements'

24.
Approval by the Russian Federal Antimonopoly Service, pursuant to the relevant terms of Federal Law No. 135-FZ on the Protection of Competition dated 26 July 2006.

25.
In so far as the Acquisition triggers a mandatory filing requirement, approval by the Administrative Council of Economic Defence ("CADE"), pursuant to the relevant terms of Law No. 12,529 of 2011, and applicable regulations.

26.
In so far as the competition authority of any relevant EU Member State requests referral to the European Commission pursuant to Article 22(1) of the EU Merger Regulation to review all or part of the Acquisition and such a request being accepted, or the European Commission takes jurisdiction under Article 5(4) of the EU Merger Regulation, either:

(a)
the European Commission declaring the transaction to be compatible with the internal market pursuant to Article 6(1)(b), 8(1) or 8(2) of the EU Merger Regulation applied directly or pursuant to Article 22(4) first subparagraph of the EU Merger Regulation in respect of all parts of the Acquisition which were the subject of such request; or

(b)
all parts of the Acquisition which were the subject of the request having been deemed compatible with the internal market pursuant to Article 10(6) of the EU Merger Regulation applied directly or pursuant to Article 22(4) first subparagraph of the EU Merger Regulation.

27.
In so far as the Purchaser reasonably believes that a competition authority in any other jurisdiction requires a pre-merger notification of the purchase of the Sale Securities, the approval or deemed approval of such competition authority. Any such filings shall be subject to the prior written approval of the Sellers' Representative not to be unreasonably withheld or delayed.

SCHEDULE 11

COMPANY BOARD OF DIRECTORS

        The Company's board of directors as at the Closing Date shall consist of:

  •
  three directors appointed by the Purchaser

  •
  three Director Designees (as such term is defined in the Exchangeable Instrument)

  •
  three directors from senior management

  •
  two independent directors

  •
  three directors appointed by the Teams

  •
  Chase Carey (who will be appointed as chairman of the Company on First Closing)

EXECUTION BLOCKS TO FOLLOW
EXECUTED AS A DEED	)
for and on behalf of	)
CVC European Equity IV (AB) Limited	)
as General Partner of	)
CVC European Equity Partners IV (A) L.P.	)	/s/ CARL JOHN HANSEN Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)
for and on behalf of	)
CVC European Equity IV (AB) Limited	)
as General Partner of	)
CVC European Equity Partners IV (B) L.P.	)	/s/ CARL JOHN HANSEN Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)
for and on behalf of	)
CVC European Equity IV (CDE) Limited	)
as General Partner of	)
CVC European Equity Partners IV (C) L.P.	)	/s/ CARL JOHN HANSEN Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)
for and on behalf of	)
CVC European Equity IV (CDE) Limited	)
as General Partner of	)
CVC European Equity Partners IV (D) L.P.	)	/s/ CARL JOHN HANSEN Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)
for and on behalf of	)
CVC European Equity IV (CDE) Limited	)
as General Partner of	)
CVC European Equity Partners IV (E) L.P.	)	/s/ CARL JOHN HANSEN
Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)
for and on behalf of	)
CVC DELTA TOPCO NOMINEE	)
LIMITED	)
acting by its authorised representative	)	/s/ CARL JOHN HANSEN
Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)	SIGNATURE:	/s/ CHRISTOPHER MOSHER
for and on behalf of	)
LBI GROUP INC.	)
acting by its authorised representative	)	NAME:	/s/ CHRISTOPHER MOSHER
Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ BRIAN MCCARTHY
Name of witness:	Brian McCarthy
Address:	1271 Avenue of the Americas, 40th Floor
New York, NY 10020
Occupation:	Accountant

EXECUTED AS A DEED	)
for and on behalf of	)
DELTA TOPCO LIMITED	)
acting by its authorised representative	)	/s/ CARL JOHN HANSEN
Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ HANNAH CULSHAW
Name of witness:	Hannah Culshaw
Address:	Waverley Place
St. Helier Jersey
Occupation:	Director

EXECUTED AS A DEED	)
for and on behalf of	)
LIBERTY MEDIA CORPORATION	)
acting by its authorised representative	)	/s/ CRAIG TROYER
Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ JUSTIN BLASS
Name of witness:	Justin Blass
Address:	30 Rockefeller Plaza
New York, NY 10112
Occupation:	Attorney

EXECUTED AS A DEED	)
for and on behalf of	)
LIBERTY GR CAYMAN	)
ACQUISITION COMPANY	)
acting by its authorised representative	)	/s/ CRAIG TROYER
Director/Authorised Signatory

In the presence of:
Signature of witness:	/s/ JUSTIN BLASS
Name of witness:	Justin Blass
Address:	30 Rockefeller Plaza
New York, NY 10112
Occupation:	Attorney

ANNEX B

VOTING AND SUPPORT AGREEMENT

        This VOTING AND SUPPORT AGREEMENT, dated as of 7 September, 2016 (this "Agreement"), is made and entered into by and among: Liberty Media Corporation (the "Company"); CVC Delta Topco Nominee Limited ("CVC"); and each of the stockholders of the Company that are listed on Schedule A hereto (each a "Stockholder" and collectively, the "Stockholders").

RECITALS

        WHEREAS, pursuant to the Stock Purchase Agreement by and among the Company, Liberty GR Cayman Acquisition Company, an exempted company organized in the Cayman Islands and an indirect wholly owned subsidiary of the Company ("Buyer"), Delta Topco Limited, a Jersey corporation ("Delta Topco"), and certain of the shareholders of Delta Topco (the "First Purchase Agreement"), and the Stock Purchase Agreement by and among the Company, Buyer, Delta Topco, and the selling shareholders of Delta Topco (the "Selling Shareholders") specified therein (the "Second Purchase Agreement"), each dated as of the date hereof (collectively, the "Purchase Agreements"), each Selling Shareholder has agreed to sell all of the Sale Securities that it holds in Delta Topco to Buyer in exchange for consideration consisting of (i) cash, (ii) the re-characterization of a portion of the existing loan notes of Delta Topco into 2% fixed rate unsecured exchangeable redeemable loan notes via an amendment and restatement to the terms of such existing loan notes, and (iii) shares of the Company's LMG Series C Stock (the "Transaction");

        WHEREAS, pursuant to the terms of the Second Purchase Agreement, the Company shall seek to obtain the approval of the stockholders of the Company: (i) with respect to (A) the issuance by the Company of shares of the Company's LMG Series C Stock in the Transaction to the Selling Shareholders (and potentially to certain third party investors) and (B) the potential issuance by the Company of shares of the Company's LMG Series C Stock in accordance with the terms of the Exchangeable Securities (together, the "Transaction Consideration Issuance"); and (ii) of a proposal (the "Name Change Proposal") to amend and restate the Company's Restated Certificate of Incorporation to change the name of the Media Group to the "Formula One Group", subject to and conditional upon the completion of the Transaction;

        WHEREAS, the Stockholders are the sole and exclusive record and Beneficial Owners of, and have sole and exclusive voting power over, the number of shares of the Company Series B Voting Stock (as defined below) set forth opposite each such Stockholder's name on Schedule A (such shares of Company Series B Voting Stock, the "Original Shares" and, together with any New Shares (as defined below), the "Subject Shares"); and

        WHEREAS, as a condition to their willingness to enter into the Purchase Agreements and the other Transaction Documents to which they are a party, CVC and the Company have requested that the Stockholders enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, each of the Stockholders, the Company and CVC hereby agrees as follows:

        SECTION 1.    Representations and Warranties of the Stockholders.    Each Stockholder hereby represents and warrants to the Company and CVC, severally and not jointly, solely with respect to itself, as follows:

          (a)    Organization; Authority; Execution and Delivery; Enforceability; Litigation; Fees.    If such Stockholder is not a natural person, (i) such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, if applicable, and (ii) the execution and delivery of this Agreement by such Stockholder, and the performance by such Stockholder of its obligations under this Agreement, have been duly authorized by all necessary corporate or similar action on the part of such Stockholder, as applicable. Such Stockholder has all requisite power and authority to execute and deliver this Agreement (and each person executing this Agreement on behalf of such Stockholder has full power, authority and capacity to execute and deliver this Agreement on behalf of such Stockholder and to thereby bind such Stockholder) and to perform his, her or its obligations hereunder, and no consents, registrations, approvals, permits or authorizations are required to be obtained by such Stockholder from any person or entity in connection with the execution and delivery of this Agreement by such Stockholder. This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the Company and CVC constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity. The execution, delivery and performance of this Agreement by such Stockholder will not violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in a right of termination under, any material contract to which such Stockholder is bound. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions or matters contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

          (b)    Ownership.    Such Stockholder is the sole and exclusive record and Beneficial Owner of the number of Original Shares set forth opposite such Stockholder's name on Schedule A, and such Stockholder's Original Shares constitute all of the shares of Company Series B Voting Stock Beneficially Owned by such Stockholder on the date of this Agreement. Such Stockholder has (and at any Company Approval Meeting will have) full power, authority and discretion to vote, or direct the voting of, all of the Original Shares owned by it, and none of such Stockholder's Original Shares are subject to any proxy, lien, pledge, claim, option, security interest, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder's Original Shares (including in connection with the Transaction Consideration Issuance or the Name Change Proposal), except as set forth in Sections 4 and 5 of this Agreement.

          (c)    Reliance.    Such Stockholder understands and acknowledges that CVC is entering into the Second Purchase Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement.

        SECTION 2.    Representations and Warranties of the Company.

        The Company hereby represents and warrants to each Stockholder and CVC as follows: (i) the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) the Company has all requisite power and authority to execute and deliver this Agreement (and each person executing this Agreement on behalf of the Company has full power, authority, and capacity to execute and deliver this Agreement on behalf of the Company and to thereby bind the Company) and to perform its obligations hereunder, and no consents, registrations, approvals, permits or authorizations are required to be obtained by the Company from any person or entity in connection with the execution and delivery of this Agreement by the Company, (iii) the execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of the Company, and (iv) this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by CVC and each of the Stockholders, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity. The execution, delivery and performance of this Agreement by the Company will not violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or result in a right of termination under, any material contract to which such Stockholder is bound. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of the Company to perform its obligations hereunder.

        SECTION 3.    Representations and Warranties of CVC.

        CVC hereby represents and warrants to each Stockholder and to the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) it has all requisite power and authority to execute and deliver this Agreement (and each person executing this Agreement on behalf of it has full power, authority, and capacity to execute and deliver this Agreement on behalf of CVC and to thereby bind CVC) and to perform its obligations hereunder, and no consents, registrations, approvals, permits or authorizations are required to be obtained by CVC from any person or entity in connection with the execution and delivery of this Agreement by CVC, (iii) the execution and delivery of this Agreement by it, and its performance of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of CVC, and (v) this Agreement has been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and each of the Stockholders, constitutes a valid and binding obligation of CVC, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors' rights generally and by general principles of equity. The execution, delivery and performance of this Agreement by CVC will not violate, conflict with, or result in the breach of or constitute a default (or an event which with notice or lapse of time or both would CVC a default) under, or result in a right of termination under, any material contract to which CVC is bound. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of CVC, threatened against CVC at law or in equity before or by any Governmental Authority that could reasonably be expected to impair the ability of CVC to perform its obligations hereunder.

        SECTION 4.    Covenants of the Stockholders.    Each Stockholder covenants and agrees, severally and not jointly, solely with respect to itself, as follows:

          (a)   Throughout the term of this Agreement, at any meeting of the stockholders of the Company, however called, to vote upon the Transaction Consideration Issuance and/or the Name Change Proposal, or at any postponement or adjournment thereof (each such meeting, a "Company Approval Meeting"), such Stockholder shall (i) appear at such meeting or otherwise cause its Subject Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted, whether by the record owner or otherwise) all of such Stockholder's Subject Shares: (A) in favor of the Transaction Consideration Issuance and the Name Change Proposal, (B) in favor of any proposal to adjourn a Company Approval Meeting to solicit additional proxies in favor of the approval of the Transaction Consideration Issuance and/or the Name Change Proposal, and (C) against any other action, proposal, agreement or transaction that is intended to, or could reasonably be expected to, impair, impede, interfere with, delay, postpone, discourage, frustrate the purposes of or otherwise adversely affect (in any respect) the approval of the Transaction Consideration Issuance and/or the Name Change Proposal; provided, that, in each case, each of the Purchase Agreements shall not have been materially amended (a "Material Purchase Agreement Amendment") without the prior written consent of such Stockholder (such consent to be provided or withheld in accordance with the proviso to Section 8(h) below). Throughout the term of this Agreement, such Stockholder shall not make any public statements that are inconsistent with its support of the Transaction Consideration Issuance or the Name

  Change Proposal or publicly propose to do any anything inconsistent with its obligations hereunder.

          (b)   From the date of this Agreement until immediately following a duly convened Company Approval Meeting at which the Transaction Consideration Issuance and the Name Change Proposal have been voted on by the stockholders of the Company (including, if adjourned, following the final adjournment thereof), such Stockholder shall not (i) sell or dispose or transfer Beneficial Ownership of any Subject Shares, or the voting rights with respect thereto (including by way of tendering Subject Shares into a tender or exchange offer, by conversion of Subject Shares), (ii) grant any proxies or powers of attorney with respect to the Subject Shares, deposit any Subject Shares into a voting trust or enter into a voting contract with respect to any Subject Shares, including with respect to any vote on the approval of the Transaction Consideration Issuance or the Name Change Proposal (other than executing a proxy to vote in favor of the Transaction Consideration Issuance and the Name Change Proposal in accordance with, and to give effect to, the terms of this Agreement); (iii), or (iii) commit or agree to take any of the actions in clauses (i) or (ii); provided, that such Stockholder may sell, dispose of, pledge or transfer any Subject Shares pursuant to any sale, transfer, contract or other disposition (which, for the avoidance of doubt, excludes any conversion) to an acquiror or pledgor, as applicable, that agrees (in writing, pursuant to a joinder agreement or other instrument, in favor of CVC) to take such Subject Shares subject to the transferor's obligations under this Agreement (a "Permitted Transferee"), including, for the avoidance of doubt, another Stockholder; provided, further, that the death of any Stockholder who is an individual person shall itself not be a sale, transfer or disposition of any Subject Shares as long as another Stockholder, a Permitted Transferee or the Stockholder's estate continues to own such Subject Shares and agrees to perform such Stockholder's obligations hereunder. Any attempted sale, disposal or transfer of Subject Shares or any interest therein in violation of this Section 4 shall be null and void, and the Company shall refuse to record such attempted sale, disposal or transfer in its books and records.

          (c)   If any involuntary sale, disposal or transfer of any of the Subject Shares shall occur (including a sale by a Stockholder's trustee in any bankruptcy, or a sale to a purchaser at any creditor's or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall, to the fullest extent permitted by applicable Law, take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

          (d)   Throughout the term of this Agreement, such Stockholder will not, and will not permit any person under such Stockholder's control, to solicit proxies, or to seek votes, consents or approvals, that are contrary to any of the matters specified in Section 4(a)(ii).

          (e)   Such Stockholder hereby agrees that, in the event (i) of any stock or extraordinary dividend or other distribution, stock split, reverse stock split, recapitalization, reclassification, reorganization, combination or other like change of or affecting the Subject Shares that results in such Stockholder acquiring Beneficial Ownership and the right to vote, or direct the voting, of any additional shares of Company Series B Voting Stock, or (ii) that such Stockholder otherwise acquires Beneficial Ownership and the right to vote, or direct the voting, of any shares of Company Series B Voting Stock, in each case after the execution of this Agreement (including by conversion, operation of Law or otherwise) (collectively, the "New Shares"): (A) such New Shares shall constitute Subject Shares and be subject to the applicable terms of this Agreement, including all covenants, agreements, and obligations set forth herein; and (B) such Stockholder shall ensure that the representations and warranties set forth in Sections 1(a) and 1(b) above shall be true and correct in respect of such New Shares as if they were Original Shares (other than the fact that such New Shares will not be set forth on Schedule A).

          (f)    Notwithstanding anything to the contrary contained herein, such Stockholder is entering into this Agreement solely in its capacity as Beneficial Owner of such Stockholder's Subject Shares, and nothing herein is intended to or shall limit, affect or restrict any director or officer of the Company or the Buyer in his or her capacity as a director or officer of the Company, the Buyer or any of their respective Subsidiaries (including voting on matters put to such board or any committee thereof, influencing officers, employees, agents, management or the other directors of the Company, the Buyer or any of their respective Subsidiaries and taking any action or making any statement at any meeting of such board or any committee thereof) or in the exercise of his or her fiduciary duties as a director or officer of the Company, the Buyer or any of their respective Subsidiaries.

          (g)   For the avoidance of doubt, (i) other than as expressly contemplated by Section 4, nothing in this Agreement shall be deemed to require such Stockholder to vote in favor of, or to prohibit such Stockholder from taking any action that adversely affects, any other proposal submitted for the approval of the stockholders of the Company and (ii) other than with respect to the Subject Shares, nothing in this Agreement shall be deemed to (x) require such Stockholder to vote or refrain from voting any other shares of voting stock of the Company Beneficially Owned by such Stockholder in any manner or (y) sell, transfer or otherwise dispose of any other shares of common stock of the Company.

        SECTION 5.    Further Assurances.    Each Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Company or CVC may reasonably request for the purpose of effectuating the matters covered by this Agreement.

        SECTION 6.    Certain Definitions.    Any capitalized term that is used but not defined in this Agreement shall have the meaning assigned to such term in the Second Purchase Agreement. For purposes of this Agreement, the term:

          (a)   "Beneficial Ownership" and related terms such as "Beneficially Owned" or "Beneficial Owner" have the meaning given such terms in Rule 13d-3 under the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time; provided, that no Stockholder will be deemed to Beneficially Own any Company Series B Voting Stock held by The Tracy M. Amonette Trust A (also known as the Tracy L. Neal Trust A) or The Evan D. Malone Trust A, unless and until a Stockholder exercises its right of substitution and acquires such Company Series B Voting Stock from The Tracy M. Amonette Trust A (also known as the Tracy L. Neal Trust A) or The Evan D. Malone Trust A, respectively.

          (b)   "Company Series B Voting Stock" means (x) all shares of Series B common stock of the Company, including shares of Series B Liberty Media common stock, par value $0.01 per share, Series B Liberty SiriusXM common stock, par value $0.01 per share, and Series B Liberty Braves common stock, par value $0.01 per share, in each case as constituted on the date of this Agreement, and (y) any securities issued in respect of the securities listed in clause (x), or in substitution therefor, or otherwise into which such Company Series B Voting Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event); provided, that, in the case of each of clauses (x) and (y) such securities are entitled to voting powers of more than one vote per share.

          (c)   "Governmental Authority" means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government.

          (d)   "Law" means any applicable law, statute, constitution, principal of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

          (e)   "LMG Series C Stock" means Series C Liberty Media common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series C Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

        SECTION 7.    Termination.    This Agreement shall terminate upon the earliest of (a) the written agreement of the Stockholders, the Company and CVC, (b) the entry into any Material Purchase Agreement Amendment without the prior written consent of the Stockholders (such consent to be provided or withheld in accordance with the proviso to Section 8(h) below), (c) the termination of the Second Purchase Agreement in accordance with its terms, and (d) the consummation of the transactions contemplated by the Second Purchase Agreement in accordance with its terms; provided, that, in each case, Section 8 and Section 9 of this Agreement shall survive any such termination. Notwithstanding the foregoing, nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination.

        SECTION 8.    General Provisions.

          (a)    Assignment; Amendments.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by any of the parties hereto without the prior written consent of the other parties, except that any Stockholder may assign its obligations hereunder to a Permitted Transferee (that has executed a joinder agreement or other instrument in accordance with Section 4(b) above) without the prior written consent of the Company or CVC. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of the Company, each Stockholder and CVC.

          (b)    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next Business Day if transmitted by national overnight courier, in each case as follows:

    if to the Company:

Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 Attention: Legal Department Facsimile: 720-875-5401 Email: legalnotices@libertymedia.com with a copy (which shall not constitute notice) to:

Baker Botts L.L.P. 30 Rockefeller Plaza New York, NY 10112
Facsimile:	212-259-2501
Email:	frederick.mcgrath@bakerbotts.com
renee.wilm@bakerbotts.com
Attention:	Frederick H. McGrath
Renee L. Wilm

          If to CVC, addressed to it at the contact information provided for the Seller's Representative in the Second Purchase Agreement (as such term is defined in the Second Purchase Agreement), with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153
Facsimile:	212-310-8007
Email:	Michael.lubowitz@weil.com
Jackie.cohen@weil.com
Attention:	Michael E. Lubowitz
Jackie Cohen
Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HT
Facsimile:	+44 20 7832 7001
Email:	Charles.hayes@freshfields.com
Valerie.jacob@freshfields.com
Attention:	Charles Hayes
Valerie F. Jacob

    if to a Stockholder: at the address of such stockholder set forth on Schedule A with a copy (which shall not constitute notice) to:

Sherman & Howard L.L.C. 633 17th Street, Suite 3000 Denver, CO 80202 Facsimile: (303) 298-0940 E-mail: smiller@shermanhoward.com Attention: Steven D. Miller

          (c)    Interpretation.    When a reference is made in this Agreement to a paragraph, a Section or a Schedule, such reference shall be to a paragraph of, a Section of or a Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "hereto", "hereby", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its permitted successors and assigns. Each of the parties hereto has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.

          (d)    Counterparts.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. The exchange of copies of this Agreement and of signature pages by facsimile or e-mail shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or e-mail shall be deemed to be their original signatures for all purposes.

          (e)    Entire Agreement; No Third-Party Beneficiaries.    This Agreement (together with the Purchase Agreements and the other Transaction Documents, including all schedules and exhibits to each of the foregoing) (i) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and no party is relying on any other oral or written representation, agreement or understanding and no party makes any express or implied representation or warranty in connection with the transactions contemplated by this Agreement other than as set forth in this Agreement or the other Transaction Documents and (ii) is not intended to confer upon any person other than the parties any rights or remedies, except as expressly contemplated herein.

          (f)    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.    This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The parties hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of any other State Court of the State of Delaware or any Federal Court of the United States of America sitting in the State of Delaware (collectively, the "Delaware Courts"), in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Courts, or that this Agreement may not be enforced in or by such courts, and the parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Courts. The parties hereby consent to and grant the Delaware Courts jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(b) or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(F).

          (g)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, insofar as the foregoing can be accomplished without materially affecting the economic benefits anticipated by the parties to this Agreement. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

          (h)    Specific Performance.    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

          (j)    Expenses.    All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not such transactions are consummated; provided, that the Company shall pay up to $75,000 of the reasonable fees, charges and disbursements of advisors to and counsel for the Stockholders in connection with this Agreement.

          (h)    Stockholder Obligations Several and Not Joint.    The representations, warranties, covenants and other agreements of each of the Stockholders hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder; provided, that any consent to a Material Purchase Agreement Amendment shall be provided or withheld by John C. Malone on behalf of himself and each other Stockholder.

        [Remainder of page left intentionally blank]

        IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its representative thereunto duly authorized as of the date first written above.

LIBERTY MEDIA CORPORATION
By:	/s/ CRAIG TROYER
	Name:	Craig Troyer
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

[Signature Page to Voting Agreement]

CVC DELTA TOPCO NOMINEE LIMITED
By:	/s/ CARL JOHN HANSEN
	Name:	Carl John Hansen
	Title:	Director

[Signature Page to Voting Agreement]

STOCKHOLDERS
/s/ JOHN C. MALONE
John C. Malone

[Signature Page to Voting Agreement]

/s/ LESLIE MALONE
Leslie Malone

[Signature Page to Voting Agreement]

THE JOHN C. MALONE JUNE 2003 CHARITABLE REMAINDER UNITRUST
By:	/s/ JOHN C. MALONE
	Name:	John C. Malone
	Title:	Trustee

[Signature Page to Voting Agreement]

Schedule A

Stockholders

Stockholder	LMCB	BATRB	LSXMB
John C. Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 Facsimile: Email:	2,156,373	862,549	8,625,493
Leslie Malone c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 Facsimile: Email:	57,641	23,056	230,564
John C. Malone June 2003 Charitable Remainder Unitrust c/o Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112 Facsimile: Email:	122,649	49,059	490,597

ANNEX C
FINAL FORM
Confidential

SHAREHOLDERS AGREEMENT

by and among

LIBERTY MEDIA CORPORATION

and

THE SHAREHOLDERS LISTED ON SCHEDULE A HERETO

Dated [    •    ], 2016

i

ii

SHAREHOLDERS AGREEMENT

        This SHAREHOLDERS AGREEMENT, dated [    •    ], 2016 (this "Agreement"), is by and among Liberty Media Corporation, a Delaware corporation (the "Company"), and each of the Shareholders listed on Schedule A hereto (each a "Shareholder"). Each Shareholder and the Company are referred to herein as a "Party" and together as the "Parties."

RECITALS

        WHEREAS, pursuant to the Stock Purchase Agreement by and among the Company, Liberty GR Cayman Acquisition Company, a company registered in the Cayman Islands and an indirect wholly-owned subsidiary of the Company ("Buyer"), Delta Topco Limited, a Jersey corporation ("Delta Topco"), and certain of the Shareholders (the "First Purchase Agreement"), and the Stock Purchase Agreement by and among the Company, Buyer, Delta Topco, and the Shareholders (the "Second Purchase Agreement"), each dated September 7, 2016 (collectively, the "Purchase Agreements"), each Shareholder has agreed to sell all of the Sale Securities that it holds in Delta Topco to Buyer in exchange for consideration consisting of (i) cash (the "Cash Component"), (ii) the re-characterization of a portion of the existing loan notes of Delta Topco into 2% fixed rate unsecured exchangeable redeemable loan notes due 20[    ] via an amendment and restatement to the terms of such existing loan notes (the "Exchangeable Component") and (iii) the Shares initially set forth opposite such Shareholder's name in Schedule A hereto;

        WHEREAS, the Parties are entering into this Agreement to set forth certain rights and restrictions with respect to the Shares Beneficially Owned by the Shareholders;

        WHEREAS, this Agreement is the Shareholders Agreement referred to in the Second Purchase Agreement; and

        WHEREAS, capitalized terms used but not defined herein have the meanings set forth in the Second Purchase Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I.
REPURCHASE OFFERS AND TRANSFER RESTRICTIONS

        Section 1.1    Repurchase Offers.

          (a)   In the event that (i) the Cash Component is an amount equal to or more than the Cash Component Minimum but less than the Cash Component Maximum and (ii) during the Repurchase Offer Period the Company completes an LMG Equity Offering, then the Company shall apply the Net Proceeds of such LMG Equity Offering (but no more than an amount equal to the Cash Component Maximum less the Cash Component) to the making of an offer to repurchase Shares from each Eligible Shareholder (the "Repurchase Offer") as provided in this Section 1.1. For the avoidance of doubt, in the event the Cash Component is an amount greater than or equal to the Cash Component Maximum, the Company shall be under no obligation to make any Repurchase Offers.

          (b)   Within 10 days of the completion of any LMG Equity Offering during the Repurchase Offer Period, the Company shall provide written notice of the required Repurchase Offer (a "Repurchase Offer Notice") to each Eligible Shareholder specifying (i) the Net Proceeds, (ii) the Volume Weighted Average Price of the LMG Series C Stock during the period of five (5) consecutive Trading Days ending on the Trading Day preceding the date of delivery of the

  Repurchase Offer Notice (the "Offer Price"), (iii) the number of Shares subject to the Repurchase Offer and (iv) the date by which any Repurchase Offer Exercise Notice is required, which shall be the fifth (5th) Business Day following the date of a Repurchase Offer Notice (the "Repurchase Offer Exercise Date").

          (c)   Thereafter, each Eligible Shareholder may, by written notice (the "Repurchase Offer Exercise Notice") to the Company, specify the number of Shares such Eligible Shareholder elects to sell for cash at the Offer Price.

          (d)   To the extent the Eligible Shareholders elect to sell in the aggregate a number of Shares in excess of the total number of Shares subject to a Repurchase Offer, the Company shall purchase the Shares from such Eligible Shareholders on a pro rata basis (based on the number of Shares each such Eligible Shareholder, together with its Shareholder Affiliates, Beneficially Owned as of the Closing Date (and after giving effect to all of the transactions contemplated by the Second Purchase Agreement)).

          (e)   Within five (5) days of the Repurchase Offer Exercise Date, the Company shall send written notice to each Eligible Shareholder that exercised its right with respect to any Repurchase Offer under this Section 1.1 specifying (i) the number of Shares the Company will purchase taking into account any pro rata adjustments in accordance with Section 1.1(d) and (ii) the date of the closing of the purchase of such Shares which will take place prior to the close of business on the third (3rd) Business Day following the date of such written notice. To the extent any Eligible Shareholder that exercised its right with respect to any Repurchase Offer under this Section 1.1 revokes its exercise or otherwise does not make available for purchase any Shares that were to be repurchased by the Company, such Shares shall be reallocated among the other Eligible Shareholders exercising their rights in accordance with this Section 1.1 taking into account any pro rata adjustments in accordance with Section 1.1(d).

          (f)    At the time any Eligible Shareholder submits a Repurchase Offer Exercise Notice such Eligible Shareholder shall represent and warrant to the Company as of the date of such Repurchase Offer Exercise Notice that:

              (i)  (A) such Eligible Shareholder (if not a natural person) is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization and (B) such Eligible Shareholder has good title to, and the full power and authority to sell, transfer and assign to the Company all of its right, title and interest in and to, the Shares free and clear of all liens, claims or encumbrances (other than any arising under state or federal securities Laws or created by this Agreement);

             (ii)  there are no consents, approvals or authorizations required under any Law, agreement or instrument applicable to the Eligible Shareholder (other than such as have previously been obtained and are in full force and effect as of such closing date) required in order to consummate its sale of such Shares to the Company (other than any consents, approvals or authorizations required to be obtained by the Company in connection with such purchase); and

            (iii)  immediately after the sale, transfer and assignment thereof, the Company will have good title to such Shares free and clear of all liens, claims or encumbrances (other than any arising under state or federal securities Laws or created by the Company or arising by reason of the Company's purchase or ownership of such Shares).

          (g)   If an Eligible Shareholder does not deliver a Repurchase Offer Exercise Notice exercising its right with respect to all of its Shares subject to the Repurchase Offer under this Section 1.1 by the Repurchase Offer Exercise Date, the Eligible Shareholder (and its applicable Shareholder Affiliates) may not Transfer the Shares as to which the Eligible Shareholder did not so exercise its right (e.g., such Eligible Shareholder's pro rata portion of the total number of Shares the Company offered to repurchase) for thirty (30) Trading Days following the Repurchase Offer Exercise Date (for the avoidance of doubt, this Section 1.1(g) shall not apply with respect to any Shares an Eligible Shareholder elected to sell pursuant to a Repurchase Offer Exercise Notice that were not purchased by the Company as a result of a pro rata reduction pursuant to Section 1.1(d)).

          (h)   Upon exercise of an Eligible Shareholder's rights under this Section 1.1 and subject to the Eligible Shareholder making the representations and warranties required by Section 1.1(f) at the closing of the Repurchase Offer, the Company and each such Eligible Shareholder will be legally obligated to consummate the purchase and sale contemplated thereby.

          (i)    The rights and obligations of the Shareholders and the Company set forth in this Section 1.1 will not be assigned or transferred by any Shareholder, other than to its Shareholder Affiliate that Beneficially Owns Shares, or the Company, respectively.

        Section 1.2    Transfer Restrictions.

          (a)   Except as provided otherwise in this Agreement, each Shareholder may freely Transfer the Shares owned by such Shareholder unless prohibited by Law.

          (b)   Each Shareholder agrees to promptly notify the Company of any Transfer of Shares to any member of its Shareholder Group, including any Transfer to any Shareholder Affiliate, or to any Team. The Company shall update Schedule A hereto to reflect (i) any Transfer referred to in the preceding sentence and (ii) any Transfer of additional Shares by Delta Topco to any Shareholder pursuant to the exchange or redemption of a Note. For purposes of this Agreement, any shares of LMG Series C Stock Transferred to any Shareholder Affiliate shall be deemed to be owned by the Transferring Shareholder and its Shareholder Group and each such Shareholder Affiliate or any Team shall enter into a joinder agreement to this Agreement in the form attached hereto as Exhibit A (the "Joinder Agreement"). The Company and the Shareholder Representative may rely on information set forth in Schedule A for purposes of sending any notice required to be sent by the Company to the Shareholder Representative or to any Shareholder.

          (c)   Until [      ], 20[      ]1, prior to any Shareholder or Shareholder Affiliate effecting any Transfer of Shares with an aggregate purchase price greater than $1 million in any six (6) month period (other than to the Company as provided in Section 1.1) (i) pursuant to a sale directly into the market or a sale by a broker under a Resale Shelf Registration Statement, (ii) in a sale on a securities exchange pursuant to the requirements of Rule 144 or (iii) any other Transfer to any Person (other than to a Shareholder Affiliate and other than to one or more Teams) as permitted by applicable Law (each of clause (i), (ii) or (iii), a "Market Sale"):

              (i)  The Shareholder will give prior written notice of such intention (a "Market Sale Notice") to the Company prior to any proposed Market Sale, specifying (A) a thirty (30) Trading Day period commencing no earlier than the date that is five (5) Trading Days (two Trading Days in the event the Transfer is contemplated to be made in an Underwritten Block Trade) after the date of the Market Sale Notice during which the Shareholder proposes to effect a Market Sale and (B) the maximum number of Shares proposed to be the subject of such Market Sale. The Company will keep the existence and contents of the Market Sale Notice (including the fact of the Shareholder's intention to effect a Market Sale) strictly confidential, subject to applicable securities Laws.

             (ii)  Thereafter, the Company may, by written notice (the "Offer Notice") to the Shareholder, delivered not later than the commencement of the thirty (30) Trading Day period as set forth in the Market Sale Notice, offer to purchase a number of Shares not to exceed

1
Insert date 30 months from Closing.

    the number of Shares specified in such Market Sale Notice for cash at the price that it shall specify in the Offer Notice (the "ROFO Price"). The Shareholder is not obligated to accept the Company's offer under this Section 1.2(c).

            (iii)  If the Shareholder accepts the Company's offer under this Section 1.2(c), the closing of the purchase of any Shares with respect to which such right has been exercised will take place prior to the close of business on the third (3rd) Business Day following the date of the Shareholder's acceptance of the offer set forth in the Offer Notice, which acceptance shall be made by written notice to the Company no later than five (5) Business Days after the date of the Offer Notice. If the Shareholder accepts the Company's offer under this Section 1.2(c) in full, any Shares included in the Market Sale Notice which the Company does not offer to purchase in its Offer Notice may be Transferred by the Shareholder at any price.

            (iv)  If the Shareholder does not accept the Company's offer (or only accepts a portion of the Company's offer with respect to the Shares subject to an Offer Notice) under this Section 1.2(c), the Shareholder (and its Shareholder Affiliates) may sell some or all of the Shares specified in the Market Sale Notice but not purchased by the Company, in one or a series of transactions (A) to the extent such Shares (together with any Shares specified in the Market Sale Notice that are purchased by the Company) do not exceed the number of Shares specified by the Company in the applicable Offer Notice, at a price no lower than the price specified by the Company in the applicable Offer Notice and (B) to the extent such Shares (together with any Shares specified in the Market Sale Notice that are purchased by the Company) exceed the number of Shares specified by the Company in the applicable Offer Notice, at a price no lower than the ROFO Price minus the product of the ROFO Price and the VWAP Adjustment. For the avoidance of doubt and subject to the shorter notice requirements of Section 2.1(f) with respect to Underwritten Block Trades, subsequent to the thirty (30) Trading Day period specified in the preceding sentence, any Market Sale by the applicable Shareholder shall again be subject to this Section 1.2(c).

             (v)  Upon the Shareholder's acceptance with respect to any Offer Notice under this Section 1.2(c), the Company and the Shareholder will be legally obligated to consummate the purchase and sale contemplated thereby.

            (vi)  This Section 1.2(c) shall not apply to the Shares sold to cover the Relevant Proportion of a tax liability of any Shareholder that is an individual pursuant to an election by such Shareholder as described in the last sentence of Section 2.5(a).

        Section 1.3    Legend.

          (a)   All certificates or other instruments representing the Shares will bear the following legend:

          THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER, OWNERSHIP AND OTHER RESTRICTIONS SET FORTH IN THE SHAREHOLDERS AGREEMENT, DATED [    •    ], BY AND AMONG LIBERTY MEDIA CORPORATION AND THE SHAREHOLDERS LISTED ON SCHEDULE A THERETO, AS

  MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY, WITHOUT COST.

          (b)   At a Shareholder's request, upon receipt of a written opinion of such Shareholder's counsel reasonably satisfactory to the Company to the effect that the first paragraph of such legend is no longer required under the Securities Act and applicable state laws, and no restrictions set forth herein continue to apply to such Shareholder's Shares, the Company will promptly cause such legend to be removed from any certificate or other instrument representing any Shares to be Transferred in accordance with the terms of this Agreement (concurrently with such Transfer) or following the termination hereof.

        Section 1.4    Restricted Period.

          (a)   In the event that the Cash Component is an amount equal to or more than the Cash Component Minimum but less than the Cash Component Maximum, each Shareholder agrees not to Transfer any LMG Series C Stock Beneficially Owned by such Shareholder during the Restricted Period without the prior written consent of the Company. If the Company grants such prior written consent to any Shareholder, the Company must grant such consent to all Shareholders, any such consent to be on a pro rata basis based on the number of Shares each Shareholder receives at Closing.

          (b)   In the event that the Cash Component is an amount greater than or equal to the Cash Component Maximum, each Shareholder agrees not to Transfer any LMG Series C Stock Beneficially Owned by such Shareholder during the one hundred eighty (180) calendar days commencing on the Closing Date without the prior written consent of the Company; provided, that, such one hundred eighty (180) period may be reduced if the board of directors of the Company so determines based on the advice of financial advisors to each of the Company and the Shareholder Representative. If the Company grants its prior written consent to any Shareholder, the Company must grant such consent to all Shareholders, any such consent to be on a pro rata basis based on the number of Shares each Shareholder receives at Closing.

          (c)   Simultaneously with the execution of this Agreement, the Company and Delta Topco shall use commercially reasonable efforts to cause (1) each of the directors and executive officers of Delta Topco, to agree to the same restrictions contained in Section 1.4(a) and Section 1.4(b) (for the avoidance of doubt, it being understood that John C. Malone and Greg Maffei shall have delivered lock-up agreements as of the Closing Date in accordance with the Second Purchase Agreement), (other than (i) with respect to such Person's ability to receive equity awards from the Company or Delta Topco or exercise, vest or otherwise settle, including without limitation, net settling of, any equity awards received from the Company or Delta Topco, (ii) pursuant to any pledge or margin loan or 10b5-1 plan in existence in each case prior to the date of such reasonable request by the managing underwriter or (iii) in connection with bona fide estate or tax planning Transfers as a result of which such Person retains Beneficial Ownership of the Transferred Shares), and (2) each of the Persons who purchase any LMG Series C Stock in connection with any Additional Cash Raising to agree to the same restrictions contained in Section 1.4(a) and Section 1.4(b). The Company shall use commercially reasonable efforts to cause the lockup agreements described in this Section 1.4(c) to be delivered to the Shareholder Representative at Closing.

ARTICLE II.
REGISTRATION RIGHTS

        Section 2.1    Demand Registration.

          (a)   Subject to the terms and conditions of this Agreement, at any time following the Closing Date, any Shareholder (the "Requesting Shareholder") may, by providing written notice (i) in the first twelve (12) months following the expiration of the Restricted Period, as may be extended in accordance with Section 1.4(b) (the "Representative Period"), to the Shareholder Representative, who shall provide written notice on behalf of such Shareholder to the Company or (ii) thereafter, to the Company (with a copy to the Shareholder Representative) (in either case, a "Demand Registration Request"), request to sell all or a portion of the Registrable Securities held by the Requesting Shareholder pursuant to a Registration Statement in the manner specified in such notice, provided that the aggregate market value of such Registrable Securities, as measured by the market price of such Registrable Securities on the date of the Demand Registration Request, shall not be less than $100 million (a "Demand Registration"). Each Demand Registration Request shall specify the number of Registrable Securities intended to be offered and sold pursuant to the Demand Registration and the intended method of disposition thereof, including whether the registration requested is for an underwritten offering. A Demand Registration shall be effected by way of a Registration Statement on Form S-3 or any similar short-form registration to the extent the Company is permitted to use such form at such time (or to the extent the Company is not permitted to use such form, on Form S-1 or a similar long-form registration). A Demand Registration may be (x) a request to file a Registration Statement (including a shelf registration statement) which will be used to offer Registrable Securities and/or (y) a request to conduct an offering off an already effective Registration Statement using a prospectus supplement. If the Company is then ASR Eligible, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be an ASRS containing a Prospectus naming the Shareholders as selling shareholders and registering the offering and sale of the Registrable Securities by the Shareholders on a delayed or continuous basis pursuant to Rule 415 (a "Resale Shelf Registration Statement"). The Company shall use its commercially reasonable efforts to cause any Registration Statement (or prospectus supplement, as applicable) relating to a Demand Registration (xx) to be filed with the SEC as promptly as reasonably practicable following the receipt of the Demand Registration Request and in no event more than thirty (30) calendar days after receipt of a Demand Registration Request, (yy) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof and (zz) to remain continuously effective during the Effectiveness Period subject to Section 2.4 and Section 2.7.

          (b)   Each Shareholder shall have the right to request a total of five (5) Demand Registrations pursuant to this Section 2.1; provided, that the Company shall not be obligated to effect more than one Registration Statement pursuant to this Article II (which, for the avoidance of doubt, shall include (i) any Registration Statement effected in response to any Demand Registration Request by one or more other Requesting Shareholders and (ii) any Primary Registration Statement or Secondary Registration Statement pursuant to Section 2.2) in any ninety (90) calendar day period; provided, further, that such obligation shall be deemed satisfied (and such request shall count as one Demand Registration Request for such Requesting Shareholder) only when a Registration Statement covering all shares of Registrable Securities specified in a Demand Registration Request shall have become effective and (x) if the method of disposition thereof is a firm commitment Public Offering, all such shares requested to be sold (less any reduced due to an Underwriter Cutback) shall have been sold pursuant thereto and (y) in any other case, such Registration Statement shall have remained effective for the Effectiveness Period. A Requesting Shareholder may revoke a request for a Demand Registration by notifying (xx) during the Representative Period, the Shareholder Representative, and the Shareholder Representative shall notify the

  Company of such revocation, and (yy) thereafter, the Company, in each case prior to the effective date of the corresponding Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering; provided, that, such request shall count as one of the Requesting Shareholder's requests for a Demand Registration unless the Requesting Shareholder reimburses the Company for all out-of-pocket expenses (including Registration Expenses) incurred by the Company relating to such Registration Statement; provided, further, (xxx) during the Representative Period, if the Shareholder Representative, on behalf of a Requesting Shareholder, notifies the Company in writing that such Requesting Shareholder revokes its request for a Demand Registration within two (2) Business Days after notice in writing has been received by the Shareholder Representative that the number of Registrable Securities to be included in such Registration Statement is to be reduced pursuant to an Underwriter Cutback, or (yyy) thereafter, if the Requesting Shareholder notifies the Company in writing that such Requesting Shareholder revokes its request for a Demand Registration within two (2) Business Days after notice in writing has been received by the Requesting Shareholder that the number of Registrable Securities thereunder is to be reduced pursuant to an Underwriter Cutback, then in each case such request shall not count as one of such Requesting Shareholder's requests for a Demand Registration provided that such Requesting Shareholder reimburses the Company for its reasonable out-of-pocket expenses relating to such Registration Statement, including Registration Expenses. A request to file a Shelf Registration Statement together with a request to register a specific underwritten offering shall count as only one Demand Request. Any Demand Registration Request submitted by the Shareholder Representative on behalf of more than one member of any Shareholder Group shall be deemed to be only one Demand Registration Request hereunder.

          (c)   Without limiting the rights or obligations under Section 2.1(a) or Section 2.1(b), as soon as reasonably practicable on or following the Closing Date, the Company shall prepare and file with the SEC a Shelf Registration Statement on Form S-3 (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible) with respect to the registration under the Securities Act of the resale of up to [            ]2 Shares (the "Transaction Shelf Registration Statement") (such Transaction Shelf Registration Statement shall include a prospectus sufficient to permit the resale of all such Shares by the Shareholders). The Company shall use its commercially reasonable efforts to cause such Transaction Shelf Registration Statement to become effective immediately upon filing and to keep the Transaction Shelf Registration Statement continuously effective subject to the Securities Act and Section 2.4 and Section 2.7.

          (d)   If a Demand Registration is a Public Offering, the Shareholder Representative, on behalf of the Requesting Shareholder that Beneficially Owns the greatest amount of Registrable Securities participating in any such Public Offering, shall have the right to select the investment banking firm(s) to act as the managing underwriter(s) and counsel for the Shareholders in connection with such offering (including in any underwritten offering under a Shelf Registration Statement or any Underwritten Block Trade), subject to the approval of the managing underwriter by the Company (which approval shall not be unreasonably withheld, conditioned or delayed).

          (e)   The Company shall be entitled to include in any Registration Statement or offering requested pursuant to this Section 2.1 shares of LMG Series C Stock to be sold by the Company for its own account unless reduced by an Underwriter Cutback. In no event shall any Person, including the Company, be entitled to include any securities of the Company other than LMG Series C Stock in any Registration Statement or offering requested pursuant to this Section 2.1

2
The [            ] Shares to be put on the Transaction Shelf Registration Statement will include all Shares issued at Closing and the maximum number of Shares that may be issued pursuant to the Exchangeable Notes (and assuming that all interest is paid in cash). Shares issuable under PIK notes will either be included or be added via amendment to the Transaction Shelf Registration Statement, to the extent necessary.

  without the written consent of the Shareholder Representative, and in no event shall any other shareholder (other than a Shareholder or a Person that purchases shares of LMG Series C Stock in connection with any Additional Cash Raising) be entitled to include any securities in any Registration Statement or offering requested pursuant to this Section 2.1 without the written consent of the Shareholder Representative. Each other Shareholder shall be permitted to include shares of LMG Series C Stock in any Demand Registration (any such other Shareholder, a "Participating Holder"). Within two Business Days of receipt of any Demand Registration Request, the Company shall notify the Shareholder Representative and each other Shareholder who holds Registrable Securities of such request and offer each such Shareholder an opportunity to participate in the Demand Registration. Each such Shareholder must respond to the Company and the Requesting Shareholder (with a copy to the Shareholder Representative) within three (3) Business Days whether or not it wishes to participate in the registration and/or offering and, if so, the number of Registrable Securities it wishes to register or offer and sell in the Demand Registration. For a period of two years following the Closing Date, any Shares which have been registered on the Transaction Shelf Registration Statement may be included in any underwritten offering conducted by the Company or a shareholder of the Company upon the proper exercise of a demand or piggyback right hereunder pursuant to and in accordance with Section 2.1 or Section 2.2 whether or not such Shares then constitute Registrable Securities, subject to compliance with the notice and cutback procedures contained herein. If a Demand Registration is a Public Offering, then each Participating Holder whose shares are included in the Registration Statement must sell such shares in such Public Offering, and each Participating Holder must agree to sell its shares pursuant to an underwriting agreement on the same terms and conditions as the Requesting Shareholder. In the event the managing underwriter shall be of the opinion that the number of shares requested to be included in a Public Offering would adversely affect the marketing of such offering (including the price at which shares may be sold), then the number of shares to be included in such underwritten offering will be reduced (an "Underwriter Cutback"), with the shares to be included in such offering based on the following priority: (i) first, the number of Registrable Securities requested to be included on behalf of the Requesting Shareholder and each Participating Holder and the number of shares of LMG Series C Stock requested to be included by any Person who purchases shares of LMG Series C Stock in connection with any Additional Cash Raising, in each case on a pro rata basis (based on the number of shares of Registrable Securities Beneficially Owned by each Participating Holder and the number of shares held by any such Person who purchased shares in the Additional Cash Raising) up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold); and (ii) second, in addition to shares included pursuant to the preceding clause (i), the number of shares of LMG Series C Stock requested to be included by the Company up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold). The Company may not file a Registration Statement or commence an offering of securities on behalf of any other holder of LMG Series C Stock who is not a Shareholder within ten (10) Business Days prior to filing a Registration Statement or commencing an offering on behalf of any of the Shareholders.

          (f)    Notwithstanding any other provision of this Article II, but subject to Section 1.2(c), Section 2.4 and Section 2.7, if a Requesting Shareholder wishes to engage in an underwritten block trade or similar transaction or other transaction with a 1-day or less marketing period, including overnight bought deals (collectively, an "Underwritten Block Trade"), pursuant to a shelf registration statement under Rule 415 (a "Shelf Registration Statement") (either through filing an ASRS or through a take-down from an already effective Shelf Registration Statement), then notwithstanding any other time periods in this Article II, such Requesting Shareholder shall notify the Company of the Underwritten Block Trade three (3) Business Days prior to the date such Underwritten Block

  Trade is to commence, and the Requesting Shareholder shall notify any other Shareholders who hold Registrable Securities (the "Company Block Trade Notice") on the same day, and such other Shareholders must elect whether or not to participate by the next Business Day (i.e., one (1) Business Day prior to the date such offering is to commence). Notwithstanding whether any actions required by this Section 2.1(f) shall coincide with the five (5) Trading Days' notice period described in Section 1.2(c)(i), the Company shall be subject to the notice provisions of this Section 2.1(f) and, as expeditiously as possible, the Company shall use its commercially reasonable efforts to facilitate such Underwritten Block Trade (which may close as early as three (3) Business Days after the date it commences). The Requesting Shareholder shall use commercially reasonable efforts to work with the Company and the underwriters (including by disclosing the maximum number of Shares proposed to be the subject of any potential Underwritten Block Trade) prior to making such request in order to (i) facilitate preparation of the Registration Statement (including filing an ASRS), Prospectus and other offering documentation related to the Underwritten Block Trade and (ii) provide the Company at least two (2) Business Days to submit an Offer Notice.

          (g)   In order to coordinate compliance with Section 1.2(c) and Section 2.1(f), in the event a Requesting Shareholder wishes to engage in an Underwritten Block Trade, such Requesting Shareholder shall submit a Market Sale Notice to the Company pursuant to Section 1.2(c) and notify the Company of its intent to commence an Underwritten Block Trade in each case at least three (3) Business Days prior to the date of the proposed Underwritten Block Trade. The Company shall provide the Offer Notice to the Requesting Shareholder pursuant to Section 1.2(c) no later than the second (2nd) Business Day following delivery of such Market Sale Notice; and the Requesting Shareholder shall be entitled to provide its response to the Company's Offer Notice and, to the extent the Offer Notice is rejected or not accepted in full, commence its Underwritten Block Trade on the next Business Day.

          (h)   The Company hereby represents that, as of the date hereof, it is a "well-known seasoned issuer" (having the meaning given thereto pursuant to Rule 405 promulgated under the Securities Act) and eligible to use Form S-3. The Company shall use its commercially reasonable efforts to continue to be ASR Eligible during the term of this Agreement.

        Section 2.2    Piggyback Registration.

          (a)   Subject to the terms and conditions of this Agreement, if the Company at any time following the Closing Date proposes to file a registration statement or conduct a securities offering off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a "Primary Registration Statement") for the primary sale of LMG Series C Stock under the Securities Act (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public), it will give prompt written notice to the Shareholder Representative and each other Shareholder who holds Registrable Securities of its intention to do so (such notice to be given not less than ten (10) Business Days prior to the anticipated filing date of the Primary Registration Statement). Each Shareholder who holds Registrable Securities shall within three (3) Business Days of receipt of such notice indicate to the Company (with a copy to the Shareholder Representative) if such Shareholder wants to participate in the offering contemplated by the Primary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell. The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Primary Registration Statement. Each Shareholder shall be entitled to sell the Registrable Securities included in a Primary Registration Statement in accordance with the method of distribution requested by such Shareholder; provided, if the Primary Registration Statement relates to an underwritten offering, then (i) the Company shall be entitled to select the underwriters in its sole discretion and (ii) each Shareholder must sell all Registrable Securities included on the Primary

  Registration Statement in such underwritten offering pursuant to an underwriting agreement containing terms and conditions that are customary for secondary offerings. In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the shares to be included in such underwritten offering will be based on the following priority: (x) first, the number of shares of LMG Series C Stock the Company seeks to include, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold); (y) second, in addition to shares included pursuant to the preceding clause (x), the number of Registrable Securities requested to be included on behalf of the Shareholders and by any Person who purchased shares of LMG Series C Stock in connection with any Additional Cash Raising, on a pro rata basis (based on the number of shares of Registrable Securities Beneficially Owned by each participating Shareholder and the number of shares of LMG Series C Stock owned by such purchaser in the Additional Cash Raising), up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold); and (z) third, in addition to shares included pursuant to the preceding clauses (x) and (y), the number of shares sought to be included by any other Person(s) in the underwritten offering with the permission of the Company, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold). The Company may withdraw a Primary Registration Statement prior to its being declared effective without incurring any liability to any Shareholder, and shall not be required to keep a Primary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the shares to be sold by the Company described in the Prospectus included in the Primary Registration Statement. A Shareholder may, at least two (2) Business Days prior to the effective date of a Primary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or other Shareholders or requirement to reimburse for any out-of-pocket expenses of the Company. No registration of Registrable Securities pursuant to this Section 2.2 shall relieve the Company of its obligations to effect registrations pursuant to Section 2.1.

          (b)   Subject to the terms and conditions of this Agreement, if the Company at any time following the Closing Date proposes to file a registration statement or conduct a securities offering off an already filed Shelf Registration Statement using a prospectus supplement (such registration statement or prospectus supplement, a "Secondary Registration Statement") for the secondary sale of LMG Series C Stock under the Securities Act on behalf of one or more selling stockholders of the Company that are not Shareholders (the "Requesting Third Party Shareholders"), the Company will give prompt written notice to the Shareholder Representative and each other Shareholder who holds Registrable Securities of its intention to do so (such notice to be given not less than ten (10) Business Days prior to the anticipated filing date of the Secondary Registration Statement). Each Shareholder who holds Registrable Securities shall within three (3) Business Days of receipt of such notice indicate to the Company (with a copy to the Shareholder Representative) if such Shareholder wants to participate in the offering contemplated by the Secondary Registration Statement and, if so, the number of Registrable Securities it wishes to offer and sell. The Company will use its commercially reasonable efforts to cause the Registrable Securities as to which inclusion shall have been so requested to be included in the Secondary Registration Statement. Such Shareholder shall be entitled to sell the Registrable Securities included in a Secondary Registration Statement in accordance with the method of distribution requested on behalf of the Shareholder; provided, if the Secondary Registration Statement relates to a Public Offering, then (i) the Requesting Third Party Shareholders (or the Company) shall be entitled to select the underwriters and (ii) the Shareholders must sell all Registrable Securities included on the Secondary Registration Statement in such Public Offering pursuant to an underwriting agreement on the same terms and conditions as those applicable to the Requesting Third Party Shareholders. In the event that an Underwriter Cutback is required in the view of the managing underwriter, then the shares to be included in such Public Offering will be based on the following priority: (w) first, the number of shares of LMG Series C Stock the Requesting Third Party Shareholders (other than purchasers in the Additional Cash Raising) seek to include, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold); (x) second, in addition to shares included pursuant to the preceding clause (w), the number of shares requested to be included on behalf of the Shareholders and by purchasers of LMG Series C Stock in the Additional Cash Raising on a pro rata basis (based on the number of Shares then owned by the participating Shareholders pursuant to the transactions contemplated by the Second Purchase Agreement and by purchasers of LMG Series C Stock in the Additional Cash Raising) up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold); (y) third, in addition to shares included pursuant to the preceding clauses (w) and (x), the number of LMG Series C Stock sought to be included by the Company up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold); and (z) fourth, in addition to shares included pursuant to the preceding clauses (w), (x) and (y), the number of shares sought to be included by any other Persons permitted to participate in the underwritten offering, up to the number that, in the opinion of the managing underwriter, would not adversely affect the marketing of the offering (including the price at which shares may be sold). Requesting Third Party Shareholders or the Company may withdraw a Secondary Registration Statement prior to its being declared effective without incurring any liability to any Shareholder, and the Company shall not be required to keep a Secondary Registration Statement effective for longer than the period contemplated by the intended manner of distribution for the sale of shares by the Requesting Third Party Shareholders described in the Prospectus included in the Secondary Registration Statement. A Shareholder may, at least two (2) Business Days prior to the effective date of a Secondary Registration Statement or the filing of any prospectus supplement with respect to any particular underwritten offering, as applicable, withdraw any Registrable Securities that it had sought to have included therein, without any liability to the Company or any other Shareholder or requirement to reimburse for any out-of-pocket expenses of the Company.

          Section 2.3    Expenses.    Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company, and all Selling Expenses shall be borne by the applicable Shareholders. The Company shall use its commercially reasonable efforts to ensure that the underwriters of any offering hereunder shall pay all expenses customarily paid for by underwriters of registered offerings of equity securities, including the fees and expenses of the underwriters' counsel.

          Section 2.4    Suspensions.    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a) during the Representative Period, to the Shareholder Representative on behalf of the applicable Shareholders, who shall give such notice to each other Shareholder who holds Registrable Securities, and (b) thereafter, to each Shareholder who holds Registrable Securities, in each case to delay the filing or effectiveness of a Registration Statement or require such applicable Shareholders to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement (including, for the avoidance of doubt, delaying the filing of any prospectus supplement related to any Underwritten Block Trade) for a reasonable period of time not to exceed, when combined with any suspension pursuant to Section 2.7, ninety (90) consecutive days or one hundred twenty (120) days in the aggregate in any twelve (12) month period (a "Suspension Period"), if the Company Board (or the executive committee thereof) determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company, provided, that, if at the time of receipt of such notice by the Shareholder Representative (or, following the Representative Period, a Shareholder) such Shareholders shall have sold Registrable Securities (or have signed a firm commitment underwriting agreement with respect to the purchase of such shares) pursuant to an effective Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws on the timely delivery of such shares. Immediately upon receipt of such notice, the Shareholders shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until such Suspension Period is terminated. The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Shareholder Representative and each other Shareholder who holds Registrable Securities of such termination. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without any further request from the Shareholder Representative, on behalf of the Shareholders, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If a Suspension Period occurs during the Effectiveness Period for a Registration Statement, such Effectiveness Period shall be extended for a number of days equal to the total number of days during which the distribution of Registrable Securities is suspended under this Section 2.4. If the Company notifies the Shareholder Representative and each other Shareholder who holds Registrable Securities of a Suspension Period with respect to a Registration Statement requested pursuant to Section 2.1 that has not yet been filed or declared effective, (x) such Shareholder may by notice (i) during the Representative Period, to the Shareholder Representative, who shall transmit such notice on behalf of such Shareholder to the Company, and (ii) thereafter, to the Company withdraw such request without such request counting as a Demand Registration Request and (y) such Shareholder will not be obligated to reimburse the Company for any of its out-of-pocket expenses, including Registration Expenses. If a Suspension Period occurs after a Demand Registration Request had been made by a Shareholder, but before the related Registration Statement has been declared effective, the Shareholder may by notice to the Company withdraw the related Demand Registration Request without such request counting as a Demand Registration Request and no Shareholder shall be responsible for any out of-pocket expenses (including Registration Expenses) incurred by the Company. During any Suspension Period, the Company may not file any other registration statement or commence any offering relating to the Company's LMG Series A Stock, LMG Series B Stock or LMG Series C Stock or any other series of the Company's LMG stock with the SEC (except with respect to registration statements on Form S-8).

        Section 2.5    Lock-Up Agreements.

          (a)   No Shareholder will effect any public sale or distribution (including sales pursuant to Rule 144) of Registrable Securities (or other securities of the Company convertible into Registrable Securities) held by such Shareholder for a period specified by the Representatives of the Company's managing underwriters or co-managing underwriters during the ten (10) days prior to and the ninety (90) days following the effective date of the Registration Statement relating to a

  Public Offering consisting of primary shares of LMG Series C Stock being issued by the Company with respect to which the Company gave the Shareholder an opportunity to participate in accordance with Section 2.2, including as may be determined pursuant to Rule 430B under the Securities Act (which period following the effective date may, in each case, be extended to the extent required by Law); provided, that, (i) other holders of LMG Series C Stock participating in such Public Offering as selling stockholders (and, with respect to the first such offering, if reasonably requested by the underwriters of such offering, the executive officers and directors of Delta Topco, John C. Malone and Greg Maffei, for so long as Mr. Maffei remains a director or officer of the Company or Delta Topco) enter into similar agreements for an equivalent duration of time and (ii) the Shareholder's obligations under this Section 2.5, and under any agreement executed in accordance herewith, shall apply only as long as and to the extent such other holders of LMG Series C Stock participating in such Public Offering as selling stockholders (and, with respect to the first such offering, if reasonably requested by the underwriters of such offering, the executive officers and directors of Delta Topco, John C. Malone and Greg Maffei, for so long as Mr. Maffei remains a director or officer of the Company or Delta Topco) remain subject to such agreements. Each Shareholder agrees to execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to the Company, the Shareholder Representative and the underwriters to such effect and, in any event, that the underwriters in any relevant offering will be third party beneficiaries of this Section 2.5. Notwithstanding the foregoing, Section 1.4 or any lock-up agreement then in effect, those Shareholders that are individuals will be permitted to elect (such election to be made within ten (10) Business Days following the Closing Date by written notice to the Company) to sell Shares in the market (such sales to be completed within thirty (30) calendar days of the date of the applicable Shareholder's notice of election) (or such longer period so long as there are at least 30 calendar days during which the Company has made available an effective registration statement permitting the resale of such Shares), up to the maximum amount of Shares that would be required to cover the Relevant Proportion of such Shareholder's tax liability incurred in connection with the Management Exercise Process.

          (b)   To the extent reasonably requested by a managing underwriter, if any, of any underwritten Public Offering (including any Underwritten Block Trade) of LMG Series C Stock pursuant to Section 2.1 or Section 2.2, the Company hereby agrees, (i) not to (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any LMG Series A Stock, LMG Series B Stock, LMG Series C Stock, any other series of LMG stock or securities convertible into or exercisable or exchangeable for any of the foregoing (collectively, the "Restricted Stock") (other than the grant of equity awards with respect to, or the issuance of shares of, or securities convertible into or exercisable or exchangeable for, any of the foregoing under any of the Company's equity incentive plans in existence at the start of the lock-up period specified pursuant to this Section 2.5(b) ), (B) enter into any swap or other derivatives transaction that transfers to another Person, in whole or in part, any of the economic benefits or risks of ownership of Restricted Stock, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Restricted Stock or other securities, in cash or otherwise, or (C) publicly disclose the intention to do any of the foregoing, in each case, for a period specified by the Representatives of the Company's managing underwriters or co-managing underwriters but no more than the ten (10) days prior to and the ninety (90) days (180 days if reasonably requested by the managing underwriters) following the pricing date of the Public Offering of shares of LMG Series C Stock, and (ii) to use its commercially reasonable efforts to cause each holder of Restricted Stock purchased from the Company during the Repurchase Offer Period (other than purchases made in any public offering) and, with the respect to the first such offering (if reasonably requested by the managing underwriter of such offering) all of the directors and executive officers of Delta Topco and John C. Malone (other than (i) with respect to such Person's ability to receive equity awards from the Company or exercise, vest or otherwise settle, including without limitation, net settling of, any equity awards received from the Company, (ii) pursuant to any pledge or margin loan or 10b5-1 plan in existence in each case prior to the date of such reasonable request by the managing underwriter or (iii) in connection with bona fide estate or tax planning Transfers as a result of which such Person retains Beneficial Ownership of the Transferred Shares) to so agree.

          Section 2.6    Registration Procedures.    Whenever a Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 or Section 2.2, subject to the provisions of those Sections, the Company will use its commercially reasonable efforts to effect the registration and the offer and sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection with any such request:

          (a)   Prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and remain effective for the period of the distribution contemplated thereby (but in no event longer than the Effectiveness Period) and at least three (3) Business Days (or, with regard to any Underwritten Block Trade, as soon as reasonably practicable) before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or any related free writing prospectus, furnish to the Shareholder Representative on behalf of the participating Shareholders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, and the Shareholder Representative on behalf of such Shareholders shall have the opportunity to object to any information pertaining to such Shareholder and the plan of distribution that is contained therein;

          (b)   (i) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such free writing prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement and any prospectus so supplemented to be filed pursuant to Rule 424 under the Securities Act in accordance with the Shareholder's intended method of disposition set forth in such Registration Statement for such period, (ii) provide reasonable notice to the Shareholder Representative on behalf of such participating Shareholder and the managing underwriters, if any, to the extent that the Company determines that a post-effective amendment to a registration statement would be appropriate and (iii) to the extent additional pay-in-kind Notes are issued that may be in lieu of cash interest on such Notes subsequent to the Closing Date, and shares of LMG Series C Stock that may be issued in respect therefor have not already been registered on the Transaction Shelf Registration Statement, file a post-effective amendment to the Transaction Shelf Registration Statement (or other Registration Statement) registering such shares of LMG Series C Stock upon the request of a Participating Shareholder;

          (c)   Furnish to the Shareholder Representative on behalf of the participating Shareholders and any underwriters (without charge) such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each free writing prospectus as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such Registration Statement;

          (d)   Use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or "blue sky" Laws of such jurisdictions as the Shareholder Representative on behalf of the participating Shareholders or, in the case of a Public Offering, the managing underwriter reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shareholders to consummate the disposition in such jurisdictions of the Registrable Securities Beneficially Owned by such Shareholder; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

          (e)   Promptly notify each participating Shareholder and each managing underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any free writing prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company's draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state "blue sky" Laws of any jurisdiction or the initiation of any proceeding for such purpose.

          (f)    If at any time (i) (A) any event or development shall occur or condition shall exist as a result of which a Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Prospectus to comply with Law, the Company shall promptly notify the Shareholder Representative and each managing underwriter, if any, and promptly prepare and file with the SEC and furnish to the participating Shareholders and each underwriter, if any, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with Law and (ii) (A) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (B) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Shareholder Representative and each managing underwriter, if any, and promptly prepare and file with the SEC (to the extent required) and furnish to the participating Shareholders and each underwriter, if any, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with Law;

          (g)   Use its commercially reasonable efforts to make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

          (h)   Use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on Nasdaq or, if the LMG Series C Stock is not then so listed, with any securities exchange on which the LMG Series C Stock is then listed or, if such Registrable Securities are not then listed with a securities exchange, on a national securities exchange selected by the Company;

          (i)    Use its commercially reasonable efforts to cause its officers, employees and independent public accountants (in the case of the independent public accountants, subject to any applicable accounting guidance regarding their participation in the offering or the due diligence process) to participate in, make themselves reasonably available, supply such information as may reasonably be requested and to otherwise facilitate and cooperate with the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (including participating in meetings, marketing activities, investor calls, drafting sessions, due diligence sessions and rating agency presentations) taking into account the Company's reasonable business needs (it being acknowledged that the activities specified in this Section 2.6(i) may be required approximately once every ninety (90) calendar day period depending on market conditions and other factors and subject to the proper exercise of a demand hereunder);

          (j)    Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement (or the pricing date of the relevant offering);

          (k)   Immediately notify (i) during the Representative Period, the Shareholder Representative on behalf of the participating Shareholders, and (ii) thereafter, each participating Shareholder, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and (x) during the Representative Period, at the request of the Shareholder Representative on behalf of any Shareholder as promptly as reasonably practicable prepare and furnish to the Shareholder Representative on behalf of such Shareholder and (y) thereafter, at the request of any Shareholder as promptly as reasonably practicable prepare and furnish to such Shareholder, in each case a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (l)    If the offering is underwritten and at the request of the Shareholder Representative on behalf of any Shareholder, (i) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Shareholder Representative on behalf of such Shareholder reasonably requests in order to expedite or facilitate the disposition of such Registrable Securities (including making executive officers of the Company available, on reasonable advance notice, to participate in, and cause them to cooperate with the underwriters in connection with, one "road-show" per underwritten offering and underwriter due diligence calls and (ii) use commercially reasonable efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale: (A) an opinion of counsel to the Company, dated such date, addressed to the underwriters and to the applicable Shareholders, covering such matters as are typically included in an opinion to underwriters for a comparable secondary transaction, including stating that such Registration Statement has become effective under the Securities Act and that (1) to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (2) the Registration Statement, the related Prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial data contained therein), (B) a letter dated such date from the independent public accountants retained by the Company (and brought down to the closing under the underwriting agreement), addressed to the underwriters and to the applicable Shareholders, stating that they are independent public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with a comparable secondary transaction, including that, in the opinion of such accountants, the financial statements of the Company included in the Registration Statement or the Prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than three (3) Business Days prior to the date of such letter) with respect to such registration or offering as such underwriters or the Shareholder Representative on behalf of the Shareholders may reasonably request and (C) a comfort letter similar to the letter described in (B) from the auditors of any other financial statements included or required to be included in the Registration Statement or Prospectus or any amendment or supplement thereto (including financial statements of entities acquired by the Company);

          (m)  Use its commercially reasonable efforts to cooperate with the Shareholders and each underwriter in the disposition of the Registrable Securities covered by such Registration Statement;

          (n)   In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Shareholder Representative on behalf of each applicable Shareholder or its legal counsel; participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company; provided that (i) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (ii) the Company may in its sole discretion restrict access to competitively sensitive or legally privileged documents or information;

          (o)   Cooperate with each Shareholder and each underwriter participating in the disposition of such Registrable Securities and counsel in connection with any filings required to be made with FINRA;

          (p)   Use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Shareholder Representative on behalf of the applicable Shareholders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;

          (q)   Otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with each Shareholder in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement. Such cooperation shall include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this

  Agreement and delivery of any necessary instructions or opinions to the Company's transfer agent in order to cause the transfer agent to allow Shares to be sold from time to time as permitted by Law;

          (r)   Take all reasonable action to ensure that any Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or Section 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby, will not conflict with a related Prospectus, prospectus supplement and related documents and, when taken together with the related Prospectus, prospectus supplement and related documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (s)   Use its commercially reasonable efforts to cooperate with the managing underwriters, their counsel, the participating Shareholders and counsel for the requesting Shareholder in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, Nasdaq or any other national securities exchange on which the LMG Series C Stock is so then listed; and

          (t)    In the event the Company has an effective ASRS Resale Shelf Registration Statement, if the Company does not pay the filing fee covering the Registrable Securities at the time the ASRS is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold in compliance with SEC rules. If the ASRS has been outstanding for at least three (3) years, at or prior to the end of the third year the Company shall, upon request, refile a new ASRS covering the Registrable Securities which remain outstanding for so long as any Shareholder retains registration rights pursuant to this Agreement. If at any time when the Company is required to re-evaluate its ASR Eligible status the Company determines that it is not ASR Eligible, the Company shall use its commercially reasonable efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective subject to Section 2.4 and Section 2.7.

        For purposes of this Article II, the period of distribution of Registrable Securities in a firm commitment Public Offering shall be deemed to extend until each underwriter participating in the offering has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities pursuant to a Registration Statement (including any Shelf Registration Statement) for any other manner of distribution shall be deemed to extend until the later of the sale of all Registrable Securities covered thereby and ninety (90) days after the effective date thereof (such period, including any extension pursuant to Section 2.4 or Section 2.7 of this Agreement, the "Effectiveness Period").

        Section 2.7    Suspension of Sales.    Upon receipt of notice by the Shareholder Representative (or, following the Representative Period, each Shareholder) from the Company pursuant to Section 2.6(k), each Shareholder shall immediately discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement and Prospectus relating thereto until the Shareholder Representative on behalf of such Shareholder (or, following the Representative Period, such Shareholder) (a) has received copies of a supplemented or amended Prospectus or prospectus supplement pursuant to Section 2.6(k) or (b) is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, each Shareholder shall deliver to the Shareholder Representative, and the Shareholder Representative on behalf of each such Shareholder shall deliver to the Company (at the Company's expense) (or, following the Representative Period, each Shareholder shall deliver to the Company (at the Company's expense)) all copies, other than permanent file copies then in any Shareholder's possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice with regard to any Registration Statement requested pursuant to Section 2.1, the Effectiveness Period in respect of such Registration Statement shall be extended by the number of days during the period from and including the date such notice is given by the Company to the date when the Company shall have (x) made available to the Shareholder Representative on behalf of each Participating Holder (or, following the Representative Period, each Participating Holder) a supplemented or amended Prospectus or prospectus supplement pursuant to Section 2.6(k) or (y) advised the Shareholder Representative on behalf of each Participating Holder (or, following the Representative Period, each Participating Holder) in writing that the use of the Prospectus and, if applicable, prospectus supplement may be resumed. The Company shall use its commercially reasonable efforts to ensure that the period of suspension required by this Section 2.7 is as short as possible, but no more than, when combined with any Suspension Period under Section 2.4, ninety (90) consecutive days or one hundred twenty (120) days in the aggregate in any twelve (12) month period.

        Section 2.8    Indemnification.

          (a)    Indemnification Rights.

              (i)  In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to Article II, the Company shall indemnify and hold harmless each Shareholder and each Person, if any, that controls such Shareholder within the meaning of Section 15 of the Securities Act (each a "controlling person") and the respective officers, directors, employees, stockholders, general and limited partners, members, Representatives and Affiliates of the applicable Shareholder and each controlling person and of each Affiliate of any of the foregoing (each, a "Registration Rights Indemnitee"), to the fullest extent lawful, from and against any and all Damages, directly or indirectly caused by, relating to, arising out of, based upon or in connection with (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, or (B) any omission or alleged omission to state in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Registration Rights Indemnitee to the extent that any such Damages are directly caused by an untrue statement or omission made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information about such Shareholder furnished to the Company by or on behalf of such Shareholder and approved expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

             (ii)  Each Shareholder agrees, severally and not jointly, to indemnify the Company and each of its officers who execute any of the Company's filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors and each Person, if any, that controls the Company and each Affiliate of any of the foregoing (each, a "Company Registration Rights Indemnitee"), against any and all Damages directly caused by any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or any amendments or supplements thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Shareholder expressly for use therein; provided, however, that in no event shall the obligations of any Shareholder hereunder exceed the net proceeds received by such Shareholder from the sale of such Shareholder's Registrable Securities related to the matter in which Damages are sought. The Company and each participating Shareholder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such participating Shareholder to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (A) the beneficial ownership of LMG Series C Stock by such participating Shareholder and its Affiliates as disclosed in the section of such document entitled "Selling Shareholders" or "Principal and Selling Shareholders" or other variations thereof, (B) the name and address of such participating Shareholder, (C) any information provided by or on behalf of such participating Shareholder for any plan of distribution prepared in accordance with Item 508 of Regulation S-K and (D) any free writing prospectus prepared by such participating Shareholder for purposes of a specific offering. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Shareholder.

            (iii)  If the indemnification provided for in Section 2.8(a)(i) or Section 2.8(a)(ii) is unavailable to a Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Shareholder, as applicable, in lieu of indemnifying such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Registration Rights Indemnitee or the Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Shareholder, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or Shareholder, as applicable, on the one hand, and of the Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or information supplied by or on behalf of the Shareholder, as applicable, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 2.8(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.8(a)(iii). No Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Shareholder, as applicable, if the Company or the Shareholder, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of any Shareholder be greater in amount than the amount of net proceeds received by such Shareholder from the sale of such Registrable Securities related to the matter in which Damages are sought or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 2.8(a)(i) or Section 2.8(a)(ii) hereof had been available or sufficient under the circumstances.

          (b)    Notice of Reg Rights Claim.

              (i)  As used in this Agreement, the term "Reg Rights Claim" means a claim for indemnification by any Company Registration Rights Indemnitee or any Registration Rights Indemnitee, as the case may be, for Damages under Section 2.8(a) (such Person making a Reg Rights Claim, "Reg Rights Indemnified Person"). A Company Registration Rights Indemnitee or a Registration Rights Indemnitee shall give notice of a Reg Rights Claim under this Agreement (and in the case of a Registration Rights Indemnitee whether for its own Damages or for Damages incurred by any other Registration Rights Indemnitee) pursuant to a written notice of such Reg Rights Claim executed by the Company or the Shareholder Representative on behalf of a Shareholder, as applicable (a "Notice of Reg Rights Claim"), and delivered to the other of them (such receiving party, the "Reg Rights Indemnifying Person"), within twenty (20) days after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification under Section 2.8(b), arising out of or resulting from any item indemnified pursuant to the terms of Section 2.8(a)(i) or Section 2.8(a)(ii); provided, that, the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person's right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person's defense of such Reg Rights Claim is materially and adversely prejudiced thereby.

             (ii)  Each Notice of Reg Rights Claim shall: (A) state that the Reg Rights Indemnified Person has incurred or paid Damages in an aggregate stated amount (where practicable) arising from such Reg Rights Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person under Section 2.8(a)); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person), of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person's good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

            (iii)  Following delivery of the Notice of Reg Rights Claim (or at the same time if the Reg Rights Indemnified Person so elects) the Reg Rights Indemnified Person shall deliver copies of any demand or complaint, the amount of Damages, the date each such item was incurred or paid, or the basis for such anticipated liability, and the specific nature of the breach to which such item is related.

          (c)    Defense of Third-Party Reg Rights Claims

              (i)  Subject to the provisions hereof, the Reg Rights Indemnifying Person on behalf of the Reg Rights Indemnified Person shall have the right to elect to defend and control the defense of any Third-Party Reg Rights Claim and the costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person. The Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 2.8(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim.

             (ii)  The Reg Rights Indemnifying Person shall be entitled to assume the control and defense thereof utilizing legal counsel reasonably acceptable to the Reg Rights Indemnified Person; provided, that the Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the Company, if (A) the claim for indemnification relates to or arises in connection with any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to such claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of counsel to such Reg Rights Indemnifying Person or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 2.8(c).

            (iii)  Any Party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof; (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith; (C) permit the other parties and their counsel to confer on the conduct of the defense thereof; and (D) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The Company and the Shareholder will render to the other Party such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other Party in connection therewith (all at the reasonable expense of the Reg Rights Indemnifying Person); provided, however, that notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its counsel, accountants or representatives, if doing so would be reasonably expected to violate any Law to which such Person is subject or could jeopardize (in the reasonable discretion of the disclosing party) any attorney-client privilege available with respect to such information.

            (iv)  If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person's behalf without the consent of the Reg Rights Indemnified Person; provided, that (A) such settlement does not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, and (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Registration Rights Indemnitee) from all liabilities with respect to such Third-Party Reg Rights Claim, without prejudice. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 2.8(c), the Reg Rights Indemnified

    Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim to the extent indemnified in this Section 2.8(c); provided, that such settlement is effected in accordance with this Section 2.8(c). As used in this Section 2.8(c)(iv), the term "settlement" refers to any consensual resolution of the claim in question, including by consent, decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term "settle" has a corresponding meaning.

             (v)  The indemnification and contribution required by this Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, Damage or liability is incurred.

          (d)    Resolution of Claims.    Each Notice of Reg Rights Claim given by Reg Rights Indemnified Person shall be resolved as follows:

              (i)  Admitted Claims.    If, within twenty (20) Business Days after a Notice of Reg Rights Claim is delivered to the Reg Rights Indemnifying Person, the Reg Rights Indemnifying Person agrees in writing that liability for such Claim is indemnified under Section 2.8(a)(i) or Section 2.8(a)(ii), as applicable, the full amount of the Damages specified in the Notice of Reg Rights Claim is agreed to, and that such Notice of Reg Rights Claim is timely, the Reg Rights Indemnifying Person shall be conclusively deemed to have consented to the recovery by the Reg Rights Indemnified Person of the full amount of Damages specified in the Notice of Reg Rights Claim; provided, that, to the extent the full amount of Damages is not known at the time such Notice of Reg Rights Claim is delivered, payment by the Reg Rights Indemnifying Person under this Section 2.8(d) with respect to any speculative Damages shall not be due until the actual amount of such Damages is known.

             (ii)  Contested Claims.    If the Reg Rights Indemnifying Person does not so agree in writing to such Notice of Reg Rights Claim or gives the Reg Rights Indemnified Person written notice contesting all or any portion of a Notice of Reg Rights Claim (a "Contested Claim") within the twenty (20) Business Day period specified in Section 2.8(b)(i), then such Contested Claim shall be resolved by a written settlement agreement executed by the Company and the Shareholder Representative on behalf of any such Shareholder.

        Section 2.9    Free Writing Prospectuses.    Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an "issuer free writing prospectus" (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, each Shareholder represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company and, in connection with any Public Offering, the underwriters.

        Section 2.10    Information from and obligations of Each Shareholder.    The Company's obligation to include any Shareholder's Registrable Securities in any Registration Statement or related prospectus is contingent upon each Shareholder (or, where applicable, the Shareholder Representative on behalf of such Shareholder):

          (a)   Furnishing to the Company in writing its information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as the

  Company may reasonably request or as may be required by Law for use in connection with any related Registration Statement or Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information each Shareholder previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Shareholder necessary in order to make the statements therein not misleading;

          (b)   Complying with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the LMG Series C Stock is listed or traded and (iv) all other applicable regulations, in each case, in connection with the registration and the disposition of Registrable Securities;

          (c)   Following its actual knowledge thereof, notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding a Shareholder untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;

          (d)   Providing the Company with such information as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;

          (e)   Using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and

          (f)    Furnishing the Company with all information required to be included in such Registration Statement by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

          Section 2.11    Rule 144 Reporting.

          (a)   With a view to making available to each Shareholder the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees, until the Expiration Date, to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as a Shareholder Beneficially Owns any Shares or securities convertible into or exercisable for Shares, furnish to such Shareholder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as such Shareholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Shares without registration.

          (b)   For the avoidance of doubt, each Shareholder may sell any Shares in compliance with Rule 144, regardless of whether a Registration Statement has been filed with the SEC or is effective. The Company agrees, until the Expiration Date, to (i) make and keep public information available as those terms are understood and defined in Rule 144, (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and (iii) so long as the Shareholders own any Shares, furnish to the Shareholders upon request, a written statement by the

  Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.

          Section 2.12    Termination of Registration Rights.    Notwithstanding anything to the contrary contained herein, the registration rights granted under this Article II terminate and are of no further force and effect (other than Section 2.3, Section 2.8 and Section 2.11), on the date on which there cease to be any Registrable Securities.

          Section 2.13    Subsequent Registration Rights.    The Company shall not (a) grant any registration rights to third parties which are equal to or more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities, that violates or subordinates the rights expressly granted to the Shareholders in this Article II.

          Section 2.14    Transfer of Registration Rights.    Each Shareholder shall have the right to transfer, by written agreement, any or all of its rights granted under this Agreement to any direct or indirect transferee of such Shareholder's Registrable Securities; provided, (a) each Shareholder shall be entitled to one transfer that involves the transfer of Registrable Securities in a single block trade or placement in an aggregate amount of at least $500,000,000 to a single transferee, (b) the Company shall have provided its written consent prior to such transfer to the extent such transferee is not a Shareholder Affiliate of such transferring Shareholder, a member of a different Shareholder Group, one or more Teams or a transferee referred to in the preceding clause (a) or (c) regardless of amount, such transferee is (i) a Shareholder Affiliate of such Transferring Shareholder, (ii) a member of a different Shareholder Group or (iii) one or more Teams. Following any transfer or assignment made pursuant to this Section 2.14 in connection with the Transfer by a Shareholder of a portion of its Registrable Securities, such Shareholder shall retain all rights under this Agreement with respect to the remaining portion of its Registrable Securities.

ARTICLE III.
BOARD OF DIRECTORS

        Section 3.1    Shareholder Director.

          (a)   Effective as of the date of this Agreement, the Company shall take such action as is necessary to (i) increase the number of Directors constituting the Company Board from nine to ten and (ii) appoint [    •    ]3 (the "Shareholder Director") to the Company Board as a Director to serve in the class that is most recently elected prior to date of this Agreement. The Shareholder Director must at all times (x) meet the Company's standard qualifications for Directors and (y) the independence standard of any stock exchange on which the LMG Series C Stock is listed or traded (including, for the avoidance of doubt, taking into account the position discussed in the first paragraph of IM-5605. Definition of Independence—Rule 5605(a)(2) of the Listing Rules of Nasdaq with respect to stock ownership by itself not precluding a finding of independence). The Parties agree that, as of the date hereof (and after giving effect to all of the transactions contemplated by the Purchase Agreements), the Shareholder Director satisfies the conditions in the preceding sentence.

          (b)   Each Shareholder Director (or Replacement, as the case may be), prior to being elected to the Company Board, shall execute a resignation letter, in a form reasonably acceptable to the Company, subject to applicable Law, effective as of the Expiration Date.

3
Individual to be named at signing of this Agreement.

          (c)   In connection with the election of the Shareholder Director (or any Replacement, as the case may be) to the Company Board, the Company Board shall take such action as is necessary to cause the exemption of the acquisition of any shares of LMG Common Stock by such Person from the Company in connection or concurrently with such election (including shares acquired by an entity in which such Person is deemed to have a pecuniary interest) from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

        Section 3.2    Recommendation and Vote.    To the extent that, prior to the Expiration Date, the Shareholder Director must stand for reelection to the Company Board in connection with any annual or special meeting of shareholders of the Company at which Directors are to be elected (each such annual or special meeting, an "Election Meeting"), the Company agrees to use its commercially reasonable efforts to, and to use commercially reasonable efforts to cause the Company Board and the Nominating and Corporate Governance Committee to, cause the election of the Shareholder Director to the Company Board at each Election Meeting (including nominating and recommending that the Company's stockholders vote in favor of the election of the Shareholder Director and otherwise supporting the Shareholder Director for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees). Notwithstanding the foregoing, no later than forty (40) Trading Days prior to the proposed date of an Election Meeting, the current Shareholder Representative shall provide written notice to the Company specifying (a) that such Shareholder Representative Beneficially Owns the greatest number of Shares of all the Shareholders and (b) if the Shareholder Director then-in office is unable or unwilling to stand for reelection at the Election Meeting, a replacement candidate for such Shareholder Director meeting the qualifications set forth in Section 3.1(a). To the extent a Shareholder Representative provides in such written notice for a replacement Shareholder Director candidate as set forth in clause (b) above, the Company's obligations under this Section 3.2 shall be made with respect to the Shareholder Director candidate set forth in such notice.

        Section 3.3    Proxy or Information Statement.    Within a reasonable time prior to the filing with the SEC of the Company's proxy statement or information statement with respect to any Election Meeting, the Company shall, to the extent the Shareholders are then entitled to representation on the Company Board in accordance with this Agreement, provide the Shareholder Representative with the opportunity to review and comment on the information contained in such proxy or information statement applicable to the Shareholder Director (and all reasonable comments shall be taken into account).

        Section 3.4    Qualification and Replacements.

          (a)   The Shareholder Director and each Person designated by the Shareholder Representative as a Replacement will meet the Company's standard qualifications for Directors. If the Shareholder Director (i) is unable or unwilling to serve as a Director for any reason (including, for the avoidance of doubt, to the extent the Company Board or the Nominating and Corporate Governance Committee reasonably determines that such Shareholder Director is not acceptable pursuant to this Section 3.4), or (ii) is removed (upon death, resignation or otherwise) or fails to be elected at an Election Meeting solely as a result of such Shareholder Director failing to receive a plurality of the votes of the shares present in person or represented by proxy at any Election Meeting and entitled to vote on the election of Directors, the Shareholder Representative shall have the right to submit the name of a replacement for such Shareholder Director (a "Replacement") to the Company for its approval (such Replacement to meet the Company's standard qualifications for Directors) and who shall, if so approved, serve as the nominee for election or appointment as a Shareholder Director or serve as Shareholder Director in accordance with the terms of this Article III in the same class of Directors on the Company Board as the Shareholder Director for which such Person serves as a Replacement. For each proposed Replacement that is not approved by the Company, the Shareholder Representative shall have the right to submit another proposed Replacement to the Company for its approval on the same basis as set forth in the immediately preceding sentence and, for the avoidance of doubt, the Company shall not fill the vacancy on the Company Board during any period in which the appointment of the Shareholder Director is pending without the prior written consent of the Shareholder Representative. The Shareholder Representative shall have the right to continue submitting the name of a proposed Replacement to the Company for its approval until the Company approves that a Replacement may serve as a nominee for election or appointment as a Director or to serve as a Director whereupon such Person is appointed as the Replacement. The Shareholder Director shall at all times until such individual's service on the Company Board ceases, meet any applicable requirements or qualifications under applicable Law or applicable stock exchange rules. The Company acknowledges that, as of the date hereof, the Shareholder Director appointed to join the Company Board at the Closing pursuant to Section 3.1(a) meets the standards set forth in this Section 3.4.

          (b)   Neither the Nominating and Corporate Governance Committee, the Company nor the Company Board shall be under any obligation to nominate and recommend a proposed Replacement if, as determined in good faith by the majority of the Directors (other than the Shareholder Director), such Replacement would reasonably be expected to fail to meet the independence standard of any stock exchange on which LMG Series C Stock is listed or traded (including, for the avoidance of doubt, taking into account the position discussed in the first paragraph of IM-5605. Definition of Independence—Rule 5605(a)(2) of the Listing Rules of Nasdaq with respect to stock ownership by itself not precluding a finding of independence) or otherwise violate applicable Law, stock exchange rules or the Corporate Governance Guidelines of the Company (consistently applied).

          (c)   No later than the Closing, the Shareholder Director shall be entitled to the same directors' and officers' insurance coverage as the other Directors and the same indemnification from the Company as such other Directors. If the Company enters into indemnification agreements with its Directors generally, the Company will enter into an indemnification agreement with the Shareholder Director in the same form and substance as the other Directors.

        Section 3.5    Liberty Media Group Committee.

          (a)   At the Closing the Company will (i) cause a new committee of the Company Board (the "LMG Committee") to be formed, with such committee to remain in existence until the Expiration Date, and (ii) cause the appointment of the Shareholder Director to the LMG Committee until the Expiration Date. The LMG Committee shall be composed of three Directors (each, an "LMG Committee Member"), being the Shareholder Director and two other Directors who have been determined by the Board to meet the independence standard of any stock exchange on which the LMG Series C Stock is listed or traded.

          (b)   The purpose of the LMG Committee will be to review and, if it resolves to do so, approve the following actions or transactions related to the Media Group (each an "LMG Committee Review Transaction"):

              (i)  any allocation to the Media Group (including Delta Topco or any Formula One entities and any other assets or businesses attributed to the Media Group) of costs, expenses or taxes of the Company which are shared across, or are for the benefit of, more than one business owned or controlled by the Company to the extent that such allocations:

              (A)  are inconsistent with (1) the past practices of the Company (including taking into account the methodology applied by the Company in allocating personnel time across Groups, which for the avoidance of doubt takes into account the portion of time spent by any employee of the Company on the businesses attributed to each of the Company's

      Groups) or (2) the Company's Management and Allocation Policies (the "Inter-Group Policies") as set forth in the Company's Proxy Statement dated February 18, 2016; or

              (B)  are, during any quarterly period in excess of the LMG Expense Cap; provided, that, for the avoidance of doubt, the allocations that are measured against the LMG Expense Cap shall exclude (i) any allocations of tax obligations or tax benefits to the extent such allocations are consistent with the Inter-Group Policies, (ii) stock-based compensation and (iii) the Company's costs and expenses incurred in connection with the negotiation of and completion of the transactions contemplated by the Second Purchase Agreement and the other Transaction Documents referred to therein;

             (ii)  transactions which extract value from, or involve the provision of any direct or indirect benefit by, the Media Group (including Delta Topco or any Formula One entities and any other assets or businesses attributed to the Media Group),

              (A)  that are not on terms at least as favorable to the Media Group as the Media Group could obtain in a comparable transaction with an unaffiliated third party (as determined in the good faith judgment of the Company Board); and

              (B)  where such direct or indirect benefit (1) is directed to businesses in any existing or future tracking stock groups of the Company other than Media Group (including, for the avoidance of doubt, Braves Group and SiriusXM Group), or any Person set forth on Schedule B hereto or (2) constitutes a related party transaction, as defined in Item 404 of Regulation S-K; and

            (iii)  with respect to the Media Group's Inter-Group Interest in the Braves Group, so long as such Inter-Group Interest constitutes an interest of more than 5% in the Braves Group, any action or transaction or the making of any determination with respect to such Inter-Group Interest in which, pursuant to the terms of the Company's Restated Charter, the Company Board may elect among two or more options as to how the Inter-Group Interest is to be treated or adjusted.

  Notwithstanding the foregoing, but subject to the rights of the Shareholder Representative as set forth in Article IV, all determinations regarding the issuance of shares of LMG Common Stock, including, for the avoidance of doubt, additional shares of LMG Series C Stock, will be exclusively made by the Company Board and not by the LMG Committee.

          (c)   If any action or transaction constitutes an LMG Committee Review Transaction, the Company Board shall instruct the Secretary of the Company to call a meeting of the LMG Committee to be held not later than two (2) Business Days after the Company Board meeting at which such matter was considered.

          (d)   The quorum for a meeting of the LMG Committee is the presence, whether physically or by electronic means, of at least two LMG Committee Members (one of whom must be the Shareholder Director); provided that, in the event the Shareholder Director does not attend a meeting scheduled in accordance with Section 3.5(c), the requirement that the Shareholder Director attend such meeting for purposes of establishing a quorum will not be applicable with respect to the adjourned and rescheduled LMG Committee meeting (a "Rescheduled Meeting") in the event that such Shareholder Director does not attend such Rescheduled Meeting. Each Rescheduled Meeting shall be scheduled on two (2) Business Days' notice provided to each member of the LMG Committee and shall be held no later than four (4) Business Days after the date of an adjourned meeting. Each LMG Committee Member is entitled to one vote on any matter requiring approval pursuant to Section 3.5(b) and all such matters requiring approval shall be decided by a simple majority of the votes cast at such meeting.

          (e)   The LMG Committee Members may pass a resolution without a meeting of the LMG Committee being held if all the LMG Committee Members sign, or indicate their approval of, a document containing a statement that they are in favor of the resolution set out in the document. The document may be in counterparts, signed or approved by one or more LMG Committee Members, and may be circulated by fax or email (and other electronic means).

          (f)    To the extent an LMG Committee Review Transaction is approved at a meeting of the LMG Committee, the LMG Committee Review Transaction shall be submitted for approval, if necessary under applicable Delaware law and the Company's Restated Charter or Bylaws, to the Company Board (or the Executive Committee thereof) for approval. If any LMG Committee Review Transaction is not approved by the LMG Committee, the LMG Committee shall meet with the senior management of the Company to attempt to resolve in good faith any issues the LMG Committee may have with respect to any such LMG Committee Review Transaction and subsequent to such meeting the action or transaction shall be presented again to the LMG Committee for approval with such changes, if applicable, as senior management of the Company may determine following consultation with the LMG Committee; provided, however, that unless and until an LMG Committee Review Transaction is approved by the LMG Committee, such action or transaction will not be consummated.

          (g)   The Company will cause any Replacement appointed to the Company Board pursuant to and in accordance with Section 3.4 to be appointed to the LMG Committee.

          (h)   The LMG Committee shall be automatically terminated without any further action by the Company or the Company Board upon the Expiration Date.

ARTICLE IV.
POWERS OF ATTORNEY; SHAREHOLDER REPRESENTATIVE

        Section 4.1    Powers of Attorney.

          (a)   Effective as of the date of this Agreement and for all purposes of this Agreement, each Shareholder irrevocably constitutes and appoints the Person deemed to be the Shareholder Representative, as such Shareholder's, and such Shareholder's transferees (to the extent such transferees are members of the same Shareholder Group or agree to be bound hereby), heirs', successors' and assigns', true and lawful agent, proxy and attorney-in-fact and agent and authorizes the Shareholder Representative acting for such Shareholder and in such Shareholder's name, place and stead, in any and all capacities the exclusive authority to do and perform every act and thing required or permitted to be done by such Shareholder or Shareholder Representative hereunder or otherwise in connection with this Agreement and transactions contemplated by this Agreement, as fully to all intents and purposes as such Person might or could do itself, including (all of which actions shall be deemed to be facts ascertainable outside of this Agreement and shall be binding on such Shareholders as a matter of contract law):

              (i)  amending or waiving any provision of this Agreement or any breach of this Agreement by the Company;

             (ii)  delivering and receiving all notices required to be delivered to and by such Shareholder under this Agreement;

            (iii)  taking any and all action on behalf of such Shareholder from time to time as the Shareholder Representative may deem necessary or desirable to defend, pursue, resolve or settle disputes or claims under this Agreement;

            (iv)  consenting on behalf of such Shareholder with respect to matters under this Agreement or the transactions contemplated hereby; and

             (v)  pursuing claims or other causes of action that may arise in favor of such Shareholder in connection with the transactions contemplated by this Agreement.

          (b)   Each Shareholder agrees that each such proxy, power of attorney, and agency granted in Section 4.1(a), are coupled with an interest and are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, or bankruptcy of such Shareholder (and shall be binding against such Shareholder's transferees (to the extent such transferees are members of the same Shareholder Group or agree to be bound hereby), heirs, successors and assigns). Each Shareholder acknowledges that the Person deemed to be the Shareholder Representative may change from time to time in accordance with the provisions of this Agreement. Each Shareholder shall be deemed to have waived any and all defenses that may be available to contest, negate or disaffirm the action of the Shareholder Representative taken in good faith under this Agreement. Notwithstanding the power of attorney granted in this Article IV, no agreement, instrument, acknowledgement or other act or document shall be ineffective as to any Shareholder solely by reason of such Shareholder (instead of Shareholder Representative) having signed or given the same directly.

          (c)   No Shareholder Representative shall have by reason of this Agreement a fiduciary relationship in respect of any Shareholder except in respect of amounts, if any, received on behalf of such Shareholder. The obligations of the Shareholder Representative hereunder are only those expressly set forth herein, and no implied duties or obligations shall be read into this Agreement against the Shareholder Representative. The Parties confirm their understanding that the Shareholder Representative is also a Shareholder, and that it shall have the same rights and powers under this Agreement as any other Shareholder and may exercise or refrain from exercising the same as though it were not the Shareholder Representative. The Shareholder Representative shall not be liable to any Shareholder for, and each Shareholder shall indemnify the Shareholder Representative (on a pro rata basis in accordance with the number of Shares Beneficially Owned by each Shareholder at any applicable time) for any Damages resulting from, any action taken or omitted hereunder or under any other document or instrument contemplated hereby except that the Shareholder Representative shall not be relieved of any Damages imposed by Law for gross negligence or willful misconduct. The Shareholder Representative shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement. The Shareholder Representative (solely in its capacity as such) shall not be liable to the Company for any Damages of any kind or nature that may be incurred, paid or suffered by the Company or that are otherwise attributable to any act, or failure to act, by the Shareholder Representative under this Agreement (other than any act, or failure to act, constituting actual fraud), and no action or failure to act by any individual Shareholder shall be imputed to the Shareholder Representative.

          (d)   The Shareholder Representative shall have no authority or power to act on behalf of the Company or incur expenses on behalf of the Company. Any out-of-pocket costs and expenses incurred by the Shareholder Representative in connection with actions taken by the Shareholder Representative pursuant to the terms of this Agreement including the hiring of legal counsel and the incurring of legal fees and costs shall be paid or reimbursed by the Shareholders (and shall not be deemed expenses of the Company); provided, however, that, the Shareholder Representative shall not receive any compensation in excess of such reimbursement for performing its duties as the Shareholder Representative under this Agreement.

          (e)   Each Shareholder acknowledges and agrees that, upon (i) the bankruptcy or similar incapacity of a Shareholder Representative, (ii) the resignation of any Shareholder Representative for any reason (provided that the initial Shareholder Representative shall not be permitted to resign until the earlier of (A) [        ]4 or (B) such time as it ceases to Beneficially Own the greatest number of Shares), or (iii) with respect to each Shareholder Representative other than the initial Shareholder Representative, the then-Shareholder Representative ceasing to Beneficially Own the

4
To be the date that is one year plus 90 days from the Closing Date.

  greatest number of Shares, any such other Shareholder Beneficially Owning the greatest number of Shares at such applicable time, shall immediately be deemed the Shareholder Representative for all purposes of this Agreement.

        Section 4.2    Company Reliance; Shareholder Acceptance.

          (a)   Each Shareholder shall be bound by all actions taken and documents executed by the Shareholder Representative pursuant to its powers set forth in this Article IV. The Company shall be entitled to rely on the full power and authority of the Shareholder Representative to act hereunder and under any Exhibit or Schedule hereto on behalf of such Shareholder and shall not be liable in any way whatsoever for any action the Company takes or omits to take in reliance upon such Shareholder Representative's power and authority.

          (b)   By executing this Agreement, each Shareholder acknowledges that such Shareholder may be deemed the Shareholder Representative at any time and agrees to the provisions set forth in this Article IV.

        Section 4.3    Shareholder Representative Veto Right; Prohibition.

          (a)   The Company shall not, and shall not enter into any commitment to, take any of the following actions or transactions without first complying with the provisions of this Section 4.3:

              (i)  create any other class of Capital Stock of the Company which tracks the economic performance of Delta Topco or Formula One, or take any other corporate or stockholder action in relation to LMG Series C Stock, or in relation to any other series of LMG Common Stock, which has an objectively adverse impact on the Shareholders as compared to the impact on other holders of LMG Series C Stock (other than with respect to the special rights granted in this Agreement); or

             (ii)  issue any shares of any series of LMG Common Stock or other equity instruments relating to LMG Common Stock (including Convertible Securities) except to raise cash at then-prevailing market prices to support the business of Delta Topco or Formula One or to fund any Repurchase Offer, provided that, notwithstanding the foregoing clauses (i) and (ii) the Company may, without first complying with the provisions of this Section 4.3:

              (A)  issue shares of LMG Common Stock pursuant to and in accordance with the Transaction Documents (as defined in the Second Purchase Agreement);

              (B)  create in favor of the Braves Group, the SiriusXM Group, or any other tracking stock group of the Company hereafter established an Inter-Group Interest in the Media Group in accordance with the Company's Restated Charter, and sell, distribute or otherwise dispose of shares of LMG Common Stock (or Convertible Securities relating to LMG Common Stock) to holders of LMG Common Stock in connection therewith;

              (C)  issue shares of any series of LMG Common Stock (or Convertible Securities relating to LMG Common Stock) in a transaction that affords proportional treatment to the then current holders of LMG Common Stock and enables such stockholders to remain economically whole after giving effect to the issuance (including for the avoidance of doubt the issuance of any subscription rights pursuant to a pro rata distribution to holders of LMG Common Stock and any shares issued upon the exercise thereof);

              (D)  grant to any employees, directors or consultants of the Company or its Affiliates equity incentive awards relating to, or whose value is derived from, shares of LMG Common Stock in accordance with the Company's equity compensation policies, to the extent in effect at the relevant time of issuance; and

              (E)  issue shares of any series of LMG Common Stock pursuant to any Convertible Securities relating to the LMG Common Stock outstanding on the date hereof, including, for the avoidance of doubt, the Notes.

          (b)   The Company Board shall promptly deliver written notice (the "Company Board Notice") to the Shareholder Representative upon any approval or recommendation by the Company Board for the Company to enter into, or commit to enter into, any of the actions or transactions set forth in Section 4.3(a)(i) or Section 4.3(a)(ii). The Company agrees not to take any action or transaction set forth in Section 4.3(a)(i) or Section 4.3(a)(ii), if, and only if, the Shareholder Representative, within five (5) Business Days of the delivery of such Company Board Notice, delivers written notice (a "Shareholder Representative Veto Notice") to the Company that such Shareholder Representative does not consent to any such action or transaction (the "Shareholder Representative Veto Right"). If no Shareholder Representative Veto Notice is delivered by the Shareholder Representative in compliance with this Section 4.3(b) the Shareholder Representative shall be deemed to have irrevocably consented to the actions or transactions set forth in the applicable Company Board Notice and the Company may proceed with such action or transaction.

          (c)   The Shareholder Representative Veto Right and this Section 4.3 shall be effective from the date of this Agreement until the Termination Date.

          (d)   The Company shall not combine the Media Group with any other tracking stock group of the Company prior to the Expiration Date; provided, however, that notwithstanding the foregoing, the Company will be entitled to combine the Media Group with any other tracking stock group of the Company in the event of any changes in tax Laws, regulations, guidance or interpretation that are reasonably likely, in the Company's good faith judgment, to result in unfavorable tax treatment to the Company or its shareholders.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

        Section 5.1    Representations and warranties of the Company.    The Company hereby represents and warrants to the Shareholders that:

          (a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (b)   The Company has requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company has been duly and validly authorized by all necessary corporate action and no other corporate action or proceeding on the part of the Company is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by each Shareholder, constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

          (c)   The execution and delivery of this Agreement by the Company does not, and the performance of the Company's obligations hereunder will not, (i) conflict with or violate any provision of the Company's Restated Charter or Bylaws or (ii) conflict with or violate any Law applicable to the Company.

        Section 5.2    Representations and warranties of the Shareholders.    Each Shareholder hereby represents and warrants to the Company that:

          (a)   The Shareholder (if not a natural person) is a corporation, limited partnership, or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

          (b)   The Shareholder has requisite corporate or other organizational power (if not a natural person) and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Shareholder has been duly and validly authorized by all necessary corporate or other organizational action (if not a natural person), and no other corporate or other organizational proceeding on the part of the Shareholder is necessary to authorize this Agreement. This Agreement has been duly executed and delivered by the Shareholder and, assuming due authorization, execution and delivery by the Company, constitutes a legally valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar Laws relating to or affecting the rights and remedies of creditors and by general principles of equity regardless of whether enforcement is considered in a proceeding in equity or at Law.

          (c)   The execution and delivery of this Agreement by the Shareholder does not, and the performance of such Shareholder's obligations hereunder will not, (i) conflict with or violate any provision of the Shareholder's charter documents or (ii) conflict with or violate any Law applicable to the Shareholder.

ARTICLE VI.
TERMINATION

        Section 6.1    Termination.    Subject to Section 6.2 and other than the termination provisions applicable to particular Sections of this Agreement that are specifically provided elsewhere in this Agreement, this Agreement may only be terminated upon the occurrence of any of the following:

          (a)   upon the mutual written agreement of the Company and the Shareholder Representative (acting on behalf of all the Shareholders);

          (b)   by the Shareholder Representative upon a material breach by the Company of any of the Company's representations, warranties, covenants or agreements contained herein and such breach (other than a breach which cannot be cured) shall not have been cured within thirty (30) days after written notice thereof shall have been received by the Company;

          (c)   with respect to any Shareholder only (and not with respect to any other Shareholder), by the Company upon a material breach by such Shareholder of any of the Shareholder's representations, warranties, covenants or agreements contained herein and such breach (other than a breach which cannot be cured) shall not have been cured within thirty (30) days after written notice thereof shall have been received by such Shareholder; or

          (d)   the latest of (i) the Expiration Date, (ii) the date on which there cease to be outstanding any Registrable Securities and (iii) the expiration of the Repurchase Offer Period.

        Section 6.2    Effect of Termination; Survival.    In the event of any termination of this Agreement pursuant to Section 6.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party hereto; provided, however, that nothing contained in this Agreement (including this Section 6.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or occurring prior to such termination. Upon the termination of this Agreement in accordance with Section 6.1, this

Agreement shall thereafter be null and void, except that, in the event that such termination occurs in accordance with:

          (a)   Section 6.1(b), then Section 1.1, Section 1.3(b), Article II, Article III, Section 4.1, Section 4.2 and Article VII shall survive any such termination in accordance with their respective terms;

          (b)   Section 6.1(c), then Section 1.3(b), Section 4.1, Section 4.2 and Article VII shall survive any such termination in accordance with their respective terms; or

          (c)   Section 6.1(d), then Section 1.3(b), Article II, Section 4.1, Section 4.2 and Article VII shall survive any such termination in accordance with their respective terms.

ARTICLE VII.
GENERAL PROVISIONS

        Section 7.1    Confidential Information.    Each Shareholder will hold, and cause its Shareholder Affiliates and each will use commercially reasonable efforts to cause their respective Representatives to hold, in strict confidence, and will not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, "Confidential Information") concerning the Company and its Subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by a Shareholder or its Shareholder Affiliates on a non-confidential basis, (ii) in the public domain through no fault of the Shareholder or its Shareholder Affiliates or (iii) later lawfully acquired from other sources by the party (which includes such party's Affiliates) to which it was furnished, and (b) the Confidential Information may be disclosed (i) to each Shareholder or its Shareholder Affiliates (including, for the avoidance of doubt, for so long as CVC Fund IV or its Shareholder Affiliates remain a Shareholder, CVC Capital Partners Limited and its Affiliates and CVC Capital Partners SICAV-FIS S.A. and its Subsidiaries) and its and their respective officers, directors, employees, partners, accountants, lawyers and other professional advisors for use relating solely to management of the investment or administrative purposes with respect to such Shareholder or Shareholder Affiliate thereof or any offering of Shares under Article II or (ii) to each Shareholder's or its Affiliate's direct or indirect partners, members or investors, or potential partners, members or investors and their respective advisors, or to potential transferees with respect to the Shares, provided that such Shareholder or such applicable Affiliate informs such Person that such information is confidential and directs such Person to use such information only for purpose of assisting in determining whether to invest in, or monitoring, modifying or exiting its investment in, the Company (or a Shareholder, Affiliate of a Shareholder or a direct or indirect owner of a Shareholder). If disclosure is required by judicial or administrative process or by any other requirement of Law, the Shareholder will provide the Company with prompt written notice, together with a copy of any material proposed to be disclosed, so that the Company may seek an appropriate protective order or other appropriate relief (and such Shareholder shall use commercially reasonable efforts to cooperate with the Company, at the Company's expense, to obtain such order or relief) or, if the Company so elects, waive compliance with the provisions of this Section 7.1. Each Shareholder acknowledges that such Confidential Information may include material non-public information relating to the Company and such Shareholder agrees not to, and to cause its Shareholder Affiliates and any recipient of Confidential Information pursuant to this Section 7.1 not to, trade or effect other transactions in the securities of the Company in violation of the Securities Act or other applicable Law.

        Section 7.2    Fees and Expenses.    Except as otherwise expressly provided herein or in the Purchase Agreements, all expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.

        Section 7.3    Notices.    Any notices or other communications required or permitted under, or otherwise in connection with this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon transmission by electronic mail or facsimile transmission as evidenced by confirmation of transmission to the sender (but only if followed by transmittal of a copy thereof by (i) national overnight courier or (ii) hand delivery with receipt, in each case, for delivery by the second (2nd) Business Day following such electronic mail or facsimile transmission), (c) on receipt after dispatch by registered or certified mail, postage prepaid and addressed, or (d) on the next Business Day if transmitted by national overnight courier, in each case as follows:

        If to the Company, the Company Board or any LMG Committee Member, addressed to it at:

Liberty Media Corporation 12300 Liberty Boulevard Englewood, CO 80112
Facsimile:	(720) 875-5401
Attention:	Richard N. Baer
E-Mail:	legalnotices@libertymedia.com

          with a copy to:

Baker Botts L.L.P. 30 Rockefeller Plaza New York, New York 10112
Facsimile:	(212) 259-2500
Attention:	Frederick H. McGrath Renee L. Wilm
E-mail:	frederick.mcgrath@bakerbotts.com renee.wilm@bakerbotts.com

        If to a Shareholder or to the Shareholder Representative, addressed to it at the contact information provided for such Shareholder in Schedule A, with a copy to:

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153
Facsimile:	(212) 310-8007
Attention:	Michael E. Lubowitz Jackie Cohen
E-mail:	michael.lubowitz@weil.com jackie.cohen@weil.com
Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HT
Facsimile:	+44 20 7832 7001
Attention:	Charles Hayes Valerie F. Jacob
E-mail:	charles.hayes@freshfields.com valerie.jacob@freshfields.com

        Section 7.4    Definitions.    For purposes of this Agreement, the term:

          "Additional Cash Raising" has the meaning set forth in the Second Purchase Agreement and including the sale of Shares of LMG Series C Stock to any Team prior to the Closing to the extent not part of an Additional Cash Raising.

          "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so affiliated to the specified Person. For purposes of this definition, (i) "control" (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, (ii) natural persons shall not be deemed to be Affiliates of each other, (iii) no member of a Shareholder Group shall be deemed to be an Affiliate of any other Shareholder Group or such other Shareholder Group's members, unless they otherwise fall within the meaning of "Affiliate" hereunder, (iv) the Company and its Subsidiaries will not be deemed to be an Affiliate of any Shareholder Group, (v) for the avoidance of doubt, none of Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty TripAdvisor Holdings, Inc., Liberty Expedia Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc shall be deemed to be an Affiliate of the Company, and (vi) with regard to any Shareholder that is a fund or partnership (or nominee for a fund or partnership), any entity, fund or partnership (or nominee for a fund or partnership) that is, directly or indirectly, under the same ultimate control (including control through advisory arrangements) as such Shareholder shall be deemed to be an Affiliate of such Shareholder, excluding any portfolio companies of such entities, funds or partnerships) (for the avoidance of doubt, where such Shareholder is a fund or limited partnership advised by affiliates of CVC Capital Partners Limited, the term "Affiliate" shall be deemed to include any other funds or limited partnerships advised by affiliates of CVC Capital Partners Limited but excludes (i) CVC Credit Partners Group Holding Foundation and each of its direct and indirect subsidiary undertakings and (ii) any investors in any such funds or limited partnerships advised by affiliates of CVC Capital Partners Limited);

          "Aggregate Consideration Value" means the sum of (i) the Cash Component Minimum, (ii) the Net Additional Cash Raise Amount, if any, (iii) the Aggregate Note Principal, (iv) the Share Value, and (v) the aggregate amount of any Indian Race Fees paid on or prior to the Closing Date to Sellers.

          "Aggregate Note Principal" has the meaning set forth in the Second Purchase Agreement.

          "Agreement" has the meaning set forth in the preamble to this Agreement.

          "ASR Eligible" means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in General Instruction I.D. to Form S-3.

          "ASRS" means an "automatic shelf registration statement" as defined in Rule 405 promulgated under the Securities Act.

          "Beneficial Ownership" and related terms such as "Beneficially Owned" or "Beneficial Owner" have the meaning given such terms in Rule 13d-3 under the Exchange Act and a Person's Beneficial Ownership of Capital Stock shall be calculated in accordance with the provisions of such Rule (including for the avoidance of doubt taking into account any Person who would constitute a "group" with such first Person pursuant to Rule 13d-3, including all Persons constituting any particular Shareholder Group) (for the avoidance of doubt, the Shareholders collectively shall not be deemed to be a "group" for any purposes of this Agreement).

          "Braves Group" has the meaning set forth in the Company's Restated Charter.

          "Business Day" means any day other than a day on which the SEC is closed.

          "Buyer" has the meaning set forth in the recitals to this Agreement.

          "Capital Stock" means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.

          "Cash Component" has the meaning set forth in the recitals to this Agreement.

          "Cash Component Maximum" means $2,100,000,000.

          "Cash Component Minimum" means $1,100,000,000.

          "Closing" means the closing of all of the transactions contemplated by the Second Purchase Agreement.

          "Closing Date" means the date of the Closing.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Block Trade Notice" has the meaning set forth in Section 2.1(f) of this Agreement.

          "Company Board" means the Company's Board of Directors.

          "Company Board Notice" has the meaning set forth in Section 4.3(b) of this Agreement.

          "Company Registration Rights Indemnitee" has the meaning set forth in Section 2.8(a)(ii) of this Agreement.

          "Confidential Information" has the meaning set forth in Section 7.1 of this Agreement.

          "Contested Claim" has the meaning set forth in Section 2.8(d)(ii) of this Agreement.

          "controlling person" has the meaning set forth in Section 2.8(a)(i) of this Agreement.

          "Convertible Securities" means (i) any securities of a Person that are convertible into or exercisable or exchangeable for any shares of any class or series of Capital Stock of such Person or any other Person, whether upon conversion, exercise, or exchange, pursuant to antidilution provisions of such securities or otherwise, and (ii) any subscriptions, options, rights, warrants or calls (or any similar securities) or agreements or arrangements of any character, in each case to acquire any class or series of Capital Stock.

          "Damages" means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable out-of-pocket expenses incurred or paid, including reasonable attorneys' fees, costs of investigation or settlement, other professionals' and experts' fees, court or arbitration costs, but specifically excluding consequential damages, lost profits and indirect damages and punitive damages, exemplary damages and any taxes incurred as a result of any recovery received.

          "Delaware Courts" has the meaning set forth in Section 7.13 of this Agreement.

          "Delta Topco" has the meaning set forth in the recitals to this Agreement.

          "Demand Registration" has the meaning set forth in Section 2.1(a) of this Agreement.

          "Demand Registration Request" has the meaning set forth in Section 2.1(a) of this Agreement.

          "Director" means a director of the Company.

          "Disclosure Package" means, with respect to any offering of Registrable Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

          "Effectiveness Period" has the meaning set forth in Section 2.6 of this Agreement.

          "Election Meeting" has the meaning set forth in Section 3.2 of this Agreement.

          "Eligible Shareholder" means any Shareholder Group that at the time of making any Repurchase Offer collectively Beneficially Owns Shares issued to such Shareholder Group at Closing, provided that all communications with (and by or on behalf of) such Shareholder Group under Article I shall be made by and through the member of such Shareholder Group Beneficially Owning the largest number of Shares at the time of the making of any such Repurchase Offer on behalf of the entire Shareholder Group.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Exchangeable Component" has the meaning set forth in the recitals to this Agreement.

          "Expiration Date" means the 30[ib]-month anniversary of the date hereof.

          "FINRA" means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.

          "First Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

          "Formula One" means Delta Topco and each Delta Topco Subsidiary.

          "Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.

          "Governmental Authority" means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, provided that such term shall not include any stock exchange.

          "Group" means the Braves Group, the Media Group or the SiriusXM Group, as the case may be.

          "Indian Race Fees" has the meaning set forth in the Second Purchase Agreement.

          "Inter-Group Interest" has the meaning set forth in the Company's Restated Charter.

          "Inter-Group Policies" has the meaning set forth in Section 3.5(b)(i)(A) of this Agreement.

          "issuer free writing prospectus" has the meaning set forth in Section 2.9 of this Agreement.

          "Joinder Agreement" has the meaning set forth in Section 1.2(b) of this Agreement.

          "Law" means any applicable law, statute, constitution, principal of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

          "LMG Committee" has the meaning set forth in Section 3.5(a) of this Agreement.

          "LMG Committee Member" has the meaning set forth in Section 3.5(a) of this Agreement.

          "LMG Committee Review Transaction" has the meaning set forth in Section 3.5(b) of this Agreement.

          "LMG Common Stock" means the LMG Series A Stock, the LMG Series B Stock and/or the LMG Series C Stock, as applicable, and any other series of common stock of the Media Group now existing or created following the date hereof.

          "LMG Equity Offering" means the issuance and sale of shares of any series of LMG Common Stock to third parties (whether in a private sale or public offering) subsequent to the Closing Date for cash consideration (which, for the avoidance of doubt, shall exclude any cash issued in lieu of fractional shares in connection with a dividend or distribution of shares of LMG Common Stock to any stockholders of the Company); provided, that, an LMG Equity Offering shall not include any issuance of any such shares made in connection with (i) any merger, business combination or other acquisition, (ii) any rights offering, exchange offer or the exercise, conversion or exchange of any Convertible Security (including, for the avoidance of doubt, any equity incentive awards) outstanding as of the date of this Agreement or granted hereafter (to the extent any such grant is permitted by this Agreement) or (iii) the issuance of any hybrid debt or equity interests (e.g., notes convertible into any series of LMG Common Stock).

          "LMG Expense Cap" means $7,000,000.

          "LMG Series A Stock" means Series A Liberty Media common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series A Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

          "LMG Series B Stock" means Series B Liberty Media common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series B Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

          "LMG Series C Stock" means Series C Liberty Media common stock, par value $0.01 per share, of the Company, as constituted on the date of this Agreement, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series C Stock may thereafter be changed (whether as a result of a recapitalization, reorganization, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event).

          "Management Equity Plan" has the meaning set forth in the Second Purchase Agreement.

          "Management Escrow Agent" has the meaning set forth in the Second Purchase Agreement.

          "Management Exercise Process" has the meaning set forth in the Second Purchase Agreement.

          "Management Option Loan Notes" has the meaning set forth in the Second Purchase Agreement.

          "Management Option Shares" has the meaning set forth in the Second Purchase Agreement.

          "Market Sale" has the meaning set forth in Section 1.2(c) of this Agreement.

          "Market Sale Notice" has the meaning set forth in Section 1.2(c)(i) of this Agreement.

          "Media Group" has the meaning set forth in the Company's Restated Charter, as such group may be renamed in connection with the Closing.

          "Nasdaq" means The Nasdaq Stock Market, and references thereto shall be deemed to include any other public stock market on which Company may be listed (including, as applicable, for purposes of reference to the rules and regulations thereof).

          "Net Additional Cash Raise Amount" has the meaning set forth in the Second Purchase Agreement.

          "Net Proceeds" means the cash proceeds received by the Company with respect to each LMG Equity Offering, less all fees, costs and expenses related to each such LMG Equity Offering, including underwriter or placement agent fees and expenses, registration and selling expenses, fees and expenses of counsel, printing and any other costs and expenses related to such LMG Equity Offering.

          "Nominating and Corporate Governance Committee" means the Nominating and Corporate Governance Committee of the Company.

          "Note Instrument" means that certain instrument setting forth the terms of the Exchangeable Component.

          "Notes" has the meaning set forth in the Note Instrument.

          "Notice of Reg Rights Claim" has the meaning set forth in Section 2.8(b)(i) of this Agreement.

          "Offer Notice" has the meaning set forth in Section 1.2(c)(ii) of this Agreement.

          "Offer Price" has the meaning set forth in Section 1.1(b) of this Agreement.

          "Own" means (i) unencumbered economic ownership by a Shareholder (free from hedge or pledge arrangements relating to such Shares to the extent such hedge or pledge arrangements deprive the Shareholder any rights of economic ownership of such Shares) and (ii) the sole right to vote by such Shareholder (or provide its consent hereunder in respect thereof) with respect to such Shares including with respect to the exercise of the Shareholder Representative Veto Right.

          "Participating Holder" shall have the meaning set forth in Section 2.1(e) of this Agreement.

          "Party" and "Parties" have the meanings set forth in the preamble to this Agreement.

          "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

          "Primary Registration Statement" has the meaning set forth in Section 2.2(a) of this Agreement.

          "Prospectus" means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference into such Prospectus.

          "Public Offering" means an underwritten public offering of LMG Series C Stock pursuant to an effective registration statement under the Securities Act, other than (i) pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act or (ii) in connection with an offering of subscription rights.

          "Purchase Agreements" has the meaning set forth in the recitals to this Agreement.

          "Reg Rights Claim" has the meaning set forth in Section 2.8(b)(i) of this Agreement.

          "Reg Rights Indemnified Person" has the meaning set forth in Section 2.8(b)(i) of this Agreement.

          "Reg Rights Indemnifying Person" has the meaning set forth in Section 2.8(b)(i) of this Agreement.

          "Registrable Securities" means the Shares issued or that may be issued to each Shareholder (i) pursuant to the Second Purchase Agreement or (ii) in exchange for any Note (in each case as adjusted for stock splits, combinations, recapitalizations, exchange or readjustment of such shares after the date hereof); provided that any such shares will cease to be Registrable Securities when (x) they are sold pursuant to a Registration Statement (including a Primary Registration Statement or a Secondary Registration Statement), (y) such Shares are sold pursuant to Rule 144 (or any similar provisions then in force) or, with respect to Beneficial Owners of less than 5% of Shares then outstanding, may be sold in a single transaction or series of transactions without volume, manner of sale or other limitations under Rule 144 (or any similar provisions then in force) or (z) such Shares are otherwise Transferred, assigned, sold, conveyed or otherwise disposed of to any Person without the prior written consent of the Company (other than Transfers to (A) a Shareholder Affiliate of such Transferring Shareholder or (B) another Shareholder, in either which case such Transferred Registrable Securities held by a Shareholder Affiliate or Shareholder, as the case may be, will not cease to be Registrable Securities by reason of the fact that such securities shall have been Transferred; provided that, in the case of Transfers to a Shareholder Affiliate, for so long as such Registrable Securities continue to be held by any Shareholder Affiliate of the Transferring Shareholder and each Transferee Shareholder Affiliate agrees to be subject to the terms and conditions of this Agreement).

          "Registration Expenses" means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company's independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or "blue sky" Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent's and registrar's fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company's internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on Nasdaq, the New York Stock Exchange or each U.S. or non-U.S. securities exchange on which the Company's LMG Series C Stock is then listed, roadshow expenses, all other expenses incident to the registration of the Registrable Securities and all reasonable fees and disbursements of one counsel to the Shareholders selected by the Shareholder Group Beneficially Owning the largest amount of Registrable Securities included in any registration; provided, that the term "Registration Expenses" does not include, and the Company shall not be responsible for, Selling Expenses.

          "Registration Rights Indemnitee" has the meaning set forth in Section 2.8(a)(i) of this Agreement.

          "Registration Statement" means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

          "Relevant Proportion" is the proportion that (x) the sum of the (i) Aggregate Note Principal and (ii) the Share Value bears to (y) the Aggregate Consideration Value received by the Sellers at Closing pursuant to the Second Purchase Agreement.

          "Replacement" has the meaning set forth in Section 3.4(a) of this Agreement. At such time as a Replacement is elected, under the terms of this Agreement, to serve as a Director, such Replacement shall be deemed the Shareholder Director for purposes of this Agreement.

          "Representative Period" has the meaning set forth in Section 2.1(a) of this Agreement.

          "Representatives" means, with respect to a Person, such Person's officers, managers, directors, general partner and employees, and, to the extent authorized to act on behalf of such Person, such Person's outside counsel, accountants, consultants or financial advisors or other Persons so acting.

          "Repurchase Offer" has the meaning set forth in Section 1.1(a) of this Agreement.

          "Repurchase Offer Exercise Date" has the meaning set forth in Section 1.1(b) of this Agreement.

          "Repurchase Offer Exercise Notice" has the meaning set forth in Section 1.1(c) of this Agreement.

          "Repurchase Offer Notice" has the meaning set forth in Section 1.1(b) of this Agreement.

          "Repurchase Offer Amount" means the aggregate value of Repurchase Offers made during the Repurchase Offer Period; provided, that for the avoidance of doubt such amount shall include the aggregate amount of Repurchase Offers made during the Repurchase Offer Period regardless of whether such Repurchase Offers are accepted.

          "Repurchase Offer Period" means the period beginning on the Closing Date and ending on the earlier of (x) the 24-month anniversary of the Closing Date and (y) such time as the Repurchase Offer Amount equals an amount equal to the Cash Component Maximum less the Cash Component.

          "Requesting Shareholder" has the meaning set forth in Section 2.1(a) of this Agreement.

          "Requesting Third Party Shareholders" has the meaning set forth in Section 2.2(b) of this Agreement.

          "Resale Shelf Registration Statement" has the meaning set forth in Section 2.1(a) of this Agreement.

          "Rescheduled Meeting" has the meaning set forth in Section 3.5(d) of this Agreement.

          "Restated Charter" means the Company's Restated Certificate of Incorporation, as may be amended from time to time.

          "Restricted Period" means the ninety (90) calendar day period commencing on the Closing Date.

          "Restricted Stock" has the meaning set forth in Section 2.5(b) of this Agreement.

          "ROFO Price" has the meaning set forth in Section 1.2(c)(ii) of this Agreement.

          "Rule 144" means Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act.

          "Sale Securities" has the meaning set forth in the Second Purchase Agreement.

          "SEC" means the United States Securities and Exchange Commission.

          "Secretary" means the current Secretary of the Company.

          "Second Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

          "Secondary Registration Statement" has the meaning set forth in Section 2.2(b) of this Agreement.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

          "Sellers" has the meaning set forth in the Second Purchase Agreement.

          "Selling Expenses" means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

          "settlement" and "settle" have the meanings set forth in Section 2.8(c)(iv) of this Agreement.

          "Shareholder" has the meaning set forth in the preamble to this Agreement.

          "Shareholder Affiliate" means with respect to any Shareholder each Affiliate of such Shareholder, until such time as such Person is not an Affiliate of the Shareholder.

          "Shareholder Director" has the meaning set forth in Section 3.1(a) of this Agreement.

          "Shareholder Group" means a Shareholder and any of its Shareholder Affiliates that Beneficially Owns Shares.

          "Shareholder Representative" means the Shareholder Group that Beneficially Owns the greatest number of Shares at Closing; provided, that if at any time such Shareholder Group does not Beneficially Own any Shares or Notes, then following such time the Shareholder Representative shall be the Shareholder Group that, from time to time, Beneficially Owns the greatest number of Shares. The Shareholder Representative at any time may, in its sole discretion (but subject to Section 4.1(e), resign from such position, by executing an instrument in writing, in which case the Shareholder Group that Beneficially Owns the next greatest number of Shares shall become the Shareholder Representative at such time.

          "Shareholder Representative Veto Notice" has the meaning set forth in Section 4.3(b) of this Agreement.

          "Shareholder Representative Veto Right" has the meaning set forth in Section 4.3(b) of this Agreement.

          "Shares" means the shares of the Company's LMG Series C Stock received in the transactions contemplated by the Purchase Agreements and the Note Instrument. For the avoidance of doubt, unless stated otherwise in this Agreement, (i) any shares of LMG Series C Stock received by a Shareholder (A) exercising its right to exchange Notes for such shares or (B) with respect to its Shares, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization shall in each case be deemed to be "Shares," and (ii) any other shares of LMG Series C Stock regardless of when, how or from whom acquired by a Shareholder (except to the extent acquired from its Shareholder Affiliates and/or from another Shareholder Group) shall in each case be deemed not to be "Shares".

          "Share Value" means (i) the total number of Shares delivered to a Seller at Closing, multiplied by (ii) the closing price per Share of LMG Series C Stock on the Closing Date.

          "Shelf Registration Statement" has the meaning set forth in Section 2.1(f) of this Agreement.

          "SiriusXM Group" has the meaning set forth in the Company's Restated Charter.

          "Subsidiary" when used with respect to any Person, means (i)(A) a corporation a majority in voting power of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person and/or by one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has or have (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of 50% or more of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

          "Suspension Period" has the meaning set forth in Section 2.4 of this Agreement.

          "Team" means one or more teams that compete in events sponsored by Delta Topco and entities affiliated therewith or related thereto.

          "Termination Date" means the first to occur of (i) the Expiration Date and (ii) the Veto Right Termination Date.

          "Third-Party Reg Rights Claim" means a Claim brought by a third-party against any Company Registration Rights Indemnitee or any Registration Rights Indemnitee, pursuant to which such Party could be indemnified by the Reg Rights Indemnifying Person under Section 2.8.

          "Trading Day" means (i) with respect to the LMG Series C Stock, any day (A) other than a Saturday, a Sunday, a day on which Nasdaq is not open for business, or a day on which Nasdaq is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (B) during which trading of the LMG Series C Stock on Nasdaq has not been suspended for more than ninety (90) minutes, and (ii) with respect to any other security, any day (A) other than a Saturday, a Sunday, a day on which the public stock market on which such security is traded is not open for business, or a day on which such public stock market is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (B) during which trading of such security on such public stock market has not been suspended for more than ninety (90) minutes.

          "Transaction Documents" has the meaning set forth in the Second Purchase Agreement.

          "Transaction Shelf Registration Statement" shall have the meaning set forth in Section 2.1(c) of this Agreement.

          "Transfer" by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any LMG Series C Stock Beneficially Owned by such Person or of any interest in any LMG Series C Stock Beneficially Owned by such Person.

          "Underwriter Cutback" shall have the meaning set forth in Section 2.1(e) of this Agreement.

          "Underwritten Block Trade" shall have the meaning set forth in Section 2.1(f) of this Agreement.

          "Veto Right Termination Date" means the date at which the number of Shares the Shareholders collectively Own (plus the number of Shares that may be issued upon exchange of any Notes outstanding) at any given time is less than 42,333,020 Shares (subject to adjustment in the manner set forth in clause (ii) of the definition of "Registrable Securities").

          "Volume Weighted Average Price" means, a price per share of LMG Series C Stock equal to the volume-weighted average price of the shares of LMG Series C Stock for the specified period of Trading Days as determined by reference to the screen entitled "LMCK<EQUITY> AQR SEC" as reported by Bloomberg L.P. (without regard to pre-open or after hours trading outside of any regular trading session for such Trading Day).

          "VWAP Adjustment" means the median variance (expressed as a percentage) of the daily Volume Weighted Average Price of the LMG Series C Stock during the period of ten (10) consecutive Trading Days ending on the Trading Day preceding the date of delivery of the Offer Notice.

          "well-known seasoned issuer" has the meaning set forth in Section 2.1(f) of this Agreement.

        Section 7.5    Interpretation.    When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference is to an Article of, Section of, Schedule to or Exhibit to this Agreement unless otherwise indicated. The words "include", "includes" and "including" when used herein are deemed in each case to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement refers to this Agreement as a whole and not to any particular provision of this Agreement. The words "date hereof" shall refer to the date of this Agreement. Any reference to "days" means calendar days unless Business Days or Trading Days are expressly specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period will be excluded and if the last day of such period is not a Business Day, the period shall end at 5:00 p.m. New York, New York time on the next succeeding Business Day. The term "or" is not exclusive and means "and/or" unless the context in which such phrase is used shall dictate otherwise. Terms defined in the singular in this Agreement also include the plural and vice versa. The word "extent" in the phrase "to the extent" means the degree to which a subject or other thing extends, and such phrase does not mean simply "if" unless the context in which such phrase is used dictates otherwise. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Any reference in this Agreement to a person shall be deemed to be a reference to such Person and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

        Section 7.6    Headings.    The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning, construction or interpretation of this Agreement.

        Section 7.7    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        Section 7.8    Entire Agreement.    This Agreement (together with the Purchase Agreements and the other documents delivered pursuant thereto, including, without limitation, all schedules and exhibits to each of the foregoing) constitutes the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

        Section 7.9    Assignment.    Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned, in whole or in part, by (a) any Shareholder without the prior written consent of the Company or (b) the Company without the prior written consent of the Shareholder Representative. Any purported assignment without such prior written consent will be void.

        Section 7.10    Further assurances.    Each Party shall cooperate and take such action as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.

        Section 7.11    Parties in Interest.    This Agreement will be binding upon and inure solely to the benefit of each Party and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided, that, any Reg Rights Indemnified Person will be deemed a third party beneficiary of the Reg Rights Indemnifying Person's obligations under Section 2.8 hereof and will be entitled to enforce its rights thereunder directly against such Reg Rights Indemnifying Person. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. The representations and warranties in this Agreement may represent an allocation between the Parties of risks associated with particular matters regardless of the knowledge of either Party. Accordingly, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 7.12    Mutual Drafting.    Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties and this Agreement shall not be construed against any Party as the principal draftsperson hereof.

        Section 7.13    Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.    This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of Laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The Parties hereby irrevocably and unconditionally submit to the sole and exclusive jurisdiction of the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, of any other State Court of the State of Delaware or any Federal Court of the United States of America sitting in the State of Delaware (collectively, the "Delaware Courts"), in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the Delaware Courts, or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in the Delaware Courts. The Parties hereby consent to and grant the Delaware Courts jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.3 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

          EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (C) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

        Section 7.14    Counterparts.    This Agreement may be executed via facsimile or ..pdf and in two (2) or more counterparts, and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

        Section 7.15    Specific Performance.    The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in addition to any other remedy to which they are entitled at Law or in equity and it is agreed by the Parties that the remedy at Law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at Law would be adequate is waived.

        Section 7.16    Amendment.    This Agreement may not be amended except by an instrument in writing signed by the Company and the Shareholder Representative.

        Section 7.17    Waiver.    At any time, either the Company or the Shareholder Representative, on behalf of itself and each other Shareholder, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other with any of the agreements or conditions contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the Party making such waiver, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure or for any other period not specifically provided in the waiver.

        Section 7.18    Adjustment of Share Numbers and Prices.    If, after the effective time of this Agreement, there is a subdivision, split, stock dividend, combination, reclassification or similar event with respect to any of the shares of LMG Series C Stock referred to in this Agreement, then, in any such event, the numbers and types of shares of such LMG Series C Stock referred to in this Agreement and, if applicable, the prices of such shares, shall be adjusted to the number and types of shares of such LMG Series C Stock that a holder of such number of shares of such LMG Series C Stock would own or be entitled to receive as a result of such event if such holder had held such number of shares immediately prior to the record date for, or effectiveness of, such event, and the prices for such shares shall be similarly adjusted.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

COMPANY:
LIBERTY MEDIA CORPORATION
By:
Name:
Title:

SHAREHOLDERS:
[•]
By:
Name:
Title:

ANNEX D
AGREED FORM

DATED [            ]

 DELTA TOPCO LIMITED

EXCHANGEABLE REDEEMABLE LOAN NOTE INSTRUMENT

These Notes are being offered pursuant to an exemption under the U.S. federal securities laws. No offer or solicitation to buy any Notes is being made in any jurisdiction where any such offer or solicitation is not permitted.

        THIS INSTRUMENT is made by way of deed poll the [    ] day of [    ] 20[    ]

        BY:

  (1)
  DELTA TOPCO LIMITED, a private company limited by shares incorporated in Jersey, under number 95136, whose registered office is at 1 Waverley Place, Union Street, St Helier, Jersey JE1 1SG (the "Company").

        WHEREAS:

  (A)
  The Company has created and authorised the issue of [    •    ]1 US$1 10% unsecured loan notes due 24 November 2060 pursuant to an unsecured loan note instrument dated 24 November 2006, as amended and/or restated on 18 September 2008, 24 April 2012 and 22 October 2012 (the "Original Instrument").

  (B)
  The Company and the Noteholders (as defined in the Original Instrument), now wish to amend and restate the Original Instrument in its entirety as in this Instrument.

  (C)
  The consent of the Jersey Financial Services Commission to the amendment to the terms of the Original Instrument under Article 4 of the Control of Borrowing (Jersey) Order 1958 was obtained on [    ] 20[    ].

        NOW THIS DEED WITNESSES as follows:

1.  INTERPRETATION

1.1
In this Instrument the following definitions shall apply unless the context requires otherwise:

  "100 Year Agreements" means each of: (a) the Umbrella Agreement; (b) the Commercial Agreement; (c) the Regulatory Agreement; (d) the SLEC Group Asset Transfer Agreement; (e) the FIA Transfer Agreement; and (f) the Deed of Release and Waiver;

  "2009 Concorde Agreement" means the 2009 concorde agreement, dated 5 August 2009, between the FIA (France), Formula One Administration Limited, FOWC and the Signatory Teams (as defined therein) in relation to the Signatory Teams' participation in the FIA Formula One World Championship for the period up to 31 December 2012;

  "5-year Business Plan" means the approved financial plan for the Company from time to time (approved in accordance with this Instrument and any other applicable shareholders agreements and organizational documents) which includes the balance sheet, a plan for cash management (dividends and intercompany financing arrangements), projected cash flow and profit and loss statement for the following five (5) Financial Years;

  "Affiliate" means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person, for so long as such person remains so affiliated to the specified person. For purposes of this definition, (i) "control" (including the terms control, controlled by or common control) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise, (ii) natural persons shall not be deemed to be Affiliates of each other, (iii) no member of a Noteholder Group shall be deemed to be an Affiliate of any other Noteholder Group or such other Noteholder Group's members, unless they otherwise fall within the meaning of "Affiliate" hereunder, (iv) the Company and the other Group Companies will not be deemed to be an Affiliate of any Noteholder Group, (v) for the avoidance of doubt, none of Liberty Interactive Corporation, Liberty Broadband Corporation, Liberty TripAdvisor

1
To be updated immediately prior to execution.

  Holdings, Inc., Liberty Expedia Holdings, Inc., Discovery Communications Inc., Starz, CommerceHub, Inc. or Liberty Global plc shall be deemed to be an Affiliate of Liberty Media, and (vi) with regard to any Noteholder that is a fund or partnership (or nominee for a fund or partnership), any entity, fund or partnership (or nominee for a fund or partnership) that is, directly or indirectly, under the same ultimate control (including control through advisory arrangements) as such Noteholder shall be deemed to be an Affiliate of such Noteholder, excluding any portfolio companies of such entities, funds or partnerships) (for the avoidance of doubt, where such Noteholder is a fund or limited partnership advised by affiliates of CVC Capital Partners Limited, the term "Affiliate" shall be deemed to include any other funds or limited partnerships advised by affiliates of CVC Capital Partners Limited but excludes (i) CVC Credit Partners Group Holding Foundation and each of its direct and indirect subsidiary undertakings and (ii) any investors in any such funds or limited partnerships advised by affiliates of CVC Capital Partners Limited);

  "Articles" means the articles of association of the Company as in effect from time to time;

  "Backstop Loan Facility" means the loan facility made available to the Company by [LMG Lender] pursuant to a facility agreement dated on or about the date hereof between the Company and [LMG Lender];

  "Beneficial Ownership" and related terms such as "Beneficially Owned" or "Beneficial Owner" have the meaning given in Rule 13d-3 under the Exchange Act; and a person's Beneficial Ownership of the Notes shall be calculated in accordance with the provisions of such rule (including for the avoidance of doubt taking into account any person who would constitute a "group" with such first person pursuant to Rule 13d-3) (for the avoidance of doubt, the Noteholders collectively shall not be deemed to be a "group" for any purposes of this Agreement);

  "Board" means the board of directors of the Company;

  "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open for the transaction of normal banking business in each of (i) London, United Kingdom, (ii) Jersey, and (iii) New York, New York, United States of America;

  "Buyer" has the meaning given in Condition 4.1;

  "Commercial Agreement" means the commercial agreement relating to the commercial development of the FIA Formula One World Championship, dated 24 April 2001, between FOAM and FOWC (as such agreement may be amended from time to time in accordance with its terms);

  "Certificates" means the certificates in respect of the Notes and PIK Notes issued hereunder;

  "Closing Date" means the date of the closing of the transactions contemplated by the Purchase Agreement;

  "Company" has the meaning given in the preamble.

  "Company Change of Control" means the occurrence of any of the following events with respect to the Company or any other Group Company:

  (a)
  the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of the ownership or control (directly or indirectly) of more than fifty per cent (50%) of the voting share capital of the Company or any other Group Company; or

  (b)
  the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act) of the ability, directly or indirectly, to direct the casting of more than fifty per cent (50%) of the votes exercisable at general meetings of the Company or any other Group Company on all, or substantially all, matters; or

  (c)
  the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of the right to appoint or remove directors of the Company or any other Group Company holding a majority of the voting rights at meetings of the board on all, or substantially all, matters;

  For the avoidance of doubt, a Liberty Media Change of Control shall not in and of itself constitute a Company Change of Control;

  "Concorde Agreement" means the Concorde Implementation Agreement or any replacement agreement;

  "Concorde Implementation Agreement" means the agreement dated 22 July 2013 modifying the terms of the 100 Year Agreements and the terms upon which the 2009 Concorde Agreement will be applied and renewed in respect of the period 1 January 2013 to 31 December 2020 and successive subsequent periods until 31 December 2030 between the Company, SLEC Holdings Limited, FOWC, FOAM, CVC Fund IV, FIA (France) and FIA (Switzerland);

  "Conditions" means the conditions set out in Schedule 2;

  "CVC Fund IV" means CVC European Equity Partners IV (A) LP, CVC European Equity Partners IV (B) LP, CVC European Equity Partners IV (C) LP, CVC European Equity Partners IV (D) LP and CVC European Equity Partners IV (E) LP;

  "Deed of Release and Waiver" means the deed of release and waiver, dated 24 April 2001, between FIA (France), FIA (Switzerland), Formula One Management Limited and Formula One Administration Limited (as such agreement may be amended from time to time in accordance with its terms);

  "Director Designee" has the meaning given in Condition 12.1;

  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

  "Exchange Cash Election" has the meaning given in Condition 6.2;

  "Exchange Date" means a date falling within 15 Business Days following delivery of an Exchange Notice, Mandatory Exchange Notice or Transfer Notice (but in the case of a Transfer Notice only to the extent such Transfer Notice results in the Transfer Exchange Option being applicable); provided, that, in the event the Noteholder delivers an Offering Exchange Notice, the "Exchange Date" will be a date falling within 3 Business Days following delivery of an Exchange Notice;

  "Exchange Notice" means a notice in writing by a Noteholder to the Company to exchange all or part of the outstanding Notes held by that Noteholder in the form or substantially in the form set forth in Schedule 1;

  "Exchange Price" means an amount equal to 105% of the LMCK Reference Price, subject to adjustment for certain events occurring after the Original Issue Date in accordance with Condition 8;

  "Financial Year" means 1 January to 31 December;

  "FIA" means the FIA (France) or the FIA (Switzerland), or both of them as the context requires;

  "FIA (France)" means the Fédération Internationale de L'Automobile (France);

  "FIA (Switzerland)" means the Fédération Internationale de L'Automobile (Switzerland);

  "FIA Transfer Agreement" means the FIA transfer agreement relating to the transfer of commercial assets in the FIA Formula One World Championship, dated 24 April 2001, between the FIA (Switzerland), the FIA (France) and FOAM (as such agreement may be amended from time to time in accordance with its terms);

  "FOAM" means Formula One Asset Management Limited;

  "FOAM Articles" means the articles of association of FOAM;

  "FOWC" means Formula One World Championship Limited;

  "Governmental Authority" means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any court or other arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, provided that such term shall not include any stock exchange;

  "Group" means the Company and its subsidiary undertakings and FOWC and "Group Company" means any of them;

  "Holder Representative" means the Noteholder Owning (together with the other members of its Noteholder Group) the greatest principal amount of Notes among all Noteholders, as of both the date of notice from the Company of a proposed action under Condition 11.11 and the date a Holder Representative Veto Notice is delivered under Condition 11.11;

  "Holder Representative Veto Notice" has the meaning given in Condition 11.11;

  "Holder Representative Veto Right" has the meaning given in Condition 11.11;

  "I Director" has the meaning given in the Articles;

  "IC Committee" has the meaning given in Condition 15.1;

  "Independent Directors" means the two directors on the Board that are independent of:

  (a)
  Liberty Media;

  (b)
  the Group (other than by virtue of their directorships);

  (c)
  the Noteholders as at the Original Issue Date and any subsequent Noteholders;

  (d)
  any current, past or future automotive race promoter from time to time; and

  (e)
  any current, past or future automotive race sponsors from time to time.

  "Interest Date" has the meaning given in Condition 1.1;

  "Interest Period" has the meaning given in Condition 1.1;

  "Law" means any applicable law, statute, constitution, principal of common law, ordinance, code, rule, regulation, ruling or other legal requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority;

  "Liberty Media" means Liberty Media Corporation, a Delaware corporation, whose principal offices are at 12300 Liberty Boulevard, Englewood, Colorado 80112, USA;

  "Liberty Media Change of Control" means:

  (a)
  any "person" or "group" (within the meaning of Section 13(d) of the Exchange Act), other than any Permitted Holder or any group controlled by Permitted Holders, becomes the Beneficial Owner of shares of one or more series of LMC Common Stock representing in the aggregate more than 50% of the voting power of Liberty Media represented by the outstanding shares of all series of LMC Common Stock; or

  (b)
  any merger, consolidation or other business combination involving Liberty Media has occurred (each an "event"), other than any event in which the holders of LMC Common Stock Beneficially Owning more than 50% of the voting power represented by the outstanding shares of LMC Common Stock immediately prior to such event, continue to Beneficially Own more than 50% of the voting power represented by all outstanding shares of all series of common equity of the continuing or surviving person immediately after such event;

  "Liberty Media Purchaser" means Liberty GR Cayman Acquisition Company, an exempted company organized in the Cayman Islands and an indirect wholly owned subsidiary of Liberty Media;

  "Liberty Media Letter Agreement" means that certain letter agreement dated on or about the date of this Instrument between Liberty Media and the Company setting out Liberty Media's agreement with the Company with respect to the issuance of shares of LMG Series C Stock as required under and in accordance with this Instrument (as such letter agreement may be amended from time to time in accordance with the terms of this Instrument);

  "Lien" means any mortgage, pledge, charge, assignment, hypothecation, security interest, title retention, preferential right, option (including call commitment), trust arrangement, right of set-off, counterclaim or banker's lien, privilege or priority of any kind having the effect of security, any designation of loss payees or beneficiaries or any similar arrangement under or with respect to any insurance policy or any preference of one creditor over another arising by operation of Law;

  "LMC Common Stock" means all series and classes of common stock of Liberty Media.

  "LMCK Reference Price" means $21.26;

  "LMCK VWAP" means a price per share of LMG Series C Stock equal to the volume-weighted average price of the shares of LMG Series C Stock for the specified period of Trading Days as determined by reference to the screen entitled "LMCK<EQUITY> AQR SEC" as reported by Bloomberg L.P. (without regard to pre-open or after hours trading outside of any regular trading session for such specified period of Trading Days);

  "LMG" means Liberty Media's Liberty Media Group, as it may be renamed to Liberty Media's Formula One Group on the date of this instrument;

  "LMG Common Stock" means the LMG Series A Stock, the LMG Series B Stock and/or the LMG Series C Stock, as applicable;

  "LMG Series A Stock" means Series A Liberty Media common stock, par value $0.01 per share, of Liberty Media, as constituted on the date of this Instrument, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series A Stock may thereafter be changed (whether as a result of a recapitalisation, reorganisation, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "LMG Series B Stock" means Series B Liberty Media common stock, par value $0.01 per share, of Liberty Media, as constituted on the date of this Instrument, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such LMG Series B Stock may thereafter be changed (whether as a result of a recapitalisation, reorganisation, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "LMG Series C Stock" means the Series C Liberty Media Common Stock, par value $0.01 per share, of Liberty Media, as constituted on the date of this Instrument, and any securities issued in respect thereof, or in substitution therefor, or otherwise into which such shares of LMG Series C

  Stock may thereafter be changed (whether as a result of a recapitalisation, reorganisation, redemption, merger, consolidation, business combination, share exchange, stock dividend or other transaction or event);

  "Mandatory Exchange Notice" has the meaning given in Condition 7.2(a);

  "Mandatory Redemption Notice" has the meaning given in Condition 7.2(b);

  "Maturity Date" means [    ] 20[    ]2;

  "Nasdaq" means The Nasdaq Stock Market, and references thereto shall be deemed to include any other public stock market that is the primary trading market on which Liberty Media's equity securities may be listed (including, as applicable, for purposes of reference to the rules and regulations thereof);

  "Noteholder Affiliate" means with respect to any Noteholder each Affiliate of such Noteholder, until such time as such person is not an Affiliate of the Noteholder;

  "Noteholder Change of Control" means the occurrence of any of the following events with respect to a particular Noteholder:

  (a)
  the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of the ownership or control (directly or indirectly) of more than fifty per cent (50%) of the voting share capital of the Noteholder; or

  (b)
  the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act) of the ability, directly or indirectly, to direct the casting of more than fifty per cent (50%) of the votes exercisable at general meetings of the Noteholder on all, or substantially all, matters; or

  (c)
  the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act), directly or indirectly, of the right to appoint or remove directors of the Noteholder holding a majority of the voting rights at meetings of the board on all, or substantially all, matters; or

  (d)
  where a Noteholder is a fund or nominee of a fund, the acquisition by any person or group (within the meaning of Section 13(d) of the Exchange Act) of the right to appoint the manager and/or managing partner of that fund;

  provided that it shall not be a Noteholder Change of Control where the original holder of the Notes is a fund or partnership (or nominee for a fund or partnership) and continues to be, directly or indirectly, under the same ultimate control (including control through advisory arrangements) and provided, further, that any event shall not be a Noteholder Change of Control if the Beneficial Owners of more than 50% of the voting power represented by the outstanding equity securities of the Noteholder immediately prior to such event continue to Beneficially Own more than 50% of the voting power represented by all outstanding equity securities of the continuing or surviving person immediately after such event;

  "Noteholder Group" means a Noteholder and any of its Noteholder Affiliates that Beneficially Own Notes;

  "Noteholder Transfer" has the meaning given in Condition 4.2;

  "Noteholders" means the persons for the time being entered in the Register as the holders of the Notes;

2
Date that is 30 months following the Second Closing.

  "Notes" means the principal amount of 2% fixed rate unsecured exchangeable redeemable loan notes 20[    ] of the Company and/or the PIK Notes (as the context may require and save as expressly stated otherwise, but without double counting in any case) constituted hereby or, as the case may be, the amount thereof for the time being issued and outstanding or as the context may require a specific proportion thereof;

  "Offering Exchange Notice" has the meaning given in Condition 6.4;

  "Original Issue Date" means [    ] 20[    3];

  "Own" means (a) an unencumbered economic ownership by a Noteholder (free from hedge or pledge arrangements relating to such Notes to the extent such hedge or pledge arrangements deprive the Noteholder of any rights of economic ownership of such Notes) and (b) the sole right to vote by such Noteholder (or provide its consent hereunder in respect thereof) with respect to such Notes including with respect to the exercise of any Holder Representative Veto Right;

  "Permitted Holder" means:

  (a)
  each of John C. Malone and Gregory B. Maffei (whether such persons are acting individually or in concert);

  (b)
  the spouses, siblings or lineal descendants (including adoptees) of the persons described in paragraph (a);

  (c)
  any trusts or private foundations created primarily for the benefit of, or controlled at the time of creation by, any of the persons described in paragraph (a) or (b), or any trusts or private foundations created primarily for the benefit of any such trust or private foundation or for charitable purposes;

  (d)
  in the event of the incompetence or death of any of the persons described in paragraphs (a) and (b), such person's estate, executor, administrator, committee or other personal representative or similar fiduciary or beneficiaries, heirs, devisees or distributees, in each case, who at any particular date shall beneficially own shares of LMG Common Stock; or

  (e)
  any group consisting solely of persons described in paragraphs (a) to (d);

  "Permitted Transfer" has the meaning given in Condition 4.2;

  "Person" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof;

  "PIK Notes" means the payment in kind notes created by this Instrument in respect of interest due on the Notes as may be issued from time to time in accordance with Condition 2;

  "Purchase Agreement" means the Share Purchase Agreement dated 7 September 2016 between Liberty Media, Liberty Media Purchaser, the Company and the shareholders in the Company under which each shareholder has agreed to sell its entire interest in the ordinary share capital of the Company to the Liberty Media Purchaser;

  "Register" means the register of Noteholders referred to in, and kept and maintained in accordance with, clause 7;

  "Regulatory Agreement" means the regulatory agreement relating to the regulation of the FIA Formula One World Championship, dated 24 April 2001, between the FIA (France) and FOWC (as such agreement may be amended from time to time in accordance with its terms);

3
The date of Second Closing.

  "SLEC Group Asset Transfer Agreement" means the SLEC group asset transfer agreement relating to the transfer of commercial assets in the FIA Formula One World Championship and for the acquisition of shares in Formula One Administration Limited and Formula One Licensing B.V., dated 24 April 2001, between SLEC Holdings Limited and FOAM (as such agreement may be amended from time to time in accordance with its terms);

  "Team Agreement" means each of the agreements in force, as at the date of this Agreement, between FOWC, SLEC Holdings Limited and a 2012 Signatory Team (as defined therein) that governs that 2012 Signatory Team's participation in the FIA Formula One World Championship for the period from 1 January 2013 to 31 December 2020;

  "Team Shares" means the three (3) redeemable ordinary shares of US$0.01 in the Company, designated as the Team Shares, [not in issue as at the Original Issue Date]4;

  "Total PIK Principal Sum" means, at any time, the total principal amount represented by all the issued and outstanding PIK Notes at that time;

  "Trading Day" means any day (a) other than a Saturday, a Sunday, a day on which Nasdaq is not open for business, or a day on which Nasdaq is scheduled, as of the date hereof, to close prior to its normal weekday scheduled closing time and (b) during which trading of the LMG Series C Stock on Nasdaq has not been suspended for more than ninety (90) minutes;

  "Transfer" means:

  (a)
  directly or indirectly, to transfer, sell, convey, assign, hypothecate, create a security interest in or Lien on, place in trust (voting or otherwise), transfer by operation of Law, hedge or pledge or in any other way subject to any encumbrance or dispose of, whether or not voluntarily, any Note or underlying LMG Series C Stock;

  (b)
  if a Noteholder dies or is bankrupt, such death or bankruptcy shall be deemed to be a Transfer of all the Notes held by the relevant Noteholder; and

  (c)
  if there is a Noteholder Change of Control with respect to a particular Noteholder, such Noteholder Change of Control shall be deemed to be a Transfer of all the Notes held by the relevant Noteholder, and "Transferred" has a corresponding meaning;

  "Transfer Exchange Option" has the meaning given in Condition 5.3;

  "Transfer Notice" has the meaning given in Condition 4.1;

  "Transfer Purchase Option" has the meaning given in Condition 5.1;

  "Umbrella Agreement" means the umbrella agreement relating to the commercial development and regulation of the FIA Formula One World Championship, dated 24 April 2001, between the FIA (Switzerland), the FIA (France) and SLEC Holdings Limited (as such agreement may be amended from time to time in accordance with its terms); and

  "Veto Termination Date" has the meaning given in Condition 11.11.

1.2
In this Instrument, unless the context otherwise requires:

(a)
references to a person shall, save where otherwise expressly defined, be construed so as to include any individual, firm, body corporate (wherever incorporated), government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

4
To be confirmed immediately prior to Second Closing.

  (b)
  the headings are inserted for convenience only and shall not affect the construction of this Instrument;

  (c)
  the singular shall include the plural and vice versa;

  (d)
  references to one gender include all genders;

  (e)
  references to times of the day are to London, United Kingdom time unless otherwise stated;

  (f)
  references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall, in respect of any jurisdiction other than England, be deemed to include that which most nearly approximates in that jurisdiction to the English legal term;

  (g)
  references to US Dollars or US$ are references to the lawful currency from time to time of the United States of America;

  (h)
  an undertaking is a "subsidiary undertaking" of another undertaking (its "parent undertaking") if that other undertaking, directly or indirectly, through one or more subsidiary undertakings:

  (i)
  holds a majority of the voting rights in it; or

  (ii)
  is a member or shareholder of it and has the right to appoint or remove a majority of its board of directors or other equivalent managing body; or

  (iii)
  has a right to exercise a dominant influence over it:

  (1)
  by virtue of provisions contained in its memorandum or articles or equivalent constitutional documents; or

  (2)
  by virtue of an agreement or arrangement with that undertaking or other members or shareholders of that undertaking; or

  (iv)
  is a member or shareholder of it and controls alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it; and

  (i)
  any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3
Except as otherwise expressly provided in this Instrument, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to:

(a)
that enactment as amended, extended or applied by or under any other enactment before or after the date of this Instrument;

(b)
any enactment which that enactment re-enacts (with or without modification); and

(c)
any subordinate legislation (including regulations) made (before or after the date of this Instrument) under that enactment, as re-enacted, amended, extended or applied as described in clause 1.3(a), or under any enactment referred to in clause 1.3(b).

1.4
References to clauses and Schedules are to the clauses of and Schedules to this Instrument and references to paragraphs are to paragraphs of the relevant Schedule.

1.5
The Schedules (including, for the avoidance of doubt, the Conditions) comprise schedules to this Instrument and form part of this Instrument. Any reference to this Instrument includes the Schedules and the Conditions.

1.6
A reference to this Instrument or to any other agreement or document referred to in this Instrument is a reference to this Instrument or such other agreement or document as varied or novated in accordance with their terms from time to time.

1.7
A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

1.8
A reference in this Instrument to:

(a)
any Notes being outstanding means such Notes as are in issue, not redeemed, not exchanged and not cancelled at the relevant time;

(b)
the assets of any person shall be construed as a reference to all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital;

(c)
indebtedness shall be construed as a reference to any obligation for the payment or repayment of money, whether as principal or as surety and whether present or future, actual or contingent;

(d)
repayment includes redemption and vice versa and the words "repay", "redeem", "repayable", "redeemed" and "repaid" shall be construed accordingly; and

(e)
tax shall be construed so as to include any present and future tax, levy, impost, deduction, withholding, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

1.9
Unless the context otherwise requires, a reference to the Notes includes a reference to all and/or any of the Notes.

2.  AMOUNT AND DESCRIPTION

2.1
The total principal amount of the Notes is limited to US$350,639,389. PIK Notes may only be issued to satisfy interest payable in respect of the Notes and to the holder of the Notes in accordance with the terms hereof. Subject to that, there is no limit on the Total PIK Principal Sum.

2.2
The Notes shall be known as 2% fixed rate unsecured exchangeable redeemable loan notes 20[    ] and shall be issued by the Company in integral multiples of US$1.

3.  STATUS

3.1
The Notes when issued shall rank pari passu equally and ratably with each other without discrimination or preference and as an unsecured obligation of the Company.

3.2
This Instrument is a deed poll. The Notes shall be issued and held subject to and with the benefit of the provisions of this Instrument. All such provisions shall be binding on the Company and the Noteholders and all persons claiming through or under them respectively and shall enure for the benefit of all Noteholders and may be enforced by any Noteholder even if such Noteholder is not in existence at the time this Instrument is executed.

3.3
A copy of this Instrument and the Liberty Media Letter Agreement shall be kept at the Company's registered office. A Noteholder (and any person authorised by a Noteholder) may inspect that copy of the Instrument and the Liberty Media Letter Agreement at all reasonable times during office hours.

3.4
The Notes when issued shall be subordinated in right of payment to the Company's outstanding indebtedness for borrowed money, including the Backstop Loan Facility, whether outstanding as of the date of this instrument or issued after the date hereof; provided, however, that the Notes shall be senior in right of payment to any of the Company's indebtedness (other than the Backstop Loan Facility) that is held by or owed to Liberty Media or an Affiliate of Liberty Media (other than the Company and its subsidiary undertakings). The Company agrees that (1) it will not incur or guarantee any indebtedness (other than under the Backstop Loan Facility) that is held by or owed to Liberty Media or an Affiliate of Liberty Media (other than the Company and its subsidiary undertakings) unless such indebtedness is subordinated to the Notes on terms which are satisfactory to the Holder Representative acting reasonably (or which have been previously approved by the Holder Representative), (2) it will not incur or guarantee any secured indebtedness that is held by or owed to Liberty Media or an Affiliate of Liberty Media (other than the Company and its subsidiary undertakings) unless the Notes are secured on a basis that ranks senior to such indebtedness pursuant to terms which are satisfactory to the Holder Representative acting reasonably (or which have been previously approved by the Holder Representative) and (3) it will not permit any of its subsidiary undertakings to incur or guarantee any indebtedness that is held by or owed to Liberty Media or an Affiliate of Liberty Media (other than the Company and its subsidiary undertakings) unless such subsidiary undertakings also guarantee or become co-obligors under the Notes on a senior basis pursuant to terms which are satisfactory to the Holder Representative acting reasonably (or which have been previously approved by the Holder Representative) and such indebtedness of such subsidiary undertakings is subordinated to the Notes on terms which are satisfactory to the Holder Representative acting reasonably (or which have been previously approved by the Holder Representative).

4.  REPAYMENT

4.1
The Company agrees that the Company is indebted to each Noteholder for the outstanding principal amount of the Notes held by that Noteholder plus all accrued and unpaid interest thereon.

4.2
The principal amount of the Notes (including any PIK Notes) plus all accrued and unpaid interest thereon shall be repaid in cash in U.S. dollars on the Maturity Date in accordance with Condition 2.1 if not already repaid in accordance with Condition 5.1, 6.2, or 7.2(b).

4.3
All Notes repaid pursuant to any of the provisions hereof shall be cancelled and shall not be re-issued.

5.  INTEREST

  Until the Notes are repaid by the Company or exchanged for shares of LMG Series C Stock, in each case in accordance with the provisions of this Instrument, interest shall accrue and be paid on the principal amount of the Notes outstanding at the rate and in the manner provided in Conditions 1 and 2.

6.  CERTIFICATES

6.1
The Notes are constituted by this Instrument and the registration of Noteholders as holders of Notes in the Register. Title to them is conclusively evidenced for all purposes by the registration of Noteholders as holders of them in the Register. The Notes may only be transferred in accordance with the terms of the Conditions.

6.2
Each Noteholder (or the joint holders of any Notes) shall be entitled to receive, without charge, one Certificate for the Notes registered in his (or its) names.

6.3
The Certificates shall be issued and executed by the Company as a deed and shall be in the form or substantially the form set out in Schedule 1, shall refer to this Instrument and bear a denoting number and have endorsed thereon or attached thereto the Exchange Notice and the Conditions in the form or substantially in the form set forth in Schedules 1 and 2 respectively.

6.4
The Company shall not be bound to register more than four persons as the joint holders of any Notes and such joint holders shall be entitled to only one Certificate in respect of the Notes held jointly by them and the Certificate will be delivered to the joint holder who is first named in the Register or to such persons as the joint holders may direct in writing. Delivery of a Certificate to any such person shall be sufficient delivery to all.

6.5
In the case of repayment or transfer of part only of a Noteholder's Notes, the Certificate(s) in respect of such Notes shall be either:

(a)
endorsed with a memorandum of the nominal amount of the Notes so redeemed or transferred and the date of such repayment or transfer; or

(b)
cancelled and (without charge) replaced by a new Certificate for the balance of the principal amount of the Notes not then repaid or transferred, in which case the Register shall be updated to reflect the new Certificate issued.

6.6
Where the Company pays the interest due under this Instrument by issuing PIK Notes to a Noteholder, the Company shall on the relevant Interest Date execute a Certificate for the PIK Notes issued at that time and deliver it to the relevant Noteholder. The Company shall update the Register to reflect any issuance of PIK Notes to a Noteholder.

6.7
If any Certificate is worn out or defaced then, on production of it to the Company, the Company may cancel it and issue a fresh Certificate in lieu thereof. If any Certificate is lost or destroyed it may be replaced on such terms (if any) as to evidence and indemnity as the Company may reasonably require. An entry recording the issue of the new Certificate and indemnity (if any) shall be made in the Register.

7.  THE REGISTER

7.1
The Company shall keep and maintain the Register at the registered office of the Company or at such other place as the Company may from time to time appoint for this purpose and notify to the Noteholders.

7.2
There shall be entered in the Register:

(a)
the names and addresses of the Noteholders from time to time;

(b)
the principal amount of the Notes held by each Noteholder;

(c)
the date of issue of each of the Notes and the date on which the name of each Noteholder is entered in the Register in respect of the Notes registered in his name;

(d)
the serial number of each Certificate issued and the date of its issue;

(e)
the date(s) of all transfers and changes of ownership of any of the Notes; and

(f)
the information required under clauses 5, 6.6, and 6.7 of this Instrument (as applicable).

7.3
The Company shall promptly, and in any event within three (3) Business Days of being notified in writing of the same, amend the Register to record any change to the name or address of a Noteholder, any Permitted Transfer of any Note, any Noteholder Transfer, any issuances or Permitted Transfer of PIK Notes or any repurchases of Notes in accordance with this Instrument.

7.4
The Noteholders or any of them, or any person authorised by a Noteholder, shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from it or any part of it.

7.5
Every Noteholder shall be recognised by the Company as entitled to his Notes and any payments payable in respect of them free from any equity, set-off or cross-claim against it, the original or an intermediate holder of such Notes.

7.6
The initial Holder Representative shall be                        . If the identity of the Holder Representative changes, the Company shall promptly (but no later than five (5) Business Days after it receives notice of such change) notify the Noteholders of the name, address and contact information of the new Holder Representative.

8.  SET-OFF

  Payments of principal and interest in respect of the Notes shall be paid by the Company to the Noteholders in accordance with the Conditions without any deduction or withholding (whether in respect of any set-off, counterclaim or otherwise whatsoever) unless the deduction or withholding is required by Law.

9.  TAXES

9.1
Notwithstanding anything to the contrary in this Instrument, the Company and any of its paying agents shall be entitled to make any deduction or withholding for taxes required by applicable Law with respect to any payment made by the Company or its paying agents to the Noteholders pursuant to this Instrument, including upon an exchange of the Notes, any payment made by delivery of LMG Series C Stock or any other securities or property.

9.2
The Company shall pay or discharge or cause to be paid or discharge, before the same shall become delinquent, all material taxes, assessments and governmental charges levied or imposed upon the Company or for which it is otherwise liable, or upon the income, profits or property of the Company, as the case may be, provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such material tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company), are being maintained in accordance with applicable accounting standards or where the failure to effect such payment would not be disadvantageous to the Noteholders.

10.  NO LISTING

  No application shall be made to any stock exchange or to any other body for permission to deal in or for an official or other listing or quotation in respect of the Notes.

11.  VARIATION

11.1
All or any of the rights for the time being attached to the Notes or other provisions of this Instrument may from time to time be altered or abrogated by the Company only with the prior written consent of the Holder Representative. Any such alteration or abrogation shall be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

11.2
Modifications to this Instrument which are of a minor nature or made to correct a manifest error and which do not adversely affect the rights of the Holders may be effected by way of deed poll executed by the Company and expressed to be supplemental to this Instrument.

11.3
The Company shall, within 20 Business Days of any variation to this Instrument pursuant to this clause 11, send to each Noteholder (or, in the case of joint holders, to the Noteholder named first in the Register) a copy of the deed poll (or other document) effecting the variation.

11.4
Any modification, alteration or abrogation made pursuant to clause 11.1 or clause 11.2 shall be binding on all the Noteholders.

12.  ENFORCEMENT

12.1
From and after the date of this Instrument, and for so long as any Notes are outstanding or any amount is payable or repayable by the Company in respect of the Notes, the Company undertakes to duly perform and observe its obligations under this Instrument.

12.2
Except as expressly provided in clause 12.3, a person who is not a party to this Instrument shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Instrument.

12.3
This Instrument shall operate for the benefit of all Noteholders and each Noteholder shall be entitled to sue for the performance or observance of the provisions of this Instrument in his own right so far as his own holding of Notes is concerned and even if it is not in existence at the time this Instrument is executed.

13.  AGREEMENTS

13.1
The Company agrees that, so long as any Note remains outstanding, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

13.2
The Company shall deliver to the Holder Representative, on behalf of the Noteholders, within 120 days after the end of each fiscal year end, an officer's certificate stating whether or not, to the actual knowledge of the signers thereof, the Company has complied with all of its obligations contained in this Instrument and, if not, the certificate shall describe the noncompliance, its status and what action the Company is taking or proposes to take with respect thereto. The first certificate to be delivered pursuant to this provision shall be with respect to the first fiscal- year-end following the date of execution of this Instrument.

13.3
The Company shall execute and deliver such further instruments and take such further acts as the Holder Representative may reasonably request in order to carry out the purpose of this Instrument.

14.  NOTICES

  Any notice to be given to or by any Noteholder(s) for the purposes of this Instrument shall be given in accordance with the provisions of Condition 10.

15.  GOVERNING LAW AND JURISDICTION

15.1
This Instrument and the Notes and any dispute or claim arising out of or in connection with any of them or their subject matter or formation (including non-contractual disputes or claims) shall be governed by, and construed in accordance with, English Law.

15.2
The courts of England are to have exclusive jurisdiction to settle any disputes (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance, or the legal relationships established by, this Instrument or the Notes or otherwise arising in connection with this Instrument or the Notes, and for such purposes the Company and the Noteholders irrevocably submit to the jurisdiction of the English courts.

  IN WITNESS of which this Instrument has been executed as a deed poll and is delivered and takes effect on the date stated at the beginning of it.

SCHEDULE 2
THE CONDITIONS

GENERAL CONDITIONS

1.  Interest

1.1
Until such time as the Notes are repaid in full in cash in U.S. dollars (and/or shares of LMG Series C Stock) in accordance with the provisions of the Instrument, the Company will pay to the Noteholders interest (less any taxes required to be withheld or deducted under applicable Law) on the principal amount of the Notes twice yearly in arrears on [            ] and [            ] (each an "Interest Date") in each year in respect of the six months beginning on and including an Interest Date and ending on but excluding the next following Interest Date (an "Interest Period") calculated on the basis and at the rate provided in Condition 1.3 by either:

(a)
issuing PIK Notes on that Interest Date to the Noteholders (on the basis of US$1 of PIK Notes for each US$1 of interest due, rounded to the nearest whole US$1); or

(b)
paying in cash in U.S. dollars the amount of interest due,

  and in each case the decision whether to issue PIK Notes or pay cash to pay the interest due pursuant to this Condition 1.1 shall be revocable until issue has in fact occurred and shall be at the sole discretion of the Company and no Noteholder shall have any right to require the issue of those PIK Notes. With respect to any Interest Period, the Company must pay interest either all in cash or all in the form of PIK Notes, but not partly in cash and partly in the form of PIK Notes, and all Noteholders in any Interest Period will receive interest in the same form (cash or PIK Notes).

1.2
The first interest payment shall be made on the first Interest Date which falls after the date of issue of the relevant Notes in respect of the period to that date and shall be calculated from and including such date of issue up to (but excluding) such Interest Date. For the purposes of the Conditions the date of issue of any Notes shall be the date shown on the first Certificate representing such Notes.

1.3
Interest on the Notes will be calculated on the basis of a 365 day year by reference to the number of days in the relevant Interest Period, or where relevant in any shorter period, and will be payable at 2% per annum.

1.4
Whenever any payment hereunder shall become due on a day which is not a Business Day, payment shall be made on the next Business Day, but no adjustment shall be made to the amount of interest payable or to the relevant Interest Period.

2.  Payment in kind

2.1
The Company may satisfy its obligation to pay interest under Condition 1 in respect of the Notes by issuing PIK Notes in respect of the cash interest due on each Interest Date. If applicable, on each such Interest Date, the Company shall issue to each Noteholder a PIK Note or PIK Notes (dated the date of such Interest Date) in a principal amount equal to the amount of cash interest due on such Interest Date. Such PIK Note (or PIK Notes) will have a maturity date, will bear interest and will be subject to terms and conditions identical to the Note in respect of which it was (or they were) issued. Each issue of PIK Notes will constitute full payment of the cash interest due to the extent of the principal amount of the PIK Notes issued and any amount withheld or deducted for or on account of tax. With respect to any Interest Period, the Company must pay interest either all in cash or all in the form of PIK Notes, but not partly in cash and partly in the form of PIK Notes, and all Noteholders in any Interest Period will receive interest in the same form (cash or PIK Notes). The principal amount of each PIK Note will be added to the principal amount of the Note in respect of which it has been issued in lieu of cash interest on the Interest Date on which such PIK Notes are due to be issued. If any PIK Notes are issued, references herein to Notes shall include all PIK Notes that are issued unless the context requires otherwise.

3.  Redemption

3.1
Unless previously exchanged or redeemed as hereinafter provided, any Notes then outstanding (including PIK Notes) will be repaid in cash in U.S. dollars at par together with all accrued and unpaid interest (less any taxes required to be withheld or deducted under applicable Law) on the Maturity Date.

3.2
Interest on any Notes becoming liable to redemption shall cease to accrue as from the date of redemption of such Notes.

4.  Transfers and transmission

4.1
If any Noteholder proposes to Transfer any Notes which it owns to any other person (including any other member of (or person who would become a member following such Transfer of) the applicable Noteholder Group) (a "Buyer"), such Noteholder shall promptly, but in any case not later than 5 Business Days prior to the proposed date of closing of any Transfer, give notice in writing substantially in the form of Exhibit A hereto (the "Transfer Notice") to the Company (with copies to Liberty Media and the Holder Representative). The Transfer Notice shall describe in reasonable detail the proposed Transfer, including the number of Notes to be Transferred, the date on which the purported Transfer is to occur and the name and address of the Buyer and shall be accompanied by the Certificate in respect of such Notes or an indemnity in respect thereof.

4.2
The Notes are only transferable by a Noteholder to an Affiliate of such Noteholder (a "Permitted Transfer"), to another Noteholder (a "Noteholder Transfer") or to the Company.

4.3
In the event that any Noteholder to which Notes were transferred pursuant to Condition 4.2 on the basis that such transferee was an Affiliate ceases to be an Affiliate of the original transferor of such Notes, such Noteholder shall promptly notify the Company (with a copy to the Holder Representative) and the Noteholder shall transfer such Notes back to the original transferor or to such other person if any (designated by such original transferor) to whom a transfer by such original transferor would constitute a Permitted Transfer.

4.4
The Notes are transferable in accordance with this Condition 4 in integral multiples of US$1.00.

4.5
Each Transfer Notice shall be signed by the transferor and the transferee, and the transferor shall be deemed to remain the owner of the Notes to be transferred until the name of the transferee is entered in the Register.

4.6
Each Transfer Notice shall be sent to, or left for registration at, the registered office of the Company for the time being, and shall be accompanied by the Certificate(s) for the Notes to be transferred and any other evidence that the Company may require to prove the title of the transferor or his right to transfer the Notes (and, if such instrument is executed by some other person on his behalf, the authority of that person to do so) and, where relevant, the status of the transferee as a Noteholder or an Affiliate of the Noteholder. All Transfer Notices that are registered may be retained by the Company.

4.7
No Transfer of Notes shall be registered:

(a)
if the transferring Noteholder has not then delivered a Transfer Notice and the relevant Certificate or an indemnity in respect thereof in accordance with Condition 4.1; or

  (b)
  if an Exchange Notice or Mandatory Exchange Notice or Mandatory Redemption Notice has been delivered in respect of such Notes; or

  (c)
  until the Company has exercised, or failed to exercise, the Transfer Purchase Option in respect of such Notes, if entitled to do so under Condition 5.1.

  However, to the extent a proposed Transfer of Notes complies with the provisions contained herein, such Transfer shall be registered promptly by the Company in the Register.

4.8
No fee will be charged by the Company in respect of the registration of any instrument of transfer or other document relating to or affecting the title to any Notes or otherwise for making any entry in the Register affecting title to any Notes; provided, however, that the Noteholder shall be responsible for paying any transfer or similar taxes to the appropriate governmental entity in connection with any such Transfer.

4.9
Upon the entry of the details for the transferee in the Register in respect of the Notes specified in the Transfer Notice:

(a)
the Notes specified in the Transfer Notice shall be transferred from the specified transferor to the specified transferee;

(b)
the transferor shall cease to have the rights of a Noteholder in respect of the Notes so transferred by it;

(c)
save to the extent that any Notes acquired pursuant to a Noteholder Transfer are expressly excluded herein, the transferee shall have the rights of a Noteholder in respect of the Notes so transferred to it as if the transferee had always been a Noteholder in respect of those Notes; and

(d)
the Company must update the Register.

5.  Transfer Purchase Option and Transfer Exchange Option

5.1
In connection with any purported Transfer (other than a Permitted Transfer or a Noteholder Transfer) the Company will have the option (the "Transfer Purchase Option") to redeem such Notes at a price, payable in cash in US dollars, equal to:

(a)
the principal amount of the Notes to be Transferred plus all accrued and unpaid interest thereon divided by the Exchange Price;

  multiplied by:

  (b)
  the LMCK VWAP over the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the date of delivery of the Transfer Notice pursuant to Condition 4.1.

5.2
Within four (4) Business Days of the date of delivery of the Transfer Notice, the Company shall notify the applicable Noteholder, with a copy to the Holder Representative, if it wishes to exercise the Transfer Purchase Option.

5.3
If the Company exercises the Transfer Purchase Option, such redemption and payment shall occur no later than three (3) Business Days after the Company's notice to the Noteholder that it is exercising the Transfer Purchase Option.

5.4
If the Company does not duly notify the Noteholder within four (4) Business Days of the date of delivery of the Transfer Notice that it wishes to exercise the Transfer Purchase Option, then the Notes to be Transferred shall be exchanged with the Company in accordance with the terms of this

  Instrument and the Liberty Media Letter Agreement immediately prior to such Transfer (as reflected in the Transfer Notice), for a number of shares of LMG Series C Stock equal to:

  (a)
  the principal amount of the Notes to be transferred, plus all accrued and unpaid interest thereon;

  divided by:

  (b)
  the Exchange Price,

        (the "Transfer Exchange Option").

6.  Exchange at the option of the Noteholder

6.1
At any time any Noteholder has the right to deliver an Exchange Notice to the Company (with a copy to the Holder Representative) to require the exchange of any or all of the Notes held by such Noteholder for a number of fully paid shares of LMG Series C Stock equal to:

(a)
the principal amount of the Notes being exchanged, plus accrued and unpaid interest thereon;

  divided by:

  (b)
  the Exchange Price.

6.2
Within three (3) Business Days of receipt of an Exchange Notice, the Company will have the right to redeem the Notes that are the subject of the Exchange Notice by paying to or for the benefit of the relevant Noteholder an amount in cash in US dollars equal to:

(a)
the number of shares of LMG Series C Stock calculated in accordance with Condition 6.1;

  multiplied by:

  (b)
  the LMCK VWAP over the five (5) consecutive Trading Days ending on the Trading Day immediately prior to delivery of the Exchange Notice,

  (the "Exchange Cash Election") and, if the Company duly exercises the Exchange Cash Election by making such payment, the Noteholder shall have no right to be issued any shares of LMG Series C Stock as a result of the delivery of the relevant Exchange Notice.

6.3
If the Company does not duly exercise the Exchange Cash Election within three (3) Business Days of receipt of an Exchange Notice, the exchange process set out in Condition 8 shall apply.

6.4
Notwithstanding Sections 5, 6.1 - 6.3 and 7 herein, any Noteholder or group of Noteholders may provide notice in writing to the Company of its intention to sell some or all of the LMG Series C Stock issuable upon exchange of the Notes specified in such notice in an underwritten offering (an "Offering Exchange Notice") and requesting that the Company waive its right to redeem such Notes pursuant to an Exchange Cash Election, Transfer Purchase Option or Mandatory Redemption Notice, if applicable. The Company shall within three (3) Business Days inform such Noteholder(s) in writing whether it elects to provide such a waiver. If the Company provides a waiver, such Noteholder(s) may within thirty (30) Business Days of the date of the waiver provide an Exchange Notice to the Company in connection with an underwritten offering which includes the LMG Series C Stock issuable upon exchange of the Notes specified in the Offering Exchange Notice, and in the event of any such underwritten offering the Company shall cause such LMG Series C Stock in respect of such Notes to be issued by no later than the Exchange Date in order to facilitate the timely consummation of such offering.

7.  Exchange at the option of the Company

7.1
At any time when the total principal amount of the Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) Owned by a Noteholder (and its Affiliates) is less than the total principal amount of Notes first issued to that Noteholder (and the other members of its Noteholder Group) (whether as a result of any Transfer of the relevant Notes or following the delivery of an Exchange Notice in respect of the relevant Notes or following exercise of the Transfer Purchase Option in respect of the relevant Notes), the Company shall have the right to deliver a notice to that Noteholder (with a copy to the Holder Representative) under Condition 7.2.

7.2
The notice shall either:

(a)
require the Noteholder to exchange any or all of the Notes held by such Noteholder with the Company for a number of fully paid shares of LMG Series C Stock equal to:

(i)
the principal amount of the Notes being exchanged plus accrued and unpaid interest;

    divided by:

    (ii)
    the LMCK VWAP over the five (5) consecutive Trading Days immediately preceding delivery of the notice,

    (a "Mandatory Exchange Notice"); or

  (b)
  require the redemption of any or all of the Notes held by such Noteholder (a "Mandatory Redemption Notice") and the Company shall, within three (3) Business Days of the Mandatory Redemption Notice, pay to such Noteholder an amount in cash in U.S. dollars equal to the principal amount of such Notes plus all accrued and unpaid interest thereon to the date of such payment.

8.  Process for exchange of Notes for LMG Series C Stock

8.1
On the Exchange Date:

(a)
the Company shall redeem the principal amount of the Notes (together with all accrued and unpaid interest thereon) referred to in the Exchange Notice, Mandatory Exchange Notice or the Transfer Notice, as the case may be; and

(b)
a number of new fully paid and non-assessable shares of LMG Series C Stock shall be issued in accordance with this Instrument and the Liberty Media Letter Agreement:

(i)
calculated in accordance with Condition 5.4 following delivery of a Transfer Notice that results in the Transfer Exchange Option being applicable;

(ii)
calculated in accordance with Condition 6.1 following delivery of an Exchange Notice; or

(iii)
calculated in accordance with Condition 7.2(a) following delivery of a Mandatory Exchange Notice.

8.2
LMG Series C Stock to be delivered to any Noteholder by the Company upon an exchange of Notes shall be issued by Liberty Media to the Company immediately prior to the delivery of such LMG Series C Stock on the Exchange Date in accordance with the Liberty Media Letter Agreement.

8.3
The shares of LMG Series C Stock delivered to any Noteholder in accordance with this Instrument and the Liberty Media Letter Agreement upon an exchange of Notes shall be fully paid and non-assessable and rank pari passu with the shares of LMG Series C Stock of the same class on the Exchange Date and shall carry the right to receive all dividends and other distributions declared on such shares of LMG Series C Stock after the Exchange Date.

8.4
If, after the Date of this Instrument, Liberty Media (a) subdivides the shares of LMG Series C Stock into a greater number of shares of LMG Series C Stock (by stock dividend, stock split, reclassification, or otherwise), (b) combines the outstanding shares of LMG Series C Stock into a smaller number of shares of LMG Series C Stock (by reverse stock split, reclassification, or otherwise) or (c) if the IC Committee determines, in good faith, that any stock dividend, extraordinary cash dividend, distribution, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, merger, consolidation, binding share exchange, combination, exchange of shares, warrants, options or rights offering to purchase LMG Series C Stock, tender offer, exchange offer or other similar corporate event affects the LMG Series C Stock such that an adjustment is required to preserve the economic benefit intended to be made available to Noteholders with respect to an exchange of Notes, then, in each case, the IC Committee shall make such adjustments (on a customary weighted average anti-dilutive basis, where applicable) to the Exchange Price, in such manner as the IC Committee, in its good faith discretion, deems equitable and appropriate.

8.5
Except as otherwise provided in Condition 8.4, the Exchange Price will not be adjusted for the issuance of shares of LMG Series C Stock or any securities convertible into or exchangeable for LMG Series C Stock or carrying the right to purchase any of the foregoing, or for the repurchase of LMG Series C Stock.

8.6
After any adjustment to the Exchange Price is made pursuant to Condition 8.4, any subsequent event resulting in an adjustment under Condition 8.4 shall cause an adjustment to such Exchange Price as so adjusted.

8.7
The entitlement of each Noteholder to a fraction of a share of LMG Series C Stock shall be rounded to the nearest whole number of shares of LMG Series C Stock which result from the exchange of the Notes.

9.  Payments

9.1
Subject to Condition 9.2, all payments due to a Noteholder from the Company in respect of Notes shall be made by bank transfer to an account nominated for the purpose to the Company in writing by, the registered Noteholder or, in the case of joint registered Noteholders, to the Noteholder who is first-named on the Register. Payment into such bank account by the Company shall be deemed for all the purposes of the Conditions to be a payment to such Noteholder or Noteholders, as the case may be, and the Company shall thereby be discharged from all obligations in connection with such payment.

9.2
If any Noteholder any of whose Notes are liable to be repaid under the Conditions shall fail or refuse to:

(a)
deliver the Certificate for his Notes to the Company at its registered office before or within five (5) Business Days of the redemption thereof; or

(b)
accept payment in respect of his Notes; or

(c)
provide details of a bank account for the payment of any amount due to that Noteholder from the Company in respect of his Notes,

  the moneys payable to such Noteholder shall be set aside by the Company and paid into a separate bank deposit account and held by the Company in trust for such Noteholder and such setting aside shall be deemed for all the purposes of the Conditions to be a payment to such Noteholder and the Company shall thereby be discharged from all obligations in connection with such Notes. If the Company shall place the said moneys on deposit at a bank the Company shall not be responsible for the safe custody of such moneys or for interest thereon except such interest (if any) as the said moneys may earn whilst on deposit less any expenses incurred by the Company in connection therewith.

9.3
If the Company shall fail to pay to the Noteholders any amount due hereunder on the date on which such amount is expressed to be due and payable pursuant to the Conditions the Company shall (without prejudice to all other rights and remedies of the Noteholders in respect of such failure) pay to the Noteholders interest at a rate equal to 1.5% per annum on such overdue amount from the date of such failure up to the date of actual payment (as well after as before judgment) calculated on a day to day basis for so long as such amount remains unpaid.

9.4
Subject to Condition 1.4, whenever any payment hereunder shall become due on a day which is not a Business Day, payment shall be made on the next Business Day.

9.5
Following a Transfer as the result of the death or bankruptcy of a Noteholder, the Company shall pay the redemption moneys in accordance with Condition 9.2 or to the bank account of a person becoming entitled to the relevant Notes in consequence of such death and bankruptcy, upon such person producing such evidence confirming his title to the Notes as is satisfactory to the Company.

10.  Notices

10.1
The delivery of an Exchange Notice, Mandatory Exchange Notice, Mandatory Redemption Notice or Transfer Notice shall be irrevocable. The Company shall forward to Liberty Media a copy of any notice delivered by or to the Company pursuant to this Instrument that, in whole or in part, relates to the exchange, or possible exchange, of Notes for LMG Series C Stock.

10.2
Any notice or other communication to be given under, or in connection with, this Instrument shall be in writing and signed by or on behalf of the party giving it. It shall be served by delivering it by hand, by electronic mail, by facsimile or sending it by recognised international courier to the relevant address or facsimile number set out in Condition 10.3 and in each case marked for the attention of the relevant party set out in Condition 10.3 (or as otherwise notified from time to time in accordance with the provisions of Condition 10.5). Any notice so served by hand, by electronic mail, by facsimile or by courier shall be deemed to have been duly given:

(a)
in the case of delivery by hand, when delivered;

(b)
in the case of delivery by electronic mail or by facsimile, when delivered (provided, that, such notice or other communication delivered by electronic mail or by facsimile is followed by prompt delivery of a hard copy by courier);

(c)
in the case of delivery by courier, at 10am on the second Business Day following the date of posting,

  provided that in each case where delivery by hand, by electronic mail or by facsimile occurs after 6pm on a Business Day, or at any time on a day which is not a Business Day, service shall be deemed to occur at 9am on the next following Business Day. References to time in this Condition 11.2 are to local time at the address to which the relevant notice is sent.

10.3
The addresses and fax numbers of the parties for the purpose of Condition 10.2 are:

(a)
a Noteholder: the address and electronic mail address set out in the Register; or

(b)
the Company: the address below.

6 Princes Gate Knightsbridge London SW7 1QJ England Facsimile: Attn: General Counsel of the F1 Group

    with copies (which shall not constitute notice) to:

Baker Botts L.L.P. 30 Rockefeller Plaza New York, NY 10112
Facsimile:	212-259-2501
Email:	frederick.mcgrath@bakerbotts.com renee.wilm@bakerbotts.com
Attention:	Frederick H. McGrath Renee L. Wilm

    and

Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HT Facsimile: +44 20 7832 7001
Email:	Charles.hayes@freshfields.com Valerie.jacob@freshfields.com
Attention:	Charles Hayes Valerie F. Jacob

    and

Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112
Facsimile:	720-875-5401
Email:	legalnotices@libertymedia.com
Attention:	Chief Legal Officer
10.4
In the case of joint Noteholders, a notice given to, or document served on, the Noteholder whose name stands first in the register in respect of such Notes shall be sufficient notice to, or service on, all the joint holders.

10.5
A Noteholder may notify the Company and the Company may notify the Noteholders of a change to its name, relevant addressee or address or fax number for the purposes of this Condition 10, provided that such notice shall only be effective on:

(a)
the date specified in the notice as the date on which the change is to take place; or

  (b)
  if no date is specified or the date specified is less than five (5) Business Days after the date on which notice is given, the date following five (5) Business Days after notice of any change has been given.

10.6
In proving such service it shall be sufficient to prove that the envelope containing such notice was properly addressed and delivered either to the address shown thereon or into the custody of the courier.

10.7
All notices, demands, requests, statements or other documents or communications under or in connection with this Instrument shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

10.8
Any notice or other document delivered to any Noteholder in accordance with Condition 10.2 shall, notwithstanding that such Noteholder is then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly served or delivered in respect of any Notes registered in the name of such Noteholder as sole or first-named joint holder unless his name shall at the time of the service of the notice or document have been removed from the Register as the holder of the Notes, and such service shall for all purposes be deemed sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the Notes.

GOVERNANCE CONDITIONS

11.  Holder Representative Veto Rights

11.1
The Company undertakes that until the earlier of:

(a)
the Maturity Date; and

(b)
the date on which the Noteholders (and each member of their Noteholder Group) collectively cease to Own Notes (including PIK Notes) representing at least 30% in principal amount of the total principal amount of the Notes issued on the Closing Date in accordance with the Purchase Agreement,

  (such date, the "Veto Termination Date"), the Board:

    (i)
    will deliver to the Holder Representative a written notice if the Board or any shareholder of the Company approves any of the actions listed in Condition 11.2; and

    (ii)
    will not take, permit the taking or procure (and will procure that every other Group Company will not take, permit the taking or procure) any of the actions listed in Condition 11.2 if the Holder Representative delivers to the Company written notice (a "Holder Representative Veto Notice") of the Holder Representative's election to veto such action (the "Holder Representative Veto Right") within five (5) Business Days of the date the Board delivers notice under Condition 11.1(b)(i) to the Holder Representative.

11.2
The actions referred to in Condition 11.1 are:

(a)
the termination of the appointment of the Executive Chairman or CEO of the Company (or other officer with the responsibilities customarily associated with Executive Chairman or CEO regardless of the title of such officer;

(b)
material changes to or deviations from the 5-year Business Plan;

(c)
the voluntary liquidation, dissolution, absorption, merger or winding up of the Company or any other Group Company or any other equivalent procedure under the laws of any jurisdiction;

  (d)
  material amendments to or waivers of, the extension or renewal on materially amended terms of, the Concorde Agreement or any Team Agreement, other than in connection with the incorporation of the terms of the Team Agreements without material change into a new Concorde Agreement in connection with each of the then current teams becoming parties to a new multi-party Concorde Agreement with the FIA;

  (e)
  any material variation to or waiver of, or termination of, any of the 100 Year Agreements or the Concorde Implementation Agreement with the FIA, or any variation or abrogation of the rights attaching to the 'B Ordinary Shares' (as defined in the FOAM Articles) in the capital stock of Formula 1 Asset Management Limited; provided, that, following the Closing Date, if the Company deems it necessary to seek (x) any waiver that solely and specifically relates to the provisions set forth in Section 8.1 of the Umbrella Agreement and Section 8.1 of the Regulatory Agreement or (y) any amendment that solely and specifically relates to the provisions set forth in Section 8.1 of the Umbrella Agreement and Section 8.1 of the Regulatory Agreement, the Company shall provide to the Holder Representative a form of such waiver or amendment for review, discussion and consent by the Holder Representative (not to be unreasonably withheld, conditioned or delayed) prior to seeking any such waiver or amendment, and if such consent is obtained the Holder Representative Veto Right will not be applicable in relation to the waiver or amendment so requested;

  (f)
  material acquisitions or dispositions of assets by the Company or any other Group Company, entering into joint ventures, contribution of material assets to the Company or any other Group Company or mergers involving the Company or any other Group Company, including any sale of the assets and business of the Group as a whole;

  (g)
  any Company Change of Control other than:

  (i)
  pursuant to any agreement entered into by all of the Noteholders (in whatever capacity), the Company or any other Group Company on or prior to 7 September 2016, or

  (ii)
  as a result of a Liberty Media Change of Control (which for the avoidance of doubt shall not, in and of itself, cause a Company Change of Control), or

  (iii)
  as a result of any spin-off or split-off involving the assets and businesses of LMG:

  (1)
  pursuant to which the Company or the assets and business of the Group as a whole would become part of a new independent public company; and

  (2)
  in which:

  a.
  all of the holders of LMG Common Stock receive an equity interest in the new independent public company pro-rata to their holdings of LMG Common Stock in issue immediately prior to the spin-off or split-off (as applicable); and

  b.
  all governance, control and other similar rights held by Noteholders hereunder immediately prior to such spin-off or split off (as applicable) are replicated in all material respects in relation to the new public company and its subsidiary undertakings;

  (h)
  material changes to the dividend policy of the Company as set out in the 5-year Business Plan, provided that dividends and other distributions from the Company to Liberty Media or its wholly-owned subsidiaries that are (i) attributed to LMG and (ii) made in accordance with the 5-year Business Plan will not be subject to such Holder Representative Veto Right;

  (i)
  any issue by the Company or any other Group Company of any shares (other than the issue of a Team Share in accordance with the requirements of a Team Agreement) or other Securities except to Liberty Media (and attributed to LMG) or a wholly-owned subsidiary undertaking of

    Liberty Media that is wholly attributed to LMG or any sale or transfer of shares or other Securities in any other Group Company by the Company such that any of the foregoing which are wholly-owned by the Company as at the date of this Instrument cease to be 100% owned, directly or indirectly, by the Company or Liberty Media and attributed to LMG (ignoring for these purposes the redeemable ordinary share of US$0.01, designated as the LST Share issued by the Company or the three (3) redeemable ordinary shares of US$0.01, designated as the Team Shares that are or may be issued by the Company). For these purposes "Security" means any share of capital stock, debt instrument (which provides any benefit to the holder apart from arm's-length interest on principal), or exchangeable or convertible instrument together with any security interest granted in the stock of any Group Company other than:

    (i)
    the Notes and any PIK Notes;

    (ii)
    in connection with obtaining or maintaining financing, the proceeds of which are used exclusively for the benefit of one or more Group Companies; or

    (iii)
    in connection with acquisitions of assets or businesses by one or more Group Companies not otherwise subject to consideration by the Holder Representative under this Condition 11; and

  (j)
  any amendment or waiver by the Company of any provision contained in the Liberty Media Letter Agreement.

11.3
The Articles provide that until the Veto Termination Date any purported grant of a security interest in the equity securities of the Company or sale or transfer of equity securities of the Company other than:

(a)
the Notes and any PIK Notes;

(b)
in connection with obtaining or maintaining financing, the proceeds of which are used exclusively for the benefit of one or more Group Companies; or

(c)
in connection with acquisitions of assets or businesses by one or more Group Companies not otherwise subject to consideration by the Holder Representative under this Condition 11,

  such that the Company ceases to be 100% owned, directly or indirectly, by Liberty Media Purchaser or Liberty Media (ignoring for these purposes the redeemable ordinary share of US$0.01, designated as the LST Share issued by the Company or the three (3) redeemable ordinary shares of US$0.01, designated as the Team Shares that are or may be issued by the Company) will be void and shall not be registered by the Directors of the Company. Any such purported grant of a security interest or sale or transfer shall not be binding upon or be recognized by the Company, and any such transferee shall not be treated as or deemed to be a shareholder of the Company for any purpose.

11.4
The veto rights under Condition 11.1 will terminate on the Veto Termination Date.

12.  Board Appointment Rights

12.1
The Noteholders have the board appointment rights set forth in the Articles (as amended on the date hereof), which provide in pertinent part as follows:

(a)
any Noteholder which (together with any member of its Noteholder Group) Owns Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) representing 15% or more in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes, will have the right by notice to the Company to (i) designate one person to be a director of the Company for a term expiring upon the fifth anniversary of the Original Issue Date and

    (ii) provide a list of alternative persons (in order of preference) to serve in such role (provided, that such list shall not exceed ten persons) to the extent that the then-designee resigns, dies, becomes disabled or is removed for incompetence or gross misconduct or other reasonable cause justifiable under applicable Law before such fifth anniversary. Each such Noteholder designee, prior to being elected to the Board, shall execute a resignation letter, in a form reasonably acceptable to the Company, subject to applicable Law, effective as of the fifth anniversary of the Original Issue Date;

  (b)
  those Noteholders which (together with their Affiliates) do not individually Own Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) representing 15% or more in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes, will, so long as such holders (together with all members of their respective Noteholder Groups) collectively Own Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) representing at least 25% in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes, have the right by notice to the Company to designate (i) one person to be a director of the Company and (ii) when needed an alternative person to serve in such role to the extent that the then-designee resigns, dies, becomes disabled or is removed for incompetence or gross misconduct or other reasonable cause justifiable under applicable Law. Each such Noteholder designee, prior to being elected to the Board, shall execute a resignation letter, in a form reasonably acceptable to the Company, subject to applicable Law, effective as of the earlier of (i) the Maturity Date and (ii) the date on which such Noteholders who designated the director pursuant to this Condition 12.1(b) cease to own at least 25% in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes;

  (c)
  for the avoidance of doubt, for purposes of Condition 12.1(a) an alternative person may be identified by position or title, rather than by an individual's name;

  (each such director a "Director Designee");

  (d)
  (subject to Condition 12.1(e)):

  (i)
  with respect to Director Designees designated pursuant to Condition 12.1(a), until the fifth anniversary of the Original Issue Date; and

  (ii)
  with respect to Director Designees designated pursuant to Condition 12.1(b), until the earlier of (x) the Maturity Date and (y) the date on which no group of Noteholders is entitled to designate a Director Designee under Condition 12.1(b), the Company will, subject to the right of removal under Condition 12.3, retain such Director Designee(s) on the Board;

  (e)
  a Director Designee must be eligible to act as a director of the Company in accordance with applicable Law; and

  (f)
  each Director Designee, prior to being appointed as a director of the Company, shall execute a resignation letter in a form reasonably acceptable to the Company, subject to applicable law, effective as of the date of termination of his appointment.

12.2
The Articles provide that at the time:

(a)
the term of appointment of all Director Designees designated by a Noteholder under Condition 12.1(a) expires; or

(b)
no group of Noteholders is entitled to designate a Director Designee under Condition 12.1(b),

  such Noteholder(s) shall procure the resignation of its Director Designee without any claim by the Director Designee against the Company for damages or compensation for loss of office.

12.3
The Articles provide that the Company shall have the right to remove a Director Designee on the death, retirement or incapacity of that Director Designee, or for "cause" under applicable Law.

12.4
The Articles provide that to the extent a Director Designee designated pursuant to Condition 12.1(a) is removed in accordance with Condition 12.3 or otherwise, then the replacement Director Designee shall be from (and in accordance with the order of priority set out in) the list of alternate Director Designees nominated by the applicable Noteholder Group and referred to in Condition 12.1(a)(ii), to the extent such person(s) remain willing and able to act as a Director Designee (and if such person(s) are not so willing and able, the next replacement set forth in such list of alternative Director Designees).

12.5
The Articles provide that until CVC Fund IV ceases to Own (together with the other members of its Noteholder Group) Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) representing at least 15% in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes (or if sooner, the Maturity Date), CVC Fund IV will have joint rights of selection and approval with the subsidiary undertaking(s) of Liberty Media that own(s) the ordinary shares in the Company over the appointment of the Independent Directors.

12.6
The Articles provide that until the Maturity Date the following transactions or actions will be reviewed by the Board before the taking of any action with respect thereto:

(a)
the incurrence of additional debt, or changes to financing strategy, provided that the foregoing will not be applicable to the incurrence of intercompany debt between (i) Liberty Media and/or any subsidiary undertakings of Liberty Media (other than the Company and the Group Companies) and (ii) the Company or any other Group Company (as long as any such transactions are in accordance with the 5-year Business Plan);

(b)
the commencement or settlement of material litigation by the Company or any other Group Company; and

(c)
any licencing agreements by the Company or any other Group Company outside the normal course of current business.

12.7
The Articles provide that:

(a)
none of (i) the Director Designees, (ii) any directors of the Company designated by or on behalf of Liberty Media, and (iii) any executive directors of the Company, shall be entitled to any compensation or be eligible for any equity-based incentives or compensation by virtue of their service on the Board (other than, for the avoidance of doubt, executive directors whose compensation shall be governed by the terms of an employment agreement with the relevant Group Company);

(b)
the compensation of the independent directors of the Company shall be determined by the Board; and

(c)
the compensation of any Team Directors (as defined in the relevant Team Agreement) shall be determined in accordance with the relevant Team Agreement.

13.  IC Committee

13.1
On the Original Issue Date, the Board established the Independent Conflict Committee (the "IC Committee") of the Board with the constituency and remit set out in Schedule 3 and the Articles.

13.2
The Articles provide that the IC Committee will continue in place and with the constituency and remit set out in Schedule 3 until the first to occur of (i) the Maturity Date, or (ii) the first date on which both:

(a)
no Noteholder (together with all members of its Noteholder Group) Owns Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) representing 15% or more in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes; and

(b)
those Noteholders which (together with all members of its Noteholder Group) do not individually Own Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer) representing 15% or more in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes, but (together with the members of its Noteholder Group) collectively Own Notes (including PIK Notes and excluding any Notes acquired pursuant to a Noteholder Transfer, other than Notes acquired from any such Noteholder who is part of such group owning at least 25%) representing at least 25% in principal amount of the total principal amount of the Notes issued on the Original Issue Date, together with the total principal amount of PIK Notes, cease to so Own such 25% threshold principal amount.

SCHEDULE 3
THE IC COMMITTEE

1.
The IC Committee is a standing committee of the Board which comprises the Chairman of the Company and the two Independent Directors.

2.
The IC Committee shall make decisions by a majority of members, and the I Directors may not take action to override decisions of the IC Committee.

3.
The IC Committee will review the matters specified below and, unless approved by the IC Committee, the Company and the other Group Companies will not (and the Company will procure that the other Group Companies will not) enter into any agreements in respect of, or otherwise engage in, such referenced actions or transactions:

(a)
Transactions between the Company or any other Group Company:

(i)
and entities attributed to tracking stock groups of Liberty Media other than LMG;

(ii)
and those persons listed on Schedule 4;

(iii)
that constitute related party transactions, as defined in Item 404 of Regulation S-K as prescribed under the US Securities Act of 1933;

(iv)
that constitute "Related Party Direct Leakage" or "Related Party Indirect Leakage"' for the purposes of Appendix B to Schedule 10 to the 2009 Concorde Agreement; and/or

(v)
and any other person (provided that such transaction is evidenced by an oral or written agreement with such other person, or such transaction requires the taking by any Group Company of any affirmative action (or the failure to take any action) pursuant to any contractual entitlement of such other person), the primary purpose of which is to provide a benefit to an entity or entities which, or a majority of Liberty Media's interest in which, are attributed to a tracking stock group of Liberty Media other than LMG.

4.
The Company shall send to each member of the IC Committee:

(a)
at least five (5) Trading Days' advance notice of each meeting of the IC Committee, such notice to be accompanied by a written agenda specifying the business to be transacted at such meeting and, at least three (3) calendar days prior to the meeting, all papers to be circulated or presented to the same (save that the Executive Chairman may call a meeting on no less than 24 hours' notice if he determines there is an urgent reason to do so, such notice to be accompanied by a written agenda specifying the business to be transacted); and

(b)
as soon as practicable after each meeting of the IC Committee a copy of the minutes thereof.